UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE
SECURITIES EXCHANGE ACT OF 1934
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KENNEDY-WILSON HOLDINGS, INC.

(Exact name of registrant as specified in its charter)

N/A

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
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KENNEDY-WILSON HOLDINGS, INC.
PROXY STATEMENT
FOR
SPECIAL MEETING OF STOCKHOLDERS
TO BE HELD ON JUNE 10, 2026
This proxy statement is dated May 5, 2026 and, together with the enclosed form of proxy card, is first being sent to stockholders on or about May 5, 2026.
Neither the Securities and Exchange Commission nor any state securities regulatory agency has approved or disapproved the Merger, passed upon the merits or fairness of the Merger or the adequacy or accuracy of the disclosure in this document. Any representation to the contrary is a criminal offense.

Kennedy-Wilson Holdings, Inc.
151 S. El Camino Drive
Beverly Hills, California 90212
To our Stockholders:
You are cordially invited to attend the special meeting of stockholders (together with any adjournment or postponement thereof, the “Special Meeting”) of Kennedy-Wilson Holdings, Inc., a Delaware corporation (“Kennedy Wilson” or the “Company”) to be held on June 10, 2026, at 1:00 p.m., Pacific Time. You may attend the Special Meeting via a live interactive webcast at www.virtualshareholdermeeting.com/KW2026SM. You will be able to listen to the Special Meeting live and submit a proxy online.
On February 16, 2026, Kennedy Wilson entered into an Agreement and Plan of Merger (as it has been or may be amended, supplemented or modified from time to time, the “Merger Agreement”) with Kona Bidco, LLC, a Delaware limited liability company (“Parent”), and Kona Merger Subsidiary, Inc., a Delaware corporation and wholly owned subsidiary of Parent (“Merger Sub”). A summary of the Merger Agreement is provided in the accompanying proxy statement, and a copy of the Merger Agreement and the Amendment to Agreement and Plan of Merger, dated as of March 15, 2026, are attached as Annex A-1 and Annex A-2 to the accompanying proxy statement. Pursuant to and subject to the terms and conditions of the Merger Agreement, Merger Sub will be merged with and into the Company (the “Merger” and, together with the other transactions contemplated by the Merger Agreement, the “Transactions”), pursuant to which the separate corporate existence of Merger Sub will thereupon cease and the Company will continue as the surviving corporation, collectively owned, directly or indirectly, by Parent and (i) William J. McMorrow, William J. McMorrow Revocable Trust, Matthew Windisch and In Ku Lee and (ii) certain affiliates of Fairfax Financial Holdings Limited that hold shares of Company Voting Stock (as defined below) (clauses (i) and (ii), together, the “Consortium Parties”).
Upon the consummation of the Merger, on the terms and subject to the conditions set forth in the Merger Agreement, each share of Company Common Stock (as defined below) that is issued and outstanding as of immediately prior to the effective time of the Merger (the “Effective Time”) (other than certain excluded and dissenting shares as described in the proxy statement), will be converted automatically into the right to receive an amount in cash equal to $10.90 per share, without interest and subject to any applicable withholding taxes required by law (the “Merger Consideration”). The $10.90 per share to be paid for each share of Company Common Stock pursuant to the Merger Agreement represents a premium of approximately 45.9% over the closing price of the Company’s unaffected share price as of November 4, 2025.
In connection with the Merger Agreement, Fairfax Financial Holdings Limited, a corporation organized under the laws of Canada (“Fairfax”), entered into an equity commitment letter (the “Equity Commitment Letter”) with Parent and Merger Sub pursuant to which, among other things, Fairfax committed to provide Parent, on the terms and subject to the conditions set forth in the Equity Commitment Letter, an aggregate equity commitment in the amount of $1,650,000,000 to (i) fund the payment of the aggregate Merger Consideration and certain other amounts required to be paid under the Merger Agreement or (ii) in the event Parent or Merger Sub is obligated to pay monetary damages to the Company in respect of a breach of the Merger Agreement by Parent or Merger Sub in accordance with the terms of the Merger Agreement, fund such damages and certain other amounts required to be funded under the equity commitment letter in an aggregate amount up to $400,000,000. A copy of the Equity Commitment Letter is attached as Annex E to the proxy statement.
The transactions contemplated by the Merger Agreement, including the Merger, constitute a “going private transaction” under the rules of the U.S. Securities and Exchange Commission. If the Merger is consummated, the Company Common Stock will be delisted from the New York Stock Exchange and Kennedy Wilson will become a privately held company, owned, directly or indirectly, by Parent and the Consortium Parties.
At the Special Meeting, the holders of (i) the Company’s common stock, par value $0.0001 per share (the “Company Common Stock”), (ii) the Company’s 5.75% Series A Cumulative Perpetual Convertible Preferred Stock (the “Company Series A Preferred Stock”) (on an as-converted basis), (iii) the Company’s 4.75% Series B

Cumulative Perpetual Preferred Stock (the “Company Series B Preferred Stock”) (based on the number of outstanding warrants issued in connection with the issuance of the Company Series B Preferred Stock and in accordance with the certificate of designations governing the Company Series B Preferred Stock) and (iv) the Company’s 6.00% Series C Cumulative Perpetual Preferred Stock (the “Company Series C Preferred Stock”) (based on the number of outstanding warrants issued in connection with the issuance of the Company Series C Preferred Stock and in accordance with the certificate of designations governing the Company Series C Preferred Stock) (the securities described in clauses (i)-(iv), collectively, the “Company Voting Stock”), will be asked to vote on (a) the proposal to adopt the Merger Agreement (the “Merger Proposal”), (b) the proposal to approve, on a non-binding, advisory basis, the compensation that will or may become payable by the Company to its named executive officers in connection with the Transactions (the “Advisory Compensation Proposal”) and (c) the proposal to approve one or more adjournments of the Special Meeting, from time to time, to a later date or dates to solicit additional proxies if there are insufficient votes to adopt the Merger Proposal at the time of the Special Meeting (the “Adjournment Proposal”).
The board of directors of Kennedy Wilson (the “Board”) formed a special committee of the Board comprised solely of directors that the Board determined, based on information previously discussed with, furnished to or otherwise disclosed to and reviewed by the Board, met the criteria of a disinterested director under Delaware law (the “Special Committee”), which, among other things, reviewed, evaluated and negotiated the Merger Agreement and the transactions contemplated by the Merger Agreement, including the Merger, in consultation with its independent legal and financial advisors and, where appropriate, with Kennedy Wilson’s management and legal advisors. The Special Committee, as more fully described in the accompanying proxy statement, unanimously (i) determined the Merger Agreement and the Transactions, including the Merger, upon the terms and subject to the conditions set forth in the Merger Agreement, to be advisable and in the best interests of the Company and its Public Stockholders (as defined in the proxy statement), (ii) determined that the Merger Agreement and the Transactions are fair to, and in the best interests of, the Unaffiliated Security Holders (as defined in the proxy statement) and (iii) approved and declared that the Merger Agreement and the Transactions, including the Merger, are advisable.
After discussions with the Special Committee, the Special Committee’s independent legal and financial advisors and the Company’s legal advisor, the Board (i) determined and declared the Merger Agreement and the Transactions, including the Merger, upon the terms and subject to the conditions set forth in the Merger Agreement, to be advisable, fair to the Unaffiliated Security Holders and in the best interests of the Company and its stockholders, including the Public Stockholders, (ii) approved and declared advisable the Merger Agreement and the Transactions, including the Merger, (iii) authorized and approved the execution, delivery and performance by the Company of the Merger Agreement and the consummation of the Transactions upon the terms and subject to the conditions set forth therein and (iv) recommended the adoption of the Merger Agreement by the stockholders of the Company.
The Board recommends that you vote: (1) “FOR” the Merger Proposal; (2) “FOR” the Advisory Compensation Proposal; and (3) “FOR” the Adjournment Proposal.
Your vote is very important, regardless of the number of shares you own. Approval of the Merger Proposal requires (i) the affirmative vote of a majority of the outstanding voting power of (a) the Company Common Stock, (b) the Company Series A Preferred Stock (on an as converted basis), (c) the Company Series B Preferred Stock (based on the number of outstanding warrants issued in connection with the issuance of the Company Series B Preferred Stock and in accordance with the certificate of designations governing the Company Series B Preferred Stock) and (d) the Company Series C Preferred Stock (based on the number of outstanding warrants issued in connection with the issuance of the Company Series C Preferred Stock and in accordance with the certificate of designations governing the Company Series C Preferred Stock), in each case, entitled to vote on the Merger Proposal, voting as a single class, and (ii) the affirmative vote of at least two-thirds of the outstanding voting power of the Company Voting Stock entitled to vote on the Merger Proposal, excluding the Company Voting Stock “owned” (as such term is defined in DGCL Section 203) by the Consortium Parties and their respective “affiliates” and “associates” (as such terms are defined in DGCL Section 203).
Approval of each of the Advisory Compensation Proposal and the Adjournment Proposal requires the affirmative vote of a majority in voting power of the votes cast (excluding abstentions and broker non-votes (if any)) by the stockholders present by means of remote communication or represented by proxy at the Special Meeting and entitled to vote on such proposal. If you fail to vote on the Merger Proposal, the effect will be the same as a vote against such proposal and will have no effect on the outcome of the vote on the Advisory Compensation Proposal or the Adjournment Proposal.

The accompanying proxy statement provides detailed information about the Special Meeting, the Merger Agreement and the Merger, the Merger Proposal, the Advisory Compensation Proposal and the Adjournment Proposal to be considered at the Special Meeting. The accompanying proxy statement also describes the actions and determinations of the Board and the Special Committee in connection with their evaluation of, among other things, the Merger Agreement and the Merger. Please read the proxy statement and its annexes, including the Merger Agreement, carefully and in their entirety, as they contain important information.
In connection with the execution of the Merger Agreement, (i) the Company entered into Voting and Support Agreements (the “Voting and Support Agreements”) with each Consortium Party and, as applicable, Hamblin Watsa Investment Counsel Ltd., a corporation organized under the laws of Canada, pursuant to which, among other things, each Consortium Party agreed to vote all of their shares of Company Voting Stock in favor of the Merger Proposal, the Advisory Compensation Proposal and the Adjournment Proposal, in each case, subject to the terms and conditions contained in the Voting and Support Agreements; and (ii) William J. McMorrow, William J. McMorrow Revocable Trust, Matthew Windisch, In Ku Lee and certain affiliates of Fairfax entered into Rollover Agreements (the “Rollover Agreements”) with Parent and, as applicable, Kona Management Holdco, LLC, a Delaware limited liability company (“Holdco”), pursuant to which, among other things, each Rollover Stockholder has agreed to, immediately prior to the Effective Time, directly or indirectly contribute all of the shares of Company Common Stock specified therein to (a) Parent or (b) Holdco, which will thereafter contribute such shares to Parent (such shares, collectively, the “Rollover Shares”), and Parent has agreed, concurrently with such contribution, to accept such Rollover Shares in exchange for limited liability company units or other securities of Parent in accordance with the limited liability company agreement of Parent. Copies of the Voting and Support Agreements and Rollover Agreements are attached as Annex B-1, Annex B-2, Annex D-1 and Annex D-2 to the proxy statement.
Even if you expect to attend the Special Meeting, please sign, date and return, as promptly as possible, the enclosed proxy card (a prepaid reply envelope is provided for your convenience) or grant your proxy electronically over the internet or by telephone (using the instructions found on the proxy card), so that your shares can be voted at the Special Meeting. If you attend the Special Meeting and vote at the Special Meeting, your vote will revoke any proxy that you have previously submitted. If you fail to grant your proxy or to attend the Special Meeting, your shares will not be counted for purposes of determining whether a quorum is present at the Special Meeting and will have the same effect as a vote “AGAINST” the Merger Proposal.
If your shares are held through a bank, broker or other nominee, you are considered the “beneficial owner” of shares held in “street name.” If you hold your shares in “street name,” you will receive instructions from your bank, broker or other nominee that you must follow in order to submit your voting instructions and have your shares counted at the Special Meeting. Your bank, broker or other nominee cannot vote on any of the proposals to be considered at the Special Meeting without your instructions. As a result, if you do not provide your bank, broker or other nominee with any voting instructions, your shares will not be counted for purposes of a quorum and will not be voted at the Special Meeting, which will have the same effect as a vote “AGAINST” the Merger Proposal.
If you have any questions or need assistance voting your shares, please contact our proxy solicitor:
Innisfree M&A Incorporated
501 Madison Avenue, 20th Floor
New York, NY 10022
Banks and Brokers Call Collect: (212) 750-5833
Shareholder May Call Toll-Free: (877) 750-8240
Thank you for your support.
All the very best,

/s/ Justin Enbody
Justin Enbody Senior Executive Vice President, Chief Financial Officer

Neither the U.S. Securities and Exchange Commission nor any state securities regulatory agency has approved or disapproved the Merger, passed upon the merits or fairness of the Merger or passed upon the adequacy or accuracy of the disclosures in this notice or the accompanying proxy statement. Any representation to the contrary is a criminal offense.

KENNEDY-WILSON HOLDINGS, INC.
151 S. El Camino Drive
Beverly Hills, California 90212
NOTICE OF SPECIAL MEETING OF STOCKHOLDERS

TO BE HELD ON JUNE 10, 2026
Notice is given that a special meeting of stockholders (together with any adjournment or postponement thereof, the “Special Meeting”) of Kennedy-Wilson Holdings, Inc., a Delaware corporation (“Kennedy Wilson” or the “Company”), will be held on June 10, 2026, at 1:00 p.m., Pacific Time. The Special Meeting will be held by means of remote communication via a live interactive webcast on the internet at www.virtualshareholdermeeting.com/KW2026SM.
The Special Meeting will be held for the following purposes:
(1)
To consider and vote on the proposal to adopt that certain Agreement and Plan of Merger, dated as of February 16, 2026 (as it has been or may be amended, supplemented or modified from time to time, the “Merger Agreement”), by and among Kona Bidco, LLC, a Delaware limited liability company (“Parent”), Kona Merger Subsidiary, Inc., a Delaware corporation and wholly owned subsidiary of Parent (“Merger Sub”), and the Company, pursuant to which, subject to the terms and conditions thereof, Merger Sub will be merged with and into the Company (the “Merger” and, together with the other transactions contemplated by the Merger Agreement, collectively, the “Transactions”), with the Company surviving the Merger as a subsidiary of Parent and owned, directly or indirectly, by Parent and the Consortium Parties (as defined below) (such proposal, the “Merger Proposal”);

(2)
To consider and vote on the proposal to approve, on a non-binding, advisory basis, the compensation that will or may become payable by the Company to its named executive officers in connection with the Transactions (the “Advisory Compensation Proposal”); and

(3)
To consider and vote on a proposal to approve one or more adjournments of the Special Meeting, from time to time, to a later date or dates to solicit additional proxies if there are insufficient votes to adopt the Merger Proposal at the time of the Special Meeting (the “Adjournment Proposal”).

Approval of the Merger Proposal requires (i) the affirmative vote of a majority of the outstanding voting power of (a) the Company’s common stock, par value $0.0001 per share (the “Company Common Stock”), (b) the Company’s 5.75% Series A Cumulative Perpetual Convertible Preferred Stock (on an as-converted basis), (c) the Company’s 4.75% Series B Cumulative Perpetual Preferred Stock (the “Company Series B Preferred Stock”) (based on the number of outstanding warrants issued in connection with the issuance of the Company Series B Preferred Stock and in accordance with the certificate of designations governing the Company Series B Preferred Stock) and (d) the Company’s 6.00% Series C Cumulative Perpetual Preferred Stock (the “Company Series C Preferred Stock”) (based on the number of outstanding warrants issued in connection with the issuance of the Company Series C Preferred Stock and in accordance with the certificate of designations governing the Company Series C Preferred Stock) (the securities described in clauses (a)-(d), collectively, the “Company Voting Stock”), in each case, entitled to vote on the Merger Proposal, voting as a single class, and (ii) the affirmative vote of at least two-thirds of the outstanding voting power of the Company Voting Stock entitled to vote on the Merger Proposal, excluding the Company Voting Stock “owned” (as such term is defined in DGCL Section 203) by (1) William J. McMorrow, William J. McMorrow Revocable Trust, Matthew Windisch, In Ku Lee and (2) certain affiliates of Fairfax Financial Holdings Limited that hold shares of Company Voting Stock (clauses (1) and (2) together, the “Consortium Parties”) and their respective “affiliates” and “associates” (as such terms are defined in DGCL Section 203) (the requisite votes described in the preceding clauses (i) and (ii), together, the “Company Stockholder Approvals”).

Approval of each of the Advisory Compensation Proposal and the Adjournment Proposal requires the affirmative vote of a majority in voting power of the votes cast by the stockholders present by means of remote communication or represented by proxy at the Special Meeting and entitled to vote on such proposal.
The Special Meeting will begin promptly at 1:00 p.m., Pacific Time. Online check-in will begin at 12:45 p.m., Pacific Time, and you should allow ample time for the check-in procedures. You will need the control number found on your proxy card or voting instruction form in order to be deemed to be present and to vote your shares at the Special Meeting.
Only the Company’s stockholders as of the close of business on May 4, 2026, the record date fixed by the Company’s Board of Directors (the “Board”), are entitled to notice of, and to vote at, the Special Meeting.
The Board recommends that you vote: (1) “FOR” the Merger Proposal; (2) “FOR” the Advisory Compensation Proposal; and (3) “FOR” the Adjournment Proposal.
The Merger Agreement and the Merger are further described in the accompanying proxy statement, which proxy statement is incorporated herein by reference. A copy of the Merger Agreement and the Amendment to Agreement and Plan of Merger, dated as of March 15, 2026, are attached as Annex A-1 and Annex A-2 to the proxy statement and are incorporated herein by reference.
Even if you plan to attend the Special Meeting in person, please sign, date and return, as promptly as possible, the enclosed proxy card (a prepaid reply envelope is provided for your convenience) or grant your proxy electronically over the internet or by telephone (using the instructions found on the proxy card). If you attend the Special Meeting in person and vote at the Special Meeting, your vote will revoke any proxy that you have previously submitted. If you fail to return your proxy or to attend the Special Meeting in person, your shares will not be counted for purposes of determining whether a quorum is present at the Special Meeting and will have the same effect as a vote against the Merger Proposal.
If your shares are held through a bank, broker or other nominee, you are considered the “beneficial owner” of shares held in “street name.” If you hold your shares in “street name,” you will receive instructions from your bank, broker or other nominee that you must follow in order to submit your voting instructions and have your shares voted at the Special Meeting. Your bank, broker or other nominee cannot vote on any of the proposals to be considered at the Special Meeting without your instructions. As a result, if you do not provide your bank, broker or other nominee with any voting instructions, your shares will not be counted for purposes of a quorum and will not be voted at the Special Meeting, which will have the same effect as a vote against the Merger Proposal.
Sincerely,
Bailey Wilson Benzie
Deputy General Counsel
151 S. El Camino Drive, Beverly Hills, California
May 5, 2026

i

ii

DEFINED TERMS
Unless stated otherwise, whenever used in this proxy statement, the following terms have the meanings set forth below:
“Board” means the board of directors of Kennedy-Wilson Holdings, Inc.
“Buyer Filing Parties” means, collectively, Parent, Merger Sub, Holdco, William J. McMorrow, the William J. McMorrow Revocable Trust, In Ku Lee, Matthew Windisch and the Fairfax Filing Parties.
“Certificates of Designations” means, collectively, the Series A Certificate of Designations, the Series B Certificate of Designations and the Series C Certificate of Designations.
“Closing” means the closing of the Merger.
“Closing Date” means the date on which the Closing occurs.
“Code” means the Internal Revenue Code of 1986, as amended.
“Collective Bargaining Agreement” means collective bargaining agreement, agreement with any works council or similar labor contract.
“Company” or “Kennedy Wilson” means Kennedy-Wilson Holdings, Inc., a Delaware corporation.
“Company Associate” means each current or former officer, employee, individual independent contractor or non-employee director of, or to, the Company or any of its subsidiaries.
“Company Bonus Unit” means a bonus unit granted pursuant to a Company Bonus Unit Agreement granted to an employee of the Company.
“Company Bonus Unit Agreement” means each individual letter agreement by and between the Company and an employee of the Company that provides for a grant of Company Bonus Units.
“Company Common Stock” means the common stock of the Company, par value $0.0001 per share.
“Company Disclosure Letter” means the confidential disclosure letter prepared by the Company and delivered to Parent and Merger Sub in connection with the execution and delivery of the Merger Agreement.
“Company Equity Award” means any Company RSU, Company PSU or Company Bonus Unit.
“Company Plans” means, collectively, each employee benefit plan (as defined in Section 3(3) of ERISA, whether or not subject to ERISA, including any similar plan subject to laws of a jurisdiction outside of the United States), bonus, pension, profit sharing, incentive compensation, phantom equity, stock option, stock purchase, restricted stock, restricted stock unit or other equity based or long-term incentive compensation, deferred compensation, employment, individual consulting, retiree medical or life insurance, retirement, vacation, sick, severance, disability, death benefit, medical, welfare, fringe benefit or other compensation or employee benefits, change-in-control, retention, termination or severance agreement, plan, program or arrangement, in each case, to which the Company or any of its subsidiaries is a party, with respect to which the Company or any of its subsidiaries has any obligation or liability (contingent or otherwise), or which is maintained, contributed to or sponsored by the Company or any of its subsidiaries for the benefit of any Company Associate, other than any agreement, plan, program or arrangement that is sponsored or maintained by a non-U.S. governmental authority.
“Company Preferred Stock” means Preferred Stock of the Company, par value $0.0001 per share, including the Company Series A Preferred Stock, the Company Series B Preferred Stock and the Company Series C Preferred Stock.
“Company PSU” means each restricted stock unit with respect to Company Common Stock subject to performance-based vesting conditions.
“Company RSU” means each restricted stock unit with respect to Company Common Stock subject solely to service-based vesting conditions.
“Company Series A Preferred Stock” means the Company’s 5.75% Series A Cumulative Perpetual Convertible Preferred Stock.
“Company Series B Preferred Stock” means the Company’s 4.75% Series B Cumulative Perpetual Preferred Stock.

“Company Series B Warrants” means each warrant issued in connection with the Company Series B Preferred Stock pursuant to that certain Warrant Agreement, dated as of March 8, 2022.
“Company Series C Preferred Stock” means the Company’s 6.00% Series C Cumulative Perpetual Preferred Stock.
“Company Series C Warrants” means each warrant issued in connection with the Company Series C Preferred Stock pursuant to that certain Warrant Agreement, dated as of June 16, 2023.
“Company Stockholder Approvals” means (i) the affirmative vote of a majority of the outstanding voting power of (a) the Company Common Stock, (b) the Company Series A Preferred Stock (on an as-converted basis), (c) the Company Series B Preferred Stock (based on the number of Company Series B Warrants outstanding and in accordance with the Series B Certificate of Designations) and (d) the Company Series C Preferred Stock (based on the number of Company Series C Warrants outstanding and in accordance with the Series C Certificate of Designations), in each case, entitled to vote on the Merger Proposal, voting as a single class, and (ii) the affirmative vote of at least two-thirds of the outstanding voting power of the Company Voting Stock entitled to vote on the Merger Proposal, excluding the Company Voting Stock “owned” (as such term is defined in DGCL Section 203) by the Consortium Parties and their respective “affiliates” and “associates” (as such terms are defined in DGCL Section 203).
“Company Voting Stock” means, collectively, (i) the Company Common Stock, (ii) Company Series A Preferred Stock, (iii) the Company Series B Preferred Stock and (iv) the Company Series C Preferred Stock.
“Company Warrants” means, collectively, the Company Series B Warrants and the Company Series C Warrants.
“Consortium Parties” means, collectively, (i) William J. McMorrow, William J. McMorrow Revocable Trust, Matthew Windisch and In Ku Lee and (ii) certain affiliates of Fairfax that hold shares of Company Voting Stock.
“DGCL” means the General Corporation Law of the State of Delaware.
“DGCL Section 203” means Section 203 of the DGCL.
“DGCL Section 262” means Section 262 of the DGCL, relating to appraisal rights.
“Dissenting Shares” means shares of Company Common Stock owned by any stockholder of the Company who has neither voted in favor of the Merger nor consented thereto in writing and who has validly demanded and not withdrawn appraisal rights in accordance with DGCL Section 262.
“Effective Time” means such date and time at which the Merger becomes effective.
“Eldridge” means, collectively, affiliates of Eldridge Industries, LLC, as holders of the Company Series A Preferred Stock.
“Equity Commitment Letter” means the equity commitment letter entered into on February 16, 2026 by and among Fairfax, Parent and Merger Sub.
“Equity Financing” means the equity financing to be provided by Fairfax pursuant to the Equity Commitment Letter.
“Exchange Act” means the Securities Exchange Act of 1934, as amended.
“Excluded Shares” means each share (i) held in the treasury of the Company or owned by any direct or indirect wholly owned subsidiary of the Company or (ii) held, directly or indirectly, by Parent or Merger Sub or any of their direct or indirect wholly owned subsidiaries.
“Existing Credit Agreement” means that certain Third Amended and Restated Credit Agreement, dated as of September 12, 2024, among Kennedy-Wilson, Inc., as borrower, the Company and certain of its subsidiaries from time to time party thereto, as guarantors, the lenders from time to time party thereto, Bank of America, N.A., as administrative agent, and Bank of America, N.A. and JPMorgan Chase Bank, N.A., as letter of credit issuers.
“Existing Notes Indenture” means that certain Indenture, dated as of March 25, 2014, between Kennedy-Wilson, Inc. and Wilmington Trust, National Association, as trustee, as supplemented by the Supplemental Indenture No. 2029-1, dated as of February 11, 2021, the Supplemental Indenture No. 2031-1, dated as of February 11, 2021, the Supplemental Indenture No. 2029-2, dated as of August 4, 2021, the Supplemental Indenture No. 2031-2, dated as of August 4, 2021, the Supplemental Indenture No. 2030-1, dated as of August 23, 2021, the Supplemental Indenture No.

2029-3, dated as of May 12, 2022, the Supplemental Indenture No. 2031-3, dated as of May 12, 2022, the Supplemental Indenture No. 2030-2, dated as of May 12, 2022, the Supplemental Indenture No. 2029-4, dated as of December 14, 2023, the Supplemental Indenture No. 2031-4, dated as of December 14, 2023, the Supplemental Indenture No. 2030-3, dated as of December 14, 2023, the Supplemental Indenture No. 2029-5, dated as of September 12, 2024, the Supplemental Indenture No. 2031-5, dated as of September 12, 2024, and the Supplemental Indenture No. 2030-4, dated as of September 12, 2024.
“Fairfax” means Fairfax Financial Holdings Limited, a Canadian holding company which, through its subsidiaries, is primarily engaged in property and casualty insurance and reinsurance and the associated investment management.
“Fairfax Filing Parties” means, collectively, Fairfax, V. Prem Watsa and certain affiliated holding companies and insurance subsidiaries of Fairfax, as specified in the proxy statement.
“GAAP” means generally accepted accounting principles in the United States.
“Holdco” means Kona Management Holdco, LLC, a Delaware limited liability company.
“Holders” means the holders of shares of Company Common Stock issued and outstanding immediately prior to the Effective Time and entitled to receive the Merger Consideration.
“HWIC” means Hamblin Watsa Investment Counsel, Ltd., a wholly owned subsidiary of Fairfax.
“Investment Property” means, collectively, any real property that the Company and its subsidiaries primarily hold (in whole or in part), or will primarily hold (in whole or in part), for investment, management, recapitalization or any other income, return or profit generating purposes whatsoever, including as owner, ground lessor, lessor, sublessor, licensor, ground lessee, lessee, sublessee, licensee, operator, manager, member, general or limited partner, lender (whether secured or unsecured), investor, advisor, property or asset manager, broker or agent, or any other similar capacity, in each case, in connection with or on behalf of the Company’s consolidated portfolio or co-investment portfolio.
“Joint Bidding Agreement” means the Joint Bidding Agreement entered into on November 4, 2025, by and among Holdco and certain affiliates of Fairfax.
“Merger” means the merger of Merger Sub with and into the Company, with the Company continuing as the surviving company and a subsidiary of Parent.
“Merger Agreement” means the Agreement and Plan of Merger, dated as of February 16, 2026, by and among the Company, Parent and Merger Sub, as it has been or may be amended, supplemented or modified from time to time.
“Merger Agreement Amendment” means the Amendment to the Merger Agreement, dated as of March 15, 2026, by and among the Company, Parent and Merger Sub.
“Merger Consideration” means $10.90 in cash per share of Company Common Stock, without interest.
“Merger Sub” means Kona Merger Subsidiary, Inc., a Delaware corporation and direct, wholly owned subsidiary of Parent.
“NYSE” means the New York Stock Exchange.
“Outside Date” means November 16, 2026.
“Parent” means Kona Bidco, LLC, a Delaware limited liability company.
“Paying Agent” means a nationally recognized bank or trust company appointed by Parent to act as agent for the purpose of effecting payments to the holders of shares of Company Common Stock issued and outstanding immediately prior to the Effective Time and entitled to receive the Merger Consideration.
“Pre-Closing Period” means the period from February 16, 2026 until the earlier of the Effective Time and the termination of the Merger Agreement.
“Public Stockholders” means, collectively, the holders of the issued and outstanding shares of Company Common Stock, excluding the Consortium Parties and their respective affiliates (including each immediate family member (as defined in Item 404 of Regulation S-K under the Securities Act) of any Consortium Party and any trust or other entity (other than the Company or any of its subsidiaries) in which any Consortium Party or any such immediate family member thereof holds (or in which more than one of such individuals collectively hold), beneficially or otherwise, a voting, proprietary, equity or other financial interest).
“Record Date” means May 4, 2026.
“Rollover Agreements” means the rollover agreements entered into on February 16, 2026, by the Rollover Stockholders, Parent and, as applicable, Holdco.
“Rollover Shares” means the shares of Company Common Stock contributed, directly or indirectly, by the Rollover Stockholders to Parent or Holdco (which will thereafter contribute such shares to Parent) pursuant to the Rollover Agreements.
“Rollover Stockholders” means William J. McMorrow, William J. McMorrow Revocable Trust, Matthew Windisch, In Ku Lee and certain affiliates of Fairfax that hold shares of Company Common Stock, who entered into Rollover Agreements on February 16, 2026.
“SEC” means the U.S. Securities and Exchange Commission.
“SEC Documents” means certain documents filed with, or furnished to, the SEC by the Company through February 13, 2026.
“Securities Act” means the Securities Act of 1933, as amended.
“Series A Certificate of Designations” means the Certificate of Designations Establishing the Company Series A Preferred Stock, dated as of November 7, 2019.
“Series B Certificate of Designations” means the Certificate of Designations Establishing the Company Series B Preferred Stock, dated as of March 8, 2022.
“Series B Holders” means Holders of shares of Company Series B Preferred Stock.
“Series C Certificate of Designations” means the Certificate of Designations Establishing the Company Series C Preferred Stock, dated as of June 15, 2023.
“Series C Holders” means Holders of shares of Company Series C Preferred Stock.
“Special Committee” means the special committee of independent and disinterested directors of the Board established on November 4, 2025, consisting of Richard Boucher, Michael Eisner, Jeffrey Meyers, Nadine Watt and Stanley Zax.
“Special Meeting” means the special meeting of Kennedy Wilson’s stockholders to be held to vote on the Merger Proposal and related proposals.
“Surviving Company” means the Company, as the entity surviving the Merger.
“Third A&R Facility” means the $550.0 million revolving line of credit under the Existing Credit Agreement.
“Transactions” means the transactions contemplated by the Merger Agreement, including the Merger.
“Unaffiliated Security Holders” means the “unaffiliated security holders” of the Company, as defined in Rule 13e-3(a) under the Exchange Act.
“Voting and Support Agreements” means the voting and support agreements entered into on February 16, 2026, by the Company, the Consortium Parties and, as applicable, HWIC, in its capacity as investment manager and/or pursuant to a power of attorney on behalf of the affiliates of Fairfax.

SUMMARY TERM SHEET
This summary term sheet highlights selected information in this proxy statement and may not contain all of the information about the Merger Agreement or the Transactions, including the Merger, that is important to you. We have included page references in parentheses to direct you to more complete descriptions of the topics presented in this summary. You should carefully read this proxy statement in its entirety, including the annexes hereto and the other documents to which we have referred you, for a more complete understanding of the matters being considered at the Special Meeting, including, without limitation, the Merger Agreement attached as Annex A-1 and Merger Agreement Amendment attached as Annex A-2, respectively, to this proxy statement. You may obtain, without charge, copies of documents incorporated by reference into this proxy statement by following the instructions under the section of this proxy statement entitled “Where You Can Find Additional Information” beginning on page 220.
Introduction
On February 16, 2026, Kennedy Wilson (“we,” “us” or “our”), entered into the Merger Agreement with Parent and Merger Sub, pursuant to which, subject to the terms and conditions thereof, Merger Sub will be merged with and into the Company, with the Company continuing as the Surviving Company, owned, directly or indirectly, by Parent and the Consortium Parties. The Company is asking its stockholders to consider and vote on the adoption of the Merger Agreement.
Because the Merger constitutes a “going private” transaction under the rules of the SEC, the Company and the Buyer Filing Parties have filed with the SEC a Transaction Statement on Schedule 13E-3 (the “Schedule 13E-3”) with respect to the Merger. You may obtain additional information about the Schedule 13E-3 under the section of this proxy statement entitled “Where You Can Find Additional Information” beginning on page 220.
The Parties to the Transactions (page 98)
Kennedy-Wilson Holdings, Inc.
Kennedy Wilson is a Delaware corporation and a real estate investment company as well as an investment manager with over $36.4 billion of real estate assets under management in high growth markets across the United States, the United Kingdom and Ireland. The Company Common Stock is listed on the NYSE under the symbol “KW.” Kennedy Wilson’s principal executive offices are located at 151 S El Camino Drive, Beverly Hills, CA 90212. Kennedy Wilson’s telephone number is (310) 887-6400.
Parent and Merger Sub
Parent is a Delaware limited liability company and, following the Effective Time, will be collectively owned, directly or indirectly, by Holdco and certain affiliates of Fairfax. Parent was formed solely for the purpose of entering into the Merger Agreement and related agreements and consummating the Transactions. Parent’s principal executive offices are located at 151 S. El Camino Drive, Beverly Hills, CA 90212, (310) 887-6400.
Merger Sub is a Delaware corporation and direct, wholly owned subsidiary of Parent and has not engaged in any business except as contemplated by the Merger Agreement and related agreements. Merger Sub was formed solely for the purpose of entering into the Merger Agreement and related agreements and consummating the Transactions. Merger Sub’s principal executive offices are located at 151 S. El Camino Drive, Beverly Hills, CA 90212, (310) 887-6400.
The Consortium
Fairfax
Fairfax is a Canadian holding company which, through its subsidiaries, is primarily engaged in property and casualty insurance and reinsurance and the associated investment management. Fairfax’s registered and head office is located at 95 Wellington Street West, Suite 800, Toronto, Ontario, M5J 2N7, Canada and its phone number is +1 (416) 367-4941.
Certain Senior Executives of the Company
William J. McMorrow, Chairman and Chief Executive Officer of the Company, Matthew Windisch, President of the Company, and In Ku Lee, Executive Vice President, General Counsel and Secretary of the Company, have joined together with Fairfax to acquire the Company.

The Special Meeting (page 99)
Date, Time and Place of the Special Meeting; Attending the Special Meeting (page 99)
Kennedy Wilson will hold the Special Meeting on June 10, 2026 at 1:00 p.m., Pacific Time, unless the meeting is postponed or adjourned. You may attend the Special Meeting via a live interactive webcast on the Internet at www.virtualshareholdermeeting.com/KW2026SM. You will need the control number found on your proxy card or voting instruction form in order to participate in the Special Meeting (including voting your shares). For purposes of attendance at the Special Meeting, all references in this proxy statement to “present in person” or “in person” will mean virtually present at the Special Meeting. Please see the section of this proxy statement entitled “The Special Meeting” for additional information on the Special Meeting, including how to vote your shares of Company Common Stock.
Purpose of the Special Meeting (page 99)
At the Special Meeting, Kennedy Wilson will ask stockholders of record as of the close of business on the Record Date to consider and vote on the Merger Proposal, the Advisory Compensation Proposal and the Adjournment Proposal. Kennedy Wilson’s stockholders must approve the Merger Proposal in order for the Transactions to be consummated. Approval of the Advisory Compensation Proposal and the Adjournment Proposal is not a condition to consummate the Transactions.
Record Date; Shares Entitled to Vote; Quorum (page 99)
Only Kennedy Wilson’s stockholders of record as of the close of business on the Record Date are entitled to notice of, and to vote at, the Special Meeting or any adjournments or postponements thereof. As of the close of business on the Record Date, there were 139,303,275 shares of Company Common Stock outstanding, with each share entitled to one vote on each matter submitted for a vote at the Special Meeting.
Holders of shares of Company Series A Preferred Stock are entitled to vote with the shares of Company Common Stock as a single class, and not as a separate class, on an as-converted basis. As of the close of business on the Record Date, the outstanding shares of Company Series A Preferred Stock were convertible into, and the holders thereof are entitled to vote in respect of, a total of 12,158,280 shares of Company Common Stock. Series B Holders and Series C Holders who are also holders of the Company Warrants are entitled to vote on matters presented at the Special Meeting together with holders of shares of Company Common Stock, voting as a single class, and not as a separate class. For these purposes, each such Series B Holder or Series C Holder, as the case may be, will be entitled to vote a number of shares of Company Common Stock equal to the whole number of shares of Company Common Stock that such Series B Holder or Series C Holder (or their respective affiliates) would have been entitled to receive upon exercise of all of such Series B Holder’s or Series C Holder’s (or their respective affiliates’) Company Warrants to acquire Company Common Stock outstanding as of the Record Date, assuming, for these purposes, that such Company Warrants were exercised on such Record Date and settled pursuant to the physical settlement provisions of such Company Warrants. As of the close of business on the Record Date, there were 13,043,478 shares of Company Common Stock underlying Company Warrants outstanding and held by Series B Holders, which entitles such Series B Holders to vote in respect of a total of 13,043,478 shares of Company Common Stock. Prior to obtaining the “Requisite Stockholder Approval” (as defined in the Series C Certificate of Designations), which has not been obtained as of the close of business on the Record Date, Series C Holders will not have the right to vote to the extent, and only to the extent, that such right to vote would result in such holder, or a “person” or “group” (within the meaning of Section 13(d)(3) of the Exchange Act) that includes such Series C Holder, having voting power in excess of 19.9% of the then-outstanding shares of the Company Common Stock. Therefore, as of the close of business on the Record Date, although there were 12,338,062 shares of Company Common Stock underlying Company Warrants outstanding and held by Series C Holders, such Series C Holders are not entitled to vote any of their shares of Company Series C Preferred Stock. Including the voting rights of the Company Preferred Stock, as of the close of business on the Record Date, a total of 164,505,033 shares of Company Common Stock were outstanding, or underlying the Company Series A Preferred Stock or the applicable Company Warrants held by Series B Holders, and entitled to vote at the Special Meeting.
The Consortium Parties, as of the close of business on the Record Date, collectively had the power to vote, or direct the voting of, 24.67% of the aggregate voting power of the equityholders of the Company’s equity securities.
A quorum, consisting of holders of a majority of the voting power present or represented by proxy, is required to hold the Special Meeting. In the event that a quorum is not present at the Special Meeting, it is expected that the Special Meeting will be adjourned to a later date until a quorum is present.

Votes Required (page 100)
Approval of the Merger Proposal requires (i) the affirmative vote of a majority of the outstanding voting power of the Company Common Stock, the Company Series A Preferred Stock (on an as-converted basis), the Company Series B Preferred Stock (based on the number of Company Series B Warrants outstanding and in accordance with the Series B Certificate of Designations) and the Company Series C Preferred Stock (based on the number of Company Series C Warrants outstanding and in accordance with the Series C Certificate of Designations), in each case entitled to vote thereon, voting as a single class, and (ii) the affirmative vote of at least two-thirds of the outstanding voting power of the Company Voting Stock entitled to vote thereon, excluding the Company Voting Stock “owned” (as such term is defined in DGCL Section 203) by the Consortium Parties and their respective “affiliates” and “associates” (as such terms are defined in DGCL Section 203). The receipt of the Company Stockholder Approvals is a condition to the Closing.
Approval of each of the Advisory Compensation Proposal and the Adjournment Proposal requires the affirmative vote of a majority in voting power of the votes cast by the stockholders present by means of remote communication or represented by proxy at the Special Meeting and entitled to vote on such proposal. Note that you may vote to approve the Merger Proposal and vote not to approve the Advisory Compensation Proposal or the Adjournment Proposal and vice versa. Approval of the Advisory Compensation Proposal or the Adjournment Proposal is not a condition to the Closing.
Special Factors
Background of the Merger (page 28)
A description of the process we undertook that led to the proposed Merger, including our discussions with the representatives of the Consortium (as defined in the section of this proxy statement entitled “Special Factors — Background of the Merger”), is included in this proxy statement under the section of this proxy statement entitled “Special Factors — Background of the Merger” beginning on page 28.
Recommendation of the Special Committee (page 44)
The Board formed the Special Committee to, among other things, review, evaluate and determine whether a Potential Transaction (as defined in the section of this proxy statement entitled “Special Factors — Background of the Merger”) is fair to, and in the best interests of, the Company and its stockholders, including the Unaffiliated Security Holders, and, if the Special Committee deemed appropriate, recommend to the Board that the Board approve any Potential Transaction. At the meeting of the Special Committee held on February 16, 2026, after due consideration, including consideration of the material factors described in the section of this proxy statement entitled “Special Factors — Reasons for the Merger,” and in consultation with its own independent legal and financial advisors, the Special Committee unanimously (i) determined the Merger Agreement and the Transactions, including the Merger, upon the terms and subject to the conditions set forth in the Merger Agreement, to be advisable and in the best interests of the Company and its Public Stockholders, (ii) determined that the Merger Agreement and the Transactions are fair to, and in the best interests of, the Unaffiliated Security Holders, (iii) approved and declared that the Merger Agreement and the Transactions, including the Merger, are advisable and (iv) recommended to the Board that the Board (a) approve the Merger Agreement and the Transactions, including the Merger, (b) recommend the adoption and approval of the Merger Agreement and the Transactions, including the Merger, by the stockholders of the Company and (c) approve the execution, delivery and performance by the Company of the Merger Agreement and the consummation of the Transactions, including the Merger, upon the terms and subject to the conditions set forth therein.
In addition, at the meeting of the Special Committee held on March 11, 2026, after due consideration, including consideration of the material factors described in the section below entitled “Special Factors — Reasons for the Merger,” and in consultation with its own independent legal and financial advisors, the Special Committee unanimously (i) determined the Merger Agreement Amendment, upon the terms and subject to the conditions set forth therein, to be advisable and in the best interests of the Company and its Public Stockholders, (ii) determined that the Merger Agreement Amendment was fair to, and in the best interests of, the Unaffiliated Security Holders, (iii) approved and declared that the Merger Agreement Amendment was advisable and (iv) recommended to the Board that the Board (a) approve the Merger Agreement Amendment, (b) recommend the adoption and approval of the Merger Agreement, as amended by the Merger Agreement Amendment, by the stockholders of the Company and (c) approve the execution, delivery and performance by the Company of the Merger Agreement Amendment.

Recommendation of the Board (page 44)
At a meeting of the Board held on February 16, 2026, after consideration of the unanimous recommendation and analysis of the Special Committee, the Board (i) determined and declared the Merger Agreement and the Transactions, including the Merger, on the terms and subject to the conditions set forth in the Merger Agreement, to be advisable, fair to the Unaffiliated Security Holders and in the best interests of the Company and its stockholders, including the Public Stockholders, (ii) approved and declared advisable the Merger Agreement and the Transactions, including the Merger, (iii) authorized and approved the execution, delivery and performance by the Company of the Merger Agreement and the consummation of the Transactions upon the terms and subject to the conditions set forth therein and (iv) recommended the adoption of the Merger Agreement by the stockholders of the Company.
In addition, at a meeting of the Board held on March 13, 2026, after discussion with the Special Committee, the Board (i) determined and declared the Merger Agreement Amendment, upon the terms and subject to the conditions set forth therein, to be advisable, fair to the Unaffiliated Security Holders and in the best interests of the Company and its stockholders, including the Public Stockholders, (ii) approved and declared advisable the Merger Agreement Amendment, (iii) authorized and approved the execution, delivery and performance by the Company of the Merger Agreement Amendment and (iv) recommended the adoption of the Merger Agreement, as amended by the Merger Agreement Amendment, by the stockholders of the Company.
Accordingly, the Board recommends that you vote:
•	“FOR” the proposal to adopt the Merger Agreement (the “Merger Proposal”);
•
“FOR” the proposal to approve, on a non-binding, advisory basis, the compensation that will or may become payable by the Company to its named executive officers in connection with the Transactions (the “Advisory Compensation Proposal”); and

•
“FOR” the proposal to approve one or more adjournments of the Special Meeting, from time to time, to a later date or dates to solicit additional proxies if there are insufficient votes to adopt the Merger Proposal at the time of the Special Meeting (the “Adjournment Proposal”).

For a discussion of the factors that the Board considered in determining to recommend the approval of the Merger Proposal, please see the section of this proxy statement entitled “Special Factors — Recommendations of the Special Committee and the Board” beginning on page 44.
Reasons for the Merger (page 47)
Prior to and in reaching the unanimous determination described in the section of this proxy statement entitled “Special Factors — Recommendations of the Special Committee and the Board — Recommendation of the Special Committee” beginning on page 44, the Special Committee consulted with and received the advice of its independent legal and financial advisors, discussed certain issues with Company management not affiliated with the Consortium and considered a variety of factors as discussed in the section of this proxy statement entitled “Special Factors — Reasons for the Merger” beginning on page 47.
Opinion of the Special Committee’s Financial Advisor (page 53)
In connection with the Transactions, the Special Committee received an oral opinion on February 16, 2026, which was subsequently confirmed by delivery of a written opinion dated the same date, from the Special Committee’s financial advisor, Moelis & Company LLC (“Moelis”), as to the fairness, from a financial point of view and as of the date of such opinion, of the Merger Consideration to be received in the Transactions by holders of the Company Common Stock (other than Fairfax and the Rollover Stockholders (as defined in the Merger Agreement) and their respective affiliates and any other affiliates of the Company, collectively, the “Excluded Holders”). The full text of Moelis’ written opinion dated February 16, 2026, which sets forth the assumptions made, procedures followed, matters considered and qualifications and limitations on the review undertaken in connection with the opinion, is attached as Annex C to this proxy statement and is incorporated herein by reference. Moelis’ opinion was provided for the use of the Special Committee (solely in its capacity as such) in its evaluation of the Merger Consideration. Moelis’ opinion is limited solely to the fairness, from a financial point of view, of the Merger Consideration to the holders of the Company Common Stock, other than the Excluded Holders, and does not address the Company’s underlying business decision to effect the Transactions or the relative merits of the Transactions as compared to any alternative business strategies or transactions that might be available with respect to the Company. Moelis’ opinion does not constitute a recommendation to any stockholder as to how such stockholder should vote or act with respect to the Transactions or any other matter.
For a further discussion of Moelis’ opinion, see the section of this proxy statement entitled “Special Factors –– Opinion of the Special Committee’s Financial Advisor” beginning on page 53.
Position of the Buyer Filing Parties as to the Fairness of the Merger (page 71); Purpose and Reasons of the Buyer Filing Parties for the Merger (page 76)
Under the SEC rules governing “going private” transactions, each of the Buyer Filing Parties may be deemed to be an affiliate of the Company and therefore, is required to express its belief as to the fairness of the Merger to the Unaffiliated Security Holders. The Buyer Filing Parties make these statements solely to comply with Rule 13e-3 and related regulations, and their views should not be construed as a recommendation to any of the Company’s stockholders as to how such stockholder should vote on the Merger Proposal. Because the Buyer Filing Parties have interests in the Merger that differ from those of the Unaffiliated Security Holders, the Board established an independent Special Committee, advised by its own legal and financial advisors, to negotiate and evaluate the Merger on behalf of the Unaffiliated Security Holders. The Buyer Filing Parties did not participate in the Special Committee’s deliberations and did not engage any financial advisor to assess the fairness of the Merger Consideration. For a description of the Buyer Filing Parties’ position as to the fairness of the Merger to the Unaffiliated Security Holders, and the Buyer Filing Parties’ purpose and reasons for the Merger, see the sections of this proxy statement entitled “Special Factors –– Position of the Buyer Filing Parties as to the Fairness of the Merger” and “Special Factors –– Purpose and Reasons of the Buyer Filing Parties for the Merger” beginning on page 71 and page 76, respectively.
Certain Effects of the Merger (page 77)
At the Effective Time, each share of Company Common Stock that is issued and outstanding as of immediately prior to the Effective Time (other than any Excluded Shares, any Rollover Shares and any Dissenting Shares) will be converted automatically into the right to receive an amount in cash equal to $10.90 per share, without interest and subject to any applicable withholding taxes required by law. Company stockholders of record and beneficial owners who properly and validly exercise and do not withdraw their appraisal rights will have a right to receive payment of the “fair value” of their shares of Company Common Stock as determined pursuant to an appraisal proceeding, as contemplated by DGCL Section 262. For further information about the effects of the Merger, see the section of this proxy statement entitled “Special Factors — Certain Effects of the Merger” beginning on page 77.
Certain Effects on Kennedy Wilson if the Merger Is Not Completed (page 79)
In the event that the Company Stockholder Approvals are not obtained or if the Merger is not consummated for any other reason, the Company stockholders will not receive any payment for their shares of Company Common Stock in connection with the Merger. Instead, (i) Kennedy Wilson will remain an independent public company, (ii) the Company Common Stock will continue to be listed and traded on the NYSE under the symbol “KW” and registered under the Exchange Act, (iii) the Company Preferred Stock will remain outstanding in accordance with the applicable Certificate of Designations and (iv) the Company will continue to file periodic reports with the SEC.
Interests of the Company’s Directors and Executive Officers in the Transactions (page 83)
The Company’s directors and executive officers have financial interests in the Merger that may be different from, or in addition to, the interests of the Company stockholders generally, including that certain executive officers are Rollover Stockholders. The Special Committee and the Board were aware of these potential interests and considered these potential interests in making their determinations and recommendations. William J. McMorrow, Matthew Windisch and In Ku Lee, together with the entities they control, are Rollover Stockholders and will remain stockholders of the Surviving Company after the consummation of the Merger. These interests additionally include the following:
•	the treatment of Company Equity Awards provided for under the Merger Agreement;
•	severance and other benefits payable in the case of certain qualifying terminations of employment under the terms of individual employment agreements;
•
the compensation received by the members of the Special Committee of a monthly fee of $15,000 (plus an additional $5,000 per month for the Chair of the Special Committee), which fees will continue to be due and payable until the later of (i) the time at which the Special Committee determines to no longer pursue any Potential Transaction and (ii) the closing of any Potential Transaction (including the Transactions); and

•	continued indemnification and insurance coverage under the Merger Agreement, including under directors’ and officers’ liability insurance policies.
These interests are described in more detail, and certain of them are quantified, in the section of this proxy statement entitled “Special Factors — Interests of the Company’s Directors and Executive Officers in the Transactions” beginning on page 83.
Treatment of Company Equity Awards (page 84)
The Company Equity Awards will be treated as follows:
•
Treatment of Company RSU Awards. Pursuant to the Merger Agreement and except as contemplated by any Rollover Agreement, at the Effective Time, each Company RSU that is outstanding as of immediately prior to the Effective Time will, automatically and without any required action on the part of the holder thereof, vest in full, to the extent unvested, and be cancelled. The holder thereof will then become entitled to receive solely, in full satisfaction of the rights of such holder with respect thereto, a lump-sum cash payment, without interest, equal to (x) the product, rounded down to the nearest cent, obtained by multiplying (1) the total number of shares underlying such Company RSU, by (2) the Merger Consideration, plus (y) any amounts payable in respect of accrued and unpaid dividend equivalents thereon;

•
Treatment of Company PSU Awards. Pursuant to the Merger Agreement and except as contemplated by any Rollover Agreement, at the Effective Time, each Company PSU that is outstanding as of immediately prior to the Effective Time will, automatically and without any required action on the part of the holder thereof, vest in full, to the extent unvested, and be cancelled. The holder thereof will then become entitled to receive solely, in full satisfaction of the rights of such holder with respect thereto, a lump-sum cash payment, without interest, equal to (x) the product, rounded down to the nearest cent, obtained by multiplying (1) the total number of shares underlying such Company PSU immediately prior to the Effective Time, based on target level achievement of applicable performance goals, by (2) the Merger Consideration, plus (y) any amounts payable in respect of accrued and unpaid dividend equivalents thereon;

•
Treatment of Bonus Units. Pursuant to the Merger Agreement, at the Effective Time, each Company Bonus Unit that is outstanding as of immediately prior to the Effective Time will, automatically and without any required action on the part of the holder thereof, vest in full, to the extent unvested, and be cancelled. The holder thereof will then become entitled to receive a lump-sum cash payment, without interest, equal to the consideration such employee would receive in connection with a “change of control” in accordance with the terms of such Company Bonus Unit Agreement.

•
Treatment of Cancelled Equity Awards. At the Effective Time, each Company RSU and Company PSU that is subject to a Rollover Agreement (collectively, “Cancelled Equity Awards”) will automatically and without any required action on the part of the holder thereof, be cancelled and converted into the right to receive a cash payment equal to the amount payable in respect of accrued and unpaid dividend equivalents thereon.

For information about the Company Equity Awards, see the sections of this proxy statement entitled “Special Factors — Interests of the Company’s Directors and Executive Officers in the Transactions — Treatment of Company Equity Awards” beginning on page 84.
Intent of Kennedy Wilson’s Directors and Executive Officers to Vote in Favor of the Transactions (page 89)
Kennedy Wilson’s directors and executive officers have indicated they intend to vote all shares of Company Voting Stock they beneficially own in favor of the Merger Proposal, the Advisory Compensation Proposal and the Adjournment Proposal, although none of Kennedy Wilson’s directors and executive officers (other than William J. McMorrow, Matthew Windisch and In Ku Lee) has entered into any agreements obligating him or her to do so. As of the close of business on the Record Date, Kennedy Wilson’s directors and executive officers beneficially owned, in the aggregate, 19,119,171 shares of Company Common Stock and 300,000 shares of Company Series A Preferred Stock, which are convertible into, and the holders thereof are entitled to vote in respect of, a total of 12,158,280 shares of Company Common Stock, representing, on an as-converted basis for the Company Series A Preferred Stock, approximately 19.01% of the Company’s total outstanding voting power. No director or officer owned any shares of Company Series B Preferred Stock or Company Series C Preferred Stock or any Company Warrants.

Material U.S. Federal Income Tax Consequences of the Merger (page 90)
The receipt of cash pursuant to the Merger will be a taxable transaction for U.S. federal income tax purposes. If you are a U.S. holder (as defined below in the section of this proxy statement entitled “Special Factors — Material U.S. Federal Income Tax Consequences of the Merger”) of the Company Common Stock, generally you will recognize capital gain or loss equal to the difference between the amount of cash you receive in the Merger and your adjusted tax basis in your shares of common stock converted into cash in the Merger. If you are a non-U.S. holder (as defined below in the section of this proxy statement entitled “Special Factors — Material U.S. Federal Income Tax Consequences of the Merger”) of the Company Common Stock, the Merger generally will not be taxable unless you have certain connections to the United States or the Company constitutes a USRPI (as defined below in the section of this proxy statement entitled “Special Factors — Material U.S. Federal Income Tax Consequences of the Merger”) and certain other conditions are met.
You should read the section of this proxy statement entitled “Special Factors — Material U.S. Federal Income Tax Consequences of the Merger” beginning on page 90 for a more detailed description of the material U.S. federal income tax consequences of the Merger. You should consult your own tax advisor for a full understanding of how the Merger will affect your federal, state, local or non-U.S. taxes.
Regulatory Approvals Required for the Transactions (page 92)
Under the terms of the Merger Agreement, each of the Company, Merger Sub and Parent agrees to use their respective reasonable best efforts (except where the Merger Agreement specifies a different standard) to take, or cause to be taken, all actions and to do, or cause to be done, and assist and cooperate with the other parties in doing, all actions necessary, proper or advisable to cause the conditions to Closing to be satisfied and to consummate the Transactions as promptly as reasonably practicable, including preparing and filing as promptly as practicable with any government authority or other third party all documentation to effect all necessary filings and registrations. The completion of the Merger is not conditioned upon any regulatory approvals having been obtained.
The Company does not believe that any material federal, state or international regulatory approvals, filings or notices are required in connection with effecting the Merger other than the approvals, filings or notices required under federal securities laws and the rules and regulations of the NYSE.
Financing of the Transactions (page 92)
The obligation of Parent and Merger Sub to consummate the Merger is not subject to any financing condition. Parent and Merger Sub expect to fund the Merger Consideration through equity capital pursuant to the Equity Commitment Letter, under which, subject to the terms and conditions thereof, Fairfax has committed to provide the Fairfax Equity Commitment in the amount of $1,650,000,000 to Parent to fund the aggregate Merger Consideration and certain other amounts required to be paid under the Merger Agreement.
In the event Parent or Merger Sub is obligated to pay monetary damages to the Company in the event of a breach of the Merger Agreement by Parent or Merger Sub in accordance with the terms of the Merger Agreement, Fairfax has committed to fund such damages and certain other amounts required to be funded under the Equity Commitment Letter in an aggregate amount up to $400,000,000.
For more information, please see the section of this proxy statement captioned “Special Factors — Financing of the Transactions” beginning on page 92.
Litigation Related to the Merger and the Transactions (page 93)
On February 19, 2026, a complaint relating to the Merger was filed against the Company, the members of the Board, Parent, Merger Sub and Holdco, in the Delaware Court of Chancery. The case is captioned Taylor v. Kennedy-Wilson Holdings, Inc., et al., C.A. No. 2026-0241-JTL and alleges a violation of DGCL Section 203 as to all defendants and, as to each director named, breaches of fiduciary duty, in connection with the Merger Agreement. Plaintiff sought a preliminary injunction to enjoin a stockholder vote and the consummation of the Merger until the Company discloses that DGCL Section 203 applies and requires the approval of at least two-thirds of the outstanding voting stock not “owned” (as such term is defined in DGCL Section 203) by members of the Consortium and their respective “affiliates” and “associates” (as such terms are defined in DGCL Section 203). On April 14, 2026, the Company received two demand letters from purported stockholders pursuant to Section 220 of the DGCL, to inspect and copy the Company’s books and records to investigate potential breaches of fiduciary duties by the Board and the officers of the Company in connection with the Transactions. On April 29, 2026, the Company also received two demand letters from purported stockholders of the Company alleging disclosure deficiencies in the preliminary proxy statement filed by the Company. The demand letters demand that the Company and the Board promptly issue corrective or supplemental disclosures. For a further description of these matters, see the section of this proxy statement entitled “Special Factors — Litigation Related to the Merger and the Transactions” beginning on page 93.
Other lawsuits may be filed against the Company, the Board or the Company’s officers in connection with the Merger or the Transactions, which could prevent or delay consummation of the Merger and result in substantial costs to the Company, including any costs associated with indemnification obligations of the Company. As of May 4, 2026, other than the Taylor Action as described above, no lawsuits related to the Transactions, including the Merger, have been filed. For a further description of litigation relating to the Merger, see the section of this proxy statement entitled “Special Factors — Litigation Related to the Merger and the Transactions” beginning on page 93.
The Merger Agreement
A summary of the material provisions of the Merger Agreement and the Merger Agreement Amendment, which are attached as Annex A-1 and Annex A-2 to this proxy statement, respectively, and which are incorporated by reference in this proxy statement in their entirety, is included in the section of this proxy statement entitled “The Merger Agreement” beginning on page 105.
Consideration To Be Received in the Merger (page 106)
The Merger Agreement provides that, at the Effective Time, each share of Company Common Stock issued and outstanding immediately prior to the Effective Time (other than any Excluded Shares, any Rollover Shares and any Dissenting Shares) will be cancelled and cease to exist and will be converted automatically into the right to receive an amount in cash equal to $10.90 per share, without interest and subject to any applicable withholding taxes required by law.
No Solicitation; Change in Board Recommendation (page 116)
The Merger Agreement generally restricts the Company’s ability to directly or indirectly solicit, initiate, knowingly encourage or knowingly facilitate the making of an Acquisition Proposal (as defined in the section of this proxy statement entitled “The Merger Agreement — No Solicitation; Change in Board Recommendation”) or enter into any agreements relating to such Acquisition Proposal, subject to certain exceptions. Under certain circumstances, however, and in compliance with certain obligations contained in the Merger Agreement, prior to the earlier of the termination of the Merger Agreement and the Company’s receipt of the Company Stockholder Approvals, if the Board (acting upon the recommendation of the Special Committee) or the Special Committee in good faith determines that an Acquisition Proposal is, or could reasonably be expected to result in, a Superior Proposal (as defined in the section of this proxy statement entitled “The Merger Agreement — No Solicitation; Change in Board Recommendation”) and that a failure to engage with the third party would be reasonably expected to be inconsistent with the applicable directors’ fiduciary duties under the applicable law, then the Company may engage in discussions and negotiations with, and provide information to, third parties that have delivered an Acquisition Proposal that does not result from a breach of the non-solicitation restrictions under the Merger Agreement.
Conditions of the Merger (page 132)
The obligations of the Company, Parent and Merger Sub to consummate the Merger are subject to the satisfaction (or written waiver by the Company and Parent, if permissible by law), at or prior to the Effective Time, of each of the following conditions:
•	the receipt of the Company Stockholder Approvals;
•
the absence of any law enacted, issued, promulgated, enforced or entered, whether temporary, preliminary or permanent, by any governmental authority that enjoins, restrains or otherwise prohibits or makes illegal the consummation of the Merger; and

•	the expiration or termination of any applicable waiting period (and any extension thereof) and the obtaining of all required clearances or approvals.
The obligations of Parent and Merger Sub to consummate the Merger are subject to the satisfaction (or waiver by Parent (where permissible)), at or prior to the Effective Time, of the following additional conditions:

•	the accuracy of certain representations and warranties of the Company to the extent specified in the Merger Agreement, subject in certain instances to materiality or other qualifications;
•
the Company having performed or complied in all material respects with the covenants, agreements and obligations required to be performed or complied with by it under the Merger Agreement at or prior to the Effective Time;

•
no Material Adverse Effect (as defined in the section of this proxy statement entitled “The Merger Agreement — Representations and Warranties”) having occurred and been continuing since February 16, 2026; and

•
the receipt by Parent of a certificate, dated as of the Closing Date, signed by an executive officer of the Company certifying that the closing conditions described in the first, second and third bullets above have been satisfied.

The obligations of the Company to consummate the Merger are subject to the satisfaction (or waiver by the Company (where permissible)), at or prior to the Effective Time, of the following additional conditions:
•	the accuracy of certain representations and warranties of Parent and Merger Sub to the extent specified in the Merger Agreement, subject in certain instances to materiality or other qualifications;
•
each of Parent and Merger Sub having performed or complied in all material respects with the covenants, agreements and obligations required to be performed or complied with by it under the Merger Agreement at or prior to the Effective Time; and

•	the receipt by the Company of a certificate signed by an executive officer of Parent certifying that the closing conditions described in the first and second bullets above have been satisfied.
The consummation of the Merger is not conditioned upon Parent’s or Merger Sub’s receipt of financing. Each of the Company and Parent may waive any of the conditions to its obligations to consummate the Merger except where waiver is not permitted by law.
Termination of the Merger Agreement (page 133)
The Merger Agreement may be terminated, and the Transactions abandoned, at any time prior to the Effective Time (notwithstanding any prior adoption of the Merger Agreement by the stockholders of the Company), by the mutual written consent of each of the Company (acting with the prior approval of the Special Committee) and Parent.
Termination by Either the Company or Parent
In addition, the Company (acting with the prior approval of the Special Committee), on the one hand, or Parent, on the other hand, may terminate the Merger Agreement and abandon the Transactions at any time prior to the Effective Time if:
•
any governmental authority of competent jurisdiction has enacted, issued, promulgated, enforced or entered any law permanently restraining, enjoining, prohibiting or making illegal the consummation of the Merger and such law has become final and nonappealable; provided that the right to terminate the Merger Agreement under this bullet will not be available to a party if the legal prohibition was primarily due to the material breach by such party of any provision of the Merger Agreement;

•
the Company Stockholder Approvals are not obtained at the duly convened Special Meeting (including any adjournment or postponement thereof) at which a vote on the approval of the Merger Agreement was taken; provided that Parent may not rely on this provision to terminate the Merger Agreement if any Consortium Party has breached its voting obligations under the applicable Voting and Support Agreement; or

•
the Effective Time has not occurred on or before the Outside Date; provided that the right to terminate under such provision of the Merger Agreement is not available to a party if such party’s or its affiliates’ breach of any provisions under the Merger Agreement primarily caused or resulted in the failure of the Effective Time to occur on or before such date.

Termination by Parent
Parent may also terminate the Merger Agreement (by written notice to the Company) at any time prior to the Effective Time if:

•
the Board (acting upon the recommendation of the Special Committee) or the Special Committee has effected an Adverse Recommendation Change (as defined in the section of this proxy statement entitled “The Merger Agreement — No Solicitation; Change in Board Recommendation”), provided that such right to terminate the Merger Agreement will expire at 5:00 p.m., New York City time, on the fifth business day following the date on which such right to terminate first arose or, if sooner, receipt of the Company Stockholder Approvals; or

•
there has been any breach or inaccuracy of any representation or warranty or failure to perform any covenant or agreement on the part of the Company set forth in the Merger Agreement, in either case that (i) would cause any of the conditions to the obligations of Parent and Merger Sub not to be satisfied and (ii) such breach or inaccuracy is not capable of being cured or, if curable, is not cured by the earlier of (A) 30 days after written notice thereof is given by Parent to the Company and (B) five business days prior to the Outside Date; provided that there has not been any breach or inaccuracy of any representation or warranty or failure to perform any covenant or agreement on the part of Parent or Merger Sub which would cause any of the conditions to the obligations of the Company not to be satisfied and such breach or inaccuracy is not capable of being cured or, if curable, is not cured by the earlier of 30 days after written notice thereof is given by the Company to Parent and five business days prior to the Outside Date.

Termination by the Company
The Company (acting with the prior approval of the Special Committee) may also terminate the Merger Agreement (by written notice to Parent) at any time prior to the Effective Time if:
•
prior to the delivery of the Company Stockholder Approvals, the Board (acting upon the recommendation of the Special Committee) or the Special Committee determines to enter into an Acquisition Agreement with respect to a Superior Proposal, provided that (i) prior to, or concurrently with, such termination the Company pays the Company Termination Fee (as defined in the section of this proxy statement entitled “The Merger Agreement — Termination Fee”) and (ii) the Company substantially contemporaneously enters into such Acquisition Agreement; provided that the Company will not have the right to terminate if (x) the Company Stockholder Approvals have been obtained or (y) the Company has materially breached the non-solicitation provisions of the Merger Agreement with respect to such Superior Proposal; or

•
there has been any breach or inaccuracy of any representation or warranty or failure to perform any covenant or agreement on the part of Parent or Merger Sub set forth in the Merger Agreement, in either case which (i) would cause any of the conditions to the obligations of the Company not to be satisfied and (ii) such breach or inaccuracy is not capable of being cured or, if curable, is not cured by the earlier of (A) 30 days after written notice thereof is given by the Company to Parent and (B) five business days prior to the Outside Date; provided that there has not been any breach or inaccuracy of any representation or warranty or failure to perform any covenant or agreement on the part of the Company which would cause any of the conditions to the obligations of Parent and Merger Sub not to be satisfied and such breach or inaccuracy is not capable of being cured or, if curable, is not cured within the earlier of 30 days after written notice thereof is given by Parent to the Company and five business days prior to the Outside Date.

Termination Fee (page 135)
The Company will be required to pay to Parent a termination fee of $42.7 million under certain circumstances. For more information, see the section entitled “The Merger Agreement — Termination Fee” beginning on page 135.
The Voting and Support Agreements
On February 16, 2026, concurrently with the execution and delivery of the Merger Agreement, each of the Consortium Parties and, as applicable, HWIC entered into Voting and Support Agreements with the Company. Under these Voting and Support Agreements, and subject to the conditions therein, each Consortium Party agreed to vote (or cause to be voted), or deliver (or cause to be delivered) any written consents with respect to, as applicable, all of the shares of Company Common Stock, Company Preferred Stock (based on the number of Company Warrants outstanding and in accordance with the Series B Certificate of Designations and the Series C Certificate of Designations) and other equity securities of the Company beneficially owned by such Consortium Party entitled to vote thereon, as applicable, including any acquired after February 16, 2026, at the Special Meeting (and any adjournment or postponement thereof):
(i)	in favor of (a) the adoption of the Merger Agreement and the approval of the Transactions, including the

Merger, (b) any proposal by the Company to adjourn, recess or postpone any meeting of the stockholders of the Company to a later date that complies with Section 7.02 of the Merger Agreement and (c) any other matter in respect of which approval of the Company’s stockholders is expressly requested by the Board in connection with the adoption of the Merger Agreement or the approval of the Transactions, including the Merger;
(ii)
against any action, agreement, or transaction that would reasonably be expected to (a) result in a breach of any covenant, representation or warranty or any other obligation or agreement of (x) the Company, Parent, or Merger Sub contained in the Merger Agreement, or (y) the Consortium Parties contained in the Voting and Support Agreements, or (b) result in any of the conditions to the Closing not being satisfied or delayed; and

(iii)
against any Acquisition Proposal or other action, agreement, or transaction involving the Company that is intended, or would reasonably be expected, to impede, interfere with, delay, postpone, adversely affect or prevent the consummation of the Transactions, including the Merger (provided that the foregoing will not require the Consortium Parties to vote against any Acquisition Proposal or any other proposal made in opposition to the Merger Agreement, the Merger or other Transactions if, prior to such vote, the Company has terminated the Merger Agreement as a result of a Superior Proposal in accordance with the terms of the Merger Agreement).

For more information, see the section of this proxy statement entitled “The Voting and Support Agreements” beginning on page 138 and the full text of the Voting and Support Agreements, attached as Annexes B-1 and B-2 to this proxy statement, which are incorporated by reference in this proxy statement in their entirety.
The Rollover Agreements
On February 16, 2026, concurrently with the execution and delivery of the Merger Agreement, the Rollover Stockholders entered into Rollover Agreements with Parent and, as applicable, Holdco. Pursuant to the Rollover Agreements, on the terms and subject to the conditions set forth therein, each Rollover Stockholder has agreed to, immediately prior to the Effective Time, directly or indirectly contribute all of the shares of Company Common Stock specified therein to (i) Parent or (ii) Holdco, which will thereafter contribute such shares to Parent (such shares, collectively, the “Rollover Shares”), and Parent has agreed, concurrently with such contribution, to accept such Rollover Shares in exchange for limited liability company units or other securities of Parent in accordance with the limited liability company agreement of Parent. The Rollover Shares will not be entitled to receive the Merger Consideration and will not be cancelled or converted at the Effective Time.
The Rollover Stockholders will contribute 22,341,393 shares of Company Common Stock in the aggregate, plus any additional shares of Company Common Stock acquired after February 16, 2026 (including shares received from settlement of the Rollover Stockholders’ Company RSUs or Company PSUs prior to the Closing, except as otherwise specified under the applicable Rollover Agreement). Certain Company PSUs and Company RSUs of the Rollover Stockholders that are subject to a Rollover Agreement will, at the Effective Time, be automatically and without any required action on the part of the holder thereof, be cancelled, and the holder thereof will only be entitled to a lump sum cash payment, without interest, with respect to accrued and unpaid dividend equivalents with respect thereto.
For more information, see the section of this proxy statement entitled “The Rollover Agreements” beginning on page 140 and the full text of the Rollover Agreements, attached as Annexes D-1 and D-2 to this proxy statement, which are incorporated by reference in this proxy statement in their entirety.
The Equity Commitment Letter
On February 16, 2026, concurrently with the Merger Agreement, Fairfax entered into an Equity Commitment Letter with Parent and Merger Sub. Pursuant to the Equity Commitment Letter, Fairfax agreed, subject to the terms and conditions thereof, to purchase, directly or indirectly, debt or equity securities of, or provide debt financing to, Parent in an aggregate amount equal to $1,650,000,000 (the “Fairfax Equity Commitment”). The Fairfax Equity Commitment, when funded in full in accordance with the Equity Commitment Letter, will provide Parent and Merger Sub, prior to or concurrently with the Closing, an amount of cash that is sufficient to fund the payment of (i) the aggregate Merger Consideration, (ii) any other amounts required to be paid under Article III of the Merger Agreement (other than the Final Dividend (as defined in the Merger Agreement)) and (iii) the aggregate amount required to redeem or repurchase the Company Series A Preferred Stock. To the extent that, at the Closing, Parent and Merger Sub do not require the full amount of the Fairfax Equity Commitment to fund the Required Amount (as defined in the section of this proxy statement entitled “The Equity Commitment Letter”), the Fairfax Equity Commitment will be reduced to the actual amount required to fund the Required Amount; provided that any such reduction will only occur contemporaneous with the Closing (but prior to the effectiveness of the Merger) and the payment of the Required Amount in accordance with the Merger Agreement.
In addition, in the event either Parent or Merger Sub is determined, pursuant to a final and non-appealable order or a final written settlement agreement, to be liable for monetary damages payable to the Company in respect of a breach of the Merger Agreement, Fairfax has agreed to purchase, directly or indirectly, debt or equity securities of, or provide debt financing to, Parent in an amount equal to the lesser of (i) such damages amount, plus any reasonable, documented, out-of-pocket fees, costs and expenses of the Company incurred in connection therewith, and (ii) $400,000,000 (such lesser amount of clauses (i) and (ii), the “Damages Commitment”), provided that Fairfax will not be required to fund both the Fairfax Equity Commitment and the Damages Commitment.
For more information, see the section of this proxy statement entitled “The Equity Commitment Letter” beginning on page 142 and the full text of the Equity Commitment Letter, attached as Annex E to this proxy statement, which is incorporated by reference in this proxy statement in its entirety.
Joint Bidding Agreement
On November 4, 2025, Holdco and certain affiliates of Fairfax entered into a Joint Bidding Agreement pursuant to which the parties agreed to work together exclusively and in good faith to pursue the Transactions. Until the termination of the Joint Bidding Agreement, each of Holdco and affiliates of Fairfax has agreed not to, directly or indirectly, initiate, enter into, encourage or continue discussions or negotiations with any third party with respect to any alternative acquisition proposal involving the Company’s shares or assets, subject to limited exceptions for actual and prospective equity or debt providers in connection with the Transactions.
For more information, see the section of this proxy statement entitled “Joint Bidding Agreement” beginning on page 144 and the full text of the Joint Bidding Agreement, attached as Annex F-1 to this proxy statement, which is incorporated by reference in this proxy statement in its entirety.
Appraisal Rights (page 209)
If the Merger is consummated and certain conditions under DGCL Section 262(g) are satisfied, holders of record and beneficial owners of Company Common Stock who have not consented to or otherwise voted in favor of the Merger Proposal (whether by voting against the Merger Proposal, abstaining or otherwise not voting with respect to the Merger Proposal), who properly demand an appraisal of their shares, who continuously hold (in the case of holders of record) or continuously own (in the case of beneficial owners) their shares of Company Common Stock through the Effective Time, who otherwise comply with the statutory requirements of DGCL Section 262 and who do not validly withdraw their demands or otherwise lose their rights to seek appraisal, subject to the conditions thereof, are entitled to seek appraisal of their shares of Company Common Stock in connection with the Merger under DGCL Section 262.
A copy of DGCL Section 262 may be accessed without subscription or cost (and which is incorporated herein by reference) at the following publicly available website: https://delcode.delaware.gov/title8/c001/sc09/index.html#262. The summary of DGCL Section 262 included herein is not a complete statement of the law pertaining to appraisal rights under the DGCL and is qualified in its entirety by the full text of DGCL Section 262 and any amendments thereto after the date of this proxy statement, which is incorporated herein by reference. The following summary does not constitute any legal or other advice and does not constitute a recommendation that the Company’s stockholders or beneficial owners exercise their appraisal rights under DGCL Section 262. Holders of record and beneficial owners of shares of Company Common Stock should carefully review the full text of DGCL Section 262 as well as the information discussed below. Failure to follow the steps required by DGCL Section 262 for demanding and perfecting appraisal rights may result in the loss of such rights. A person who loses his, her or its appraisal rights will be entitled to receive the Merger Consideration under the Merger Agreement, without interest, subject to compliance with the Merger Agreement. Consequently, any person wishing to exercise appraisal rights is encouraged to consult legal counsel before attempting to exercise those rights. For more information, please see the section of this proxy statement entitled “Appraisal Rights” beginning on page 209.

QUESTIONS AND ANSWERS
The following questions and answers address some commonly asked questions regarding the Merger Agreement and the Merger, as well as the Special Meeting. These questions and answers may not address all questions you may have or that are important to you as a stockholder of Kennedy Wilson. Kennedy Wilson encourages you to carefully read the more detailed information contained elsewhere in this proxy statement, including the annexes to this proxy statement and the other documents to which Kennedy Wilson refers in this proxy statement in their entirety. You may obtain the information incorporated by reference in this proxy statement without charge by following the instructions in the section of this proxy statement entitled “Where You Can Find Additional Information” beginning on page 220.
Q:	Why am I receiving these materials?
A:
On February 16, 2026, Kennedy Wilson entered into the Merger Agreement, pursuant to which, among other things and on the terms and subject to the conditions in the Merger Agreement, Merger Sub will be merged with and into the Company (the “Merger” and, together with the other transactions contemplated by the Merger Agreement, collectively, the “Transactions”), pursuant to which the separate corporate existence of Merger Sub will thereupon cease and the Company will continue as the Surviving Company, owned, directly or indirectly, by Parent and the Consortium Parties.

In order to complete the Transactions, Kennedy Wilson’s stockholders must vote to approve the adoption of the Merger Agreement at the Special Meeting, where approval of the Company Stockholder Approvals will be sought. The receipt of the Company Stockholder Approvals is a condition to the consummation of the Merger. See the section of this proxy statement entitled “The Merger Agreement — Conditions of the Merger” beginning on page 132.
The Board is furnishing this proxy statement and form of proxy to the holders of shares of Company Voting Stock as of the Record Date in connection with the solicitation of proxies of Kennedy Wilson’s stockholders to be voted at the Special Meeting.
This proxy statement, which you should read carefully and in its entirety, including the annexes to this proxy statement and the other documents to which the Company refers in this proxy statement, contains important information about the Merger Agreement and the Transactions, including the Merger, as well as the Special Meeting and the matters to be voted on at the Special Meeting. The enclosed materials allow you to submit a proxy to vote your shares of Company Voting Stock without attending the Special Meeting and to ensure that your shares of Company Voting Stock are represented and voted at the Special Meeting. Your vote is very important. Even if you plan to attend the Special Meeting, the Company encourages you to submit a proxy as soon as possible.
Q:	What effect will the Merger have on the Company and what will I receive if the Transactions are completed?
A:
If the Merger Agreement is adopted by Kennedy Wilson’s stockholders and the other closing conditions are satisfied or duly waived, Merger Sub will be merged with and into the Company, the separate corporate existence of Merger Sub will thereupon cease and the Company will continue as the Surviving Company, owned, directly or indirectly, by Parent and the Consortium Parties.

At the Effective Time, each share of the Company Common Stock, outstanding immediately prior to the Effective Time (other than (i) each share (a) held in the treasury of the Company or owned by any direct or indirect wholly owned subsidiary of the Company or (b) held, directly or indirectly, by Parent or Merger Sub or any of their direct or indirect wholly owned subsidiaries, which will automatically be cancelled without any conversion thereof and no payment or distribution will be made with respect thereto; (ii) each Rollover Share; and (iii) the Dissenting Shares) will cease to exist and will be converted automatically into the right to receive the Merger Consideration. At the Effective Time, each share of the Company Series B Preferred Stock and the Company Series C Preferred Stock outstanding immediately prior to the Effective Time will remain outstanding in accordance with the terms and conditions of, as applicable, the Series B Certificate of Designations and the Series C Certificate of Designations and will represent shares of Company Series B Preferred Stock or Company Series C Preferred Stock, as applicable, of the Surviving Company on the terms set forth in the Series B Certificate of Designations or the Series C Certificate of Designations, as applicable, unless Parent and the holders thereof elect to (A) transfer and contribute any such shares of Company Series B Preferred Stock or Company Series C Preferred Stock to the Company as a contribution to the capital of the Company (and without the issuance of any additional shares of capital stock of the Company) or (B) cancel any such shares of Company Series B Preferred Stock or Company Series C Preferred Stock, in each case for no consideration prior to the Closing. At the Effective Time, each Company Warrant, outstanding immediately prior to the Effective Time, will remain outstanding in accordance with the terms and conditions of each such Company Warrant, unless Parent and the holders thereof elect to cancel any such Company Warrant for no consideration prior to the Closing. In addition, each share of the Company Series A Preferred Stock outstanding immediately prior to the Effective Time, will be redeemed by the Company immediately prior to the Closing in accordance with the terms and conditions of the Series A Certificate of Designations.
Separately, in accordance with and pursuant to the Rollover Agreements, each Rollover Stockholder will, immediately prior to the Effective Time, contribute all of the shares of Company Common Stock specified therein to (i) Parent or (ii) Holdco, which will thereafter contribute such shares to Parent, and Parent has agreed, concurrently with such contribution, to accept such Rollover Shares in exchange for limited liability company units or other securities of Parent in accordance with the limited liability company agreement of Parent. The Rollover Shares will not be entitled to receive the Merger Consideration and will not be cancelled or converted at the Effective Time.
Q:	How does the Merger Consideration compare to the market price of the Company Common Stock?
A:
The Merger Consideration of $10.90 per share represents a premium of approximately 45.9% over the closing price of the Company’s unaffected share price as of November 4, 2025, the last trading day prior to the public disclosure of the November 4 Proposal (as defined in the section of this proxy statement entitled “Special Factors – Background of the Merger”).

Q:	What will happen to Kennedy Wilson’s Company Equity Awards?
A:	Generally speaking, the Company Equity Awards will be treated as follows:
•
Treatment of Company RSU Awards. Pursuant to the Merger Agreement and except as contemplated by any Rollover Agreement, at the Effective Time, each Company RSU that is outstanding as of immediately prior to the Effective Time will, automatically and without any required action on the part of the holder thereof, vest in full, to the extent unvested, and be cancelled. The holder thereof will then become entitled to receive solely, in full satisfaction of the rights of such holder with respect thereto, a lump-sum cash payment, without interest, equal to (x) the product, rounded down to the nearest cent, obtained by multiplying (1) the total number of shares underlying such Company RSU, by (2) the Merger Consideration, plus (y) any amounts payable in respect of accrued and unpaid dividend equivalents thereon (the “Company RSU Consideration”).

•
Treatment of Company PSU Awards. Pursuant to the Merger Agreement and except as contemplated by any Rollover Agreement, at the Effective Time, each Company PSU that is outstanding as of immediately prior to the Effective Time will, automatically and without any required action on the part of the holder thereof, vest in full, to the extent unvested, and be cancelled. The holder thereof will then become entitled to receive solely, in full satisfaction of the rights of such holder with respect thereto, a lump-sum cash payment, without interest, equal to (x) the product, rounded down to the nearest cent, obtained by multiplying (1) the total number of shares underlying such Company PSU immediately prior to the Effective Time, based on target level achievement of applicable performance goals, by (2) the Merger Consideration, plus (y) any amounts payable in respect of accrued and unpaid dividend equivalents thereon (the “Company PSU Consideration”).

•
Treatment of Bonus Units. Pursuant to the Merger Agreement, at the Effective Time, each Company Bonus Unit that is outstanding as of immediately prior to the Effective Time will, automatically and without any required action on the part of the holder thereof, vest in full, to the extent unvested, and be cancelled. The holder thereof will then become entitled to receive a lump-sum cash payment, without interest, equal to the consideration such employee would receive in connection with a “change of control” in accordance with the terms of such Company Bonus Unit Agreement (the “Company Bonus Unit Consideration”).

•	Treatment of Cancelled Equity Awards. At the Effective Time, each Company RSU and Company PSU that is subject to a Rollover Agreement (collectively, “Cancelled Equity Awards”) will automatically and without any required action on the part of the holder thereof, be cancelled and converted into the right to receive a cash payment equal to the amount payable in respect of accrued and unpaid dividend equivalents thereon (the “Cancelled Equity Award Consideration”).
Cash payments made in respect of the Company RSU Consideration, the Company PSU Consideration, the Company Bonus Unit Consideration and the Cancelled Equity Award Consideration will be paid as promptly as reasonably practicable after the Effective Time, but in any event, no later than the first payroll date that occurs more than two business days after the Closing Date, less applicable tax withholdings and deductions, through the Surviving Company’s payroll system (or such other method as the Company typically utilizes for such payments).
Q:	What am I being asked to vote on at the Special Meeting?
A:	You are being asked to vote on the following proposals:
•	The Merger Proposal: The proposal to adopt the Merger Agreement, pursuant to which Merger Sub will be merged with and into Kennedy Wilson, with Kennedy Wilson continuing as the Surviving Company;
•
The Advisory Compensation Proposal: The proposal to approve on a non-binding, advisory basis, the compensation that will or may become payable by Kennedy Wilson to its named executive officers in connection with the Transactions; and

•
The Adjournment Proposal: The proposal to approve one or more adjournments of the Special Meeting, from time to time, to a later date or dates to solicit additional proxies if there are insufficient votes to adopt the Merger Proposal at the time of the Special Meeting.

Q:	When and where is the Special Meeting?
A:
The Special Meeting will take place virtually on June 10, 2026 at 1:00 p.m., Pacific Time, unless the meeting is postponed or adjourned. You may attend the Special Meeting solely via a live interactive webcast on the internet at www.virtualshareholdermeeting.com/KW2026SM. You will need the control number found on your proxy card or voting instruction form in order to participate in the Special Meeting (including voting your shares). For purposes of attendance at the Special Meeting, all references in this proxy statement to “present in person” or “in person” will mean virtually present at the Special Meeting.

The virtual Special Meeting platform is fully supported across browsers (MS Edge, Firefox, Chrome and Safari) and devices (desktops, laptops, tablets and cell phones) running the most up-to-date version of applicable software and plugins. Note: Internet Explorer is not a supported browser. You should ensure that you have a strong Wi-Fi connection wherever you intend to participate in the Special Meeting.
Q:	What if, during the check-in time or during the meeting, I have technical difficulties or trouble accessing the virtual meeting website?
A:
We will have technicians ready to assist you with any technical difficulties you may experience in accessing the virtual Special Meeting. If you encounter any technical difficulties in accessing the virtual Special Meeting during the check-in or meeting time, please call:

Tel # (US): 844-986-0822
Tel # (International): 303-562-9302
Q:	Who is entitled to vote at the Special Meeting?
A:
All of Kennedy Wilson’s stockholders as of the close of business on May 4, 2026, which is the Record Date for determining the stockholders of Kennedy Wilson entitled to notice of and vote at the Special Meeting, are entitled to vote their shares of Company Voting Stock at the Special Meeting. As of the close of business on the Record Date, there were 139,303,275 shares of Company Common Stock outstanding and entitled to vote at the Special Meeting. For each share of Company Common Stock that you own as of the close of business on the Record Date, you will have one vote on each matter submitted for a vote at the Special Meeting.

Holders of shares of Company Series A Preferred Stock are entitled to vote with the shares of Company Common Stock as a single class, and not as a separate class, on an as-converted basis. As of the close of business on the Record Date, the outstanding shares of Company Series A Preferred Stock were convertible into, and the holders thereof are entitled to vote in respect of, a total of 12,158,280 shares of Company Common Stock. Series B Holders and Series C Holders who are also holders of the Company Warrants are entitled to vote on matters presented at the Special Meeting together with holders of shares of Company Common Stock, voting as a single class, and not as a separate class. For these purposes, each such Series B Holder or Series C Holder, as the case may be, will be entitled to vote a number of shares of Company Common Stock equal to the whole number of shares of Company Common Stock that such Series B Holder or Series C Holder (or their respective affiliates) would have been entitled to receive upon exercise of all of such Series B Holder’s or Series C Holder’s (or their respective affiliates’) Company Warrants to acquire Company Common Stock outstanding as of the Record Date, assuming, for these purposes, that such Company Warrants were exercised on such Record Date and settled pursuant to the physical settlement provisions of such Company Warrants. As of the close of business on the Record Date, there were 13,043,478 shares of Company Common Stock underlying Company Warrants outstanding and held by Series B Holders, which entitles such Series B Holders to vote in respect of a total of 13,043,478 shares of Company Common Stock. Prior to obtaining the “Requisite Stockholder Approval” (as defined in the Series C Certificate of Designations), which has not been obtained as of the close of business on the Record Date, Series C Holders will not have the right to vote to the extent, and only to the extent, that such right to vote would result in such holder, or a “person” or “group” (within the meaning of Section 13(d)(3) of the Exchange Act) that includes such Series C Holder, having voting power in excess of 19.9% of the then-outstanding shares of the Company Common Stock. Therefore, as of the close of business on the Record Date, although there were 12,338,062 shares of Company Common Stock underlying Company Warrants outstanding and held by Series C Holders, such Series C Holders are not entitled to vote any of their shares of Company Series C Preferred Stock. Including the voting rights of the Company Preferred Stock, as of the close of business on the Record Date, a total of 164,505,033 shares of Company Common Stock were outstanding, or underlying the Company Series A Preferred Stock or the applicable Company Warrants held by Series B Holders, and entitled to vote at the Special Meeting.
Q:	What constitutes a quorum for purposes of the Special Meeting?
A:
The holders of a majority of the voting power of the shares of Company Voting Stock entitled to vote at the Special Meeting, present by means of remote communication or represented by proxy, will constitute a quorum at the Special Meeting. A quorum of stockholders is necessary to hold the Special Meeting. Proxies received but marked as abstentions, if any, will be counted as present for purposes of determining whether a quorum exists. Because brokers do not have discretionary voting authority with respect to any of the proposals described in this proxy statement, if a beneficial owner of shares of Company Common Stock held in “street name” does not give voting instructions to the broker with respect to any proposals to be considered at the Special Meeting, then those shares of Company Common Stock will not be present in person or represented by proxy at the Special Meeting, and, therefore, will not count towards the quorum of the Special Meeting. If you instruct your broker, bank or other nominee how to vote on at least one, but not all of the proposals to be considered at the Special Meeting, your shares of Company Common Stock will be counted as present for purposes of determining whether a quorum is present at the Special Meeting. In the event that a quorum is not present at the Special Meeting, it is expected that the Special Meeting will be adjourned to a later date until a quorum is present. The Special Meeting may be adjourned by the chairperson of the meeting if a quorum is not present or by a majority in voting power of the stockholders entitled to vote at the meeting, present or represented by proxy at the Special Meeting, whether or not there is a quorum. If after the adjournment a new record date is fixed for the adjourned meeting, we will provide a notice of the adjourned meeting to each stockholder of record entitled to vote at the Special Meeting.

Q:	What vote is required to approve the Merger Proposal?
A:
Approval of the Merger Proposal requires (i) the affirmative vote of a majority of the outstanding voting power of (a) the Company Common Stock, (b) the Company Series A Preferred Stock (on an as-converted basis), (c) the Company Series B Preferred Stock (based on the number of Company Series B Warrants outstanding and in accordance with the Series B Certificate of Designations) and (d) the Company Series C Preferred Stock (based on the number of Company Series C Warrants outstanding and in accordance with the Series C Certificate of Designations), in each case, entitled to vote on the Merger Proposal, voting as a single class, and (ii) the affirmative vote of at least two-thirds of the outstanding voting power of the Company Voting Stock entitled to vote on the Merger Proposal, excluding the Company Voting Stock “owned” (as such term is defined in DGCL Section 203) by the Consortium Parties and their respective “affiliates” and “associates” (as such terms are defined in DGCL Section 203).

Q:	What vote is required to approve the Advisory Compensation Proposal?
A:
Approval of the Advisory Compensation Proposal requires the affirmative vote of a majority in voting power of the votes cast (excluding abstentions and broker non-votes (if any)) by stockholders of Kennedy Wilson present by means of remote communication or represented by proxy at the Special Meeting and entitled to vote on such proposal.

Q:	What vote is required to approve the Adjournment Proposal?
A:
Approval of the Adjournment Proposal requires the affirmative vote of a majority in voting power of the votes cast (excluding abstentions and broker non-votes (if any)) by the stockholders of Kennedy Wilson present by means of remote communication or represented by proxy at the Special Meeting and entitled to vote on such proposal.

Q:	What happens if I fail to vote or abstain from voting on a proposal?
A:
If you (i) are a stockholder of record as of the Record Date and fail to submit a signed proxy card, grant a proxy over the internet or by telephone, or vote your shares in person at the Special Meeting, or if you (ii) hold your shares in “street name” and you fail to instruct your broker, bank or other nominee on how to vote your shares, your shares will not be counted for purposes of determining whether a quorum is present at the Special Meeting, and such failure to vote will have the same effect as voting “AGAINST” the Merger Proposal and will have no effect on the outcome of the vote on the Advisory Compensation Proposal or the Adjournment Proposal (assuming a quorum is present).

With respect to the Merger Proposal, if you abstain from voting, your shares will be counted as present for purposes of determining the presence of a quorum, but such abstention will have the same effect as voting “AGAINST” such proposal. With respect to the Advisory Compensation Proposal and the Adjournment Proposal, if you abstain from voting, your shares will be counted as present for purposes of determining the presence of a quorum, and such abstention will have no effect on such proposals.
Q:	How will Kennedy Wilson’s directors and executive officers and certain other stockholders vote on the Merger Proposal?
A:
Kennedy Wilson’s directors and executive officers currently owning shares of Company Voting Stock have informed Kennedy Wilson that, as of the date of this proxy statement, they intend to vote all of the shares of Company Voting Stock owned directly by them in favor of the Merger Proposal, the Advisory Compensation Proposal and the Adjournment Proposal. As of the close of business on the Record Date, Kennedy Wilson’s directors and executive officers, excluding the Consortium Parties and their affiliates, beneficially owned, in the aggregate, approximately 13.73% of the total outstanding voting power of the equityholders of the Company and Kennedy Wilson’s directors and executive officers, including the Consortium Parties and their affiliates, beneficially owned, in the aggregate, approximately 19.01% of the total outstanding voting power of the equityholders of the Company. For more information, see the section of this proxy statement entitled “Special Factors — Intent of Kennedy Wilson’s Directors and Executive Officers to Vote in Favor of the Transactions” beginning on page 89.

The Consortium Parties beneficially owned, in the aggregate 27,539,085 shares of Company Common Stock, 13,043,478 shares of Company Common Stock underlying Company Warrants outstanding and held by Series B Holders, and 12,338,062 shares of Company Common Stock underlying Company Warrants outstanding and held by Series C Holders that are not entitled to vote, collectively representing approximately 24.67% of the total voting power of the Company as of the close of business on the Record Date, entered into Voting and Support Agreements, pursuant to which each of them agreed to vote all of their shares of Company Voting Stock in favor of the Merger Proposal, the Advisory Compensation Proposal and the Adjournment Proposal, in each case, subject to the terms and conditions contained in the Voting and Support Agreements. For more information, see the section of this proxy statement entitled “Special Factors — Intent of Kennedy Wilson’s Directors and Executive Officers to Vote in Favor of the Transactions” and “The Voting and Support Agreements,” each beginning on page 89 and page 138, respectively, as well as the full text of the Voting and Support Agreements, attached as Annex B-1 and Annex B-2 to this proxy statement, which are incorporated by reference in this proxy statement in its entirety.
Q:	What do I need to do now?
A:
We encourage you to read this proxy statement, the annexes to this proxy statement and the documents that we refer to in this proxy statement in their entirety and carefully consider how the Transactions affect you. Then, even if you expect to attend the Special Meeting in person, please sign, date and return, as promptly as possible, the enclosed proxy card (a prepaid reply envelope is provided for your convenience) or grant your proxy electronically over the internet or by telephone (using the instructions found on the proxy card), so that your shares can be voted at the Special Meeting. If you hold your shares in “street name,” please refer to the voting instruction form provided by your bank, broker or other nominee for information on how to vote your shares. Please do not send your stock certificates with your proxy card.
Q:	What is the Special Committee, and what role did it play in evaluating the Merger?
A:
Kennedy Wilson’s Board formed the Special Committee to, among other things, review, evaluate and determine whether a Potential Transaction (as defined below) is fair to, and in the best interests of, the Company and its stockholders, including the Unaffiliated Security Holders, and, if the Special Committee deemed appropriate, recommend to the Board that the Board approve any Potential Transaction. The Special Committee is comprised solely of five directors, each of whom the Board determined, based on information previously discussed with, furnished to or otherwise disclosed to and reviewed by the Board, met the criteria of a disinterested director under Delaware law with respect to the Potential Transaction. As more fully described in the sections of this proxy statement entitled “Special Factors — Recommendations of the Special Committee and the Board” and “Special Factors — Reasons for the Merger” beginning on page 44 and page 47, respectively, the Special Committee evaluated the Merger Agreement, the Company Disclosure Letter, the Voting and Support Agreements, the Equity Commitment Letter, the Rollover Agreements and the Transactions, including the Merger, with the assistance of independent legal and financial advisors. At the conclusion of its review, the Special Committee, among other things, unanimously (i) determined the Merger Agreement and the Transactions, including the Merger, upon the terms and subject to the conditions set forth in the Merger Agreement, to be advisable and in the best interests of the Company and its Public Stockholders, (ii) determined that the Merger Agreement and the Transactions are fair to, and in the best interests of, the Unaffiliated Security Holders, and (iii) approved and declared that the Merger Agreement and the Transactions, including the Merger, are advisable. The Special Committee also unanimously recommended to the Board that the Board (1) approve the Merger Agreement and the Transactions, including the Merger; (2) recommend the adoption and approval of the Merger Agreement and the Transactions, including the Merger, by the stockholders of the Company; and (3) approve the execution, delivery and performance by the Company of the Merger Agreement and the consummation of the Transactions, including the Merger, upon the terms and subject to the conditions set forth therein.

Q:	How does Kennedy Wilson’s Board recommend that I vote?
A:	The Merger Agreement and the Transactions contemplated thereby, including the Merger, have been approved by the Special Committee and the Board. Kennedy Wilson’s Board recommends that you vote:
•	“FOR” the approval of the Merger Proposal;
•	“FOR” the approval of the Advisory Compensation Proposal; and
•	“FOR” the approval of the Adjournment Proposal.
You should read the sections of this proxy statement entitled “Special Factors — Recommendations of the Special Committee and the Board” and “Special Factors — Reasons for the Merger” beginning on page 44 and page 47, respectively, for a discussion of the factors that the Special Committee and the Board considered in deciding to recommend the approval and adoption of the Merger Agreement and the Transactions, including the Merger.
Q:	What happens if the Merger is not completed?
A:
If the Merger Agreement is not adopted as a result of the failure to obtain the Company Stockholder Approvals, or if the Merger is not completed for any other reason, Kennedy Wilson’s stockholders will not be entitled to receive any payment for their shares of Company Common Stock. Instead: (i) Kennedy Wilson will remain an independent public company, (ii) the Company Common Stock will continue to be listed and traded on the NYSE under the symbol “KW” and registered under the Exchange Act, (iii) the Company Preferred Stock will remain outstanding in accordance with the applicable Certificate of Designations and (iv) the Company will continue to file periodic reports with the SEC.

In addition, in specified circumstances in which the Merger Agreement is terminated, Kennedy Wilson has agreed to pay Parent a termination fee. For more information, see the section of this proxy statement entitled “The Merger Agreement — Termination Fee” beginning on page 135.

Q:	Am I entitled to rights of appraisal under the DGCL?
A:
Under DGCL Section 262, if the Merger is consummated and certain conditions under DGCL Section 262(g) are satisfied, holders of record and beneficial owners of Company Common Stock who continuously hold (in the case of holders of record) or continuously own (in the case of beneficial owners) shares of the Company Common Stock through the Effective Time, who have not consented to or otherwise voted in favor of the Merger Proposal and who properly demand an appraisal of their shares and who do not validly withdraw their demands or otherwise lose their rights to seek appraisal will be entitled to seek appraisal of their shares of Company Common Stock in connection with the Merger under DGCL Section 262. This means that the holders of record and beneficial owners of Company Common Stock who comply with the aforementioned requirements may be entitled to have their shares of the Company Common Stock appraised by the Delaware Court of Chancery, and to receive payment in cash for the “fair value” of their shares of Company Common Stock, exclusive of any elements of value arising from the accomplishment or expectation of the Merger, together with (unless the Delaware Court of Chancery in its discretion determines otherwise for good cause shown) interest on the amount determined by the Delaware Court of Chancery to be fair value of the Company Common Stock from the Effective Time through the date of payment of the judgment, in lieu of the Merger Consideration such holder of record or beneficial owner of Company Common Stock would have received pursuant to the Merger Agreement. Holders of record and beneficial owners of Company Common Stock who wish to preserve any appraisal rights they may have, must so advise the Company by submitting a written demand for appraisal prior to the vote on the Merger Proposal at the Special Meeting, and must otherwise follow fully the procedures prescribed by DGCL Section 262. For more information, see the section of this proxy statement entitled “Appraisal Rights” beginning on page 209.

Q:	What is the compensation that will or may become payable by Kennedy Wilson to its named executive officers in connection with the Transactions?
A:
The compensation that will or may become payable by Kennedy Wilson to its named executive officers in connection with the Transactions is certain compensation that is tied to or based on the Transactions and payable to certain of Kennedy Wilson’s named executive officers pursuant to underlying plans and arrangements that are contractual in nature. For more information, see the section of this proxy statement entitled “Special Factors — Interests of the Company’s Directors and Executive Officers in the Transactions” beginning on page 83.

Q:	What is the difference between holding shares as a stockholder of record and as a beneficial owner?
A:
If your shares are registered directly in your name with Kennedy Wilson’s transfer agent, Continental Stock Transfer & Trust Co., you are considered, with respect to those shares, to be the “stockholder of record.” If you are a stockholder of record, this proxy statement and your proxy card have been sent directly to you by or on behalf of Kennedy Wilson. As a stockholder of record, you may attend the Special Meeting and vote your shares at the Special Meeting using the control number on the enclosed proxy card.

If your shares of Company Common Stock are held through a bank, broker or other nominee, you are considered the “beneficial owner” of shares of Company Common Stock held in “street name.” If you are a beneficial owner of shares of Company Common Stock held in “street name,” this proxy statement has been forwarded to you by your bank, broker or other nominee who is considered, with respect to those shares, to be the stockholder of record. As the beneficial owner, you have the right to direct your bank, broker or other nominee how to vote your shares by following their instructions for voting. You are also invited to attend the Special Meeting. However, because you are not the stockholder of record, you may not vote your shares at the Special Meeting unless you provide a “legal proxy” from your bank, broker or other nominee giving you the right to vote your shares at the Special Meeting.
Q:	If my broker holds my shares of Company Common Stock in “street name,” will my broker vote my shares for me?
A:
No. Your bank, broker or other nominee will only be permitted to vote your shares of Company Common Stock if you instruct your bank, broker or other nominee as to how to vote. You should follow the procedures provided by your bank, broker or other nominee to vote your shares.

If you do not provide your bank, broker or other nominee with voting instructions, with respect to any of the proposals to be considered at the Special Meeting, your shares will not be voted on any of the proposals, which will have the same effect as if you voted “AGAINST” the Merger Proposal and will have no effect on the outcome of the vote on the Advisory Compensation Proposal and the Adjournment Proposal, except to the extent affecting the obtaining of a quorum at the meeting. In such instance, your shares will not be counted towards determining whether a quorum is present.
If you instruct your broker, bank or other nominee how to vote on at least one, but not all of the proposals to be considered at the Special Meeting, your shares of Company Common Stock will be voted according to your instructions on those proposals for which you have provided instructions and will be counted as present for purposes of determining whether a quorum is present at the Special Meeting. In this scenario, a “broker non-vote” will occur with respect to each proposal for which you did not provide voting instructions to your broker, bank or other nominee.
Q:	How may I vote?
A:	If you are a stockholder of record (that is, if your shares are registered in your name with Continental Stock Transfer & Trust Co., Kennedy Wilson’s transfer agent), there are four ways to vote:
•	by signing, dating and returning the enclosed proxy card (a prepaid reply envelope is provided for your convenience);
•	by submitting your voting instructions over the internet by visiting the internet address on your proxy card;
•	by submitting your voting instructions by telephone by calling the toll-free (within the United States or Canada) phone number on your proxy card; or
•	by attending the Special Meeting and voting at the Special Meeting using the control number on the enclosed proxy card.
The control number located on your proxy card is designed to verify your identity and allow you to vote your shares and to confirm that your voting instructions have been properly recorded when voting electronically over the internet or by telephone. Although there is no charge for voting your shares, if you vote electronically over the internet or by telephone, you may incur costs such as internet access and telephone charges for which you will be responsible.
Even if you plan to attend the Special Meeting, you are strongly encouraged to vote your shares by proxy. If you are a stockholder of record or if you provide a “legal proxy” to vote shares that you beneficially own, you may vote your shares at the Special Meeting even if you have previously voted by proxy. If you attend the Special Meeting and vote at the Special Meeting, your vote will revoke any previously submitted proxy.
If your shares of Company Common Stock are held in “street name” through a bank, broker or other nominee, you may vote through your bank, broker or other nominee by completing and returning the voting instruction form provided by your bank, broker or other nominee, or, if such a service is provided by your bank, broker or other nominee, electronically over the internet or by telephone. To vote over the internet or by telephone through your bank, broker or other nominee, you should follow the instructions on the voting instruction form provided by your bank, broker or nominee. However, because you are not the stockholder of record, you may not vote your shares at the Special Meeting unless you provide a “legal proxy” from your bank, broker or other nominee giving you the right to vote your shares at the Special Meeting.
Q:	May I attend the Special Meeting and vote at the Special Meeting?
A:
Yes. You may attend the Special Meeting by means of remote communication via live interactive webcast on the internet at www.virtualshareholdermeeting.com/KW2026SM. The Special Meeting will begin at 1:00 p.m., Pacific Time, on June 10, 2026. Online check-in will begin at 12:45 p.m., Pacific Time. You will need the control number found on your proxy card or voting instruction form in order to participate in the Special Meeting (including voting your shares). As the Special Meeting is virtual, there will be no physical meeting location.

Even if you plan to attend the Special Meeting as described above, to ensure that your shares will be represented at the Special Meeting, Kennedy Wilson encourages you to promptly sign, date and return the enclosed proxy card (a prepaid reply envelope is provided for your convenience) or grant your proxy electronically over the internet or by telephone (using the instructions found on the proxy card). If you attend the Special Meeting as described above and vote at the Special Meeting, your vote will revoke any proxy previously submitted.

If, as of the Record Date, you are a beneficial owner of shares of Company Common Stock held in “street name,” you may not vote your shares at the Special Meeting unless you provide a “legal proxy” from your bank, broker or other nominee giving you the right to vote your shares at the Special Meeting. Otherwise, you should instruct your bank, broker or other nominee how to vote your shares in accordance with the voting instruction form provided by your bank, broker or other nominee. Your bank, broker or other nominee cannot vote on any of the proposals to be considered at the Special Meeting without your instructions.
Q:	Why did the Company choose to hold a virtual Special Meeting?
A:
Kennedy Wilson’s Board decided to hold the Special Meeting virtually (rather than in person) in order to facilitate stockholder attendance and participation by enabling stockholders to participate fully, and equally, from virtually any location around the world. You will bear any costs associated with your internet access, such as usage charges from internet access providers and telephone companies. A virtual Special Meeting makes it possible for more stockholders (regardless of size, resources or physical location) to have direct access to information, while saving Kennedy Wilson and its stockholders time and money. Kennedy Wilson also believes that the online tools that it has selected will increase stockholder communication. Kennedy Wilson remains very sensitive to concerns that virtual meetings may diminish stockholder voice or reduce accountability. Accordingly, Kennedy Wilson has designed its virtual format to enhance, rather than constrain, stockholder access, participation and communication.

Q:	What is a proxy?
A:
A proxy is your legal designation of another person, referred to as a “proxy,” to vote your shares. The written document describing the matters to be considered and voted on at the Special Meeting is called a “proxy statement.” The document used to designate a proxy to vote your shares is called a “proxy card.” You may follow the instructions on the proxy card to designate a proxy by telephone or by the internet in the same manner as if you had signed, dated and returned a proxy card. Justin Enbody and Bailey Wilson Benzie of the Company, with full power of substitution and re-substitution, have been designated as the proxy holders for the Special Meeting by Kennedy Wilson’s Special Committee.

Q:	May I change my vote after I have mailed my signed and dated proxy card?
A:	Yes. If you are a stockholder of record, you may change your vote or revoke your proxy at any time before it is voted at the Special Meeting by:
•	signing another proxy card with a later date and returning it to Kennedy Wilson prior to the Special Meeting;
•	submitting a new proxy electronically over the internet or by telephone after the date of the earlier submitted proxy and prior to the Special Meeting;
•
delivering a written notice of revocation to Kennedy Wilson’s Assistant Secretary at our principal executive offices at Kennedy-Wilson Holdings, Inc., 151 S. El Camino Drive, Beverly Hills, California 90212, Attn: Assistant Secretary; or

•	attending the Special Meeting and voting at the Special Meeting using the control number on the enclosed proxy card.
If you hold your shares of Company Common Stock in “street name,” you should contact your bank, broker or other nominee for instructions regarding how to change your vote. You may also vote at the Special Meeting if you obtain a “legal proxy” from your bank, broker or other nominee giving you the right to vote your shares at the Special Meeting.
Q:	If a stockholder gives a proxy, how are the shares voted?
A:
Regardless of the method you choose to grant your proxy, the individuals named on the enclosed proxy card, with full power of substitution and re-substitution, will vote your shares in the way that you direct. If you sign and date your proxy card but do not mark the boxes showing how your shares should be voted on a matter, the shares represented by your properly signed proxy will be voted as recommended by the Board with respect to each proposal. This means that they will be voted: (1) “FOR” the approval of the Merger Proposal, (2) “FOR” the approval of the Advisory Compensation Proposal and (3) “FOR” the approval of the Adjournment Proposal, and in the proxy holders’ discretion with respect to any other business that may properly come before the Special Meeting.

Q:	Should I send in my stock certificates now?
A:
No. If the Merger Proposal is approved, shortly after the Merger is completed, under the terms of the Merger Agreement, you will receive a letter of transmittal containing instructions for how to send your stock certificates to the Paying Agent in order to receive the cash payment of the Merger Consideration for each share of Company Common Stock represented by the stock certificate. You will also receive a letter of transmittal containing instructions for how to exchange any book-entry shares you hold for the cash payment of the Merger Consideration. You should use the letter of transmittal to exchange your stock certificates or book-entry shares for the cash payment to which you are entitled upon completion of the Transactions. If your shares of Company Common Stock are held in “street name” through a nominee, you will receive instructions from your nominee as to how to effect the surrender of your “street name” shares of Company Common Stock in exchange for the Merger Consideration. Please do not send in your stock certificates now.

Q:	What happens if I sell or transfer my shares of Company Common Stock after the Record Date but before the Special Meeting?
A:
The Record Date for the Special Meeting is earlier than the date of the Special Meeting and the expected effective date of the Merger. If you sell or transfer your shares of Company Common Stock after the Record Date but before the Special Meeting, unless special arrangements (such as provision of a proxy) are made between you and the person to whom you sell or transfer your shares and each of you notifies Kennedy Wilson in writing of such special arrangements, you will transfer the right to receive the Merger Consideration in cash with respect to such shares, if the Merger is completed, to the person to whom you sell or transfer your shares, but you will retain your right to vote those shares at the Special Meeting. Even if you sell or transfer your shares of Company Common Stock after the Record Date, Kennedy Wilson encourages you to sign, date and return the enclosed proxy card (a prepaid reply envelope is provided for your convenience) or grant your proxy electronically over the internet or by telephone (using the instructions found on the proxy card).

Q:	What should I do if I receive more than one set of voting materials?
A:
Please sign, date and return (or grant your proxy electronically over the internet or by telephone for) each proxy card and voting instruction form that you receive to ensure that all of your shares are voted. You may receive more than one set of voting materials, including multiple copies of this proxy statement and multiple proxy cards or voting instruction forms, if your shares are registered differently or are held in more than one account. For example, if you hold your shares in more than one brokerage account, you will receive a separate voting instruction form for each brokerage account in which you hold shares. If you are a stockholder of record as of the Record Date and your shares are registered in more than one name, you will receive more than one proxy card. Please vote all voting materials that you receive.

Q:	Where can I find the voting results of the Special Meeting?
A:
Kennedy Wilson intends to announce preliminary voting results at the Special Meeting and publish final voting results in a Current Report on Form 8-K to be filed with the SEC following the Special Meeting. All reports that Kennedy Wilson files with the SEC are publicly available when filed. For more information, see the section of this proxy statement entitled “Where You Can Find Additional Information” beginning on page 220.

Q:	What are the material U.S. federal income tax consequences of the Merger to U.S. holders?
A:
The receipt of cash pursuant to the Merger will be a taxable transaction for U.S. federal income tax purposes. Please see the section of this proxy statement entitled “Special Factors — Material U.S. Federal Income Tax Consequences of the Merger” beginning on page 90 for a more detailed description of the material U.S. federal income tax consequences of the Merger. You should consult your own tax advisor for a full understanding of how the Merger will affect your federal, state, local or non-U.S. taxes.

Q:	When do you expect the Transactions to be completed?
A:
We currently expect to complete the Transactions in the second quarter of 2026. However, the exact timing of completion of the Merger, if at all, cannot be predicted because the Merger is subject to the closing conditions specified in the Merger Agreement, some of which are outside of our control. For more information, see the section of this proxy statement entitled “The Merger Agreement — Conditions of the Merger” beginning on page 132.

Q:	What governmental and regulatory approvals are required?
A:
Under the terms of the Merger Agreement, each of the Company, Parent and Merger Sub agrees to use their respective reasonable best efforts (except where the Merger Agreement specifies a different standard) to take, or cause to be taken, all actions and to do, or cause to be done, and assist and cooperate with the other parties in doing, all actions necessary, proper or advisable to cause the conditions to the Closing to be satisfied and to consummate the Transactions as promptly as reasonably practicable, including preparing and filing as promptly as practicable with any government authority or other third party all documentation to effect all necessary filings and registrations. The completion of the Merger is not conditioned upon any regulatory approvals having been obtained.

The Company does not believe that any material federal, state or international regulatory approvals, filings or notices are required in connection with effecting the Merger other than the approvals, filings or notices required under federal securities laws and the rules and regulations of the NYSE.
Q:	Do any of Kennedy Wilson’s directors or officers have interests in the Merger that may differ from those of Kennedy Wilson’s stockholders generally?
A:
Yes. In considering the recommendations of the Special Committee and the Board with respect to the Transactions, you should be aware that, aside from their interests as holders of the Company Common Stock, the Company Preferred Stock and/or the Company Equity Awards, certain of Kennedy Wilson’s directors and executive officers have certain interests in the Transactions that are different from, or in addition to, your interests as a stockholder, including payments in respect of Cancelled Equity Awards, potential severance benefits and rights to ongoing indemnification and insurance coverage. The Special Committee and the Board were aware of and considered these interests, among others, to the extent that they existed at the time and considered them in deciding to recommend that stockholders of the Company vote to adopt the Merger Agreement. For more information, see the section of this proxy statement entitled “Special Factors — Interests of the Company’s Directors and Executive Officers in the Transactions” beginning on page 83.

Q:	Who can help answer my questions?
A:
If you have any questions concerning the Transactions, including the Merger, the Special Meeting or this proxy statement, would like additional copies of the accompanying proxy statement or need help submitting your proxy or voting your shares, please contact Kennedy Wilson’s proxy solicitor:

Innisfree M&A Incorporated
501 Madison Avenue, 20th Floor
New York, NY 10022
Banks and Brokers Call Collect: (212) 750-5833
Shareholder May Call Toll-Free: (877) 750-8240

SPECIAL FACTORS
Background of the Merger
The following chronology summarizes key meetings, deliberations and events that led to the signing of the Merger Agreement. This chronology does not purport to catalog every conversation or correspondence involving the members of the Board or the Special Committee, the representatives of the Company, the Special Committee or the Consortium, or any other person.
Kennedy Wilson was founded in 1977 and acquired by William J. McMorrow, the Company’s current chairman and chief executive officer, and partners in 1988. The Company completed an initial public offering in 1992 and was subsequently taken private in 2004 which resulted in Mr. McMorrow owning a majority of the then-outstanding common stock of the Company. In November 2009, the Company went public again and the Company Common Stock became listed on the NYSE.
Since the Company went public in 2009, the Board and Company management have, from time to time and working with financial and legal advisors, evaluated the Company’s performance and operations, financial condition and opportunities and growth prospects in light of then-current business and economic conditions, as well as overall trends in the market, across a range of scenarios and potential future developments in the industries in which it operates. These reviews and evaluations have included (without limitation and as applicable) a range of recapitalization, financing, strategic and related transactions.
In May 2010, the Company established a strategic relationship with Fairfax. Since 2010, the Company and Fairfax have expanded their partnership and collaborated on various real estate acquisitions and real estate-related debt investments in the United States, Europe and Japan. In addition, since the beginning of the Company’s relationship with Fairfax, members of the Company management and Fairfax have, from time to time, discussed at a preliminary level a number of various potential transactions and opportunities, including, without limitation, a range of recapitalization, financing, strategic and related transactions.
Between 2019 and 2023, as part of an effort to reduce its outstanding indebtedness and fund its real estate investments and development pipeline, the Company issued three series of preferred stock to strategic equity investors, as described in the next two paragraphs.
On October 17, 2019, the Company issued 300,000 shares of Company Series A Preferred Stock to affiliates of Eldridge Industries (collectively, “Eldridge”) for $300 million. The holders of the Company Series A Preferred Stock are entitled to vote their shares of Company Series A Preferred Stock with holders of the Company Common Stock as a single class on an as-converted basis.
On March 8, 2022, the Company issued 300,000 shares of Company Series B Preferred Stock and Company Warrants to purchase approximately 13 million shares of Company Common Stock to affiliates of Fairfax for $300 million. On June 16, 2023, the Company issued 200,000 shares of Company Series C Preferred Stock and Company Warrants to purchase approximately 12 million shares of Company Common Stock to affiliates of Fairfax for $200 million. Each of the purchase agreements in respect of the Company Series B Preferred Stock and the Company Series C Preferred Stock contained a “standstill” provision that, among other things, prohibits Fairfax (either alone or as part of a “group” (within the meaning of the Exchange Act)) from seeking to effect, or proposing, a tender offer, merger or other business combination involving the Company. Series B Holders and Series C Holders are entitled to vote with the holders of the Company Common Stock as a single class to the extent of such holders’ ownership of the related Company Warrants, except that Series C Holders do not have the right to vote the Company Series C Preferred Stock to the extent that such right to vote would result in such holders, or a “person” or “group” (within the meaning of the Exchange Act) that includes such holders, having voting power in excess of 19.9% of the then-outstanding shares of Company Common Stock (unless the requisite approval of the holders of the Company Common Stock is obtained).
On October 19, 2025, Mr. McMorrow, Matthew Windisch, the Company’s President, and In Ku Lee, the Company’s General Counsel, met with representatives of Fairfax to engage in exploratory discussions regarding a potential acquisition of the Company in which Mr. McMorrow and Fairfax would participate as members of a potential buyer consortium. Following this meeting, Mr. McMorrow engaged Debevoise & Plimpton LLP (“Debevoise”) to represent himself and the possible buyer consortium in connection with a potential transaction. Thereafter, until November 4, 2025, Mr. McMorrow, Mr. Lee, Mr. Windisch and representatives of Fairfax, Debevoise and Allen Overy Shearman Sterling LLP (“A&O Shearman”), legal advisor to Fairfax, discussed the terms of a possible proposal letter and a possible Joint Bidding Agreement with respect to a potential transaction. These discussions regarding a possible proposal, including the Joint Bidding Agreement and related arrangements, were undertaken with the understanding that any such proposal would be presented to the Board for its consideration and any such potential transaction would be subject to and conditioned upon the review and approval of the Board and a special committee of independent and disinterested directors, and that neither the Joint Bidding Agreement nor any related arrangements would result in any transaction involving the Company absent such approval.
In late October 2025, Mr. McMorrow and a representative of Fairfax spoke with certain members of the Board and informed them that Mr. McMorrow and representatives of Fairfax had engaged in preliminary discussions regarding a potential acquisition of the Company in which Mr. McMorrow and Fairfax would participate as members of a potential buyer consortium. Mr. McMorrow indicated that, if such discussions progressed, the Board would need to consider the formation of a special committee of independent and disinterested directors to, among other things, review, evaluate and determine whether to pursue, and negotiate (or oversee the negotiation of), a potential transaction involving the Company, and that any such special committee would need to engage its own independent legal and financial advisors.
On November 4, 2025, the Board (excluding Mr. Burton) held a meeting in person and via videoconference, with certain members of the Company’s senior management in attendance. At the meeting, Mr. McMorrow advised the Board that, in order to present a proposal with the Board’s approval, he and Fairfax had discussed the formulation of a proposal and various arrangements among themselves in support of such a proposal, and Mr. Lee reported to the Board that such discussions, including the Joint Bidding Agreement and related arrangements necessary to the making of the proposal, would require certain securities filings with the SEC. Mr. McMorrow then presented a letter from himself and Fairfax proposing to acquire, together with certain other current senior executive officers of the Company (such buyer consortium, collectively, the “Consortium”), via a to-be-formed jointly-held holding company, all of the outstanding shares of Company Common Stock not already owned by members of the Consortium for cash consideration of $10.25 per share (the “November 4 Proposal”). The November 4 Proposal stated that it was not subject to a financing condition and that no financing condition would be included in any definitive merger agreement in respect of the proposed transaction. The November 4 Proposal further stated that (i) the Consortium expected the Board to establish a special committee of independent directors fully empowered to review and accept or reject the November 4 Proposal or any other proposal the Consortium or any unaffiliated third-party makes, (ii) the Consortium was only interested in acquiring the shares of Company Common Stock not already owned by members of the Consortium (and that the members of the Consortium were not interested in selling their shares of Company Common Stock to another party or voting, in their capacity as stockholders of the Company, in favor of any alternative transaction), and (iii) even if a transaction did not occur, the relationship among the Consortium members and the Company would not be adversely affected, and members of the Consortium, and their respective affiliates, as applicable, presently intended to remain as long-term shareholders of the Company.
After Mr. McMorrow summarized the November 4 Proposal for the Board, he and the other members of the Company management departed, other than Mr. Lee, who remained to facilitate procedural steps with respect to the meeting. The remaining independent directors then unanimously adopted resolutions to establish a special committee of the Board (the “Special Committee”), initially consisting of Michael Eisner, Jeffrey Meyers and Stanley Zax, each of whom the Board determined, based on information previously discussed with, furnished to or otherwise disclosed to and reviewed by the Board, met the criteria of a disinterested director under Delaware law with respect to the November 4 Proposal or any alternative thereto (either of the foregoing, a “Potential Transaction”), following a discussion in which the Board considered the nature and extent of each proposed member’s relationships with the Company, Mr. McMorrow, Fairfax and their respective affiliates, including that none of them was a party to any Potential Transaction or had a material interest in, or a material relationship with a person that had a material interest in, any Potential Transaction, and that each satisfied the applicable criteria for determining director independence from the Company, each member of Company management, including Mr. McMorrow, and Fairfax, and their respective affiliates, under the rules promulgated by the NYSE. The Board delegated to the Special Committee the authority to, among other things, review, evaluate and determine whether a Potential Transaction is fair to, and in the best interests of, the Company and its stockholders, including the Unaffiliated Security Holders, and, if the Special Committee deems appropriate, recommend to the Board that the Board approve any Potential Transaction. The Board further determined that (i) it would not approve a Potential Transaction without a prior favorable recommendation of the Special Committee and (ii) it was in the best interests of the Company and its stockholders to approve, and approved, an exception from the application of state anti-takeover laws for (a) the Consortium and (b) the entry into the Joint Bidding Agreement, such that the Consortium would not constitute an “interested stockholder” under any such state anti-takeover laws.

Following the Board meeting on November 4, 2025, the Company filed with the SEC a Current Report on Form 8-K to disclose the November 4 Proposal and the formation of the Special Committee to evaluate a Potential Transaction, which attached a copy of the November 4 Proposal as an exhibit. Each of Mr. McMorrow and Fairfax filed an amendment to its Schedule 13D with respect to the Company on November 4, 2025 and November 5, 2025, respectively, to disclose the November 4 Proposal and the Joint Bidding Agreement. The closing price of the Company Common Stock on November 4, 2025, the last trading day prior to the public disclosure of the November 4 Proposal, was $7.47 per share. From November 4, 2025, through the signing of the Merger Agreement, and as of the date of this proxy statement, the Consortium collectively owned, directly or indirectly, approximately 24% of the voting power of the Company, accounting for the fact that Series C Holders do not have the right to vote the Company Series C Preferred Stock to the extent that such right to vote would result in such holders, or a “person” or “group” (within the meaning of the Exchange Act) that includes such holders, having voting power in excess of 19.9% of the then-outstanding shares of Company Common Stock.
Following the formation of the Special Committee on November 4, 2025, members of the Special Committee discussed and considered several potential independent legal and financial advisors, including, among others, Cravath, Swaine & Moore LLP (“Cravath”) and Moelis & Company LLC (“Moelis”).
On November 5, 2025, a member of the Special Committee contacted a representative of Cravath to discuss the possibility of Cravath acting as independent legal advisor to the Special Committee.
On November 7, 2025, members of the Special Committee held a meeting with representatives of Moelis to discuss the possibility of Moelis acting as independent financial advisor to the Special Committee. At the meeting, representatives of Moelis stated that they were not aware of any engagements of Moelis with Fairfax, Mr. McMorrow or the Company, which was subsequently confirmed in written disclosures dated November 17, 2025. Later that day, the Special Committee determined to engage Moelis as independent financial advisor to the Special Committee in light of, among other things, its qualifications and experience in advising special committees in similar contexts.
On November 10, 2025, the Special Committee determined to engage Cravath as independent legal advisor to the Special Committee in light of, among other things, Cravath’s qualifications and experience in representing special committees in similar contexts. The Special Committee subsequently formally engaged Cravath to represent the Special Committee as its independent legal advisor.
On November 12, 2025, representatives of the Consortium confirmed to a member of the Special Committee that in addition to Mr. McMorrow, Mr. Lee and Mr. Windisch were also members of the Consortium, and that Mr. McMorrow, Mr. Lee and Mr. Windisch were the only members of Company management that were members of the Consortium such that Fairfax, Mr. McMorrow, Mr. Lee and Mr. Windisch constituted the entirety of the Consortium.
On November 14, 2025, representatives of Moelis sent representatives of Cravath a draft of a proposed engagement letter with respect to Moelis’ engagement as independent financial advisor to the Special Committee. The Special Committee and representatives of Cravath thereafter negotiated the engagement letter with Moelis, which was ultimately executed on November 24, 2025.
On November 16, 2025, representatives of Moelis sent an initial due diligence information request list to, and requested a meeting with, Company management. On November 17, 2025, certain members of Company management that were not members of the Consortium and Mr. Lee and Mr. Windisch, in their respective capacities as the Company’s General Counsel and President, met with representatives of Moelis and Cravath via videoconference to review and discuss information required for Moelis to perform its due diligence and financial analysis of the Company and its businesses. During that discussion, representatives of Moelis and Company management agreed that the due diligence process would be conducted through members of Company management who were not members of the Consortium, and not through Mr. Lee or Mr. Windisch, except to the extent that their participation was specifically required in their respective capacities as General Counsel and President. Later that day, representatives of Moelis also provided to the Special Committee (via Cravath) written disclosures of relationships between Moelis, on the one hand, and Fairfax, Mr. McMorrow and the Company, on the other hand, as more fully described in the section of this proxy statement entitled “— Opinion of the Special Committee’s Financial Advisor” below.
On November 17, 2025, the Special Committee held a meeting via videoconference with representatives of Moelis and Cravath in attendance, to discuss and consider certain organizational and other matters related to the formation of the Special Committee and its evaluation of a Potential Transaction. At the meeting, representatives of Cravath discussed with the Special Committee the details of the November 4 Proposal, including that the transaction contemplated by the November 4 Proposal was conditioned on the approval of the Special Committee but not on the approval by a majority of the votes cast by disinterested stockholders (a “Majority of the Minority Condition”). Representatives of Cravath also reviewed with the Special Committee various legal matters, including (i) the fiduciary duties of the members of the Special Committee under Delaware law in the context of a Potential Transaction, (ii) the role of the Special Committee and its mandate and authority, including that the Special Committee was fully empowered to negotiate, and make a recommendation for or against, a Potential Transaction (and that the Board would not approve any Potential Transaction or recommend any Potential Transaction for approval by the Company’s stockholders without a prior favorable recommendation of the Special Committee) and (iii) the possibility of subjecting a Potential Transaction to a Majority of the Minority Condition. Representatives of Cravath and Moelis also discussed the benefits of providing Moelis with sufficient time to complete its due diligence and financial analysis of the Company and its businesses, and to prepare and present to the Special Committee a preliminary financial analysis of the Company and its businesses, before the Special Committee evaluated the November 4 Proposal and made a determination as to whether the November 4 Proposal warranted engagement with the Consortium. The Special Committee directed Moelis to coordinate with the Company to obtain the information necessary to prepare its preliminary financial analysis. The Special Committee also determined that it would not engage with the Consortium regarding the November 4 Proposal before Moelis presented its preliminary financial analysis to the Special Committee.
On November 18, 2025, representatives of Moelis and Cravath were provided access to an electronic data room, which the Company subsequently populated with certain information and materials regarding the Company’s business, operations and financial condition and other pertinent due diligence information.
Between November 20, 2025 and December 10, 2025, representatives of Moelis met with representatives of Company management via videoconference on several occasions to review information and materials regarding the Company’s business, operations and financial condition and other pertinent due diligence information. Mr. Lee and Mr. Windisch attended certain initial meetings in their respective capacities as the Company’s General Counsel and President, but, consistent with the process agreed by representatives of Moelis and Company management, were generally not involved in subsequent diligence meetings except to the extent their participation was specifically required in those capacities. Representatives of Cravath were also in attendance at these meetings. During these meetings, representatives of Company management discussed with representatives of Moelis, among other things, the fact that the Company had prepared corporate-level projections in 2024 (covering a three-year period) in connection with the Company’s recast of its corporate unsecured line of credit, which would be provided to Moelis and Cravath, but that the Company does not maintain corporate-level projections in the ordinary course, had not recently prepared long-term corporate-level projections for the Company and possesses only limited forward-looking financial information regarding the Company.
On November 24, 2025, the Special Committee held a meeting via videoconference with representatives of Moelis and Cravath in attendance. Representatives of Moelis provided the Special Committee with an update regarding Moelis’ ongoing due diligence of the Company and its businesses. Representatives of Moelis reviewed certain materials related to the Company’s business, operations and financial condition that representatives of the Company had made available to Moelis. Among the matters discussed were (i) the fact that only limited forward-looking financial information regarding the Company was made available and that such forward-looking financial information was outdated and covered only a short-term period, (ii) the fact that Company management does not maintain in the ordinary course, and had not recently prepared, long-term corporate-level projections for the Company, (iii) the view that any newly created long-term projections prepared in the context of the Special Committee’s process would have limited utility, given, among other things, (a) the inherent challenges in producing such projections in light of the complexity of the Company’s business model as both a real estate investment company and as an investment manager, and the frequency with which the Company acquired and sold assets; and (b) the fact that certain key members of Company management that would assist with the preparation of any such projections were members of the Consortium, (iv) the limited utility of using available equity research models because, among other reasons, only one model included a detailed multi-year forecast and (v) Moelis’ view that it could complete its financial analysis of the Company based on the existing financial and operating information then made available by Company management, subject to receiving and evaluating any material updates to such information as the process continued. Following this discussion, the Special Committee directed Moelis to proceed on that basis.
Between December 3, 2025 and December 9, 2025, representatives of Cravath held calls with each member of the Special Committee to discuss the potential appointment of additional disinterested directors with relevant qualifications to the Special Committee in light of the value of obtaining additional perspectives from such disinterested directors in evaluating a Potential Transaction, including as a result of the limited forward-looking financial information available regarding the Company as discussed at the Special Committee’s November 24 meeting.
On December 3, 2025, a member of the Special Committee sent representatives of Moelis and Cravath an Excel file containing two scenarios for potential value creation for the Company, which had been prepared by the beneficial owner of the Company Series A Preferred Stock, on or about August 19, 2025 (the “Illustrative Sensitivity”). The member of the Special Committee conveyed to representatives of Moelis that Company management had previously reviewed the Illustrative Sensitivity and noted that it contained material errors, which Moelis subsequently independently confirmed and communicated to the Special Committee on December 23, 2025 and further discussed with the Special Committee on January 19, 2026, following Moelis’ evaluation of the Illustrative Sensitivity in connection with preparing its preliminary financial analysis and perspectives on the November 4 Proposal and strategic alternatives. On the same day, the member of the Special Committee also informed representatives of Cravath that a potential financial advisor had informed him that Party A, a private equity firm, might be interested in exploring a Potential Transaction with the Company. As described below, Party A subsequently informed representatives of Moelis, in response to Moelis’ outreach, that Party A was not interested in exploring a Potential Transaction with the Company.
On December 11, 2025, the Special Committee held a meeting via videoconference with representatives of Cravath in attendance. Among the matters discussed were (i) the potential benefits of pursuing the appointment of additional disinterested directors with relevant qualifications to the Special Committee in light of the value of obtaining additional perspectives from such disinterested directors in evaluating a Potential Transaction, including as a result of the limited forward-looking financial information available regarding the Company as discussed at the Special Committee’s November 24 meeting, and (ii) the respective qualifications of certain disinterested directors, including based on their familiarity with the Company and expertise in the real estate industry and financial transactions and valuation. The Special Committee determined that the Special Committee would benefit from expanding its membership to account for the additional perspectives provided by directors with such familiarity and expertise and that, as a result, it was advisable to contact each of Richard Boucher and Nadine Watt, both independent directors, based on their respective qualifications. Members of the Special Committee subsequently held discussions with each such director regarding their potential appointment to the Special Committee.
On December 18, 2025, the Board held a meeting via videoconference (with Mr. McMorrow and Mr. Burton not in attendance), with representatives of Cravath and Latham & Watkins LLP (“Latham”), legal advisor to the Company, in attendance, and unanimously adopted resolutions to expand the size of the Special Committee and designate Mr. Boucher and Ms. Watt as additional members of the Special Committee. In appointing Mr. Boucher and Ms. Watt to the Special Committee, the Board determined, based on information previously discussed with, furnished to or otherwise disclosed to and reviewed by the Board, that each met the criteria of a disinterested director under Delaware law with respect to a Potential Transaction, and that each satisfied the applicable criteria for determining director independence from the Company, each member of Company management, including Mr. McMorrow, and Fairfax, and their respective affiliates, under the rules promulgated by the NYSE.
Subsequently, on December 19, 2025 and December 20, 2025, representatives of Cravath and Moelis held calls with Ms. Watt and Mr. Boucher. During these calls, representatives of Cravath and Moelis provided an overview of the processes and deliberations of the Special Committee since the Company’s receipt of the November 4 Proposal. Representatives of Cravath also reviewed with each of Ms. Watt and Mr. Boucher various legal matters, including (i) the fiduciary duties of the members of the Special Committee under Delaware law in the context of a Potential Transaction, and (ii) the role of the Special Committee and its mandate and authority, including that the Special Committee was fully empowered to negotiate, and make a recommendation for or against, a Potential Transaction (and that the Board would not approve any Potential Transaction or recommend any Potential Transaction for approval by the Company’s stockholders without a prior favorable recommendation of the Special Committee). Representatives of Moelis also reviewed with Ms. Watt and Mr. Boucher materials which were previously presented to other members of the Special Committee on November 24, 2025 and noted Moelis’ view that it could complete its financial analysis of the Company based on the existing financial information made available by Company management. After having received these updates from Moelis and Cravath, Ms. Watt and Mr. Boucher agreed with the conclusion of the other members of the Special Committee from November 24, 2025 with respect to directing Moelis to conduct its financial analysis of the Company based on the existing financial information provided by Company management.
On December 23, 2025, the Special Committee held a meeting via videoconference with representatives of Moelis and Cravath in attendance. Representatives of Moelis reviewed with the Special Committee Moelis’ preliminary valuation analysis of the Company, including how the $10.25 per share of Company Common Stock consideration proposed in the November 4 Proposal compared to the various valuation metrics presented, which included sum-of-the-parts analyses utilizing selected publicly traded companies, selected precedent transactions and selected asset-level transactions. For more information regarding Moelis’ final valuation analyses, which were presented to the Special Committee on February 16, 2026, see the section of this proxy statement entitled “— Opinion of the Special Committee’s Financial Advisor” below. Representatives of Moelis also noted that Moelis had reviewed a net asset value analysis included in Company management’s second quarter 2025 presentation to the Board, which showed calculations to an illustrative net asset value per share range of approximately $11 to $19 as of June 30, 2025, and which excluded various factors that would be relevant to a go-private transaction and did not take into account, among other things, any net asset value discounts. Representatives of Moelis also noted that Moelis had reviewed the Illustrative Sensitivity but did not consider it for purposes of Moelis’ preliminary financial analysis, given that it contained material errors and relied on several key assumptions without empirical support, as previously discussed with a member of the Special Committee on December 3, 2025. Representatives of Moelis then reviewed with the Special Committee, and shared their perspectives on, certain strategic alternatives to the transaction contemplated by the November 4 Proposal, including (i) remaining a standalone public company; (ii) pursuing strategic discussions regarding a sale of the entire Company with other potential counterparties; and (iii) considering other strategic alternatives to a sale of the entire Company such as a sale or other disposition of certain businesses or assets of the Company. The Special Committee, with input from representatives of Moelis and Cravath, then considered potential next steps, including whether to explore a Potential Transaction with the Consortium or another counterparty and relevant factors, including (a) the consistent discount of the trading price of the Company Common Stock to the Company’s net asset value, including the net asset value per share as presented in Company management’s second quarter 2025 presentation to the Board, and the fact that the Company Common Stock had historically traded at a 30% or greater discount to the average of the then-covering equity research analysts’ net asset value per share, (b) the view of Moelis and the Special Committee that there were no recent events causing the trading price of the Company Common Stock to be artificially repressed, and the view of the Special Committee that there were no existing or planned corporate or strategic initiatives that would reasonably be expected to materially increase the value of the Company, (c) the complexity of the Company’s business model as both a real estate investment company and as an investment manager, (d) the Company’s high leverage levels, (e) the composition of the Consortium, including Fairfax’s ownership interest in and business relationship with the Company, and (f) the complexities applicable to various strategic alternatives to a sale of the entire Company, including in light of the Company’s lack of Real Estate Investment Trust (“REIT”) qualification and the tax consequences of certain strategic alternatives, which limited the utility of pursuing such alternatives. The Special Committee then discussed with representatives of Cravath and Moelis whether to contact additional counterparties to assess their interest in exploring a Potential Transaction with the Company and the optimal timing for any such outreach. As part of this discussion, representatives of Moelis reviewed with the Special Committee a list of potential counterparties to an alternative transaction involving the Company, including certain financial and strategic buyers, and noted that potential pure-play REIT buyers were unlikely to be interested in acquiring the entire Company due to the diversity of the Company’s operations and its lack of REIT qualification. Following additional discussion and consideration of the factors discussed earlier in the meeting, the Special Committee directed Moelis to respond to the Consortium by conveying that the Special Committee was open to exploring a Potential Transaction with the Consortium but that the Special Committee was not willing to engage further with the Consortium at the proposed offer price of $10.25 per share. The Special Committee also directed Moelis to conduct targeted outreach to a selected group of potential strategic and financial, non-REIT counterparties that Moelis, in consultation with the Special Committee, identified as those parties with experience in the Company’s industry that would be most likely to have the financial capacity, strategic rationale and interest to explore a Potential Transaction with the Company, including Party A, Party B and Party C as described below, beginning on January 5, 2026, to assess their interest in exploring a Potential Transaction with the Company, given that any outreach was more likely to garner interest following the upcoming holidays.
Later on December 23, 2025, a representative of Moelis, at the direction of the Special Committee, held a call with Mr. McMorrow, during which the representative of Moelis communicated that the Special Committee was open to exploring a Potential Transaction with the Consortium but that the Special Committee was not willing to engage further with the Consortium at the proposed offer price of $10.25 per share.
On December 26, 2025, a representative of Moelis held a call with Mr. Windisch, during which Mr. Windisch conveyed the Consortium’s desire to progress legal documentation and Fairfax’s desire to enter into a non-disclosure agreement with the Company that would allow the Consortium to evaluate potential financing arrangements with respect to the Company’s outstanding corporate-level indebtedness in connection with a Potential Transaction. In response, the representative of Moelis reiterated that the Special Committee was not amenable to progressing these items or engaging further with the Consortium unless and until there was more alignment on a potentially acceptable offer price.
On December 27, 2025, a representative of Moelis held a call with Mr. McMorrow, during which Mr. McMorrow, on behalf of the Consortium, increased the Consortium’s offer to $10.50 in cash consideration per share of Company Common Stock not already owned by members of the Consortium (the “December 27 Proposal”).
On December 29, 2025, the Special Committee held a meeting via videoconference with representatives of Moelis and Cravath in attendance. During the meeting, representatives of Moelis reviewed and discussed with the Special Committee the December 27 Proposal. Among the matters discussed was the Special Committee’s view that it was in the best interests of the Unaffiliated Security Holders to engage with the Consortium regarding a potential sale of the Company and to seek to determine if the parties could align on a mutually acceptable price for the reasons discussed by the Special Committee in its prior meetings. The Special Committee also discussed the absence of inbound interest from other potential counterparties in the nearly two months since the public disclosure of the November 4 Proposal and the importance of completing the outreach to other potential counterparties that the Special Committee had directed Moelis to conduct in the new year and determined that the Special Committee should not present a counteroffer to the Consortium until Moelis had begun its outreach to other potential counterparties. Following further discussion, the Special Committee also determined that, in light of the Special Committee’s view of the potential benefits of continuing to engage with the Consortium regarding a Potential Transaction and the fact that the Consortium had already increased its initial offer, it was advisable to negotiate a non-disclosure agreement with Fairfax so that, among other things, Fairfax could engage with potential financing sources regarding a Potential Transaction.
On December 30, 2025, representatives of Cravath, at the direction of the Special Committee, delivered a draft non-disclosure agreement to representatives of Debevoise. The non-disclosure agreement did not contain a “standstill” provision and instead contained an acknowledgement by Fairfax that the “standstill” under the purchase agreements in respect of the Company Series B Preferred Stock and the Company Series C Preferred Stock remained in effect.
Between December 30, 2025 and January 5, 2026, representatives of Moelis and Cravath held several conversations with Mr. McMorrow and representatives of Debevoise, respectively. Representatives of Debevoise informed representatives of Cravath that Fairfax would enter into an equity commitment letter for the full amount of the consideration payable in a Potential Transaction. Separately, Mr. McMorrow informed representatives of Moelis that the Consortium believed that it had limited room to increase its offer price and expected a response from the Special Committee regarding the Consortium’s December 27 Proposal.
On January 5, 2026, at the direction of the Special Committee, representatives of Moelis contacted the nine potential financial and strategic counterparties that Moelis, in consultation with the Special Committee, identified as those parties with experience in the Company’s industry that would be most likely to have the financial capacity, strategic rationale and interest to explore a Potential Transaction with the Company, including Party A, Party B and Party C as described below, to assess their interest in exploring a Potential Transaction with the Company. As noted below, all nine of those parties either declined to engage at all or declined to engage beyond preliminary conversations.
On January 5, 2026, the Special Committee held a meeting via videoconference with representatives of Moelis and Cravath in attendance. Representatives of Cravath and Moelis provided updates on their discussions with representatives of the Consortium, and representatives of Moelis provided an update on their initial outreach to other potential counterparties. Among the matters discussed were the Special Committee’s view that, for the reasons discussed at the Special Committee’s prior meetings, (i) a sale of the entire Company, at the highest price reasonably available to the Company, was in the best interests of the Unaffiliated Security Holders and that any counteroffer to the Consortium should therefore maximize value for the Unaffiliated Security Holders while not precipitating a withdrawal of the December 27 Proposal, and (ii) conditioning any Potential Transaction on a Majority of the Minority Condition would provide significant protection for the Unaffiliated Security Holders and that raising a Majority of the Minority Condition in negotiations with the Consortium at a later stage after the Special Committee’s initial counteroffer on price had been presented to the Consortium would be more likely to result in the Special Committee ultimately negotiating for a higher price. Following this discussion, the Special Committee determined to make a counteroffer to the December 27 Proposal at $11.05 per share of Company Common Stock not already owned by members of the Consortium and instructed Moelis to present the counteroffer to the Consortium following Moelis’ completion of its initial outreach to other potential counterparties.

Following Moelis’ completion of its initial outreach to the other potential counterparties, later in the day on January 5, 2026, a representative of Moelis, at the direction of the Special Committee, called Mr. McMorrow and presented the Consortium with a counterproposal of $11.05 in cash consideration per share of Company Common Stock not already owned by members of the Consortium.
On January 6, 2026, Mr. McMorrow, on behalf of the Consortium, presented to a representative of Moelis a revised offer of $10.70 in cash consideration per share of Company Common Stock not already owned by members of the Consortium (the “January 6 Proposal”).
Later on January 6, 2026, the Special Committee held a meeting via videoconference with representatives of Moelis and Cravath in attendance. During the meeting, representatives of Moelis reviewed and discussed with the Special Committee the January 6 Proposal and provided an update on Moelis’ ongoing outreach to potential counterparties, noting that no other potential counterparty had expressed any interest in a Potential Transaction in the two months since the public disclosure of the November 4 Proposal and the fact that, earlier that day, (i) Party A had expressed that it was very familiar with the Company’s business and was not interested in acquiring the entire Company, noting certain key challenges to engaging in any transaction with the Company, including the difficulty of assessing the value of the Company’s asset management business in light of, among other things, the scope of the Company’s relationship with Fairfax in that part of the Company’s business, and (ii) Party B had stated that it was aware of the Consortium’s initial proposal to acquire the Company since its public disclosure in early November 2025 and was not interested in engaging in a Potential Transaction with the Company. Among the matters discussed following Moelis’ update were potential responses to the January 6 Proposal and certain non-economic terms of a Potential Transaction that could be proposed to the Consortium, including the benefits of conditioning any Potential Transaction with the Consortium on a Majority of the Minority Condition and the merits of including a “go shop” provision, including (a) the importance of Majority of the Minority Condition in protecting the interests of the Unaffiliated Security Holders and (b) the stockholders that would constitute a “minority” for purposes of a Majority of the Minority Condition, including whether the holders of the Company Series A Preferred Stock, who would be entitled to vote on an as-converted basis with the holders of the Company Common Stock as a single class, should be included in the “minority”. Representatives of Cravath and Moelis also discussed with the Special Committee whether a “go shop” provision would add meaningful protection to the Unaffiliated Security Holders given that (x) the Consortium’s initial proposal to acquire the Company had been publicly known since November 4, 2025 and no other parties had subsequently indicated any interest in exploring a Potential Transaction with the Company, (y) Moelis, as directed by the Special Committee, had been conducting outreach to other potential counterparties with experience in the Company’s industry that would be most likely to have the financial capacity, strategic rationale and interest to explore a Potential Transaction with the Company, and (z) any definitive transaction agreement entered into with the Consortium would provide the Special Committee the ability, under certain circumstances, to consider unsolicited alternative transaction proposals and enter into an alternative transaction in the event of a superior proposal and that the Special Committee would only agree to a termination fee that would not be likely to meaningfully deter an interested third-party acquiror from seeking to acquire the Company and make such a superior proposal. Following additional discussion, the Special Committee determined to (A) prioritize increasing the cash consideration and securing a Majority of the Minority Condition in negotiations with the Consortium, and (B) not negotiate for a “go shop” provision, given that the Special Committee was already pursuing a market check and that prioritizing a “go shop” as well could undercut the Special Committee’s ability to secure an increase in cash consideration and a Majority of the Minority Condition or deter the Consortium from continuing to engage in a Potential Transaction with the Company. The Special Committee also determined that it would propose that the Company Series A Preferred Stock would be excluded from the “minority” for purposes of a Majority of the Minority Condition, given that, although the holders of the Company Series A Preferred Stock were not affiliated with the Consortium and would be entitled to vote on an as-converted basis with the holders of the Company Common Stock as a single class, they would be paid the liquidation preference in respect of the Company Series A Preferred Stock, rather than the per share merger consideration, in any potential sale of the Company. Following discussion, the Special Committee directed Moelis to make a counterproposal to the Consortium consisting of (1) a price increase to $10.90 per share of Company Common Stock not already owned by members of the Consortium and (2) a Majority of the Minority Condition (excluding the Company Series A Preferred Stock from the “minority”) (the “January 6 Counterproposal”).
Following the Special Committee meeting, a representative of Moelis, at the direction of the Special Committee, presented Mr. McMorrow with the January 6 Counterproposal. Later that day, Mr. McMorrow confirmed to the representative of Moelis that the Consortium was tentatively aligned on the Special Committee’s proposed price of $10.90 per share of Company Common Stock not already owned by members of the Consortium and the Majority of the

Minority Condition, but did not believe there was a basis for excluding the Company Series A Preferred Stock from the “minority” for purposes of the Majority of the Minority Condition because the holders of the Company Series A Preferred Stock were not affiliated with the Consortium and held contractual rights to vote on an as-converted basis with holders of the Company Common Stock, which rights were negotiated on an arms-length basis at the time of their investment in the Company (the “January 6 Revised Proposal”).
On January 7, 2026, the Special Committee held a meeting via videoconference with representatives of Moelis and Cravath in attendance. During the meeting, representatives of Moelis reviewed and discussed with the Special Committee the January 6 Revised Proposal. Among the matters discussed were: (i) for the reasons discussed at the Special Committee’s prior meetings, the Special Committee’s view that a transaction with the Consortium was in the best interests of the Unaffiliated Security Holders and that $10.90 per share was the highest price that could reasonably be obtained from the Consortium, (ii) the fact that the Special Committee had successfully negotiated a Majority of the Minority Condition, which the Special Committee had prioritized in negotiations with the Consortium on the basis that it would provide significant protection to the Unaffiliated Security Holders, and (iii) the risk that insisting upon excluding the Company Series A Preferred Stock, the holders of which would be entitled to vote on an as-converted basis with holders of the Company Common Stock as a single class, from the “minority” could jeopardize the Consortium’s willingness to include a Majority of the Minority Condition. Following this discussion, the Special Committee (a) tentatively aligned on the principal terms of the Potential Transaction between the Company and the Consortium based on the January 6 Revised Proposal, (b) directed Cravath to prepare a draft of the Merger Agreement and (c) instructed Moelis to inform the Consortium that the Special Committee was tentatively aligned on the January 6 Revised Proposal and that Cravath had a draft of the Merger Agreement in process, which it would share with Debevoise once available. In addition, the Special Committee directed Moelis to continue its outreach to potential counterparties, notwithstanding that the Special Committee and the Consortium had tentatively aligned on the January 6 Revised Proposal. Later that day, representatives of Moelis and Mr. McMorrow confirmed that there was a tentative alignment between the Special Committee and the Consortium on the January 6 Revised Proposal, subject to agreement on the other terms of a Potential Transaction (with the parties subsequently discovering on January 29, 2026, as noted below, that the parties were not aligned with respect to whether the January 6 Revised Proposal would permit the Company to continue declaring its ordinary course quarterly dividends between signing and closing).
On January 8, 2026, representatives of the Consortium and Debevoise, on the one hand, held a call via videoconference with representatives of Moelis, Cravath and Latham, on the other hand, to discuss next steps with respect to a Potential Transaction.
On January 12, 2026, the Board held a meeting via videoconference (with Mr. Burton and Mr. McMorrow recusing themselves from the meeting and not in attendance), with representatives of Cravath and Latham in attendance, during which the members of the Special Committee provided an update to the other independent directors on the status of the Special Committee’s work to date and the status of the Special Committee’s negotiations with the Consortium, including the tentative alignment on the principal terms of the Potential Transaction between the Company and the Consortium based on the January 6 Revised Proposal, which the members of the Special Committee viewed as the best offer that could reasonably be obtained from the Consortium. A discussion ensued regarding the fact that the Merger Consideration was below the net asset value per share as presented in Company management’s second quarter 2025 presentation to the Board, during which members of the Special Committee noted that they had considered with Moelis that the illustrative net asset value analysis in Company management’s second quarter 2025 presentation to the Board did not account for (i) a number of factors that would be relevant to a go-private transaction (ii) the consistent discount to net asset value at which the Company Common Stock had traded and (iii) recent events impacting the analysis, including various asset acquisitions and dispositions made by the Company.
Later that day, the Special Committee held a meeting via videoconference with representatives of Moelis and Cravath in attendance. During this meeting, representatives of Moelis provided an update on Moelis’ outreach to potential counterparties, noting the feedback received to date and that no other potential counterparties had expressed any interest in acquiring the Company, either through Moelis’ outreach or from other potential counterparties despite the public disclosure of the November 4 Proposal. Among the matters the Special Committee then discussed with representatives of Cravath and Moelis were certain key terms of the draft Merger Agreement that Cravath had prepared at the Special Committee’s direction, on which the Special Committee provided feedback.
On January 14, 2026, the Company executed a non-disclosure agreement with Fairfax that included, among other things, (i) provisions to ensure that the Special Committee would remain in control of the negotiation of a Potential Transaction, including restrictions on the ability of the Consortium to engage with employees of the Company and potential financing sources regarding a Potential Transaction without the Special Committee’s consent, and (ii) an acknowledgement that the “standstill” under the purchase agreements in respect of the Company Series B Preferred Stock and the Company Series C Preferred Stock remained in effect with respect to Fairfax.
Between January 14, 2026, and the signing of the definitive agreements in respect of the Transactions, Fairfax and its advisors conducted pre-signing financial, tax, legal and accounting diligence with cooperation from the Company and its representatives, as facilitated by the Special Committee and its advisors.
On January 16, 2026, the Company provided the Consortium and its advisors with access to a virtual data room containing financial, tax, regulatory, legal and accounting diligence information relating to the Company.
Also on January 16, 2026, Cravath delivered to Debevoise an initial draft of the Merger Agreement. The draft Merger Agreement contemplated, among other things, that: (i) Fairfax would guarantee the obligations of Parent and Merger Sub; (ii) Fairfax would fund all amounts required at the closing of the Transactions, including the funding of the aggregate Merger Consideration and the repayment of the Company’s Existing Credit Agreement; (iii) the closing of the Transactions would be subject to the previously agreed Majority of the Minority Condition; (iv) the members of the Consortium would enter into voting and support agreements obligating them, among other things, to vote in favor of the Potential Transaction; (v) the Company would be required to pay a termination fee equal to 2% of transaction equity value under certain specified circumstances; (vi) a “no-shop” provision that would prohibit the Company and its representatives from soliciting alternative acquisition proposals following the execution of the Merger Agreement, subject to a “fiduciary out” provision which would allow the Company to terminate the Merger Agreement or make an adverse recommendation change in response to a superior proposal; (vii) the Company would be permitted to continue declaring its quarterly cash dividends to holders of the Company Common Stock in the ordinary course in an amount not greater than $0.12 per share; (viii) a “hell or high water” regulatory efforts standard; and (ix) certain post-closing employment compensation and benefit arrangements (the “Post-Closing Employee Covenant”).
From January 16, 2026, until the signing of the definitive agreements in respect of the Transactions, the Consortium and its advisors (including Debevoise and A&O Shearman), on the one hand, and the Special Committee and its advisors (including Moelis and Cravath) and the Company and its advisors (including Latham and Ropes & Gray LLP), on the other hand, negotiated the terms of the definitive agreements in respect of the Transactions. For a summary of the final terms of the Merger Agreement, see the section of this proxy statement entitled “The Merger Agreement” beginning on page 105.
On January 19, 2026, the Special Committee held a meeting via videoconference with representatives of Moelis and Cravath in attendance. Among the matters discussed was the illustrative sources and uses information received from the Consortium on January 11, 2026, which did not address the treatment of the Company’s outstanding debt or the obligation to repay the Company’s Existing Credit Agreement at the closing of the Transactions. At this meeting, representatives of Moelis also confirmed that no other potential counterparties had expressed any interest in acquiring the Company, either through Moelis’ outreach or from other potential counterparties despite the public disclosure of the November 4 Proposal. In particular, representatives of Moelis noted that Party C had confirmed that it was not interested in exploring a Potential Transaction with the Company on January 12, 2026, citing, among other reasons, the Company’s high leverage levels and the complexity of the Company’s business model as both a real estate investment company and as an investment manager. Representatives of Moelis then discussed with the Special Committee (i) that Moelis had completed its analysis of the Illustrative Sensitivity and that, consistent with the view expressed by representatives of Moelis regarding the Illustrative Sensitivity at the Special Committee meeting held on December 23, 2025, Moelis continued to be of the view that the Illustrative Sensitivity had significant limitations, including that it contained material errors and relied on several key assumptions without empirical support, and (ii) in response to the discussion at the January 12, 2026 Board meeting that the Merger Consideration was below the net asset value per share as presented in Company management’s second quarter 2025 presentation to the Board, the fact that such presentation did not account for a number of factors that would be relevant to a go-private transaction, the consistent discount to net asset value at which the Company Common Stock had traded and recent events impacting the analysis, including various asset acquisitions and dispositions made by the Company.
On January 23, 2026, representatives of the Consortium and Debevoise, on the one hand, held a call via videoconference with representatives of Moelis and Cravath and representatives of the Company and Latham, on the other hand. Among the matters discussed were Debevoise and the Consortium’s ongoing review of the January 16, 2026 draft of the Merger Agreement and the preparation of other ancillary transaction documents, including the Company Disclosure Letter, the Equity Commitment Letter, the Voting Agreements and the Rollover Agreements. Later that day,

Cravath delivered an initial draft of the form of Voting Agreement to Debevoise. From January 23, 2026, until the signing of the definitive agreements in respect of the Transactions, the parties negotiated the final terms of the Voting Agreements, which are more fully described in the section of this proxy statement entitled “The Voting Agreements” beginning on page 138.
On January 26, 2026, Debevoise delivered a revised draft of the Merger Agreement to Cravath. Among other things, the revised draft of the Merger Agreement: (i) removed the Fairfax guarantee; (ii) included a cooperation covenant for the Consortium’s potential debt financing and obligations on the Company to (at the Consortium’s request) (a) amend the Existing Credit Agreement, (b) redeem or pursue consent solicitations or tender/exchange offers for the Company’s outstanding Existing Notes and (c) redeem the Company Series A Preferred Stock, all of which would be contingent on the closing of the Transactions; (iii) did not permit the Company to continue declaring its ordinary course quarterly dividends (with the parties subsequently discovering on January 29, 2026, as noted below, that the parties were not aligned with respect to whether the January 6 Revised Proposal permitted the Company to continue declaring its ordinary course quarterly dividends between signing and closing); (iv) contemplated that Fairfax and its affiliates would not be subject to the regulatory efforts covenant and that Parent and Merger Sub would not be required to agree to any divestitures or other remedies in order to obtain required regulatory approvals; (v) provided the Consortium with an additional termination right if the Company materially breached its obligations regarding: (a) the preparation and filing of the proxy statement or the Schedule 13E-3, (b) actions required to convene and hold the Stockholders Meeting or (c) the “no-shop” provision, in each case without any cure period; (vi) increased the Company Termination Fee to 3.5% of transaction equity value; and (vii) removed the Post-Closing Employee Covenant.
On January 28, 2026, Debevoise delivered an initial draft of the Equity Commitment Letter to Cravath, which did not include a commitment by Fairfax to fund monetary damages payable to the Company in the event of any breach of the Merger Agreement by Parent or Merger Sub. From January 28, 2026, until the signing of the definitive agreements in respect of the Transactions, the parties negotiated the final terms of the Equity Commitment Letter, which is more fully described in the section of this proxy statement entitled “The Equity Commitment Letter” beginning on page 142.
On January 29, 2026, representatives of Moelis held a call with Mr. Windisch, during which the parties realized that they had not been aligned regarding whether the January 6 Revised Proposal permitted the Company to continue declaring its ordinary course quarterly dividends between signing and closing. Representatives of Moelis (i) noted that the Consortium had not raised the suspension of the dividends at the time the parties tentatively aligned on the $10.90 per share purchase price reflected in the January 6 Revised Proposal, and (ii) stated their view that any restriction on post-signing dividends would need to be reflected in the overall economic terms of the transaction. Mr. Windisch responded that the Consortium had assumed that the Company would not be permitted to declare its ordinary course quarterly dividends between signing and closing and that this assumption had informed the Consortium’s willingness to increase its offer to $10.90 per share.
On January 30, 2026, representatives of the Consortium and Debevoise, on the one hand, held a call via videoconference with representatives of Moelis and Cravath, on the other hand. Representatives of Cravath raised open items pending response from the Consortium, including: (i) that Debevoise’s draft Merger Agreement included a comprehensive financing cooperation covenant; and (ii) that the draft Equity Commitment Letter did not cover the payoff of the Existing Credit Agreement. In response, Debevoise indicated that certain details of the Consortium’s debt financing and sources and uses remained open pending additional information to be provided by the Consortium.
On February 2, 2026, the Special Committee held a meeting via videoconference with representatives of Moelis and Cravath in attendance. Among the matters discussed were (i) updates from representatives of Moelis and Cravath on their recent interactions with representatives of the Consortium and Debevoise, during which representatives of Moelis informed the Special Committee that the parties had not been aligned with respect to whether the Company would be permitted to continue declaring its ordinary course quarterly dividends between signing and closing and Moelis’ and Cravath’s view that it would have been customary for the Consortium to raise the suspension of dividends in the negotiations prior to or at the time the parties tentatively aligned on the January 6 Revised Proposal, and (ii) Debevoise’s January 26, 2026 draft of the Merger Agreement, to which the Special Committee provided feedback.
On February 4, 2026, Cravath delivered a revised draft of the Merger Agreement to Debevoise, reflecting the feedback provided by the Special Committee at the meeting held on February 2, 2026. Among other things, the revised draft of the Merger Agreement: (i) did not include a guarantee by Fairfax, subject to Fairfax committing to fund monetary damages payable to the Company in the event of any breach of the Merger Agreement by Parent or Merger Sub; (ii) reinstated the ability of the Company to continue declaring its ordinary course quarterly dividends between signing and closing; (iii) provided that any breach of the financing cooperation covenant by the Company would not give Parent or Merger Sub the right to terminate the Merger Agreement; (iv) required Parent and Merger Sub to agree to divestitures and other remedies with respect to the Company and its subsidiaries in order to obtain required regulatory approvals, if such divestiture or other remedy would not reasonably be expected to have a material adverse effect on the Company and its subsidiaries, taken as a whole; (v) decreased the Company Termination Fee to 2.5% of transaction equity value; and (vi) reinstated the Post-Closing Employee Covenant.
Also on February 4, 2026, Debevoise delivered initial drafts of the Rollover Agreements to Cravath, the final terms of which are more fully described in the section of this proxy statement entitled “The Rollover Agreements” beginning on page 140.
During the subsequent weeks through the signing of the definitive agreements in respect of the Transactions, the Special Committee and representatives of Cravath and Latham, on the one hand, and the Consortium and representatives of Debevoise and A&O Shearman, on the other hand, continued to discuss and negotiate, and exchange drafts of, the definitive agreements in respect of the Transactions.
On February 5, 2026, representatives of the Consortium and Debevoise, on the one hand, held a call via videoconference with representatives of Moelis and Cravath, on the other hand, to discuss the Special Committee’s February 4, 2026 draft of the Merger Agreement. During the call, representatives of the Consortium raised key open points relating to (i) financing matters and the financing cooperation covenant, (ii) the Company’s ability to continue declaring ordinary course quarterly dividends between signing and closing and (iii) the Post-Closing Employee Covenant. During this discussion, representatives of Moelis and Cravath reiterated that the Consortium had not raised the issue of ceasing the Company’s ordinary course quarterly dividends at the time the parties were tentatively aligned on the January 6 Revised Proposal. In response, Mr. Windisch asserted that the Consortium had been operating under the assumption that the Company would not be permitted to declare ordinary course quarterly dividends following the signing of the Merger Agreement and proposed, as a compromise in light of this misalignment, the declaration of one ordinary course quarterly dividend between signing and closing. Representatives of the Consortium also requested that the Special Committee provide consent with respect to the Consortium reaching out to the lender syndicate under the Existing Credit Agreement prior to signing the definitive agreements in respect of the Transactions, in order to negotiate an amendment to the Existing Credit Agreement to, among other things, waive the change of control provisions in respect of the Transactions.
Later that day, representatives of Moelis and Cravath provided the Special Committee with an update on the Consortium’s proposed amendment to the Existing Credit Agreement, including, among other things, that (i) the Consortium stated that consent could be obtained from certain lenders to approve the amendment in the near-term; (ii) the Consortium would not provide the lenders any confidential information about the Potential Transaction; and (iii) Fairfax indicated that the Equity Financing contemplated by the Equity Commitment Letter would not cover the aggregate amount of obligations under the Existing Credit Agreement on the assumption that the amendment could be obtained prior to signing. Also on February 5, 2026, the Special Committee directed representatives of Moelis and Cravath to authorize the request from the Consortium to seek consent from the lenders to amend the Existing Credit Agreement, provided that obtaining any such amendment to the Existing Credit Agreement would not delay the timeline for entry into a Potential Transaction.
On February 6, 2026, representatives of Moelis informed members of the Consortium that the Consortium was permitted to conduct outreach to lenders under the Existing Credit Agreement to seek consent for the amendment to the Existing Credit Agreement. Representatives of Moelis noted the Special Committee’s expectation that, to the extent the amendment was not in place by the time the parties were otherwise in a position to sign definitive agreements in respect of a Potential Transaction, the Consortium would need to propose an alternative approach that ensured there was no funding gap as of signing.
Also on February 6, 2026, representatives of the Company delivered to representatives of Moelis an estimated Fourth Quarter Annualized Net Operating Income and Components of Value summary as of December 31, 2025, which was consistent in all material respects with the information publicly disclosed in the Company’s Fourth Quarter 2025 Earnings Release and Supplemental Financial Information, published by the Company on February 25, 2026, subject to immaterial adjustments made by Company management to account for certain transactions and other events since December 31, 2025 (as so adjusted on February 11, 2026, the “Adjusted Q4 2025 Run-Rate NOI and Components of Value Summary”).

On February 8, 2026, Debevoise delivered a revised draft of the Merger Agreement to Cravath. Among other things, the revised draft of the Merger Agreement: (i) permitted the Company to declare only one ordinary course quarterly dividend between signing and closing; (ii) contemplated that the Consortium may terminate the Merger Agreement in certain circumstances if the Company breaches the financing cooperation covenant; (iii) permitted affiliates of the Consortium, including Fairfax, to take actions or enter into agreements that could materially impede or delay the receipt of regulatory approvals; (iv) increased the Company Termination Fee to 2.75% of transaction equity value; and (v) removed the Post-Closing Employee Covenant.
On February 9, 2026, the Special Committee held a meeting via videoconference with representatives of Moelis and Cravath in attendance. Among the matters discussed were the Consortium’s February 8, 2026 draft of the Merger Agreement and the Consortium’s February 6, 2026 draft of the Equity Commitment Letter, to which the Special Committee provided feedback. Following the meeting, representatives of Cravath and Debevoise held a call to discuss open items in the Merger Agreement and the Equity Commitment Letter, including, among other things, (i) the cap on Fairfax’s commitment to fund damages claims in respect of a breach of the Merger Agreement, (ii) the Company’s ability to continue declaring ordinary course quarterly dividends between signing and closing, (iii) the financing cooperation covenant, (iv) the ability of affiliates of the Consortium, including Fairfax, to take actions or enter into agreements that could materially impede or delay the receipt of regulatory approvals and (v) the Post-Closing Employee Covenant.
Later on February 9, 2026, representatives of Moelis held a call with Mr. Windisch and Mr. Lee, during which representatives of Moelis reiterated that any restriction on post-signing dividends would need to be reflected in the overall economic terms of the transaction. In that regard, representatives of Moelis stated that either (i) the Company should be permitted to declare up to two ordinary course quarterly dividends between signing and closing or (ii) the Consortium should increase the Merger Consideration by $0.18 per share (i.e., an amount equal to one-and-a-half times the ordinary course quarterly dividend based on the historical $0.12 per share ordinary course quarterly dividend).
On February 10, 2026, Mr. Windisch and Mr. Lee held a call with representatives of Moelis and Cravath during which he proposed that the Company would be permitted to declare up to two ordinary course quarterly dividends between the signing of the Merger Agreement and the receipt of the Company Stockholder Approvals.
On February 11, 2026, members of Company management that were not affiliated with the Consortium held two meetings via videoconference with members of the Special Committee and representatives of Moelis and Cravath to discuss certain updates to the financial information of the Company, reflecting transactions and other events that occurred since Moelis’ preliminary valuation analysis was presented on December 23, 2025. During both meetings, such members of Company management and representatives of Moelis also reviewed with the members of the Special Committee the Adjusted Q4 2025 Run-Rate NOI and Components of Value Summary. Following those discussions, the representatives of Company management left the meetings, and representatives of Cravath and Moelis discussed with the members of the Special Committee, among other things, the Consortium’s proposal that the Company would be permitted to declare up to two ordinary course quarterly dividends between the signing of the Merger Agreement and the receipt of the Company Stockholder Approvals. The Special Committee determined that this proposal was sufficiently aligned with the Special Committee’s understanding of the economic alignment reflected in the January 6 Revised Proposal, given the likelihood that the Transactions would close in short order following the receipt of the Company Stockholder Approvals and prior to the declaration of a third ordinary course quarterly dividend based on the anticipated timeline for obtaining any required regulatory approvals for the Transactions.
Also on February 11, 2026, Cravath delivered a revised draft of the Merger Agreement to Debevoise. Later in the evening of February 11, 2026, representatives of the Consortium and Debevoise, on the one hand, held a meeting via videoconference with representatives of Moelis and Cravath, on the other hand, to discuss open items in the Merger Agreement.
Thereafter, during the period from February 11, 2026, through February 16, 2026, the Special Committee and representatives of Cravath and Latham, on the one hand, and the Consortium and representatives of Debevoise and A&O Shearman, on the other hand, discussed, exchanged drafts, negotiated and finalized the terms of the definitive agreements in respect of the Transactions.
On February 12, 2026, representatives of Moelis provided to the Special Committee (via Cravath) updated written disclosures of relationships between Moelis, on the one hand, and Fairfax, Mr. McMorrow, the Company and Eldridge, as the second-largest stockholder of the Company after Fairfax (excluding passive asset managers), on the other hand.

Also on February 12, 2026, Cravath delivered a draft of the Eldridge Waiver and Acknowledgement Agreement (as defined below) to Eldridge. Subsequently, the Eldridge Waiver and Acknowledgement Agreement was executed on February 16, 2026, following limited negotiation between Cravath and Sidley Austin, LLP, legal advisor to Eldridge, the terms of which are more fully described in the section of this proxy statement entitled “Important Information Regarding Kennedy Wilson — Past Contracts, Transactions, Negotiations and Agreements” below.
On February 13, 2026, the Special Committee held a meeting via videoconference with representatives of Company management, Moelis and Cravath in attendance. Among the matters discussed were the remaining open items in the draft Merger Agreement and the draft Equity Commitment Letter, to which the Special Committee provided feedback.
Between February 13, 2026, and February 15, 2026, representatives of Cravath and Debevoise held calls to discuss matters pertaining to post-closing arrangements for Company management, the terms of which are more fully described in the section of this proxy statement entitled “— Interests of the Company’s Directors and Executive Officers in the Transactions” below.
On February 15, 2026, the Special Committee directed Moelis to use the Adjusted Q4 2025 Run-Rate NOI and Components of Value Summary in connection with its financial analysis. For more information regarding Moelis’ final valuation analyses, which were presented to the Special Committee on February 16, 2026, see the section of this proxy statement entitled “— Opinion of the Special Committee’s Financial Advisor” below.
On February 16, 2026, the Special Committee held a meeting via videoconference with representatives of Cravath and Moelis in attendance. At the meeting, representatives of Moelis confirmed that no competing bids had been received, either through Moelis’ outreach or from other potential counterparties, despite the targeted outreach to selected parties that would be most likely to be interested in exploring a Potential Transaction with the Company as well as the public disclosure of the November 4 Proposal, and presented their financial analyses of the proposed Merger Consideration. Representatives of Cravath then delivered a legal presentation regarding the Special Committee’s fiduciary duties and other relevant legal considerations under Delaware law in the context of a review of the Transactions and discussed with the Special Committee the key terms of the proposed Merger Agreement and each of the other transaction documents to be entered into in connection therewith, proposed final forms of which had been distributed to the Special Committee in advance of the meeting. Representatives of Moelis then reviewed with the Special Committee Moelis’ financial analysis of the proposed Merger Consideration and delivered to the Special Committee an oral opinion, which was confirmed by delivery of a written opinion, dated February 16, 2026, and that is attached to this proxy statement as Annex C, addressed to the Special Committee to the effect that, as of the date of the opinion and based upon and subject to the various assumptions made, procedures followed, matters considered, and qualifications and limitations set forth therein, the Merger Consideration to be received by the holders of the Company Common Stock, other than the Excluded Holders, in the Transactions was fair, from a financial point of view, to such holders. Following further discussion and consideration, including consideration of the reasons in favor of the Merger described in the section below entitled “— Reasons for the Merger”, the Special Committee determined to recommend in favor of the Transactions and unanimously (i) determined the Merger Agreement and the Transactions, including the Merger, upon the terms and subject to the conditions set forth therein, to be advisable and in the best interests of the Company and its Public Stockholders, (ii) determined that the Merger Agreement and the Transactions are fair to, and in the best interests of, the Unaffiliated Security Holders, (iii) approved and declared advisable the Merger Agreement and the Transactions, including the Merger, and (iv) recommended that the Board (a) approve the Merger Agreement and the Transactions, including the Merger, (b) recommend the adoption and approval of the Merger Agreement and the Transactions, including the Merger, to the stockholders of the Company and (c) approve the execution, delivery and performance by the Company of the Merger Agreement and the consummation of the Transactions upon the terms and subject to the conditions set forth therein. The Special Committee also recommended that the Board approve the execution and delivery of the Voting Agreements, in substantially the form provided to the Special Committee, and declared the Voting Agreements advisable.
Immediately following the meeting of the Special Committee, a meeting of the Board was held (with Mr. McMorrow and Mr. Burton not in attendance). Representatives of Cravath, Latham and Moelis and a member of Company management that was not affiliated with the Consortium were also in attendance. A representative of Cravath informed the members of the Board that the Special Committee had concluded its negotiations with the Consortium and had unanimously determined that the Merger Agreement and the Transactions were advisable, fair to the Unaffiliated Security Holders and in the best interests of the Company and its stockholders, including the Public Stockholders, and recommended that the Board approve the Merger Agreement and the Transactions and recommend the adoption and approval thereof to the stockholders of the Company. Representatives of Cravath reviewed the fiduciary duties owed by the members of the Board to the Company’s stockholders in connection with the Transactions under Delaware law, including that the Board was entitled to rely on the Special Committee’s process in its evaluation of the Transactions. Representatives of Cravath and Latham then reviewed the principal terms of the proposed Merger Agreement and the related transaction agreements, proposed final forms of which had been distributed to the Board in advance of the meeting. Representatives of Latham noted that no regulatory filings were expected to be required in connection with the Potential Transaction, other than one potential filing that the parties were still confirming was not applicable (which the parties subsequently determined was in fact not applicable). Representatives of Moelis then reviewed with the Board Moelis’ financial analysis of the proposed Merger Consideration, which was prepared by Moelis in its capacity as independent financial advisor to the Special Committee. A representative of Moelis then communicated to the Board the oral opinion previously delivered and addressed to the Special Committee, which was confirmed by delivery of a written opinion, dated February 16, 2026, and that is attached to this proxy statement as Annex C. Members of the Board asked questions of the Special Committee and the representatives of Moelis and Cravath and a discussion ensued. After the discussion, the Board recessed and the Compensation Committee of the Board convened and unanimously approved the proposed treatment of the Company Equity Awards set forth in the Merger Agreement. Following such approval by the Compensation Committee, the Board (with Todd Boehly electing to recuse himself from the Board’s vote) reconvened and, acting upon the unanimous recommendation of the Special Committee, (i) determined and declared the Merger Agreement and the Transactions, including the Merger, upon the terms and subject to the conditions set forth in the Merger Agreement, to be advisable, fair to the Unaffiliated Security Holders and in the best interests of the Company and its stockholders, including the Public Stockholders, (ii) approved and declared advisable the Merger Agreement and the Transactions, including the Merger, (iii) authorized and approved the execution, delivery and performance by the Company of the Merger Agreement and the consummation of the Transactions upon the terms and subject to the conditions set forth therein and (iv) recommended the adoption of the Merger Agreement by the stockholders of the Company. The Board, acting upon the unanimous recommendation of the Special Committee, also (a) determined and declared the Voting Agreements, the amendment to the Existing Credit Agreement and the transactions contemplated thereby, on the terms and subject to the conditions set forth therein, to be advisable and (b) approved the execution, delivery and performance of the Voting Agreements and the amendment to the Existing Credit Agreement by the Company and the consummation of the transactions contemplated thereby.
Subsequently on February 16, 2026, the parties executed the Merger Agreement and the other definitive agreements in respect of the Transactions.
On February 17, 2026, the Company issued a press release announcing the Transactions and filed with the SEC a copy of the Merger Agreement, each of the Voting Agreements, each of the Rollover Agreements, the amendment to the Existing Credit Agreement and the press release announcing the Merger as exhibits to a Current Report on Form 8-K.
On February 17, 2026 and February 18, 2026, each of Mr. McMorrow and Fairfax, respectively, filed an amendment to its Schedule 13D with respect to the Company to disclose the execution of the Merger Agreement and the other definitive agreements in respect of the Transactions.
On February 19, 2026, a complaint relating to the Merger was filed against the Company, the members of the Board, Parent, Merger Sub and Holdco, in the Delaware Court of Chancery. The case is captioned Taylor v. Kennedy-Wilson Holdings, Inc., et al., C.A. No. 2026-0241-JTL (the “Taylor Action”) and alleges a violation of DGCL Section 203 as to all defendants and, as to each director named, breaches of fiduciary duty, in connection with the Merger Agreement. Plaintiff seeks a preliminary injunction to enjoin a stockholder vote and the consummation of the Merger until the Company discloses that DGCL Section 203 applies and stockholders are informed that the Merger can be consummated only if approved by at least two-thirds of the outstanding voting stock of the Company not “owned” (as such term is defined in DGCL Section 203) by members of the Consortium and their respective “affiliates” and “associates” (as such terms are defined in DGCL Section 203).
On March 6, 2026, the Special Committee held a meeting via videoconference, with representatives from Cravath and Richards, Layton & Finger, P.A. (“RLF”), legal advisor to the Special Committee, in attendance. Representatives of Cravath provided the Special Committee with an update on the status of the preparation of this proxy statement and an overview of the Taylor Action. The Special Committee then discussed potential responses to the Taylor Action, including litigating on the merits and amending the Merger Agreement to condition the consummation of the Merger on the affirmative vote of at least two-thirds of the outstanding voting stock of the Company not “owned” by members of the Consortium and their respective “affiliates” and “associates”, which would moot the Taylor Action.

On March 11, 2026, the Special Committee held a meeting via videoconference, with representatives from Cravath, Moelis, RLF and Innisfree, the Company’s proxy solicitor with respect to the Special Meeting, in attendance. Representatives of Innisfree reviewed with the Special Committee Innisfree’s analysis of the Company’s stockholder base with respect to obtaining the requisite stockholder approval in the event that the Merger Agreement was amended to condition the consummation of the Merger on the affirmative vote of at least two-thirds of the outstanding voting stock of the Company not owned by members of the Consortium and their respective “affiliates” and “associates”. The Special Committee, with input from representatives of Cravath and RLF, then considered potential responses to the Taylor Action and relevant factors, including (i) the fact that, were it determined by the Delaware Court of Chancery in the Taylor Action that, notwithstanding the Board’s approval on November 4, 2025 of an exception from the application of state anti-takeover laws for the Consortium (as described above), the Consortium constitutes an “interested stockholder” within the meaning of DGCL Section 203, the affirmative vote of at least two-thirds of the outstanding voting stock of the Company not “owned” by members of the Consortium and their respective “affiliates” and “associates” would be required for the Merger to be consummated, (ii) the uncertainties and burdens associated with litigation, and (iii) Innisfree’s analysis of the Company’s stockholder base with respect to obtaining the requisite stockholder approval in the event that the Merger Agreement was amended to condition the consummation of the Merger on the affirmative vote of at least two-thirds of the outstanding voting stock of the Company not “owned” by members of the Consortium and their respective “affiliates” and “associates”. Representatives of Cravath then reviewed with the Special Committee the principal terms of the proposed amendment to the Merger Agreement (the “Merger Agreement Amendment”), which would condition the consummation of the Merger on the affirmative vote of at least two-thirds of the outstanding Company Voting Stock not “owned” by the Consortium Parties and their respective “affiliates” and “associates”. Following further discussion and consideration of various factors, including the factors mentioned above, the Special Committee unanimously (i) determined that the Merger Agreement Amendment, on the terms set forth therein, was advisable and in the best interests of the Company and its Public Stockholders, (ii) determined that the Merger Agreement Amendment was fair to and in the best interests of the Unaffiliated Security Holders, (iii) approved and declared advisable the Merger Agreement Amendment, and (iv) recommended that the Board (a) approve the Merger Agreement Amendment, (b) recommend the adoption and approval of the Merger Agreement, as amended by the Merger Agreement Amendment, by the stockholders of the Company and (c) approve the execution, delivery and performance by the Company of the Merger Agreement Amendment. Following the meeting, Cravath, as directed by the Special Committee, delivered a draft of the Merger Agreement Amendment to Debevoise, which Debevoise confirmed was in agreed form on March 12, 2026.
On March 13, 2026, the Board held a meeting via videoconference (with Mr. McMorrow and Mr. Burton not in attendance), with representatives of Cravath, Latham, Moelis, RLF and Innisfree and a member of Company management that was not affiliated with the Consortium in attendance. Representatives of Innisfree reviewed with the Board Innisfree’s analysis of the Company’s stockholder base with respect to obtaining the requisite stockholder approval in the event that the Merger Agreement was amended to condition the consummation of the Merger on the affirmative vote of at least two-thirds of the outstanding voting stock of the Company not “owned” by members of the Consortium and their respective “affiliates” and “associates”. Following Innisfree’s presentation, representatives of Cravath provided the Board with an overview of the Taylor Action and reviewed the principal terms of the proposed Merger Agreement Amendment. A representative of Cravath then informed the members of the Board that the Special Committee, upon consideration of various factors, including the uncertainties and burdens associated with litigation and Innisfree’s analysis of the Company’s stockholder base with respect to obtaining the requisite stockholder approval in the event that the Merger Agreement was amended to condition the consummation of the Merger on the affirmative vote of at least two-thirds of the outstanding voting stock of the Company not “owned” by members of the Consortium and their respective “affiliates” and “associates”, had unanimously determined that the Merger Agreement Amendment was advisable, fair to the Unaffiliated Security Holders and in the best interests of the Company and its stockholders, including the Public Stockholders, and recommended that the Board approve the Merger Agreement Amendment and recommend the adoption and approval thereof to the stockholders of the Company. Members of the Board asked questions of the Special Committee and the representatives of Innisfree and Cravath and a discussion ensued, including regarding the factors described above. After further discussion, the Board, acting upon the unanimous recommendation of the Special Committee, unanimously (excluding Mr. McMorrow and Mr. Burton who were not in attendance) (i) determined and declared the Merger Agreement Amendment, on the terms set forth therein, to be advisable, fair to the Unaffiliated Security Holders and in the best interests of the Company and its stockholders, including the Public

Stockholders, (ii) approved and declared advisable the Merger Agreement Amendment, (iii) authorized and approved the execution, delivery and performance by the Company of the Merger Agreement Amendment and (iv) recommended the adoption of the Merger Agreement, as amended by the Merger Agreement Amendment, by the stockholders of the Company.
On March 15, 2026, the parties executed the Merger Agreement Amendment. The next morning, the Company filed with the SEC a copy of the Merger Agreement Amendment as an exhibit to a Current Report on Form 8-K.
On March 17, 2026, each of Mr. McMorrow and Fairfax, respectively, filed an amendment to its Schedule 13D with respect to the Company to disclose the execution of the Merger Agreement Amendment.
Recommendations of the Special Committee and the Board
Recommendation of the Special Committee
At the meeting of the Special Committee held on February 16, 2026, after due consideration, including consideration of the material factors described in the section below entitled “— Reasons for the Merger”, and in consultation with its own independent legal and financial advisors, the Special Committee unanimously (i) determined the Merger Agreement and the Transactions, including the Merger, upon the terms and subject to the conditions set forth in the Merger Agreement, to be advisable and in the best interests of the Company and its Public Stockholders, (ii) determined that the Merger Agreement and the Transactions are fair to, and in the best interests of, the Unaffiliated Security Holders and (iii) approved and declared that the Merger Agreement and the Transactions, including the Merger, are advisable. The Special Committee also unanimously recommended to the Board that the Board:
•	approve the Merger Agreement and the Transactions, including the Merger;
•	recommend the adoption and approval of the Merger Agreement and the Transactions, including the Merger, by the stockholders of the Company; and
•
approve the execution, delivery and performance by the Company of the Merger Agreement and the consummation of the Transactions, including the Merger, upon the terms and subject to the conditions set forth therein.

At the meeting of the Special Committee held on March 11, 2026, after due consideration, including consideration of the material factors described in the section below entitled “— Reasons for the Merger”, and in consultation with its own independent legal and financial advisors, the Special Committee unanimously (i) determined the Merger Agreement Amendment, upon the terms and subject to the conditions set forth therein, to be advisable and in the best interests of the Company and its Public Stockholders, (ii) determined that the Merger Agreement Amendment was fair to, and in the best interests of, the Unaffiliated Security Holders and (iii) approved and declared that the Merger Agreement Amendment was advisable. The Special Committee also unanimously recommended to the Board that the Board:
•	approve the Merger Agreement Amendment;
•	recommend the adoption and approval of the Merger Agreement, as amended by the Merger Agreement Amendment, by the stockholders of the Company; and
•	approve the execution, delivery and performance by the Company of the Merger Agreement Amendment.
Recommendation of the Board
At the special meeting of the Board held on February 16, 2026, after discussions with the Special Committee, the Special Committee’s independent legal and financial advisors and the Company’s legal advisor, the Board determined and declared the Merger Agreement and the Transactions, including the Merger, upon the terms and subject to the conditions set forth in the Merger Agreement, to be advisable, fair to the Unaffiliated Security Holders and in the best interests of the Company and its stockholders, including the Public Stockholders, and:
•	approved and declared advisable the Merger Agreement and the Transactions, including the Merger;
•
authorized and approved the execution, delivery and performance by the Company of the Merger Agreement and the consummation of the Transactions upon the terms and subject to the conditions set forth therein; and

•	recommended the adoption of the Merger Agreement by the stockholders of the Company.

At the special meeting of the Board held on March 13, 2026, after discussions with the Special Committee, the Special Committee’s independent legal and financial advisors and the Board’s legal advisor, the Board determined and declared the Merger Agreement Amendment, upon the terms and subject to the conditions set forth therein, to be advisable, fair to the Unaffiliated Security Holders and in the best interests of the Company and its stockholders, including the Public Stockholders, and:
•	approved and declared advisable the Merger Agreement Amendment;
•	authorized and approved the execution, delivery and performance by the Company of the Merger Agreement Amendment; and
•	recommended the adoption of the Merger Agreement, as amended by the Merger Agreement Amendment, by the stockholders of the Company.
In the course of evaluating the Merger Agreement and the Transactions, including the Merger, and in determining to recommend that the stockholders of the Company adopt the Merger Agreement, the Board (with Mr. Burton and Mr. McMorrow not participating in such determinations and Mr. Boehly electing to recuse himself from the Board’s vote) considered the following material factors (which are not intended to be an exhaustive list of all positive and countervailing factors considered by the Board and are not presented in any relative order of importance):
•
(i) the Special Committee’s unanimous determination that (a) the Merger Agreement and the Transactions, including the Merger, upon the terms and subject to the conditions set forth in the Merger Agreement, are advisable and in the best interests of the Company and its Public Stockholders and (b) the Merger Agreement and the Transactions are fair to, and in the best interests of, the Unaffiliated Security Holders; and (ii) the Special Committee’s unanimous recommendation that the Board (a) approve the Merger Agreement and the Transactions, including the Merger, (b) recommend the adoption and approval of the Merger Agreement and the Transactions, including the Merger, by the stockholders of the Company and (c) approve the execution, delivery and performance by the Company of the Merger Agreement and the consummation of the Transactions, including the Merger, upon the terms and subject to the conditions set forth therein;

•
the financial analysis reviewed by Moelis with the Special Committee as well as the oral opinion of Moelis delivered to the Special Committee on February 16, 2026, which was subsequently confirmed in writing by delivery of Moelis’ written opinion addressed to the Special Committee dated February 16, 2026, to the effect that, as of the date of the opinion and based upon and subject to the various assumptions made, procedures followed, matters considered, and qualifications and limitations set forth therein, the Merger Consideration to be received in the Transactions by the holders of shares of Company Common Stock (other than Fairfax and the Rollover Stockholders and their respective affiliates, any affiliates of the Company and any holders of Excluded Shares or Dissenting Shares) pursuant to the Merger Agreement was fair, from a financial point of view, to such holders, as more fully described in the section below entitled “— Opinion of the Special Committee’s Financial Advisor”;

•
the procedural fairness of the Merger, including that (i) it was negotiated over a period of approximately three months by the Special Committee, consisting solely of directors that the Board determined, based on information previously discussed with, furnished to or otherwise disclosed to and reviewed by the Board, met the criteria of a disinterested director under Delaware law with respect to the Potential Transaction, who were empowered to evaluate and negotiate on behalf of the Public Stockholders with the Consortium; and (ii) the Special Committee had the authority to review, evaluate and determine whether to pursue, and negotiate (or oversee the negotiation of), a Potential Transaction, negotiate the Merger Agreement and make a recommendation to the Board with respect to a Potential Transaction, and to select and engage, and was advised by, its own independent legal and financial advisors; and

•	the other factors considered by the Special Committee and described below.
The Board considered and adopted as its own the Special Committee’s analysis and discussion of the relationship of the Merger Consideration to the historical market prices of the Company Common Stock, including that the Merger Consideration of $10.90 per share represents a premium of approximately 45.9% to the closing price of the Company Common Stock on November 4, 2025, the last trading day prior to the public announcement of the November 4 Proposal, as more fully described in the section below entitled “— Reasons for the Merger.” The Board did not consider the current market prices of the Company Common Stock in determining its view as to the fairness of the Merger to the Unaffiliated Security Holders because such prices had been affected by speculation regarding the likelihood of a potential strategic transaction following November 4, 2025, the last trading day prior to the public disclosure of the November 4 Proposal.
The Board considered net book value with respect to certain of the Company’s businesses, including the Loan Investments Business and the value attributable to the Company’s net accrued carried interest receivables (the “Accrued Carried Interest”) of the Investment Management Business, and the GAV of the Lease-Up, Development and Residential Business (each as defined below), as more fully described in the section below entitled “— Opinion of the Special Committee’s Financial Advisor.” The Board did not consider net book value or GAV of the remaining businesses of the Company, given that the Board did not believe net book value or GAV to be relevant measures of the value of these businesses.
The Board did not establish a going concern value for the Company as a public company to determine the fairness of the Merger to the Unaffiliated Security Holders because the Board considered the trading history of the Company Common Stock as an indication of the Company’s going concern value.
The Board did not consider the liquidation value of the Company in determining its view as to the fairness of the Merger to the Unaffiliated Security Holders because the Board considered the Company to be a viable going concern and viewed the trading history of the Company Common Stock as an indication of the Company’s going concern value, and, accordingly, did not believe liquidation value to be relevant to a determination as to the fairness of the Merger.
The Board did not view the purchase prices paid in the transactions described in the section of this proxy statement entitled “Important Information Regarding Kennedy Wilson — Transactions in Company Common Stock” beginning on page 155 to be relevant except to the extent that those prices indicated the trading price of the Company Common Stock during the applicable periods. The Board also did not consider the transactions described in the section of this proxy statement entitled “Important Information Regarding Kennedy Wilson — Transactions in Company Common Stock — Transactions in Company Common Stock by the Buyer Filing Parties” beginning on page 157 to be material in determining its view as to the fairness of the Merger to the Unaffiliated Security Holders because such purchases were immaterial relative to the applicable Buying Party’s beneficial holdings of Company Common Stock and such purchases were reflective of the trading price of the Company Common Stock during the applicable periods.
The Special Committee and the Board determined that the Merger is both procedurally and substantively fair to the Unaffiliated Security Holders. The Special Committee and the Board reached this conclusion after considering the factors described in the section below entitled “— Reasons for the Merger,” including the fact that the consummation of the Transactions is subject to the receipt of the Company Stockholder Approvals, including the affirmative vote of at least two-thirds of the outstanding voting power of the Company Voting Stock entitled to vote on the Merger Proposal, excluding the Company Voting Stock “owned” (as such term is defined in DGCL Section 203) by the Consortium Parties and their respective “affiliates” and “associates” (as such terms are defined in DGCL Section 203) (the “Supermajority Voting Condition”). The Special Committee and the Board considered that the Company’s directors and officers, who are treated as affiliates of the Company under SEC rules, are able to vote their shares of Company Voting Stock in support of the approval of the Merger for purposes of determining if the Supermajority Voting Condition is satisfied, so long as such directors and officers are not “affiliates” or “associates” of the Consortium Parties (the “unaffiliated Company directors and officers”). In the course of reaching their respective determinations, the Special Committee and the Board considered, among other things, that:
•	after the Merger, none of the unaffiliated Company directors and officers will hold any continuing equity interest in the Company;
•	none of the unaffiliated Company directors and officers will serve as a director or officer of the Company after the Merger;
•
the satisfaction of the Supermajority Voting Condition requires that more than a simple majority of the Company’s stockholders vote their shares of Company Voting Stock in support of the approval of the Merger; and

•
as of the close of business on the Record Date, the unaffiliated Company directors and executive officers, in the aggregate, collectively had the power to vote, or direct the voting of, 13.73% of the aggregate voting power of the outstanding Company Voting Stock, and, accordingly, the Supermajority Voting Condition could not be satisfied without the approval of at least a majority of the Unaffiliated Security Holders.

Accordingly, the Special Committee and the Board concluded that, while the Supermajority Voting Condition does not expressly require approval of at least a majority of the Unaffiliated Security Holders, counting the shares held by unaffiliated Company directors and executive officers toward the Supermajority Voting Condition does not undermine the procedural protections it provides.
The foregoing discussion of the factors considered by the Board is not intended to be exhaustive, but rather includes the material factors considered by the Board. In reaching its determination and recommendation, and in view of the wide variety of factors considered by the Board in connection with its evaluation of the Merger and the complexity of these matters, the Board did not consider it practical, and did not attempt, to quantify, rank or otherwise assign relative weights to the specific factors it considered in reaching its decision and did not undertake to make any specific determination as to whether any particular factor, or any aspect of any particular factor, was favorable or unfavorable to the ultimate determination of the Board. In addition, in considering the factors discussed above, individual members of the Board may have given different weights to different factors. The Board made its recommendation based on the totality of the information available to the Board, including discussions with the Special Committee, the Special Committee’s independent legal and financial advisors and the Board’s legal advisor. In making its determinations and approvals, the Board expressly adopted the analysis of factors undertaken by the Special Committee, which is described in the section below entitled “— Reasons for the Merger”, in the course of reaching the Special Committee’s unanimous decision to recommend that the Board approve the Merger Agreement and the Transactions, including the Merger.
Reasons for the Merger
As described above in the section of this proxy statement entitled “— Background of the Merger”, prior to and in reaching the unanimous determination set forth above, the Special Committee consulted with and received the advice of its independent legal and financial advisors, discussed certain issues with Company management not affiliated with the Consortium and considered a variety of factors weighing positively in favor of the Merger, the Merger Agreement and the Transactions (including the Merger), including the following material factors (which are not intended to be an exhaustive list of all positive factors considered by the Special Committee and are not presented in any relative order of importance):
•	the Special Committee’s understanding of the Company’s industry, business, operations, financial condition, earnings, strategy and prospects;
•	the fact that the Merger Consideration of $10.90 in cash per share of Company Common Stock payable in the Merger provides certainty, immediate value and liquidity to the Company’s stockholders;
•	the current and historical trading price of the Company Common Stock, including:
○	the fact that the Merger Consideration represents a premium of approximately:
•	45.9% over the closing price of $7.47 on November 4, 2025 (the “Unaffected Closing Price”), the last trading prior to the public disclosure of the November 4 Proposal;
•	38.2% over the unaffected 30-day volume-weighted average trading price of the Company Common Stock as of November 4, 2025; and
•	82.3% over the lowest intraday trading price of the Company Common Stock during the 52-week period ending November 4, 2025;
○	the fact that the trading price of the Company Common Stock, based on the 1-year, 3-year and 5-year periods preceding the public disclosure of the November 4 Proposal, declined approximately:
•	31.3% from the closing price of $10.87 on November 4, 2024 to the Unaffected Closing Price;
•	53.9% from the closing price of $16.21 on November 4, 2022 to the Unaffected Closing Price; and
•	45.0% from the closing price of $13.58 on November 4, 2020 to the Unaffected Closing Price;
•
the Special Committee was able to negotiate multiple increases from the proposed consideration of $10.25 per share offered in the November 4 Proposal to the Merger Consideration of $10.90 per share, representing, in the aggregate, an increase of 6.3% and an additional increase of 8.7% over the Unaffected Closing Price;

•
the Special Committee’s belief that the Merger Consideration was the highest price that could reasonably be obtained from the Consortium and that the terms set forth in the Merger Agreement were the most favorable terms the Consortium would be willing to agree to and that further negotiations would create a risk of causing the Consortium to abandon the Transactions altogether or reduce the offer price;

•
the fact that the Merger Consideration represents a 16.8% discount to the average of the then-covering equity research analysts’ net asset value per share as of November 4, 2025, compared to the 30% or greater discount to the average of the then-covering equity research analysts’ net asset value per share at which the Company Common Stock has historically traded;

•
the view of the Special Committee that there were a limited number of viable potential counterparties to a strategic transaction with the Company, and in particular a strategic transaction involving a sale of all of the Company, due to, among other things, the Company’s high leverage levels, the complexity of the Company’s business model as both a real estate investment company as well as an investment manager, and Fairfax’s ownership interest in and business relationship with the Company;

•
the fact that, in January 2026, at the direction of the Special Committee, Moelis conducted a targeted outreach process, contacting nine potential financial and strategic counterparties that Moelis, in consultation with the Special Committee, identified as the parties with experience in the Company’s industry that would be most likely to have the financial capacity, strategic rationale and interest to explore a Potential Transaction with the Company, and all nine of those parties either declined to engage at all or declined to engage beyond preliminary conversations;

•
the fact that no other parties submitted a proposal or expressed any interest in exploring a Potential Transaction with the Company during the period of approximately three months between the public announcement of the November 4 Proposal and the signing of the Merger Agreement;

•
the Special Committee’s assessment, taking into account the other factors described herein (including the trading history of the Company Common Stock), of the Company’s value on a standalone basis relative to the value of the Merger Consideration, and the possibility that the trading price of the Company Common Stock would not otherwise reach such a value, or that doing so could take a considerable period of time;

•
the Special Committee’s view that the $10.90 in cash per share of Company Common Stock payable in the Merger was more favorable to all of the Company’s stockholders on a risk-adjusted basis than the potential value that might result from other alternatives reasonably available to the Company based upon the knowledge of the members of the Special Committee of the Company’s industry, business, operations, financial condition, earnings, strategy and prospects, and the belief that the Transactions, including the Merger, represented an attractive and comparatively certain value for all of the Company’s stockholders relative to the risk-adjusted prospects for the Company on a standalone basis;

•
the financial analysis reviewed by Moelis with the Special Committee as well as the oral opinion of Moelis delivered to the Special Committee on February 16, 2026, which was subsequently confirmed in writing by delivery of Moelis’ written opinion addressed to the Special Committee dated February 16, 2026, to the effect that, as of the date of the opinion and based upon and subject to the various assumptions made, procedures followed, matters considered, and qualifications and limitations set forth therein, the Merger Consideration to be received in the Transactions by the holders of shares of Company Common Stock (other than Fairfax and the Rollover Stockholders and their respective affiliates, any affiliates of the Company and any holders of Excluded Shares or Dissenting Shares) pursuant to the Merger Agreement was fair, from a financial point of view, to such holders, as more fully described in the section below entitled “— Opinion of the Special Committee’s Financial Advisor”;

•	the potential risks and uncertainties associated with the Company remaining a standalone public company as a strategic alternative to the Merger, including:
○
risks relating to the operations of the Company, including, but not limited to, the volatility in real estate values, interest rates, capitalization rates and stock prices, including the complexities around structure, execution and relative valuation and potential disruptions in the real estate market;

○	risks relating to operational and financial trends, including the ongoing challenges in generating consistent growth in the current and prospective real estate and investment management environments in which the Company operates and the impact of competition on the business of the Company and the investment management and real estate industry generally, and the fact that the Company does not trade as a qualified REIT and is subject to paying regular income tax;
○	other risks and uncertainties, including the risk factors set forth in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2025; and
○
the fact that the Special Committee negotiated for the Merger to be conditioned upon the Majority of the Minority Condition, which was subsequently amended to the affirmative vote of at least two-thirds of the outstanding voting power of the Company Voting Stock entitled to vote on the Merger Proposal, excluding the Company Voting Stock “owned” (as such term is defined in DGCL Section 203) by the Consortium Parties and their respective “affiliates” and “associates” (as such terms are defined in DGCL Section 203);

•	the fact that the Company has operating flexibility to conduct its business in the ordinary course prior to the consummation of the Transactions;
•
the fact that the Company is permitted under the Merger Agreement to declare and pay up to two ordinary course quarterly dividends of $0.12 per share of Company Common Stock following the entry into the Merger Agreement until the Company Stockholder Approvals are obtained;

•	the anticipated timing of the consummation of the Merger, which allows for a potential closing of the Merger in a relatively short time frame, if the Company Stockholder Approvals are obtained;
•	Fairfax’s financial wherewithal, business reputation, experience and capabilities;
•
the Company’s existing relationship with Fairfax, including the fact that Fairfax accounts for approximately 51% of the Company’s fee bearing capital and has a number of joint real estate ventures and loan investments with the Company;

•
the equity financing commitment provided to Parent by Fairfax in connection with the Merger, and the fact that (i) such financing was committed prior to the execution of the Merger Agreement, (ii) the consummation of the Merger is not subject to any financing condition and (iii) the Equity Commitment Letter provides sufficient committed capital to fund the aggregate Merger Consideration and certain other amounts required to be paid under the Merger Agreement, as further described in the section of this proxy statement below entitled “— Financing of the Transactions”;

•
the fact that the termination fee of $42.7 million payable by the Company to Parent is only payable in certain limited circumstances, the fact that the Special Committee believed such termination fee to be within the range of termination fees in comparable transactions and that a fee of such size would not be a meaningful deterrent to alternative Acquisition Proposals, and the fact that the Company is not required to reimburse the Consortium for any transaction expenses if the Transactions are terminated by either party due to a failure to obtain the Company Stockholder Approvals at the Special Meeting;

•
the authority granted to the Special Committee under the Merger Agreement to control the Company’s enforcement or defense of rights under the Merger Agreement (including the Company’s rights related to termination and specific performance), subject to the right of the Board to waive certain closing conditions on behalf of the Company;

•
the Company’s ability, under the circumstances specified in the Merger Agreement and the Equity Commitment Letter, to specifically enforce Parent’s and Merger Sub’s obligations under the Merger Agreement and to enforce Fairfax’s obligation to fund the Equity Financing as contemplated by the Merger Agreement and the Equity Commitment Letter;

•
the fact that Fairfax has agreed in the Equity Commitment Letter to fund the obligations of Parent and Merger Sub to pay damages to the Company up to an aggregate amount of $400 million in the event that either Parent or Merger Sub is determined, pursuant to a final non-appealable order or a final written settlement agreement between Parent and the Company, to be liable for monetary damages payable to the Company in respect of a breach of the Merger Agreement by Parent or Merger Sub;

•
the ability of the Special Committee and the Board (acting upon the recommendation of the Special Committee), subject to certain conditions, to respond to and negotiate with respect to certain unsolicited Acquisition Proposals made prior to obtaining the Company Stockholder Approvals;

•
the ability of the Board (acting upon the recommendation of the Special Committee) and the Special Committee, prior to obtaining the Company Stockholder Approvals, to cause the Company to terminate the Merger Agreement and accept a Superior Proposal (as defined below), subject to the Company paying Parent a termination fee of $42.7 million;

•
the fact that actions taken (or not taken) by (or at the direction or with the consent of) certain members of the Consortium, each in their capacity as an officer of the Company, that would, or would reasonably be expected to, breach any covenant by the Company under the Merger Agreement (including for purposes of the closing conditions) do not constitute a breach of the Merger Agreement by the Company;

•
the other terms and conditions of the Merger Agreement, the Equity Commitment Letter, the Voting and Support Agreements and the Rollover Agreements, which were reviewed by the Special Committee with its independent legal and financial advisors, and the fact that such terms were the product of arm’s length negotiations among the parties thereto;

•
the availability of appraisal rights under the DGCL to Company stockholders and beneficial owners who comply with all of the required procedures for perfecting appraisal rights under the DGCL in connection with the Merger, including the fact that such stockholders and beneficial owners will have the right to demand appraisal and seek payment in cash of the fair value of their shares as determined by the Delaware Court, as further described in the section of this proxy statement entitled “Appraisal Rights” beginning on page 209; and

•	the other terms and conditions of the Merger Agreement, taken as a whole, as discussed in more detail in the section of this proxy statement entitled “The Merger Agreement” beginning on page 105.
The Special Committee also considered factors relating to the procedural safeguards that it believes were and are present to ensure the fairness of the Merger Agreement and the Transactions, including the Merger, to the Unaffiliated Security Holders. The Special Committee believes such factors, including the following material factors (which are not intended to be an exhaustive list of all procedural factors considered by the Special Committee and are not presented in any relative order of importance), support its determinations and recommendations and provide assurance of the procedural fairness of the Merger:
•
that the Special Committee was empowered to and did engage, on commercially reasonable terms, at the expense of the Company, such advisors and agents, including financial and legal advisors, as the Special Committee in its sole discretion deemed necessary or appropriate and that it retained and received the advice of (i) Moelis as its own independent financial advisor and (ii) Cravath as its own independent legal advisor;

•
the authority granted to the Special Committee by the Board to, among other things, (i) establish, oversee and control a process for consideration and evaluation of whether to pursue a Potential Transaction; (ii) review, evaluate and determine whether to pursue a Potential Transaction; (iii) negotiate (or oversee the negotiation of) and to approve (or recommend for approval) any Potential Transaction, which power includes the power to reject any Potential Transaction; (iv) review, evaluate and determine, as an alternative to a Potential Transaction, whether the Company should continue to operate as a standalone, independent entity; (v) determine, if applicable, whether any Potential Transaction is fair (as used in Item 1014(a) of Regulation M-A) to, and in the best interests of, the Company and its stockholders (or any subset of the stockholders of the Company that the Special Committee determines to be appropriate, including the Unaffiliated Security Holders); (vi) reject or recommend to the Board the approval of any Potential Transaction; (vii) consider, evaluate, review and monitor all proceedings and activities of the Company related to any Potential Transaction; (viii) consider, evaluate and recommend to the Board the approval and adoption of the forms, terms, conditions and provisions of any agreements relating to any Potential Transaction and any transactions contemplated thereby; (ix) consider, evaluate and recommend to the Board the authorization of the execution and delivery of any such agreements relating to any Potential Transaction; and (x) take such other actions with all the power and authority of the Board as the Special Committee may deem to be necessary or appropriate in order for the Special Committee to discharge its duties;

•	that the Board resolved that it would not approve a Potential Transaction without a prior favorable recommendation of the Special Committee;
•
that the Board determined, based on information previously discussed with, furnished to or otherwise disclosed to and reviewed by the Board, that each member of the Special Committee met the criteria of a disinterested director under Delaware law with respect to a Potential Transaction and empowered such directors to evaluate and negotiate a Potential Transaction on behalf of the Unaffiliated Security Holders;

•
that the Special Committee held 15 formal meetings, all but one of which were unanimously attended, over a period of approximately three months to review and evaluate the Consortium’s proposals and the Transactions, and strategic alternatives thereto, and that each member of the Special Committee was actively engaged in the process;

•
that two additional directors, each of whom the Board determined, based on information previously discussed with, furnished to or otherwise disclosed to and reviewed by the Board, met the criteria of a disinterested director under Delaware law with respect to a Potential Transaction, were added to the Special Committee following its initial formation given their familiarity with the Company and expertise in the real estate industry and financial transactions and valuation;

•
that the compensation provided to the members of the Special Committee in respect of their services was not contingent on the Special Committee approving any transaction or documents, including the Merger Agreement and the Merger;

•
that the financial and other terms and conditions of the Transactions were the product of extensive negotiations that took place over the course of multiple months between the Special Committee, with the assistance of its independent legal and financial advisors, on the one hand, and the Consortium and its representatives, on the other hand; and

•
that, pursuant to the terms of the Merger Agreement, the consummation of the Transactions, including the Merger, is subject to the receipt of the Company Stockholder Approvals, including the affirmative vote of at least two-thirds of the outstanding voting power of the Company Voting Stock entitled to vote thereon, excluding the Company Voting Stock “owned” (as such term is defined in DGCL Section 203) by the Consortium Parties and their respective “affiliates” and “associates” (as such terms are defined in DGCL Section 203).

In the course of its deliberations and in reaching the determination described above, the Special Committee also considered, in consultation with its own independent legal and financial advisors, a variety of risks and other countervailing factors related to the Merger Agreement and the Merger, including the following material factors (which are not intended to be an exhaustive list of all countervailing factors considered by the Special Committee and are not presented in any relative order of importance):
•
the fact that, following the closing of the Transactions should they close, the Unaffiliated Security Holders will not participate in any future growth potential or benefit from any future increase in the value of the Company;

•
the fact that, should the Transactions close, the Unaffiliated Security Holders who receive the Merger Consideration will not participate in, and will not have participated in, any growth or increase in the value of the Company between the date of the Merger Agreement and the Closing;

•
the possibility that, although the Merger provides the Unaffiliated Security Holders the opportunity to realize a substantial premium to the price at which the Company Common Stock traded prior to the public announcement of the Merger, the price of the Company Common Stock might have increased in the future to a price greater than the Merger Consideration;

•
the possibility that, at some future time, the Consortium could sell some or all of the Company or its securities, businesses or assets to one or more purchasers at a valuation higher than the valuation implied by the Transactions, and that the Unaffiliated Security Holders would not be able to participate in or benefit from such a sale;

•
the fact that the Merger Consideration reflects an approximate 8.2% discount compared to the $11.88 trading price of the Company Common Stock on November 6, 2024, which was the highest intraday trading price of the Company Common Stock during the 52-week period ending November 4, 2025;

•
the fact that, although the Company Common Stock has historically traded at a 30% or greater discount to the average of the then-covering equity research analysts’ net asset value per share, the Merger Consideration represents a 16.8% discount to the average of the then-covering equity research analysts’ net asset value per share as of November 4, 2025;

•
the possibility that not all conditions to the Merger will be timely satisfied or waived and that the Transactions will not be timely consummated (or at all) and the potential negative effects on the Company’s business, operations, financial results and stock price, including:

○	the trading price of the Company Common Stock may decline to the extent that it reflects positive market assumptions that the Merger will be consummated;
○
the potential negative impact on the Company’s ability to attract, hire and retain key employees, as current and prospective employees may experience uncertainty about their future roles with the Company following the Merger;

○
the potential disruption to the Company’s business and distraction of its workforce and management team from day-to-day operations and from pursuing other opportunities that could be beneficial to the Company; and

○
reputational harm to the Company’s relationships with investors, customers, business partners and other third parties (including Fairfax) due to the adverse perception of any failure to successfully complete the Merger;

•
the conditions to the obligations of Parent and Merger Sub to complete the Transactions and the right of Parent to terminate the Merger Agreement under certain circumstances, including certain circumstances in which the Company would be obligated to pay Parent a termination fee of $42.7 million;

•
the restrictions on the conduct of the Company’s business prior to the consummation of the Merger, which may delay or prevent the Company from undertaking certain business opportunities that may arise or other actions that it might otherwise take with respect to the operations and strategy of the Company, even if such business opportunities or actions would prove beneficial to the Company;

•
the restrictions on the Company’s ability to make interim ordinary course quarterly dividend payments declared by the Board prior to the Closing or the earlier termination of the Merger Agreement, subject to an exception permitting the Company to declare and pay up to two ordinary course quarterly dividends in an amount not to exceed $0.12 per share of Company Common Stock before the Company Stockholder Approvals are obtained;

•
the provisions of the Merger Agreement that restrict the Company’s ability to solicit or participate in discussions or negotiations regarding alternative takeover proposals with third parties, subject to specified exceptions, and that require the Company to negotiate with Parent (if Parent desires to negotiate) prior to the Company being able to terminate the Merger Agreement to accept a Superior Proposal;

•
the possibility that the Company’s obligation to pay a termination fee of $42.7 million to Parent upon the termination of the Merger Agreement under certain circumstances could discourage other potential counterparties from making an alternative proposal to acquire the Company;

•
the significant costs involved in connection with entering into the Merger Agreement and consummating the Transactions (many of which are payable by the Company whether or not the Transactions are consummated) and the substantial time and effort of Company management required to complete the Transactions, which may disrupt the Company’s business operations and have a negative effect on its financial results;

•
the fact that, due to, among other things, inherent challenges in producing projections in light of the complexity of the Company’s business model as both a real estate investment company as well as an investment manager, Company management did not maintain corporate-level projections in the ordinary course, or prepare in connection with the Transactions, long-term projections for the Company and that, therefore, the Special Committee possessed limited forward-looking financial information regarding the Company;

•	the risk of litigation arising from the execution of the Merger Agreement or the Transactions;

•	the fact that the receipt of cash in exchange for shares of Company Common Stock pursuant to the Merger will be a taxable transaction for U.S. federal income tax purposes; and
•
various other risks associated with the Merger and the business of the Company, as more fully described in the section of this proxy statement entitled “Cautionary Statement Regarding Forward-Looking Statements ” beginning on page 95.

In addition, the Special Committee was aware of and considered the fact that the Company’s directors and executive officers have financial interests in the Merger that may be different from, or in addition to, those of the Company stockholders generally, including that certain executive officers are Rollover Stockholders, as described more fully in the section below entitled “— Interests of the Company’s Directors and Executive Officers in the Transactions”.
The foregoing discussion of the factors considered by the Special Committee is not intended to be exhaustive, but rather includes the material factors considered by the Special Committee. In reaching its determination and recommendation, and in view of the wide variety of factors considered by the Special Committee in connection with its evaluation of the Merger and the complexity of these matters, the Special Committee did not consider it practical, and did not attempt, to quantify, rank or otherwise assign relative weights to the specific factors it considered in reaching its decision and did not undertake to make any specific determination as to whether any particular factor, or any aspect of any particular factor, was favorable or unfavorable to the ultimate determination of the Special Committee. Rather, the Special Committee made its recommendation based on the totality of the information available to the Special Committee, including discussions with, and questioning of, Company management not affiliated with the Consortium and the Special Committee’s independent legal and financial advisors.
In considering the factors discussed above, individual members of the Special Committee may have given different weights to different factors. This explanation of the Special Committee’s reasons for its recommendations and other information presented in this section is forward-looking in nature and, therefore, should be read in light of the factors described in the section of this proxy statement entitled “Cautionary Statement Regarding Forward-Looking Statements” beginning on page 95.
Opinion of the Special Committee’s Financial Advisor
At a meeting of the Special Committee on February 16, 2026 to evaluate and approve the Transactions, Moelis delivered an oral opinion, which was confirmed by delivery of a written opinion, dated February 16, 2026, addressed to the Special Committee to the effect that, as of the date of the opinion and based upon and subject to the various assumptions made, procedures followed, matters considered, and qualifications and limitations set forth therein, the Merger Consideration to be received in the Transactions by holders of the Company Common Stock, other than the Excluded Holders, is fair, from a financial point of view, to such holders.
The summary of the written opinion of Moelis set forth below is qualified in its entirety by the full text of Moelis’ written opinion dated February 16, 2026, which sets forth the assumptions made, procedures followed, matters considered and qualifications and limitations on the review undertaken in connection with the opinion, and which is attached as Annex C to this proxy statement and is incorporated herein by reference. Moelis’ opinion was provided for the use of the Special Committee (solely in its capacity as such) in its evaluation of the Transactions. Moelis’ opinion was limited solely to the fairness, from a financial point of view, of the Merger Consideration to the holders of the Company Common Stock, other than the Excluded Holders, and does not address the Company’s underlying business decision to effect the Transactions or the relative merits of the Transactions as compared to any alternative business strategies or transactions that might be available to the Company. Moelis’ opinion does not constitute a recommendation to any stockholder of the Company as to how such stockholder should vote or act with respect to the Transactions or any other matter. Moelis’ opinion was approved by a Moelis fairness opinion committee.
In arriving at its opinion, Moelis, among other things:
•	reviewed certain publicly available business and financial information, including publicly available research analysts’ financial forecasts relating to the Company;
•
reviewed certain internal information relating to the business, earnings, cash flow, assets, liabilities and prospects of the Company furnished to Moelis by the Company, including the Adjusted Q4 2025 Run-Rate NOI and Components of Value Summary;

•	reviewed information regarding the capitalization of the Company furnished to Moelis by the Company;

•
conducted discussions with members of the senior management and representatives of the Company and the Special Committee concerning the information described in the first three bullets above, as well as the business and prospects of the Company generally;

•	reviewed the reported prices and trading activity for the Company Common Stock;
•	reviewed publicly available financial and stock market data of certain other companies in lines of business that Moelis deemed relevant;
•	reviewed the financial terms of certain other transactions that Moelis deemed relevant;
•	reviewed a draft, dated February 15, 2026, of the Merger Agreement;
•	participated in certain discussions and negotiations among representatives of the Company, Parent and their respective advisors;
•	considered the results of efforts on behalf of the Company to solicit indications of interest from third parties with respect to a possible transaction with the Company; and
•	conducted such other financial studies and analyses and took into account such other information as Moelis deemed appropriate.
In connection with its analysis and opinion, Moelis relied on the information supplied to, discussed with or reviewed by it being complete and accurate in all material respects. Moelis did not independently verify any such information (nor did it assume any responsibility for the independent verification of any such information). Moelis also relied on the representation of Company management that Company management is not aware of any facts or circumstances that would make any such information inaccurate or misleading. Moelis relied upon, without independent verification, the assessment of the Company and its legal, tax, regulatory and accounting advisors with respect to legal, tax, regulatory and accounting matters. With respect to the financial information referred to above, Moelis has assumed that they have been reasonably prepared on a basis reflecting the best currently available estimates and judgments of the Company. With respect to publicly available financial forecasts relating to the Company referred to above, Moelis assumed that such forecasts are a reasonable basis upon which to evaluate the future performance of the Company, and Moelis used such forecasts in performing its analyses. At the direction of the Special Committee, Moelis used the Adjusted Q4 2025 Run-Rate NOI and Components of Value Summary for purposes of its opinion and Moelis assumed, at the direction of the Special Committee, that the Adjusted Q4 2025 Run-Rate NOI and Components of Value Summary were reasonably prepared on a basis reflecting the best currently available estimates and judgments of the Special Committee as to the future performance of the Company. Moelis did not make any independent evaluation or appraisal of any of the assets or liabilities (contingent, derivative, off-balance-sheet or otherwise) of the Company, nor was Moelis furnished with any such evaluation or appraisal.
Moelis’ opinion does not address the Company’s underlying business decision to effect the Transactions or the relative merits of the Transactions as compared to any alternative business strategies or transactions that might be available to the Company. Moelis’ opinion does not address any legal, regulatory, tax or accounting matters. Moelis was not asked to, nor did it, offer any opinion as to any terms of the Merger Agreement or any aspect or implication of the Transactions, except for the fairness of the Merger Consideration from a financial point of view to the holders of the Company Common Stock (other than the Excluded Holders). Moelis did not express any opinion as to fair value, viability or the solvency of the Company following the Closing. Moelis expresses no opinion regarding the treatment of shares of Company Preferred Stock pursuant to the Merger Agreement or as to the allocation of the aggregate consideration payable in the Transactions among the holders of the Company Common Stock and the Company Preferred Stock. In addition, Moelis noted that, pursuant to the Merger Agreement, the Excluded Shares, the Rollover Shares and the Dissenting Shares will not be converted into the right to receive the Merger Consideration and Moelis expresses no opinion as to the treatment of such shares or as to the fairness of the Merger Consideration to the holders thereof. In rendering its opinion, Moelis assumed that the final executed form of the Merger Agreement did not differ in any material respect from the draft that Moelis reviewed, that the Transactions will be consummated in accordance with its terms without any waiver or modification that could be material to Moelis’ analysis, that the representations and warranties of each party set forth in the Merger Agreement are accurate and correct, and that the parties to the Merger Agreement will comply with all the material terms of the Merger Agreement. Moelis assumed that all governmental, regulatory or other consents or approvals necessary for the completion of the Transactions will be obtained, except to the extent that any failures to obtain such consents or approvals would not be material to Moelis’ analysis.

Moelis’ opinion was necessarily based on economic, monetary, market and other conditions as in effect on, and the information made available to Moelis as of, the date on which the opinion was delivered, and Moelis assumes no responsibility to update its opinion for developments after the date on which it was delivered.
The opinion was for the use and benefit of the Special Committee (solely in its capacity as such) in its evaluation of the Transactions. The opinion did not constitute a recommendation as to how any holder of securities should vote or act with respect to the Transactions or any other matter. The opinion did not address the fairness of the Transactions or any aspect or implication thereof to, or any other consideration of or relating to, the holders of any class of securities, creditors or other constituencies of the Company, other than the fairness of the Merger Consideration from a financial point of view to the holders of the Company Common Stock (other than the Excluded Holders). In addition, Moelis does not express any opinion as to the fairness of the amount or nature of any compensation to be received by any officers, directors or employees of any parties to the Transactions, or any class of such persons, relative to the Merger Consideration or otherwise. The opinion was approved by a Moelis fairness opinion committee.
Summary of Financial Analyses
The following is a summary of the material financial analyses presented by Moelis to the Special Committee at its meeting held on February 16, 2026, in connection with the delivery of its opinion. This summary describes the material analyses underlying Moelis’ opinion but does not purport to be a complete description of the analyses performed by Moelis in connection with its opinion. The complete written presentation delivered to the Special Committee at the meeting, which has been filed as an exhibit to the Schedule 13E-3 filed with the SEC in connection with the Transactions, will be made available for inspection and copying at the principal executive offices of the Company during its regular business hours by any interested holder of the Company Common Stock, and may be obtained by requesting it in writing from the Company at the address described in the section of this proxy statement entitled “Where You Can Find Additional Information” beginning on page 220. Moelis provided the presentation for the use and benefit of the Special Committee (in its capacity as such) in its evaluation of the Transactions.
Some of the summaries of financial analyses below include information presented in tabular format. In order to fully understand Moelis’ analyses, the tables must be read together with the text of each summary. The tables alone do not constitute a complete description of the analyses. Considering the data described below without considering the full narrative description of the financial analyses, including the methodologies and assumptions underlying the analyses, could create a misleading or incomplete view of Moelis’ analyses.
For purposes of Moelis’ analyses:
•	“Adj. EBITDA” was generally calculated as the relevant company’s EBITDA, adjusted for company defined non-recurring and non-cash items, stock-based compensation and one-time expenses.
•
“Total Enterprise Value” or “TEV” was generally calculated as the market value of the relevant company’s fully diluted common equity based on its closing stock price on a specified date, plus (a) such company’s debt (as reflected in the relevant company’s reporting) less (b) cash and cash equivalents plus (c) the book value of preferred stock and non-controlling interests, where applicable.

Unless the context indicates otherwise, the financial analysis of Moelis described below used the Adjusted Q4 2025 Run-Rate NOI and Components of Value Summary, as directed by the Special Committee.
For purposes of Moelis’ analysis, the Company’s business was divided into two segments: its real estate segment (the “Real Estate Segment”) and its investment management segment (the “Investment Management Segment”).
The Real Estate Segment was further divided into four sub-segments: (i) the business consisting of the Company’s multifamily income-producing assets (the “Multifamily Business”), (ii) the business consisting of the Company’s commercial income-producing assets, including its office, industrial and retail properties (the “Commercial Business”), (iii) the business consisting of the Company’s loan investments (the “Loan Investments Business”) and (iv) the business consisting of the Company’s non-income producing assets, including its lease-up portfolio, development projects and residential assets (the “Lease-Up, Development and Residential Business”).
The Investment Management Segment was divided into (i) the business consisting of the Company’s asset management and origination fees (the “Investment Management Base Fee Business”) and (ii) the Accrued Carried Interest.

In addition, in January 2026, the Company completed its acquisition of Toll Brothers, Inc.’s (“Toll Brothers”) apartment development platform, which, for purposes of Moelis’ analysis described herein, such acquisition is collectively referred to as the “Specified Acquisition”, and such business, the “Specified Acquired Business”.
Based on Moelis’ professional judgment and experience, Moelis performed its financial analyses on a sum-of-the-parts basis and as such, performed various analyses for each of (i) the Multifamily Business, (ii) the Commercial Business and (iii) the Investment Management Base Fee Business. The implied value of each of (a) the Loan Investments Business, (b) the Lease-Up, Development and Residential Business and (c) the Accrued Carried Interest used book value. The implied value of the Specified Acquired Business was calculated as a range between the purchase price (as the low end of the range) and the high end of a discounted cash flow (“DCF”) analysis (as the high end of the range). Within each analysis, Moelis then made certain adjustments and discounts to the resulting aggregate implied values to calculate the implied enterprise value and implied per share value of the Company. Each analysis is described more fully below.
Selected Publicly Traded Companies Analysis
Multifamily Business
Moelis reviewed financial and stock market information of five publicly traded companies engaged in the multifamily real estate business (the “Multifamily Selected Publicly Traded Companies”), in each case, whose operations Moelis believed, based on its experience and professional judgment, to be generally relevant in certain respects to the Multifamily Business for purposes of Moelis’ analysis. Moelis noted that no single company was directly comparable to the Multifamily Business across a range of operating and financial criteria, including asset class, asset quality, diversification of business, size and scale and geographic exposure and focused on companies with similar asset classes and geographic markets as the Multifamily Business.
Moelis reviewed, among other things, the nominal cap rate of the Multifamily Selected Publicly Traded Companies from publicly available data sources as of February 13, 2026. The Multifamily Selected Publicly Traded Companies and their nominal cap rates as of February 13, 2026, used by Moelis in this analysis are summarized in the following table:

Multifamily Selected Publicly Traded Companies	Nominal Cap Rate
U.S. Multifamily
Equity Residential	5.0%
Essex Property Trust, Inc.	5.1%
Independence Realty Trust, Inc.	5.8%
Centerspace	5.7%

Europe Multifamily
Grainger plc	4.5%
Multifamily Mean	5.2%
Multifamily Median	5.1%

In reviewing the Multifamily Selected Publicly Traded Companies data for purposes of determining nominal cap rate ranges for the Multifamily Business, Moelis (i) considered the mean and median of the Multifamily Selected Publicly Traded Companies of 5.2% and 5.1%, respectively, (ii) selected the high end (lower value) of the nominal cap rate range taking into consideration Independence Realty Trust’s and Centerspace’s nominal cap rates of 5.8% and 5.7%, respectively, as these companies have portfolios that are primarily focused on non-gateway markets, similar to the Multifamily Business and (iii) selected the low end (higher value) of the nominal cap rate range taking into consideration Grainger’s nominal cap rate of 4.5%, although less emphasis was placed on Grainger’s nominal cap rate given that Grainger is a European company and only approximately one-fifth of the Multifamily Business operates outside of the United States.
Based on the foregoing and using its professional judgment, Moelis selected a nominal cap rate reference range of 4.75% to 5.75%. Moelis then divided the Company’s Q4 2025 Run-Rate Multifamily net operating income (“NOI”) estimates from the Adjusted Q4 2025 Run-Rate NOI and Components of Value Summary by such reference range to derive an implied gross asset value (“GAV”) range for the Multifamily Business. The foregoing analysis indicated an implied GAV range for the Multifamily Business of $4.737 billion to $5.735 billion.

Commercial Business
Moelis reviewed financial and stock market information of eleven publicly traded companies engaged in the commercial real estate business (the “Commercial Selected Publicly Traded Companies”), in each case, whose operations Moelis believed, based on its experience and professional judgment, to be generally relevant in certain respects to the Commercial Business for purposes of Moelis’ analysis. Moelis noted that no single company was directly comparable to the Commercial Business across a range of operating and financial criteria, including asset class, asset quality, diversification of business, size and scale and geographic exposure and focused on companies with similar asset classes and geographic markets as the Commercial Business.
Moelis reviewed, among other things, the nominal cap rate of the Commercial Selected Publicly Traded Companies based on publicly available information as of February 13, 2026. The Commercial Selected Publicly Traded Companies and their nominal cap rates as of February 13, 2026 used by Moelis in this analysis are summarized in the following table:

Commercial Selected Publicly Traded Companies	Nominal Cap Rate
U.S. Office
Cousins Properties Incorporated	7.7%
Douglas Emmett, Inc.	7.3%
Highwoods Properties, Inc.	8.4%
American Assets Trust, Inc.	7.6%
U.S. Office Mean	7.7%
U.S. Office Median	7.6%

Europe Office
Derwent London plc	4.4%
Workspace Group plc	6.6%
Europe Office Mean	5.5%
Europe Office Median	5.5%

U.S. Industrial
Rexford Industrial Realty, Inc.	5.2%
Terreno Realty Corporation	4.8%
U.S. Industrial Mean	5.0%
U.S. Industrial Median	5.0%

Europe Industrial
Tritax Big Box REIT plc	5.2%
Europe Industrial Mean	5.2%
Europe Industrial Median	5.2%

Europe Retail
Shaftesbury Capital plc	4.2%
Hammerson plc	7.1%
Europe Retail Mean	5.6%
Europe Retail Median	5.6%
Commercial Mean	6.2%
Commercial Median	6.6%

In reviewing the Commercial Selected Publicly Traded Companies data for purposes of determining nominal cap rate ranges for the Commercial Business, Moelis (i) considered the mean and median of the Commercial Selected Publicly Traded Companies of 6.2% and 6.6%, respectively, (ii) selected the high end (lower value) of the nominal cap rate range taking into consideration the mean nominal cap rates for the U.S. office and European office companies, placing more emphasis on the European office companies and Workspace Group plc given that the Company owns more European properties than U.S. properties and Workspace Group plc has a geographically diversified office portfolio similar to the Company’s and (iii) selected the low end (higher value) of the nominal cap rate range taking into consideration the mean nominal cap rates for U.S. industrial and European industrial and retail companies, although less emphasis overall was placed on these companies given that the Company owns more office properties than industrial and retail properties.
Based on the foregoing and using its professional judgment, Moelis selected a nominal cap rate reference range of 5.75% to 7.00%. Moelis then divided the Company’s Q4 2025 Run-Rate Commercial NOI estimates from the Adjusted Q4 2025 Run-Rate NOI and Components of Value Summary by such reference range to derive an implied GAV range for the Commercial Business. The foregoing analysis indicated an implied GAV range for the Commercial Business of $1.976 billion to $2.406 billion.
Investment Management Base Fee Business
Moelis reviewed financial and stock market information of seventeen publicly traded asset management companies (the “Investment Management Selected Publicly Traded Companies”), in each case, whose operations Moelis believed, based on its experience and professional judgment, to be generally relevant in certain respects to the Investment Management Business for purposes of Moelis’ analysis. Moelis noted that no single company was directly comparable to the Investment Management Business across a range of operating and financial criteria, including business mix (including exposure to alternative and traditional investments and strategies offered), assets under management (“AUM”) composition, fee rates, permanence of capital and distribution, asset class, insurance exposure and balance sheet usage, size and scale, growth profile and geography and regulatory regime. Moelis determined to include (i) U.S.-based traditional asset managers due to their growing alternatives platforms given the Company’s focus on alternative assets, (ii) U.S.-based alternative asset managers given that the Investment Management Business is a pure-play alternative asset manager focused on real estate equity and credit investing with long-term capital and (iii) Europe-based alternative asset managers given the Company’s real estate investment exposure in the UK and Europe.
Moelis reviewed, among other things, the TEVs of the selected companies as a multiple, to the extent information was publicly available, of estimated last twelve-month (“LTM”) Adj. EBITDA. Financial data for the Investment Management Selected Publicly Traded Companies was based on publicly available research analysts’ estimates, public filings and other publicly available information as of February 13, 2026.
The Investment Management Selected Publicly Traded Companies and their TEV/LTM Adj. EBITDA multiples used by Moelis in this analysis are summarized in the following table:

Investment Management Selected Publicly Traded Companies	TEV/LTM Adj. EBITDA
U.S.-Based Traditional Asset Managers
BlackRock	19.1x
T. Rowe	6.3x
Franklin Resources	9.8x
AB	10.6x
Invesco	10.4x(1)
Cohen & Steers	18.3x
U.S. Traditional Mean	12.4x
U.S. Traditional Median	10.5x
U.S.-Based Alternative Asset Managers
Blackstone	20.3x
KKR	16.1x
Brookfield	28.0x
Apollo	13.3x
Ares	27.5x
Carlyle Group	13.0x
TPG	21.5x
U.S. Alternative Mean	20.0x
U.S. Alternative Median	20.3x

Investment Management Selected Publicly Traded Companies	TEV/LTM Adj. EBITDA
Europe-Based Alternative Asset Managers
EQT	22.7x
ICG	7.3x
Man Group	15.4x
Patrizia	15.1x
Europe Retail Mean	15.1x
Europe Retail Median	15.3x
Investment Management Mean	16.2x
Investment Management Median	15.4x

(1)	Adj. Operating Income used as a proxy for Adj. EBITDA as reported by Invesco.
In reviewing the Investment Management Selected Publicly Traded Companies data for purposes of determining TEV/LTM Adj. EBITDA multiple ranges for the Investment Management Base Fee Business, the high end of the multiple range reflects a discount to the U.S.-based alternative asset managers given the Company’s single-strategy exposure to real estate as opposed to the more diversified selected companies, the Company’s product mix which focuses on joint venture and separately-managed account products rather than commingled funds, and the Company’s significantly smaller AUM, a more concentrated LP base and increased reliance on origination fees as compared to the U.S.-based alternative asset managers, all of which support a lower multiple as compared to such companies. The low end of the multiple range was informed by the median of the U.S.-based traditional asset managers because, while the Investment Management Base Fee Business is significantly smaller than the U.S.-based traditional asset managers and is more reliant on less-stable origination fees (which would support a lower multiple), the Investment Management Base Fee Business is a pure-play alternative asset manager focused on real estate equity and credit investing with long-term capital (which would support a higher multiple). In addition, Moelis excluded BlackRock from its analysis with respect to the low end of the range given BlackRock’s scale, product mix and larger exposure to alternatives, all of which differ significantly from the other U.S.-based traditional asset managers.
Based on the foregoing and using its professional judgment, Moelis selected a multiples range of 10.0x to 14.0x TEV/LTM Adj. EBITDA. Moelis then applied such multiples range to the estimated Investment Management LTM Q4 2025 Segment EBITDA from the Adjusted Q4 2025 Run-Rate NOI and Components of Value Summary to derive an implied enterprise value range for the Investment Management Base Fee Business. This analysis indicated an implied enterprise value range for the Investment Management Base Fee Business of $456 million to $638 million.
Accrued Carried Interest
Using its professional judgment and experience, Moelis determined to calculate an implied enterprise value range for the Accrued Carried Interest using the book value of accrued carried interest due to the limited availability of data and difficulties in estimating future performance fees.
Moelis separately calculated the implied value attributable to Accrued Carried Interest using the estimated book value of the Company’s net accrued carried interest as of Q4 2025 of $19 million, as provided by Company management.
This analysis indicated an implied value for the Accrued Carried Interest of $19 million.
Loan Investments Business
Using its professional judgment and experience, Moelis calculated an implied enterprise value range for the Loan Investment Business using the book value of loan investments due to the limited availability of data regarding underlying loan prices, asset-level performance and other criteria to evaluate the Company’s loan book.
To calculate an implied enterprise value range for the Loan Investments Business, Moelis selected an illustrative price/book value multiple range of 0.9x to 1.1x and applied such multiple range to the estimated book value of the Loan Investments Business of $205 million as of December 31, 2025, as provided by Company management. The illustrative price/book value multiple range was chosen by Moelis based on its professional judgment and was informed by the multiples customarily used by equity research analysts when valuing balance sheet investments of asset managers.
This analysis indicated an implied enterprise value range for the Loan Investments Business of $185 million to $226 million.

Lease-Up, Development and Residential Business
Using its professional judgment and experience, Moelis determined to calculate an implied value range for the Lease-Up, Development and Residential Business based on the GAV book value of the Lease-Up, Development and Residential Business. Moelis determined to use this method rather than calculating an implied GAV range using the analysis described above with respect to the Multifamily and Commercial Businesses because estimated stabilized NOIs for the Lease-Up, Development and Residential assets would not accurately reflect certain minority interests or assets in the early stages of development and, because stabilized NOI is a static metric, would not capture ramping cash flows or near-term capital expenditures for the Lease-Up, Development and Residential Business. On the whole, Moelis believed the foregoing factors would tend to understate the value of the Lease-Up, Development and Residential Business, and therefore determined instead to use the implied value range for the Lease-Up, Development and Residential Business using the GAV attributed to such business by Company management.
This analysis indicated an implied GAV for the Lease-Up, Development and Residential Business of $1.797 billion.
Specified Acquired Business
Using its professional judgment and experience, Moelis determined to calculate the implied enterprise value of the Specified Acquired Business as a range, with the low end of the range informed by the purchase price for the business and the high end the range informed by the high end of a DCF analysis performed using the Specified Acquisition Projections.
Using the Specified Acquisition Projections, Moelis performed a DCF analysis to calculate the present value of the estimated levered after-tax free cash flows projected to be generated by the Specified Acquired Business and the present value of the estimated terminal value of the Specified Acquired Business. In performing the DCF analysis of the Specified Acquired Business, Moelis used a range of discount rates of 20.00% to 25.00% based on an estimated range of the Specified Acquired Business’ cost of equity (“CoE”). The CoE range was selected based on Moelis’ professional judgment and experience and was informed by Company management’s assessment of the hurdle rate for investing in the Specified Acquired Business’ development assets. Moelis also considered the Company’s overall cost of capital and the uncertainty in quantifying future cash flows of speculative development projections, which require debt and equity financing which has not yet been identified or secured.
Moelis used the foregoing range of discount rates to calculate the estimated present values as of December 31, 2025 of (i) the estimated future levered after-tax free cash flows projected to be generated by the Specified Acquired Business for the fiscal years ending December 2026 through December 2030 and (ii) the estimated terminal value range of the Specified Acquired Business, which was calculated by (a) applying a range of selected terminal net fee income multiples of 10.0x to 14.0x to the estimate of the Company’s terminal year EBITDA from the Specified Acquisition Projections and (b) adding the amount of projected proceeds from the sale of completed speculative development assets and the book value of ongoing speculative development assets. The range of terminal multiples used by Moelis was selected based on its professional judgment and experience and reflected the multiple range applied in Moelis’ Selected Publicly Traded Companies Analysis to the Investment Management Base Fee Business’ TEV/LTM Adj. EBITDA, as further described above, because the net fee income portion of the Specified Acquired Business aligns operationally with the Investment Management Base Fee Business.
The DCF analysis indicated an implied enterprise value range for the Specified Acquired Business of $323 million to $351 million. Using its professional judgment and experience, Moelis determined to use the Company’s portion of the Specified Acquisition purchase price of $214 million as the low end of the valuation range given the recency of the transaction and the fact that the purchase price provides an arms’ length, negotiated indication of the implied value of the Specified Acquired Business. The purchase price was calculated as the Company’s total investment for the Specified Acquired Business assets and development pipeline of $131.5 million, plus the Company’s share of acquired debt of the Specified Acquired Business, plus the purchase prices paid for additional land (the Sandy Springs and Old Danbury - Wilton properties) in connection with the acquisition. Moelis further noted that the Specified Acquisition Projections included meaningful fee income associated with Specified Acquisition’s speculative development assets which require an unidentified, committed financing partner and therefore may not be realized.
Using the purchase price for the Specified Acquired Business as the low end of the DCF range, this analysis indicated an implied enterprise value range for the Specified Acquired Business of $214 million to $351 million.

Total Implied Value of the Company
To determine the implied enterprise value range of the Company based on the foregoing analyses, Moelis added the foregoing enterprise value ranges and GAV ranges, as applicable, for each of the Multifamily Business, the Commercial Business, the Investment Management Base Fee Business, the Accrued Carried Interest, the Loan Investments Business, the Lease-Up, Development and Residential Business and the Specified Acquired Business to calculate an implied GAV range for the Company as a whole. From that total, Moelis then subtracted the Company’s debt (at share) and the Company Preferred Stock, and added cash (at share) to calculate an implied net asset value (“NAV”) range for the Company.
Discount to NAV
Moelis then calculated an implied equity value range for the Company by applying a discount range of 20.00% to 40.00% to the implied NAV range. The range of discounts to NAV used by Moelis was selected based on its professional judgment and experience, taking into account, as of February 13, 2026, the Company’s observed discount to consensus NAV for the last 10 years, 5 years, 2 years, year-to-date and unaffected (as of November 4, 2025, the last trading day prior to the public disclosure of the November 4 Proposal), which were 31%, 31%, 37%, 43% and 42%, respectively. Moelis also reviewed the discount to NAV from Green Street Advisors (“GSA”) for the Multifamily Selected Publicly Traded Companies and the Commercial Selected Publicly Traded Companies over the same period. Moelis noted that the discount range was consistent with the historical difference of NAV discounts between the Company and the Multifamily and Commercial Selected Publicly Traded Companies but also considered that certain of the Company’s attributes (including elevated leverage relative to the Multifamily and Commercial Selected Publicly Traded Companies, high general and administrative (“G&A”) burden, complexity of operations, non-REIT status and concentration of shareholder base) supported a higher discount to NAV than the Multifamily Selected Publicly Traded Companies and the Commercial Selected Publicly Traded Companies. Moelis further noted that the Company’s high G&A burden, which has continued to increase in recent years and may not be fully reflected in the observed historical discounts, could have justified a higher discount range than 20.00% to 40.00%.
Implied Share Price Range
To determine the implied per share reference range for the Company, Moelis divided the implied equity value range calculated above by the Company’s fully diluted shares outstanding, in each case as of February 13, 2026 and as provided by Company management. This analysis indicated the following implied per share reference range for the Company, as compared to the $10.90 per share Merger Consideration:

Implied Per Share Reference Range	Per Share Merger Consideration
$6.01 – $17.65	$10.90

Implied Enterprise Value Range
To determine the implied enterprise value reference range for the Company, Moelis added back the Company’s debt (at share) and the Company Preferred Stock, and subtracted cash (at share) to the implied equity value range calculated above. This analysis indicated the following implied enterprise value reference range for the Company, as compared to the enterprise value implied by the $10.90 per share Merger Consideration:

Implied Enterprise Value Reference Range	Implied Consideration Enterprise Value
$8.812 - $10.487 bn	$9.508 bn

Selected Precedent Transactions Analysis
Multifamily Business
Moelis reviewed financial information of certain selected transactions announced since 2022 involving target businesses engaged in the multifamily real estate business whose operations Moelis believed, based on its experience and professional judgment, were generally relevant in certain respects to the Multifamily Business for purposes of Moelis’ analysis. Moelis noted that no single target company was directly comparable to the Multifamily Business across a range of operating and financial criteria and focused on companies with similar asset classes and geographic market as the Multifamily Business. Moelis reviewed, among other things, premium/discount of the purchase price to the relevant company’s publicly available NAV immediately preceding announcement of the relevant transaction. Moelis also reviewed corresponding information and corresponding premium/discount to NAV for the Company at the $10.90 per share Merger Consideration based on mean consensus research analyst estimates. This data is summarized in the following table:

Announcement Date	Target	Acquiror	Premium/Discount to NAV
U.S. Multifamily
April 2024	Apartment Income REIT	Blackstone	(7.0%)
January 2024	Tricon Residential Inc.	Blackstone	(9.3%)
U.S. Multifamily Mean			(8.1%)
U.S. Multifamily Median			(8.1%)

Europe Multifamily
November 2025	The PRS REIT Plc	Waypoint Asset Management	(18.9%)
Multifamily Mean			(11.7%)
Multifamily Median			(9.3%)
The Company			(15.7%)

The premium/discount to NAV data shown above informed the NAV discount applied to the Company described in the section below titled “—Selected Precedent Transactions Analysis—Total Implied Value of the Company—Discount to NAV”.
Moelis reviewed, but did not use, nominal cap rates and/or offer price cap rates from the selected precedent transactions to imply a GAV range for the Multifamily Business, but instead used the nominal cap rate range used in the Multifamily Selected Publicly Traded Companies Analysis. Moelis determined to use the nominal cap rate range used in the Multifamily Selected Publicly Traded Companies Analysis because, among other things, such analysis uses current nominal cap rates, which reflect current market conditions, as opposed to the nominal and offer cap rates indicated for the selected precedent transactions, which reflect macro environments as of the date of the relevant transaction.
Based on the foregoing and using its professional judgment, Moelis selected a nominal cap rate reference range of 4.75% to 5.75%. Moelis then divided the Company’s Q4 2025 Run-Rate Multifamily NOI estimates from the Adjusted Q4 2025 Run-Rate NOI and Components of Value Summary by such reference range to derive an implied GAV range for the Multifamily Business. The foregoing analysis indicated an implied GAV range for the Multifamily Business of $4.737 billion to $5.735 billion.
Commercial Business
Moelis reviewed financial information of certain selected transactions announced since 2022 involving target businesses engaged in the commercial real estate business whose operations Moelis believed, based on its experience and professional judgment, were generally relevant in certain respects to the Commercial Business for purposes of Moelis’ analysis. Moelis noted that no single target company was directly comparable to the Commercial Business across a range of operating and financial criteria and focused on companies with similar asset classes and geographic market as the Commercial Business.
Moelis reviewed, among other things, premium/discount of the purchase price to the relevant company’s publicly available NAV immediately preceding announcement of the relevant transaction. Moelis also reviewed corresponding information and corresponding premium/discount to NAV for the Company based on mean consensus research analyst estimates. This data is summarized in the following table:

Announcement Date	Target	Acquiror	Premium/Discount to NAV
U.S. Office
July 2025	CityOffice REIT	MCME Carell	(33.0%)

U.S. Industrial
October 2025	Plymouth Industrial REIT	Makarora Management, Ares Management	(10.6%)

Announcement Date	Target	Acquiror	Premium/Discount to NAV

Europe Industrial
July 2025	Warehouse REIT	Blackstone	(10.2%)

Europe Retail
September 2024	Capital & Regional	New River REIT	(26.5%)
Commercial Mean			(20.1%)
Commercial Median			(18.6%)
The Company			(15.7%)

The premium/discount to NAV data shown above informed the NAV discount applied to the Company described in the section below titled “—Selected Precedent Transactions Analysis—Total Implied Value of the Company—Discount to NAV.”
Moelis reviewed, but did not use, nominal cap rates and/or offer price cap rates from the selected precedent transactions to imply a GAV range for the Commercial Business, but instead used the nominal cap rate range used in the Commercial Selected Publicly Traded Companies Analysis. Moelis determined to use the nominal cap rate range used in the Commercial Selected Publicly Traded Companies Analysis because, among other things, such analysis uses current nominal cap rates, which reflect current market conditions, as opposed to the nominal cap rates or offer cap rates indicated for the selected precedent transactions, which reflect macro environments as of the date of the relevant transaction.
Based on the foregoing and using its professional judgment, Moelis selected a nominal cap rate reference range of 5.75% to 7.00%. Moelis then divided the Company’s Q4 2025 Run-Rate Commercial NOI estimates from the Adjusted Q4 2025 Run-Rate NOI and Components of Value Summary by such reference range to derive an implied GAV range for the Commercial Business. The foregoing analysis indicated an implied GAV range for the Commercial Business of $1.976 billion to $2.406 billion.
Investment Management Base Fee Business
Moelis reviewed financial information of certain selected transactions announced since 2017 involving target businesses engaged in asset management whose operations Moelis believed, based on its experience and professional judgment, were generally relevant in certain respects to the Investment Management Base Fee Business for purposes of Moelis’ analysis and for which transaction value (“TV”) /Adj. EBITDA multiples were publicly available. In particular, Moelis reviewed transactions where the target was a global asset manager with a focus on alternative investments across real estate, infrastructure, private credit and/or other alternative asset classes given the Investment Management Business’ focus on alternative assets. Moelis excluded transactions with targets that were pure traditional asset managers given their distinct business models and no meaningful exposure to alternative investments as opposed to the traditional asset managers observed in the Selected Publicly Traded Companies Analysis that have some exposure to alternative investments.
Moelis reviewed implied TV (which was calculated as the TEV of the target business or, if such data was not publicly available, the equity value of the target business) of each target business as a multiple of Adj. EBITDA (as reported publicly) immediately preceding or at the announcement of the relevant transaction. Implied TVs were based on the announced purchase prices paid for the target businesses, as well as publicly available financial data for such target businesses. This data is summarized in the following table:

Announcement Date	Target	Acquiror	TV/Adj. EBITDA
10/23/2025	FCP Fund LP	Federated Hermes	11.9x
2/24/2025	Bridge Investment Group	Apollo	14.5x
12/3/2024	HPS	BlackRock	28.4x
10/22/2024	Monroe Capital	Wendel	16.6x
10/8/2024	GCP	Ares	18.2x
1/12/2024	GIP	BlackRock	24.8x
9/6/2023	ECP	Bridgepoint	14.4x
7/6/2023	Varagon	Man Group	10.3x

Announcement Date	Target	Acquiror	TV/Adj. EBITDA
5/12/2023	Angelo Gordon	TPG	15.6x
5/31/2023	Alcentra	Franklin Templeton	8.8x
10/28/2021	Oak Hill Advisors	T. Rowe Price	12.5x
1/25/2021	Exeter Property Group	EQT	23.4x
5/13/2019	Oaktree	Brookfield	10.7x
2/27/2017	Fortress	Softbank	10.3x
Median			14.5x
Mean			15.7x

Moelis noted that, while none of the selected precedent transactions were directly comparable to the Transactions, Apollo’s acquisition of Bridge Investment Group and Federated Hermes’ acquisition of FCP Fund LP are the most similar to the Transactions given the targets’ focus on real estate investments. As such, the low end of the multiple range was informed by Federated Hermes’ acquisition of FCP Fund LP and the high end of the range was informed by Apollo’s acquisition of Bridge Investment Group and the median of the selected precedent transactions.
Based on the foregoing and using its professional judgment, Moelis selected a multiple range of 12.0x to 15.0x TV/Adj. EBITDA. Moelis then applied such multiple range to the Investment Management Base Fee Business 2025 EBITDA from the Adjusted Q4 2025 Run-Rate NOI and Components of Value Summary to derive an implied range of enterprise values for the Investment Management Base Fee Business. This analysis indicated an implied enterprise value range for the Investment Management Base Fee Business of $547 million to $683 million.
Accrued Carried Interest
Moelis separately calculated the implied enterprise value attributable to Accrued Carried Interest as described above in the section titled “—Selected Publicly Traded Companies Analysis—Accrued Carried Interest.”
This analysis indicated an implied value for the Accrued Carried Interest of $19 million.
Loan Investments Business
Moelis separately calculated the implied enterprise value of the Loan Investments Business as described above in the section titled “—Selected Publicly Traded Companies Analysis—Loan Investments Business.”
This analysis indicated an implied enterprise value range for the Loan Investments Business of $185 million to $226 million.
Lease-Up, Development and Residential Business
Moelis separately calculated the implied GAV of the Lease-Up, Development and Residential Business as described above in the section titled “—Selected Publicly Traded Companies Analysis—Lease-Up, Development and Residential Business.”
This analysis indicated an implied GAV for the Lease-Up, Development and Residential Business of $1.797 billion.
Specified Acquired Business
Moelis separately calculated the implied enterprise value of the Specified Acquired Business using the purchase price and a DCF analysis as described above in the section titled “—Selected Publicly Traded Companies Analysis—Specified Acquired Business.”
This analysis indicated an implied enterprise value range for the Specified Acquired Business of $214 million to $351 million.
Total Implied Value of the Company
To determine the implied enterprise value range of the Company based on the foregoing analyses, Moelis added the foregoing enterprise value ranges and GAV ranges, as applicable, of each of the Multifamily Business, the Commercial Business, the Investment Management Base Fee Business, the Accrued Carried Interest, the Loan

Investments Business, the Lease-Up, Development and Residential Business and the Specified Acquired Business to calculate an implied GAV range for the Company as a whole. From that total, Moelis then subtracted the Company’s debt (at share) and the Company Preferred Stock, and added cash (at share) to calculate an implied NAV range for the Company.
Discount to NAV
Moelis then calculated an implied equity value range for the Company by applying a discount range of 5.00% to 20.00% to the implied NAV range. The range of discounts to NAV used by Moelis was selected based on its professional judgment and experience, taking into account the discounts to NAV observed in the Multifamily and Commercial selected precedent transactions. The NAV discounts observed in precedent transactions appropriately reflect the discounts at which market participants have been willing to transact in the real estate industry. Moelis noted that the Company’s complexity of operations, high G&A burden, subscale sub-portfolios and taxable income status (as opposed to REITs) justified a higher discount than the targets reviewed in the selected precedent transactions and could have justified a higher discount range than 5.00% to 20.00%, particularly in light of the Company’s high (and increasing) G&A burden.
Implied Share Price Range
To determine the implied per share reference range for the Company, Moelis divided the implied equity value range calculated above by the Company’s fully diluted shares outstanding, in each case as of February 13, 2026 and as provided by Company management. This analysis indicated the following implied per share reference range for the Company, as compared to the $10.90 per share Merger Consideration:

Implied Per Share Reference Range	Per Share Merger Consideration
$8.53 – $21.24	$10.90

Implied Enterprise Value Range
To determine the implied enterprise value reference range for the Company, Moelis added back the Company’s debt (at share) and the Company Preferred Stock, and subtracted cash (at share) to the implied equity value range calculated above. This analysis indicated the following implied total enterprise value reference range for the Company, as compared to the total enterprise value implied by the $10.90 per share Merger Consideration:

Implied Enterprise Value Reference Range	Implied Merger Consideration Enterprise Value
$9.170 - $11.043 bn	$9.508 bn

Selected Asset-Level Precedent Transactions Analysis
Multifamily Business
Moelis reviewed financial information of certain selected asset-level transactions occurring between October 1, 2025 and December 31, 2025 involving multifamily assets with a value of over $10 million occurring in U.S. and European markets where the Company owns real estate assets and for which relevant information was publicly available.
Moelis reviewed the average asset-level cap rates implied by observed transaction data, separated by geographic market, as reported by each of Real Capital Analytics (“RCA”), CoStar and GSA. Moelis then weighed the data based on the Company’s Q4 2025 Run-Rate NOI by region. Moelis also reviewed nominal cap rates by geographic market, as reported by CoStar and GSA. This data is summarized in the following table:

	Transaction Cap Rates			Nominal Cap Rate
Property Type	RCA	CoStar	GSA	CoStar	GSA
Mountain West	5.2%	5.2%	5.4%	6.0%	5.4%
Pacific Northwest	5.1%	5.0%	5.5%	6.2%	5.3%
Southern California	5.6%	5.3%	5.2%	5.4%	5.1%
Northern California	5.6%	5.8%	5.6%	5.6%	5.2%
Weighted Avg. U.S. Multifamily	5.2%	5.2%	5.4%	6.0%	5.3%

	Transaction Cap Rates			Nominal Cap Rate
Property Type	RCA	CoStar	GSA	CoStar	GSA

Ireland	NA	NA	NA	NA	5.0%
Weighted Avg. Europe Multifamily	NA	NA	NA	NA	5.0%
Weighted Avg. Multifamily	5.2%	5.2%	5.4%	6.0%	5.3%

Based on the foregoing and using its professional judgment, Moelis selected a nominal cap rate reference range of 5.00% to 5.50%. Moelis then divided the Company’s Q4 2025 Run-Rate Multifamily NOI estimates from the Adjusted Q4 2025 Run-Rate NOI and Components of Value Summary by such reference range to derive an implied GAV range for the Multifamily Business. The foregoing analysis indicated an implied GAV range for the Multifamily Business of $4.953 billion to $5.448 billion.
Commercial Business
Moelis reviewed financial information of certain selected asset-level transactions occurring between October 1, 2025 to December 31, 2025 involving (i) office or industrial space in excess of 10,000 square feet and/or (ii) retail space in excess of 25,000 square feet, in each case occurring in U.S. and European markets where the Company owns real estate assets and for which relevant information was publicly available.
Moelis reviewed the average asset-level cap rates implied by observed transaction data, separated by geographic market, as reported by each of RCA, CoStar and GSA. Moelis then weighed the data based on the Company’s Q4 2025 Run-Rate NOI by region. Moelis also reviewed nominal cap rates by geographic market, as reported by CoStar and GSA. This data is summarized in the following table:

	Transaction Cap Rates			Nominal Cap Rate
Property Type	RCA	CoStar	GSA	CoStar	GSA
Mountain West	9.7%	7.0%	10.1%	6.9%	11.2%
Pacific Northwest	8.0%	8.1%	10.7%	7.0%	10.7%
Southern California	NA	6.8%	10.0%	6.6%	10.2%
Northern California	6.7%	7.2%	10.4%	6.5%	10.6%
Weighted Avg. U.S. Office	7.5%	7.0%	10.2%	6.6%	10.4%

UK	6.5%	7.7%	7.5%	9.9%	7.9%
Ireland	10.1%	7.5%	8.5%	NA	7.5%
Italy	NA	NA	8.4%	NA	7.7%
Weighted Avg. Europe Office	7.8%	7.6%	7.9%	9.9%	7.7%

Mountain West	6.2%	6.5%	6.0%	6.5%	5.6%
Pacific Northwest	6.9%	5.8%	5.3%	6.1%	5.4%
Northern California	6.0%	5.8%	5.8%	5.9%	5.7%
Weighted Avg. U.S. Industrial	6.1%	6.0%	5.9%	6.1%	5.6%

UK	6.2%	6.6%	7.0%	6.5%	6.3%
Ireland	6.5%	NA	NA	NA	6.4%
Spain	NA	7.7%	NA	NA	6.3%
Weighted Avg. Europe Industrial	6.2%	6.6%	7.0%	6.5%	6.3%

Southern California	5.8%	6.7%	6.2%	5.4%	6.2%
UK	7.7%	7.0%	7.9%	7.9%	10.2%
Ireland	7.5%	NA	4.3%	NA	9.1%
Weighted Avg. Retail	7.5%	7.0%	5.9%	7.6%	9.4%
Weighted Avg. Commercial	7.5%	7.0%	8.0%	8.3%	8.2%

Based on the foregoing and using its professional judgment, Moelis selected a nominal cap rate reference range of 7.25% to 8.00%. Moelis then divided the Company’s Q4 2025 Run-Rate Commercial NOI estimates from the Adjusted

Q4 2025 Run-Rate NOI and Components of Value Summary by such reference range to derive an implied GAV range for the Commercial Business. The foregoing analysis indicated an implied GAV range for the Commercial Business of $1.729 billion to $1.908 billion.
Investment Management Base Fee Business
Moelis separately calculated the implied enterprise value of the Investment Management Base Fee Business as described above in the section titled “—Selected Precedent Transactions Analysis—Investment Management Base Fee Business”.
This analysis indicated an implied enterprise value range for the Investment Management Base Fee Business of $547 million to $683 million.
Accrued Carried Interest
Moelis separately calculated the implied value attributable to Accrued Carried Interest as described above in the section titled “—Selected Publicly Traded Companies Analysis—Accrued Carried Interest.”
This analysis indicated an implied value for the Accrued Carried Interest of $19 million.
Loan Investments Business
Moelis separately calculated the implied enterprise value of the Loan Investments Business as described above in the section titled “—Selected Publicly Traded Companies Analysis—Loan Investments Business.”
This analysis indicated an implied enterprise value range for the Loan Investments Business of $185 million to $226 million.
Lease-Up, Development and Residential Business
Moelis separately calculated the implied GAV of the Lease-Up, Development and Residential Business as described above in the section titled “—Selected Publicly Traded Companies Analysis—Lease-Up, Development and Residential Business”.
This analysis indicated an implied GAV for the Lease-Up, Development and Residential Business of $1.797 billion.
Specified Acquired Business
Moelis separately calculated the implied enterprise value of the Specified Acquired Business using the purchase price and a DCF analysis as described above in the section titled “—Selected Publicly Traded Companies Analysis—Specified Acquired Business”.
This analysis indicated an implied enterprise value range for the Specified Acquired Business of $214 million to $351 million.
Total Implied Value of the Company
The Company’s management platform for the invested assets is and has historically been a burden (not an added value) to its asset value, the primary portion of which is the Company’s annual G&A costs. In the Selected Publicly Traded Companies Analysis and the Selected Precedent Transactions Analysis, the overhead of the platform was accounted for by applying a discount to the implied NAV ranges to obtain implied equity value ranges.
In the foregoing Asset-Level Selected Precedent Transaction Analysis, to account for the Real Estate Segment and other unallocated G&A, Moelis calculated two implied enterprise value ranges for the Company. In the first approach, Moelis subtracted the capitalized G&A for the Real Estate Segment and other unallocated G&A from the implied enterprise value ranges for the Company. In the second approach, Moelis assumed no additional discount for G&A beyond what may be implicitly included in the cap rate data.
Adjustment for G&A (Burdened by G&A)
Implied Enterprise Value Range
To determine the implied enterprise value range of the Company based on the foregoing analyses, Moelis added the foregoing enterprise value ranges and GAV ranges, as applicable, of each of the Multifamily Business, the Commercial Business, the Investment Management Base Fee Business, the Accrued Carried Interest, the Loan

Investments Business, the Lease-Up, Development and Residential Business and the Specified Acquired Business to calculate an implied GAV range for the Company as a whole. From that total, Moelis then subtracted the capitalized G&A for the Real Estate Segment and other unallocated G&A. This analysis indicated the following implied enterprise value reference range for the Company, as compared to the enterprise value implied by the $10.90 per share Merger Consideration:

Implied Enterprise Value Reference Range	Implied Merger Consideration Enterprise Value
$8.243 - $8.920 bn	$9.508 bn

Implied Share Price Range
To determine the implied per share reference range for the Company, Moelis then subtracted the Company’s debt (at share) and the Company Preferred Stock and added cash (at share) from the implied total enterprise value above to calculate an implied NAV, or equity value, range for the Company. Moelis divided the implied equity value range by the Company’s fully diluted shares outstanding, in each case as of February 13, 2026 and as provided by Company management. This analysis indicated the following implied per share reference range for the Company, as compared to the $10.90 per share Merger Consideration:

Implied Per Share Reference Range	Per Share Merger Consideration
$2.03 – $6.77	$10.90

No Adjustment for G&A (Unburdened by G&A)
Implied Enterprise Value Range
To determine the implied enterprise value range of the Company based on the foregoing analyses, Moelis added the foregoing enterprise value ranges and GAV ranges, as applicable, of each of the Multifamily Business, the Commercial Business, the Investment Management Base Fee Business, the Accrued Carried Interest, the Loan Investments Business, the Lease-Up, Development and Residential Business and the Specified Acquired Business to calculate an implied GAV range for the Company as a whole. This analysis indicated the following implied total enterprise value reference range for the Company, as compared to the total enterprise value implied by the $10.90 per share Merger Consideration:

Implied Enterprise Value Reference Range	Implied Merger Consideration Enterprise Value
$9.442 - $10.432 bn	$9.508 bn

Implied Share Price Range
To determine the implied per share reference range for the Company, Moelis then subtracted the Company’s debt (at share) and the Company Preferred Stock and added cash (at share) from the implied total enterprise value above to calculate an implied equity value range for the Company. Moelis divided the implied equity value range by the Company’s fully diluted shares outstanding, in each case as of February 13, 2026 and as provided by Company management. This analysis indicated the following implied per share reference range for the Company, as compared to the $10.90 per share Merger Consideration:

Implied Per Share Reference Range	Per Share Merger Consideration
$10.44 – $17.29	$10.90

Other Information
Moelis also noted for the Special Committee certain additional factors that were not relied upon by Moelis or considered part of Moelis’ financial analysis with respect to its opinion but were referenced for informational purposes, including, among other things:
Selected Publicly Traded Companies Discount/Premium to Analyst NAV Estimates. Moelis also applied a discount range of 20.00% to 40.00% to the three most recent publicly available Wall Street research analysts’ estimates of the Company’s NAV as of February 13, 2026. This analysis indicated an implied enterprise value range for the Company of $8.855 billion to $9.625 billion and an implied per share value range for the Company of $6.32 to $11.72. Moelis also applied the low end of the discount range of 20.00% to the highest publicly available Wall Street research analysts’ NAV estimate for the Company as of November 4, 2025, the date on which the initial proposal to acquire the Company was made public. This analysis indicated an implied enterprise value for the Company of $9.685 billion and an implied per share value for the Company of $12.14.
Dividend Discount Model Analysis. Moelis also conducted a Dividend Discount Model Analysis using forecast dividends from an equity research analyst model. Moelis used a range of discount rates of 8.50% to 10.50% (based on an estimated range of the Company’s cost of equity, derived from such equity research report) to calculate estimated present values as of December 31, 2025 of (i) the estimated dividends per share that the equity research report forecasted the Company to distribute during the fiscal years ending December 31, 2026 through December 31, 2033 and (ii) estimated terminal values derived by applying a perpetuity growth rate of 3.00% to 4.00% to a terminal year dividend per share of $0.63, equal to the estimated 2033 dividend per share amount from equity research financial projections. This analysis indicated an implied enterprise value range for the Company of approximately $8.935 billion to $9.492 billion, and an implied per share value range for the Company of approximately $6.88 to $10.79.
52-Week High-Low. Moelis reviewed the historical trading prices for the Company Common Stock over a 52-week period ending November 4, 2025, the date on which the initial proposal to acquire the Company was made public. Low and high stock prices during such period ranged from $5.98 to $11.88 per share, which imply an enterprise value range for the Company of $8.807 billion to $9.648 billion.
Analyst Share Price Targets. Moelis reviewed forward stock price targets for the Company Common Stock in (i) three recently published, publicly available Wall Street research analysts’ reports as of November 4, 2025, the date on which the initial proposal to acquire the Company was made public, which indicated low and high stock price targets ranging from $7.70 to $13.00 per share and imply an enterprise value range for the Company of $9.052 billion to $9.807 billion and (ii) two recently published, publicly available Wall Street research analysts’ reports as of February 13, 2026, which indicated low and high stock price targets ranging from $9.00 to $11.00 per share and imply an enterprise value range for the Company of $9.237 billion to $9.522 billion.
Miscellaneous
This summary of the analyses is not a complete description of Moelis’ opinion or the analyses underlying, and factors considered in connection with, Moelis’ opinion. The preparation of a fairness opinion is a complex analytical process and is not necessarily susceptible to partial analysis or summary description. Selecting portions of the analyses or summary set forth above, without considering the analyses as a whole, could create an incomplete view of the processes underlying Moelis’ opinion. In arriving at its fairness determination, Moelis considered the results of all of its analyses and did not attribute any particular weight to any factor or analysis. Rather, Moelis made its fairness determination on the basis of its experience and professional judgment after considering the results of all of its analyses.
No company or transaction used in the analyses described above is identical to the Company or the Transactions. In addition, such analyses do not purport to be appraisals, nor do they necessarily reflect the prices at which businesses or securities actually may be sold. Analyses based upon forecasts of future results are not necessarily indicative of actual future results, which may be significantly more or less favorable than suggested by such analyses. Because the analyses described above are inherently subject to uncertainty, being based upon numerous factors or events beyond the control of the parties to the Merger or their respective advisors, neither the Company, nor Moelis or any other person assumes responsibility if future results are materially different from those forecast.
The Merger Consideration was determined through arm’s length negotiations between the Special Committee (on behalf of the Company) and the Consortium and was approved by the Special Committee. Moelis did not recommend any specific consideration to the Company or the Special Committee, or that any specific amount or type of consideration constituted the only appropriate consideration for the Transactions.
Moelis acted as financial advisor to the Special Committee in connection with the Transactions. Pursuant to the terms of Moelis’ engagement letter with the Company and the Special Committee, the Company has agreed to pay Moelis certain fees for its services in an aggregate amount of up to approximately $33 million, consisting of (i) a report fee of $2.5 million that became payable to Moelis upon the delivery of Moelis’ initial financial analysis to the Special Committee and is creditable, to the extent previously paid, against the transaction fee described in clause (iii), (ii) an opinion fee of $2.5 million that became payable promptly upon the substantial completion by Moelis of the work in connection with delivering its opinion to the Special Committee (regardless of the conclusion reached in the opinion) and is creditable, to the extent previously paid, against the transaction fee described in clause (iii) and (iii) a transaction fee, currently estimated to be $33 million (inclusive of any amounts previously paid in respect of the report fee and opinion fee described in clauses (i) and (ii), which will be fully credited against the transaction fee payable under this clause (iii)), based on the transaction value as determined at the Closing, payable to Moelis upon consummation of the Merger. In addition, the Company has agreed to reimburse Moelis for certain of its expenses, including reasonable and documented attorney’s fees and disbursements, and to indemnify Moelis and related persons for certain liabilities, including liabilities under the federal securities laws, arising out of its engagement.
Moelis’ affiliates, employees, officers and partners may at any time own securities (long or short) of the Company, Fairfax or Eldridge, as the second-largest shareholder of the Company after Fairfax (excluding passive asset managers), and/or their respective affiliates. As of February 12, 2026, the Moelis managing directors working on the Transactions did not own any securities of the Company, Fairfax or Eldridge, other than a managing director who owns less than $300,000 of Fairfax’s securities. In the past two years prior to the date of its written opinion, Moelis has not been engaged by (and has not received any fees from) (i) the Company unrelated to the Merger or (ii) Fairfax, Parent, Merger Sub or William J. McMorrow. Moelis is currently engaged as financial advisor to a company in which Eldridge is a 25% shareholder in connection with a liability management transaction. As of May 4, 2026, Moelis has received $600,000 in connection with the Eldridge engagement. If such potential transaction is completed, Moelis estimates it will be paid additional fees that are substantially less than those contemplated to be paid to Moelis in connection with the Transactions. Exact fees owed to Moelis upon successful completion of such transaction, if applicable, will depend on a variety of factors, including the length of the engagement, transaction values and other specifics of the transaction structures as agreed by the relevant transaction parties if and when a given transaction is completed. In the future, Moelis and its affiliates may provide investment banking or other services to the Company, Fairfax, Parent, Merger Sub, William J. McMorrow, Eldridge and/or their respective affiliates, and would expect to receive compensation for such services.
The Special Committee selected Moelis as its financial advisor in connection with the Transactions because Moelis has substantial experience in advising special committees in similar transactions. Moelis is regularly engaged in the valuation of businesses and their securities in connection with mergers and acquisitions, strategic transactions, corporate restructurings and valuations for corporate and other purposes.
Preliminary Presentations by Moelis
In addition to the fairness presentation made to the Special Committee on February 16, 2026 described above, Moelis presented to the Special Committee at the meetings held on November 17, 2025, November 24, 2025, December 23, 2025, January 12, 2026 and January 19, 2026, which were supplemented by written presentations. Copies of such presentations (which we collectively refer to as the “additional Moelis presentations”) have been filed as exhibits to the Schedule 13E-3 filed with the SEC in connection with the Transactions, and will be made available for inspection and copying at the principal executive offices of the Company during its regular business hours by any interested holder of the Company Common Stock, and may be obtained by requesting it in writing from the Company at the address described in the section of this proxy statement entitled “Where You Can Find Additional Information” beginning on page 220.
The preliminary Moelis presentations dated November 17, 2025, November 24, 2025, December 23, 2025, January 12, 2026 and January 19, 2026 were given to the Special Committee to assist in the negotiations with the Consortium and the evaluation of the proposed Merger and contained, among other things, the terms of the Consortium’s proposals as of such date, the status of Moelis’ due diligence review of the Company, summaries of Moelis’ outreach to other potential counterparties and Moelis’ preliminary financial analyses (the November 17, 2025 presentation included, among other things, an overview of the November 4 Proposal; the November 24, 2025 presentation included, among other things, a summary of the due diligence materials Moelis had received from the Company to date and an overview of equity research analyst perspectives on the Company; the December 23, 2025 presentation included, among other things, a preliminary financial analysis of the price of the per share Merger Consideration based on the November 4 Proposal and perspectives on strategic alternatives to the November 4 Proposal; the January 12, 2026 presentation included, among other things, a summary of outreach to other potential counterparties conducted by Moelis to date; the January 19, 2026 presentation included, among other things, illustrative sources and uses information received from the Consortium, analysis of the Illustrative Sensitivity and perspectives on the net asset value analysis included in Company management’s second quarter 2025 presentation to the Board), in each case subject to further updates reflected in the financial analysis dated February 16, 2026, described above.
None of the additional Moelis presentations, alone or together, constitutes an opinion of Moelis with respect to the Merger Consideration. Each of the analyses performed in the additional Moelis presentations was subject to further updating and subject to the final financial analysis presented to the Special Committee on February 16, 2026 by Moelis, which is summarized above under the title “—Summary of Financial Analyses” and which superseded all analyses performed in the additional Moelis presentations. Each of these analyses was necessarily based on financial, economic, monetary, currency, market and other conditions and circumstances as in effect on, and the information made available to Moelis as of, the date on which Moelis performed such analyses. Accordingly, the results of the financial analyses may have differed due to changes in those conditions and other information. Not all of the written and oral presentations by Moelis contained all of the financial analyses included in the February 16, 2026 presentation.
Position of the Buyer Filing Parties as to the Fairness of the Merger
Under the SEC rules governing “going private transactions”, each of the Buyer Filing Parties may be deemed to be an affiliate of the Company and therefore, is required to express its belief as to the fairness of the Merger to the Unaffiliated Security Holders. The Merger is a Rule 13e-3 transaction for which a Schedule 13E-3 has been filed with the SEC. The Buyer Filing Parties are making the statements included in this section solely for the purpose of complying with the requirements of Rule 13e-3 and related rules and regulations under the Exchange Act. However, the views of the Buyer Filing Parties as to the fairness of the Merger are not intended to be and should not be construed as a recommendation to any of the Company’s stockholders as to how such stockholder should vote on the Merger Proposal.
The Buyer Filing Parties have interests in the Merger that may be different from, and/or in addition to, the interests of the Unaffiliated Security Holders. In light of these different interests, the Board established the Special Committee consisting solely of directors that the Board determined, based on information previously discussed with, furnished to or otherwise disclosed to and reviewed by the Board, met the criteria of a disinterested director under Delaware law with respect to the Potential Transaction, who were empowered to review, evaluate and determine whether to pursue, and negotiate (or oversee the negotiation of), a Potential Transaction, negotiate the Merger Agreement and make a recommendation to the Board with respect to a Potential Transaction. The Special Committee was empowered to select and engage, and was advised by, its own independent legal and financial advisors. The Buyer Filing Parties believe that the interests of the Unaffiliated Security Holders were represented by the Special Committee, which negotiated the terms and conditions of the Merger Agreement with the assistance of the Special Committee’s independent legal and financial advisors. None of the Buyer Filing Parties participated in the deliberations of the Special Committee regarding the substantive or procedural fairness of the Merger to the Unaffiliated Security Holders. For the foregoing reasons, the Buyer Filing Parties do not believe that their interests in the Merger influenced the decision of the Special Committee with respect to the Merger Agreement or the Merger. The Buyer Filing Parties have not performed or prepared, nor engaged a financial advisor to perform or prepare, any report, opinion, appraisal, valuation or other analysis for the purpose of assessing the fairness of the Merger or the Merger Consideration to the Buyer Filing Parties, the Company or the Unaffiliated Security Holders.
Based on, among other things, the knowledge of the Buyer Filing Parties and their analysis of available information regarding the Company, as well as discussions with members of Company management not affiliated with the Consortium regarding the Company and its businesses, and the factors considered by, and the analysis and resulting conclusions of, the Board and the Special Committee described in the sections above entitled “— Reasons for the Merger” and “— Recommendations of the Special Committee and the Board” (which analyses and resulting conclusions the Buyer Filing Parties adopt), including the fact that the consummation of the Merger is subject to the receipt of the Company Stockholder Approvals, including the affirmative vote of at least two-thirds of the outstanding voting power of the Company Voting Stock entitled to vote thereon, excluding the Company Voting Stock “owned” (as such term is defined in DGCL Section 203) by the Consortium Parties and their respective “affiliates” and “associates” (as such terms are defined in DGCL Section 203), and the following factors, the Buyer Filing Parties believe that the Merger is procedurally and substantively fair to the Unaffiliated Security Holders. In particular, the Buyer Filing Parties considered the following substantive factors (not necessarily in any order of relative importance):
•
the fact that the Merger Consideration of $10.90 in cash per share of Company Common Stock payable in the Merger provides certainty, immediate value and liquidity to the Company’s stockholders without the delays that would otherwise be necessary in order to liquidate the positions of larger holders, and without incurring brokerage and other costs typically associated with market sales;

•	the fact that the Merger Consideration represents a premium of approximately:
○	45.9% over the Unaffected Closing Price;
○	38.2% over the unaffected 30-day volume-weighted average trading price of the Company Common Stock as of November 4, 2025; and

○	82.3% over the lowest intraday trading price of the Company Common Stock during the 52-week period ending November 4, 2025;
•
the Special Committee’s assessment, taking into account the other factors described herein (including the trading history of the Company Common Stock), of the Company’s value on a standalone basis relative to the value of the Merger Consideration, and the possibility that the trading price of the Company Common Stock would not otherwise reach such a value, or that doing so could take a considerable period of time;

•
the Special Committee’s view that the $10.90 in cash per share of Company Common Stock payable in the Merger was more favorable to all of the Company’s stockholders on a risk-adjusted basis than the potential value that might result from other alternatives reasonably available to the Company based upon the knowledge of the members of the Special Committee of the Company’s industry, business, operations, financial condition, earnings, strategy and prospects, and the belief that the Transactions, including the Merger, represented an attractive and comparatively certain value for all of the Company’s stockholders relative to the risk-adjusted prospects for the Company on a standalone basis;

•
the fact that the Company is permitted under the Merger Agreement to declare and pay up to two ordinary course quarterly dividends of $0.12 per share of Company Common Stock following the entry into the Merger Agreement until the Company Stockholder Approvals are obtained;

•	the fact that the Company has operating flexibility to conduct its business in the ordinary course prior to the consummation of the Transactions;
•
the high probability that the Merger would be consummated, based on, among other things, the limited number and nature of the conditions to the completion of the Merger, including the absence of a financing contingency, and the anticipated timing of the consummation of the Merger, which allows for a potential closing of the Merger in a relatively short time frame, if the Company Stockholder Approvals are obtained;

•
the equity financing commitment provided to Parent by Fairfax in connection with the Merger, and the fact that (i) such financing was committed prior to the execution of the Merger Agreement, (ii) the consummation of the Merger is not subject to any financing condition and (iii) the Equity Commitment Letter provides sufficient committed capital to fund the aggregate Merger Consideration and certain other amounts required to be paid under the Merger Agreement, as further described in the sections entitled “— Reasons for the Merger” and “— Financing of the Transactions”;

•
the Buyer Filing Parties’ belief that the Company is unlikely to identify an alternative transaction at a higher value than the Merger, including in light of the fact that the November 4 Proposal was made public on November 4, 2025, and no party submitted an alternate transaction proposal;

•
the Company’s ability, under certain circumstances as set out in the Merger Agreement, to furnish information to, or engage in or otherwise participate in discussions or negotiations with, third parties regarding any Acquisition Proposal that constitutes, or would reasonably be expected to result in, a Superior Proposal;

•
the Company’s ability, under certain circumstances as set out in the Merger Agreement, to terminate the Merger Agreement and accept a Superior Proposal, subject to the Company paying Parent a termination fee of $42.7 million in cash, subject to and in accordance with the terms and conditions of the Merger Agreement;

•
the availability of appraisal rights under the DGCL to Company stockholders and beneficial owners who comply with all of the required procedures for perfecting appraisal rights under the DGCL in connection with the Merger, including the fact that such stockholders and beneficial owners will have the right to demand appraisal and seek payment in cash of the fair value of their shares as determined by the Delaware Court, as further described in the section of this proxy statement entitled “Appraisal Rights” beginning on page 209; and

•	the other terms and conditions of the Merger Agreement, taken as a whole, as discussed in more detail in the section of this proxy statement entitled “The Merger Agreement” beginning on page 105.

In addition, the Buyer Filing Parties considered the following procedural factors (not necessarily in any order of relative importance):
•
the fact that the Special Committee had the authority to review, evaluate and determine whether to pursue, and negotiate (or oversee the negotiation of), a Potential Transaction, negotiate the Merger Agreement and make a recommendation to the Board with respect to a Potential Transaction and the Board resolved that it would not approve a Potential Transaction without a prior favorable recommendation of the Special Committee;

•	the fact that the Special Committee had the authority to reject any Potential Transaction;
•
the fact that the Board determined, based on information previously discussed with, furnished to or otherwise disclosed to and reviewed by the Board, that each member of the Special Committee met the criteria of a disinterested director under Delaware law with respect to a Potential Transaction and empowered such directors to evaluate and negotiate a Potential Transaction on behalf of the Unaffiliated Security Holders;

•
the fact that the Special Committee was empowered to and did engage, on commercially reasonable terms, at the expense of the Company, such advisors and agents, including financial and legal advisors, as the Special Committee in its sole discretion deemed necessary or appropriate and that it retained and received the advice of (i) Moelis as its own independent financial advisor and (ii) Cravath as its own independent legal advisor;

•
the fact that the Special Committee held 15 formal meetings, all but one of which were unanimously attended, over a period of approximately three months to review and evaluate the Consortium’s proposals and the Transactions and strategic alternatives thereto, and that each member of the Special Committee was actively engaged in the process;

•
the fact that the compensation provided to the members of the Special Committee in respect of their services was not contingent on the Special Committee approving any transaction or documents, including the Merger Agreement and the Merger;

•
the fact that the financial and other terms and conditions of the Transactions were the product of extensive negotiations that took place over the course of multiple months between the Special Committee, with the assistance of its independent legal and financial advisors, on the one hand, and the Consortium and its representatives, on the other hand;

•
the fact that the Special Committee unanimously determined that the Merger Agreement and the Transactions, including the Merger, are advisable and in the best interests of the Company and its Public Stockholders and are fair to, and in the best interests of, the Unaffiliated Security Holders;

•
the fact that the Board (with Mr. Burton and Mr. McMorrow not participating in such determinations and Mr. Boehly electing to recuse himself from the Board’s vote), acting upon the unanimous recommendation of the Special Committee, determined that the Merger Agreement and the Transactions, including the Merger, are advisable, fair to the Unaffiliated Security Holders and in the best interests of the Company and its stockholders, including the Public Stockholders;

•
the fact that the Special Committee and the Board were fully informed about the extent to which the interests of the Buyer Filing Parties in the Merger differed from those of the Company’s stockholders generally; and

•
the fact that the Merger is conditioned upon the affirmative vote of at least two-thirds of the outstanding voting power of the Company Voting Stock entitled to vote thereon, excluding the Company Voting Stock “owned” (as such term is defined in DGCL Section 203) by the Consortium Parties and their respective “affiliates” and “associates” (as such terms are defined in DGCL Section 203).

The Buyer Filing Parties believe that the foregoing factors support their determination with respect to the fairness of the Merger to the Unaffiliated Security Holders of the Company.
The Buyer Filing Parties did not consider the current market prices of the Company Common Stock in determining its view as to the fairness of the Merger to the Unaffiliated Security Holders because such prices had been affected by speculation regarding the likelihood of a potential strategic transaction following November 4, 2025, the last trading day prior to the public disclosure of the November 4 Proposal.
The Buyer Filing Parties did not consider net book value, which is an accounting concept, in determining their view as to the fairness of the Merger to the Unaffiliated Security Holders because the Buyer Filing Parties believed that net book value is not a material indicator of the value of the Company as a going concern but rather is indicative of historical costs and therefore not a relevant measure in the determination of the fairness of the Merger. The Buyer Filing Parties did not consider GAV of the Company, given that the Buyer Filing Parties did not believe GAV to be a relevant measure of the value of the Company.
The Buyer Filing Parties did not consider the liquidation value of the Company in determining their view as to the fairness of the Merger to the Unaffiliated Security Holders because the Buyer Filing Parties considered the Company to be a viable going concern and viewed the trading history of the Company Common Stock as an indication of the Company’s going concern value, and believed that determining a liquidation value would be impracticable given the significant execution risks and uncertainties associated with any such liquidation or break-up, and, accordingly, did not believe liquidation value to be relevant to a determination as to the fairness of the Merger.
The Buyer Filing Parties did not establish a going concern value for the Company as a public company to determine the fairness of the Merger to the Unaffiliated Security Holders because, following the Merger, the Company will have a significantly different capital structure.
The Buyer Filing Parties did not view the purchase prices paid in the transactions described in the section of this proxy statement entitled “Important Information Regarding Kennedy Wilson — Transactions in Company Common Stock” beginning on page 155 to be relevant except to the extent that those prices indicated the trading price of the Company Common Stock during the applicable periods.
The Buyer Filing Parties also did not consider the transactions described in the section of this proxy statement entitled “Important Information Regarding Kennedy Wilson – Transactions in Company Common Stock — Transactions in Company Common Stock by the Buyer Filing Parties” beginning on page 157 to be material in determining its view as to the fairness of the Merger to the Unaffiliated Security Holders because such purchases were immaterial relative to the applicable Buying Party’s beneficial holdings of Company Common Stock and such purchases were reflective of the trading price of the Company Common Stock during the applicable periods.
The Buyer Filing Parties determined that the Merger is both procedurally and substantively fair to the Unaffiliated Security Holders. The Buyer Filing Parties reached this conclusion after considering the factors described above, including the fact that the consummation of the Transactions is subject to the receipt of the Company Stockholder Approvals, including the Supermajority Voting Condition. The Buyer Filing Parties considered that the Company’s directors and officers, who are treated as affiliates of the Company under SEC rules, are able to vote their shares of Company Voting Stock in support of the approval of the Merger for purposes of determining if the Supermajority Voting Condition is satisfied, so long as such directors and officers are not “affiliates” or “associates” of the Consortium Parties. In the course of reaching their determinations, the Buyer Filing Parties considered, among other things, that:
•	after the Merger, none of the unaffiliated Company directors and officers will hold any continuing equity interest in the Company;
•	none of the unaffiliated Company directors and officers will serve as a director or officer of the Company after the Merger;
•
the satisfaction of the Supermajority Voting Condition requires that more than a simple majority of the Company’s stockholders vote their shares of Company Voting Stock in support of the approval of the Merger; and

•
as of the close of business on the Record Date, the unaffiliated Company directors and executive officers, in the aggregate, collectively had the power to vote, or direct the voting of, 13.73% of the aggregate voting power of the outstanding Company Voting Stock, and, accordingly, the Supermajority Voting Condition could not be satisfied without the approval of at least a majority of the Unaffiliated Security Holders.

Accordingly, the Buyer Filing Parties concluded that, while the Supermajority Voting Condition does not expressly require approval of at least a majority of the Unaffiliated Security Holders, counting the shares held by unaffiliated Company directors and executive officers toward the Supermajority Voting Condition does not undermine the procedural protections it provides.

The Buyer Filing Parties also considered a variety of risks and other countervailing factors related to the substantive and procedural fairness of the proposed Merger, including:
•
the fact that, following the closing of the Transactions should they close, the Unaffiliated Security Holders will not participate in any further future growth potential or benefit from any future increase in the value of the Company;

•
the fact that, should the Transactions close, the Unaffiliated Security Holders who receive the Merger Consideration will not participate in, and will not have participated in, any growth or increase in the value of the Company between the date of the Merger Agreement and the Closing;

•
the possibility that, although the Merger provides the Unaffiliated Security Holders the opportunity to realize a substantial premium to the price at which the Company Common Stock traded prior to the public announcement of the Merger, the price of the Company Common Stock might have increased in the future to a price greater than the Merger Consideration;

•
the possibility that, at some future time, the Consortium could sell some or all of the Company or its securities, businesses or assets to one or more purchasers at a valuation higher than the valuation implied by the Transactions, and that the Unaffiliated Security Holders would not be able to participate in or benefit from such a sale;

•
the fact that the Merger Consideration reflects an approximate 8.2% discount compared to the $11.88 trading price of the Company Common Stock on November 6, 2024, which was the highest intraday trading price of the Company Common Stock during the 52-week period ending November 4, 2025;

•
the fact that, although the Company Common Stock has historically traded at a 30% or greater discount to the average of the then-covering equity research analysts’ net asset value per share, the Merger Consideration represents a 16.8% discount to the average of the then-covering equity research analysts’ net asset value per share as of November 4, 2025;

•
the possibility that not all conditions to the Merger will be timely satisfied or waived and that the Transactions will not be timely consummated (or at all) and the potential negative effects on the Company’s business, operations, financial results and stock price;

•
the potential negative effect that the pendency of the Merger, or the failure to complete the Merger, could potentially have on (i) the Company’s relationships with its employees, investors, clients, business partners and other third parties, (ii) the Company’s ability to attract, hire and retain key employees, as current and prospective employees may experience uncertainty about their future roles with the Company following the Merger and (iii) the Company’s business, and potential distraction of its workforce and management team from day-to-day operations and from pursuing other opportunities that could be beneficial to the Company;

•
the significant costs involved in connection with entering into the Merger Agreement and consummating the Transactions (many of which are payable by the Company whether or not the Transactions are consummated) and the substantial time and effort of Company management required to complete the Transactions, which may disrupt the Company’s business operations and have a negative effect on its financial results;

•
the fact that, subject to the terms and conditions of the Merger Agreement, the Company and its subsidiaries are restricted from soliciting, initiating, knowingly encouraging or knowingly facilitating any inquiries, proposals or offers with respect to or which would reasonably be expected to lead to the submission of, any Acquisition Proposal;

•
the possibility that the Company may be obligated to pay Parent a termination fee of $42.7 million in cash under certain circumstances specified in the Merger Agreement, and the processes required to terminate the Merger Agreement, including the opportunity for Parent to negotiate to make adjustments to the Merger Agreement, could discourage other potential acquirors from making a competing bid to acquire the Company;

•	the fact that the receipt of cash in exchange for shares of Company Common Stock pursuant to the Merger will be a taxable transaction for U.S. federal income tax purposes; and
•	the risk of litigation arising from the execution of the Merger Agreement or the Transactions.

The foregoing discussion of the information and factors considered and given weight by the Buyer Filing Parties in connection with the fairness of the Merger is not intended to be exhaustive but is believed to include all material factors considered by them. The Buyer Filing Parties did not find it practicable to assign, nor did they assign, specific relative weights to the individual foregoing factors that they considered in reaching their conclusion as to the fairness of the Merger to the Unaffiliated Security Holders. Rather, the Buyer Filing Parties reached their position as to the fairness of the Merger based on the totality of the information available. The Buyer Filing Parties believe that these factors provide a reasonable basis for their belief that the Merger is advisable, fair to and in the best interests of the Unaffiliated Security Holders. This belief should not, however, be construed as a recommendation to any of the Company stockholders to approve the Merger Agreement. The Buyer Filing Parties do not make any recommendation as to how Company stockholders should vote their shares of Company Voting Stock relating to the Merger. The Buyer Filing Parties attempted to negotiate the terms of a transaction that would be most favorable to them, and not to the Unaffiliated Security Holders, and, accordingly, did not negotiate the Merger Agreement with a goal of obtaining terms that were fair to the Unaffiliated Security Holders.
Purpose and Reasons of the Buyer Filing Parties for the Merger
The Merger is a Rule 13E-3 transaction for which a Schedule 13E-3 has been filed with the SEC. Under the SEC rules governing “going private” transactions in Rule 13e-3 under the Exchange Act, the Buyer Filing Parties are required to express their purposes and reasons for the Merger to the Company’s stockholders. The Buyer Filing Parties are making the statements included in this section solely for the purpose of complying with the requirements of Rule 13e-3 and related rules under the Exchange Act.
For the Buyer Filing Parties, the primary purpose of the Merger is to allow the Buyer Filing Parties to own all of the equity interests in the Company and to bear the rewards and risks of such ownership after the Merger is completed without the Company Common Stock being publicly traded or the Company being subject to public company reporting obligations. The Buyer Filing Parties believe that the removal of the demands and costs associated with public company reporting and compliance, combined with Fairfax’s financial wherewithal, business reputation, experience and capabilities, and the Company’s existing relationship with Fairfax, including the fact that Fairfax accounts for approximately 51% of the Company’s fee bearing capital and has a number of joint real estate ventures and loan investments with the Company, will enable the Company to better pursue its long-term business objectives and to enhance value in a manner that would be challenging as a public company.
The Buyer Filing Parties believe that, absent the reporting and associated costs and burdens placed on public companies, the management and employees of the Company will be able to execute more effectively on future strategic plans, which are in some cases more difficult for businesses to achieve as a public company due to the investment community’s focus on short-term, often quarterly, financial results.
The Buyer Filing Parties believe that structuring the transaction as a merger is preferable to other alternative transaction structures such as a tender offer because (i) it will enable Parent to directly or indirectly acquire all of the shares of Company Common Stock at the same time, (ii) it will allow the Company to cease to be a publicly registered and reporting company and (iii) it represents an opportunity for the Unaffiliated Security Holders (other than holders of Excluded Shares or Dissenting Shares) to immediately realize the value of their investment in the Company and pursue other investment opportunities. The Buyer Filing Parties further believe that the transaction structure will provide a prompt and orderly transfer of ownership of the Company in a single step, without the necessity of financing separate purchases of shares of Company Common Stock in a tender offer and a second-step merger to acquire any shares not tendered in any such tender offer, and without incurring any additional transaction costs associated with such activities. For these reasons and others described above, the Buyer Filing Parties have undertaken to pursue the Merger at this time.
Plans for the Company After the Merger
Following the Closing, Merger Sub will have been merged with and into the Company, with the Company surviving the Merger as a subsidiary of Parent. At the Effective Time, Parent will be, directly or indirectly, owned by Holdco and certain affiliates of Fairfax. The shares of Company Common Stock are currently listed on the NYSE and registered under the Exchange Act. Following the Closing, there will be no further market for the shares of Company Common Stock and, as promptly as practicable following the Effective Time and in compliance with applicable law, the Company Common Stock will be delisted from the NYSE, deregistered under the Exchange Act and will cease to be publicly traded.

From and after the Effective Time, the officers of the Company immediately prior to the Effective Time will be the officers of the Surviving Company, and the directors of Merger Sub immediately prior to the Effective Time will be the directors of the Surviving Company, in each case, to hold office in accordance with the certificate of incorporation and bylaws of the Surviving Company until their death, resignation or removal or until their respective successors have been duly elected and qualified in accordance with the DGCL or the certificate of incorporation and bylaws of the Surviving Company, as the case may be.
Following the Closing, the Company Series B Preferred Stock and Company Series C Preferred Stock will remain outstanding as preferred stock of the Surviving Company on the terms set forth in the Series B Certificate of Designations or the Series C Certificate of Designations, as applicable, unless Parent and the holders thereof elect to (i) transfer and contribute any such shares of Company Series B Preferred Stock or Company Series C Preferred Stock to the Company as a contribution to the capital of the Company (and without the issuance of any additional shares of capital stock of the Company) or (ii) cancel any such shares of Company Series B Preferred Stock or Company Series C Preferred Stock, in each case for no consideration prior to the Closing. Following the Closing, each Company Warrant outstanding immediately prior to the Effective Time will remain outstanding in accordance with the terms and conditions of each such Company Warrant, unless Parent and the holders thereof elect to cancel any such Company Warrant for no consideration prior to the Closing.
The Consortium currently anticipates that, following the Closing, the operations of the Company initially will be conducted substantially as currently conducted, except that the Company will no longer be a public company. Following the Closing, the Consortium will continue to assess the Company’s assets, corporate and capital structure, capitalization, operations, business, properties and personnel to determine what additional changes, if any, would be desirable to enhance the business and operations of the Company and expressly reserves the right to make any such changes.
Certain Effects of the Merger
If the Company Stockholder Approvals are obtained, the other conditions to the Closing are either satisfied or waived (to the extent permitted by applicable law) and the Merger is consummated, Merger Sub will be merged with and into the Company upon the terms set forth in the Merger Agreement and in accordance with the DGCL, the separate corporate existence of Merger Sub will thereupon cease and the Company will survive as a subsidiary of Parent, and Parent will be, directly or indirectly, owned by Holdco and certain affiliates of Fairfax.
At the Effective Time, each share of Company Common Stock that is issued and outstanding as of immediately prior to the Effective Time (other than any Excluded Shares, any Rollover Shares and any Dissenting Shares) will be converted automatically into the right to receive an amount in cash equal to $10.90 per share, without interest and subject to any applicable withholding taxes required by law.
Company stockholders of record and beneficial owners who properly and validly exercise and do not withdraw their appraisal rights will have a right to receive payment of the “fair value” of their shares of Company Common Stock as determined pursuant to an appraisal proceeding, as contemplated by DGCL Section 262. For more information, please see the section of this proxy statement entitled “Appraisal Rights” beginning on page 209.
Under DGCL Section 262, if the Merger is consummated, and subject to the satisfaction of certain conditions under DGCL Section 262(g), persons who do not wish to accept the Merger Consideration are entitled to seek appraisal of their shares of Company Common Stock under DGCL Section 262 and, if all procedures described in DGCL Section 262 are strictly complied with, to receive payment in cash for the fair value of their shares of Company Common Stock exclusive of any element of value arising from the accomplishment or expectation of the Merger, as determined by the Delaware Court, together with interest, if any, to be paid upon the amount determined to be the fair value. For more information, please see the section of this proxy statement entitled “Appraisal Rights” beginning on page 209.
At the Effective Time, each share of Company Common Stock (i) held in the treasury of the Company or owned by any of the Company’s direct or indirect wholly owned subsidiaries and (ii) held, directly or indirectly, by Parent or Merger Sub or any of their direct or indirect wholly owned subsidiaries in each case, will automatically be cancelled without any conversion thereof and no payment or distribution will be made with respect thereto.

At the Effective Time, each Rollover Share will not be entitled to receive the Merger Consideration and will be contributed (or otherwise transferred), directly or indirectly, to Parent pursuant to the terms of the Rollover Agreements prior to the Effective Time and will remain outstanding after such contribution (or other transfer) to Parent and will not be cancelled or converted at the Effective Time, and no payment or distribution will be made with respect thereto at the Effective Time.
At the Effective Time, each share of Company Series A Preferred Stock issued and outstanding immediately prior to the Effective Time will be redeemed or repurchased by the Company in accordance with the terms and conditions of the Series A Certificate of Designations.
At the Effective Time, each share of Company Series B Preferred Stock and Company Series C Preferred Stock issued and outstanding immediately prior to the Effective Time will remain outstanding in accordance with the terms and conditions of the Series B Certificate of Designations and the Series C Certificate of Designations, as applicable, and will represent shares of Company Series B Preferred Stock and Company Series C Preferred Stock of the Surviving Company on the terms set forth in the Series B Certificate of Designations and the Series C Certificate of Designations, as applicable, unless Parent and the holders thereof elect to (i) transfer and contribute any such shares of Company Series B Preferred Stock or Company Series C Preferred Stock to the Company as a contribution to the capital of the Company (and without the issuance of any additional shares of capital stock of the Company) or (ii) cancel any such shares of Company Series B Preferred Stock or Company Series C Preferred Stock, in each case for no consideration prior to the Closing.
At the Effective Time, each Company Warrant outstanding immediately prior to the Effective Time will remain outstanding in accordance with the terms and conditions of such Company Warrant, unless Parent and the holders thereof elect to cancel any such Company Warrant for no consideration prior to the Closing. Please see the section of this proxy statement entitled “The Merger Agreement — Consideration To Be Received in the Merger” beginning on page 106.
Following the Merger, the Surviving Company will be beneficially owned by Parent and the Consortium Parties and none of the other holders of the Company Voting Stock prior to the Merger will, by virtue of the Merger, have any ownership interest in, or be a stockholder of, the Company or the Surviving Company. As a result, the holders of the Company Common Stock prior to the Merger, other than the Consortium Parties, will no longer benefit from any increase in the value, nor will they bear the risk of any decrease in the value, of the Company following the Merger. Following the Merger, Parent and the Consortium Parties will benefit from any increase in the Company’s value and also will bear the risk of any decrease in the Company’s value.
Following consummation of the Merger, the Consortium will, directly or indirectly, own 100% of the issued and outstanding Company Common Stock and will have a corresponding interest in the net book value of the Company Common Stock and net earnings or losses attributable to the holders of Company Common Stock. The table below sets forth the interests in the Company’s net book value and net earnings prior to the Merger and immediately after the Merger based on the net book value at December 31, 2025 and net earnings attributable to stockholders for the fiscal year ended December 31, 2025.

	Prior to the Merger (in millions other than percentages)			After the Merger (in millions other than percentages)
	% Interest at December 31, 2025(1)	Net Book Value at December 31, 2025(2)	Net earnings (loss) for the fiscal year ended December 31, 2025(3)	% Interest upon Merger	Net book value at December 31, 2025	Net earnings (loss) for the fiscal year ended December 31, 2025
Consortium	29.7%	$456.0	($11.53)	100%	$1,535.1	($38.8)

(1)
Based on total outstanding shares on a fully diluted basis of 176,671,287 shares, consisting of 139,128,047 shares of common stock outstanding, 12,161,700 shares of common stock underlying the Company Series A Preferred Stock, 13,043,478 shares of common stock underlying Company Warrants outstanding and held by Series B Holders and 12,338,062 shares of common stock underlying Company Warrants outstanding and held by Series C Holders.

(2)	Based on total shareholders’ equity of $1.535 billion as of December 31, 2025
(3)	Based on net earnings (loss) of $38.8 million as of December 31, 2025

For information regarding the effects of the Merger on the Company’s outstanding equity awards, please see the section below entitled “— Interests of the Company’s Directors and Executive Officers in the Transactions” and the section of this proxy statement entitled “The Merger Agreement — Treatment of Company Equity Awards” beginning on page 107.
Shares of Company Common Stock are currently registered under the Exchange Act and listed on the NYSE under the trading symbol “KW.” Following the consummation of the Merger, shares of Company Common Stock are expected to be delisted and will no longer be traded on the NYSE or any other public market. In addition, the registration of the Company Common Stock under the Exchange Act is expected to be terminated, and, upon such termination, the Company will no longer be required to file periodic and other reports with the SEC with respect to the Company Common Stock.
Certain Effects on Kennedy Wilson if the Merger Is Not Completed
If the Merger Agreement is not adopted as a result of the failure to obtain the Company Stockholder Approvals, or if the Transactions, including the Merger, are not completed for any other reason, stockholders of Kennedy Wilson will not be entitled to receive any payment for their shares of Company Common Stock in connection with the Transactions.
Instead, (i) Kennedy Wilson will remain an independent public company, (ii) the Company Common Stock will continue to be listed and traded on the NYSE under the symbol “KW” and registered under the Exchange Act, (iii) the Company Preferred Stock will remain outstanding in accordance with the applicable Certificate of Designations and (iv) the Company will continue to file periodic reports with the SEC.
If the Merger is not consummated, there is no assurance as to the effect of these risks and opportunities on the future value of your Company Common Stock, including the risk that the market price of the Company Common Stock may decline to the extent that the current market price of the Company Common Stock reflects a market assumption that the Merger will be consummated. The Merger Consideration of $10.90 per share of Company Common Stock represents a premium of approximately 45.9% over the closing price of the Company’s unaffected share price as of November 4, 2025, the last trading day prior to the public disclosure of the November 4 Proposal. If the Transactions are not consummated, there is no assurance that any other transaction acceptable to the Company will be offered or that the business, operations, financial condition, earnings or prospects of the Company will not be adversely impacted. Pursuant to the Merger Agreement, under certain circumstances the Company is permitted to terminate the Merger Agreement in order to enter into an alternative transaction. Please see the section of this proxy statement entitled “The Merger Agreement — Termination of the Merger Agreement” beginning on page 133.
In specified circumstances in which the Merger Agreement is terminated, Kennedy Wilson may be required to pay Parent a termination fee of $42,700,000 in cash. For more information, please see the section of this proxy statement entitled “The Merger Agreement — Termination Fee” beginning on page 135.
Certain Unaudited Prospective Financial Information
Kennedy Wilson does not, in the ordinary course, maintain long-term corporate projections as to future performance, net operating income, earnings or other results. In addition, the Company did not prepare such long-term projections in connection with the Transactions, as described in the section of this proxy statement above entitled “— Background of the Merger”. In connection with the Special Committee’s financial advisor’s opinion, as described in the section of this proxy statement above entitled “— Opinion of the Special Committee’s Financial Advisor”, the Special Committee’s financial advisor used certain Company produced projections that consist of prospective unaudited, non-public, financial information Company management prepared for fiscal year 2026 through fiscal year 2030, including certain adjustments from its initial closing in December 2025, relating to the Company’s acquisition of Toll Brothers, Inc.’s (“Toll Brothers”) apartment development platform (the “Specified Acquisition”), such business (the “Specified Acquired Business”), and the related projections (the “Specified Acquisition Projections”). Such unaudited prospective financial information to the extent described herein, was furnished to the Special Committee, the Special Committee’s financial advisor and the Board in connection with the evaluation of, and discussions concerning, the proposed Merger.
In January 2026, the Company completed its acquisition of Toll Brothers apartment development platform, which included the acquisition of certain joint venture investments in 18 apartment and student housing properties (the Company’s weighted average interest in such ventures was 11%) with $1.9 billion in AUM, the acquisition of 24 acquisition purchase agreements for certain land positions development pipeline with potential capitalization of

$2.9 billion, asset management of 21 additional properties that continue to be owned by Toll Brothers totaling $3.4 billion, and the Company extended employment offers to the Toll Brothers employees that were identified as part of Toll Brothers’ apartment development platform. The Specified Acquisition Projections were prepared for the Board in connection with management’s discussion with the Board concerning the overall acquisition by the Company of Toll Brothers apartment development platform. As part of the acquisition, the Company extended employment offers to Toll Brothers employees that have been identified as part of Toll Brothers’ apartment development platform. The Specified Acquisition Projections were prepared by management to aid the discussion with respect to the purchase of certain multifamily development opportunities, including the purchase of 24 acquisition purchase agreements for certain land positions and were not prepared with a view toward public disclosure or with a view toward complying with the guidelines established by the American Institute of Certified Public Accountants for preparation and presentation of prospective financial data, published guidelines of the SEC regarding forward-looking statements or GAAP. The inclusion of the Specified Acquisition Projections in this proxy statement does not constitute an admission or representation by the Company that the information contained herein is material.
While the Specified Acquisition Projections were prepared in good faith based on information available to management at the time of preparation, the Specified Acquisition Projections are not guarantees of future performance and no assurances can be made regarding future events. The estimates and assumptions underlying the Specified Acquisition Projections involve judgments with respect to, among other things, future economic, competitive, regulatory, financial market and environmental conditions and future business decisions that may not be realized and that are inherently subject to significant business, economic, competitive, environmental and regulatory uncertainties and contingencies, including, among other things, the inherent uncertainty of the business and economic conditions affecting the industries in which the Company operates and the risks and uncertainties described in the section of this proxy statement entitled “Cautionary Statement Regarding Forward-Looking Statements” beginning on page 95, all of which are difficult to predict and some of which are outside the control of the Company and, upon consummation of the Merger, will be outside the control of the Surviving Company and its equityholders, including with respect to industry performance, competitive factors, industry consolidation, general business, economic, regulatory, market and financial conditions, as well as matters specific to the Company’s business, including with respect to future business initiatives and changes to the Company’s business model for which the Company has no historical data, which assumptions may not prove to have been, or may no longer be, relevant or accurate. Company stockholders are urged to review the Company’s SEC filings, including its Annual Report on Form 10-K for the fiscal year ended December 31, 2025 (which is incorporated by reference herein), for a description of risk factors with respect to the Company’s business, including the Company’s development strategies. There can be no assurance that the assumptions underlying the Specified Acquisition Projections will prove to be accurate or that the projected results will be realized in part or at all. Actual results likely will differ, and may differ materially, from those reflected in the Specified Acquisition Projections, whether or not the Merger is consummated. The inclusion in this proxy statement of the Specified Acquisition Projections below should not be regarded as an indication that the Special Committee, the Board, the Company, the Consortium, Parent or Merger Sub, their respective boards of directors (or equivalent governing bodies) or their respective financial advisors considered, or now consider, these forecasts to be a reliable predictor of future results. The Specified Acquisition Projections are not fact, and neither they nor any underlying assumptions should be relied upon as being indicative of future results. Therefore, readers of this proxy statement are cautioned not to place undue reliance on this information. The Specified Acquisition Projections assume that the Company would continue to operate as a standalone company and do not reflect any impact of the proposed Merger, including any impact of the negotiation or execution of the proposed Merger, the expenses that may be incurred in connection with the proposed Merger or the consummation thereof or the effect of any business or strategic decision or action that has been or will be taken as a result of the Merger Agreement having been executed or in anticipation of the proposed Merger.
The material estimates and assumptions made by Company management in connection with the Specified Acquisition Projections include:
•
With respect to existing assets, such assets were underwritten on (i) a bottom-up, one-by-one basis and (ii) as a portfolio using current market information and assumptions. Additionally, the aggregate existing portfolio was underwritten to core-plus return requirements with hold periods varying from one to five years;

•
With respect to platform assets, to the extent any such assets were under current construction, such assets were valued at current cost basis and consideration was calculated using seller’s existing equity basis in these developments;

•
With respect to existing land sites, for sites where development was deemed feasible, such sites were valued at current cost basis and for sites where development seemed unlikely, such sites were given no value;

•
With respect to acquired purchase agreements, such agreements were valued at various percentages of the seller’s cost basis, depending on the likelihood of development and capitalization likelihood in management’s commercially reasonable opinion;

•	With respect to the projections of certain multifamily development projects, such projections assumed:
○
Capitalization and development of a certain percentage of the potential development sites, estimating 10 of these sites to start per year, consisting of 10 identified pipeline assets in 2026, 9 identified pipeline assets and 1 speculative development asset in 2027, and 10 speculative development assets in each of 2028 through 2030;

○
An average total development budget for these projects in line with similarly situated development projects’ budgets based on historical data available to management and with 3% annual inflation assumption;

○
That each development project would be capitalized approximately 60% with debt and 40% with equity, and that the Company would secure equity investments from partners for up to 90% of the equity ownership of each project and construction loans with commercially reasonable terms and conditions;

○	Average development timeline of 2.5 years from start to completion;
○	Certain return hurdles achieved and fees in line with a general partners’ interest and execution of similarly situated development projects;
•	With respect to development platform revenues and expenses, management assumed:
○
Returns and fees per the above development project assumptions, asset management fees earned pursuant to other joint venture agreements for the existing assets acquired by the Company with certain partners, asset management fees for managing those certain retained Toll Brothers’ assets and disposition fees associated with projected dispositions and recapitalizations of completed development projects;

○
Expenses consisting of platform overhead, primarily comprised of G&A expenses and increasing 3% per year consistent with inflation and a expenses associated with dead deal pursuit costs and write-offs.

The Specified Acquisition Projections include certain non-GAAP financial measures, including Total Levered Free Cash Flow, Net Fee Income, Total PropCo Cash Flows, Total OpCo Cash Flows and Total Fee Income (each as defined below). Company stockholders should note that these non-GAAP financial measures presented in this proxy statement are not prepared under any comprehensive set of accounting rules or principles and do not reflect all of the amounts associated with the Company’s results of operations as determined in accordance with GAAP and were prepared solely for management’s presentation to the Board and not for public consumption. Company stockholders should also note that these non-GAAP financial measures presented in this proxy statement have no standardized meaning prescribed by GAAP and, therefore, have limits in their usefulness to Company stockholders. Because of the non-standardized definitions, the non-GAAP financial measures in this proxy statement and the accompanying footnotes may be calculated differently from, and may not be directly comparable to, similarly titled measures used by the Company’s competitors and other companies, or any similarly titled measures used by the Consortium or their respective affiliates.
Due to the inherent limitations of non-GAAP financial measures, Company stockholders should consider non-GAAP measures only as a supplement to, not as a substitute for or as a superior measure to, measures of financial performance prepared in accordance with GAAP. The footnotes to the tables below provide certain supplemental information with respect to the calculation of these non-GAAP financial measures.
The Specified Acquisition Projections included in this section were prepared by, and are the responsibility of, Company management. KPMG LLP, the independent auditor, has not audited, reviewed, examined, compiled nor applied agreed upon procedures with respect to the accompanying Specified Acquisition Projections and, accordingly, KPMG LLP does not express an opinion or any other form of assurance with respect thereto. The KPMG LLP report incorporated by reference in this document relates to the Company’s previously issued financial statements. It does not extend to the Specified Acquisition Projections and should not be read to do so.

The non-GAAP financial measures included in the Specified Acquisition Projections that were approved by the Special Committee for use by Moelis were used by Moelis for its financial analysis in connection with the preparation of its opinion and by the Special Committee for its consideration of the Merger. Financial measures provided to a financial advisor in connection with a business combination transaction are not subject to SEC rules regarding disclosures of non-GAAP financial measures. In addition, reconciliations of non-GAAP financial measures were not relied upon by the Special Committee, the Board or Moelis in connection with their respective evaluations of the Merger. Accordingly, the Company has not provided a reconciliation of the non-GAAP financial measures included in the Specified Acquisition Projections to the relevant GAAP financial measures in this proxy statement.
By including in this proxy statement the Specified Acquisition Projections, none of the Company, the Board, the Special Committee, Company management, the Consortium, Parent, Merger Sub or any of their respective representatives has made or makes any representation to any person regarding the ultimate performance of the Specified Acquired Business compared to the information contained in the Specified Acquisition Projections. Accordingly, the Specified Acquisition Projections should not be construed as financial guidance, nor relied upon as such. The inclusion of the Specified Acquisition Projections in this proxy statement does not constitute an admission or representation by the Company that the information contained therein is material. The Specified Acquisition Projections summarized in this section reflected the opinions, estimates and judgments of Company management at the time they were prepared and have not been updated to reflect any changes since the Specified Acquisition Projections were prepared. NONE OF THE COMPANY, OR AFTER THE CONSUMMATION OF THE MERGER, THE SURVIVING COMPANY OR ITS EQUITYHOLDERS, UNDERTAKES ANY OBLIGATION, EXCEPT AS REQUIRED BY LAW, TO UPDATE OR OTHERWISE REVISE THE SPECIFIED ACQUISITION PROJECTIONS TO REFLECT CIRCUMSTANCES EXISTING SINCE THEIR PREPARATION, CHANGES IN GENERAL ECONOMIC OR INDUSTRY CONDITIONS OR THE OCCURRENCE OF UNANTICIPATED EVENTS, EVEN IN THE EVENT THAT ANY OR ALL OF THE UNDERLYING ASSUMPTIONS ARE SHOWN TO BE IN ERROR. IN LIGHT OF THE FOREGOING FACTORS AND UNCERTAINTIES INHERENT IN THE SPECIFIED ACQUISITION PROJECTIONS, READERS OF THIS PROXY STATEMENT ARE CAUTIONED NOT TO PLACE RELIANCE ON THIS INFORMATION.
Company management prepared the Specified Acquisition Projections, which were reviewed by the Special Committee. In particular, Company management created financial projections for the following two platforms that were acquired by Kennedy Wilson: (i) the equity interests in a select portfolio of the Specified Acquired Business’ existing stabilized, lease-up and under-construction multi-family assets (“PropCo”); and (ii) the multi-family development platform comprising land positions, an identified pipeline and future speculative developments (“OpCo”). Based on guidance from Company management, Moelis prepared an estimate of the Specified Acquired Business’ terminal year financials. The estimated terminal year financials included (a) total asset management and disposition fees of approximately $4 million, consistent with Company management projections for fees associated with recapitalizations in 2031; (b) platform expenses of approximately $30 million, consistent with 2030 platform expenses; and (c) future speculative development fees consistent with terminal year platform expenses. The projections also used Company management’s estimates of cost basis and projected sales proceeds related to development assets in the terminal year. The Specified Acquisition Projections were used by Moelis, as directed by the Special Committee, to evaluate the impact of the Specified Acquisition for the financial analysis presented to the Special Committee and the Board at their respective meetings on February 16, 2026.
The Specified Acquisition Projections were provided by Company management to Moelis and were approved by the Special Committee on February 15, 2026 for use by Moelis in connection with delivering its oral opinion to the Special Committee, which was confirmed by delivery of a written opinion dated February 16, 2026, and performing its financial analysis in connection therewith, as summarized in the section of this proxy statement above entitled “— Opinion of the Special Committee’s Financial Advisor”.
The following table sets forth a summary of the Specified Acquisition Projections. This summary information is not included in this proxy statement to influence or induce any Company stockholder to vote in favor of approving the Merger Proposal or approving any other proposals to be voted on at the Special Meeting or to influence any Company stockholder to make any investment decision with respect to the Merger, including whether or not to seek appraisal rights with respect to their shares of Company Common Stock.

($ in millions)	2026E	2027E	2028E	2029E	2030E
PropCo Total PropCo Cash Flows(1)	$2	$5	$4	$4	$10
OpCo Total Asset Management & Disposition Fees	$9	$8	$9	$7	$6
Development / Construction Fees
Construction in Process	5	2	—	—	—
Current Pipeline	17	29	20	6	—
Future Speculative	—	2	19	35	44
Total Development / Construction Fees	$21	$33	$39	$41	$44
Total Fee Income(2)	$30	$41	$48	$49	$50
(—) Platform Expenses	(27)	(28)	(29)	(30)	(30)
Net Fee Income(3)	$3	$13	$19	$19	$19
Total OpCo Cash Flows(4)	$12	($13)	$22	$36	$43
Total Levered Free Cash Flow(5) (PropCo & OpCo)	$14	($9)	$26	$40	$53

(1)
“Total PropCo Cash Flows” is defined as the sum of NOI and net proceeds from sales and refinancings, less interest expense and capex at the Company’s share for the Specified Acquired Business assets acquired as of the final close, based on Company management guidance.

(2)
“Total Fee Income” is defined as the sum of (i) asset management fees for the Company’s management of existing PropCo assets for the portion that the Company does not own; (ii) asset management and disposition fees for the Company’s management of multi-family assets in which Toll Brothers retained ownership; and (iii) development and construction fees related to construction in process, identified pipeline sites and future speculative developments.

(3)	“Net Fee Income” is defined as Total Fee Income, less platform expenses.
(4)
“Total OpCo Cash Flows” is defined as Net Fee Income, plus proceeds from limited partner capitalization of pipeline deals, deposit refunds from sites that do not ultimately start, promote earned on PropCo assets and general partner capital distributions, profit and promote distributions related to development, less the Specified Acquired Business development contributions.

(5)	“Total Levered Free Cash Flow” is defined as the sum of Total PropCo Cash Flows and Total OpCo Cash Flows.
Interests of the Company’s Directors and Executive Officers in the Transactions
In considering the recommendations of the Special Committee and the Board with respect to the Transactions, including the Merger, you should be aware that certain members of the Board and certain of the Company’s executive officers have various interests in the Transactions that may be in addition to, or different from, the interests of the Company’s stockholders generally. The members of the Special Committee and the Board were aware of these potential interests and considered these potential interests in making their determination to, in the case of the Special Committee, recommend the Merger to the Board and, in the case of the Board, recommend that the Company stockholders approve the Merger Proposal. These potential interests are described in more detail below.
Since January 1, 2025, the following individuals have served as, and constitute all current, non-employee directors on the Company’s Board: Todd Boehly, Richard Boucher, Trevor Bowen, Wade Burton, Michael Eisner, Jeffrey Meyers, David A. Minella, Nadine I. Watt, Sanaz Zaimi and Stanley R. Zax. In accordance with SEC rules, this discussion is also required to cover former directors of the Company who served as directors of the Company at any time since January 1, 2025, which, accordingly, also covers Cathy Hendrickson (whose directorship terminated in June 2025 upon her retirement from the Board at the Company’s last annual meeting).
For purposes of the discussion below, the Company’s executive officers who are current named executive officers (the “NEOs”) and their titles are as follows:

Named Executive Officer	Title
William J. McMorrow	Chairman and Chief Executive Officer
Matthew Windisch	President
Justin Enbody	Chief Financial Officer
In Ku Lee	Executive Vice President, General Counsel and Secretary
Michael Pegler	President, Kennedy Wilson Europe

In addition to the NEOs, Regina Finnegan, the Company’s Executive Vice President of Global Risk Management and Human Resources, also serves as an executive officer of the Company. William J. McMorrow, Matthew Windisch and In Ku Lee, together with the entities they control, are Rollover Stockholders and will remain stockholders of the Surviving Company after the consummation of the Merger.
Insurance and Indemnification of Directors and Executive Officers
Pursuant to the terms of the Merger Agreement, directors and executive officers of the Company will be entitled to certain ongoing indemnification and insurance coverage, including under directors’ and officers’ liability insurance policies. For more information, see the section of this proxy statement entitled “The Merger Agreement — Directors’ and Officers’ Indemnification and Insurance” beginning on page 128.
Treatment of Company Equity Awards
Each of the current directors and executive officers of the Company will be entitled to receive, for each share of Company Common Stock that he or she holds, the Merger Consideration. For additional information regarding beneficial ownership of shares of Company Common Stock by each of the current directors and executive officers of the Company and all of such directors and executive officers as a group, please see the section of this proxy statement entitled “Security Ownership of Certain Beneficial Owners and Management” beginning on page 153.
As described further in the section of this proxy statement entitled “The Merger Agreement — Treatment of Company Equity Awards” beginning on page 107, at the Effective Time, outstanding Company Equity Awards, including those held by directors and executive officers of the Company, will be treated in accordance with the Merger Agreement, as follows: (i) each Company RSU that is outstanding as of immediately prior to the Effective Time (other than any Company RSU subject to a Rollover Agreement), will vest in full (to the extent then-unvested) and be cancelled and converted into the right to receive a cash payment equal to the sum of (x) the product, rounded down to the nearest cent, obtained by multiplying (1) the total number of shares of Company Common Stock underlying such Company RSU by (2) the Merger Consideration, plus (y) the amount payable in respect of accrued and unpaid dividend equivalents thereon, (ii) each Company PSU that is outstanding as of immediately prior to the Effective Time (other than any Company PSU subject to a Rollover Agreement), will vest in full (to the extent then-unvested) and be cancelled and converted into the right to receive a cash payment equal to the sum of (x) the product, rounded down to the nearest cent, obtained by multiplying (1) the total number of shares of Company Common Stock underlying such Company PSU, based on target level achievement of the applicable performance goals, by (2) the Merger Consideration, plus (y) the amount payable in respect of accrued and unpaid dividend equivalents thereon, and (iii) each Cancelled Equity Award will be cancelled and converted into the right to receive a cash payment equal to the amount payable in respect of accrued and unpaid dividend equivalents thereon.
The Company RSU Consideration, Company PSU Consideration and Cancelled Equity Award Consideration will be paid in a lump-sum, without interest and subject to any applicable tax withholdings and deductions, as promptly as reasonably practicable following the Effective Time (and in no event later than the first payroll date following, but more than two business days after, the Closing Date). None of the Company’s directors and executive officers hold outstanding Company Bonus Units, the treatment of which is also described further in the section of this proxy statement entitled “The Merger Agreement — Treatment of Company Equity Awards” beginning on page 107.

Value of Payments in Respect of Company Equity Awards
The following table sets forth (i) the aggregate number of Company RSUs, Company PSUs, assuming achievement of performance goals at target levels), and shares of Company Common Stock held by the Company’s directors and executive officers, (ii) the estimated value of the payments that the Company’s directors and executive officers are eligible to receive (before deduction of applicable tax withholding) in connection with the Merger in respect of such Company RSUs, Company PSUs and shares of Company Common Stock, in each case, based on the aggregate number of such Company RSUs, Company PSUs and shares of Company Common Stock held as of May 1, 2026 (the latest practicable date to determine such amounts before the filing of this proxy statement).

	Company RSUs (#)	Value of Company RSUs ($)(1)(2)	Company PSUs (#)	Value of Company PSUs ($)(1)(2)	Company Common Stock (#)	Value of Company Common Stock ($)(1)
Current or Former Non-Employee Directors
Todd Boehly	18,568	217,031	—	—	61,532(3)	670,699
Richard Boucher	18,568	217,031	—	—	49,219	536,487
Trevor Bowen	18,568	217,031	—	—	89,897	979,877
Wade Burton	18,568	217,031	—	—	29,952	326,477
Cathy Hendrickson	18,568	217,031	—	—	92,226	1,005,263
Michael Eisner	15,001	172,783	—	—	7,499	81,739
Jeffrey Meyers	17,401	201,231	—	—	8,699	94,819
David A. Minella	18,568	217,031	—	—	2,445,064	26,651,198
Nadine I. Watt	15,001	172,783	—	—	7,499	81,739
Sanaz Zaimi	18,568	217,031	—	—	79,527	866,844
Stanley R. Zax	18,568	217,031	—	—	528,832	5,764,269
Current Executive Officers
William J. McMorrow	352,743	277,094	1,045,480	889,084	11,746,171	128,033,264
Matthew Windisch	230,550	181,108	683,320	581,102	1,508,014	16,437,353
Justin Enbody	115,276	1,347,063	341,662	4,014,668	818,633	8,923,100
In Ku Lee	92,222	72,444	273,331	232,442	260,376	2,838,098
Michael Pegler	65,747	767,607	193,160	2,267,408	138,374	1,508,277
Regina Finnegan	48,561	567,011	142,791	1,676,318	119,611	1,303,760

(1)
For purposes of this table, dollar value of awards are calculated based on the Merger Consideration of $10.90 per share of Company Common Stock, plus the unpaid, accrued dividend equivalents thereon, except that for Company RSUs and Company PSUs that constitute Cancelled Equity Awards, dollar values represent solely the unpaid, accrued dividend equivalents thereon (as described in Note (2) below). Only Mr. McMorrow, Mr. Windisch, and Mr. Lee’s Company RSUs and Company PSUs constitute Cancelled Equity Awards and the aggregate value of such Company RSUs and Company PSUs, but for their constituting Cancelled Equity Awards, calculated based on the Merger Consideration of $10.90 per share of Company Common Stock, is (i) $15,240,623 for Mr. McMorrow, (ii) $9,961,190 for Mr. Windisch and (iii) $3,984,520 for Mr. Lee.

(2)
The value of dividend equivalents accrued on Company RSUs (excluding Cancelled Equity Awards), Company PSUs (excluding Cancelled Equity Awards and assuming achievement of performance goals at target levels), and Cancelled Equity Awards through May 1, 2026 (the latest practicable date to determine such amounts before the filing of this proxy statement) is set forth in the following table:

	Dividend Equivalents Accrued on Company RSUs (Excluding Cancelled Equity Awards) ($)	Dividend Equivalents Accrued on Company PSUs (Excluding Cancelled Equity Awards) ($)	Dividend Equivalents Accrued on Cancelled Equity Awards(A) ($)
Current or Former Non-Employee Directors
Todd Boehly	14,640	—	—
Richard Boucher	14,640	—	—
Trevor Bowen	14,640	—	—
Wade Burton	14,640	—	—
Cathy Hendrickson	14,640	—	—
Michael Eisner	9,272	—	—

	Dividend Equivalents Accrued on Company RSUs (Excluding Cancelled Equity Awards) ($)	Dividend Equivalents Accrued on Company PSUs (Excluding Cancelled Equity Awards) ($)	Dividend Equivalents Accrued on Cancelled Equity Awards(A) ($)
Jeffrey Meyers	11,560	—	—
David A. Minella	14,640	—	—
Nadine I. Watt	9,272	—	—
Sanaz Zaimi	14,640	—	—
Stanley R. Zax	14,640	—	—
Current Executive Officers
William J. McMorrow	—	—	1,166,178
Matthew Windisch	—	—	762,210
Justin Enbody	90,555	290,552	—
In Ku Lee	—	—	304,886
Michael Pegler	50,965	161,964	—
Regina Finnegan	37,692	119,896	—

(A)
Values shown reflect the value of accrued dividends on Cancelled Equity Awards. Only Mr. McMorrow, Mr. Windisch, and Mr. Lee’s Company RSUs and Company PSUs constitute Cancelled Equity Awards and the aggregate value of such Company RSUs and Company PSUs, but for their constituting such Cancelled Equity Awards, calculated based on the Merger Consideration of $10.90 per share of Company Common Stock, is (i) $15,240,623 for Mr. McMorrow, (ii) $9,961,190 for Mr. Windisch and (iii) $3,984,520 for Mr. Lee. For more information, please see the section of this proxy statement entitled “The Rollover Agreements” beginning on page 140.

(3)
Excludes 12,158,280 shares of Company Common Stock that underlie the Company Series A Preferred Stock that is beneficially owned by Mr. Boehly. As discussed elsewhere in this proxy statement, each share of Company Series A Preferred Stock issued and outstanding immediately prior to the Effective Time will be redeemed or repurchased by the Company, for a total aggregate amount of $300 million, plus accrued and unpaid dividends, in accordance with the terms and conditions of the Series A Certificate of Designations.

Director Compensation
The Company will continue to provide compensation to its non-employee directors in the ordinary course of business consistent with past practice.
Commencing November 2025, each member of the Special Committee has received a monthly fee of $15,000 (plus an additional $5,000 per month for the Chair of the Special Committee), which fees will continue to be due and payable until the later of (i) the time at which the Special Committee determines to no longer pursue any Potential Transaction and (ii) the closing of any Potential Transaction (including the Transactions), in consideration of the time and effort required of the members of the Special Committee to, among other things, review, evaluate and negotiate (or oversee the negotiation of) the Merger Agreement and the Transactions, including the Merger, and any other Potential Transaction. The Special Committee’s compensation was not, and is not, contingent upon the approval or completion of the Transactions or any other Potential Transaction involving the Company.
Severance Arrangements with Executive Officers
The Company is party to employment agreements with each of its NEOs (collectively, the “Employment Agreements”). Each Employment Agreement provides, among other things, for certain severance payments and benefits in the event of a qualifying termination (as defined below).
In the event the applicable NEO’s employment is terminated by the Company without “Cause” or by the NEO for “Good Reason” (each as defined in the applicable Employment Agreement) (each, a “qualifying termination”), subject to and conditioned upon the NEO’s execution and non-revocation of a general release of claims and continued compliance with any applicable restrictive covenants, the NEO will receive: (i) continued payment of his then-current base salary through the remainder of the then-current term of the Employment Agreement (the “Continued Salary Severance”); (ii) a lump-sum cash amount (the “Lump Sum Severance”) equal to (A) two times (or, with respect to Mr. McMorrow, three times) the average of the sum of his actual (x) base salary and (y) annual cash bonus, in each case, for the three immediately preceding fiscal years (such average, the “Average Compensation”) less (B) an amount equal to the Continued Salary Severance; (iii) Company-subsidized healthcare coverage through the later of (A) the last day of the employment term or (B) the 18 month anniversary of the termination date, or if earlier, the date on which the NEO becomes covered by a group health insurance program provided by a subsequent employer (the “Continued Healthcare Benefit”); and (iv) vesting of any then-outstanding equity awards. The sum of the Continued Salary Severance and the Lump Sum Severance for each NEO is capped at two (or, for Mr. McMorrow, three) times the NEO’s

Average Compensation. Each Employment Agreement currently has an employment term that expires on September 29, 2026, and it is not expected that any NEO will separate from the Company (whether by termination or otherwise) following the Closing.
Section 280G
Each Employment Agreement provides that, in the event that any severance or change in control payments or benefits would subject the applicable NEO to the excise tax imposed by Section 4999 of the Code, such payments or benefits will be reduced to the extent necessary so that no portion thereof will be subject to the excise tax imposed by Section 4999 of the Code, but only if, by reason of such reduction, the net after-tax benefit received by the NEO will exceed the net after-tax benefit received by such NEO if no such reduction was made.
In addition, the Company may, following good faith consultation with Parent and subject to certain other parameters, take certain actions before the Effective Time to mitigate the amount of potential “excess parachute payments” for “disqualified individuals” (each, as defined in Section 280G of the Code), including by (i) entering into new or expanded non-competition agreements or similar covenants, and (ii) if the Closing is not reasonably expected to occur in 2026, accelerating the vesting or payment of a portion of compensation scheduled to vest or be paid in 2027 into 2026, and paying out accrued and unused vacation. As of the date of this proxy statement, the Company has not yet approved any specific actions to mitigate the expected impact of Section 280G of the Code on the Company or any disqualified individuals.
Post-Closing Compensation Arrangements with Parent
The Company’s executive officers may continue their employment with the Surviving Company, or provide other services to Parent or its affiliates after the Closing and may enter into new agreements, arrangements or understandings with Parent to set forth the terms and compensation of such post-Closing services.
In connection with the Transactions, the management members of the Consortium (“Management Members”) in the aggregate will roll over into the Surviving Company all but 3,815,699 shares of their existing shares of Company Common Stock, at the same per-share value as the Merger Consideration, and such shares that will not be rolled over by the Management Members will instead be cashed out in the Merger on the same terms and at the same price as all other stockholders. Other than the Management Members, the employees of the Company will have their current awards (including Company RSUs and deferred cash) accelerated and cashed out at Closing. As contemplated in the Merger Agreement, the Company’s existing incentive plans will be terminated in connection with the Closing, and replacement plans will be put in place after the Closing, the terms of which are being designed with the help of outside advisors and remain subject to ongoing discussions. It is currently contemplated that certain employees will receive new long-term incentive awards under the new plan, while Management Members will receive certain equity interests in an entity that will own the Company Common Stock post-Closing, and the future value of such equity interests will depend entirely on the post-Closing performance of the business. While the final terms of such equity interests are still pending, such interests and arrangements relate solely to the post-Closing period and the sharing of future economic benefits and risks among Consortium members, and the finalization of such arrangements is not a condition to Closing and the terms of such arrangements do not impact the Merger Consideration payable to the Company’s stockholders.
Other Interests
The following director of the Company currently has an employment relationship with Fairfax:
•	Mr. Burton is the President and Chief Investment Officer of HWIC, a wholly owned subsidiary of Fairfax.
Continuing Employee Benefits
In addition to the matters above, the Merger Agreement contains certain customary covenants regarding post-Closing compensation and benefits that will apply to all Company employees, including the Company’s executive officers. For a description of these provisions, please see the section of this proxy statement entitled “The Merger Agreement — Employee Matters” beginning on page 131.
Quantification of Potential Payments and Benefits to the Company’s NEOs in Connection with the Transactions
In accordance with Item 402(t) of Regulation S-K, the table below sets forth, for each of the NEOs, estimates of the compensation and benefits that are, or may become, payable in connection with the Transactions. The Company’s stockholders are being asked to approve, on a non-binding, advisory basis, such compensation and benefits. The compensation arrangements of our NEOs and the treatment of the Company RSUs, Company PSUs and Cancelled Equity Awards in connection with the Transactions are described in the section of this proxy statement entitled “—Interests of the Company’s Directors and Executive Officers in the Transactions” above.
The amounts described in the table below are estimates based on information currently available to the Company and certain assumptions described in the notes to the table below, which may or may not actually occur. As a result, the actual amounts, if any, to be received by a NEO may materially differ from the amounts set forth below. The amounts shown below do not attempt to quantify any reduction that may be required as a result of the 280G best-net cutback described in the section above entitled “— Section 280G”, to which all NEOs are subject; therefore, actual payments to the NEOs may be less than the amounts indicated below if such cutback were to apply. For purposes of calculating the estimated values below, the Company has assumed:
(i)	the Transactions will be consummated on June 30, 2026;
(ii)	the Merger Consideration is $10.90 per share;
(iii)
as of immediately prior to the consummation of the Transactions, the NEOs will hold a number of Company RSUs, Company PSUs and Cancelled Equity Awards equal to the number of such Company Equity Awards held by the NEOs as of May 1, 2026, the latest practicable date to determine such amounts before the filing of this proxy statement, less any awards expected to vest in the ordinary course prior to June 30, 2026, and assuming no additional grants or forfeitures of Company Equity Awards prior to June 30, 2026;

(iv)
the amount of unpaid, accrued dividend equivalents attributable to the Company Equity Awards held by the NEOs as of immediately prior to the consummation of the Transactions will equal the amount of unpaid, accrued dividend equivalents attributable to such Company Equity Awards as of May 1, 2026;

(v)	each NEO’s salary and cash incentive opportunities immediately following the consummation of the Transactions will be those in effect as of the date of this proxy statement; and
(vi)	the employment of each NEO will be terminated by the Company without “Cause” or by the NEO for “Good Reason,” in either case, immediately following the consummation of the Transactions.
Potential Payments to Named Executive Officers

Name	Cash ($)(1)	Equity ($)(2)	Perquisites/Benefits ($)(3)	Total ($)
William J. McMorrow	13,150,500	1,166,178	44,234	14,360,912
Matthew Windisch	5,981,846	762,210	62,618	6,806,674
Justin Enbody	4,215,589	5,361,731	63,590	9,640,910
In Ku Lee	4,268,621	304,886	63,590	4,637,097
Michael Pegler	5,016,751	3,035,015	44,491	8,096,257

(1)
The amounts shown in this column represent the estimated aggregate value of the Continued Salary Severance and Lump Sum Severance each NEO is entitled to receive upon a “qualifying termination” pursuant to the terms of his Employment Agreement, which would be payable upon any qualifying termination (whether or not in connection with a change in control) as described above under the section of the proxy statement entitled “— Severance Arrangements with Executive Officers” above, as follows:

Name	Continued Salary Severance ($)	Lump Sum Severance ($)
William J. McMorrow	373,973	12,776,527
Matthew Windisch	249,315	5,732,531
Justin Enbody	199,452	4,016,137
In Ku Lee	199,452	4,069,169
Michael Pegler	186,986	4,829,764

(2)
The amounts shown in this column represent the estimated aggregate value of each NEO’s Company RSUs and Company PSUs (excluding Company RSUs and Company PSUs subject to Cancelled Equity Awards) that will vest and be cancelled and exchanged for the Company RSU Consideration, the Company PSU Consideration and the Cancelled Equity Award Consideration (for Cancelled Equity Awards, dollar values represent solely the unpaid, accrued dividend equivalents thereon), as applicable, which are “single trigger” amounts as described under the section of the proxy statement entitled “— Treatment of Company Equity Awards” above.

The following table sets forth the estimated aggregate Company RSU Consideration, Company PSU Consideration and Cancelled Equity Award Consideration payable to each NEO in connection with the consummation of the Transactions:

Name	Company RSU Consideration ($)	Company PSU Consideration ($)	Cancelled Equity Award Consideration ($)(a)
William J. McMorrow	—	—	1,166,178
Matthew Windisch	—	—	762,210
Justin Enbody	1,347,063	4,014,668	—
In Ku Lee	—	—	304,886
Michael Pegler	767,607	2,267,408	—

(a)
Values shown reflect the value of accrued dividends on Cancelled Equity Awards. Only Mr. McMorrow, Mr. Windisch, and Mr. Lee’s Company RSUs and Company PSUs constitute Cancelled Equity Awards and the aggregate value of such Company RSUs and Company PSUs, but for their constituting such Cancelled Equity Awards, calculated based on the Merger Consideration of $10.90 per share of Company Common Stock, is (i) $15,240,623 for Mr. McMorrow, (ii) $9,961,190 for Mr. Windisch and (iii) $3,984,520 for Mr. Lee. For more information, please see the section of this proxy statement entitled “The Rollover Agreements” beginning on page 140.

(3)
The amounts shown in this column represent the estimated aggregate value of Continued Healthcare Benefit that each NEO would be entitled to receive upon a qualifying termination pursuant to the terms of his Employment Agreement, which would be provided upon any qualifying termination (whether or not in connection with a change in control) as described above more fully in the section of this proxy statement entitled “— Severance Arrangements with Executive Officers” above.

Intent of Kennedy Wilson’s Directors and Executive Officers to Vote in Favor of the Transactions
Kennedy Wilson’s directors and executive officers have informed Kennedy Wilson that, as of the date of this proxy statement, they intend to vote all of the shares of Company Voting Stock beneficially owned by them in favor of the Merger Proposal, the Advisory Compensation Proposal and the Adjournment Proposal, although none of Kennedy Wilson’s directors and executive officers (other than William J. McMorrow, Matthew Windisch and In Ku Lee) has entered into any agreements obligating him or her to do so. As of the close of business on the Record Date, Kennedy Wilson’s directors and executive officers beneficially owned, in the aggregate, (i) 19,119,171 shares of Company Common Stock and (ii) 300,000 shares of Company Series A Preferred Stock, which are convertible into, and the holders thereof are entitled to vote in respect of, a total of 12,158,280 shares of Company Common Stock. No director or officer owned any shares of the Company Series B Preferred Stock or Company Series C Preferred Stock or any Company Warrants. As of the close of business on the Record Date, Kennedy Wilson’s directors and executive officers beneficially owned, in the aggregate, approximately 19.01% of the total outstanding voting power of the equityholders of the Company.
Closing and Effective Time of the Merger
On the Closing Date, Parent, Merger Sub and the Company will cause a certificate of merger to be executed and filed with the Delaware Secretary of State in accordance with the relevant provisions of the DGCL and will make all other filings or recordings required under the DGCL. The Merger will become effective at the time the certificate of merger is duly filed with the Delaware Secretary of State, or such later date and time as is agreed upon by the parties and specified in the certificate of merger.
At the Effective Time, (i) the certificate of incorporation of the Company, as in effect immediately prior to the Effective Time, will be amended so as to read in its entirety as set forth in Exhibit A of the Merger Agreement, and (ii) the bylaws of Merger Sub, as in effect immediately prior to the Effective Time, will be the bylaws of the Surviving Company (except that all references therein to the Merger Sub will be automatically amended to become references to the Surviving Company).
The Company and Parent currently expect to consummate the Merger in the second quarter of 2026, subject to receipt of the Company Stockholder Approvals and the satisfaction or waiver (to the extent permitted by applicable law) of the other conditions to the Merger described in the section of this proxy statement entitled “Merger Agreement — Conditions of the Merger” beginning on page 132.
Accounting Treatment
It is currently contemplated that the Merger will be accounted for as a “business combination” using the acquisition method of accounting in accordance with GAAP. The accounting treatment, however, is preliminary and subject to change.

Material U.S. Federal Income Tax Consequences of the Merger
The following discussion summarizes the material U.S. federal income tax consequences to U.S. holders and non-U.S. holders (each as defined below) with respect to the disposition of the Company Common Stock pursuant to the Merger. This discussion is not intended to be a complete analysis or description of all potential U.S. federal income tax consequences of the Merger and does not address consequences to holders of the Company Equity Awards. This discussion is based upon the provisions of the Code, the U.S. Treasury regulations issued under the Code (the “Treasury Regulations”), and administrative rulings and court decisions in effect as of the date of this proxy statement, all of which are subject to change or varying interpretation, possibly with retroactive effect. Any such change or interpretation could affect the accuracy of the statements and conclusions set forth herein. This discussion is not binding on the Internal Revenue Service or a court and there can be no assurance that the tax consequences described in this discussion will not be challenged by the Internal Revenue Service or that they would be sustained by a court if so challenged. No ruling has been or will be sought from the Internal Revenue Service, and no opinion of counsel has been or will be rendered, as to the U.S. federal income tax consequences of the Merger.
This discussion is limited to holders of the Company Common Stock who hold their shares as capital assets within the meaning of Section 1221 of the Code (generally, property held for investment). This discussion does not address all aspects of U.S. federal income taxation that may be relevant to a holder of the Company Common Stock in light of such holder’s particular circumstances, nor does it discuss any special considerations applicable to holders of the Company Common Stock subject to special treatment under the U.S. federal income tax laws, such as, for example, financial institutions or broker-dealers, mutual funds, partnerships, S corporations or other pass-through entities and their partners or members, tax-exempt organizations, retirement or other tax-deferred accounts, insurance companies, dealers in securities or non-U.S. currencies, traders in securities who elect mark-to-market method of accounting, controlled foreign corporations, passive foreign investment companies, U.S. expatriates, holders who acquired their shares of Company Common Stock as a result of the exercise of options, vesting of units or otherwise as compensation, holders subject to any alternative minimum tax, holders who hold their shares of Company Common Stock as part of a hedge, straddle, constructive sale or conversion transaction, U.S. holders (as defined below) whose functional currency is not the U.S. dollar, holders of any class of stock other than Company Common Stock, holders who prepare an “applicable financial statement” (as defined in Section 451 of the Code) and holders who own or have owned (directly, indirectly or constructively) 5% or more of the Company Common Stock (by vote or value) at any time. In addition, this discussion does not address any tax consequences arising under the laws of any state, local or non-U.S. jurisdiction or U.S. federal non-income tax consequences (e.g., the federal estate or gift tax or the application of the Medicare tax on net investment income under Section 1411 of the Code) or any treaty. This discussion does not address the impact of Sections 1471 through 1474 of the Code and the Treasury Regulations and administrative guidance promulgated thereunder and intergovernmental agreements entered into pursuant thereto or in connection therewith (commonly referred to as the “Foreign Account Tax Compliance Act” or “FATCA”). This discussion does not address the tax consequences of any transaction other than the Merger.
If an entity or arrangement treated as a partnership for U.S. federal income tax purposes holds the Company Common Stock, the tax treatment of a person treated as a partner in such partnership generally will depend on the status of the partner and activities of the partnership. If you are a partner of a partnership for U.S. federal income tax purposes holding the Company Common Stock, you should consult your own tax advisor.
All holders should consult their own tax advisors to determine the particular tax consequences to them (including the application and effect of any state, local or non-U.S. income and other tax laws or any tax treaty, or any changes in such laws or treaties) of the receipt of cash in exchange for shares of Company Common Stock pursuant to the Merger.
For purposes of this discussion, the term “U.S. holder” means a beneficial owner of the Company Common Stock, that is, for U.S. federal income tax purposes:
•	an individual citizen or resident of the United States;
•
a corporation (including any entity or arrangement treated as a corporation for U.S. federal income tax purposes) created or organized in or under the laws of the United States, any state thereof or the District of Columbia;

•
a trust if (i) its administration is subject to the primary supervision of a court within the United States and one or more U.S. persons, within the meaning of Section 7701(a)(30) of the Code, have the authority to control all substantial decisions of the trust or (ii) it has a valid election in effect under applicable Treasury Regulations to be treated as a U.S. person for U.S. federal income tax purposes; or

•	an estate, the income of which is subject to U.S. federal income tax regardless of its source.
A “non-U.S. holder” is a beneficial owner (other than a partnership or an entity or arrangement classified as a partnership) of the Company Common Stock that is not a U.S. holder.
U.S. Holders
The receipt of cash pursuant to the Merger will be a taxable transaction for U.S. federal income tax purposes. A U.S. holder generally will recognize gain or loss for U.S. federal income tax purposes equal to the difference, if any, between the amount of cash received pursuant to the Merger and such U.S. holder’s adjusted tax basis in the shares of Company Common Stock converted into cash pursuant to the Merger. Such gain or loss generally will be capital gain or loss and will be long-term capital gain or loss if the holder’s holding period for such shares exceeds one year as of the date of the Merger. Long-term capital gains for certain non-corporate U.S. holders, including individuals, generally are eligible for a reduced rate of U.S. federal income taxation. The deductibility of capital losses is subject to limitations. If a U.S. holder acquired different blocks of the Company Common Stock at different times or at different prices, such U.S. holder must determine its tax basis, holding period and gain or loss separately with respect to each block of common stock.
A U.S. holder may, under certain circumstances, be subject to information reporting and backup withholding (currently at a rate of 24%) with respect to the cash received pursuant to the Merger, unless such holder properly establishes an exemption or provides its correct tax identification number and otherwise complies with the applicable requirements of the backup withholding rules. Backup withholding is not an additional tax. Any amounts withheld under the backup withholding rules can be refunded or credited against a U.S. holder’s U.S. federal income tax liability, if any, provided that such U.S. holder furnishes the required information to the Internal Revenue Service in a timely manner.
Non-U.S. Holders
Any gain recognized on the receipt of cash pursuant to the Merger by a non-U.S. holder generally will not be subject to U.S. federal income tax unless:
•
the gain is effectively connected with a U.S. trade or business of such non-U.S. holder (and, if required by an applicable income tax treaty, the gain also is attributable to a permanent establishment or a fixed base in the United States maintained by such non-U.S. holder), in which case the non-U.S. holder generally will be subject to tax on such gain in the same manner as a U.S. holder and, if the non-U.S. holder is a non-U.S. corporation, such corporation may be subject to branch profits tax at the rate of 30% on the effectively connected gain (or such lower rate as may be specified by an applicable income tax treaty);

•
the non-U.S. holder is a nonresident alien individual who is present in the United States for 183 days or more in the taxable year of the Merger and certain other conditions are met, in which case the non-U.S. holder generally will be subject to tax at a 30% rate (or a lower applicable income tax treaty rate) on any gain derived from the disposition of the Company Common Stock pursuant to the Merger (other than gain effectively connected with a U.S. trade or business), which such gain may be offset by U.S. source capital losses of the non-U.S. holder, if any, provided the non-U.S. holder has timely filed U.S. federal income tax returns with respect to such losses; or

•
the Company Common Stock constitutes a “United States real property interest” (“USRPI”) for U.S. federal income tax purposes under the Foreign Investment in Real Property Tax Act of 1980 (“FIRPTA”) by reason of its status as a U.S. real property holding corporation (“USRPHC”).

If shares of Company Common Stock constitute USRPIs under FIRPTA by reason of the Company’s status as a USRPHC, the tax consequences to a non-U.S. holder will depend upon whether such stock is regularly traded on an established securities market and the amount of such stock that is held by the non-U.S. holder. The Company believes that the Company Common Stock is regularly traded on an established securities market in the United States within the meaning of FIRPTA and the applicable Treasury Regulations. Therefore, a non-U.S. holder of the Company Common Stock will generally be treated as owning a USRPI within the meaning of FIRPTA only if the non-U.S. holder owned more than 5% of the shares of Company Common Stock at any time during the shorter of (x) the five year period ending with the Effective Time and (y) the non-U.S. holder’s holding period for such shares. Non-U.S. holders should consult their own tax advisors regarding the particular tax consequences of their Company Common Stock being treated as a USRPI within the meaning of FIRPTA. Because the determination of whether the Company is a USRPHC depends on the fair market value of the Company’s real property interests and other business assets, there can be no assurance that the Company currently is not a USRPHC or has not been a USRPHC in the past or will not become a USRPHC prior to the consummation of the Merger.
If a non-U.S. holder’s gain on the receipt of cash in exchange for the Company Common Stock pursuant to the Merger were subject to taxation under FIRPTA, such non-U.S. holder would be required to file a U.S. federal income tax return and would generally be subject to regular U.S. federal income tax with respect to such gain in the same manner as a taxable U.S. holder. In addition, if the receipt of cash in exchange for the Company Common Stock were subject to taxation under FIRPTA, and if shares of Company Common Stock were not “regularly traded” on an established securities market, the purchaser of such Company Common Stock generally would be required to withhold and remit to the Internal Revenue Service 15% of the purchase price.
Non-U.S. holders should consult their own tax advisors regarding the application of the foregoing rules in light of their particular facts and circumstances, including the consequences that could result if the Company is or were to become a USRPHC and the procedures for claiming treaty benefits or otherwise establishing an exemption from U.S. withholding tax with respect to any portion of the cash consideration payable to them pursuant to the merger.
A non-U.S. holder will be subject to information reporting and, in certain circumstances, backup withholding will apply with respect to the cash received by such holder pursuant to the Merger, unless such non-U.S. holder certifies under penalties of perjury that it is a non-U.S. holder (and the payor does not have actual knowledge or reason to know that the holder is a United States person as defined under the Code) or such holder otherwise establishes an exemption from backup withholding. Backup withholding is not an additional tax and any amounts withheld under the backup withholding rules may be refunded or credited against a non-U.S. holder’s U.S. federal income tax liability, if any, provided that such non-U.S. holder furnishes the required information to the Internal Revenue Service in a timely manner.
Regulatory Approvals Required for the Transactions
Under the terms of the Merger Agreement, each of the Company, Merger Sub and Parent agrees to use their respective reasonable best efforts (except where the Merger Agreement specifies a different standard) to take, or cause to be taken, all actions and to do, or cause to be done, and assist and cooperate with the other parties in doing, all actions necessary, proper or advisable to cause the conditions to Closing to be satisfied and to consummate the Transactions as promptly as reasonably practicable, including preparing and filing as promptly as practicable with any government authority or other third party all documentation to effect all necessary filings and registrations. The completion of the Merger is not conditioned upon any regulatory approvals having been obtained.
The Company does not believe that any material federal, state or international regulatory approvals, filings or notices are required in connection with effecting the Merger other than the approvals, filings or notices required under federal securities laws and the rules and regulations of the NYSE.
Delisting and Deregistration of the Company Common Stock
If the Merger is consummated, there will be no further market for the shares of Company Common Stock, as soon as practicable following the Effective Time and in compliance with applicable law, the shares of Company Common Stock will be delisted from the NYSE, deregistered under the Exchange Act and cease to be publicly traded. As a result, the Company would no longer file periodic reports with the SEC on account of the shares of Company Common Stock.
Financing of the Transactions
The obligation of Parent and Merger Sub to consummate the Merger is not subject to any financing condition. Parent and Merger Sub expect to fund the Merger Consideration through equity capital pursuant to the Equity Commitment Letter, under which, subject to the terms and conditions thereof, Fairfax has committed to provide the Fairfax Equity Commitment (as defined below) in the amount of $1,650,000,000 to Parent to fund the aggregate Merger Consideration and certain other amounts required to be paid under the Merger Agreement. The Fairfax Equity Commitment, when funded in full in accordance with the Equity Commitment Letter, will provide Parent and Merger Sub, prior to or concurrently with the Closing, an amount of cash that is sufficient to fund the payment of (i) the aggregate Merger Consideration, (ii) any other amounts required to be paid under Article III of the Merger Agreement (other than the Final Dividend (as defined below)) and (iii) the aggregate amount required to redeem or repurchase the Company Series A Preferred Stock.
In the event Parent or Merger Sub is obligated to pay monetary damages to the Company in the event of a breach of the Merger Agreement by Parent or Merger Sub in accordance with the terms of the Merger Agreement, Fairfax has committed to fund such damages and certain other amounts required to be funded under the Equity Commitment Letter in an aggregate amount up to $400,000,000. Each of Holdco and the Company (acting at the direction of the Special Committee) is designated as a third-party beneficiary for purposes of enforcing the Equity Commitment Letter.
For more information, please see the section of this proxy statement entitled “The Equity Commitment Letter” beginning on page 142.
Fees and Expenses
Except as described under the section of this proxy statement entitled “The Merger Agreement” beginning on page 105, all fees and expenses incurred in connection with the Transactions will be borne by the party incurring those fees and expenses, and in the case of the Special Committee, all fees and expenses will be borne by Kennedy Wilson. Total fees and expenses incurred or to be incurred by Kennedy Wilson (including the Special Committee) are estimated at this time to be as follows:

Description	Amount ($)
Financial and accounting advisory fees	$33,435,000
Legal and other professional fees	$ 13,000,000
SEC filing fees	$225,487
Printing, proxy solicitation, EDGAR filing and mailing expenses	$285,000
Special Committee fees	$561,333
Total	$ 47,506,820

It is also expected that Parent and Merger Sub will incur approximately $16,000,000 of legal, other advisory and financing fees in connection with the Transactions.
The estimate for legal fees set forth in this proxy statement does not include any amounts attributable to any existing or future litigation challenging the Transactions.
Litigation Related to the Merger and the Transactions
As described in the section above entitled “—Background of the Merger”, on February 19, 2026, the Taylor Action was filed against the Company, the members of the Board, Parent, Merger Sub and Holdco, in the Delaware Court of Chancery. The complaint alleges that the Merger Agreement executed on February 16, 2026 violates DGCL Section 203. Among other things, the complaint alleges that, prior to submitting the November 4 Proposal to the Board, the Consortium entered into an “agreement”, “arrangement” or “understanding” (“AAU”) for the purpose of “acquiring, holding, voting or disposing of [their] stock” without the pre-approval of the Board and therefore the Consortium is an “interested stockholder” within the meaning of DGCL Section 203 and subject to the restrictions on business combinations set forth therein. If the Consortium were found to be an “interested stockholder,” then under DGCL Section 203, the Merger could be consummated only if approved by at least two-thirds of the outstanding voting stock not “owned” (as such term is defined in DGCL Section 203) by members of the Consortium and their respective “affiliates” and “associates” (as such terms are defined in DGCL Section 203). Plaintiff in the Taylor Action moved for expedited proceedings and a preliminary injunction to enjoin a stockholder vote and consummation of the Merger until the Company discloses that DGCL Section 203 applies and requires the above-described supermajority two-thirds vote. The complaint also alleges that the directors breached their fiduciary duties by structuring the Merger in a manner such that the Merger could close in violation of DGCL Section 203.
Notwithstanding the Board’s prior approval on November 4, 2025 of an exception from the application of state anti-takeover laws (including DGCL Section 203) for the Consortium and the entry into the Joint Bidding Agreement (such that the Consortium would not constitute an “interested stockholder” subject to the restrictions on “business combinations” under DGCL Section 203), upon consideration of various factors, including the uncertainties and burdens associated with litigation, the Merger Agreement Amendment was approved by the Board upon unanimous recommendation of the Special Committee. The Merger Agreement Amendment, which Plaintiff in the Taylor Action has acknowledged moots his claims, amends the Merger Agreement to require, as a condition to the completion of the Merger, the affirmative vote of at least two-thirds of the outstanding voting power of the Company Voting Stock entitled to vote on the Merger Proposal, excluding the Company Voting Stock “owned” by the Consortium Parties and their respective “affiliates” and “associates”.
On April 14, 2026, the Company received two demand letters from purported stockholders pursuant to Section 220 of the DGCL, to inspect and copy the Company’s books and records to investigate potential breaches of fiduciary duties by the Board and the officers of the Company in connection with the Transactions. The Company disputes the allegations in the demand letters.
On April 29, 2026, the Company also received two demand letters from purported stockholders of the Company alleging disclosure deficiencies in the preliminary proxy statement filed by the Company. The demand letters demand that the Company and the Board promptly issue corrective or supplemental disclosures. The Company disputes the allegations in the demand letters.
Other lawsuits may be filed against the Company, the Board or the Company’s officers in connection with the Merger or the Transactions, which could prevent or delay consummation of the Merger and result in substantial costs to the Company, including any costs associated with indemnification obligations of the Company. As of May 4, 2026, other than the Taylor Action as described above, no lawsuits related to the Transactions, including the Merger, have been filed.

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS
This proxy statement and the documents that Kennedy Wilson incorporates by reference herein contain “forward-looking statements”. In addition, documents Kennedy Wilson subsequently files with the SEC and incorporates by reference may contain forward-looking statements. These forward-looking statements include, among others, statements about the expected benefits of the Merger, the expected timing and completion of the Merger and the future business, performance and opportunities of Kennedy Wilson. Forward-looking statements involve numerous risks and uncertainties, and you should not rely on them as predictions of future events. Forward-looking statements depend on assumptions, data or methods which may be incorrect or imprecise, and Kennedy Wilson may not be able to realize forward-looking statements. Kennedy Wilson does not guarantee that the transactions and events described will happen as described (or that they will happen at all). Forward-looking statements generally can be identified by the use of words such as “anticipate,” “believe,” “estimate,” “expect,” “intend,” “plan,” “foresee,” “looking ahead,” “is confident,” “should,” “will,” “predicted,” “likely,” or similar words or phrases intended to identify information that is not historical in nature. Forward-looking statements are based on expectations, forecasts and assumptions that involve risks and uncertainties that could cause actual outcomes and results to differ materially. These risks and uncertainties include, without limitation:
•
the success of Kennedy Wilson’s business is significantly related to general economic conditions and the real estate industry, and, accordingly, Kennedy Wilson’s business could be harmed by an economic slowdown, recession and downturn in real estate asset values, property sales and leasing activities;

•	adverse developments in the credit markets and rising or elevated interest rates may harm Kennedy Wilson’s business, financial condition and results of operations;
•	inflation may adversely affect Kennedy Wilson’s financial condition and results of operations;
•
some of Kennedy Wilson’s portfolio investments are recorded at fair value, and, as a result, there will be uncertainty as to the value of these investments and fluctuations (without actual realization events) will be recorded in Kennedy Wilson’s financial statements;

•
Kennedy Wilson’s significant operations in the United Kingdom and Ireland and, to a lesser extent, Spain, Italy and Japan, expose Kennedy Wilson’s business to risks inherent in conducting business in foreign markets;

•	Kennedy Wilson’s revenues and earnings may be materially and adversely affected by fluctuations in foreign currency exchange rates due to Kennedy Wilson’s international operations;
•	Kennedy Wilson’s real estate development and redevelopment strategies may not be successful;
•
Kennedy Wilson has in the past incurred and may continue in the future to incur significant amounts of debt and, to a lesser extent, preferred stock, to finance acquisitions, which could negatively affect Kennedy Wilson’s cash flows and subject Kennedy Wilson’s properties or other assets to the risk of foreclosure;

•	Kennedy Wilson’s debt obligations impose significant operating and financial restrictions, which may prevent Kennedy Wilson from pursuing certain business opportunities and taking certain actions;
•	if Kennedy Wilson is unable to raise additional debt and equity capital, Kennedy Wilson’s growth prospects may suffer;
•
poor performance of Kennedy Wilson’s commingled funds would cause a decline in Kennedy Wilson’s results of operations and could adversely affect Kennedy Wilson’s ability to raise capital for future funds;

•
Kennedy Wilson’s joint venture activities subject Kennedy Wilson to third-party risks, including risks that other participants may become bankrupt or take action contrary to Kennedy Wilson’s best interests;

•	if Kennedy Wilson is unable to identify, acquire and integrate suitable investment opportunities and acquisition targets, Kennedy Wilson’s future growth will be impeded;
•
Kennedy Wilson’s real estate debt investments may not perform as expected at the time of purchase or origination and borrowers may default under the loans and Kennedy Wilson may be forced to pursue certain remedies;

•	Kennedy Wilson’s reliance on third parties to operate certain of Kennedy Wilson’s properties may harm Kennedy Wilson’s business;

•	Kennedy Wilson’s leasing activities depend on various factors, including tenant occupancy and rental rates, which, if adversely affected, could cause its operating results to suffer;
•
increasing scrutiny and changing expectations from stakeholders with respect to Kennedy Wilson’s environmental, social and governance practices may impose additional costs on Kennedy Wilson or expose Kennedy Wilson to new or additional risks;

•	the loss of one or more key personnel, particularly Kennedy Wilson’s CEO, could have a material adverse effect on Kennedy Wilson’s operations;
•
Kennedy Wilson’s results are subject to significant volatility from quarter to quarter due to the varied timing and magnitude of Kennedy Wilson’s strategic acquisitions and dispositions, the incurrence of any impairment losses, fair value gains and losses and other transactions;

•
Kennedy Wilson’s directors and officers and their affiliates are significant stockholders, which makes it possible for them to have significant influence over the outcome of all matters submitted to stockholders for approval and which influence may be in conflict with Kennedy Wilson’s interests and the interests of Kennedy Wilson’s other stockholders;

•
the inability to consummate the Merger as further described in this proxy statement within the anticipated time period, or at all, due to any reason, including the failure to obtain the Company Stockholder Approvals to adopt the Merger Agreement, the failure to obtain any required regulatory approvals for the Merger, including the termination or expiration of any required waiting periods, or the failure to satisfy the other conditions to the consummation of the Merger;

•	the risk that the Merger Agreement may be terminated in circumstances requiring Kennedy Wilson to pay a termination fee;
•	the risk that the Merger disrupts the Kennedy Wilson’s current plans and operations or diverts management’s attention from its ongoing business;
•	the effect of the announcement of the Merger on Kennedy Wilson’s ability to retain and hire key personnel and maintain relationships with those with whom it does business;
•	the effect of the announcement or pendency of the Merger on Kennedy Wilson’s operating results and business generally;
•	the significant costs, fees and expenses related to the Merger;
•	the risk that the price of the Company Common Stock may decline significantly if the Merger is not consummated;
•
the nature, cost and outcome of any litigation and other legal proceedings, including any such proceedings related to the Merger and instituted against Kennedy Wilson and/or Kennedy Wilson’s directors, executive officers or other related persons;

•	other risks that could affect Kennedy Wilson’s business, financial condition or results of operations, including those set forth in Kennedy Wilson’s filings with the SEC; and
•	other risks to the consummation of the Merger.
While forward-looking statements reflect the Kennedy Wilson’s good faith beliefs, they are not guarantees of future performance. Kennedy Wilson disclaims any intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by applicable law. Such forward-looking statements speak only as of the date as of this proxy statement, and are based on the beliefs and assumptions of Kennedy Wilson’s management based on information currently available to management. For a further discussion of these and other factors that could impact the Kennedy Wilson’s future results, performance or transactions, see the section entitled “Risk Factors” included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2025, and the Company’s other filings with the SEC, including any subsequent reports on Form 10-Q and Current Reports on Form 8-K.

PERSONS MAKING THE SOLICITATION; METHODS; COSTS
Kennedy Wilson will bear the cost of soliciting proxies, including the expense of preparing, printing and distributing this proxy statement. In addition to soliciting proxies by mail, telephone or electronic means, we may request brokers to solicit their customers and will, upon request, reimburse them for the reasonable, out-of-pocket costs of forwarding proxy materials in accordance with customary practice and SEC and NYSE regulations. Kennedy Wilson may also use the services of its directors, officers and other employees to solicit proxies, personally or by telephone, without additional compensation. In addition, Kennedy Wilson has retained Innisfree M&A Incorporated, 501 Madison Avenue, 20th Floor, New York, NY 10022, to solicit proxies at a total cost to Kennedy Wilson of approximately $125,000, plus reimbursement of reasonable, customary and documented out-of-pocket expenses. The Consortium has retained MacKenzie Partners, Inc. to solicit proxies at a total cost to the Consortium of approximately $30,000, plus reimbursement of reasonable, customary and documented out-of-pocket expenses.

THE PARTIES TO THE TRANSACTIONS
Parties to the Merger
Kennedy Wilson
Kennedy Wilson is a Delaware corporation and a real estate investment company as well as an investment manager with over $36.4 billion of real estate assets under management in high growth markets across the United States, the United Kingdom and Ireland. With an objective of generating strong long-term risk-adjusted returns for its stockholders and partners and drawing on over three decades of experience in identifying opportunities and building value through various market cycles, Kennedy Wilson primarily focuses on (i) investing in the rental housing sector (both market rate and affordable units) and industrial properties and (ii) originating, managing and servicing real estate loans (primarily senior construction loans secured by high quality multifamily and student housing properties that are being developed by institutional sponsors throughout the United States). In addition, Kennedy Wilson recently expanded its rental housing platform through the acquisition of the Specified Acquired Business and significantly adding to its nationwide development capabilities. Kennedy Wilson has recently focused on growing its investment management and co-investment platform whereby it invests a minority position (with the potential for carried interest) and earns its pro-rata share of income as well as asset management fees in its role as asset manager. During the year ended December 31, 2025, its investment management platform generated a total of $115.2 million of asset management fees representing a growth of 16% over the same period in 2024. For more information about Kennedy Wilson, see the sections of this proxy statement entitled “Important Information Regarding Kennedy Wilson” beginning on page 146 and “Where You Can Find Additional Information” beginning on page 220.
The Company Common Stock is listed on the NYSE under the symbol “KW”. Kennedy Wilson’s principal executive offices are located at 151 S El Camino Drive, Beverly Hills, CA 90212. Kennedy Wilson’s telephone number is (310) 887-6400.
Parent and Merger Sub
Parent is a Delaware limited liability company and, following the Effective Time, will be owned, directly or indirectly, by Holdco and certain affiliates of Fairfax. Parent was formed solely for the purpose of entering into the Merger Agreement and related agreements and consummating the Transactions. Parent has not conducted any business operations other than in connection with its formation and the Transactions and related agreements. Parent’s principal executive offices are located at 151 S. El Camino Drive, Beverly Hills, CA 90212, (310) 887-6400.
Merger Sub is a Delaware corporation and direct, wholly owned subsidiary of Parent and has not engaged in any business except as contemplated by the Merger Agreement and related agreements. Merger Sub was formed solely for the purpose of entering into the Merger Agreement and related agreements and consummating the Transactions. Merger Sub’s principal executive offices are located at 151 S. El Camino Drive, Beverly Hills, CA 90212, (310) 887-6400. For more information about Parent or Merger Sub, see the section of this proxy statement entitled “Important Information Regarding Parent and Merger Sub” beginning on page 162.
The Consortium
Fairfax
Fairfax is a Canadian holding company which, through its subsidiaries, is primarily engaged in property and casualty insurance and reinsurance and the associated investment management. Fairfax’s subordinate voting shares are listed on the Toronto Stock Exchange under the symbols FFH and FFH.U. Fairfax’s registered and head office is located at 95 Wellington Street West, Suite 800, Toronto, Ontario, M5J 2N7, Canada and its phone number is +1 (416) 367-4941.
Certain Senior Executives of the Company
William J. McMorrow, Chairman and Chief Executive Officer of the Company, Matthew Windisch, President of the Company, and In Ku Lee, Executive Vice President, General Counsel and Secretary of the Company, have joined together with Fairfax to acquire the Company. For more information on Mr. McMorrow, Mr. Windisch or Mr. Lee, see the section of this proxy statement entitled “Important Information Regarding Kennedy Wilson – Directors and Executive Officers” beginning on page 146.

THE SPECIAL MEETING
The enclosed proxy is solicited on behalf of the Board for use at the Special Meeting or at any adjournments or postponements thereof.
Date, Time and Place; Attending the Special Meeting
Kennedy Wilson will hold the Special Meeting on June 10, 2026 at 1:00 p.m., Pacific Time, unless the meeting is postponed or adjourned. You may attend the Special Meeting via a live interactive webcast on the Internet at www.virtualshareholdermeeting.com/KW2026SM. You will need the control number found on your proxy card or voting instruction form in order to participate in the Special Meeting (including voting your shares). Although no physical in person meeting will be held, we have designed the format of the virtual special meeting to ensure that our stockholders of record who attend the Special Meeting will be afforded similar rights and opportunities to participate as they would at an in person meeting, while providing an online experience available to all of our stockholders regardless of location. Kennedy Wilson believes that a virtual meeting provides expanded access, improved communication and cost savings for its stockholders. For purposes of attendance at the Special Meeting, all references in this proxy statement to “present in person” or “in person” will mean virtually present at the Special Meeting.
If you encounter technical difficulties accessing the Special Meeting or during the Special Meeting, a support line will be available on the login page of the Special Meeting website.
Purpose of the Special Meeting
At the Special Meeting, Kennedy Wilson will ask stockholders of record as of the close of business on the Record Date to consider and vote on the Merger Proposal, the Advisory Compensation Proposal and the Adjournment Proposal.
Kennedy Wilson’s stockholders must approve the Merger Proposal in order for the Transactions to be consummated. Approval of the Advisory Compensation Proposal and the Adjournment Proposal is not a condition to consummate the Transactions. A copy of the Merger Agreement and Merger Agreement Amendment are attached as Annex A-1 and Annex A-2 to the proxy statement and are incorporated by reference herein in its entirety. Kennedy Wilson encourages you to read the Merger Agreement carefully in its entirety.
Attending the Special Meeting
The Special Meeting will begin at 1:00 p.m., Pacific Time. Online check-in will begin at 12:45 p.m., Pacific Time. Kennedy Wilson encourages you to access the meeting prior to the start time.
As the Special Meeting is virtual, there will be no physical meeting location. To attend the Special Meeting, log in at www.virtualshareholdermeeting.com/KW2026SM. You will need the control number found on your proxy card or voting instruction form in order to participate in the Special Meeting (including voting your shares of Company Voting Stock). If you encounter technical difficulties accessing the Special Meeting or during the Special Meeting, a support line will be available on the login page of the Special Meeting website.
Once online access to the Special Meeting is open, stockholders may submit questions pertinent to meeting matters, if any, through the Special Meeting website. You will need the control number found on your proxy card or voting instruction form in order to submit questions. Questions pertinent to meeting matters will be answered during the meeting, subject to time constraints.
Record Date; Shares Entitled to Vote; Quorum
Only Kennedy Wilson’s stockholders as of the close of business on the Record Date are entitled to notice of, and to vote at, the Special Meeting or at any adjournments or postponements thereof.
As of the close of business on the Record Date, there were 139,303,275 shares of Company Common Stock outstanding and entitled to vote at the Special Meeting. For each share of Company Common Stock, you will have one vote on each matter submitted for a vote at the Special Meeting.
Holders of shares of Company Series A Preferred Stock are entitled to vote with the shares of Company Common Stock as a single class, and not as a separate class, on an as-converted basis. As of the close of business on the Record Date, the outstanding shares of Company Series A Preferred Stock were convertible into, and the holders thereof are entitled to vote in respect of, a total of 12,158,280 shares of Company Common Stock. Series B Holders and Series C

Holders who are also holders of the Company Warrants are entitled to vote on matters presented at the Special Meeting together with holders of shares of Company Common Stock, voting as a single class, and not as a separate class. For these purposes, each such Series B Holder or Series C Holder, as the case may be, will be entitled to vote a number of shares of Company Common Stock equal to the whole number of shares of Company Common Stock that such Series B Holder or Series C Holder (or their respective affiliates) would have been entitled to receive upon exercise of all of such Series B Holder’s or Series C Holder’s (or their respective affiliates’) Company Warrants to acquire Company Common Stock outstanding as of the Record Date, assuming, for these purposes, that such Company Warrants were exercised on such Record Date and settled pursuant to the physical settlement provisions of such Company Warrants. As of the close of business on the Record Date, there were 13,043,478 shares of Company Common Stock underlying Company Warrants outstanding and held by Series B Holders, which entitles such Series B Holders to vote in respect of a total of 13,043,478 shares of Company Common Stock. Prior to obtaining the “Requisite Stockholder Approval” (as defined in the Series C Certificate of Designations), which has not been obtained as of the close of business on the Record Date, Series C Holders will not have the right to vote to the extent, and only to the extent, that such right to vote would result in such holder, or a “person” or “group” (within the meaning of Section 13(d)(3) of the Exchange Act) that includes such Series C Holder, having voting power in excess of 19.9% of the then-outstanding shares of the Company Common Stock. Therefore, as of the close of business on the Record Date, although there were 12,338,062 shares of Company Common Stock underlying Company Warrants outstanding and held by Series C Holders, such Series C Holders are not entitled to vote any of their shares of Company Series C Preferred Stock. Including the voting rights of the Company Preferred Stock, as of the close of business on the Record Date, a total of 164,505,033 shares of Company Common Stock were outstanding, or underlying the Company Series A Preferred Stock or the applicable Company Warrants held by Series B Holders, and entitled to vote at the Special Meeting
If you sell or transfer your shares of Company Common Stock after the Record Date but before the Special Meeting, you will transfer the right to receive the Merger Consideration, if the Merger is completed, to the person to whom you sell or transfer your shares of Company Common Stock, but you will retain your right to vote those shares at the Special Meeting.
The Consortium Parties, as of the close of business on the Record Date, collectively had the power to vote, or direct the voting of, 24.67% of the aggregate voting power of the equityholders of the Company’s equity securities.
A quorum of stockholders is necessary to hold the Special Meeting. The holders of a majority of the voting power of the shares entitled to vote at the Special Meeting, present by means of remote communication or represented by proxy, will constitute a quorum at the Special Meeting.
In the event that a quorum is not present at the Special Meeting, it is expected that the Special Meeting will be adjourned to a later date until a quorum is present. The Special Meeting may be adjourned by the chairperson of the meeting if a quorum is not present or by a majority in voting power of the stockholders entitled to vote at the meeting, present by remote communication or by proxy at the Special Meeting, whether or not there is a quorum.
Votes Required
Approval of the Merger Proposal requires (i) the affirmative vote of a majority of the outstanding voting power of the Company Common Stock, the Company Series A Preferred Stock (on an as-converted basis), the Company Series B Preferred Stock (based on the number of Company Series B Warrants outstanding and in accordance with the Series B Certificate of Designations) and the Company Series C Preferred Stock (based on the number of Company Series C Warrants outstanding and in accordance with the Series C Certificate of Designations), in each case entitled to vote thereon, voting as a single class, and (ii) the affirmative vote of at least two-thirds of the outstanding voting power of the Company Voting Stock entitled to vote thereon, excluding the Company Voting Stock “owned” (as such term is defined in DGCL Section 203) by the Consortium Parties and their respective “affiliates” and “associates” (as such terms are defined in DGCL Section 203). The receipt of the Company Stockholder Approvals is a condition to the Closing.
Approval of each of the Advisory Compensation Proposal and the Adjournment Proposal requires the affirmative vote of a majority in voting power of the votes cast by the stockholders present by means of remote communication or represented by proxy at the Special Meeting and entitled to vote on such proposal. The vote on each of the Advisory Compensation Proposal and the Adjournment Proposal is a vote separate from the vote to approve the Merger Proposal. Accordingly, you may vote to approve the Merger Proposal and vote not to approve the Advisory Compensation Proposal or the Adjournment Proposal and vice versa. Approval of the Advisory Compensation Proposal or the Adjournment Proposal is not a condition to the Closing.

Abstentions
Abstentions will be counted as present for purposes of determining whether a quorum exists. If a stockholder abstains from voting on the Merger Proposal, that abstention will have the same effect as if the stockholder voted “AGAINST” the Merger Proposal. Abstentions will have no effect on the Advisory Compensation Proposal or the Adjournment Proposal.
Broker Non-Votes
Each “broker non-vote,” if any, will also count as a vote “AGAINST” the Merger Proposal, but will have no effect on the Advisory Compensation Proposal or the Adjournment Proposal. Broker non-votes are shares of Company Voting Stock held by brokers on behalf of the beneficial owners of such shares of Company Voting Stock that are present by means of remote communication or by proxy at the Special Meeting, but with respect to which the broker is not instructed by the applicable beneficial owner of such shares of Company Voting Stock how to vote on a particular proposal, and the broker does not have discretionary voting power on such proposal. Because brokers do not have discretionary voting authority with respect to any of the proposals described in this proxy statement, if a beneficial owner of shares of Company Common Stock held in “street name” does not give voting instructions to the broker with respect to any proposals to be considered at the Special Meeting, then those shares of Company Common Stock will not be present by means of remote communication or by proxy at the Special Meeting, and, therefore, will not count towards the quorum of the Special Meeting. If you instruct your broker, bank or other nominee how to vote on at least one, but not all of the proposals to be considered at the Special Meeting, your shares of Company Common Stock will be voted according to your instructions on those proposals for which you have provided instructions and will be counted as present for purposes of determining whether a quorum is present at the Special Meeting. In this scenario, a “broker non-vote” will occur with respect to each proposal for which you did not provide voting instructions to your broker, bank or other nominee.
For shares of Company Common Stock held in “street name,” only shares of Company Common Stock affirmatively voted “FOR” the Merger Proposal will be counted as a vote in favor of such proposal and, as a result a broker non-vote, if any, will have the effect of a vote “AGAINST” the Merger Proposal. The approval of each of the Advisory Compensation Proposal and the Adjournment Proposal requires the affirmative vote of a majority in voting power of the votes cast by the stockholders present by means of remote communication or represented by proxy at the Special Meeting and entitled to vote thereon, therefore, broker non-votes (if any) will have no effect on the approval of the Advisory Compensation Proposal or the Adjournment Proposal.
Shares Held by Kennedy Wilson’s Directors and Executive Officers
Kennedy Wilson’s directors and executive officers beneficially owned, in the aggregate, (i) 19,119,171 shares of Company Common Stock and (ii) 300,000 shares of Company Series A Preferred Stock, in each case as of the close of business on the Record Date, which are convertible into, and the holders thereof are entitled to vote in respect of, a total of 12,158,280 shares of Company Common Stock. As of the close of business on the Record Date, Kennedy Wilson’s directors and executive officers, excluding the Consortium Parties and their affiliates, beneficially owned, in the aggregate, approximately 13.73% of the total outstanding voting power of the equityholders of the Company and Kennedy Wilson’s directors and executive officers, including the Rollover Stockholders and their affiliates, beneficially owned, in the aggregate, approximately 19.01% of the total outstanding voting power of the equityholders of the Company. Kennedy Wilson’s directors and executive officers have informed Kennedy Wilson that they intend to vote all of their shares of Company Common Stock: (1) “FOR” the Merger Proposal, (2) “FOR” the Advisory Compensation Proposal and (3) “FOR” the Adjournment Proposal. More information can be found in the section of this proxy statement entitled “Security Ownership of Certain Beneficial Owners and Management” beginning on page 153.
Voting of Proxies
If you are a stockholder of record (that is, your shares are registered in your name with Kennedy Wilson’s transfer agent, Continental Stock Transfer & Trust Co.), you may vote your shares by returning a signed and dated proxy card (a proxy card and a prepaid reply envelope are provided for your convenience), or you may vote at the Special Meeting using the control number located on the enclosed proxy card. Additionally, you may grant a proxy electronically over the internet or by telephone by following the instructions on your proxy card. You must have the enclosed proxy card available, and follow the instructions on the proxy card, in order to grant a proxy electronically over the internet or by telephone. Based on your proxy cards or internet and telephone proxy, the proxy holders will vote your shares according to your direction.

If you attend the Special Meeting by remote communications and wish to vote at the Special Meeting, you will need the control number located on the enclosed proxy card. Beneficial owners of shares of Company Common Stock held in “street name” must also have a “legal proxy” from their bank or broker in order to vote at the Special Meeting. You are encouraged to vote by proxy even if you plan to attend the Special Meeting. If you attend the Special Meeting and vote at the Special Meeting, your vote will revoke any previously submitted proxy.
All shares represented by properly signed and dated proxies (or proxies granted electronically over the internet or by telephone) will, if received before the Special Meeting, be voted at the Special Meeting in accordance with the instructions of the stockholder. Properly signed and dated proxies (or proxies granted electronically over the internet or by telephone) that do not contain voting instructions will be voted: (1) “FOR” the Merger Proposal, (2) “FOR” the Advisory Compensation Proposal and (3) “FOR” the Adjournment Proposal.
If your shares of Company Common Stock are held in “street name” through a bank, broker or other nominee, you may vote through your bank, broker or other nominee by completing and returning the voting instruction form provided by your bank, broker or other nominee. You may also attend the Special Meeting and vote at the Special Meeting if you have a “legal proxy” from your bank, broker or other nominee giving you the right to vote your shares at the Special Meeting. If available from your bank, broker or other nominee, you may vote over the internet or telephone through your bank, broker or other nominee by following the instructions on the voting instruction form provided by your bank, broker or other nominee. If you do not (i) return your bank’s, broker’s or other nominee’s voting instruction form, (ii) vote over the internet or by telephone through your bank, broker or other nominee or (iii) attend the Special Meeting and vote at the Special Meeting with a “legal proxy” from your bank, broker or other nominee, it will have the same effect as if you voted “AGAINST” the Merger Proposal. It will not have any effect on the stockholder vote on the Advisory Compensation Proposal and the Adjournment Proposal.
Revocability of Proxies
If you are a stockholder of record, you may change your vote or revoke your proxy at any time before it is voted at the Special Meeting by:
•	signing another proxy card with a later date and returning it to Kennedy Wilson prior to the Special Meeting;
•	submitting a new proxy electronically over the internet or by telephone after the date of the earlier submitted proxy and prior to the Special Meeting;
•
delivering a written notice of revocation to our Assistant Secretary at our principal executive offices at Kennedy-Wilson Holdings, Inc., 151 S. El Camino Drive, Beverly Hills, California 90212, Attn: Assistant Secretary; or

•	attending the Special Meeting and voting at the Special Meeting using the control number on the enclosed proxy card.
If you have submitted a proxy, your attendance at the Special Meeting, in the absence of voting at the Special Meeting or submitting an additional proxy or revocation, will not have the effect of revoking your prior proxy. If you have submitted a proxy and you attend the Special Meeting and vote in person, your vote by ballot will revoke any proxy previously submitted.
If you hold your shares of Company Common Stock in “street name” through a bank, broker or other nominee, you should contact your bank, broker or other nominee for instructions regarding how to change your vote. You may also vote at the Special Meeting if you obtain a “legal proxy” from your bank, broker or other nominee giving you the right to vote your shares at the Special Meeting.
Any adjournment or postponement of the Special Meeting, including for the purpose of soliciting additional proxies, will allow Kennedy Wilson’s stockholders who have already sent in their proxies to revoke them at any time prior to their use at the Special Meeting as adjourned or postponed.
Adjournment
If a quorum is not present, the chairperson of the Special Meeting or the stockholders entitled to vote at the Special Meeting, present in person or represented by proxy, may adjourn the Special Meeting, from time to time, without notice in any manner permitted by applicable law, until a quorum is present or represented. The chairperson may also adjourn the meeting to another place, date or time, even if a quorum is present. In addition, the Special Meeting could be postponed before it commences, subject to the terms of the Merger Agreement. If the Special Meeting is adjourned or postponed, Kennedy Wilson’s stockholders who have already submitted their proxies will be able to revoke them at any time before they are voted at the Special Meeting; however, any such proxies that are not revoked will be voted at any such Special Meeting, as adjourned. Additionally, if the Special Meeting is postponed, any proxies that are not revoked prior to their use at the Special Meeting, as postponed, will be voted at any such Special Meeting, as postponed.
In addition to the Merger Proposal and the Advisory Compensation Proposal, Kennedy Wilson’s stockholders are also being asked to approve the Adjournment Proposal.
Solicitation of Proxies
The Company, on behalf of Kennedy Wilson’s Board, is soliciting proxies from Kennedy Wilson’s stockholders for the Special Meeting. Under applicable SEC rules and regulations, the members of Kennedy Wilson’s Board are “participants” with respect to the solicitation of proxies in connection with the Special Meeting.
Kennedy Wilson has retained Innisfree M&A Incorporated, a professional proxy solicitation firm, to assist in the solicitation of proxies, and provide related advice and informational support during the solicitation process, for a fee of approximately $125,000, plus reimbursement of reasonable, customary and documented out-of-pocket costs and expenses, for its services. Kennedy Wilson will indemnify this firm against losses arising out of its provision of these services on its behalf. In addition, Kennedy Wilson may reimburse banks, brokers and other nominees representing beneficial owners of shares of Company Voting Stock for their expenses in forwarding soliciting materials to such beneficial owners. Proxies may also be solicited by Kennedy Wilson’s directors, officers and employees, personally or by telephone, email, fax or over the internet. No additional compensation will be paid to our directors, officers or employees for their services in connection with the solicitation of proxies, but our directors and officers may be reimbursed for out-of-pocket expenses incurred in connection with the solicitation. The Consortium has retained MacKenzie Partners, Inc. to solicit proxies at a total cost to the Consortium of approximately $30,000, plus reimbursement of reasonable, customary and documented out-of-pocket expenses.
Anticipated Date of Completion of the Transactions
Kennedy Wilson currently expects to complete the Transactions in the second quarter of 2026. However, the exact timing of completion of the Transactions, if at all, cannot be predicted because the Merger is subject to the closing conditions specified in the Merger Agreement, some of which are outside of the Company’s control.
Other Matters
At this time, we know of no other matters to be submitted at the Special Meeting.
Important Notice Regarding the Availability of Proxy Materials for the Special Meeting to be Held on June 10, 2026
This proxy statement is available on the “Investor Relations” section of Kennedy Wilson’s website located at https://ir.kennedywilson.com. Information on this website does not constitute part of this proxy statement and will not be deemed incorporated by reference herein.
Householding of Special Meeting Materials
Kennedy Wilson has adopted a procedure approved by the SEC called “householding.” Under this procedure, stockholders who have the same address will receive only one copy of this proxy statement unless one or more of these stockholders notifies Kennedy Wilson that they wish to continue receiving individual copies. This procedure reduces printing costs, postage fees and the use of natural resources. Each stockholder who participates in householding will continue to be able to access or receive a separate proxy card upon request. If you wish to receive a separate set of Kennedy Wilson’s disclosure documents at this time, please contact us by phone at (310) 887-6400, or in writing to the Assistant Secretary of the Company, c/o Kennedy-Wilson Holdings, Inc., 151 S. El Camino Drive, Beverly Hills, California 90212, or to dbhavsar@kennedywilson.com.
If you are currently a stockholder sharing an address with another stockholder and wish to receive only one copy of future proxy materials for your household, please contact us by phone at (310)887-6400, or in writing to the Assistant

Secretary of the Company, c/o Kennedy-Wilson Holdings, Inc., 151 S. El Camino Drive, Beverly Hills, California 90212, or to dbhavsar@kennedywilson.com. For more information, see the sections of this proxy statement entitled “Questions and Answers” and “Where You Can Find Additional Information” beginning on page 17 and page 220, respectively.
Questions and Additional Information
If you have any questions concerning the Merger, the Special Meeting or this proxy statement, would like additional copies of this proxy statement or need help submitting your proxy or voting your shares of Company Voting Stock please contact Kennedy Wilson’s proxy solicitor at:
Innisfree M&A Incorporated
501 Madison Avenue, 20th Floor
New York, NY 10022
Banks and Brokers Call Collect: (212) 750-5833
Shareholders May Call Toll-Free: (877) 750-8240

THE MERGER AGREEMENT
Explanatory Note Regarding the Merger Agreement
The following summarizes certain material provisions of the Merger Agreement. This summary may not contain all of the information about the Merger Agreement that is important to you and is qualified in its entirety by the full Merger Agreement and the Merger Agreement Amendment, attached as Annex A-1 and Annex A-2 to this proxy statement. We encourage you to read the Merger Agreement carefully and in its entirety, as the rights and obligations of the parties are governed by the express terms of the Merger Agreement and not by this summary or any other information contained in this proxy statement.
The Merger Agreement, including the Merger Agreement Amendment, is included with this proxy statement only to provide you with information regarding the terms of the Merger Agreement and is not intended to provide you with any factual or operational information regarding the Company, Parent or Merger Sub or their respective subsidiaries, affiliates or businesses or to modify or supplement any factual or operational disclosures about us contained in this proxy statement or in our public reports filed with the SEC.
In particular, the Merger Agreement and this summary are not intended to be, and should not be relied upon as, disclosures regarding the actual state of any facts and circumstances relating to the Company. The Merger Agreement contains representations, warranties and covenants by each of the parties to the Merger Agreement. These representations, warranties and covenants have been made solely for the benefit of the parties to the Merger Agreement and:
•	have been made only for purposes of the Merger Agreement;
•	have been qualified by certain information in documents filed with, or furnished to, the SEC by the Company, or incorporated by reference into such documents, through February 13, 2026;
•	have been qualified by confidential disclosures made by the Company, Parent and Merger Sub in connection with the Merger Agreement, which disclosures are not reflected in the Merger Agreement itself;
•	may be subject to materiality qualifications contained in the Merger Agreement that may differ from what may be viewed as material by investors;
•	were made only as of February 16, 2026 or such other date as is specified in the Merger Agreement; and
•
have been included in the Merger Agreement for the purpose of allocating risk between the Company, on the one hand, and Parent and Merger Sub, on the other hand, rather than establishing matters as facts.

You should not rely on the representations and warranties or any descriptions thereof as characterizations of the actual state of facts or conditions of the Company, Parent or Merger Sub or any of their respective subsidiaries, affiliates or businesses. Moreover, information concerning the subject matter of the representations and warranties, which do not purport to be accurate as of the date of this proxy statement, may have changed (and may continue to change) after February 16, 2026, which subsequent developments or new information may or may not be fully reflected in the Company’s public disclosures. In addition, you should not rely on the covenants in the Merger Agreement as actual limitations on the respective businesses of the Company, Parent or Merger Sub because the parties may take certain actions that are either expressly permitted pursuant to confidential disclosures made by the Company, Parent and Merger Sub or as otherwise consented to by the appropriate party, which consent may be given without notice to the public.
The representations, warranties, covenants and other provisions of the Merger Agreement should not be read alone, but instead should be read together with the information provided elsewhere in this proxy statement and in the documents incorporated by reference into this proxy statement. The Company will provide additional disclosure in its public reports of any material information necessary to provide Company stockholders with a materially complete understanding of the disclosures relating to the Merger Agreement. See “Where You Can Find Additional Information” beginning on page 220 of this proxy statement.
Effects of the Merger
Upon the terms and subject to the conditions set forth in the Merger Agreement, at the Effective Time, Merger Sub will be merged with and into the Company, the separate corporate existence of Merger Sub will thereupon cease, and the Company will continue as the Surviving Company and a subsidiary of Parent.

Closing and Effective Time
Unless Parent and the Company mutually agree in writing otherwise, the Closing will take place remotely at a time to be specified by the parties on the third business day following the satisfaction or, to the extent permitted by applicable law, waiver of the applicable conditions set forth in the Merger Agreement (other than those conditions that by their nature are to be satisfied at the Closing, but subject to the satisfaction or, to the extent permitted by applicable law, waiver of those conditions at the Closing).
On the Closing Date, Parent, Merger Sub and the Company will cause a certificate of merger to be executed and filed with the Delaware Secretary of State in accordance with the relevant provisions of the DGCL and will make all other filings or recordings required under the DGCL. The Merger will become effective at the time the certificate of merger is duly filed with the Delaware Secretary of State, or such later date and time as is agreed upon by the parties and specified in the certificate of merger.
At the Effective Time, (i) the certificate of incorporation of the Company, as in effect immediately prior to the Effective Time, will be amended so as to read in its entirety as set forth in Exhibit A of the Merger Agreement, and (ii) the bylaws of Merger Sub, as in effect immediately prior to the Effective Time, will be the bylaws of the Surviving Company (except that all references therein to Merger Sub will be automatically amended to become references to the Surviving Company).
The Company and Parent currently expect to consummate the Merger in the second quarter of 2026, subject to receipt of the Company Stockholder Approvals and the satisfaction or waiver (to the extent permitted by applicable law) of the other conditions to the Merger described in the section below entitled “— Conditions of the Merger”. For additional information, please see the sections of this proxy statement entitled “Special Factors — Regulatory Approvals Required for the Transactions” beginning on page 92 and “— Regulatory Filings; Efforts” below.
Directors and Officers of the Surviving Company
The directors of Merger Sub immediately prior to the Effective Time will be the directors of the Surviving Company until their respective successors are duly elected or appointed and qualified or their earlier death, resignation or removal in accordance with the DGCL, the certificate of incorporation and bylaws of the Surviving Company.
The officers of the Company immediately prior to the Effective Time will be the officers of the Surviving Company until their respective successors are duly elected or appointed and qualified or their earlier death, resignation or removal in accordance with the DGCL, the certificate of incorporation of the Surviving Company and bylaws of the Surviving Company.
Consideration To Be Received in the Merger
The Merger Agreement provides that, at the Effective Time, each share of Company Common Stock issued and outstanding immediately prior to the Effective Time (other than any Excluded Shares, any Rollover Shares and any Dissenting Shares) will be cancelled and cease to exist and will be converted automatically into the right to receive an amount in cash equal to $10.90 per share, without interest.
If, between February 16, 2026 and the Effective Time, any change in the number or class of outstanding shares of Company Common Stock occurs as a result of any stock split, reverse stock split, stock dividend (including any dividend or distribution of securities convertible into shares of Company Common Stock), reorganization, recapitalization, reclassification, combination, exchange of shares of Company Common Stock or other like change with respect to shares of Company Common Stock, the Merger Consideration will be equitably adjusted in accordance with the Merger Agreement to reflect the effect thereof.
Shares Not Receiving Merger Consideration
Each Excluded Share, which includes each share (i) held in the treasury of the Company or owned by any of its direct or indirect wholly owned subsidiaries and (ii) held, directly or indirectly, by Parent or Merger Sub or any of their direct or indirect wholly owned subsidiaries, in each case, immediately prior to the Effective Time, will automatically be cancelled at the Effective Time without any conversion thereof and no payment or distribution will be made with respect thereto.
Each Rollover Share will not be entitled to receive the Merger Consideration and will be contributed (or otherwise transferred), directly or indirectly, to Parent pursuant to the terms of the Rollover Agreements prior to the Effective Time and will remain outstanding after such contribution (or other transfer) to Parent and will not be cancelled or converted at the Effective Time, and no payment or distribution will be made with respect thereto at the Effective Time.

Any shares of Company Common Stock subject to any form of equity-based awards (such as Company RSUs or Company PSUs) and Dissenting Shares will be treated in accordance with the terms of the Merger Agreement. For additional information, see the sections of this proxy statement entitled “— Treatment of Company Equity Awards” and “— Dissenting Shares” below and “Appraisal Rights” beginning on page 209.
Company Preferred Stock and Company Warrants
Each share of Company Series A Preferred Stock issued and outstanding immediately prior to the Effective Time will be redeemed or repurchased by the Company in accordance with the terms and conditions of the Series A Certificate of Designations.
Each share of Company Series B Preferred Stock and Company Series C Preferred Stock issued and outstanding immediately prior to the Effective Time will remain outstanding in accordance with the terms and conditions of the Series B Certificate of Designations and the Series C Certificate of Designations, as applicable, and will represent shares of Company Series B Preferred Stock and Company Series C Preferred Stock of the Surviving Company on the terms set forth in the Series B Certificate of Designations and the Series C Certificate of Designations, as applicable, unless Parent and the holders thereof elect to (i) transfer and contribute any such shares of Company Series B Preferred Stock or Company Series C Preferred Stock to the Company as a contribution to the capital of the Company (and without the issuance of any additional shares of capital stock of the Company) or (ii) cancel any such shares of Company Series B Preferred Stock or Company Series C Preferred Stock, in each case for no consideration prior to the Closing.
Each Company Warrant outstanding immediately prior to the Effective Time will remain outstanding in accordance with the terms and conditions of such Company Warrant, unless Parent and the holders thereof elect to cancel any such Company Warrant for no consideration prior to the Closing.
Treatment of Company Equity Awards
Each Company Equity Award outstanding as of immediately prior to the Effective Time will be treated as follows (unless otherwise agreed in writing between the holder and Parent and Merger Sub, and as permitted by the Merger Agreement):
•
Treatment of Company RSU Awards. Pursuant to the Merger Agreement and except as contemplated by any Rollover Agreement, at the Effective Time, each Company RSU that is outstanding as of immediately prior to the Effective Time will, automatically and without any required action on the part of the holder thereof, vest in full, to the extent unvested, and be cancelled. The holder thereof will then become entitled to receive solely, in full satisfaction of the rights of such holder with respect thereto, a lump-sum cash payment, without interest, equal to (x) the product, rounded down to the nearest cent, obtained by multiplying (1) the total number of shares underlying such Company RSU, by (2) the Merger Consideration, plus (y) any amounts payable in respect of accrued and unpaid dividend equivalents thereon.

•
Treatment of Company PSU Awards. Pursuant to the Merger Agreement and except as contemplated by any Rollover Agreement, at the Effective Time, each Company PSU that is outstanding as of immediately prior to the Effective Time will, automatically and without any required action on the part of the holder thereof, vest in full, to the extent unvested, and be cancelled. The holder thereof will then become entitled to receive solely, in full satisfaction of the rights of such holder with respect thereto, a lump-sum cash payment, without interest, equal to (x) the product, rounded down to the nearest cent, obtained by multiplying (1) the total number of shares underlying such Company PSU immediately prior to the Effective Time, based on target level achievement of applicable performance goals, by (2) the Merger Consideration, plus (y) any amounts payable in respect of accrued and unpaid dividend equivalents thereon.

•
Treatment of Bonus Units. Pursuant to the Merger Agreement, at the Effective Time, each Company Bonus Unit that is outstanding as of immediately prior to the Effective Time will, automatically and without any required action on the part of the holder thereof, vest in full, to the extent unvested, and be cancelled. The holder thereof will then become entitled to receive a lump-sum cash payment, without interest, equal to the consideration such employee would receive in connection with a “change of control” in accordance with the terms of such Company Bonus Unit Agreement.

•
Treatment of Cancelled Equity Awards. At the Effective Time, each Cancelled Equity Award will automatically and without any required action on the part of the holder thereof, be cancelled and converted into the right to receive a cash payment equal to the amount payable in respect of accrued and unpaid dividend equivalents thereon.

Cash payments made in respect of the Company RSU Consideration, the Company PSU Consideration, the Company Bonus Unit Consideration and the Cancelled Equity Award Consideration, will be paid as promptly as reasonably practicable after the Effective Time, but in any event, no later than the first payroll date that occurs more than two business days after the Closing Date, less applicable tax withholdings and deductions, through the Surviving Company’s payroll system (or such other method as the Company typically utilizes for such payments).
For additional information, see the section of this proxy statement entitled “Special Factors — Interests of the Company’s Directors and Executive Officers in the Transactions — Treatment of Company Equity Awards” beginning on page 84.
Procedures for Receiving Merger Consideration
Prior to the Effective Time, Parent will (i) appoint a Paying Agent approved in writing in advance by the Company (such approval not to be unreasonably withheld, conditioned or delayed), and (ii) enter into a paying agent agreement, in form and substance reasonably acceptable to the Company and Parent, with such Paying Agent for the payment of the Merger Consideration in accordance with the Merger Agreement. All fees and expenses of the Paying Agent will be borne by Merger Sub or the Surviving Company, as applicable.
At or prior to the Effective Time, Merger Sub will deposit, or cause to be deposited, with the Paying Agent, for the benefit of the Holders, cash in an amount that is sufficient to pay the aggregate Merger Consideration and, to the extent applicable, the Surviving Company will have deposited, or will cause to have been deposited, with the Paying Agent, for the benefit of the Holders, additional cash sufficient to pay any Final Dividend (as defined below) (such aggregate amount of cash being hereinafter referred to as the “Payment Fund”). To the extent that there are losses with respect to such investments, or the Payment Fund diminishes for other reasons below the level required to make prompt payments of the Merger Consideration in accordance with the Merger Agreement, Merger Sub or the Surviving Company, as applicable, will promptly replace or restore the portion of the Payment Fund lost through investments or other events so as to ensure that the Payment Fund is, at all times, maintained at a level sufficient to make such payments.
Promptly after the Effective Time (and in no event later than three business days thereafter), Parent will cause to be mailed (i) to each person who was, at the Effective Time, a holder of shares of Company Common Stock represented by book-entry (collectively, the “Book-Entry Shares”), instructions for use in effecting the surrender of such Book-Entry Shares in exchange for the Merger Consideration to which such Holder is entitled pursuant to the Merger Agreement and (ii) to each person who was, at the Effective Time, a holder of record of a certificate or certificates (“Certificates”) that represented any shares of Company Common Stock outstanding immediately prior to the Effective Time, a form of letter of transmittal (which (a) will specify that delivery of a Certificate will be effected, and risk of loss and title to such Certificate will pass, only upon delivery of such Certificate to the Paying Agent and (b) will be in such form and have such other customary provisions as Parent may specify with approval of the Company (such approval not to be unreasonably withheld, conditioned or delayed)), together with instructions thereto, setting forth, inter alia, the procedures by which such holders of Certificates may surrender such Certificates in exchange for the Merger Consideration to which such holder is entitled pursuant to the Merger Agreement.
If payment of the Merger Consideration in respect of any shares of Company Common Stock represented by Certificates is to be made to a person other than the person in whose name a Certificate surrendered is registered, it will be a condition of payment of the Merger Consideration that (i) the Certificate so surrendered is properly endorsed or is otherwise in proper form for transfer and (ii) the person requesting such payment pays any transfer or other taxes required solely by reason of the payment of such Merger Consideration to a person other than the registered holder of such Certificate or establishes to the reasonable satisfaction of Parent that such tax has been paid or is not applicable.
In the event of a transfer of ownership of Book-Entry Shares that is not registered in the transfer records of the Company, payment of the Merger Consideration may be made to a person other than the person in whose name the Book-Entry Share is registered if all documents required to evidence and effect such transfer or otherwise be in proper form for transfer are presented to the Paying Agent, and the person requesting such payment pays any transfer or other taxes required solely by reason of the payment of such Merger Consideration to a person other than the registered holder of such Book-Entry Share or establishes to the reasonable satisfaction of Parent that such tax has been paid or is not applicable.
Until surrendered as contemplated by the Merger Agreement, each Book-Entry Share and Certificate will be deemed at all times after the Effective Time to represent only the right to receive upon such surrender the Merger Consideration to which the holder of such Book-Entry Share or Certificate is entitled pursuant to the Merger Agreement.

No interest will be paid or will accrue on any cash payable to holders of Book-Entry Shares or Certificates pursuant to the Merger Agreement. Each registered holder of one or more Book-Entry Shares will, upon receipt by the Paying Agent of an “agent’s message” in customary form (or such other evidence, if any, as the Paying Agent may reasonably require), be entitled to receive, and Parent will cause the Paying Agent to pay and deliver as soon as reasonably practicable after receipt of such agent’s message (or such other evidence, if any, as the Paying Agent may reasonably require), the Merger Consideration for each Book-Entry Share.
Each holder of one or more Certificates will, upon completion of such applicable procedures by such holder and the surrender of such holder’s Certificate, be entitled to receive, and Parent will cause the Paying Agent to pay and deliver as soon as reasonably practicable after the completion of such procedures, the Merger Consideration for each share of Company Common Stock represented by such Certificates. Upon the payment and delivery of the Merger Consideration with respect to a Certificate or Book-Entry Share, such Certificate or Book-Entry Share will be cancelled.
Prior to the Effective Time, Parent and the Company will cooperate to establish procedures with the Paying Agent and The Depository Trust Company (“DTC”) with the objective that the Paying Agent will transmit to DTC or its nominee on the Closing Date an amount in cash, by wire transfer of immediately available funds, equal to (i) the number of shares of Company Common Stock (other than Excluded Shares, Rollover Shares and Dissenting Shares) held of record by DTC or such nominee immediately prior to the Effective Time multiplied by (ii) the Merger Consideration.
Each of Parent, the Paying Agent and the Company (and any of their affiliates or agents) will be entitled to deduct and withhold from the consideration otherwise payable pursuant to the Merger Agreement to any person such amounts as it is required to deduct and withhold with respect to the making of such payment under applicable tax law. To the extent that amounts are so withheld, such withheld amounts (i) will be remitted to the applicable governmental authority and (ii) will be treated for all purposes of the Merger Agreement as having been paid to the person in respect of which such deduction and withholding was made.
Dividends
If the Closing Date occurs after the record date for a cash dividend declared by the Company that is payable to holders of shares of Company Common Stock as of the record date and prior to the payment date of such dividend (the “Final Dividend”), then the Surviving Company will pay or cause to be paid to such holders, out of the Payment Fund, the Final Dividend at the Effective Time.
Transfer Books
At the Effective Time, the transfer books of the Company, as maintained by the Company’s transfer agent, will be closed and thereafter there will be no further registration of transfers of shares of Company Common Stock on the records of the Company’s transfer agent other than transfers to reflect, in accordance with customary settlement procedures, trades effected prior to the Effective Time.
Termination of Payment Fund
Any portion of the Payment Fund that remains undistributed to the Holders 12 months after the Effective Time will be delivered to Parent or the Surviving Company, upon demand, and any Holders who have not complied with the exchange provisions in the Merger Agreement will thereafter look only to Parent or the Surviving Company for, and Parent or the Surviving Company will remain liable for, payment of their claim for the Merger Consideration. Any portion of the Payment Fund remaining unclaimed by Holders as of the date immediately prior to such time as such amounts would otherwise escheat to or become property of any governmental authority will, to the extent permitted by applicable law, become the property of the Surviving Company free and clear of any claims or interest of any person previously entitled thereto. Parent and the Surviving Company will not be liable to any person in respect of any Merger Consideration properly delivered to a public official pursuant to any applicable abandoned property, escheat or similar law.
Lost, Stolen or Destroyed Certificates
In the event that any Certificates will have been lost, stolen or destroyed, the Paying Agent will issue in exchange for such lost, stolen or destroyed Certificates, upon the making of an affidavit of that fact by the holder thereof, the Merger Consideration payable in respect thereof. Parent may, in its reasonable discretion and as a condition precedent to the payment of such Merger Consideration, require the owners of such lost, stolen or destroyed Certificates to deliver a bond in a reasonable sum as Parent may reasonably direct as indemnity against any claim that may be made against Parent, Merger Sub, the Surviving Company or the Paying Agent with respect to the Certificates alleged to have been lost, stolen or destroyed.

Dissenting Shares
Notwithstanding anything in the Merger Agreement to the contrary, shares of Company Common Stock that are outstanding immediately prior to the Effective Time and that are held by any stockholder who has neither voted in favor of the Merger nor consented thereto in writing and who has demanded, properly in writing, appraisal for such shares in accordance with DGCL Section 262, will not be converted into, or represent the right to receive, the Merger Consideration, unless the holder of such Dissenting Shares fails to perfect, withdraws or otherwise loses the right to appraisal. At the Effective Time, all Dissenting Shares will no longer be outstanding and automatically will be cancelled and will cease to exist, and, except as otherwise provided by applicable law, each holder of Dissenting Shares will cease to have any rights with respect to such Dissenting Shares, other than such rights as are granted under DGCL Section 262. After the Effective Time, each holder of such Dissenting Shares will be entitled to receive payment of the appraised value of such Dissenting Shares in accordance with the provisions of DGCL Section 262, except that all Dissenting Shares held by stockholders who have failed to perfect or who effectively have withdrawn or lost their rights to appraisal of such shares of Company Common Stock under DGCL Section 262 will thereupon be deemed to have been converted into, and to have become exchangeable for, as of the Effective Time, the right to receive the Merger Consideration without any interest thereon, upon surrender of such shares, in the manner provided in the Merger Agreement. The Company is obligated to give Parent prompt notice and copies of any written demands for appraisal received by the Company, withdrawals of such demands and any other instruments served pursuant to the DGCL and received by the Company. The Company will not, except with the prior written consent of Parent, make any payment, or offer or agree to make any payment, with respect to any demands for appraisal or offer to settle or settle any such demands.
Representations and Warranties
The Merger Agreement contains representations and warranties that the Company, on the one hand, and Parent and Merger Sub, on the other hand, have made to one another. These representations and warranties are subject to various qualifications, including knowledge qualifiers, materiality, Material Adverse Effect or Parent Material Adverse Effect standards. They are also qualified by (i) certain exceptions and qualifications set forth in the Merger Agreement, (ii) the confidential disclosures made by the Company to Parent and Merger Sub (or by Parent and Merger Sub to the Company) and (iii) disclosures in the SEC Documents. The representations and warranties in the Merger Agreement do not survive the Closing.
For purposes of the Merger Agreement, a “Material Adverse Effect” means any change, effect, event, circumstance, occurrence, development, condition or fact that, individually or in the aggregate with all other changes, effects, events, circumstances, occurrences, developments, conditions or facts, has had, is having or would reasonably be expected to have a material adverse effect on the business, properties, assets, liabilities, condition (financial or otherwise) or results of operations of the Company and its subsidiaries, taken as a whole; provided, however, that, in no event will any change, effect, event, circumstance, occurrence, development, condition or fact resulting from or relating to any of the following, alone or in combination, be deemed to constitute, nor be taken into account in determining whether there has been, is currently or there is reasonably expected to be, a Material Adverse Effect: (i) any change in general political, social, geopolitical or regulatory conditions, whether globally or in the United States; (ii) any change in economic, market, business, financial, real estate, commodity, credit, debt, securities, derivatives or capital market conditions in the United States or in any other country or region in the world, including inflation, supply chain disruptions, labor shortages, interest, foreign exchange or exchange rates, tariffs, trade wars and any suspension of trading in securities (whether equity, debt, derivative or hybrid securities) generally on any security exchange or over-the-counter market; (iii) any change generally affecting the industries in which the Company or its subsidiaries operate; (iv) any change or proposed change, in each case, after February 16, 2026, in accounting requirements or principles required by GAAP (or any authoritative interpretations thereof); (v) any adoption, implementation, promulgation, repeal, modification, change, reinterpretation or proposal of any law, in each case, after February 16, 2026; (vi) labor disruptions, strikes, social unrest, riots, protests, geopolitical conditions, any outbreak, escalation or acts of terrorism or sabotage, cyberattack, armed hostility or war (whether or not declared), any weather-related event, power outages or electrical blackouts, fire, earthquake, hurricane, flood or other natural disaster, any pandemic, epidemic, public health emergency or outbreak of illness or disease or other public health event, whether or not caused by any person, or the worsening of any of the occurrences or conditions referred to in this clause (vi); (vii) changes in the market price or trading volume of the securities of the Company or any of its subsidiaries or any change affecting the credit ratings or the ratings outlook for the Company or any of its subsidiaries or any of their respective securities (it being understood that the underlying facts or occurrences giving rise to such change may be taken into account in determining whether there has been, is currently or there is reasonably expected to be, a Material Adverse Effect, to the extent not otherwise excluded from this definition); (viii) the announcement of the Merger Agreement and the

Transactions or the pendency or consummation of the Transactions (including the identity of, or any facts relating to, Parent, Merger Sub, any Consortium Party or any of their respective affiliates) and any impact on the Company’s or any of its subsidiaries’ relationships with employees, financing sources, tenants, residents, investors, venture partners, customers, suppliers, governmental authorities or any other person (including pursuant to contractual relationships), subject to certain limitations and carveouts; (ix) compliance with the express terms of, or the taking of any action or omission expressly required by, the Merger Agreement (but excluding compliance with, or the taking of any action or omission required to comply with, the Company’s obligations described in the section below entitled “— Covenants Regarding Conduct of Business by the Company Pending the Closing”, solely to the extent Parent has not unreasonably withheld, conditioned or delayed its consent to any action or omission requiring Parent’s consent as described in the section of this proxy statement entitled “— Covenants Regarding Conduct of Business by the Company Pending the Closing” below) or requested in writing by Parent; (x) any failure to meet internal or published projections, forecasts, budgets, plans, consensus estimates, performance measures, operating statistics or revenue or earnings predictions for any period (it being understood that the underlying facts or occurrences giving rise to such decline or failure may be taken into account in determining whether there has been, is currently or there is reasonably expected to be, a Material Adverse Effect, to the extent not otherwise excluded from this definition); and (xi) any action arising out of or resulting from the Merger Agreement or the Transactions, including any demands, litigations or similar actions brought by any stockholders of the Company alleging breach of fiduciary duty or inadequate disclosures.
However, in respect of the exceptions set forth in clauses (i), (ii), (iii), (iv), (v) and (vi), to the extent that such change, effect, event, circumstance, occurrence, development, condition or fact has had a materially disproportionate adverse impact on the Company and its subsidiaries, taken as a whole, compared to other companies that operate in the industries and geographic markets in which the Company and its subsidiaries operate, then the incrementally disproportionate impact may be taken into account in determining whether a Material Adverse Effect has occurred, is occurring or would reasonably be expected to occur.
A “Parent Material Adverse Effect” means any change, effect, event, circumstance, occurrence, development, condition or fact that, individually or in the aggregate, prevents, materially delays or impedes the consummation of the Transactions by Parent or Merger Sub or otherwise prevents, materially delays or impedes Parent or Merger Sub from performing its obligations under the Merger Agreement.
The representations and warranties made by the Company relate to, among other topics, the following:
•	the organization, valid existence, good standing, authority and qualification to conduct business with respect to the Company and each of its subsidiaries;
•	the capitalization of the Company;
•	authority to enter into the Merger Agreement and to consummate the Transactions, including the Merger, and the binding nature of the Merger Agreement;
•	the Special Committee’s recommendation to the Board with respect to the Merger Agreement and the Merger;
•
the absence of any conflict with or violation of the Company’s or its subsidiaries’ organizational documents or applicable laws resulting from the execution of the Merger Agreement and consummation of the Transactions;

•	the absence of any breach, violation, loss of benefit or default under, the Company’s or its subsidiaries’ contracts resulting from execution of the Merger Agreement and consummation of the Merger;
•
the required Company Stockholder Approvals, which, as amended by the Merger Agreement Amendment, requires (i) the affirmative vote of a majority of the outstanding voting power of (a) the Company Common Stock, (b) the Company Series A Preferred Stock (on an as-converted basis), (c) the Company Series B Preferred Stock (based on the number of Company Series B Warrants outstanding and in accordance with the Series B Certificate of Designations) and (d) the Company Series C Preferred Stock (based on the number of Company Series C Warrants outstanding and in accordance with the Series C Certificate of Designations), in each case, entitled to vote on the Merger Proposal, voting as a single class, and (ii) the affirmative vote of at least two-thirds of the outstanding voting power of the Company Voting Stock entitled to vote on the Merger Proposal, excluding the Company Voting Stock “owned” (as such term is defined in DGCL Section 203) by the Consortium Parties and their respective “affiliates” and “associates” (as such terms are defined in DGCL Section 203);

•	except to the extent the restrictions on business combinations under DGCL Section 203 are applicable, the inapplicability of certain anti-takeover laws;
•	compliance with SEC filing requirements, including the accuracy of disclosures and financial statements in such filings, and compliance with GAAP;
•	the maintenance of disclosure controls and procedures;
•	no undisclosed liabilities;
•
the conduct by the Company and its subsidiaries of their business in all material respects in the ordinary course of business since September 30, 2025, and the absence of a Material Adverse Effect since that date;

•	the compliance with applicable laws, including international trade laws, sanctions laws and anti-corruption laws;
•	the absence of certain legal proceedings and government orders against the Company or its subsidiaries;
•	certain intellectual property and data privacy matters;
•	certain environmental matters;
•	certain real and personal property matters;
•	matters with respect to certain material contracts;
•	insurance coverage;
•	filing of tax returns, payment of taxes and other tax matters;
•	certain employee benefit plans matters;
•	certain labor matters;
•
the receipt of an opinion from the Special Committee’s financial advisor regarding the fairness, from a financial point of view, of the Merger Consideration payable to holders of shares of Company Common Stock (other than Fairfax and the Rollover Stockholders and their respective affiliates, any affiliates of the Company and any holders of Excluded Shares or Dissenting Shares);

•	the absence of brokers’, finders’, investment bankers’, financial advisors’ or other persons’ fees or commissions;
•	the accuracy of information contained in this proxy statement or the Schedule 13E-3, as it may be amended or supplemented from time to time;
•	the fact that the Company and its subsidiaries are not “TID U.S. Businesses” as defined in 31 C.F.R. § 800.248; and
•	the absence of any other representations or warranties.
Certain of the representations and warranties of the Company in the Merger Agreement are qualified as to “materiality” or “Material Adverse Effect.”
The representations and warranties made by Parent and Merger Sub relate to, among other topics, the following:
•	the organization, valid existence, good standing, authority and qualification of Parent and Merger Sub to conduct their respective businesses;
•	the organizational documents of Parent and Merger Sub;
•	the authority to enter into the Merger Agreement and to consummate the Transactions, including the Merger, and the binding nature of the Merger Agreement;
•
the absence of any conflict with or violation of Parent’s and Merger Sub’s organizational documents or applicable laws resulting from execution of the Merger Agreement and consummation of the Transactions;

•	the absence of any breach, violation, loss of benefit or default under, Parent’s or Merger Sub’s contracts resulting from execution of the Merger Agreement and consummation of the Merger;

•	the absence of certain legal proceedings and government orders;
•	the ownership and operations of Parent and Merger Sub;
•	the Equity Commitment Letter from Fairfax made available by Parent to the Company;
•	the solvency of the Surviving Company after giving effect to the consummation of the Transactions;
•	the absence of brokers’, finders’ or similar fees or commissions;
•
the absence of any arrangements between Parent, Merger Sub or any of their respective affiliates with any director, officer, employee or stockholder of the Company or any of the Company’s subsidiaries (a) relating to (i) the Merger Agreement, the Merger or any of the Transactions (except for the Equity Commitment Letter), (ii) the Surviving Company or any of its subsidiaries, businesses or operations, and (iii) in the case of any officer or employee of the Company that is a Consortium Party, employment or compensation after the Effective Time, (b) pursuant to which any holder of shares of Company Common Stock (i) would be entitled to receive consideration of a different amount or nature than the Merger Consideration in respect of such shares of Company Common Stock, (ii) agrees to vote to approve the Merger Agreement or the Merger or (iii) agrees to vote against any Superior Proposal or (c) pursuant to which any third person has agreed to provide, directly or indirectly, any capital to Parent, Merger Sub or the Company to finance the Transactions, in whole or in part, in each case, excluding any contracts, arrangements or understandings solely between or among the Consortium Parties;

•	the accuracy of information contained in this proxy statement or the Schedule 13E-3, as each may be amended or supplemented from time to time;
•	the non-reliance on the Company’s and its subsidiaries’ estimates, projections, forecasts, forward-looking statements and business plans; and
•	the absence of any other representations or warranties.
Certain of the representations and warranties of Parent and Merger Sub in the Merger Agreement are qualified as to “materiality” or “Parent Material Adverse Effect.”
Covenants Regarding Conduct of Business by the Company Pending the Merger
Under the Merger Agreement, except as set forth in the Company’s confidential disclosure letter delivered concurrently with the execution of the Merger Agreement, expressly contemplated, required or permitted by the Merger Agreement, required by law, order or governmental authority or consented to in writing by Parent (which consent will not be unreasonably withheld, conditioned or delayed), during the Pre-Closing Period, the Company has agreed to, and to cause each of its subsidiaries to, use commercially reasonable efforts to:
(i)	conduct the businesses of the Company and its subsidiaries in a commercially reasonable manner and in all material respects in the ordinary course of business;
(ii)
preserve substantially intact its and their current business goodwill and to preserve substantially its and their relationships with key customers, suppliers, clients, vendors, distributors, licensors, licensees, governmental authorities, employees or any other person with whom it and they have material business relations in all material respects; and

(iii)	comply with applicable law in all material respects.
During the Pre-Closing Period, the Company has also agreed that, except as set forth in the Company’s confidential disclosure schedule delivered concurrently with the execution of the Merger Agreement, required by law, order or governmental authority, expressly contemplated, required or permitted by the Merger Agreement, or consented to in writing by Parent (which consent will not be unreasonably withheld, conditioned or delayed), the Company will not, and will cause each of its subsidiaries not to, among other things:
•
declare, authorize, establish a record date for, set aside or pay any dividends on, or make any other distributions (whether in cash, stock or other equity, property or a combination thereof) in respect of, any of its capital stock, other than (i) dividends or distributions by its direct or indirect wholly owned subsidiary to the Company or another of its direct or indirect wholly owned subsidiary, (ii) dividends payable to the holder of any shares of Company Preferred Stock in accordance with the terms of the applicable Certificate of

Designations; (iii) two quarterly cash dividends payable to holders of shares of Company Common Stock made in the ordinary course of business, each in an amount not greater than $0.12 per share, provided that the Company will not declare a dividend on or after the date of the Special Meeting at which the Company Stockholder Approvals are obtained or (iv) regular dividends payable to any other person to the extent required pursuant to its organizational or governing documents, including the Certificates of Designations;
•
split, combine, reclassify, subdivide or reduce any of its capital stock (except for any such transaction involving a direct or indirect wholly owned subsidiary which remains its direct or indirect wholly owned subsidiary after consummation of such transaction);

•
repurchase, redeem or otherwise acquire or offer to redeem, repurchase or otherwise acquire or amend the terms of, directly or indirectly, any shares of its capital stock or any options, warrants, rights, convertible or exchangeable securities, restricted stock units or other rights to acquire any such shares or other rights that give the holder thereof any economic interest of a nature accruing to the holders of such shares, other than (i) the withholding of shares of Company Common Stock to satisfy tax obligations with respect to the vesting and settlement of the Company’s equity awards and (ii) in transactions solely among the Company or any of its direct or indirect wholly owned subsidiaries, directly or indirectly, by the Company;

•
issue, authorize the issuance of, pledge, dispose of, grant, transfer, encumber, deliver or sell any shares of its capital stock or other voting securities or equity interests, any options, warrants, rights, convertible or exchangeable securities, restricted stock units or other rights to acquire any such shares, securities, interests or other rights that give the holder thereof any economic interest of a nature accruing to the holders of such shares or securities, other than (i) upon the exercise or settlement of the Company’s equity awards outstanding on February 16, 2026 (or granted following February 16, 2026 to the extent permitted by the Merger Agreement) in accordance with their terms, (ii) upon conversion of the Company Series A Preferred Stock, the Company Series B Warrants or the Company Series C Warrants, (iii) as required to comply with any Company Plan as in effect on February 16, 2026, (iv) transactions solely among the Company or its direct or indirect wholly owned subsidiaries, (v) as required pursuant to any indebtedness in connection with any Investment Property in the ordinary course of business and (vi) pursuant to any joint venture agreement to admit a new partner in connection with any Investment Property in the ordinary course so long as such sale or issuance is in compliance with or permitted by the Merger Agreement;

•
incur, redeem, repurchase, assume, endorse, settle, guarantee, prepay or otherwise become liable for or modify in any material respects the terms of any indebtedness for borrowed money, issue or sell any debt securities or warrants or other rights to acquire any debt securities of the Company or any of its subsidiaries or guarantee any such indebtedness or debt securities of another person or enter into any “keep well” or other agreement requiring the Company or its subsidiary to maintain any financial statement condition of another person, except for (i) intercompany indebtedness among the Company and its subsidiaries, (ii) equipment financing arrangements, capital leases or other similar instruments issued, made or entered into in the ordinary course of business, (iii) letters of credit, bank guarantees, security or performance bonds or similar credit support instruments, “bad boy” or nonrecourse carveout guarantees, interest and carry guarantees, environmental indemnity agreements or guarantees, repayment guarantees, overdraft facilities or cash management programs, in each case issued, made, entered into or drawn in the ordinary course of business, (iv) indebtedness incurred under existing credit facilities, lines of credit or other existing arrangements (including in respect of letters of credit and any upsize or incremental facility under the Existing Credit Agreement), (v) indebtedness incurred in connection with the renewal, extension or refinancing of any indebtedness or revolving facility or line of credit existing on February 16, 2026 or permitted to be incurred, assumed or otherwise entered into pursuant to the Merger Agreement, (vi) the redemption of the Existing Notes pursuant to the requisite provisions of the Existing Notes Indenture and (vii) indebtedness incurred in connection with any Investment Property in the ordinary course of business;

•
make any loans, capital contributions, or advances to any person, other than (i) to the Company or any of its subsidiaries, (ii) in connection with any acquisition permitted in the Merger Agreement, (iii) as required under the terms of any existing contract as of February 16, 2026 or (iv) in the ordinary course of business consistent with the Company’s debt investment platform;

•
sell or lease to any person, in a single transaction or series of related transactions, any of its material properties or assets, except (i) transfers, sales or leases between and among the Company and its subsidiaries,

(ii) dispositions of assets that are obsolete, worn out, surplus or no longer used or useful in the conduct of the business of the Company or any of its subsidiaries, (iii) leases, subleases or licenses of Company’s owned property and leased property and voluntary terminations or surrenders of such leases, (iv) sales, leases or licenses in the ordinary course of business, (v) sales, leases, licenses or ground leases in connection with any Investment Property or (vi) sales or leases of properties or assets in which the Company’s or its subsidiary’s share of the consideration received in such sale or lease does not exceed $75,000,000 individually or $150,000,000 in the aggregate;
•
create or grant any lien (other than as permitted by the Merger Agreement) on any of its undertakings, properties, shares or assets, other than (i) to secure indebtedness and other obligations permitted under the Merger Agreement or (ii) to the Company or to its direct or indirect wholly owned subsidiary;

•
except pursuant to any contract, arrangement or understanding entered into on or prior to February 16, 2026 and made available to Parent, make any acquisition (including by merger) of the capital stock or a material portion of the assets of any other person or business, or division thereof, if the aggregate amount of consideration paid by the Company and its subsidiaries in connection with such transaction or series of related transactions would exceed $50,000,000, other than any acquisition (including by merger) of Investment Property in the ordinary course of business or between or among the Company and its direct or indirect wholly owned subsidiaries or between or among its direct or indirect wholly owned subsidiaries;

•
(i) amend, modify, waive, rescind or otherwise change the certificate of incorporation of the Company or the bylaws of the Company or (ii) amend, modify, waive, rescind or otherwise change the comparable organizational documents of any of its subsidiaries in any respect that would reasonably be expected to materially delay, materially impede or prevent the consummation of the Transactions, including the Merger, by the Company;

•
compromise, settle or otherwise satisfy or agree to dismiss any pending or threatened action against the Company or any of its subsidiaries, other than settlements of any pending or threatened action (i) in which the Company or any of its subsidiaries is named as a nominal defendant, (ii) reflected or reserved against in the balance sheet of the Company included in the SEC Documents as of January 1, 2025 for an amount not in excess of the amount so reflected or reserved (excluding any amount that may be paid under insurance policies or indemnification agreements) or (iii) if the amount of any such settlement is individually not material to the Company and its subsidiaries, taken as a whole, after taking into account any amounts that may be paid under insurance policies or indemnification agreements; provided that no settlement of any pending or threatened action may involve any material injunctive or equitable relief or impose material restrictions on the business activities of the Company and its subsidiaries, taken as a whole;

•	adopt a plan of merger, consolidation, complete or partial liquidation, dissolution, restructuring, recapitalization or other reorganization of the Company or any of its subsidiaries;
•
(i) make, change or revoke any material tax election, (ii) change an annual tax accounting period unless such change is to align the annual tax accounting period to the Company’s fiscal year, (iii) adopt or change any material tax accounting method, (iv) file any amended tax return with respect to a material amount of tax, (v) apply for or enter into any material tax ruling or closing agreement, (vi) settle any tax claim or assessment with respect to a material amount of tax or surrender any right to claim a material tax refund, (vii) consent to any extension or waiver of the limitations period applicable to any tax claim or assessment with respect to a material amount of tax or (viii) enter into or make any voluntary disclosure with respect to any material amount of taxes;

•
make any changes to the Company’s or any of its subsidiaries’ material methods, principles or practices of financial accounting or annual accounting period, except as required by GAAP, Regulation S-X of the Exchange Act (or any interpretation thereof) or by any governmental authority or applicable law;

•
except (i) in the ordinary course of business or (ii) as required pursuant to the terms of any Company Plan or Collective Bargaining Agreement (as defined in the Merger Agreement) in effect on February 16, 2026, (A) grant to any executive officer any material increase in compensation, (B) grant to any executive officer any material increase in severance, retention or termination pay, (C) establish, adopt, enter into or amend in any material respect any Collective Bargaining Agreement or material Company Plan, or (D) take any action to accelerate any rights or benefits under any material Company Plan; provided, however, that the foregoing will not restrict the Company or any of its subsidiaries from providing employees who are newly hired or promoted based on job performance or workplace requirements, in each case, in the ordinary course of business, plans, agreements, benefits and compensation arrangements (including equity-based incentive grants) that have a value that is consistent with the value of compensation and benefits provided to employees holding similar positions (and, for clarity, the Company and its subsidiaries may enter into, adopt, establish or amend the Company Plans and other arrangements in order to provide such compensation and benefits to such newly hired or promoted employees);
•
amend, restate, waive or otherwise modify the terms of the Existing Credit Agreement or the Existing Notes Indenture (except for in the ordinary course of business and substantially consistent with past practice); or

•	authorize any of, or commit or agree to take any of, the foregoing actions.
Nothing contained in the Merger Agreement is intended to give Parent or Merger Sub, directly or indirectly, the right to control or direct the operations of the Company or any of its subsidiaries prior to the Closing. Prior to the Closing, and subject to the foregoing list of prohibited actions, the Company will exercise, consistent with the terms and conditions of the Merger Agreement, complete control and supervision over its operations.
No Solicitation; Change in Board Recommendation
Following February 16, 2026, the Company will, and will cause its subsidiaries to, and will direct its and their representatives to:
•
immediately cease and cause to be terminated any solicitation, encouragement, discussions or negotiations that may be ongoing with any person or its representatives with respect to an Acquisition Proposal (as defined below), and will promptly request the prompt return or destruction of all confidential information previously furnished in connection therewith and promptly terminate all physical and electronic data room access previously granted to any such person or its representatives; and

•
refrain from modifying, amending, terminating, waiving, releasing or failing to enforce any provisions of any confidentiality agreement (including any standstill provisions (or any similar provisions in any agreement)) to which the Company or any of its subsidiaries is a party relating to an Acquisition Proposal, except that prior to the receipt of the Company Stockholder Approvals, the Company and its subsidiaries may modify, amend, terminate, waive, release or fail to enforce any provisions of any such confidentiality agreement or standstill provisions (or similar or related provisions or agreement), if the Board (acting upon the recommendation of the Special Committee) or the Special Committee determines (after consultation with its outside legal counsel) that the failure to take such action is reasonably likely to be inconsistent with the applicable directors’ fiduciary duties under applicable law.

During the Pre-Closing Period, the Company agreed that it will not, and will cause its subsidiaries not to, and will direct its and their representatives not to:
•
solicit, initiate, knowingly encourage or knowingly facilitate any inquiries, proposals or offers with respect to or which would reasonably be expected to lead to the submission of, any Acquisition Proposal;

•
engage in, continue or otherwise participate in discussions or negotiations regarding, or furnish to any person any non-public information in connection with, any Acquisition Proposal, or any inquiry, proposal or offer that could reasonably be expected to lead to an Acquisition Proposal, except to notify such person of its non-solicitation obligations;

•
except for an Acceptable Confidentiality Agreement (as defined below), enter into any letter of intent, memorandum of understanding, agreement in principle, acquisition agreement, merger agreement or similar agreement relating to any Acquisition Proposal or that would require the Company to abandon, terminate or fail to consummate the Merger (each, an “Acquisition Agreement”);

•	approve, endorse or recommend any inquiry, proposal or offer that constitutes, or would reasonably be expected to lead to an Acquisition Proposal; or
•	resolve or agree to do any of the foregoing.

Permitted Discussions and Negotiations Regarding Acquisition Proposals
Notwithstanding the foregoing, prior to the earlier to occur of the termination of the Merger Agreement and the Company’s receipt of the Company Stockholder Approvals, if:
(i)	the Company receives an Acquisition Proposal that did not result from a material breach of the non-solicitation restrictions under the Merger Agreement by the Company or its representatives; and
(ii)
the Board (acting upon the recommendation of the Special Committee) or the Special Committee determines in good faith (after consultation with its outside legal counsel and financial advisor) that such bona fide Acquisition Proposal is, or would reasonably be expected to result in, a Superior Proposal and a failure to take the actions contemplated by the two bullets immediately below would be reasonably likely to be inconsistent with the applicable directors’ fiduciary duties under applicable law;

then the Company and its subsidiaries and their respective representatives may, prior to the Company’s receipt of the Company Stockholder Approvals:
•
engage in discussions or negotiations regarding such Acquisition Proposal (or contact such person to clarify the terms and conditions thereof and otherwise facilitate such Acquisition Proposal or assist such person and such person’s representatives and financing sources) with; and

•
furnish information to, or afford access to the business, properties, assets, books, records or personnel, of the Company or any of its subsidiaries to, in each case, the person making or renewing such Acquisition Proposal and its representatives, so long as the Company and such person have executed an Acceptable Confidentiality Agreement; provided, however, that any such information or access had previously been made available to Parent or will be made available to Parent prior to, or substantially concurrently with, the time such information is made available to such person.

The Company must promptly (and, in any event, within 48 hours) after receipt of any Acquisition Proposal, notify Parent of the material terms of such Acquisition Proposal received by the Company, any of its subsidiaries or any of their respective affiliates, and the identity of the person or group making such Acquisition Proposal, and will provide Parent with unredacted copies of any proposals or offers related thereto, including proposed agreements (or where no such copies are available, a reasonably detailed written description thereof). From and after February 16, 2026 until the earlier of the termination of the Merger Agreement and the Company’s receipt of the Company Stockholder Approvals, the Company will, and will cause its subsidiaries and their respective affiliates to, keep Parent reasonably informed of the status and terms of, and material changes in, any such Acquisition Proposal. Prior to the earlier of the termination of the Merger Agreement and the Company’s receipt of the Company Stockholder Approvals, the Company must promptly (and, in any event, within 48 hours) following a determination by the Board (acting upon the recommendation of the Special Committee) or the Special Committee that an Acquisition Proposal is a Superior Proposal, to the extent the Board or the Special Committee is permitted to do so under the Merger Agreement, notify Parent of such determination in writing (and, for the avoidance of doubt, following the Company’s receipt of the Company Stockholder Approvals, the Board and the Special Committee will have no right to make such determination).
Adverse Recommendation Change
Except as described below, at no time between February 16, 2026 and the earlier of the Effective Time or the termination of the Merger Agreement may the Board or any committee thereof (including the Special Committee) take, or publicly propose to take, the following actions:
•	withdraw or adversely qualify (or modify or amend in a manner adverse to Parent) the Board’s or the Special Committee’s recommendation;
•	authorize, approve, adopt or recommend, or declare the advisability of, any Acquisition Proposal; or
•
take any formal action or make any recommendation or public statement in connection with any Acquisition Proposal that is a tender offer or exchange offer other than an unequivocal recommendation against such offer or a temporary “stop, look and listen” communication by the Board or the Special Committee of the type contemplated by Rule 14d-9(f) under the Exchange Act in which the Board, the Special Committee or the Company indicates that the Board’s or the Special Committee’s recommendation, as applicable, has not changed (any of the foregoing actions, an “Adverse Recommendation Change”), or

•	cause or permit the Company or any of its subsidiaries to enter into any Acquisition Agreement or otherwise resolve or agree to do so.
Ability to Change Recommendation or Terminate for a Superior Proposal
Notwithstanding anything in the Merger Agreement to the contrary, until the earlier to occur of the termination of the Merger Agreement and the Company’s receipt of the Company Stockholder Approvals, if in response to a bona fide Acquisition Proposal made after February 16, 2026 that has not been withdrawn and that did not result from a material breach of the non-solicitation provisions in the Merger Agreement, the Board (acting upon the recommendation of the Special Committee) or the Special Committee determines in good faith (after consultation with its outside legal counsel and financial advisor) that such Acquisition Proposal is a Superior Proposal, then (i) the Board (acting upon the recommendation of the Special Committee) or the Special Committee may make an Adverse Recommendation Change or (ii) only in the case of such determination by the Board (acting upon the recommendation of the Special Committee) or the Special Committee, the Company may terminate the Merger Agreement in order to enter into an Acquisition Agreement with respect to such Superior Proposal; provided, however, that the Company will not terminate the Merger Agreement unless prior to, or concurrently with, such termination, the Company pays, or causes to be paid, to Parent the Company Termination Fee.
However, the Board (acting upon the recommendation of the Special Committee) or the Special Committee will not make an Adverse Recommendation Change or cause the Company to terminate the Merger Agreement unless:
(i)	the Company notifies Parent in writing that the Board or the Special Committee intends to effect an Adverse Recommendation Change or terminate the Merger Agreement, as applicable;
(ii)
the Company provides Parent a summary of the material terms and conditions of such Superior Proposal (including the consideration offered therein and the identity of the person or group making the Superior Proposal) and an unredacted copy of the Acquisition Agreement;

(iii)
if requested to do so by Parent, for a period of four business days following delivery of such notice, the Company discusses and negotiates in good faith, and makes its representatives available to discuss and negotiate, with Parent and its representatives, any proposed modifications to the terms and conditions of the Merger Agreement in such a manner that would obviate the need to effect an Adverse Recommendation Change or terminate the Merger Agreement, as applicable; and

(iv)
not earlier than the expiration of such four business day period, the Board (acting upon the recommendation of the Special Committee) or the Special Committee determines in good faith, after considering the terms of any proposed amendment or modification to the Merger Agreement proposed by Parent during such four business day period and in consultation with its outside legal counsel and financial advisor, that such Superior Proposal still constitutes a Superior Proposal.

In the event of any material changes to the financial or other material terms of a proposal that was previously the subject of a notice under the Merger Agreement, the Company is required to deliver a new written notice to Parent describing such modifications and to engage in an additional two business day period of good faith negotiations following such new notice.
Ability to Change Recommendation Due to an Intervening Event
In addition, notwithstanding anything in the Merger Agreement to the contrary, until the earlier to occur of the termination of the Merger Agreement and the Company’s receipt of the Company Stockholder Approvals, the Board (acting upon the recommendation of the Special Committee) or the Special Committee may make an Adverse Recommendation Change in response to a material event, fact, development or occurrence (other than any event, development or occurrence resulting from a breach of the Merger Agreement by the Company) with respect to the Company and its subsidiaries or the business of the Company and its subsidiaries, in each case taken as a whole, that (a) was neither known, nor reasonably foreseeable (with respect to magnitude or material consequences), by the Board or the Special Committee, as applicable, as of or prior to February 16, 2026 and (b) first occurs, arises or becomes known to the Board or the Special Committee after February 16, 2026 and on or prior to the date of the Company Stockholder Approvals (each such event, an “Intervening Event”), if:
(i)
the Board (upon the recommendation of the Special Committee) or the Special Committee determines in good faith (after consultation with its outside legal counsel) that the failure to effect such Adverse

Recommendation Change in response to such Intervening Event would be reasonably likely to be inconsistent with the applicable directors’ fiduciary duties under applicable law;
(ii)
the Company notifies Parent in writing that it intends to effect an Adverse Recommendation Change, describing in reasonable detail the reasons for such Adverse Recommendation Change and the material facts and circumstances relating to such Intervening Event;

(iii)
during a four business day period following the delivery of such notice, if requested to do so by Parent, the Company discusses and negotiates in good faith, and makes its representatives available to discuss and negotiate, with Parent and its representatives any proposed modifications, amendments or revisions to the terms and conditions of the Merger Agreement in such a manner that would obviate the need to effect such Adverse Recommendation Change; and

(iv)
no earlier than the end of such four business day period, the Board (acting upon the recommendation of the Special Committee) or the Special Committee determines after considering the terms of any proposed amendment or modification to the Merger Agreement proposed by Parent during such four business day period and in consultation with its outside legal counsel, that the failure to effect an Adverse Recommendation Change would still be reasonably likely to be inconsistent with the applicable directors’ fiduciary duties under applicable law.

Notwithstanding the foregoing, (a) any event, fact, development or occurrence that involves or relates to an Acquisition Proposal or a Superior Proposal or any inquiry or communications or matters relating thereto, (b) the fact that the Company meets or exceeds or fails to meet or exceed, any internal, analysts’ or public estimates, expectations, projections or forecasts of the Company’s revenue, earnings or other financial performance or results of operations for any period or (c) any changes or lack thereof after February 16, 2026 in the market price or trading volume of the shares of Company Common Stock, individually or in the aggregate, will not, in and of itself, constitute an Intervening Event (it being understood that, with respect to clauses (b) and (c) the underlying facts or occurrences giving rise to meeting or exceeding such estimates, expectations, projections or forecasts or such changes or lack thereof in market price or trading volume may be taken into account in determining whether there has been an Intervening Event, to the extent not otherwise excluded from this definition).
Certain Permitted Disclosures
Nothing in the Merger Agreement prevents the Company or the Board (acting upon the recommendation of the Special Committee) or the Special Committee from (i) issuing a “stop, look and listen” communication pursuant to Rule 14d-9(f) under the Exchange Act or (ii) making a statement contemplated by Item 1012(a) of Regulation M-A under the Exchange Act or otherwise complying with Rule 14d-9 and Rule 14e-2 under the Exchange Act with respect to an Acquisition Proposal; provided, however, that a factually accurate public statement that only describes the Company’s receipt of an Acquisition Proposal and the operation of the Merger Agreement with respect thereto is not an Adverse Recommendation Change.
For purposes of the Merger Agreement, “Acceptable Confidentiality Agreement” means a confidentiality agreement with terms no less favorable, in the aggregate, to the Company than the confidentiality agreement, dated January 14, 2026, between HWIC and the Company (the “Confidentiality Agreement”); provided, however, that such confidentiality agreement will not prohibit compliance by the Company with its obligations under the Merger Agreement nor be required to contain a standstill provision.
For purposes of the Merger Agreement, “Acquisition Proposal” means any proposal, offer, written inquiry or indication of interest (whether or not in writing), from any person or group, other than Parent, Merger Sub, Fairfax or the Consortium Parties, relating to (i) any direct or indirect purchase or other acquisition, in a single transaction or a series of related transactions, of (A) assets constituting 20% or more of the consolidated assets of the Company and its subsidiaries, taken as a whole (based on the fair market value thereof, as determined by the Board or any authorized committee thereof (including the Special Committee)), including an acquisition of 20% or more of such consolidated assets of the Company and its subsidiaries indirectly through the acquisition of equity interests of its subsidiary, or (B) 20% or more of the total outstanding equity securities (by vote or economic interests) of the Company; (ii) any tender offer or exchange offer that, if consummated, would result in any Person beneficially owning, or having the right to acquire beneficial ownership of, 20% or more of the total outstanding equity securities of the Company (by vote or economic interests); (iii) any direct or indirect merger, consolidation, business combination, recapitalization, share exchange, joint venture, restructuring, reorganization, liquidation, dissolution, lease, exchange, license or other similar transaction involving the Company or any of its subsidiaries (other than any such transaction among the Company and its subsidiaries) pursuant to which any such person or group would beneficially hold or control, directly or indirectly, 20% or more of the total outstanding equity securities (by vote or economic interests) of the Company or the surviving or resulting entity of such transaction or 20% or more of the consolidated assets of the Company and its subsidiaries, taken as a whole (based on the fair market value thereof, as determined by the Board or any authorized committee thereof (including the Special Committee)); or (iv) any combination of the foregoing.
For purposes of the Merger Agreement, “Superior Proposal” means any bona fide written Acquisition Proposal received after February 16, 2026 that did not result from a material breach of the non-solicitation provisions of the Merger Agreement that is on terms that the Board (acting upon the recommendation of the Special Committee) or the Special Committee determines in good faith (after consultation with its outside legal counsel and financial advisor) and after taking into account the legal, financial, regulatory and other aspects of such Acquisition Proposal, (i) is reasonably capable of being consummated in accordance with its terms and (ii) if consummated would result in a transaction more favorable to the Public Stockholders, from a financial point of view, than the Merger and the Transactions (taking into account any legal, regulatory, financial, timing, certainty of closing, financing and all other aspects of such proposal that the Board (or the Special Committee) considers relevant and any proposed amendment, adjustment, revision or other modification proposed by Parent). For purposes of the reference to “Acquisition Proposal” in this definition, all references to “20%” therein will be deemed to be references to “50%”.
Stockholders Meeting
To the extent not prohibited by any injunction, settlement, stipulation, order, writ, decree, consent decree, judgment, determination, ruling, verdict or award entered, issued, made or rendered by any governmental authority of competent jurisdiction, the Company will, subject to the provisions of Merger Agreement:
(i)
conduct a “broker search” in accordance with Rule 14a-13 of the Exchange Act as promptly as reasonably practicable after February 16, 2026 and take all necessary action in accordance with applicable law and the Company’s governing documents to duly set a record date for the Special Meeting (and the Company will not change the record date without the prior written consent of Parent (such consent not to be unreasonably withheld, conditioned or delayed), which will not be earlier than ten business days after February 16, 2026 without the prior written consent of Parent; and

(ii)
take all action required under applicable law, the certificate of incorporation of the Company, the bylaws of the Company and the applicable requirements of NYSE necessary to promptly and duly call, give notice of, convene and hold, as promptly as reasonably practicable after the SEC confirms that it will not review, or that it has completed its review of, this proxy statement and the Schedule 13E-3, the Special Meeting; provided that the date of the Special Meeting will be set in consultation with, and be reasonably satisfactory to, Parent; provided, further, that the Company may postpone, recess or adjourn such meeting (and, if requested by Parent on no more than two occasions, taken together with any postponements, recesses or adjournments by the Company, will for a reasonable period of time not to exceed ten business days in the aggregate) (A) to the extent determined by the Board (acting upon the recommendation of the Special Committee) or the Special Committee in good faith after consultation with, and taking into account the advice of, its outside legal counsel, as being required by law, fiduciary duty or a request from the SEC (or its staff), (B) to allow reasonable additional time to solicit additional proxies to the extent the Company or Parent, as applicable, reasonably believes necessary to obtain the Company Stockholder Approvals or (C) if as of the time for which the Special Meeting is originally scheduled there are insufficient shares of Company Common Stock represented (either in person or by proxy) and voting to constitute a quorum necessary to conduct the business of the Special Meeting.

The Company may not postpone, recess or adjourn the Special Meeting more than two times pursuant to clause (B) or (C) above without Parent’s prior written consent (such consent not to be unreasonably withheld, delayed or conditioned), and each such postponement or adjournment will not exceed ten business days without Parent’s prior written consent (such consent not to be unreasonably withheld, delayed or conditioned)). Notwithstanding anything to the contrary contained in the Merger Agreement, unless the Merger Agreement is validly terminated in accordance with its terms, the Company will submit the approval of the Merger Agreement to its stockholders at the Special Meeting even if the Board (or the Special Committee) has effected an Adverse Recommendation Change.
Regulatory Filings; Efforts
Each of the Company, Parent and Merger Sub has agreed to use reasonable best efforts to take, or cause to be taken (including by directing their respective affiliates to take), and to do, or cause to be done (including by directing their respective affiliates to do), all actions necessary, proper or advisable to consummate, as promptly as reasonably practicable, the Transactions. Among other things, the Company, Parent and Merger Sub have agreed to use reasonable best efforts to:
•
obtain all authorizations, consents, orders, approvals, licenses, permits, expirations or terminations of waiting periods, and waivers of, and giving all notices, reports and other filings to, all governmental authorities that may be or become necessary for their execution and delivery of, and the performance of their obligations pursuant to, the Merger Agreement and the consummation of the Transactions, including any required regulatory clearances or approvals and the expiration or termination of any required waiting periods; and

•	provide such other information to any governmental authority as such governmental authority may lawfully and reasonably request in connection with those efforts.
Each party has agreed to:
•
execute and deliver any instruments necessary or advisable to promptly obtain such authorizations, consents, orders, approvals, licenses, permits and waivers to consummate the Transactions, make or cause to be made, as promptly as reasonably practicable following the date of the Merger Agreement; and

•	any appropriate filings, and notifications or draft submissions, pursuant to any antitrust law or foreign investment law with respect to the Transactions.
The parties will supply as promptly as reasonably practicable thereafter to the appropriate governmental authorities any additional information and documentary material that may be requested by such Governmental Authorities related to the Transactions. Parent will pay all filing fees to any governmental authority in order to make such filings or obtain any such authorizations, consents, orders, approvals, licenses, permits and waivers.
Each of Parent and Merger Sub will, and will direct each of its affiliates to, use reasonable best efforts to obtain all consents under any antitrust law or foreign investment law and avoid or eliminate each and every impediment under any antitrust law or foreign investment law that may be asserted by any governmental authority or any other person so as to enable the parties to consummate the Transactions as promptly as practicable and in any event prior to the Outside Date, including (i) agreeing to conditions imposed by any governmental authority on the Company or any of its subsidiaries and proposing, negotiating, committing to and effecting, by consent decree, hold separate orders, mitigation agreement or otherwise, the sale, divestiture, license or other disposition of the assets, properties or businesses of the Company or any of its subsidiaries, (ii) accepting any operational restrictions, or otherwise proposing, negotiating, taking or committing to take actions that limit the Company’s or any of its subsidiaries’ freedom of action with respect to, or Parent’s ability to retain or freely operate, any of the assets, properties, licenses, rights, operations or businesses to be acquired by Parent pursuant to the Merger Agreement and (iii) entering into any other arrangements with respect to the Company or any of its subsidiaries, in each case, as are necessary or may be required in order to avoid the entry of, and the commencement of litigation seeking the entry of, or to effect the dissolution of, any injunction, stay, temporary restraining order or other order that would otherwise have the effect of materially delaying, materially impeding or preventing the consummation of the Transactions.
However, none of Parent, Merger Sub or their respective affiliates will be required to:
•
propose, negotiate, commit to, effect or agree to any action, restriction, condition, limitation, requirement or remedy that would, individually or in the aggregate, reasonably be expected to have a material adverse effect on the Company and its subsidiaries, taken as a whole; or

•
propose, negotiate, commit to, effect or agree to any action, restriction, condition, limitation, requirement or remedy with respect to the assets, properties or businesses of Parent or its affiliates.

Each of Parent and Merger Sub agrees not to, and will direct each of its affiliates not to, (i) extend, directly or indirectly, any waiting period under any antitrust law or foreign investment law enter into any agreement with a governmental authority to delay or not to consummate the Merger or the other Transactions or (ii) pull and refile any filing made under any antitrust law or foreign investment law, in the case of each of clauses (i) and (ii) except with the prior written consent of the Company, which consent will not be unreasonably withheld, conditioned or delayed. In addition, each of Parent and Merger Sub will, and will direct each of its affiliates to, defend any action (including by defending through litigation) in order to avoid entry of, or to have vacated or terminated, any order (whether temporary, preliminary or permanent) that would prevent or materially impede, interfere with, hinder or delay the consummation of the Merger or the other Transactions. Notwithstanding the foregoing, the Company or any of its subsidiaries will not be required to take or agree to take, or refrain from taking, any action with respect to its assets, properties, businesses or operations unless such action is conditioned upon clearance under any required regulatory approvals, including the expiration or termination of any required waiting periods, and consummation of the Merger and the other Transactions and no actions taken pursuant to the Merger Agreement’s regulatory efforts section will be considered for purposes of determining whether a Material Adverse Effect has occurred or would reasonably be expected to occur.
Parent and Merger Sub will not, and will direct their respective affiliates not to, enter into any agreement or transaction (including any acquisition, purchase, merger, consolidation or other transaction) that would reasonably be expected to make it materially more difficult, or to materially increase the time required, to:
•	consummate the Merger and the Closing;
•	obtain the authorizations, consents, orders, approvals, licenses permits and waivers required under any antitrust law or foreign investment law applicable to the Transactions;
•
avoid the entry of, avoid the commencement of litigation seeking the entry of, or effect the dissolution of, any injunction, stay, temporary restraining order or other order that would materially delay, materially impede or prevent the consummation of the Transactions; or

•	obtain the required regulatory clearances or approvals, including the expiration or termination of any required waiting periods.
Subject to applicable laws, the Company and Parent will use (and will direct their respective affiliates to use) reasonable best efforts to (i) promptly cooperate in all respects with each other in connection with any filing or submission with a governmental authority in connection with the Transactions and in connection with any investigation or other inquiry by or before a governmental authority relating thereto and (ii) keep each other reasonably apprised of the content and status of any communications with, and communications from, any governmental authority with respect to the Transactions and will permit the other party to review in advance (and to consider in good faith any comments made by the other party in relation to) any proposed material communication by such party to any governmental authority relating to such matters. None of the parties to the Merger Agreement will agree to participate in any meeting, telephone call or discussion with any governmental authority in respect of any submissions, filings, investigation (including any settlement of the investigation), litigation or other inquiry relating to the matters that are the subject of the Merger Agreement unless it consults with the other parties a reasonable amount of time in advance and, unless prohibited by such governmental authority or applicable law, gives the other parties the opportunity to attend and participate at such meeting, telephone call or discussion. The parties will coordinate and cooperate fully with each other in exchanging such information and providing such assistance as any other party may reasonably request in connection with the foregoing and in seeking early termination of any applicable waiting periods, if available. The parties will provide each other with copies of all correspondence, filings or communications between them or any of their representatives, on the one hand, and any governmental authority or members of its staff, on the other hand, with respect to the Merger Agreement and the Transactions; provided, however, that each party may, as it deems advisable and necessary, reasonably designate any competitively sensitive materials provided to the other party as “Outside Counsel Only Material” and may redact the materials as necessary to (i) remove references concerning the valuation of the Company, (ii) comply with contractual arrangements and (iii) address reasonable attorney-client or other privilege or confidentiality concerns.
Parent, Merger Sub or any of their respective affiliates will not be required to take or agree to take, or refrain from taking, any action contemplated above with respect to Fairfax or any of Fairfax’s affiliates, Parent or Merger Sub, other than with respect to the Company or its subsidiaries or the business, operations or ownership of any of the Company or its subsidiaries; provided that this paragraph will not qualify or limit in any respect the obligations of Parent and Merger Sub to make any necessary filings with or submissions to, or supply information or documentation to, or engage in communications with, governmental authorities as may be required under the Merger Agreement. Parent will use reasonable best efforts to cause Fairfax and any of its affiliates to make any (i) necessary filings with or submissions to, or supply information or documentation to, or engage in communications with, governmental authorities as may be required by the Merger Agreement as if they were “Parent” thereunder and (ii) determinations required by, and in accordance with, the Parent Disclosure Letter, and any failure by Fairfax or any of its affiliates to make such filings or submissions, supply such information or documentation, engage in such communications or make such determinations will be deemed for all purposes of the Merger Agreement to be a failure by Parent to comply with its obligations under the Merger Agreement and a material breach of the Merger Agreement by Parent.

Financing Cooperation
In the Merger Agreement, the Company has agreed to, and agreed to cause its subsidiaries to, and each of them has agreed to use their reasonable best efforts to cause their respective representatives to, use their reasonable best efforts to provide customary cooperation, to the extent reasonably requested by Parent in writing and necessary for the obtaining and arranging of debt financing (if any, including the Existing Notes Offer (as defined below)) in connection with the Merger (any such financing, the “Debt Financing”), including:
•	using reasonable best efforts to prepare and timely file any filings or reports required to be filed by the Company under the Exchange Act;
•
using reasonable best efforts to cause management of the Company, with appropriate seniority and expertise, to assist in preparation and participate in a reasonable number of rating agency presentations, road shows, investor meetings and due diligence sessions with Financing Parties (as defined in the Merger Agreement), in each case (A) in connection with the Debt Financing and (B) at reasonable times and with reasonable advance notice;

•
(A) using reasonable best efforts to provide assistance with the preparation of materials for rating agency presentations, high-yield roadshow presentations and offering memoranda, bank information memoranda, private placement memoranda, bridge teasers, syndication memoranda, customary offering documents, lender presentations and other customary marketing materials reasonably required in connection with the Debt Financing (collectively, the “Debt Marketing Materials”), including using reasonable best efforts to furnish (x) records, data or other information reasonably requested by the Financing Parties to support any historical statistical information or claims relating to the Company appearing in any offering memoranda constituting Debt Marketing Materials and (y) executed certificates of the chief financial officer (or other comparable officer) of the Company reasonably requested by the Financing Parties with respect to historical financial information or historical financial metrics, in each case relating to the Company and derived from the Company’s historical books and records, included in any offering memoranda constituting Debt Marketing Materials, (B) using reasonable best efforts to provide reasonable cooperation with the due diligence efforts of the Financing Parties to the extent reasonable and customary and (C) providing customary authorization letters with respect to the Company authorizing the distribution of information to prospective lenders and investors (including customary 10b-5 and material non-public information representations) (only to the extent such authorization letters contain customary disclaimers for the Company, its affiliates and their respective representatives with respect to responsibility for the use or misuse of the contents thereof);

•
(A) using reasonable best efforts to obtain documents and deliver notices reasonably requested by Parent relating to the redemption, purchase or exchange (within the time periods required by the relevant governing agreement), in each case as and to the extent provided in the Merger Agreement, of the Existing Notes and the release of related guarantees, including the Notes Payoff Documents (as defined in the Merger Agreement) (it being understood and agreed that any redemption, purchase or exchange or release is (and will be) contingent upon the occurrence of the Closing and no actions will be required which would obligate the Company or any of its subsidiaries to complete such redemption, purchase or exchange or release prior to the occurrence of the Closing) and (B) promptly, and in any event no later than four business days prior to the Closing, providing to the Financing Parties all documentation and other information required by a governmental authority in connection with the Debt Financing under applicable “know-your-customer” and anti-money laundering laws, including the USA PATRIOT Act, Title III of Pub. L.107-56 (signed into law October 26, 2001) and the Customer Due Diligence Requirements for Financial Institutions issued by the U.S. Department of Treasury Financial Crimes Enforcement Network under the Bank Secrecy Act (such rule published May 11, 2016 and effective May 11, 2018), in each case, as requested at least ten business days prior to the Closing Date;

•
using reasonable best efforts to (A) assist in the preparation, execution and delivery of definitive financing documents, including any credit agreement, indentures, supplemental indentures, notes, guarantees and collateral documents and pledge and security documents in connection with the Debt Financing (including executing and delivering a solvency certificate from the chief financial officer or treasurer (or other comparable officer) of the Surviving Company (in a customary form)), and (B) facilitate the pledging of, granting of security interests in and obtaining perfection of any liens on assets of the Company pledged as collateral in connection with the Debt Financing, but in no event will any of the items described in the foregoing clauses (A) and (B) be effective prior to the Closing;

•
using reasonable best efforts to take all corporate, limited liability company, partnership or other similar actions reasonably requested by Parent to permit the consummation of the Debt Financing; provided that no such actions will be required to be effective prior to the Closing; and

•
using reasonable best efforts to cause KPMG LLP to (A) furnish to the Financing Parties customary consents and comfort letters, together with drafts of such comfort letters (including, if applicable, “negative assurance” comfort and change period comfort) that such independent auditors of the Company are prepared to deliver upon “pricing” and “closing” of any high-yield bonds being issued as all or a portion of the Debt Financing, and deliver such comfort letters upon the “pricing” and “closing” of any such high-yield bonds, with respect to financial information relating to the Company, as reasonably requested by Parent or the Financing Parties, as necessary or customary for financings similar to the Debt Financing and (B) attend accounting due diligence sessions.

Notwithstanding anything else to the contrary in the Merger Agreement, none of the Company nor any of its subsidiaries nor any of their respective representatives will be required to take or permit the taking of any action that could:
•
require the Company or any of its subsidiaries or any of their respective affiliates or any persons who are officers or directors of any such entity to pass resolutions or consents to approve or authorize the Debt Financing or any certificate, document, instrument, agreement or action in connection with the Debt Financing prior to Closing or enter into, execute or deliver any certificate, document, instrument or agreement or agree to any change or modification of any existing certificate, document, instrument or agreement in connection with the Debt Financing (except (A) any certificate of the chief financial officer of the Company set forth above that is required to be delivered upon “pricing” and closing of any high yield bonds, (B) the authorization letters set forth above, (C) the redemption or exchange documents and notices set forth above, (D) the “know-your-customer” and anti-money laundering documents contemplated above, (E) any certificate of an officer of the Company reasonably requested by Parent’s counsel in connection with the delivery of any legal opinions such counsel may be required to deliver (including the certificates set forth above) and (F) the representation letters required by the Company’s auditors in connection with the delivery of “comfort letters” set forth above);

•
cause any representation, warranty, covenant or agreement in the Merger Agreement to be breached by the Company or any of its affiliates, or require the Company to waive or amend any terms of the Merger Agreement;

•
require the Company or any of its affiliates to pay any commitment or other similar fee or incur any other expense, liability or obligation or otherwise incur any obligation under any agreement, certificate, document or instrument (except to the extent that such fees, expenses, obligations or liabilities are subject to and conditioned upon the occurrence of Closing or paid by Parent);

•
require the Company or any of its subsidiaries to execute and deliver any pledge or security documents or certificates or documents or instruments relating to the provision of collateral, or otherwise pledge any assets as collateral, other than those that become effective as of or after the Closing;

•	reasonably be expected to cause any director, officer, employee or equityholder of the Company or any of its affiliates to incur any personal liability;
•	reasonably be expected to conflict with the organizational documents of the Company or any of its affiliates or any applicable law;
•
reasonably be expected to result in any violation or breach of, or a default (with or without notice, lapse of time, or both) under, any material contract to which the Company or any of its affiliates is a party;

•
provide access to or disclose information that the Company or any of its affiliates reasonably determines would jeopardize any attorney-client privilege or other applicable privilege or protection of the Company or any of its affiliates;

•	unreasonably interfere with the ongoing business or operations of the Company or any of its affiliates;
•
require the Company or any of its subsidiaries to provide or prepare (A) any financial statements (including any “flash” numbers or preliminary results) other than those in the Exchange Act reports, (B) any pro forma financial statements, pro forma adjustments, projections, an as-adjusted capitalization table, information related to synergies, cost savings, ownership or other post-Closing adjustments, or other prospective information, (C) any description of all or any component of any financing undertaken by Parent in connection with the Transactions, including any such description to be included in liquidity and capital resources disclosure or any “description of notes”, (D) any risk factors relating to all or any component of any financing undertaken by Parent in connection with the Transactions, (E) any “segment reporting”, subsidiary financial statements or any information of the type required by Rule 3-09, Rule 3-10 or Rule 3-16 of Regulation S-X (other than those in the Exchange Act reports to the extent required as a result of the Existing Notes), (F) any information required by Regulation S-K Item 402 or any other information customarily excluded from an offering memorandum for private placements of non-convertible high-yield bonds pursuant to Rule 144A (other than any information required to be included in the Exchange Act reports) or (G) any information that is not available from the Company’s or its subsidiaries’ financial records prepared in the ordinary course of business; or
•
require the Company or any of its subsidiaries to (A) register any new securities (including any guarantees thereof) under the Securities Act, (B) list any new securities on any securities exchange or (C) file a registration statement under the Securities Act or the Exchange Act.

The Company or any of its affiliates will not be required, prior to the Closing, to be an issuer or other obligor with respect to the Debt Financing or any other indebtedness. In no event will any new debt securities issued pursuant to the financing provisions outlined in the sections of this proxy statement entitled “— Financing Cooperation” and “— Financing Matters” be required to be registered under the Securities Act or listed on any securities exchange prior to Closing. Parent will, promptly on request by the Company, reimburse the Company and each of its affiliates for all out-of-pocket costs incurred by them or their respective representatives in connection with the cooperation provided for above, in connection with any amendment to the Existing Credit Agreement that became effective as of February 16, 2026 or in connection with any transactions or other actions pursuant to the provisions on financing matters and will reimburse, indemnify and hold harmless the Company and its affiliates and their respective representatives from and against any and all losses, damages, claims, costs or expenses suffered or incurred by them in connection with the arrangement of the Debt Financing, any action taken by any of them at the request of Parent or its representatives or in connection with any amendment to the Existing Credit Agreement that became effective as of February 16, 2026 or any transaction or other action taken by any of them under such financing provisions and, in each case, any information used in connection therewith, except to the extent that any of the foregoing arises from (i) the bad faith, gross negligence or willful misconduct of, or material breach of the Merger Agreement by, the Company or any of their respective representatives, as applicable, or (ii) information provided by the Company or any of their respective representatives, as applicable, that, at the time the statements were made, were actually known by the person seeking indemnification to contain any untrue statement of a material fact or to omit to state a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading, in each case, as determined by a court of competent jurisdiction in a final and non-appealable decision.
Notwithstanding anything else to the contrary in the Merger Agreement, the Company will be deemed to be in compliance with the provisions outlined in the sections of this proxy statement entitled “— Financing Cooperation” and “— Financing Matters”, and the Company’s breach of any of the covenants required to be performed by it under these provisions will not constitute a breach or failure to perform by the Company, for purposes of the Closing conditions.
The Company will notify Parent if any information in respect of the Company or any of its subsidiaries provided to Parent, to the knowledge of the Company, when taken as a whole and in light of the circumstances under which such statements were made, contains any material misstatement of fact or omits to state any material fact necessary to make such information not materially misleading.
In addition, the Company has consented to the use of its logos, names and trademarks in a non-trademark manner in connection with the Debt Financing; provided that such logos, names and trademarks are used solely in a manner that is not intended to or reasonably likely to harm or disparage the Company or any of its subsidiaries or the reputation or goodwill of the Company or any of its subsidiaries.

Financing Matters
Existing Notes
During the Pre-Closing Period, if requested by Parent, the Company will, with respect to the Existing Notes Indenture, use reasonable best efforts to:
•
issue or cause to be issued one or more notices of optional redemption or similar notices (each of which will provide that the redemption of the Existing Notes will be contingent upon the Closing) in respect of all of any series of then-outstanding Existing Notes under the Existing Notes Indenture pursuant to the requisite provisions of the Existing Notes Indenture; and

•
take such other actions as it determines to be necessary or advisable (or that Parent reasonably requests) to facilitate redemption of such Existing Notes at and contingent upon the Closing, including the delivery, taking or making of all required documents or actions (other than the deposit of funds in accordance with the Merger Agreement or the payment of any fees, expenses or other amounts) under the Existing Notes Indenture to effect the redemption of such Existing Notes pursuant to the requisite provisions of the Existing Notes Indenture.

Notwithstanding the foregoing, none of the Company nor any of its subsidiaries will be required to cause any redemption or termination of such Existing Notes or the Existing Notes Indenture prior to the occurrence of the Closing Date (or, if the redemption cannot be effected on the Closing Date in compliance with the Existing Notes Indenture, then the earliest date possible after the Closing Date in compliance with the Existing Notes Indenture) (such notice and redemption documents, the “Notes Payoff Documents”). No later than the date of redemption, Parent will deposit with the trustee under the Existing Notes Indenture the amount of funds required to effect such redemption. Any notices delivered and other related documents prepared by or on behalf of the Company in connection therewith will be subject to the prior review of, and opportunity for comment by, Parent and its counsel, and the Company will consider in good faith any comments provided by Parent or its counsel. Notwithstanding the foregoing, neither the Company nor any of its subsidiaries will be required to execute and deliver any document or instrument (or cause any document or instrument to be executed or delivered) not conditioned on or delivered substantially concurrently with the occurrence of the Closing.
During the Pre-Closing Period, the Company will with respect to the Existing Notes and the Existing Notes Indenture:
•
if requested by Parent, use reasonable best efforts to commence a consent solicitation with respect to such Existing Notes to seek to obtain the requisite consents from holders of such Existing Notes needed to amend, eliminate or waive certain sections of the Existing Notes Indenture specified by Parent (each, an “Existing Notes Consent Solicitation”) on such terms and conditions, including with respect to consent fees, that are proposed by Parent and permitted by applicable law, the Existing Notes Indentures, the organizational documents and other contracts of the Company and its subsidiaries; provided that (x) Parent will be responsible for preparation of the necessary consent solicitation statement, supplemental indenture and other related documents in connection with such Existing Notes Consent Solicitation (the “Existing Notes Consent Solicitation Documents”) and the payment of all fees, expenses and other amounts relating to any Existing Notes Consent Solicitation; and (y) Parent will consult with the Company and afford the Company and its counsel a reasonable opportunity to review and comment on the Existing Notes Consent Solicitation Documents and Parent will give reasonable consideration to the comments, if any, raised by the Company. The Company will, and will use its reasonable best efforts to cause its representatives to, provide all cooperation reasonably requested by Parent in connection with an Existing Notes Consent Solicitation, including appointing one or more solicitation agents selected by Parent; provided that (for the avoidance of doubt) Parent will pay all fees and expenses of such solicitation agents. The Company will waive any of the conditions to any Existing Notes Consent Solicitation as may be reasonably requested by Parent (other than the condition that any proposed amendments set forth therein will not become operative until the Closing), so long as such waivers would not cause such Existing Notes Consent Solicitation to violate applicable law, including SEC rules and regulations, or the Existing Notes Indentures, organizational documents or any material contract of the Company and its subsidiaries, and to not, without the prior written consent of Parent, waive any condition to any Existing Notes Consent Solicitation or make any material change, amendment or modification to the terms and conditions of any Existing Notes Consent Solicitation other than as directed by Parent. Promptly following the expiration of an Existing Notes Consent Solicitation, assuming the requisite consent from the holders of the applicable Existing Notes has been received and certified by the solicitation agent, the Company will cause an appropriate supplemental indenture (each, an “Existing Notes

Supplemental Indenture”) to become effective providing for the amendments of the Existing Notes Indenture contemplated in the Existing Notes Consent Solicitation Documents; provided, however, that notwithstanding the fact that an Existing Notes Supplemental Indenture may become effective earlier, the proposed amendments set forth therein will not become operative until the Closing. The form and substance of the Existing Notes Supplemental Indenture, if any, will be reasonably satisfactory to Parent;
•
if requested by Parent, use reasonable best efforts to commence a tender offer or an exchange offer as specified by Parent, with respect to all of the outstanding notes of any series of Existing Notes (which, for the avoidance of doubt, will be limited to holders of Existing Notes that are eligible to participate in a tender offer or exchange offer, as applicable, that is not registered under the Securities Act or the Exchange Act), on such terms and conditions, including pricing terms, that are proposed, from time to time, by Parent and permitted by applicable law and the Existing Notes Indentures, the organizational documents and other material contracts of the Company and its subsidiaries (the “Existing Notes Offer”); provided that (x) Parent will be responsible for preparation of the necessary offering document, offer to purchase, related letter of transmittal, supplemental indenture, to the extent applicable, and other related documents in connection with such Existing Notes Offer (the “Existing Notes Offer Documents”) and the payment of all fees, expenses and other amounts relating to any Existing Notes Offer; and (y) Parent will consult with the Company and afford the Company and its counsel a reasonable opportunity to review and comment on the material terms and conditions of the Existing Notes Offer and the Existing Notes Offer Documents, and Parent will give reasonable consideration to the comments, if any, raised by the Company. The terms and conditions specified by Parent for the Existing Notes Offer will be in compliance with the Existing Notes Indenture and any applicable laws, including SEC rules and regulations. The closing of any Existing Notes Offer will be expressly conditioned on the occurrence of the Closing, and, in accordance with the terms of any Existing Notes Offer, upon or following the Closing, the Surviving Company will accept for purchase, and purchase, all Existing Notes validly tendered and not validly withdrawn in such Existing Notes Offer (provided that the proposed amendments to the Existing Notes Indenture set forth in any Existing Notes Offer Document may not become effective unless and until the Closing has occurred). The Company will, and will use its reasonable best efforts to cause its representatives to, use reasonable best efforts to provide all cooperation reasonably requested by Parent in connection with any Existing Notes Offer, including appointing one or more dealer managers selected by Parent; provided, that (for the avoidance of doubt) Parent will pay all fees and expenses of such dealer managers. Any Existing Notes Offer will comply in all material respects with the applicable requirements of the Exchange Act, including Rule 14e-1, the Securities Act, the TIA and any other applicable law, it being understood that neither the Company nor any of its subsidiaries will be required to take any action that does not comply with such applicable law. As applicable, the Company will waive any of the conditions to any Existing Notes Offer as may be reasonably requested by Parent (other than the condition that an Existing Notes Offer is conditioned on the Closing occurring), so long as such waivers would not cause such Existing Notes Offer to violate the Securities Act, the Exchange Act, the TIA or any other applicable law, or the Existing Notes Indentures, organizational documents or any material contract of the Company and its subsidiaries, and will not, without the prior written consent of Parent, waive any condition to any Existing Notes Offer or make any material change, amendment or modification to the terms and conditions of any Existing Notes Offer (including any extension thereof) other than as directed by Parent. If, at any time prior to the completion of an Existing Notes Offer, the Company or any of its subsidiaries, on the one hand, or Parent or any of its subsidiaries, on the other hand, discovers any information that should be set forth in an amendment or supplement to the Existing Notes Offer Documents, so that the Existing Notes Offer Documents will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of circumstances under which they are made, not misleading, such party that discovers such information will promptly notify all other parties, and an appropriate amendment or supplement prepared by Parent or its subsidiaries describing such information will be disseminated to the holders of the applicable Existing Notes.

In addition, Parent will, solely to the extent required to do so under the then applicable terms of the Existing Notes Indenture or the Existing Notes as a result of the consummation of the Transactions, including the Merger, cause the Surviving Company to comply in all material respects with its obligations to make, conduct and consummate the Fundamental Change Offer (as defined in the Existing Notes Indenture) in accordance with the terms of the Existing Notes Indenture and the Existing Notes.

Company Preferred Stock and Company Warrants
Prior to the Closing Date, the Company will, with respect to the Series A Certificate of Designations, use reasonable best efforts to:
•
issue or cause to be issued one or more notices of optional redemption, repurchase or similar notices (each of which will provide that the redemption or repurchase of the Company Series A Preferred Stock will occur immediately prior to the Closing) in respect of all of the then-outstanding Company Series A Preferred Stock under the Series A Certificate of Designations pursuant to the requisite provisions of the Series A Certificate of Designations; and

•
take such other actions as it determines to be necessary or advisable (or that Parent reasonably requests) to facilitate the redemption or repurchase of such Company Series A Preferred Stock immediately prior to the Closing, including the delivery, taking or making of all required documents or actions (other than the deposit of funds in accordance with the Merger Agreement or the payment of any fees, expenses or other amounts) under the Series A Certificate of Designations to effect the redemption of such Company Series A Preferred Stock pursuant to the requisite provisions of the Series A Certificate of Designations.

None of the Company nor any of its subsidiaries will be required to cause any redemption, repurchase or termination of such Company Series A Preferred Stock or the Series A Certificate of Designations prior to the occurrence of the Closing Date (or, if the redemption cannot be effected on the Closing Date in compliance with the Series A Certificate of Designations, then the earliest date possible after the Closing Date in compliance with the Certificate of Designations). No later than the date of repurchase or redemption, the Company or the Surviving Company, as applicable, will pay the holders of the Company Series A Preferred Stock the amount of funds required to effect such repurchase or redemption. Any notices delivered and other related documents prepared by or on behalf of the Company in connection therewith will be subject to the prior review of, and opportunity for comment by, Parent and its counsel, and the Company will consider in good faith any comments provided by Parent or its counsel. Notwithstanding the foregoing, neither the Company nor any of its subsidiaries will be required to execute and deliver any document or instrument (or cause any document or instrument to be executed or delivered) not conditioned upon the satisfaction or, to the extent permitted by law, waiver of the conditions to Closing or delivered immediately prior to the Closing.
During the Pre-Closing Period, the Company will cancel, or accept the transfer and contribution of, as applicable, the outstanding Company Series B Preferred Stock or Company Series C Preferred Stock and the Company Warrants, in each case as described in the Parent Disclosure Letter, to the extent jointly requested in writing by Parent and the applicable holders of a majority of the outstanding Company Series B Preferred Stock or Company Series C Preferred Stock, as applicable, prior to the Closing.
Directors’ and Officers’ Indemnification and Insurance
From and after the Effective Time, the Surviving Company and its subsidiaries will, and Parent will cause the Surviving Company and its subsidiaries to, to the fullest extent permitted under the DGCL, honor and fulfill in all respects the obligations of the Company and its subsidiaries under any indemnification agreements in effect as of February 16, 2026 and made available to Parent between the Company or any of its subsidiaries, on the one hand, and any of their respective present or former directors and officers (collectively, the “Indemnified Parties”), on the other hand. In addition, the certificate of incorporation and bylaws (or similar organizational documents) of the Surviving Company must contain provisions no less favorable with respect to exculpation and indemnification than are set forth in the Company’s certificate of incorporation or bylaws on February 16, 2026, which provisions must not be amended, repealed or otherwise modified for a period of six years from the Effective Time in any manner that would affect adversely the rights thereunder of individuals who, at or prior to the Effective Time, were directors or officers of the Company or any of its subsidiaries, except as required by applicable law.
For a period of six years after the Effective Time, Parent will, and will cause the Surviving Company to, to the fullest extent permitted under applicable law, indemnify and hold harmless each Indemnified Party against all costs and expenses (including reasonable and documented attorneys’ fees), judgments, fines, losses, claims, damages, liabilities and settlement amounts paid in connection with any action (whether arising before or after the Effective Time), whether civil, criminal, administrative or investigative, arising out of or relating to any action or omission each in their capacity as an officer or director of the Company or any of its subsidiaries, whether occurring at or before the Effective Time; provided that in the event that any claim for indemnification is asserted or made within such six-year period, all rights to indemnification in respect of such claim will continue until the disposition of such claim. To the fullest extent permitted by law, Parent will, and will cause the Surviving Company to, pay all reasonable and documented expenses

(including reasonable and documented attorneys’ fees) of each Indemnified Party in advance of the final disposition of any such action, subject to receipt of an undertaking to repay such advances if it is ultimately determined in accordance with applicable law that such Indemnified Party is not entitled to indemnification. In the event of any such action, Parent acknowledges, and will cause the Surviving Company to acknowledge, that the Indemnified Parties will be entitled to retain outside counsel selected by such Indemnified Party, and the Surviving Company, Parent and their respective affiliates will not settle, compromise or consent to the entry of any judgment in any pending or threatened action to which an Indemnified Party is a party (and in respect of which indemnification could be sought by such Indemnified Party under the Merger Agreement), unless such settlement, compromise or consent includes an unconditional release of such Indemnified Party from all liability arising out of such action or such Indemnified Party otherwise consents thereto in writing.
Prior to the Effective Time, the Company will obtain “tail” insurance policies with respect to directors’ and officers’ liability insurance for claims arising from facts or events that occurred at or prior to the Effective Time on terms with respect to coverage, deductibles and amounts no less favorable than those of such policy in effect on February 16, 2026 for the six-year period following the Effective Time. The Surviving Company will (and Parent will cause the Surviving Company to) maintain such “tail” policy in full force and effect for a period of no less than six years after the Effective Time and continue to honor its obligations thereunder.
In the event Parent or the Surviving Company or any of their respective successors or assigns (i) consolidates or amalgamates with or merges into any other person and will not be the continuing or surviving company or entity of such consolidation, amalgamation or merger or (ii) transfers all or substantially all of its assets to any person, then, and in each such case, proper provision must be made so that the successors and assigns of Parent or the Surviving Company, as the case may be, will succeed to the indemnification and insurance obligations described above.
The rights of the Indemnified Parties will be in addition to, and not in substitution for, any other rights that such persons may have pursuant to (i) the Company’s certificate of incorporation and bylaws, (ii) the organizational documents of the Company’s subsidiaries, (iii) any and all indemnification agreements entered into with the Company or any of its subsidiaries or (iv) applicable law (whether at law or in equity).
Access to Information; Confidentiality
Except (i) as otherwise prohibited by applicable law or the terms of any contract or (ii) as would be reasonably expected to result in the loss of any attorney-client, attorney work product or other legal privilege, during the Pre-Closing Period, the Company will and will cause its subsidiaries and their respective representatives to, solely for the purposes of consummating the Transactions or facilitating the post-Closing operations, financing or integration of the Surviving Company with Parent and its affiliates, and at Parent’s sole expense:
•
provide to Parent and its representatives reasonable access, during normal business hours and upon reasonable prior notice to the Company by Parent, to the officers, employees, properties and offices and other facilities of the Company and its subsidiaries, and to the material books and records thereof; and

•
furnish promptly to Parent such information concerning the business, properties, contracts, assets, liabilities and personnel of the Company and its subsidiaries as Parent or its representatives may reasonably request (other than any of the foregoing that relate to (A) the negotiation and execution of the Merger Agreement, (B) except as expressly provided in the Merger Agreement, to any Acquisition Proposal or any other transactions potentially competing with or alternative to the Transactions or any Adverse Recommendation Change, (C) any deliberations of the Special Committee, whether prior to or after execution of the Merger Agreement or (D) any deliberations of the Board (or any other committee thereof) in connection with the evaluation of the Transactions or any of the foregoing matters, whether prior to or after execution of the Merger Agreement).

In the event that the Company or its subsidiaries are withholding access or information requested by Parent or its representatives in accordance with clause (i) or (ii) of the first sentence of the preceding paragraph, the Company will give notice to Parent of such fact and will use reasonable best efforts to effect reasonable substitute arrangements to permit reasonable disclosure that does not suffer from any of the foregoing impediments.
Any investigation conducted pursuant to the access contemplated by the Merger Agreement must be conducted in a manner that does not unreasonably interfere with the conduct of the business of the Company and its subsidiaries. Any access to the properties of the Company and its subsidiaries will be subject to the Company’s or its applicable subsidiary’s reasonable security measures and insurance requirements and will not include the right to perform invasive or subsurface testing or any sampling, monitoring or analysis of soil, groundwater, building materials, indoor air or other environmental media. All notices or requests for access pursuant to the Merger Agreement must be directed to the representatives of the Company specified by the Special Committee or its representatives from time to time.
All information obtained by Parent or its representatives pursuant to the foregoing must be kept confidential in accordance with the Confidentiality Agreement. Notwithstanding the terms of the Confidentiality Agreement, Parent is permitted to disclose such information to any Financing Party or prospective Financing Party and rating agencies (and in each case, to their directors, officers, creditor representatives and professional advisors) so long as such persons agree to be bound by the Confidentiality Agreement as if parties thereto, or are otherwise subject to other confidentiality arrangements reasonably satisfactory to the Company.
Certain Additional Covenants and Agreements
The Merger Agreement contains other covenants and agreements, in which each of Parent, Merger Sub and the Company covenants or agrees to consult (and cause their respective affiliates to consult) with each other before issuing any press release or otherwise making any public statements with respect to the Merger Agreement or any of the Transactions, except to the extent public disclosure is required by applicable law or the rules or regulations of NYSE or any United States national securities exchange on which shares of Company Common Stock are then traded, in which case the issuing party is required to use its reasonable best efforts to consult with the other party before issuing any press release or making any such public statements.
The Company and Parent will:
•
cooperate to, concurrently with the preparation and filing of the Schedule 13E-3, prepare and file with the SEC, as promptly as reasonably practicable after February 16, 2026 (and use reasonable best efforts to do so within 30 business days after such date), a proxy statement as contemplated by Rule 14a of the Exchange Act containing (i) the information specified in Schedule 14A under the Exchange Act concerning the Merger and (ii) the notice of availability of appraisal rights and related disclosure required by DGCL Section 262; provided that the Company will provide Parent with a reasonable opportunity to review and comment on drafts of the proxy statement prior to filing the proxy statement and consider in good faith all reasonable comments made by Parent or its representatives; and

•	cooperate to, concurrently with the preparation and filing of this proxy statement, jointly prepare and file with the SEC a Schedule 13E-3 relating to the Transactions.
In addition, Parent will use reasonable best efforts to cause the Company Common Stock to be de-listed from NYSE and de-registered under the Exchange Act as soon as practicable following the Effective Time.
Further, the Company will:
•
prior to the Effective Time, reasonably cooperate with Parent to accomplish the de-listing of the Company Common Stock and the de-registration of the Company Common Stock and use reasonable best efforts to take, or cause to be taken, all actions, and do or cause to be done all things, reasonably necessary, proper or advisable on its part under applicable law and rules and policies of NYSE to enable the de-listing by the Company of the Company Common Stock from NYSE and the deregistration of the Company Common Stock under the Exchange Act promptly after the Effective Time;

•
prior to the Effective Time, notify Parent promptly in writing of the commencement of any stockholder litigation brought or threatened in writing against the Company, any of its subsidiaries or any of their respective directors or officers relating to the Transactions (“Transaction Litigation”) and will promptly advise Parent of any material developments to keep Parent reasonably informed with respect to the status thereof. Prior to the Effective Time, the Company (at the direction of the Special Committee) will be entitled to direct and control the overall defense, negotiation and settlement of any such Transaction Litigation; provided that the Company will (i) give Parent the opportunity to review and propose comments with respect to all material filings, pleadings and responses proposed to be filed or submitted by or on behalf of the Company prior to such filing or submission, and the Company will consider such comments in good faith, (ii) give Parent the right to participate in the defense, settlement or prosecution of any Transaction Litigation and (iii) reasonably consult with Parent with respect to the defense, settlement and prosecution of any Transaction Litigation. The Company (at the direction of the Special Committee) will not, and will cause its representatives not to, compromise or settle, or agree to compromise or settle, any Transaction Litigation without Parent’s prior written consent (not to be unreasonably withheld, conditioned or delayed); and

•
prior to the Effective Time, take such further actions, if any, as may be reasonably necessary or appropriate to ensure that all transactions in equity securities of the Company (including any derivative securities) pursuant to the Merger and the other Transactions by any officer or director of the Company who is subject to Section 16(a) of the Exchange Act (or any other persons who may be deemed subject to Section 16(a) of the Exchange Act as a “director by deputization”) are exempt under Rule 16b-3 promulgated under the Exchange Act.

Equity Financing
Each of Parent and Merger Sub will not, without the prior written consent of the Company, effect or permit any amendment or modification to be made to, or any waiver of any provision or remedy pursuant to, the Equity Commitment Letter. Upon the terms and subject to the conditions set forth herein, prior to the Effective Time, Parent and Merger Sub will each take, or cause to be taken, all actions and to do, or cause to be done, all things necessary, proper and advisable to consummate and obtain the Equity Financing on the terms and conditions described in the Equity Commitment Letter, including (i) maintaining in effect the Equity Commitment Letter, (ii) satisfying on a timely basis all conditions to funding that are applicable to Parent and Merger Sub in the Equity Commitment Letter that are within its control, (iii) consummating the Equity Financing at or prior to the Closing, (iv) complying with its obligations pursuant to the Equity Commitment Letter and (v) enforcing its rights pursuant to the Equity Commitment Letter. Parent and Merger Sub will give the Company prompt notice of, and keep the Company informed on a reasonably current basis and in reasonable detail of, (i) any actual or potential breach, default, termination or repudiation by any party to the Equity Commitment Letter of which Parent or Merger Sub becomes aware, including the receipt of any written notice or communication with respect thereto, and (ii) the occurrence of an event or development that would reasonably be expected to adversely impact the ability of Parent or Merger Sub to obtain all or any portion of the Equity Financing at or prior to the Closing.
Employee Matters
For the period from the Closing Date through December 31, 2026 (or until an earlier termination of employment), Parent will, and will cause the Surviving Company and its subsidiaries to, provide each individual who is employed by the Company or any of its subsidiaries immediately prior to the Effective Time (each, a “Continuing Employee”) with:
(i)	a base salary or wages (as applicable) that are, in each case, no less favorable than those in effect immediately prior to the Effective Time;
(ii)
target annual cash incentive opportunities (as applicable) that are substantially comparable in the aggregate to those in effect for such Continuing Employee immediately prior to the Effective Time; and

(iii)
employee benefits (excluding any equity-based compensation, retention, nonqualified deferred compensation, change in control or similar one-time or special benefits or arrangements, postretirement health and welfare benefits and defined benefit pension benefits) that are substantially comparable in the aggregate to those provided to such Continuing Employee immediately prior to the Effective Time.

With respect to employee benefit plans of the Surviving Company and its subsidiaries, including any vacation, paid time-off and severance plans, for all purposes, including determining eligibility to participate, level of benefits and vesting, the service of each Continuing Employee, any of the Company’s subsidiaries or any of their respective predecessors will be treated as service with the Surviving Company or any of its subsidiaries; provided, however, that such service need not be recognized to the extent that such recognition would result in any duplication of benefits as to any plan to the extent that such service is not recognized thereunder as to all participants therein.
Parent will, or will cause the Surviving Company to:
(i)	honor in accordance with their terms all the Company Plans, as in effect at the Effective Time;
(ii)
waive, or cause to be waived, any pre-existing condition limitations, exclusions, actively at work requirements and waiting periods under any welfare benefit plan maintained by the Surviving Company or any of its subsidiaries in which Continuing Employees (and their eligible dependents) will be eligible to participate from and after the Effective Time, except to the extent that such pre-existing condition limitations, exclusions, actively-at-work requirements and waiting periods would not have been satisfied or waived under the comparable Company Plan immediately prior to the Effective Time; and

(iii)
to recognize the dollar amount of all co-payments, deductibles and similar expenses incurred by each Continuing Employee (and his or her eligible dependents) during the calendar year in which the Effective Time occurs for purposes of satisfying such year’s deductible and co-payment limitations under the relevant welfare benefit plans in which they will be eligible to participate from and after the Effective Time, except to the extent that such limits or forfeitures applied under the comparable Company Plan are in effect as of the Effective Time.

Conditions of the Merger
The obligations of the Company, Parent and Merger Sub to consummate the Merger are subject to the satisfaction (or written waiver by the Company and Parent, if permissible by law), at or prior to the Effective Time, of each of the following conditions:
•	the receipt of the Company Stockholder Approvals;
•
the absence of any law enacted, issued, promulgated, enforced or entered, whether temporary, preliminary or permanent, by any governmental authority that enjoins, restrains or otherwise prohibits or makes illegal the consummation of the Merger; and

•	the expiration or termination of any applicable waiting period (and any extension thereof) and the obtaining of all required clearances or approvals.
The obligations of Parent and Merger Sub to consummate the Merger are subject to the satisfaction (or waiver by Parent (where permissible)), at or prior to the Effective Time, of the following additional conditions:
•	the representations and warranties of the Company related to:
•
certain capitalization representations (in each case, other than for inaccuracies that are individually or in the aggregate de minimis) being true and correct in all respects as of the Closing Date, as if made at such time, except to the extent any such representation or warranty expressly relates to a specific date (in which case on and as of such specific date);

•
the absence of any Material Adverse Effect between September 30, 2025 and February 16, 2026 being true and correct in all respects as of the Closing Date, as if made at such time, except to the extent any such representation or warranty expressly relates to a specific date (in which case on and as of such specific date);

•
(i) the Company’s organization, good standing and qualification to do business; (ii) the Company’s power and authority to enter into, and perform its obligations under, the Merger Agreement and consummate the Transactions; (iii) the Company Stockholder Approvals being the only vote of the holders of any class or series of the Company’s capital stock prior to the Effective Time necessary to approve the Merger Agreement and the Transactions; (iv) except to the extent the restrictions on business combinations under DGCL Section 203 are applicable, the inapplicability of restrictions on business combinations set forth in any applicable “anti-takeover” law to the Merger Agreement or the Transactions, including the Merger; and (v) the absence of brokers, finders, investment bankers or other persons entitled to any fee or commission in connection with the Transactions (other than Moelis), in each case, being true and correct for those representations and warranties qualified by the term “material” or “Material Adverse Effect”, or true and correct in all material respects for those not so qualified, in each case as of the Closing Date as if made at such time, except to the extent such representation or warranty expressly relates to a specified date (in which case at and as of such specified date);

•
each of the other representations and warranties of the Company set forth in the Merger Agreement and not specified above being true and correct in all respects as of the Closing Date, as if made at such time (except to the extent such representation or warranty expressly relates to a specified date (in which case at and as of such specified date)), and without regard to any Material Adverse Effect or other qualifications based on the word “material,” other than for such failures to be true and correct would not have a Material Adverse Effect;

•
the Company having performed or complied in all material respects with the covenants, agreements and obligations required to be performed or complied with by it under the Merger Agreement at or prior to the Effective Time;

•	no Material Adverse Effect having occurred and been continuing since February 16, 2026; and
•
the receipt by Parent of a certificate, dated as of the Closing Date, signed by an executive officer of the Company certifying that the closing conditions described in the first, second and third bullets above have been satisfied.

The obligations of the Company to consummate the Merger are subject to the satisfaction (or waiver by the Company (where permissible)), at or prior to the Effective Time, of the following additional conditions:
•	the representations and warranties of Parent and Merger Sub related to:
•
(i) Parent’s and Merger Sub’s organization, good standing and qualification to do business; (ii) Parent’s and Merger Sub’s power and authority to enter into, and perform its obligations under, the Merger Agreement and consummate the Transactions; (iii) the absence of brokers, finders, investment bankers or other persons entitled to any fee or commission in connection with the Transactions; and (iv) the absence of any Stockholder and Management Arrangements (as defined in the Merger Agreement) for which Parent or Merger Sub, or any of their respective affiliates, is a party to, or has authorized, made or entered into, or committed or agreed to enter into, in each case, being true and correct for those representations and warranties qualified by the term “material” or “Parent Material Adverse Effect”, or true and correct in all material respects for those not so qualified, in each case as of the Closing Date as if made at such time, except to the extent such representation or warranty expressly relates to a specified date (in which case at and as of such specified date);

•
the representations and warranties of Parent and Merger Sub in respect of each of their operations being true and correct, in each case as of the Closing Date as if made at such time, except to the extent such representation or warranty expressly relates to a specific date (in which case on and as of such specific date);

•
the accuracy of representations and warranties of Parent and Merger Sub to the extent specified in the Merger Agreement as of the Closing Date, as if made at such time, except to the extent such representation or warranty expressly relates to a specific date (in which case on and as of such specific date), and without regard to any Parent Material Adverse Effect or other qualifications based on the word “material,” other than for such failures to be true and correct that would not, individually or in the aggregate, have a Parent Material Adverse Effect;

•
each of Parent and Merger Sub having performed or complied in all material respects with the covenants, agreements and obligations required to be performed or complied with by it under the Merger Agreement at or prior to the Effective Time; and

•	the receipt by the Company of a certificate signed by an executive officer of Parent certifying that the closing conditions described in the first and second bullets above have been satisfied.
The consummation of the Merger is not conditioned upon Parent’s or Merger Sub’s receipt of financing. For a more detailed description of the financing, please see the section of this proxy statement entitled “Special Factors — Financing of the Transactions” beginning on page 92.
Each of the Company and Parent may waive any of the conditions to its obligations to consummate the Merger except where waiver is not permitted by law.
Termination of the Merger Agreement
The Merger Agreement may be terminated, and the Transactions abandoned, at any time prior to the Effective Time (notwithstanding any prior adoption of the Merger Agreement by the stockholders of the Company), by the mutual written consent of each of the Company (acting with the prior approval of the Special Committee) and Parent.
Termination by Either the Company or Parent
In addition, the Company (acting with the prior approval of the Special Committee), on the one hand, or Parent, on the other hand, may terminate the Merger Agreement and abandon the Transactions at any time prior to the Effective Time if:
•
any governmental authority of competent jurisdiction has enacted, issued, promulgated, enforced or entered any law permanently restraining, enjoining, prohibiting or making illegal the consummation of the Merger and such law has become final and nonappealable; provided that the right to terminate the Merger Agreement under this bullet will not be available to a party if the legal prohibition was primarily due to the material breach by such party of any provision of the Merger Agreement;
•
the Company Stockholder Approvals are not obtained at the duly convened Special Meeting (including any adjournment or postponement thereof) at which a vote on the approval of the Merger Agreement was taken; provided that Parent may not rely on this provision to terminate the Merger Agreement if any Consortium Party has breached its voting obligations under the applicable Voting and Support Agreement; or

•
the Effective Time has not occurred on or before the Outside Date; provided that the right to terminate under such provision of the Merger Agreement is not available to a party if such party’s or its affiliates’ breach of any provisions under the Merger Agreement primarily caused or resulted in the failure of the Effective Time to occur on or before such date.

Termination by Parent
Parent may also terminate the Merger Agreement (by written notice to the Company) at any time prior to the Effective Time if:
•
the Board (acting upon the recommendation of the Special Committee) or the Special Committee has effected an Adverse Recommendation Change, provided that such right to terminate the Merger Agreement will expire at 5:00 p.m., New York City time, on the fifth business day following the date on which such right to terminate first arose or, if sooner, receipt of the Company Stockholder Approvals; or

•
there has been any breach or inaccuracy of any representation or warranty or failure to perform any covenant or agreement on the part of the Company set forth in the Merger Agreement, in either case that (i) would cause any of the conditions to the obligations of Parent and Merger Sub not to be satisfied and (ii) such breach or inaccuracy is not capable of being cured or, if curable, is not cured by the earlier of (A) 30 days after written notice thereof is given by Parent to the Company and (B) five business days prior to the Outside Date; provided that there has not been any breach or inaccuracy of any representation or warranty or failure to perform any covenant or agreement on the part of Parent or Merger Sub which would cause any of the conditions to the obligations of the Company not to be satisfied and such breach or inaccuracy is not capable of being cured or, if curable, is not cured by the earlier of 30 days after written notice thereof is given by the Company to Parent and five business days prior to the Outside Date.

Termination by the Company
The Company (acting with the prior approval of the Special Committee) may also terminate the Merger Agreement (by written notice to Parent) at any time prior to the Effective Time if:
•
prior to the delivery of the Company Stockholder Approvals, the Board (acting upon the recommendation of the Special Committee) or the Special Committee determines to enter into an Acquisition Agreement with respect to a Superior Proposal, provided that (i) prior to, or concurrently with, such termination the Company pays the Company Termination Fee (as defined below) and (ii) the Company substantially contemporaneously enters into such Acquisition Agreement; provided that the Company will not have the right to terminate if (x) the Company Stockholder Approvals have been obtained or (y) the Company has materially breached the non-solicitation provisions of the Merger Agreement with respect to such Superior Proposal; or

•
there has been any breach or inaccuracy of any representation or warranty or failure to perform any covenant or agreement on the part of Parent or Merger Sub set forth in the Merger Agreement, in either case which (i) would cause any of the conditions to the obligations of the Company not to be satisfied and (ii) such breach or inaccuracy is not capable of being cured or, if curable, is not cured by the earlier of (A) 30 days after written notice thereof is given by the Company to Parent and (B) five business days prior to the Outside Date; provided that there has not been any breach or inaccuracy of any representation or warranty or failure to perform any covenant or agreement on the part of the Company which would cause any of the conditions to the obligations of Parent and Merger Sub not to be satisfied and such breach or inaccuracy is not capable of being cured or, if curable, is not cured within the earlier of 30 days after written notice thereof is given by Parent to the Company and five business days prior to the Outside Date.

Termination Fee
The Company will be required to pay a termination fee (the “Company Termination Fee”) of $42.7 million to Parent if the Merger Agreement is terminated:
•
by Parent due to the Board (acting upon the recommendation of the Special Committee) or the Special Committee effecting an Adverse Recommendation Change, provided that such right to terminate the Merger Agreement will expire at 5:00 p.m. New York City time, on the fifth business day following the date on which such right to terminate first arose or, if sooner, receipt of the Company Stockholder Approvals; or

•
by the Company (acting with the prior approval of the Special Committee), prior to the delivery of the Company Stockholder Approvals, because the Board (acting upon the recommendation of the Special Committee) or the Special Committee has determined to enter into an Acquisition Agreement with respect to a Superior Proposal.

If (i) the Merger Agreement is validly terminated by the Company or Parent due to failure to obtain the Company Stockholder Approvals or failure to consummate the Transactions prior to the Outside Date; (ii) following the execution and delivery of the Merger Agreement and prior to the Special Meeting, any person has publicly announced a bona fide Acquisition Proposal and not withdrawn or otherwise abandoned such Acquisition Proposal prior to the earlier of (x) the Special Meeting and (y) the termination of the Merger Agreement; and (iii) within 12 months following such termination of the Merger Agreement, the Company enters into a definitive agreement with respect to such Acquisition Proposal and the transaction contemplated by such Acquisition Proposal is subsequently consummated (provided that, for purposes of clauses (i) and (ii), all references to “20%” in the definition of “Acquisition Proposal” will be deemed to be references to “50%”), then the Company will promptly (and in any event within three business days) after such consummation pay, or cause to be paid, to Parent the Company Termination Fee by wire transfer of immediately available funds to an account or accounts designated in writing by Parent.
In no event will the Company be required to pay the Company Termination Fee more than once. Parent’s receipt of the Company Termination Fee, to the extent payable, and paid, will be the sole and exclusive remedy of the Parent Related Parties (as defined in the Merger Agreement) against any of the Company Related Parties (as defined in the Merger Agreement) for any breach, loss or damage under the Merger Agreement, or otherwise relating to or arising out of the Merger Agreement or the Transactions (and the termination of the Merger Agreement or any matter forming the basis for such termination), and neither the Company nor any other Company Related Party will have any other liability or obligation to Parent or any other Parent Related Party relating to or arising out of the Merger Agreement or the Transactions (including in respect of any written or oral representation made or alleged to be made in connection herewith). If the Company fails to promptly pay the Company Termination Fee, the Company will pay to Parent all reasonable and documented out-of-pocket fees, costs and expenses of enforcement (including attorneys’ fees as well as expenses incurred in connection with any action initiated by such party), together with interest on the amount of the Company Termination Fee, at a rate per annum equal to the prime lending rate as published in The Wall Street Journal, in effect on the date such payment is required to be made, plus two percent (or such lesser rate as is the maximum permitted by applicable law).
Fees and Expenses
Whether or not the Transactions are consummated, all expenses incurred in connection with the Merger Agreement, the Transactions the solicitation of Company Stockholder Approvals and all other matters related to the Transactions will be paid by the party incurring such expenses, except as otherwise expressly set forth in the Merger Agreement; provided that Parent will pay all filing fees to any governmental authority in order to make such filings or obtain any such authorizations, consents, orders, approvals, licenses, permits and waivers as required under the Merger Agreement.
Withholding Taxes
Each of the Company, Parent, and the Paying Agent (and any of their affiliates or agents) is entitled to deduct and withhold from the consideration otherwise payable pursuant to the Merger Agreement to any person such amounts as it is required to deduct and withhold with respect to the making of such payment under the Code, or any other applicable state, local or foreign tax law. To the extent that amounts are so withheld, such amounts will be (i) remitted to the applicable governmental authority and (ii) treated for all purposes of the Merger Agreement as having been paid to the person in respect of which such deduction and withholding was made.

Amendment and Waiver
The Merger Agreement may be amended, by written agreement of the parties to the Merger Agreement at any time prior to the Effective Time, provided that, with respect to the Company, the Special Committee has approved such amendment; provided further, that prior to the Effective Time, no amendment may be made that would reduce the amount or change the form of the Merger Consideration or that would otherwise require the approval of the stockholders of the Company under applicable law without the requisite consent of the stockholders of the Company.
At any time prior to the Effective Time, Parent, on the one hand, and the Company (only if such action has been recommended by the Special Committee), on the other hand, may (i) extend the time for the performance of any obligation or other act of any other party to the Merger Agreement, (ii) waive any inaccuracy in the representations and warranties of any other party contained therein or in any document delivered pursuant the Merger Agreement and (iii) waive compliance with any agreement of any other party or any condition to its own obligations contained in the Merger Agreement. Any such extension or waiver will be valid if set forth in a written instrument signed by the party or parties to be bound. The failure of any party to assert any of its rights under the Merger Agreement or otherwise will not constitute a waiver of those rights.
Governing Law
The Merger Agreement is governed by, and will be construed in accordance with, the laws of the State of Delaware without regard to the principles of conflicts of law that would cause the application of the laws of any jurisdiction other than those of the State of Delaware.
Jurisdiction; Specific Performance
Each party to the Merger Agreement has agreed that any action seeking to enforce any provision of, or based on any matter arising out of or in connection with, the Merger Agreement or the Transactions (whether brought by any party or any of its affiliates or against any party or any of its affiliates) will be heard and determined exclusively in the Court of Chancery of the State of Delaware or, only if such court does not have jurisdiction over such action, then such action will be heard and determined exclusively in any federal or state court located in the State of Delaware.
The parties to the Merger Agreement agreed that irreparable damage would occur in the event that any provisions of the Merger Agreement were not performed in accordance with their specific terms or were otherwise breached.
Accordingly, subject to certain limitations, the parties acknowledged and agreed that the parties are entitled (in addition to any other remedy that may be available to it whether in law, equity or otherwise, including monetary damages) to (i) an order of specific performance to enforce the observance and performance of a covenant or obligation that is breached or in respect of which a breach is threatened by any other party and (ii) an injunction restraining such breach or threatened breach, and in each case without necessity of posting a bond or other form of security. The parties further agreed that it will not assert that a remedy of specific performance is unenforceable, invalid, contrary to applicable law, or inequitable on the basis that a remedy of monetary damages would provide an adequate remedy or that the parties otherwise have an adequate remedy at law.
Notwithstanding anything in the Merger Agreement to the contrary, the parties agreed that the Company will be entitled to specific performance to cause Parent and Merger Sub to consummate the Transactions and cause Fairfax to provide the Fairfax Equity Commitment pursuant to the Equity Commitment Letter if:
(i)
all of the conditions described in the first and second paragraphs of the section of this proxy statement above entitled “— Conditions to the Merger” have been and then are satisfied or, to the extent permitted by law, waived by Parent (other than those conditions that by their nature cannot be satisfied other than at the Closing, provided that such conditions to be satisfied at the Closing would be capable of satisfaction); and

(ii)
the Company has irrevocably confirmed by written notice that (x) all conditions described in the third paragraph of the section above entitled “— Conditions to the Merger” have been satisfied (other than those conditions that by their nature cannot be satisfied other than at the Closing) or that it would be willing to waive any unsatisfied conditions therein, and (y) it is ready, willing and able to consummate the Merger if specific performance is granted.

Notwithstanding anything to the contrary in the Merger Agreement, in the event that the Company initiates a proceeding seeking an injunction, specific performance or other equitable relief, no party will object to any application to the court setting forth an expedited timeline to hear and determine such action. If, prior to the Outside Date, any party brings any action in accordance with the Merger Agreement, to enforce specifically the performance of the terms and provisions hereof by any other party, the Outside Date will automatically be extended by (i) the amount of time during which such action is pending, plus 20 business days or (ii) such other time period established by the court presiding over such action, as the case may be.
Designated Individual Conduct Carve-Out
The Merger Agreement provides that any action or omission by certain designated individuals (identified in the Company Disclosure Letter as William J. McMorrow, Matthew Windisch and In Ku Lee), each acting in his capacity as an officer of the Company on or after February 16, 2026, will not be treated as a breach of the Merger Agreement by the Company. Such conduct will be disregarded for all purposes under the Merger Agreement, including purposes of determining whether the conditions outlined in the section above of this proxy statement entitled “— Conditions of the Merger” have been satisfied. Parent will have no right to terminate the Merger Agreement, and neither Parent nor the Merger Sub will have any claim for damages or other remedies, as a result of any such action or omission by a designated individual.

THE VOTING AND SUPPORT AGREEMENTS
The following summarizes the material provisions of the Voting and Support Agreements. This summary may not contain all of the information about the Voting and Support Agreements that is important to you and is qualified in its entirety by the full Voting and Support Agreements, attached as Annexes B-1 and B-2 to this proxy statement and incorporated herein by reference. We encourage you to read the Voting and Support Agreements carefully and in their entirety, as they, and not this summary or other information in this proxy statement, expressly govern the rights and obligations of the parties thereto.
On February 16, 2026, concurrently with the execution and delivery of the Merger Agreement, each Consortium Party and, as applicable, HWIC entered into Voting and Support Agreements with the Company. Under these Voting and Support Agreements, and subject to the conditions therein, each Consortium Party agreed to vote (or cause to be voted), or deliver (or cause to be delivered) any written consents with respect to, as applicable, all of the shares of Company Common Stock, Company Preferred Stock (based on the number of Company Warrants outstanding and in accordance with the Series B Certificate of Designations and the Series C Certificate of Designations) and other equity securities of the Company beneficially owned by such Consortium Party entitled to vote thereon, as applicable, including any acquired after February 16, 2026 (the “Voting Agreement Subject Securities”), at the Special Meeting (and any adjournment or postponement thereof):
(i)
in favor of (a) the adoption of the Merger Agreement and the approval of the Transactions, including the Merger, (b) any proposal by the Company to adjourn, recess or postpone any meeting of the stockholders of the Company to a later date that complies with Section 7.02 of the Merger Agreement and (c) any other matter in respect of which approval of the Company’s stockholders is expressly requested by the Board in connection with the adoption of the Merger Agreement or the approval of the Transactions, including the Merger;

(ii)
against any action, agreement, or transaction that would reasonably be expected to (a) result in a breach of any covenant, representation or warranty or any other obligation or agreement of (x) the Company, Parent, or Merger Sub contained in the Merger Agreement, or (y) the Consortium Parties contained in the Voting and Support Agreements, or (b) result in any of the conditions to the Closing not being satisfied or delayed; and

(iii)
against any Acquisition Proposal or other action, agreement, or transaction involving the Company that is intended, or would reasonably be expected, to impede, interfere with, delay, postpone, adversely affect or prevent the consummation of the Transactions, including the Merger (provided that the foregoing will not require the Consortium Parties to vote against any Acquisition Proposal or any other proposal made in opposition to the Merger Agreement, the Merger or other Transactions if, prior to such vote, the Company has terminated the Merger Agreement as a result of a Superior Proposal in accordance with the terms of the Merger Agreement).

As of the close of business on the Record Date, the Consortium Parties beneficially held, in the aggregate, 27,539,085 shares of Company Common Stock, which represent approximately 19.77% of the outstanding shares of Company Common Stock, 500,000 shares of Company Preferred Stock, which represent 62.5% of the outstanding shares of Company Preferred Stock, and 25,381,540 Company Warrants, which represent 100% of the outstanding Company Warrants, collectively representing approximately 24.67% of the total voting power of the equityholders of the Company.
Under the Voting and Support Agreements, the Consortium Parties may not transfer their Voting Agreement Subject Securities without the prior written consent of the Company (acting at the direction of the Special Committee), subject to limited exceptions for transfers to certain permitted transferees pursuant to the Voting and Support Agreements. Prior to and as a condition to the effectiveness of any such transfer, any such permitted transferee must execute and deliver a joinder (in form and substance reasonably acceptable to the Company) (acting at the direction of the Special Committee) to the applicable Voting and Support Agreement agreeing to be bound by the same terms thereof.
Each Voting and Support Agreement automatically terminates, without any notice or other action by any person, upon the earlier of: (i) the valid termination of the Merger Agreement in accordance with its terms, (ii) the Effective Time, and (iii) the mutual written consent of all parties to the applicable Voting and Support Agreement (in the case of the Company, acting at the direction of the Special Committee).
The Voting and Support Agreements are governed by the laws of the State of Delaware.

In connection with a permitted transfer of Company Common Stock from Odyssey Reinsurance Company (“ORC”) to Odyssey Reinsurance (Barbados) Ltd. (“ORBL”) under the Voting and Support Agreement entered into by HWIC and the other parties party thereto (the “ORBL Transfer”), on February 24, 2026, the Company and HWIC, in its capacity as investment manager and/or pursuant to a power of attorney on behalf of ORC and ORBL, entered into a joinder agreement, pursuant to which, among other things, ORBL (i) accepted and assumed all of the rights and obligations of a “Security Holder” under such Voting and Support Agreement, and (ii) agreed to be fully bound by, and subject to, and to comply with all of the terms, conditions and provisions applicable to a “Security Holder” under such Voting and Support Agreement.

THE ROLLOVER AGREEMENTS
The following summarizes the material provisions of the Rollover Agreements. This summary may not contain all of the information about the Rollover Agreements that is important to you and is qualified in its entirety by the full Rollover Agreements, attached as Annexes D-1 and D-2 to this proxy statement and incorporated herein by reference. We encourage you to read the Rollover Agreements carefully and in their entirety, as they, and not this summary or other information in this proxy statement, expressly govern the rights and obligations of the parties thereto.
The Rollover Agreements are described in this proxy statement only to provide you with information regarding the terms and conditions thereof and not to provide any other factual information regarding Parent, Holdco, the Rollover Stockholders or their respective affiliates or their respective businesses or any representations on which you may rely.
On February 16, 2026, concurrently with the execution and delivery of the Merger Agreement, the Rollover Stockholders entered into Rollover Agreements with Parent and, as applicable, Holdco. Pursuant to the Rollover Agreements, on the terms and subject to the conditions set forth therein, each Rollover Stockholder has agreed to, immediately prior to the Effective Time, directly or indirectly contribute all of the shares of Company Common Stock specified therein to (i) Parent or (ii) Holdco, which will thereafter contribute the Rollover Shares, and Parent has agreed, concurrently with such contribution, to accept such Rollover Shares in exchange for limited liability company units or other securities of Parent in accordance with the limited liability company agreement of Parent. The Rollover Shares will not be entitled to receive the Merger Consideration and will not be cancelled or converted at the Effective Time.
The number of shares of Company Common Stock that the Rollover Stockholders will contribute to Parent or Holdco pursuant to the terms of the Rollover Agreements includes the following:
•	The number of shares of Company Common Stock set forth in the Rollover Agreements, which is equal to 22,341,393 in the aggregate; and
•
Any other Company Common Stock acquired by the Rollover Stockholders after February 16, 2026 (including with respect to any shares of Company Common Stock received as a result of the settlement of the Rollover Stockholders’ Company RSUs or Company PSUs prior to the Closing, except as specified otherwise under the applicable Rollover Agreement) (collectively with the Rollover Shares, the “Rollover Equity”).

Each Rollover Stockholder’s obligation to directly or indirectly contribute the Rollover Equity to Parent pursuant to its Rollover Agreement is subject to the satisfaction of the following conditions unless waived in writing by Parent and each Rollover Stockholder party to such Rollover Agreement: (i) the transactions contemplated by such Rollover Agreement have not been prohibited, prevented, rendered illegal or enjoined by any governmental authority or any order or applicable law thereof and (ii) either (a) the conditions to the Closing set forth in the Merger Agreement have been satisfied (or waived by the party entitled to the benefit of such conditions) and the contemporaneous consummation of the Closing will occur subject to the consummation of the contributions of the Rollover Equity pursuant to the Rollover Agreements or (b) a final, non-appealable and binding order or judgment awarding specific performance will have been entered by a court of competent jurisdiction to cause Parent to consummate the Closing pursuant to the Merger Agreement.
The Rollover Stockholders will not assign or delegate any provision of the Rollover Agreements except with the prior written consent of each other party thereto, provided that each Rollover Stockholder may assign its rights, interests and obligations without Parent’s or the Company’s consent, to any affiliate as long as such transferee executes a joinder to the applicable Rollover Agreement (in form and substance reasonably acceptable to each other party thereto).
The Rollover Agreements also designate the Company (as directed by the Special Committee) as a third party beneficiary for purposes of Section 8 (Assignment), Section 11 (Entire Agreement) and Section 14 (Termination) (as applicable) thereto, as well as to specifically enforce the obligations set forth in the Rollover Agreements pursuant to Section 6.1 (Specific Performance) thereto.
Certain Company PSUs and Company RSUs of the Rollover Stockholders that are subject to a Rollover Agreement will, at the Effective Time, be automatically and without any required action on the part of the holder thereof, be cancelled, and the holder thereof will only be entitled to a lump sum cash payment, without interest, with respect to accrued and unpaid dividend equivalents with respect thereto.
Each Rollover Agreement (i) may be terminated by the mutual written consent of Parent, Holdco, the Company (as directed by the Special Committee) and each Rollover Stockholder and (ii) will terminate automatically upon the earliest to occur of: (a) the Closing and (b) the valid termination of the Merger Agreement.
The Rollover Agreements are governed by the laws of the State of Delaware.

In connection with the ORBL Transfer, on February 24, 2026, Parent and HWIC, in its capacity as investment manager and/or pursuant to a power of attorney on behalf of ORC and ORBL, entered into a joinder agreement, pursuant to which, among other things, ORBL (i) accepted and assumed all of the rights and obligations of a “Holder” under the Rollover Agreement entered into by HWIC and the other parties party thereto, and (ii) agreed to be fully bound by, and subject to, and to comply with all of the terms, conditions and provisions applicable to a “Holder” under such Rollover Agreement.

THE EQUITY COMMITMENT LETTER
The following summarizes the material provisions of the Equity Commitment Letter. This summary may not contain all of the information about the Equity Commitment Letter that is important to you and is qualified in its entirety by the full Equity Commitment Letter, attached as Annex E to this proxy statement and incorporated herein by reference. We encourage you to read the Equity Commitment Letter carefully and in its entirety, as it, and not this summary or other information in this proxy statement, expressly governs the rights and obligations of the parties thereto.
The Equity Commitment Letter is described in this proxy statement only to provide you with information regarding the terms and conditions thereof and not to provide any other factual information regarding Parent, Merger Sub, Fairfax or their respective affiliates or their respective businesses or any representations on which you may rely.
On February 16, 2026, concurrently with the execution and delivery of the Merger Agreement, Fairfax entered into (the Equity Commitment Letter. Pursuant to the Equity Commitment Letter, Fairfax agreed, subject to the terms and conditions thereof, to purchase, directly or indirectly, debt or equity securities of, or provide debt financing to, Parent in an aggregate amount equal to $1,650,000,000 (the “Fairfax Equity Commitment”). The Fairfax Equity Commitment, when funded in full in accordance with the Equity Commitment Letter, will provide Parent and Merger Sub, prior to or concurrently with the Closing, an amount of cash that is sufficient to fund the payment of (i) the aggregate Merger Consideration, (ii) any other amounts required to be paid under Article III of the Merger Agreement (other than the Final Dividend) and (iii) the aggregate amount required to redeem or repurchase the Company Series A Preferred Stock (collectively, the “Required Amount”). To the extent that, at the Closing, Parent and Merger Sub do not require the full amount of the Fairfax Equity Commitment to fund the Required Amount, the Fairfax Equity Commitment will be reduced to the actual amount required to fund the Required Amount; provided that any such reduction will only occur contemporaneous with the Closing (but prior to the effectiveness of the Merger) and the payment of the Required Amount in accordance with the Merger Agreement.
In addition, in the event either Parent or Merger Sub is determined, pursuant to a final and non-appealable order or a final written settlement agreement, to be liable for monetary damages payable to the Company in respect of a breach of the Merger Agreement, Fairfax has agreed to purchase, directly or indirectly, debt or equity securities of, or provide debt financing to, Parent in an amount equal to the lesser of (i) such damages amount, plus any reasonable, documented, out-of-pocket fees, costs and expenses of the Company incurred in connection therewith, and (ii) $400,000,000 (the “Damages Commitment Cap” and, such lesser amount of clauses (i) and (ii), the “Damages Commitment”), provided that Fairfax will not be required to fund both the Fairfax Equity Commitment and the Damages Commitment.
Fairfax’s obligation to fund the Fairfax Equity Commitment is subject solely to: (i) the satisfaction or valid waiver of all of Parent’s conditions precedent to its obligations to consummate the Merger set forth in the Merger Agreement (other than those conditions that by their terms are to be satisfied at the Closing but which are capable of being satisfied at such time); and (ii) the substantially contemporaneous consummation of the Closing under the Merger Agreement.
The Equity Commitment Letter will terminate upon the earliest of:
(i)
the valid termination of the Merger Agreement in accordance with its terms; provided that with respect to the Damages Commitment, the Equity Commitment Letter will survive until ninety (90) days following the valid termination of the Merger Agreement, unless the Company has commenced an action within such ninety (90) day period against Parent or Merger Sub for damages under the Merger Agreement, in which case the Equity Commitment Letter will survive until the earlier of (a) a final and non-appealable order or final written settlement resolving such action, (b) a mutual written agreement by the Company and Parent terminating the Damages Commitment and (c) payment in full of the Damages Commitment;

(ii)	the consummation of the Closing and the funding of the Fairfax Equity Commitment; and
(iii)
the Company, the Special Committee or any subsidiaries of the Company filing a lawsuit or other proceeding asserting any claim for payment under or in respect of the Equity Commitment Letter, the Joint Bidding Agreement, the Merger Agreement or the transactions contemplated thereby from Fairfax or its affiliates, other than lawsuits or proceedings (a) against Fairfax or its affiliates pursuant to the Joint Bidding Agreement, the Confidentiality Agreement, or the Voting and Support Agreements, or to specifically enforce the provisions of the Equity Commitment Letter, (b) against Parent or Merger Sub pursuant to the Merger Agreement or (c) against any party to a Rollover Agreement pursuant to such Rollover Agreement.

Each of Holdco and the Company (acting at the direction of the Special Committee) is an express third-party beneficiary of the Equity Commitment Letter and has the right to enforce Parent’s right to seek to enjoin the assignment or amendment, modification or waiver of the Equity Commitment Letter without the consent of the Company to the extent required under the Equity Commitment Letter and cause the Fairfax Equity Commitment or the Damages Commitment to be funded, including the right to seek specific performance directly against Fairfax, subject to the terms and conditions of the Equity Commitment Letter and the Merger Agreement.
The Equity Commitment Letter is governed by the laws of the State of Delaware.

JOINT BIDDING AGREEMENT
The following summarizes the material provisions of the Joint Bidding Agreement. This summary may not contain all of the information about the Joint Bidding Agreement that is important to you and is qualified in its entirety by the full Joint Bidding Agreement, attached as Annex F-1 to this proxy statement and incorporated herein by reference. We encourage you to read the Joint Bidding Agreement carefully and in its entirety, as it, and not this summary or other information in this proxy statement, expressly governs the rights and obligations of the parties thereto.
The Joint Bidding Agreement is described in this proxy statement only to provide you with information regarding the terms and conditions thereof and not to provide any other factual information regarding Parent, Merger Sub, Holdco, Fairfax or their respective affiliates or their respective businesses or any representations on which you may rely.
On November 4, 2025, Holdco and certain affiliates of Fairfax entered into the Joint Bidding Agreement, pursuant to which Holdco and such affiliates of Fairfax agreed to work together exclusively and in good faith to pursue the Transactions. Until the termination of the Joint Bidding Agreement, each of Holdco and affiliates of Fairfax has agreed not to, directly or indirectly, initiate, enter into, encourage or continue discussions or negotiations with any third party with respect to any alternative acquisition proposal involving the Company’s shares or assets, subject to limited exceptions for actual and prospective equity or debt providers in connection with the Transactions. Certain key decisions with respect to the Transactions require the written approval of both Holdco and HWIC, in its capacity as investment manager and/or authorized power of attorney in respect of the Company Common Stock held by the affiliates of Fairfax, including any change in the form or amount of consideration offered, the admission of any new investor to the Consortium and any amendment or waiver of any rights or conditions precedent under the Merger Agreement and other ancillary transaction documents. Such affiliates of Fairfax and Holdco have also agreed, among other things, to provide information with respect to any applicable regulatory laws, to allocate certain transaction expenses, to negotiate in good faith to enter into governance agreements with respect to Parent at Closing and to enter into Rollover Agreements with Parent, in each case, in connection with the Transactions.
The Joint Bidding Agreement terminates upon the earliest to occur of (i) the closing of the Transactions, (ii) the termination of the Merger Agreement in accordance with its terms, (iii) the parties’ mutual written agreement to terminate or (iv) certain other events specified in the Joint Bidding Agreement. The Joint Bidding Agreement is governed by the laws of the State of Delaware.
Concurrently with the execution and delivery of the Merger Agreement, Holdco and such affiliates of Fairfax entered into a letter agreement, dated as of February 16, 2026, to amend the Joint Bidding Agreement with respect to the number of Rollover Shares that Holdco, Fairfax and their respective affiliates have agreed to contribute, directly or indirectly, to Parent under the Rollover Agreements.
In connection with the ORBL Transfer, on February 24, 2026, Parent and HWIC, in its capacity as investment manager and/or pursuant to a power of attorney on behalf of ORC and ORBL, entered into a joinder agreement, pursuant to which, among other things, ORBL (i) accepted and assumed all of the rights and obligations of an “Investor” under the Joint Bidding Agreement, and (ii) agreed to be fully bound by, and subject to, and to comply with all of the terms, conditions and provisions applicable to an “Investor” under the Joint Bidding Agreement.

PROVISIONS FOR UNAFFILIATED STOCKHOLDERS
No provision has been made (i) to grant the Unaffiliated Security Holders access to the corporate files of Kennedy Wilson, any other party to the Transactions or any of their respective affiliates, or (ii) to obtain counsel or appraisal services at the expense of Kennedy Wilson, any other such party or affiliate.

IMPORTANT INFORMATION REGARDING KENNEDY WILSON
Company Background
Kennedy Wilson, a Delaware corporation, was incorporated in Delaware in 2007. The Company is a real estate investment company as well as an investment manager with over $36.4 billion of real estate assets under management in high growth markets across the United States, the United Kingdom and Ireland. With an objective of generating strong long-term risk-adjusted returns for our shareholders and partners and drawing on over three decades of experience in identifying opportunities and building value through various market cycles, we primarily focus on (i) investing in the rental housing sector (both market rate and affordable units) and industrial properties; and (ii) originating, managing and servicing real estate loans (primarily senior construction loans secured by high quality multifamily and student housing properties that are being developed by institutional sponsors throughout the United States). We have recently focused on growing our investment management and co-investment platform whereby we invest a minority position (with the potential for carried interest) and earn our pro-rata share of income as well as asset management fees in our role as asset manager.
The Company’s headquarters are located at 151 S. El Camino Drive, Beverly Hills, California 90212, and its telephone number at that location is (310) 887-6400. The Company’s website address is https://www.kennedywilson.com/.
Directors and Executive Officers
Kennedy Wilson’s Board currently consists of 11 members. The persons listed below are Kennedy Wilson’s directors and executive officers as of the date of this proxy statement. The Merger Agreement provides, however, that the directors of Merger Sub immediately prior to the Effective Time, from and after the Effective Time, will become the initial directors of the Surviving Company, each to hold office until their respective successors are duly elected or appointed and qualified, or until their earlier death, resignation or removal in accordance with the DGCL and the organizational documents of the Surviving Company. For information on the persons who will serve as the initial directors of the Surviving Company from and after the Effective Time, please see the section of the proxy statement entitled “Important Information Regarding Parent and Merger Sub” beginning on page 162.
The Merger Agreement also provides that the officers of the Company immediately prior to the Effective Time, from and after the Effective Time, will become the initial officers of the Surviving Company, each to hold office until their respective successors are duly elected or appointed and qualified, or until their earlier death, resignation or removal in accordance with the DGCL and the organizational documents of the Surviving Company.
There are no family relationships between Kennedy Wilson’s directors and executive officers. During the past five years, neither Kennedy Wilson nor any of Kennedy Wilson’s directors or executive officers listed below has been convicted in a criminal proceeding (excluding traffic violations or similar misdemeanors). In addition, during the past five years, neither Kennedy Wilson nor any of Kennedy Wilson’s directors or executive officers listed below has been a party to any judicial or administrative proceeding (except for matters that were dismissed without sanction or settlement) that resulted in a judgment, decree or final order enjoining the person from future violations of, or prohibiting activities subject to, federal or state securities laws, or a finding of any violation of federal or state securities laws. The ages given below are as of May 4, 2026. Each of the individuals listed below can be reached at c/o Kennedy-Wilson Holdings, Inc., 151 S. El Camino Drive, Beverly Hills, California 90212.

Name	Age	Current Position and Office
William J. McMorrow	79	Chairman and Chief Executive Officer
Matthew Windisch	46	President
Justin Enbody	45	Chief Financial Officer
In Ku Lee	45	Executive Vice President, General Counsel and Secretary
Michael Pegler	50	President, Kennedy Wilson Europe
Regina Finnegan	61	Executive Vice President of Global Risk Management and Human Resources
Todd Boehly	52	Director
Richard Boucher	67	Director
Trevor Bowen	77	Director
Wade Burton	54	Director

Name	Age	Current Position and Office
Michael Eisner	45	Director
Jeffrey Meyers	66	Director
David A. Minella	73	Director
Nadine I. Watt	57	Director
Sanaz Zaimi	56	Director
Stanley R. Zax	88	Director

Executive Officers
Below is information about Kennedy Wilson’s executive officers:
William J. McMorrow is Chairman and Chief Executive Officer of the Company. He has held this position since 1988 when he joined the Company. Mr. McMorrow is the architect of the Company’s expansion into real estate related investments and services. In addition to his real estate experience, Mr. McMorrow has more than 17 years of banking experience. Prior to joining the Company, he was the Executive Vice President and Chairman of the Credit Policy Committee at Imperial Bancorp and also has held senior positions with a variety of financial services companies, including eight years as a Senior Vice President of Fidelity Bank. From 2014 to 2017, Mr. McMorrow also served on the board of directors of Kennedy Wilson Europe Real Estate plc (LSE: KWE), a company that was previously externally managed by a subsidiary of the Company. Mr. McMorrow received his B.S. degree in Business as well as his M.B.A. from the University of Southern California, where he serves as a Trustee. He helped launch the Performance Science Institute at the USC Marshall School of Business and established the Military Veterans Initiative, “With Your Shield,” which helps student veterans earn a USC degree and find employment. Mr. McMorrow has also endowed student housing in the USC Village as well as the Neighborhood Academic Initiative to provide a pathway for thousands of students in east and south LA to earn a college degree. In 2018, Mr. McMorrow received USC’s highest alumni honor, the Asa V. Call Alumni Achievement Award. Mr. McMorrow’s other philanthropic interests include supporting Loyola High School, which honored him with the Cahalan Award for Distinguished Alumni and where he served on the Board of Regents. He is also involved with the Navy SEAL Foundation, where he served as a board member until January 2021, as well as City of Hope, which honored him in 2014 at its Spirit of Life Celebration. In 2015, he was honored by the Ireland Chamber of Commerce in the United States with the Sir Michael Smurfit Business Achievement Award for his years of leadership and his contributions to Ireland, and in 2017, he received the Ellis Island Medal of Honor. The Congressional Medal of Honor Foundation recognized Mr. McMorrow with the Circle of Honor award in 2019 for his contributions to our Nation, and for representing the Foundation’s principles of courage, sacrifice and patriotism. In 2025, Mr. McMorrow received the Medallion of Merit from the Friendly Sons of St. Patrick and was also recognized with the USC Presidential Medallion, the university’s highest honor, on behalf of the Leslie and William McMorrow Neighborhood Academic Initiative, both awards in recognition of his philanthropic and community initiatives. Mr. McMorrow was selected to serve as a member of our Board of Directors because of his significant achievements with, and intimate knowledge of, the Company and his extensive experience in real estate and banking.
Matthew Windisch is President of the Company. He has held this position since 2023. Prior to his role as President, Mr. Windisch served as Executive Vice President of the Company since 2012. Mr. Windisch joined the Company in 2006 and spearheads strategic planning for the Company and the Company’s public and private capital market activities. Mr. Windisch also has responsibility for growing the Company’s investment management business, including the Company’s credit platform. He manages third-party capital raising for the Company and maintains many of the Company’s key investor and banking relationships. Mr. Windisch has over two decades of experience in real estate investment across the globe. Prior to joining the Company, he was an associate at JP Morgan Chase, where he held positions in investment banking, strategy and risk management. Mr. Windisch received a B.B.A. in Finance and Accounting from Emory University and an M.B.A. from UCLA’s Anderson School of Management.
Justin Enbody is Chief Financial Officer of the Company. He has held this position since 2012. He is responsible for all aspects of finance for the Company, including strategic planning, accounting, tax, information technology, financial reporting and elements of risk management. Mr. Enbody joined the Company in September 2009 and was the Company’s Controller before becoming Chief Financial Officer. Prior to joining the Company, Mr. Enbody was a vice president with RAFS Inc., an independent financial consulting company which he joined in 2004. Prior to RAFS Inc., Mr. Enbody was a senior associate with KPMG LLP. Mr. Enbody serves as a trustee for the Greater Los Angeles Zoo Association. Mr. Enbody received a B.A. from the University of California at Santa Barbara.

In Ku Lee is Executive Vice President, General Counsel and Secretary of the Company. He has held the Executive Vice President position since 2023 and the General Counsel position since 2024. Mr. Lee previously served as Senior Vice President, Deputy General Counsel and Secretary since he joined the Company in 2013. Mr. Lee heads all of the Company’s legal, corporate governance and public company regulatory matters. Mr. Lee is also responsible for all legal aspects of the Company’s corporate and transaction capital raising, real estate transactions and separate account platforms. Prior to joining Kennedy Wilson, Mr. Lee served as global corporate counsel at SK Telecom / SK Planet from 2011 to 2013, where he was the lead counsel on multiple cross-border transactions. Prior to such position, Mr. Lee was a senior associate at Latham & Watkins LLP. Mr. Lee received his J.D. from Cornell Law School and his B.A. in Economics from Occidental College. Mr. Lee is a member of the bar associations of the State of California and Los Angeles County.
Michael Pegler is President of Kennedy Wilson Europe. He has held this position since 2023. Prior to his role as President of Kennedy Wilson Europe, Mr. Pegler served as the Company’s Head of UK Business from 2019 until 2023. Mr. Pegler served as the Head of Asset Management for Europe upon joining the Company in 2013 to 2019. Mr. Pegler oversees all aspects of the Company’s European business operations. Prior to joining Kennedy Wilson, Mr. Pegler served as a managing director at The Blackstone Group in their real estate group, working primarily on opportunistic funds and investments across Europe and across all asset types with a particular focus on the UK Market. Prior to The Blackstone Group, Mr. Pegler was an associate at Deloitte UK. Mr. Pegler received his B.A. (Honours) in Economics and Politics from University of Sheffield and he is a member of the Institute of Chartered Accountants of England and Wales.
Regina Finnegan is Executive Vice President of Global Risk Management and Human Resources of the Company. She has held this position since 2017. Ms. Finnegan oversees risk management and insurance programs for all operational, real estate ownership and development risks related to the Company’s global portfolio. Ms. Finnegan is also responsible for all human resources matters at the Company, including recruiting, developing, motivating and directing all of the Company’s employees worldwide. Prior to joining Kennedy Wilson, Ms. Finnegan served as an executive vice president at Willis Towers Watson, where she was responsible for overseeing the real estate, hospitality and gaming practice across the west coast and managed clients across all real estate classes including multifamily, office, industrial, retail, hospitality and gaming. Ms. Finnegan serves on the Executive Committee of the University of Southern California Lusk Center for Real Estate and is a CAP Mentor for the Marshall School of Business at the University of Southern California. Ms. Finnegan received her B.S. in City/Urban, Community and Regional Planning from the University of Southern California.
Non-Employee Directors
Below is information about Kennedy Wilson’s non-employee directors:
Todd Boehly has served as a director of the Company since 2020. Mr. Boehly serves as the Co-Founder, Chairman, Chief Executive Officer and controlling member of Eldridge Industries, LLC (“Eldridge Industries”) and Chairman of Eldridge. Eldridge Industries and its affiliates have made investments in over 100 operating businesses, including Security Benefit, of which Mr. Boehly is Chairman, A24, Fulwell 73, and Penske Media, which includes The Hollywood Reporter, Variety, Billboard, Rolling Stone, Vibe, Music Business Worldwide, Dick Clark Productions, Life is Beautiful, and the investment in South by Southwest. Mr. Boehly is Chairman and an owner of Chelsea Football Club and an owner of the Los Angeles Dodgers, the Los Angeles Lakers, the Los Angeles Sparks and Cloud9. He is on the boards of the Los Angeles Lakers, Flexjet, PayActiv, CAIS, Chelsea Football Club, Cain International and Vivid Seats (NASDAQ: SEAT). Mr. Boehly was formerly on the boards of Truebill, which was sold to Rocket Mortgage, and DraftKings. Prior to founding Eldridge Industries, Mr. Boehly was President of Guggenheim Partners and founded the credit business at Guggenheim. He received his B.B.A. from The College of William & Mary and The Milken Center for Advancing the American Dream, where he later founded The Boehly Center for Excellence in Finance, and studied at the London School of Economics. Mr. Boehly supports epilepsy research, Focused Ultrasound Foundation, Prostate Cancer Foundation, Brunswick School, The College of William & Mary, Texas Christian University and University of Texas. Mr. Boehly was appointed to the Board of Directors in connection with a stock purchase agreement with Quinton Heights, LLC and Security Benefit Life Insurance Company, both affiliates of Eldridge Industries, whereby the Company issued shares of Company Series A Preferred Stock in exchange for approximately $300 million in proceeds. Mr. Boehly was selected to serve as a member of our Board of Directors because of his significant experience in the financial industry, particularly relating to investment strategies and operating businesses and his deep understanding of global capital and financial markets.

Richard Boucher has served as a director of the Company since 2018. Mr. Boucher served as Group Chief Executive Officer and Executive Director of the Bank of Ireland Group from February 2009 until his retirement in October 2017. Mr. Boucher joined the Bank of Ireland Group in 2004 where he also served as the Chief Executive of Retail Financial Services Ireland and as the Chief Executive for Corporate Banking. Prior to joining the Bank of Ireland Group, Mr. Boucher served as Regional Managing Director for Corporate Banking, London and South East England for the Royal Bank of Scotland. From 2017 to May 2019, Mr. Boucher served as a member of the board of directors of Atlas Mara plc (LSE: ATMA), a financial services company that operated in Africa, serving as chairman of Atlas Mara’s renumeration committee and a member of the risk and audit committees. From 2017 to 2020 Mr. Boucher served on the Board of Eurobank Ergasia SA (Athens: Eurob), a Greek bank, where he served as chairman of its risk committee and a member of its audit committee. Since 2018, Mr. Boucher has served as a member of the board of directors of CRH plc (NYSE: CRH), an S&P 500 international building materials company, serving as CRH’s chairman since January 2020, chairing its nomination and its acquisitions committees and being a member of its compensation and SESR committees. In October 2020, Mr. Boucher joined as a member of the board of directors of ClonBio Group Limited, a privately owned renewable energy and feedstuffs business, and has served as chairman of ClonBio Group Limited since April 2021. Since October 2024, Mr. Boucher has served as a member of the board of directors of Glen Dimplex, a privately owned heating and ventilation products and solutions business. Mr. Boucher received his B.A. (Mod) in Economics from Trinity College, Dublin, Ireland. Mr. Boucher was selected to serve as a member of our Board of Directors because of his significant experience in business transactions in the U.S. and Europe and his deep understanding of the global capital and financial markets.
Trevor Bowen has served as a director of the Company since 2018. Mr. Bowen served as a director and part owner of Principle Management Limited, an entertainment management company, from 1996 to 2013. Prior to joining Principle Management Limited, Mr. Bowen served as a partner at KPMG Ireland for 11 years with responsibility for KPMG Ireland’s banking practice. From June 2018 to September 2025, Mr. Bowen also served as a member of the board of directors of Ceiba Investments Ltd. (LSE: CBA), an investment company, and has also served as the chairman of its audit committee. Mr. Bowen resigned from Ceiba’s board in September 2025. From October 2020 to October 2022, Mr. Bowen served as Chairman of Round Hill Music Royalty Fund Limited (LSE: RHM. L), a music publishing company focused on investing in music copyrights, that achieved full listing on the London Stock Exchange in July 2022. Mr. Bowen resigned from Round Hill’s board in October 2022. From 2004 to 2013, Mr. Bowen served as a member of the board of directors of Ulster Bank and also served on its risk committee. From 2009 to 2011, Mr. Bowen served as a member of the board of directors of Readymix plc, a building materials company. Mr. Bowen received his B.B.S. in Business from Trinity College Dublin. Mr. Bowen was selected to serve as a member of our Board of Directors because of his significant experience in the public accounting profession and his extensive and diverse background in business transactions in Europe.
Wade Burton has served as a director of the Company since 2022. Mr. Burton is the President and Chief Investment Officer of HWIC, a wholly owned subsidiary of Fairfax, a provider of global investment management services solely to the insurance and reinsurance subsidiaries of Fairfax. Fairfax is a Canadian holding company which, through its subsidiaries, is primarily engaged in property and casualty insurance and reinsurance and the associated investment management. Mr. Burton also currently serves as a member of Fairfax’s Executive Committee and is a member of the board of directors of Eurolife FFH Insurance Holdings, a Greek insurance holding company, where he also serves on the audit, renumeration and nomination, and risk, asset-liability and investment management committees. Mr. Burton, a Chartered Financial Analyst (CFA), received his B.A from the University of Western Ontario and has completed the Graduate Finance Program at McGill University, the Canadian Securities Course, the Canadian Futures Course and the Canadian Options Course. Mr. Burton was selected to serve as a member of our Board of Directors because of his extensive experience in the financial and investment management industries along with his deep understanding of global capital and financial markets.
Michael Eisner has served as a director of the Company since 2024. Mr. Eisner is the controlling owner and managing partner of Eisner, LLP, a full-service business law firm, specializing in various areas of law including real estate, finance and corporate law, that Mr. Eisner founded in 1999. Mr. Eisner received his B.A. in Criminal Justice from University of Nevada Las Vegas and his J.D. from Pepperdine University School of Law. Mr. Eisner was selected to serve as a member of our Board of Directors because of his experience and knowledge relating to legal and financial aspects of business and significant experience in negotiating matters across various jurisdictions and matters.
Jeffrey Meyers has served as a director of the Company since 2024. Since 2018, Mr. Meyers has served as the Chief Executive Officer of Zonda, a technology-based provider of housing industry advising services to home builders and multifamily developers over three operating platforms: data intelligence, engagement and media and awareness. Mr. Meyers is also a member of the California Building Industry Association’s Hall of Fame and Harvard University’s Policy Advisory Board. Mr. Meyers holds a B.S. degree in Finance from San Diego State University. Mr. Meyers was selected to serve as a member of our Board of Directors because of his significant experience in business transactions and his deep understanding of technology-based tools to increase efficiency in the real estate industry.
David A. Minella has served as a director of the Company since 2009. Mr. Minella is currently the Managing Member of Minella Capital Management, a financial services holding company investing in and developing joint venture arrangements in the asset management industry. From 2011 to 2014, Mr. Minella served as the Chief Executive Officer of Aligned Asset Managers, LLC (“Aligned”), a financial services holding company. Aligned’s first acquisition was a majority interest in The Townsend Group, a real asset manager and consultant. Mr. Minella served as Prospect Acquisition Corp’s Chairman and Chief Executive Officer from its inception in July 2007 through November 2009 and has served as a director of the Company since November 2007. Between 1997 and March 2007, Mr. Minella served as the Chief Executive Officer and director of Value Asset Management LLC, or VAM, a strategic investment management holding company. At VAM, Mr. Minella was responsible for its overall business strategy, acquisitions and financial results, and under his leadership, VAM acquired a controlling interest in five separate investment management firms. From 1995 to 1997, Mr. Minella was the President and Chief Executive Officer of the asset management division of Liechtenstein Global Trust, or LGT, a wealth and asset management firm, where he was responsible for the overall business strategy and financial results. Mr. Minella originally joined LGT in 1987 as the head of its United States subsidiaries, GT Capital Management and GT Global. Mr. Minella is a member of the Executive Council at Bunker Hill Capital Management, a private equity firm in Boston, Massachusetts, the former Chairman of the board of directors of MDT Advisers LLC and a former board member of the Investment Company Institute. Mr. Minella received a B.S. in accounting from Bentley College. Mr. Minella was selected to serve as a member of our Board of Directors because of his significant financial industry experience, particularly relating to investment strategies and asset management.
Nadine I. Watt has served as a director of the Company since 2024. Ms. Watt has served as the Chief Executive Officer of Watt Capital Partners, a real estate investment company and spin-off of Watt Companies, Inc., since June 2022. She previously served as Chief Executive Officer of Watt Companies, Inc., a commercial and residential real estate development and investment company with properties throughout California and the western United States, from December 2019 to June 2022 and as President of Watt Companies Inc., from December 2011 to December 2019. Ms. Watt served on the board of directors and as the chair of the compensation committee of Fisker Inc., an electric vehicle company from 2018 to 2024. Ms. Watt has served on the board of directors of Visionary Women, a private nonprofit organization since May 2017 and has served on the Board of Trustees of the University of Southern California since May 2024. Ms. Watt previously served as the Chair of the Los Angeles Business Council from 2015 to 2022 and previously served on the board of two publicly traded companies: 1st Century Bancshares, Inc., from May 2008 until 2017 and The New Home Company Inc., from 2009 to 2018. Ms. Watt received her Bachelor of Science in Foreign Service from the Georgetown University School of Foreign Service, Washington D.C. and her Master of Arts from the School of Cinematic Arts at the University of Southern California. Ms. Watt was selected to serve as a member of our Board of Directors because of her experience in management, the real estate industry and her prior service on several public company boards.
Sanaz Zaimi has served as a director of the Company since 2018. Ms. Zaimi served as the Head of Global Fixed Income, Currencies and Commodities (FICC) Sales, within Bank of America Merrill Lynch (“BofAML”) and as CEO of BofA Securities Europe S.A., BofAML’s EU broker-dealer, and Country Executive for France until the end of 2021. While at BofAML, Ms. Zaimi sat on a number of BofAML’s senior executive committees globally, including the Management Committee and Operating Committee at Bank of America, the Global Banking and Markets (GBAM) Management Committee, the GBAM Global Reputation Risk Committee and the firm’s Global Environment, Social and Governance (ESG) Committee. She joined BofAML in 2010 from Goldman Sachs, where she was a partner, and previously held positions at Deutsche Bank and Smith Barney. Ms. Zaimi has extensive industry knowledge, with over two decades of experience in financial markets. Ms. Zaimi served as an Executive Director on the Board of Merrill Lynch International (MLI). She also served as a founder member of the industry’s FICC Market Standards Board (FMSB) until May 2017. Ms. Zaimi holds a degree in Economy and Finance and a Masters of Philosophy in Finance from Paris-Sorbonne University, and she personally supports a number of philanthropic organizations focusing on women and children. Ms. Zaimi was selected to serve as a member of our Board of Directors because of her significant experience in business transactions in Europe and her deep understanding of the global capital and financial markets.

Stanley R. Zax has served as a director of the Company since 2010. Mr. Zax was the Chairman and CEO of Zenith National Insurance Corp. (“Zenith”), a company engaged in insurance and reinsurance, from 1977 to 2012. Zenith was acquired by Fairfax Financial Holdings Limited in 2010. Mr. Zax also served as a director of 1st Century Bank, Los Angeles and the Prostate Cancer Foundation until 2016 and The Center for The Study of the Presidency and Congress in Washington, D.C. until 2017. Mr. Zax started his career in 1961 as an associate and later a partner with the Chicago law firm Friedman, Mulligan, Dillon & Uris and subsequently joined Hilton Hotels, where he served as Vice President, General Counsel, Director and Secretary. His association with the insurance industry started in 1973, when he served as President and Chief Executive of Great American Insurance Company. Mr. Zax served as a director of Wynn Resorts Ltd., a holding company of Wynn Las Vegas, and Wynn Macao from October 2002 to May 8, 2007, and as chairman of its audit committee. He served as a Non-Executive Director of Advent Capital (Holdings) Plc, London, England from 1999 to November 10, 2005. Mr. Zax earned a J.D. in 1961 and a BBA in 1958 from the University of Michigan at Ann Arbor. Mr. Zax was selected to serve as a member of our Board of Directors because of his extensive experience relating to the management and operations of public companies.
Selected Historical Financial Data
Set forth below is certain selected historical consolidated financial data relating to Kennedy Wilson. The historical unaudited selected financial data as of and for the nine-month periods ended September 30, 2025 and September 30, 2024 and the audited selected financial data as of December 31, 2025 and December 31, 2024 and for the fiscal years ended December 31, 2025, December 31, 2024 and December 31, 2023, have been taken from Kennedy Wilson’s consolidated financial information and statements.
This information is only a summary. The selected historical consolidated financial data as of December 31, 2025 and December 31, 2024 and for the fiscal years ended December 31, 2025, December 31, 2024 and December 31, 2023 should be read in conjunction with Kennedy Wilson’s Annual Report on Form 10-K for the fiscal year ended December 31, 2025, and the selected historical consolidated financial data as of and for the nine-month periods ended September 30, 2025 and September 30, 2024 should be read in conjunction with the Company’s Quarterly Reports on the Form 10-Q for the fiscal quarters ended September 30, 2025 and September 30, 2024, each of which is incorporated by reference into this proxy statement in its entirety. More comprehensive financial information is included in such reports, including management’s discussion and analysis of financial condition and results of operations, and other documents filed by Kennedy Wilson with the SEC, and the following summary is qualified in its entirety by reference to such reports and other documents and all of the financial information and notes contained therein. See the section of the proxy statement entitled “Where You Can Find Additional Information” beginning on page 220. Results of interim periods are not necessarily indicative of the results expected for a full year or for future periods.
Summary Consolidated Balance Sheets (amounts in millions)

	December 31, 2025	December 31, 2024	September 30, 2025	September 30, 2024
Cash and cash equivalents	$184.5	$217.5	$382.6	$367.1
Total assets	$6,622.5	$6,961.1	$ 6,698.2	$ 7,444.2
Total liabilities	$5,049.1	$5,325.1	$ 5,138.2	$ 5,791.4
Company Preferred Stock	$789.7	$789.7	$789.7	$789.9
Total stockholders’ equity	$1,535.1	$1,601.2	$ 1,527.5	$ 1,613.7
Noncontrolling interests	$38.3	$34.8	$32.5	$39.1

Summary Consolidated Statements of Operations (amounts in millions, except per share data)

	December 31, 2025	December 31, 2024	December 31, 2023	September 30, 2025	September 30, 2024
Total revenue	$501.0	$531.4	$562.6	$380.4	$395.9
Total expenses	$ 446.2	$462.9	$508.3	$325.2	$334.9
Net income (loss)	$(23.8)	$(33.7)	$(281.4)	$(34.2)	$(77.4)
Net loss attributable to common stockholders	$(38.8)	$(76.5)	$(341.8)	$(68.4)	$(109.6)
Basic loss per share	$(0.28)	$(0.56)	$(2.46)	$(0.50)	$(0.79)
Diluted loss per share	$(0.28)	$(0.56)	$(2.46)	$(0.50)	$(0.79)

Description of Company Debt
Unsecured Credit Facility
On September 12, 2024, Kennedy-Wilson, Inc., a wholly owned subsidiary of the Company, the Company and certain of the Company’s subsidiaries entered into the Existing Credit Agreement with Bank of America, N.A., as administrative agent, and the lenders and letter of credit issuers party thereto. Loans under the Third A&R Facility bear interest at a rate equal to Daily Secured Overnight Financing Rate (“SOFR”) or Term SOFR plus an applicable rate between 1.75% and 2.75%, depending on the consolidated leverage ratio as of the applicable measurement date. The Third A&R Facility has a maturity date of September 12, 2027 and has two six-month extension options.
The Third A&R Facility has certain covenants as set forth in the Existing Credit Agreement that, among other things, limit the Company and certain of its subsidiaries’ ability to incur additional indebtedness, pay dividends or make distributions to stockholders, repurchase capital stock or debt, make investments, sell assets or subsidiary stock, create or permit liens, engage in transactions with affiliates, enter into sale/leaseback transactions, issue subsidiary equity and enter into consolidations or mergers. The Existing Credit Agreement require the Company to maintain (i) a maximum consolidated leverage ratio (as defined in the Existing Credit Agreement) of not greater than 65%, measured as of the last day of each fiscal quarter, (ii) a minimum fixed charge coverage ratio (as defined in the Existing Credit Agreement) of not less than 1.60 to 1.00, measured as of the last day of each fiscal quarter for the period of four full fiscal quarters then ended, (iii) a minimum consolidated tangible net worth equal to or greater than the sum of $1,844,222,000 plus an amount equal to fifty percent (50%) of net equity proceeds received by the Company after the date of the most recent financial statements that are available as of September 12, 2024, measured as of the last day of each fiscal quarter, (iv) a maximum recourse leverage ratio (as defined in the Existing Credit Agreement) of not greater than an amount equal to consolidated tangible net worth as of the measurement date multiplied by 1.5, measured as of the last day of each fiscal quarter, (v) a maximum secured recourse leverage ratio (as defined in the Existing Credit Agreement) of not greater than an amount equal to 3.5% of consolidated total asset value (as defined in the Existing Credit Agreement) and $313,054,000, (vi) a maximum adjusted secured leverage ratio (as defined in the Existing Credit Agreement) of not greater than 55%, measured as of the last day of each fiscal quarter, and (vii) liquidity (as defined in the Existing Credit Agreement) of at least $75.0 million.
The average outstanding borrowings under credit facilities was $199.9 million during the year ended December 31, 2025.
On February 16, 2026, concurrently with the execution and delivery of the Merger Agreement, the Company entered into the first amendment to the Existing Credit Agreement, to, among other things, modify the change of control provisions therein and to make certain other modifications related to the Transactions.
Senior Notes
On February 11, 2021, Kennedy-Wilson, Inc., (the “Issuer”), a wholly-owned subsidiary of the Company, as issuer issued $500.0 million aggregate principal amount of 4.750% senior notes due 2029 (the “2029 Notes”) and $500.0 million aggregate principal amount of 5.000% senior notes due 2031 (the “2031 Notes” and, together with the 2029 notes, the “Initial Notes”). On March 15, 2021, Kennedy-Wilson, Inc. issued an additional $100 million aggregate principal of the 2029 Notes and an additional $100 million of the 2031 Notes. These additional notes were issued as “additional notes” under the indentures pursuant to which Kennedy Wilson previously issued 2029 Notes and the 2031 Notes. On August 23, 2021, Kennedy-Wilson, Inc. issued $600.0 million aggregate principal amount of 4.750% senior notes due 2030 (the “2030 Notes” and, together with the 2029 Notes and the 2031 Notes, the “Existing Notes”). The Existing Notes are senior, unsecured obligations of Kennedy Wilson and are guaranteed by Kennedy Wilson and certain subsidiaries of Kennedy Wilson.
The Existing Notes accrue interest at a rate of 4.750% (in the case of the 2029 Notes), 4.750% (in the case of the 2030 Notes) and 5.000% (in the case of the 2031 Notes) per annum, payable semi-annually in arrears on March 1 and September 1 of each year, beginning on September 1, 2021 for the 2029 Notes and 2031 Notes and March 1, 2022 for the 2030 Notes. The Existing Notes will mature on March 1, 2029 (in the case of the 2029 Notes), February 1, 2030 (in case of 2030 Notes) and March 1, 2031 (in the case of the 2031 Notes), in each case unless earlier repurchased or redeemed. At any time prior to March 1, 2024 (in the case of the 2029 Notes), September 1, 2024 (in the case of the 2030 Notes) or March 1, 2026 (in the case of the 2031 Notes), Kennedy Wilson had the right to (with respect to the 2029 Notes and 2030 Notes) and may redeem the 2031 Notes, in whole or in part, at a redemption price equal to 100% of their principal amount, plus an applicable “make-whole” premium and accrued and unpaid interest, if any, to the redemption date. At any time and from time to time on or after March 1, 2024 (in the case of the 2029 Notes), September 1, 2024

(in the case of the 2030 Notes) or March 1, 2026 (in the case of the 2031 Notes), Kennedy Wilson may redeem the Existing Notes of the applicable series, in whole or in part, at specified redemption prices set forth in the indenture governing the notes of the applicable series, plus accrued and unpaid interest, if any, to the redemption date. In addition, prior to March 1, 2024 (for 2029 Notes and 2031 Notes) and September 1, 2024 (for 2030 Notes), Kennedy Wilson may redeem up to 40% of the Existing Notes of either series from the proceeds of certain equity offerings. No sinking fund will be provided for the notes. Upon the occurrence of certain change of control or termination of trading events, holders of the Existing Notes may require Kennedy Wilson to repurchase their notes for cash equal to 101% of the principal amount of the notes to be repurchased, plus accrued and unpaid interest, if any, to, but excluding, the applicable repurchase date. The total amount of the Existing Notes included in Kennedy Wilson’s consolidated balance sheets was $1.8 billion at December 31, 2025.
The Existing Notes Indenture contains various restrictive covenants, including, among others, limitations on the Company’s ability and the ability of certain of the Company’s subsidiaries to incur or guarantee additional indebtedness, make restricted payments, pay dividends or make any other distributions from restricted subsidiaries, redeem or repurchase capital stock, sell assets or subsidiary stocks, engage in transactions with affiliates, create or permit liens, enter into sale/leaseback transactions, and enter into consolidations or mergers. The Existing Notes Indenture limits the ability of Kennedy Wilson and its restricted subsidiaries to incur additional indebtedness if, on the date of such incurrence and after giving effect to the new indebtedness, the maximum balance sheet leverage ratio (as defined in the indenture) is greater than 1.50 to 1.00, subject to certain exceptions.
The Issuer commenced offers to exchange any and all of its outstanding Existing Notes held by certain eligible holders for the Issuer’s newly issued senior notes and commenced consent solicitations soliciting consents to the adoption of certain amendments to the indentures governing the Existing Notes. BofA Securities, Inc. and J.P. Morgan Securities LLC are acting as dealer managers with respect to the exchange offer and consent solicitations for the Existing Notes. The Consortium retained BofA Securities, Inc. and J.P. Morgan Securities LLC to advise it with respect to certain debt financing components of the Transactions.
Security Ownership of Certain Beneficial Owners and Management
The following table sets forth certain information regarding beneficial ownership of Company Common Stock as of May 1, 2026 by (i) each person known to Kennedy Wilson to own beneficially more than 5% of Company Common Stock (based on Kennedy Wilson’s review of the most recent Schedule 13D and 13G filings as of May 1, 2026); (ii) each of Kennedy Wilson’s directors and each of Kennedy Wilson’s named executive officers; and (iii) all executive officers and directors as a group.
Beneficial ownership is determined in accordance with the rules of the SEC. In computing the number of shares beneficially owned by a person and the percentage ownership of that person, shares of Company Common Stock issuable under convertible securities held by that person (subject to certain conditions) are deemed outstanding. Such convertible securities, however, are not deemed outstanding for computing the percentage ownership of any other person. Unless otherwise indicated: (i) the business address for all of the executive officers and directors identified below is c/o Kennedy-Wilson Holdings, Inc., 151 S. El Camino Drive, Beverly Hills, California 90212 and (ii) each beneficial owner has sole voting and dispositive power with respect to all of the reported shares of Company Common Stock beneficially owned by such beneficial owner.

Name of Beneficial Owner	Amount and Nature of Beneficial Ownership	Approximate Percentage of Outstanding Common Stock(1)
5% Stockholders:
Fairfax Financial Holdings Limited and affiliates(2)	30,951,179	19.9%
BlackRock, Inc.(3)	19,928,026	14.3%
Eldridge Industries, LLC(4)	12,161,700	8.0%
The Vanguard Group(5)	10,616,421	7.6%
Named Executive Officers, Directors, and Executive Officers:
William J. McMorrow(6)	11,689,621	8.4%
Matthew Windisch(7)	1,738,564	1.2%
Justin Enbody(8)	933,909	*
In Ku Lee(9)	352,598	*

Name of Beneficial Owner	Amount and Nature of Beneficial Ownership	Approximate Percentage of Outstanding Common Stock(1)
Michael Pegler(10)	204,121	*
Regina Finnegan(11)	168,172	*
Todd Boehly(12)	12,241,800	8.1%
Richard Boucher	67,787	*
Trevor Bowen	108,465	*
Wade Burton	48,520	*
Cathy Hendrickson(13)	110,794	*
Michael Eisner	22,500	*
Jeffrey Meyers	26,100	*
David A. Minella	2,463,632	1.8%
Nadine I. Watt	22,500	*
Sanaz Zaimi	98,095	*
Stanley R. Zax	547,400	*
All executive officers and directors as a group (17 persons)	30,844,578	22.2%

*	Less than 1%
(1)
Amount and applicable percentage of ownership is based on 139,128,047 shares of Company Common Stock that were outstanding on May 1, 2026. Beneficial ownership is determined in accordance with the rules of the SEC, based on factors including voting and dispositive power with respect to shares, subject to applicable community property laws.

(2)
Fairfax Financial Holdings Limited, V. Prem Watsa, The Second 810 Holdco Ltd., The Second 1109 Holdco Ltd., and The Sixty Two Investment Company Limited are deemed to share voting and dispositive power with respect to 30,951,179 shares of Company Common Stock. FFHL Group Ltd. is deemed to share voting and dispositive power with respect to 29,248,389 shares of Company Common Stock. Fairfax (US) Inc. is deemed to share voting and dispositive power with respect to 21,601,039 shares of Company Common Stock. Fairfax UK Holdings Limited, Brit Group Holdings Limited and Brit Insurance Holdings Limited are deemed to share voting and dispositive power with respect to 3,152,675 shares of Company Common Stock. Brit Syndicates Limited is deemed to share voting and dispositive power with respect to 1,433,806 shares of Company Common Stock. Brit Reinsurance (Bermuda) Limited is deemed to share voting and dispositive power with respect to 1,718,869 shares of Company Common Stock. Odyssey Group Holdings, Inc. is deemed to share voting and dispositive power with respect to 12,156,496 shares of Company Common Stock. Odyssey Reinsurance Company is deemed to share voting and dispositive power with respect to 12,028,530 shares of Company Common Stock. Odyssey Reinsurance (Barbados) Ltd. is deemed to share voting and dispositive power with respect to 935,807 shares of Company Common Stock. Newline Holdings UK Limited is deemed to share voting and dispositive power with respect to 434,783 shares of Company Common Stock. Newline Corporate Name Limited is deemed to share voting and dispositive power with respect to 434,783 shares of Company Common Stock. Crum & Forster Holdings Corp. and United States Fire Insurance Company are deemed to share voting and dispositive power with respect to 4,641,526 shares of Company Common Stock. The North River Insurance Company is deemed to share voting and dispositive power with respect to 2,320,763 shares of Company Common Stock. TIG Insurance Company is deemed to share voting and dispositive power with respect to 2,952,086 shares of Company Common Stock. Zenith National Insurance Corp. and Zenith Insurance Company are deemed to share voting and dispositive power with respect to 670,822 shares of Company Common Stock. Resolution Group Reinsurance (Barbados) Limited is deemed to share voting and dispositive power with respect to 1,180,109 shares of Company Common Stock. Northbridge Financial Corporation is deemed to share voting and dispositive power with respect to 3,877,772 shares of Company Common Stock. 1102952 B.C. Unlimited Liability Company, Allied World Assurance Company Holdings, Ltd, Allied World Assurance Company Holdings I, Ltd, Allied World Assurance Company, Ltd and Allied World Assurance Holdings (Ireland) Ltd are deemed to share voting and dispositive power with respect to 8,838,257 shares of Company Common Stock. Allied World Assurance Holdings (U.S.) Inc. and Allied World Insurance Company are deemed to share voting and dispositive power with respect to 8,221,354 shares of Company Common Stock. AW Underwriters Inc. and Allied World Specialty Insurance Company are deemed to share voting and dispositive power with respect to 2,189,395 shares of Company Common Stock. Allied World Surplus Lines Insurance Company is deemed to share voting and dispositive power with respect to 664,940 shares of Company Common Stock. Allied World Assurance Company (U.S.) Inc. is deemed to share voting and dispositive power with respect to 996,104 shares of Company Common Stock. Fairfax (Barbados) International Corp., Wentworth Insurance Company Ltd., CRC Reinsurance Limited and Allied World Assurance Company (Europe) DAC are deemed to share voting and dispositive power with respect to 616,903 shares of Company Common Stock. The address of the holders is c/o Fairfax Financial Holdings Limited, 95 Wellington Street West, Suite 800, Toronto, Ontario, Canada, M5J 2N7. The information contained herein is based solely upon a Schedule 13D/A filed with the SEC on March 17, 2026. Also consists of (i) 13,043,478 shares of Company Common Stock issuable upon exercise of 13,043,478 Company Warrants held by Zenith Insurance Company, Odyssey Reinsurance Company, Trustees of Newline Syndicate 1218, United States Fire Insurance Company, The North River Insurance Company and Northbridge Financial Corporation, and (ii) 12,338,062 shares of Company Common Stock issuable upon exercise of 12,338,062 Company Warrants held by Wentworth Insurance Company Ltd., CRC Reinsurance Limited, Northbridge Financial Corporation, United States Fire Insurance Company, The North River Insurance Company, Zenith Insurance Company, Allied World Assurance Company Europe (dac), Allied World Insurance Company, Allied World Specialty Insurance Company, Odyssey Reinsurance Company and Brit Syndicates Limited, Federated Insurance Company of Canada, Northbridge General Insurance Corporation, United States Fire Insurance Company, The North River Insurance Company, Zenith Insurance Company, Odyssey Reinsurance Company, Hudson Insurance Company, Hudson Excess Insurance Company and Trustees of Newline Syndicate 1218 are holders of, in the aggregate, 300,000 shares of Company Series B Preferred Stock registered and held by the same. Wentworth Insurance Company Ltd., CRC Reinsurance Limited, Northbridge General Insurance Corporation, United States Fire Insurance Company, The North River Insurance Company, Zenith Insurance Company, Allied World Assurance Company (Europe) dac, Allied World Insurance Company, Allied World Specialty Insurance Company, Odyssey Reinsurance Company and Brit Syndicates Limited are holders of, in the aggregate, 200,000 shares of Company Series C Preferred Stock registered and held by the same. Holders of Company Series B Preferred Stock may only be deemed to be the holder of record of the number of shares of Company Common Stock equal to the whole number of shares of Company Common Stock that such holder of Company Series B Preferred Stock would have been entitled to receive upon exercise of all of such holders warrants to acquire Company Common Stock outstanding as of the Record Date. Prior to obtaining the “Requisite Stockholder Approval” (as defined in the Certificate of Designations for the Series C), such Series C holders will not have the right to vote to the extent, and only to the extent, that such right to vote would result in such holder, or a “person” or “group” (within the meaning of Section 13(d)(3) of the Exchange Act) that includes such holder of Company Series C Preferred Stock, having voting power in excess of nineteen and nine tenths percent (19.9%) of the then-outstanding shares of Company Common Stock. As a result of such restriction, Fairfax and its affiliates are deemed to beneficially own only 30,951,179 shares of Company Common Stock. Without giving effect to such restriction, Fairfax and its affiliates would be deemed to beneficially own 38,703,549 shares of Company Common Stock, representing approximately 23.7% of the outstanding shares of Company Common Stock on an as-converted basis. As of December 31, 2025, the exercise price of the warrants was $23.00 per share for the Company Series B Preferred Stock and $16.21 per share for the Company Series C Preferred Stock, in each case subject to further adjustments in certain circumstances. The above description is based on information provided to us in connection with the issuances of the Company Series B Preferred Stock and Company Warrants and the Company Series C Preferred Stock and Company Warrants, in addition to a Schedule 13D/A filed with the SEC on March 17, 2026.
(3)	The address of the holder is 50 Hudson Yards, New York, New York 10001. The information contained herein is based solely upon a Schedule 13G/A filed with the SEC April 30, 2025.
(4)
Consists of 12,161,700 shares of Company Common Stock issuable upon conversion of 260,000 shares of Company Series A Preferred Stock and 40,000 shares of Company Series A Preferred Stock registered and held by Dust Bowl Capital, LLC (“Dust Bowl”) and Security Benefit Life Insurance Company (“Security Benefit Life”), respectively, without taking into effect any adjustments. Dust Bowl and Security Benefit Life are indirectly controlled by Eldridge Industries. Mr. Todd L. Boehly is the indirect controlling member of Eldridge Industries, and, in such capacity, may be deemed to have voting and dispositive power with respect to the Company Series A Preferred Stock that is beneficially owned by Security Benefit Life and Dust Bowl, and the shares of Company Common Stock issuable upon conversion of such Company Series A Preferred Stock. As of December 31, 2025, the conversion price of the Series A Preferred Stock was $24.62 per share, subject to further adjustments in certain circumstances. The address of the principal business office of Mr. Boehly and Eldridge is 701 Brickell Avenue, Suite 1420, Miami, FL 33131. The address of the principal business office of each of Security Benefit Life and Dust Bowl is One Security Benefit Place, Topeka, KS 66636. The above description is based on information provided to us in connection with the issuance of the Company Series A Preferred Stock and a Schedule 13D/A filed with the SEC on February 18, 2026.

(5)	The address of the holder is 100 Vanguard Blvd., Malvern, PA 19355. The information contained herein is based solely upon a Schedule 13G/A filed with the SEC on April 29, 2026.
(6)
Includes 90,851 shares of Company Common Stock beneficially owned by Leslie McMorrow, Mr. McMorrow’s wife. Mr. McMorrow disclaims beneficial ownership of the shares owned by his wife. Includes 8,400,118 shares of Company Common Stock held by the William J. McMorrow Revocable Trust and 8,443 shares of Company Common Stock held by the John & Sons Retirement Trust. Does not include performance-based restricted stock units that were granted to Mr. McMorrow. The information contained herein is based solely upon a Schedule 13D/A filed with the SEC on March 17, 2026.

(7)	Does not include performance-based restricted stock units that were granted to Mr. Windisch.
(8)	Does not include performance-based restricted stock units that were granted to Mr. Enbody.
(9)	Does not include performance-based restricted stock units that were granted to Mr. Lee.
(10)	Does not include performance-based restricted stock units that were granted to Mr. Pegler.
(11)
Includes 44,163 shares of Company Common Stock held by The Finnegan Family Trust, of which Ms. Finnegan and her spouse are trustees. Does not include performance-based restricted stock units that were granted to Ms. Finnegan.

(12)	Consists of 80,100 shares of Company Common Stock held by Mr. Todd L. Boehly and the shares of Company Common Stock referred to in footnote 4 above.
(13)
Ms. Hendrickson retired from the Board at the Company’s 2025 annual meeting of stockholders. The information included in this table is based on Ms. Hendrickson’s most recently available Form 4 filing. Includes 12,476 shares of Company Common Stock held by the Hendrickson Family Trust, of which Ms. Hendrickson and her spouse are trustees.

Prior Public Offerings
On May 6, 2022, Kennedy Wilson entered into a distribution agreement, providing for the offer and sale of shares Company Common Stock, having an aggregate gross sales price of up to $200 million through the agents named therein, as its sales agents or, if applicable, as forward sellers as contemplated by the distribution agreement (the “ATM Program”). Sales of shares of Company Common Stock pursuant to the ATM Program were made in sales deemed to be “at-the-market offerings” as defined in Rule 415 under the Securities Act. The Company did not issue any shares of Company Common Stock under the ATM Program during the years ended December 31, 2025 and December 31, 2024 or from January 1, 2026 to the date hereof and currently cannot use the program as there is no effective shelf registration statement on file. During the year ended December 31, 2023, Kennedy Wilson issued 1,690,743 shares of Company Common Stock at a weighted average price of $18.07 per share for net proceeds of $29.8 million under the ATM Program.
Transactions in Company Common Stock
Except as set forth below and in the section of this proxy statement entitled “— Prior Public Offerings” above, and other than the Merger Agreement and agreements entered into in connection therewith, including the Voting and Support Agreements (as discussed in the sections of this proxy statement entitled “The Merger Agreement” and “The Voting and Support Agreements”, each beginning on page 105 and 138, respectively), and certain activity related to our equity compensation awards discussed elsewhere in this proxy statement, (i) each of Kennedy Wilson, our directors and executive officers, the Buyer Filing Parties and their respective affiliates have not conducted any transactions with respect to shares of Company Voting Stock during the past 60 days, and (ii) none of Kennedy Wilson or the Buyer Filing Parties or their respective affiliates have purchased shares of Company Voting Stock during the past two years.
Transactions by Our Directors and Executive Officers During the Last 60 Days
The following transactions by Kennedy Wilson’s directors and executive officers within the last 60 days were reported on Statements of Changes in Beneficial Ownership on Form 4 filed with the SEC:
William J. McMorrow
There have been no reportable transactions in the past 60 days for Mr. McMorrow.
Matthew Windisch
There have been no reportable transactions in the past 60 days for Mr. Windisch.
Justin Enbody
There have been no reportable transactions in the past 60 days for Mr. Enbody.
In Ku Lee
There have been no reportable transactions in the past 60 days for Mr. Lee.
Michael Pegler
There have been no reportable transactions in the past 60 days for Mr. Pegler.
Regina Finnegan
There have been no reportable transactions in the past 60 days for Ms. Finnegan.
Todd Boehly
There have been no reportable transactions in the past 60 days for Mr. Boehly.
Richard Boucher
There have been no reportable transactions in the past 60 days for Mr. Boucher.
Trevor Bowen
There have been no reportable transactions in the past 60 days for Mr. Bowen.
Wade Burton
There have been no reportable transactions in the past 60 days for Mr. Burton.
Cathy Hendrickson
Cathy Hendrickson retired from the Company’s Board in June 2025 at the Company’s last annual meeting. There have been no reportable transactions in the past 60 days for Ms. Hendrickson.
Michael Eisner
There have been no reportable transactions in the past 60 days for Mr. Eisner.
Jeffrey Meyers
There have been no reportable transactions in the past 60 days for Mr. Meyers.

David A. Minella
There have been no reportable transactions in the past 60 days for Mr. Minella.
Nadine I. Watt
There have been no reportable transactions in the past 60 days for Ms. Watt.
Sanaz Zaimi
There have been no reportable transactions in the past 60 days for Ms. Zaimi.
Stanley R. Zax
There have been no reportable transactions in the past 60 days for Mr. Zax.
Transactions in Company Common Stock by the Buyer Filing Parties
Except as set forth below, none of the Buyer Filing Parties or their respective affiliates have purchased or sold shares of Company Voting Stock during the past two years. William J. McMorrow, a Buyer Filing Party, purchased 200,000 shares of Company Common Stock on May 15, 2025 at a weighted average price of $6.36 per share and 25,000 shares of Company Common Stock on May 19, 2025 at a weighted average price of $6.71 per share (collectively, the “May 2025 Shares”). Mr. McMorrow beneficially owns 11,689,621 shares of Company Common Stock, and the 225,000 shares purchased in May 2025 represent less than 2% of his total beneficial holdings. Pursuant to the terms of the Rollover Agreement, Mr. McMorrow will contribute the May 2025 Shares to Holdco, which will thereafter contribute such shares to Parent, in exchange for equity interests in Holdco and will not receive the Merger Consideration with respect to such shares.
Transactions in Company Common Stock by Kennedy Wilson
The following table sets forth information regarding purchases of Company Common Stock by Kennedy Wilson during the past two fiscal years and from January 1, 2026 through May 1, 2026:

Year	Total Number of Shares Purchased[1]	Range of Prices Paid	Average Price Per Share
Fiscal Year Ended December 31, 2024
First Quarter	1,011,465	$8.01-$11.19	$8.78
Second Quarter	669,501	$8.13-$9.72	$8.58
Third Quarter	13,820	$9.16-$9.24	$9.17
Fourth Quarter	2,105	$10.66-$10.66	$10.66
Fiscal Year Ending December 31, 2025
First Quarter	712,446	$8.86-$9.20	$8.97
Second Quarter	393,493	$6.12-$6.30	$6.21
Third Quarter	—	—	—
Fourth Quarter	2,308	$7.56-$7.56	$7.56
Fiscal Year Ending December 31, 2026
First Quarter	1,111,035	$9.86-$10.90	$10.55
Second Quarter (through May 1, 2026)	—	$—	$—

(1)
Included within the total number of shares of Company Common Stock repurchased in the above table are shares of Company Common Stock that Kennedy Wilson withheld upon the vesting of restricted stock grants to its to its employees. Shares that vested during the time periods indicated were net-share settled such that Kennedy Wilson withheld shares with value equivalent to the employees’ minimum statutory obligation for the applicable income and other employment taxes and remitted the cash to the appropriate taxing authorities. During the year ended December 31, 2025 and 2024, total payments for the employees’ tax obligations to the taxing authorities were $6.4 million (714,754 shares withheld) and $1.5 million (131,116 shares withheld), respectively and from January 1, 2026 through May 1, 2026, $11.7 million (1,111,035 shares withheld).

Past Contacts, Transactions, Negotiations and Agreements
Transactions
Except as described below, or as otherwise discussed elsewhere in this proxy statement, during the past two years, there have been no transactions between any of (i) Kennedy Wilson and its affiliates, (ii) any of Kennedy Wilson’s directors or executive officers or (iii) any member of the Consortium or their respective affiliates, where (a) with respect to Kennedy Wilson, the aggregate value of such transaction exceeded 1% of Kennedy Wilson’s consolidated revenues for the applicable fiscal year, or (b) with respect to any executive officer, director, or other natural person, the aggregate value of such transaction or series of similar transactions exceeded $60,000.
•
Mr. Boehly is the Chairman of Eldridge Industries. The Company is party to a stock purchase agreement with certain of the Eldridge Industries Entities (as defined below) whereby the Company has issued shares of Company Series A Preferred Stock in exchange for approximately $300 million in proceeds. Mr. Boehly also directly or indirectly has an excess of 10% equity interest in Eldridge Industries, Security Benefit Corporation and Cain International and their subsidiaries (together, the “Eldridge Industries Entities”), all of which are involved in transactions (“KW/Eldridge Industries JVs”) with the Company or its subsidiaries (“KW Entities”). These transactions may involve various fees which the KW Entities may make to Eldridge Industries Entities or Eldridge Industries Entities may make to the KW Entities. During the fiscal years ended December 31, 2025 and 2024, the KW Entities paid certain of the Eldridge Industries Entities a total of approximately $17.3 million and $17.3 million, respectively, in dividends related to the Series A Preferred Stock and certain of the Eldridge Industries Entities paid the KW Entities a total of approximately $3.4 million and $3.1 million, respectively, in management fees and one-time acquisition fees related to the KW/Eldridge JVs. In addition, certain of the Eldridge Industries Entities received approximately $1.8 million and $1.8 million, respectively, in interest related to their respective holdings of the Company’s notes during such periods.

•
In 2024, a certain Eldridge Industries Entity (an entity affiliated with Cain International (the “Cain Entity”)) repaid in full a partner loan (approximately €950,000) that was made to the Cain Entity in 2023 by a KW Entity that is a wholly owned subsidiary of Kennedy Wilson (the “KW Lender Entity”). Such partner loan was made in accordance with the terms of the joint venture agreement with respect to a KW/Eldridge Industries JV to cover certain of the Cain Entity’s capital calls. In addition, in 2024, the KW Lender Entity made additional similar short-term partners loans to the Cain Entity (at an interest rate of 20%), the balance of which was approximately €1.2 million as of December 31, 2024, and approximately €4.9 million as of December 31, 2025. On March 5, 2026, the KW Lender Entity completed the purchase of the Cain Entity’s interest in the asset for approximately €20.6 million, which purchase price was offset against the total loan balance, including accrued interest, of approximately €5.1 million. Kennedy Wilson also paid certain Eldridge Industries Entities approximately $1.8 million in interest related to their respective holdings of the Company’s bonds. In addition, Anthony D. Minella is Co-Founder, Partner and President of Eldridge Industries and is the son of David A. Minella, a director of Kennedy Wilson.

•
Mr. Burton is the President and Chief Investment Officer of HWIC, a wholly owned subsidiary of Fairfax. As of the close of business on the Record Date, certain affiliates of Fairfax, including Mr. Burton, held approximately 13.4 million shares of Company Common Stock (which excludes the 25,381,540 shares of Company Common Stock underlying the Company Warrants as described below). On March 8, 2022, the Company issued to certain affiliates of Fairfax (i) 300,000 shares of Company Series B Preferred Stock and (ii) 13,043,478 warrants to purchase 13,043,478 shares of Company Common Stock for gross proceeds of $300.0 million. On June 16, 2023, the Company issued to certain affiliates of Fairfax (i) 200,000 shares of Company Series C Preferred Stock and (ii) 12,338,062 warrants to purchase 12,338,062 shares of Company Common Stock for gross proceeds of $200.0 million. HWIC served as the investment manager for each Fairfax purchaser under the Securities Purchase Agreements on both transactions. Additionally, certain Fairfax Entities and KW Entities are also party to certain real estate and real estate debt transactions that may involve various fees and interest payments which the KW Entities may make to the Fairfax Entities or the Fairfax Entities may make to the KW Entities. During the fiscal years ended December 31, 2025 and December 31, 2024, the KW Entities paid certain of the Fairfax Entities a total of approximately $26.25 million and $26.25 million, respectively, in dividends related to the Company Series B Preferred Stock and Company Series C Preferred Stock and certain of the Fairfax Entities paid KW Entities (i) a total of approximately $5.27 million and $5.25 million in management fees and one time acquisition fees in connection with certain joint venture arrangements and (ii) a total of approximately $22.81 million and $21.89 million in servicing fees for certain real estate debt transactions during the same periods, respectively. In addition, during the fiscal years ended December 31, 2025 and 2024, certain of the KW Entities paid certain Fairfax Entities a total of approximately $28.45 million and $26.65 million, respectively, in interest on certain loans whereby certain subsidiaries that are wholly owned by the Company and other entities managed by the Company are borrowers under secured mortgages.
•
Tyler McMorrow, who is the son of William J. McMorrow, was hired as a non-executive employee of the Company’s debt investment group in September of 2024. His aggregate compensation earned in 2024 (partial year) and 2025 was $98,940 and $258,750, respectively, and was comparable with other Company employees in similar positions. Prior to joining the Company, Mr. Tyler McMorrow had several years of experience at another international real estate company and an international real estate bank.

Significant Corporate Events
Except as otherwise described in this proxy statement, during the past two years, there have been no negotiations, transactions, or material contacts between Kennedy Wilson or any of its affiliates, directors or executive officers, on the one hand, and any member of the Consortium or their respective affiliates, on the other hand, concerning (i) any merger, consolidation, acquisition, or tender offer involving Kennedy Wilson, (ii) any acquisitions of any class of Kennedy Wilson’s securities, (iii) the election of directors to the Board, or (iv) the sale or other transfer of a material amount of Kennedy Wilson’s assets.
Agreements Involving the Company’s Securities
Except as otherwise described in this proxy statement, including in the section of this proxy statement entitled “The Voting and Support Agreements” beginning on page 138 and as described below, none of Kennedy Wilson, any of its affiliates, directors, or executive officers, or any member of the Consortium or their respective affiliates, is a party to any agreement, arrangement, or understanding, whether or not legally enforceable, with respect to any securities of Kennedy Wilson, including any agreement, arrangement, or understanding concerning the transfer or voting of such securities, joint ventures, loan or option arrangements, puts or calls, guarantees of loans or against loss, or the giving or withholding of proxies, consents, or authorizations. Additionally, to the knowledge of Kennedy Wilson, no securities of Kennedy Wilson are pledged or otherwise subject to a contingency the occurrence of which would give another person the power to direct the voting or disposition of such securities.
On February 16, 2026, concurrently with the execution and delivery of the Merger Agreement, Dust Bowl Capital, LLC, a Kansas limited liability company, and Security Benefit Life Insurance Company, a Kansas insurance company (collectively, the “Series A Holder”), as holders of all of the shares of Company Series A Preferred Stock, entered into a waiver and acknowledgment agreement (the “Eldridge Waiver and Acknowledgment Agreement”), pursuant to which the Series A Holder has agreed to (i) waive any advance notice requirement set forth in Section 7(d) of the Series A Certificate of Designations with respect to the delivery of a redemption notice regarding the Company’s proposed redemption of the shares of Company Series A Preferred Stock outstanding immediately prior to the consummation of the Merger, (ii) consent to the Company delivering such a redemption notice that (a) is expressly conditioned upon the satisfaction or waiver of the conditions of the Merger set forth in the Merger Agreement and the occurrence of the Closing and (b) will automatically be rescinded if the Merger Agreement is terminated prior to the Closing occurring, and (iii) waive the requirement set forth in Section 7(d) of the Series A Certificate of Designations that provides that such a redemption notice shall be irrevocable to the extent (and solely to the extent) necessary to give effect to the immediately preceding clause (ii).
Book Value Per Share
The net book value per share of the Company Common Stock as of December 31, 2025 was approximately $8.69. The net book value per share of the Company Series A Preferred Stock as of December 31, 2025, was approximately $24.67. The net book value per share of the Company Series B Preferred Stock as of December 31, 2025, was approximately $23.00. The net book value per share of the Company Series C Preferred Stock as of December 31, 2025, was approximately $16.21.

MARKET PRICES AND DIVIDEND DATA
The Company Common Stock is listed on the NYSE under the symbol “KW.” As of the close of business on the Record Date, there were 139,303,275 shares of Company Common Stock outstanding, 300,000 shares of Company Series A Preferred Stock outstanding, 300,000 shares of Company Series B Preferred Stock outstanding and 200,000 shares of Company Series C Preferred Stock outstanding held by 66 stockholders of record. This number does not include stockholders for whom shares are held in “nominee” or “street” name. While we are unable to estimate the actual number of beneficial holders of the Company Voting Stock, we believe the number of beneficial holders is substantially higher than the number of holders of record of shares of Company Voting Stock.
As of the close of business on the Record Date, there were 300,000 shares of Company Series A Preferred Stock outstanding held by two stockholders of record, there were 300,000 shares of Company Series B Preferred Stock outstanding held by six stockholders of record, and there were 200,000 shares of Company Series C Preferred Stock outstanding held by eleven stockholders of record. None of the Company Series A Preferred Stock, the Company Series B Preferred Stock or the Company Series C Preferred Stock is listed on any securities exchange.
On February 13, 2026, the last trading day prior to the public announcement of the Merger Agreement, the closing price of Company Common Stock on the NYSE, was $9.89 per share. The $10.90 per share to be paid for each share of Company Common Stock pursuant to the Merger Agreement represents a premium of approximately 45.9% over the closing price of the Company’s unaffected share price as of November 4, 2025, the last trading day prior to the public disclosure of the November 4 Proposal. On May 1, 2026, the latest practicable trading day before the printing of this proxy statement, the closing price of the Company Common Stock on the NYSE was $10.88 per share.
The table below sets forth the quarterly high and low intra-day trading prices of the Company Common Stock on the NYSE for the periods indicated and the dividends declared by the Company with respect to the periods indicated.

Year	High	Low	Cash Dividend per share of Company Common Stock
Fiscal Year Ended December 31, 2024
First Quarter	$12.73	$7.85	$0.24
Second Quarter	$10.99	$8.02	$0.12
Third Quarter	$11.58	$9.01	$0.12
Fourth Quarter	$11.85	$9.81	$0.12
Fiscal Year Ending December 31, 2025
First Quarter	$10.11	$8.375	$0.12
Second Quarter	$8.68	$5.98	$0.12
Third Quarter	$9.155	$6.78	$0.12
Fourth Quarter	$9.985	$7.31	$0.12
Fiscal Year Ending December 31, 2026
First Quarter	$10.985	$9.505	$0.12
Second Quarter (through May 1, 2026)	$10.915	$10.82	$—

The market price of the Company Common Stock has fluctuated since the date of the announcement of the execution of the Merger Agreement and will continue to fluctuate prior to the consummation of the Merger and thereafter. No assurance can be given concerning the market price of the Company Common Stock before the consummation of the Merger. Because the Merger Consideration is fixed and will not be adjusted for changes in the market price of the Company Common Stock, the value of the Merger Consideration when received by the Company stockholders after the Merger is consummated could be greater than, less than or the same as those amounts stated above. Accordingly, these comparisons may not provide meaningful information to stockholders in determining how to vote with respect to the proposals described in this proxy statement. We urge you to obtain current market quotations for the Company Common Stock and to review carefully the other information contained in this proxy statement.

Dividends
Under the terms of the Merger Agreement, from the date of the Merger Agreement until the Effective Time or the earlier termination of the Merger Agreement, we may not declare, set aside, make or pay any dividends to our common stockholders without the written consent of Parent, except for (i) dividends or distributions by a direct or indirect wholly owned subsidiary of the Company to the Company or another direct or indirect wholly owned subsidiary of the Company, (ii) dividends payable to the holder of any shares of Company Preferred Stock in accordance with the terms of the applicable Certificate of Designations, (iii) two quarterly cash dividends payable to holders of shares of Company Common Stock made in the ordinary course of business, each in an amount not greater than $0.12 per share, provided that the Company will not declare a dividend on or after the date of the Special Meeting at which the Company Stockholder Approvals are obtained or (iv) regular dividends payable to any other person to the extent required pursuant to its organizational or governing documents, including the Certificates of Designations. Following the Merger, there will be no further market for the Company Common Stock, which will be delisted from the NYSE and deregistered under the Exchange Act.

IMPORTANT INFORMATION REGARDING PARENT AND MERGER SUB
Parent
Parent is a Delaware limited liability company and, at the Effective Time, will be owned, directly or indirectly, by Holdco and certain affiliates of Fairfax. Parent was formed solely for the purpose of entering into the Merger Agreement and related agreements and consummating the Transactions. Parent has not conducted any business operations other than in connection with its formation and the Transactions and related agreements. For more information, please see the section of this proxy statement entitled “Important Information Regarding Parent and Merger Sub” beginning on page 162.
The name, position, business address, present principal occupation or employment and material occupations, positions, offices or employment for the past five years of each of Parent’s directors and executive officers are set forth below.
Neither Parent, nor any of Parent’s directors or executive officers listed below has, to the knowledge of Parent, been convicted in a criminal proceeding during the past five years (excluding traffic violations or similar misdemeanors). In addition, neither Parent, nor any of Parent’s directors or executive officers listed below has, to the knowledge of Parent, during the past five years, been a party to any judicial or administrative proceeding (except for matters that were dismissed without sanction or settlement) that resulted in a judgment, decree or final order enjoining the person from future violations of, or prohibiting activities subject to, federal or state securities laws, or a finding of any violation of federal or state securities laws.
All directors and executive officers of Parent can be reached at c/o Kona Bidco, LLC, 151 S. El Camino Drive, Beverly Hills, CA 90212, (310) 887-6400.

Name	Present Principal Occupation or Employment (all have served five years or more in present position unless otherwise noted)	Citizenship
William J. McMorrow	Chairman of the Board, Chief Executive Officer and Director of the Company	USA

Matthew Windisch	President of the Company (Mr. Windisch has held the President position since 2023)	USA

In Ku Lee	Executive Vice President and General Counsel of the Company (Mr. Lee has held the Executive Vice President position since 2023 and the General Counsel position since 2024)	USA

Merger Sub
Merger Sub is a Delaware corporation and direct, wholly owned subsidiary of Parent and has not engaged in any business except as contemplated by the Merger Agreement and related agreements. Merger Sub was formed solely for the purpose of entering into the Merger Agreement and related agreements and consummating the Transactions. Upon the consummation of the Transactions, the separate corporate existence of Merger Sub will thereupon cease and the Company will continue as the Surviving Company.
The name, position, business address, present principal occupation or employment and material occupations, positions, offices or employment for the past five years of each of Merger Sub’s directors and executive officers are set forth below.
Neither Merger Sub, nor any of Merger Sub’s directors or executive officers listed below has, to the knowledge of Merger Sub, been convicted in a criminal proceeding during the past five years (excluding traffic violations or similar misdemeanors). In addition, neither Merger Sub, nor any of Merger Sub’s directors or executive officers listed below has, to the knowledge of Merger Sub, during the past five years, been a party to any judicial or administrative proceeding (except for matters that were dismissed without sanction or settlement) that resulted in a judgment, decree or final order enjoining the person from future violations of, or prohibiting activities subject to, federal or state securities laws, or a finding of any violation of federal or state securities laws.

All directors and executive officers of Merger Sub can be reached at c/o Kona Merger Subsidiary, Inc., 151 S. El Camino Drive, Beverly Hills, CA 90212, (310) 887-6400.

Name	Present Principal Occupation or Employment (all have served five years or more in present position unless otherwise noted)	Citizenship
William J. McMorrow	Chairman of the Board, Chief Executive Officer and Director of the Company	USA

Matthew Windisch	President of the Company (Mr. Windisch has held the President position since 2023)	USA

In Ku Lee	Executive Vice President and General Counsel of the Company (Mr. Lee has held the Executive Vice President position since 2023 and the General Counsel position since 2024)	USA

IMPORTANT INFORMATION REGARDING BUYER FILING PARTIES
Parent, Merger Sub and Holdco
Parent
Parent is a Delaware limited liability company and, at the Effective Time, will be owned, directly or indirectly, by Holdco and certain affiliates of Fairfax. Parent was formed solely for the purpose of entering into the Merger Agreement and related agreements and consummating the Transactions. Parent has not conducted any business operations other than in connection with its formation and the Transactions and related agreements.
Merger Sub
Merger Sub is a Delaware corporation and direct, wholly owned subsidiary of Parent and has not engaged in any business except as contemplated by the Merger Agreement and related agreements. Merger Sub was formed solely for the purpose of entering into the Merger Agreement and related agreements and consummating the Transactions. Upon the consummation of the Transactions, the separate corporate existence of Merger Sub will thereupon cease and the Company will continue as the Surviving Company. For more information, please see the section of this proxy statement entitled “Important Information Regarding Parent and Merger Sub” beginning on page 162.
Holdco
Holdco is a Delaware limited liability company that was formed solely for the purpose of effecting the Transactions. Holdco has not conducted any business operations other than in connection with its formation and the Transactions and related agreements. The name, position, business address, present principal occupation or employment and material occupations, positions, offices or employment for the past five years of each of Holdco’s directors and executive officers are set forth below. All directors and executive officers of Holdco can be reached at c/o Kona Management Holdco, LLC, 151 S. El Camino Drive, Beverly Hills, CA 90212, (310) 887-6400.

Name	Present Principal Occupation or Employment (all have served five years or more in present position unless otherwise noted)	Citizenship
William J. McMorrow	Chairman of the Board, Chief Executive Officer and Director of the Company	USA

Matthew Windisch	President of the Company (Mr. Windisch has held the President position since 2023)	USA

In Ku Lee	Executive Vice President and General Counsel of the Company (Mr. Lee has held the Executive Vice President position since 2023 and the General Counsel position since 2024)	USA

The Rollover Stockholders
William J. McMorrow
Mr. McMorrow’s principal occupation relates to his position with the Company. His principal office address is 151 S. El Camino Drive, Beverly Hills, CA 90212 and his telephone number is (310) 887-6400. Mr. McMorrow is a citizen of the United States. For more information on Mr. McMorrow, please see the section of this proxy statement entitled “Important Information Regarding Kennedy Wilson –– Directors and Executive Officers.”
William J. McMorrow Revocable Trust
Mr. McMorrow serves as Trustee to the William J. McMorrow Revocable Trust. For more information on Mr. McMorrow, please see the section of this proxy statement entitled “Important Information Regarding Kennedy Wilson –– Directors and Executive Officers.”
Matthew Windisch
Mr. Windisch’s principal occupation relates to his position with the Company. His principal office address is 151 S. El Camino Drive, Beverly Hills, CA 90212 and his telephone number is (310) 887-6400. Mr. Windisch is a citizen of the United States. For more information on Mr. Windisch, please see the section of this proxy statement entitled “Important Information Regarding Kennedy Wilson – Directors and Executive Officers.”

In Ku Lee
Mr. Lee’s principal occupation relates to his position with the Company. His principal office address is 151 S. El Camino Drive, Beverly Hills, CA 90212 and his telephone number is (310) 887-6400. Mr. Lee is a citizen of the United States. For more information on Mr. Lee, please see the section of this proxy statement entitled “Important Information Regarding Kennedy Wilson – Directors and Executive Officers.”
Fairfax and the Fairfax Filing Parties
Fairfax is a holding company which, through its subsidiaries, is primarily engaged in property and casualty insurance and reinsurance and the associated investment management. Fairfax Financial Holdings Limited is incorporated under the laws of Canada and its subordinated voting shares are listed on the Toronto Stock Exchange under the symbols “FFH” and “FFH.U.” Fairfax’s registered and head office is located at 95 Wellington Street West, Suite 800, Toronto, Ontario, Canada, M5J 2N7, and its phone number is +1 (416) 367-4941.
As used herein, “Fairfax Filing Parties” means, collectively, (i) Fairfax; (ii) V. Prem Watsa, an individual, who is a citizen of Canada and the Chairman and Chief Executive Officer of Fairfax and whose business address is 95 Wellington Street West, Suite 800, Toronto, Ontario, Canada, M5J 2N7; (iii) The Second 810 Holdco Ltd., a corporation incorporated under the laws of Canada and controlled by V. Prem Watsa, with the principal business being an investment holding company and with the principal business and principal office address located at 95 Wellington Street West, Suite 800, Toronto, Ontario, Canada, M5J 2N7; (iv) The Second 1109 Holdco Ltd., a corporation incorporated under the laws of Canada and controlled by V. Prem Watsa, with the principal business being an investment holding company and with the principal business and principal office address located at 95 Wellington Street West, Suite 802, Toronto, Ontario, Canada, M5J 2N7; (v) The Sixty Two Investment Company Limited, a corporation incorporated under the laws of British Columbia and controlled by V. Prem Watsa, with the principal business being an investment holding company and with the principal business and principal office address located at 1600 Cathedral Place, 925 West Georgia St., Vancouver, British Columbia, Canada, V6C 3L2; (vi) Hamblin Watsa Investment Counsel Ltd., a corporation incorporated under the laws of Canada and a wholly owned subsidiary of Fairfax, with the principal business being investment management and with the principal business and principal office address located at 95 Wellington Street West, Suite 800, Toronto, Ontario, Canada, M5J 2N7; (vii) FFHL Group Ltd., a corporation incorporated under the laws of Canada and a wholly owned subsidiary of Fairfax, with the principal business being a holding company and with the principal business and principal office address located at 95 Wellington Street West, Suite 800, Toronto, Ontario, Canada, M5J 2N7; (viii) Fairfax (Barbados) International Corp., a corporation incorporated under the laws of Barbados and a wholly owned subsidiary of Fairfax, with the principal business being reinsurance and with the principal business and principal office address located at #12 Pine Commercial, The Pine, St. Michael, Barbados, BB11103; (ix) Wentworth Insurance Company Ltd, a corporation incorporated under the laws of Barbados and a wholly owned subsidiary of Fairfax, with the principal business being reinsurance and with the principal business and principal office address located at #12 Pine Commercial, The Pine, St. Michael, Barbados, BB11103; (x) Fairfax (US) Inc., a corporation incorporated under the laws of Delaware and a wholly owned subsidiary of Fairfax, with the principal business being a holding company and with the principal business and principal office address located at 401 East Corporate Drive, Suite 200, Lewisville, Texas, USA 75057; (xi) Resolution Group Reinsurance (Barbados) Limited, a corporation incorporated under the laws of Barbados and a wholly owned subsidiary of Fairfax, with the principal business being reinsurance and with the principal business and principal office address located at #12 Pine Commercial, The Pine, St. Michael, Barbados, BB11103; (xii) Odyssey Group Holdings, Inc., a corporation incorporated under the laws of Delaware and a subsidiary of Fairfax, with the principal business being a holding company and with the principal business and principal office address located at 300 First Stamford Place, Stamford, Connecticut, USA, 06902; (xiii) Odyssey Reinsurance Company, a corporation incorporated under the laws of Connecticut and a subsidiary of Fairfax, with the principal business being reinsurance and with the principal business and principal office address located at 300 First Stamford Place, Stamford, Connecticut, USA, 06902; (xiv) Odyssey Reinsurance (Barbados) Ltd., a corporation incorporated under the laws of Barbados and a wholly owned subsidiary of Odyssey Reinsurance Company, with the principal business being reinsurance and with the principal business and principal office address located at #12 Pine Commercial Centre, The Pine, Saint Michael, Bridgetown, BB11103, Barbados; (xv) Crum & Forster Holdings Corp., a corporation incorporated under the laws of Delaware and a wholly owned subsidiary of Fairfax, with the principal business being a holding company and with the principal business and principal office address located at 1209 Orange Street, Wilmington, Delaware, USA, 19801; (xvi) United States Fire Insurance Company, a corporation incorporated under the laws of Delaware and a wholly owned subsidiary of Fairfax, with the principal business being insurance and with the principal business and principal office address located at 1209 Orange Street, Wilmington, Delaware, USA, 19801; (xvii) The North River Insurance Company, a corporation incorporated under the laws of New Jersey and a wholly owned subsidiary of Fairfax, with the principal business being insurance and with the principal business and principal office address located at 305 Madison Avenue, Morristown, New Jersey, USA, 07960; (xviii) TIG Insurance

Company, a corporation incorporated under the laws of California and a wholly owned subsidiary of Fairfax, with the principal business being run-off property and casualty insurance and with the principal business and principal office address located at 250 Commercial Street, Suite 5000, Manchester, New Hampshire, USA, 03101; (xix) Northbridge General Insurance Corporation, a corporation incorporated under the laws of Canada and a wholly owned subsidiary of Fairfax, with the principal business being property and casualty insurance, and with the principal business and principal office address located at 105 Adelaide Street West, 7th Floor, Toronto, Ontario, Canada, M5H 1P9; (xx) Northbridge Financial Corporation, a corporation incorporated under the laws of Canada and a wholly owned subsidiary of Fairfax, with the principal business being a holding company and with the principal business and principal office address located at 105 Adelaide Street West, 7th Floor, Toronto, Ontario, Canada, M5H 1P9; (xxi) Zenith National Insurance Corp., a corporation incorporated under the laws of Delaware and a wholly owned subsidiary of Fairfax, with the principal business being worker’s compensation insurance business in the United States, with the principal business and principal office address located at 21255 Califa Street, Woodland Hills, California, USA, 91367-5021; (xxii) Zenith Insurance Company, a corporation incorporated under the laws of California and a wholly owned subsidiary of Fairfax, with the principal business being property and casualty insurance and with the principal business and principal office address located at 21255 Califa Street, Woodland Hills, California, 91367-5021, USA; (xxiii) 1102952 B.C. Unlimited Liability Company, a corporation incorporated under the laws of British Columbia and a wholly owned subsidiary of Fairfax, with the principal business being a holding company and with the principal business and principal office address located at 1600 - 925 West Georgia Street, Vancouver, British Columbia, Canada, V6C 3L2; (xxiv) Allied World Assurance Company Holdings, Ltd, a corporation incorporated under the laws of Bermuda and a subsidiary of Fairfax, with the principal business being a holding company and with the principal business and principal office address located at 27 Richmond Road, Pembroke, Bermuda, HM 08; (xxv) Allied World Assurance Company Holdings I, Ltd, a corporation incorporated under the laws of Bermuda and a subsidiary of Fairfax, with the principal business being a holding company and with the principal business and principal office address located at 27 Richmond Road, Pembroke, Bermuda, HM 08; (xxvi) Allied World Assurance Company, Ltd, a corporation incorporated under the laws of Bermuda and a subsidiary of Fairfax, with the principal business being insurance and with the principal business and principal office address located at 27 Richmond Road, Pembroke, Bermuda, HM 08; (xxvii) Allied World Assurance Holdings (Ireland) Ltd, a corporation incorporated under the laws of Bermuda and a subsidiary of Fairfax, with the principal business being a holding company and with the principal business and principal office address located at 27 Richmond Road, Pembroke, Bermuda, HM 08; (xxviii) Allied World Assurance Company (Europe) dac, a corporation incorporated under the laws of Ireland and a subsidiary of Fairfax, with the principal business being insurance and with the principal business and principal office address located at 3rd Floor, George’s Quay Plaza, George’s Quay, Dublin 2, Ireland; (xxix) Allied World Assurance Holdings (U.S.) Inc., a corporation incorporated under the laws of Delaware and a subsidiary of Fairfax, with the principal business being a holding company and with the principal business and principal office address located at Corporation Trust Company, 1209 Orange Street, Corporate Trust Center, Wilmington, County of New Castle, Delaware, 19801, USA; (xxx) Allied World Insurance Company, a corporation incorporated under the laws of New Hampshire and a subsidiary of Fairfax, with the principal business being insurance and with the principal business and principal office address located at 10 Ferry Street, Suite 313, Concord, New Hampshire, 03301, USA; (xxxi) AW Underwriters Inc., a corporation incorporated under the laws of Delaware and a subsidiary of Fairfax, with the principal business being an insurance agency and with the principal business and principal office address located at Corporation Service Company, 251 Little Falls Drive, Wilmington, Delaware, 19808, USA; (xxxii) Allied World Specialty Insurance Company, a corporation incorporated under the laws of Delaware and a subsidiary of Fairfax, with the principal business being insurance and with the principal business and principal office address located at Corporation Service Company, 251 Little Falls Drive, Wilmington, Delaware, 19808, USA; (xxxiii) Allied World Surplus Lines Insurance Company, a corporation incorporated under the laws of Arkansas and a subsidiary of Fairfax, with the principal business being insurance and with the principal business and principal office address located at 425 West Capitol Avenue, Suite 1800, Little Rock, Arkansas, 72201-3525, USA; (xxxiv) Allied World Assurance Company (U.S.) Inc., a corporation incorporated under the laws of Delaware and a subsidiary of Fairfax, with the principal business being insurance and with the principal business and principal office address located at Corporation Service Company, 251 Little Falls Drive, Wilmington, Delaware, 19808, USA; (xxxv) CRC Reinsurance Limited, a corporation incorporated under the laws of Barbados and a wholly owned subsidiary of Fairfax, with the principal business being reinsurance and with the principal business and principal office address located at #12 Pine Commercial, The Pine, St. Michael, Barbados, BB11103; (xxxvi) Newline Holdings UK Limited, a corporation incorporated under the laws of England and Wales and a subsidiary of Fairfax, with the principal business being a holding company and with the principal business and principal office address located at 1 Fen Court, London, England, EC3M 5BN; (xxxvii) Newline Corporate Name Limited, a corporation incorporated under the laws of England and Wales and a subsidiary of Fairfax, with the principal business being a corporate member of Lloyd’s (and the sole capital provider to Newline Syndicate 1218 at Lloyd’s) and with the principal business and principal office address located at 1 Fen Court, London, England, EC3M 5BN; (xxxviii) Fairfax

UK Holdings Limited, a corporation incorporated under the laws of England and Wales and a wholly owned subsidiary of Fairfax, with the principal business being a holding company and with the principal business and principal office address located at The Leadenhall Building, 122 Leadenhall Street, London, United Kingdom, EC3V 4AB; (xxxix) Brit Group Holdings Limited, a corporation incorporated under the laws of England and Wales and a wholly owned subsidiary of Fairfax, with the principal business being a holding company and with the principal business and principal office address located at The Leadenhall Building, 122 Leadenhall Street, London, United Kingdom, EC3V 4AB; (xl) Brit Insurance Holdings Limited, a corporation incorporated under the laws of England and Wales and a wholly owned subsidiary of Fairfax, with the principal business being a holding company and with the principal business and principal office address located at The Leadenhall Building, 122 Leadenhall Street, London, United Kingdom, EC3V 4AB; (xli) Brit Syndicates Limited, a corporation incorporated under the laws of England and Wales and a wholly owned subsidiary of Fairfax, with the principal business being a Lloyd’s managing agency and with the principal business and principal office address located at The Leadenhall Building, 122 Leadenhall Street, London, United Kingdom, EC3V 4AB; (xlii) Brit Reinsurance (Bermuda) Limited, a corporation incorporated under the laws of Bermuda and a wholly owned subsidiary of Fairfax, with the principal business being insurance and reinsurance, with the registered office address located at Clarendon House, 2 Church Street, Hamilton, Bermuda, HM 11, and with the principal office address located at Ground Floor, Chesney House, The Waterfront, 96 Pitts Bay Road Hamilton, Pembroke, HM08 Bermuda; (xliii) Federated Insurance Company of Canada, a corporation incorporated under the laws of Canada and a wholly owned subsidiary of Fairfax, with the principal business being a property and casualty insurance and with the principal business and principal office address located at 55 Standish Court, Suite 300, Mississauga, Ontario, Canada L5R 4B2; (xliv) Hudson Insurance Company, a corporation incorporated under the laws of Delaware and a wholly-owned subsidiary of Odyssey Reinsurance Company, with the principal business being property and casualty insurance and with the principal business and principal office address located at 100 William St., 5th Floor, New York, New York, USA, 10038; and (xlv) Hudson Excess Insurance Company, a corporation incorporated under the laws of Delaware and a wholly owned subsidiary of Hudson Insurance Company, with the principal business being a surplus lines insurer and with the principal business and principal office address located at 100 William Street, 5th Floor, New York, New York 10038.
Neither Fairfax, nor any of the Fairfax Filing Parties’ directors or executive officers listed below has, to the knowledge of Fairfax, been convicted in a criminal proceeding during the past five years (excluding traffic violations or similar misdemeanors). In addition, neither Fairfax, nor any of the Fairfax Filing Parties’ directors or executive officers listed below has, to the knowledge of Fairfax, during the past five years, been a party to any judicial or administrative proceeding (except for matters that were dismissed without sanction or settlement) that resulted in a judgment, decree or final order enjoining the person from future violations of, or prohibiting activities subject to, federal or state securities laws, or a finding of any violation of federal or state securities laws.
The following table sets forth certain information with respect to the directors and executive officers of Fairfax Financial Holdings Limited.

Name	Present Principal Occupation or Employment and the Name, Principal Business and Address of any Corporation or other Organization in which such employment is conducted	Citizenship
Benjamin Watsa (Director)	Founder and President, Marval Capital Ltd. 77 King Street West, Suite 4545 Toronto, Ontario M5K 1K2	Canada

Bryan Bailey (Vice President, Tax)	Vice President, Tax, Fairfax Financial Holdings Limited 95 Wellington Street West, Suite 800 Toronto, Ontario M5J 2N7	Canada

Christine N. McLean (Director)	Portfolio Manager, Fairbank Investment Management 7822 Yonge Street Thornhill, Ontario L4J 1W3	Canada

David Johnston	Corporate Director,	Canada

Name	Present Principal Occupation or Employment and the Name, Principal Business and Address of any Corporation or other Organization in which such employment is conducted	Citizenship
(Director)	Ottawa, Ontario, Canada

Jennifer Allen (Vice President and Chief Business Officer)	Vice President and Chief Business Officer, Fairfax Financial Holdings Limited 95 Wellington Street West, Suite 800 Toronto, Ontario M5J 2N7 Canada	Canada

John Varnell (Vice President, Corporate Development)	Vice President, Corporate Development, Fairfax Financial Holdings Limited 95 Wellington Street West, Suite 800 Toronto, Ontario M5J 2N7 Canada	Canada

Karen L. Jurjevich (Director)	Founder and President, KJ&CO Inc. 612-6 Jackes Ave., Toronto, Ontario M4T 0A5 Canada	Canada

Christine Magee (Director)	Corporate Director, Fairfax Financial Holdings Limited 95 Wellington Street West, Suite 800 Toronto, Ontario M5J 2N7 Canada	Canada

Lauren C. Templeton (Director)	Founder and President, Templeton and Phillips Capital Management, LLC 810 Scenic Highway Lookout Mountain, Tennessee 37350	United States

Amy Sherk (Vice President and Chief Financial Officer)	Vice President and Chief Financial Officer, Fairfax Financial Holdings Limited 95 Wellington Street West, Suite 800 Toronto, Ontario M5J 2N7 Canada	Canada

Michael Wallace (Vice President, Insurance Operations)	Vice President, Insurance Operations, Fairfax Financial Holdings Limited, 95 Wellington Street West, Suite 800 Toronto Ontario M5J 2N7 Canada	Canada

Olivier Quesnel (Vice President and Chief Actuary)	Vice President and Chief Actuary, Fairfax Financial Holdings Limited, 95 Wellington Street West, Suite 800 Toronto Ontario M5J 2N7 Canada	Canada

Peter Clarke (President and Chief Operating Officer)	President and Chief Operating Officer, Fairfax Financial Holdings Limited 95 Wellington Street West, Suite 800	Canada

Name	Present Principal Occupation or Employment and the Name, Principal Business and Address of any Corporation or other Organization in which such employment is conducted	Citizenship
Toronto, Ontario M5J 2N7 Canada
R. William McFarland (Director)	Corporate Director, Fairfax Financial Holdings Limited 95 Wellington Street West, Suite 800 Toronto, Ontario M5J 2N7 Canada	Canada

Timothy R. Price (Director)	Chairman of Brookfield Funds, a division of Brookfield Corporation c/o Edper Financial Group 51 Yonge Street, Suite 400 Toronto, Ontario M5E 1J1 Canada	Canada

V. Prem Watsa (Chairman and Chief Executive Officer)	Chairman and Chief Executive Officer, Fairfax Financial Holdings Limited 95 Wellington Street West, Suite 800 Toronto, Ontario M5J 2N7 Canada	Canada

William Weldon (Director)	Independent Business Consultant, Florida, United States	United States

Brian Porter (Director)	Corporate Director, Toronto, Ontario, Canada	Canada

Derek Bulas (Vice President, Chief Legal Officer and Corporate Secretary)	Vice President, Chief Legal Officer and Corporate Secretary, Fairfax Financial Holdings Limited 95 Wellington Street West, Suite 800 Toronto, Ontario M5J 2N7 Canada	Canada

Thomas Rowe (Vice President, Corporate Affairs)	Vice President, Corporate Affairs Fairfax Financial Holdings Limited 95 Wellington Street West, Suite 800 Toronto, Ontario M5J 2N7 Canada	Canada

Robert J. Gunn (Director)	Independent Business Consultant and Corporate Director, Toronto, Ontario, Canada	Canada

Jean Cloutier (Vice President and Chairman International)	Vice President and Chairman International, Fairfax Financial Holdings Limited 95 Wellington Street West, Suite 800 Toronto, Ontario M5J 2N7 Canada	Canada

The following table sets forth certain information with respect to the directors and executive officers of The Second 810 Holdco Ltd.

Name	Present Principal Occupation or Employment and the Name, Principal Business and Address of any Corporation or other Organization in which such employment is conducted	Citizenship
V. Prem Watsa (President and Director)	Chairman and Chief Executive Officer, Fairfax Financial Holdings Limited 95 Wellington Street West Suite 800 Toronto, Ontario M5J 2N7	Canada

The following table sets forth certain information with respect to the directors and executive officers of The Second 1109 Holdco Ltd.

Name	Present Principal Occupation or Employment and the Name, Principal Business and Address of any Corporation or other Organization in which such employment is conducted	Citizenship
V. Prem Watsa (President and Director)	Chairman and Chief Executive Officer, Fairfax Financial Holdings Limited 95 Wellington Street West Suite 800 Toronto, Ontario M5J 2N7	Canada

The following table sets forth certain information with respect to the directors and executive officers of The Sixty Two Investment Company Limited.

Name	Present Principal Occupation or Employment and the Name, Principal Business and Address of any Corporation or other Organization in which such employment is conducted	Citizenship
V. Prem Watsa (President and Director)	Chairman and Chief Executive Officer, Fairfax Financial Holdings Limited 95 Wellington Street West Suite 800 Toronto, Ontario M5J 2N7	Canada

Peter Clarke (Secretary and Director)	President and Chief Operating Officer, Fairfax Financial Holdings Limited 95 Wellington Street West Suite 800 Toronto, Ontario M5J 2N7	Canada

Thomas Rowe (Authorized Signing Officer)	Vice President, Corporate Affairs, Fairfax Financial Holdings Limited 95 Wellington Street West Suite 800 Toronto, Ontario M5J 2N7	Canada

The name and material occupation, position, office or employment of the officers and directors of Hamblin Watsa Investment Counsel Ltd. are listed below.

Name	Present Principal Occupation or Employment and the Name, Principal Business and Address of any Corporation or other Organization in which such employment is conducted	Citizenship
V. Prem Watsa (Vice Chairman and Director)	Chairman and Chief Executive Officer, Fairfax Financial Holdings Limited 95 Wellington Street West Suite 800 Toronto, Ontario M5J 2N7	Canada

Roger Lace (Chairman and Director)	Chairman, and Director, 95 Wellington Street West, Suite 802, Toronto, Ontario M5J 2N7	Canada

Jennifer Allen (Vice President)	Vice President and Chief Business Officer, Fairfax Financial Holdings Limited 95 Wellington Street West, Suite 800 Toronto, Ontario M5J 2N7	Canada

Paul Blake (Managing Director, Equity Trading)	Managing Director, Equity Trading, Hamblin Watsa Investment Counsel Ltd. 95 Wellington Street West, Suite 802 Toronto, Ontario M5J 2N7	Canada

F. Brian Bradstreet (Senior Managing Director, Fixed Income)	Senior Managing Director, Fixed Income, Hamblin Watsa Investment Counsel Ltd. 95 Wellington Street West, Suite 802 Toronto, Ontario M5J 2N7	Canada

Wade Burton (Senior Managing Director, President and Chief Investment Officer)	Senior Managing Director, President and Chief Investment Officer, Hamblin Watsa Investment Counsel Ltd. 95 Wellington Street West, Suite 802 Toronto, Ontario M5J 2N7	Canada

Lawrence Chin (Senior Managing Director and Chief Operating Officer)	Senior Managing Director and Chief Operating Officer, Hamblin Watsa Investment Counsel Ltd. 95 Wellington Street West, Suite 802, Toronto, Ontario M5J 2N7	Canada

Peter Clarke (Senior Managing Director and Chief Risk Officer)	President and Chief Operating Officer, Fairfax Financial Holdings Limited 95 Wellington Street West, Suite 800 Toronto, Ontario M5J 2N7	Canada

Joe Coccimiglio (Managing Director)	Managing Director, Hamblin Watsa Investment Counsel Ltd. 95 Wellington Street West, Suite 802, Toronto, Ontario M5J 2N7	Canada

Peter Furlan (Managing Director and Chief Research Officer)	Managing Director and Chief Research Officer, Hamblin Watsa Investment Counsel Ltd. 95 Wellington Street West, Suite 802, Toronto, Ontario M5J 2N7	Canada

Name	Present Principal Occupation or Employment and the Name, Principal Business and Address of any Corporation or other Organization in which such employment is conducted	Citizenship
Reno Giancola (Managing Director, North American Mid-Cap Equities)	Managing Director, North American Mid-Cap Equities Hamblin Watsa Investment Counsel Ltd. 95 Wellington Street West, Suite 802, Toronto, Ontario M5J 2N7	Canada

Paul Ianni (Vice President)	Vice President, Hamblin Watsa Investment Counsel Ltd. 95 Wellington Street West, Suite 802, Toronto, Ontario M5J 2N7	Canada

Ian Kelly (Managing Director, European Investments)	Managing Director, European Investments, Hamblin Watsa Investment Counsel Ltd. 95 Wellington Street West, Suite 802 Toronto, Ontario M5J 2N7	United Kingdom

Jamie Lowry (Managing Director, European Investments)	Managing Director, European Investments, Hamblin Watsa Investment Counsel Ltd. 95 Wellington Street West, Suite 802 Toronto, Ontario M5J 2N7	United Kingdom

Quinn McLean (Managing Director, Middle East and Africa)	Managing Director, Middle East and Africa, Hamblin Watsa Investment Counsel Ltd. 95 Wellington Street West, Suite 802, Toronto, Ontario M5J 2N7	Canada

Chandran Ratnaswami (Senior Managing Director, International Equities)	Senior Managing Director, Hamblin Watsa Investment Counsel Ltd. 95 Wellington Street West, Suite 802, Toronto, ON M5J 2N7	Canada

Yi Sang (Managing Director, Asia)	Managing Director, Asia, Hamblin Watsa Investment Counsel Ltd. 95 Wellington Street West, Suite 802, Toronto, ON M5J 2N7	Canada

Kleven Sava (Managing Director, Fixed Income Trading)	Managing Director, Fixed Income Trading, Hamblin Watsa Investment Counsel Ltd. 95 Wellington Street West, Suite 802, Toronto, ON M5J 2N7	Canada

Amy Sherk (Chief Financial Officer and Treasurer)	Vice President and Chief Financial Officer, Fairfax Financial Holdings Limited 95 Wellington Street West, Suite 800 Toronto, Ontario M5J 2N7	Canada

Navtej Sidhu (Managing Director)	Managing Director, Hamblin Watsa Investment Counsel Ltd. 95 Wellington Street West, Suite 802, Toronto, Ontario M5J 2N7	Canada

Name	Present Principal Occupation or Employment and the Name, Principal Business and Address of any Corporation or other Organization in which such employment is conducted	Citizenship
Gopalakrishnan Soundarajan (Managing Director, India)	Chief Executive Officer, Fairfax India Holdings Corporation, 95 Wellington Street West, Suite 802, Toronto, Ontario M5J 2N7	Canada

Wendy Teramoto, (Managing Director, Private Equity)	Managing Director, Private Equity, Hamblin Watsa Investment Counsel Ltd. 95 Wellington Street West, Suite 802, Toronto, Ontario M5J 2N7	United States

Jeff Ware (Managing Director, South America)	Managing Director, South America, Hamblin Watsa Investment Counsel Ltd. 95 Wellington Street West, Suite 802, Toronto, Ontario M5J 2N7	Canada

Sherry Wilcox (Vice President and Chief Compliance Officer)	AVP, Legal, Fairfax Financial Holdings Limited 95 Wellington Street West, Suite 800 Toronto, Ontario M5J 2N7	Canada

Jeff Ware (Managing Director, Latin America)	Managing Director, Latin America, Hamblin Watsa Investment Counsel Ltd. 95 Wellington Street West, Suite 802, Toronto, ON M5J 2N7	Canada

Sherry Wilcox (Vice President and Chief Compliance Officer)	Senior Legal Counsel, Fairfax Financial Holdings Limited 95 Wellington Street West, Suite 800 Toronto, Ontario M5J 2N7	Canada

The name and material occupation, position, office or employment of the officers and directors of FFHL Group Ltd. are listed below.

Name	Present Principal Occupation or Employment and the Name, Principal Business and Address of any Corporation or other Organization in which such employment is conducted	Citizenship
Jennifer Allen (Vice President and Director)	Vice President and Chief Business Officer, Fairfax Financial Holdings Limited 95 Wellington Street West, Suite 800 Toronto, Ontario M5J 2N7 Canada	Canada

Peter Clarke (Vice President and Director)	President and Chief Operating Officer, Fairfax Financial Holdings Limited 95 Wellington Street West, Suite 800 Toronto, Ontario M5J 2N7 Canada	Canada

V. Prem Watsa (President and Chief Executive Officer and Director)	Chairman and Chief Executive Officer, Fairfax Financial Holdings Limited 95 Wellington Street West, Suite 800 Toronto, Ontario M5J 2N7 Canada	Canada

The name and material occupation, position, office or employment of the officers and directors of Fairfax (Barbados) International Corp. are listed below.

Name	Present Principal Occupation or Employment and the Name, Principal Business and Address of any Corporation or other Organization in which such employment is conducted	Citizenship
Alistair Dent (Director)	Director, Wentworth Insurance Company Ltd. Pine Commercial Centre #12 Pine Commercial The Pine, St. Michael	United Kingdom

Janice Burke (Managing Director)	Managing Director, Wentworth Insurance Company Ltd. Pine Commercial Centre #12 Pine Commercial The Pine, St. Michael	United States
Jean Cloutier (Chairman)	Vice President and Chairman International, Fairfax Financial Holdings Limited 95 Wellington Street West, Suite 800 Toronto, Ontario M5J 2N7 Canada	Canada

Randy Graham (Director)	Director, Wentworth Insurance Company Ltd. Pine Commercial Centre #12 Pine Commercial The Pine, St. Michael	Barbados

Simon P.G. Lee (Director)	Director, Wentworth Insurance Company Ltd. Pine Commercial Centre #12 Pine Commercial The Pine, St. Michael	United Kingdom

Lisa Padmore (Director)	Director, Wentworth Insurance Company Ltd. Pine Commercial Centre #12 Pine Commercial The Pine, St. Michael Barbados	Barbados

Roger Cave (Director)	Director, Wentworth Insurance Company Ltd. Pine Commercial Centre #12 Pine Commercial The Pine, St. Michael Barbados	Barbados

Niall Tully (Vice President & Chief Financial Officer)	Vice President & Chief Financial Officer, ffh Management Services 2 Grand Parade, Ranelagh, Dublin, D06 CX34	Ireland

Name	Present Principal Occupation or Employment and the Name, Principal Business and Address of any Corporation or other Organization in which such employment is conducted	Citizenship
Paul Mulvin (Vice President)	Vice President, ffh Management Services 2 Grand Parade, Ranelagh, Dublin, D06 CX34	Ireland

The name and material occupation, position, office or employment of the officers and directors of Wentworth Insurance Company Ltd. are listed below.

Name	Present Principal Occupation or Employment and the Name, Principal Business and Address of any Corporation or other Organization in which such employment is conducted	Citizenship
Alistair Dent (Director)	Director, Wentworth Insurance Company Ltd. Pine Commercial Centre #12 Pine Commercial The Pine, St. Michael	United Kingdom

Janice Burke (Managing Director)	Managing Director, Wentworth Insurance Company Ltd. Pine Commercial Centre #12 Pine Commercial The Pine, St. Michael	United States

Jean Cloutier (Chairman)	Vice President and Chairman International, Fairfax Financial Holdings Limited 95 Wellington Street West, Suite 800 Toronto, Ontario M5J 2N7 Canada	Canada

Randy Graham (Director)	Director, Wentworth Insurance Company Ltd. Pine Commercial Centre #12 Pine Commercial The Pine, St. Michael	Barbados

Terrance C. Moroney (Director)	Director, Fairfax Financial Holdings Limited 95 Wellington Street West, Suite 800 Toronto, Ontario M5J 2N7 Canada	Canada

Lisa Padmore (Director)	Director, Wentworth Insurance Company Ltd. Pine Commercial Centre #12 Pine Commercial The Pine, St. Michael	Barbados

Name	Present Principal Occupation or Employment and the Name, Principal Business and Address of any Corporation or other Organization in which such employment is conducted	Citizenship
Roger Cave (Director)	Director, Wentworth Insurance Company Ltd. Pine Commercial Centre #12 Pine Commercial The Pine, St. Michael	Barbados

Niall Tully (Vice President & Chief Financial Officer)	Vice President & Chief Financial Officer, ffh Management Services 2 Grand Parade, Ranelagh, Dublin, D06 CX34	Ireland

Paul Mulvin (Vice President)	Vice President, ffh Management Services 2 Grand Parade, Ranelagh, Dublin, D06 CX34	Ireland

The name and material occupation, position, office or employment of the officers and directors of Fairfax (US) Inc. are listed below.

Name	Present Principal Occupation or Employment and the Name, Principal Business and Address of any Corporation or other Organization in which such employment is conducted	Citizenship
Sonja Lundy (Director, President, Chief Executive Officer and Secretary)	Director, President, Chief Executive Officer and Secretary, Fairfax (US) Inc. 401 East Corporate Drive, Suite 200, Lewisville, Texas 75057, USA.	United States

Cherith Valka (Vice President and Assistant Secretary)	Vice President and Assistant Secretary, Fairfax (US) Inc. 401 East Corporate Drive, Suite 200, Lewisville, Texas 75057, USA.	United States

Lance Caskey (Vice President and Treasurer)	Vice President and Treasurer, Fairfax (US) Inc. 401 East Corporate Drive, Suite 200, Lewisville, Texas 75057, USA.	United States

Jonathan Godown (Director)	Executive Vice President, Fairfax Insurance Group c/o 95 Wellington Street West, Suite 800 Toronto, Ontario M5J 2N7 Canada	United States

The name and material occupation, position, office or employment of the officers and directors of Resolution Group Reinsurance (Barbados) Limited are listed below.

Name	Present Principal Occupation or Employment and the Name, Principal Business and Address of any Corporation or other Organization in which such employment is conducted	Citizenship
Alistair Dent (Director)	Director, Wentworth Insurance Company Ltd. Pine Commercial Centre #12 Pine Commercial The Pine, St. Michael	United Kingdom

Janice Burke (Managing Director)	Managing Director, Wentworth Insurance Company Ltd. Pine Commercial Centre #12 Pine Commercial The Pine, St. Michael	United States

Jean Cloutier (Chairman)	Vice President and Chairman International, Fairfax Financial Holdings Limited 95 Wellington Street West, Suite 800 Toronto, Ontario M5J 2N7 Canada	Canada

Randy Graham (Director)	Director, Wentworth Insurance Company Ltd. Pine Commercial Centre #12 Pine Commercial The Pine, St. Michael	Barbados

Simon P.G. Lee (Director)	Director, Wentworth Insurance Company Ltd. Pine Commercial Centre #12 Pine Commercial The Pine, St. Michael	United Kingdom

Lisa Padmore (Director)	Director, Wentworth Insurance Company Ltd. Pine Commercial Centre #12 Pine Commercial The Pine, St. Michael Barbados	Barbados

Roger Cave (Director)	Director, Wentworth Insurance Company Ltd. Pine Commercial Centre #12 Pine Commercial The Pine, St. Michael Barbados	Barbados

Niall Tully (Vice President & Chief Financial Officer)	Vice President & Chief Financial Officer, ffh Management Services 2 Grand Parade, Ranelagh, Dublin, D06 CX34	Ireland

Name	Present Principal Occupation or Employment and the Name, Principal Business and Address of any Corporation or other Organization in which such employment is conducted	Citizenship
Paul Mulvin (Vice President)	Vice President, ffh Management Services 2 Grand Parade, Ranelagh, Dublin, D06 CX34	Ireland

The name and material occupation, position, office or employment of the officers and directors of Odyssey Group Holdings, Inc. are listed below.

Name	Present Principal Occupation or Employment and the Name, Principal Business and Address of any Corporation or other Organization in which such employment is conducted	Citizenship
Brian D. Young (Chairman of the Board)	President, Fairfax Insurance Group c/o 95 Wellington Street West, Suite 800 Toronto, Ontario M5J 2N7 Canada	United States

Brandon W. Sweitzer (Director)	Dean, Maurice R. Greenberg School of Risk Management, Insurance and Actuarial Science, St. John’s University 101 Murray Street, Suite 438 New York, New York 10007-2165	United States

Carl A. Overy (President, Chief Executive Officer and Director)	President and Chief Executive Officer, Odyssey Group Holdings, Inc. 300 First Stamford Place Stamford, Connecticut 06902	United Kingdom

Elizabeth A. Sander (Executive Vice President and Chief Actuary)	Executive Vice President and Chief Actuary, Odyssey Group Holdings, Inc. 300 First Stamford Place Stamford, Connecticut 06902	United States

Richard F. Coerver IV (Executive Vice President and Chief Financial Officer)	Executive Vice President and Chief Financial Officer, Odyssey Group Holdings, Inc. 300 First Stamford Place Stamford, Connecticut 06902	United States

Jennifer Allen (Director)	Vice President and Chief Business Officer, Fairfax Financial Holdings Limited 95 Wellington Street West, Suite 800 Toronto, Ontario M5J 2N7 Canada	Canada

Olivier Quesnel (Director)	Vice President and Chief Actuary, Fairfax Financial Holdings Limited, 95 Wellington Street West, Suite 800 Toronto Ontario M5J 2N7 Canada	Canada

Name	Present Principal Occupation or Employment and the Name, Principal Business and Address of any Corporation or other Organization in which such employment is conducted	Citizenship
Amy Sherk (Director)	Vice President and Chief Financial Officer, Fiarfax Financial Holdings Limited 95 Wellington Street West, Suite 800 Toronto Ontario M5J 2N7 Canada	Canada

Dina G. Daskalakis (Executive Vice President, General Counsel and Corporate Secretary)	Executive Vice President, General Counsel and Corporate Secretary, Odyssey Group Holdings, Inc. 300 First Stamford Place Stamford, Connecticut 06902	United States

The name and material occupation, position, office or employment of the officers and directors of Odyssey Reinsurance Company are listed below.

Name	Present Principal Occupation or Employment and the Name, Principal Business and Address of any Corporation or other Organization in which such employment is conducted	Citizenship
Carl A. Overy (President, Chief Executive Officer and Chairman of the Board)	President, Chief Executive Officer and Director, Odyssey Group Holdings, Inc. 300 First Stamford Place, Stamford, Connecticut 06902	United Kingdom

Robert S. Pollock (CEO, London Market Division)	Chief Executive Officer, London Market Division, Odyssey Reinsurance Company, 1 Fen Court, London, England, EC3M 5BN	United States

Brian D. Quinn (Executive Vice President)	Executive Vice President, Odyssey Reinsurance Company 300 First Stamford Place, Stamford, Connecticut 06902	United States

Elizabeth A. Sander (Executive Vice President, Chief Actuary and Director)	Executive Vice President and Chief Actuary, Odyssey Group Holdings, Inc. 300 First Stamford Place Stamford, Connecticut 06902	United States

Isabelle Dubots-Lafitte (Executive Vice President)	Chief Executive Officer, EMEA, Odyssey Reinsurance Company 14 Rue Du 4 Septembre 75002 Paris France	United States

Richard F. Coerver IV (Executive Vice President and Director)	Executive Vice President and Chief Financial Officer, Odyssey Group Holdings, Inc. 300 First Stamford Place Stamford, Connecticut 06902	United States

The name and material occupation, position, office or employment of the officers and directors of Odyssey Reinsurance (Barbados) Ltd. are listed below.

Name	Present Principal Occupation or Employment and the Name, Principal Business and Address of any Corporation or other Organization in which such employment is conducted	Citizenship
Janice L. Burke (Director and Managing Director, Chief Financial Officer and Compliance Officer)	Director, Managing Director, Chief Financial Officer and Compliance Officer Odyssey Reinsurance (Barbados) Ltd. #12 Pine Commercial, The Pine Saint Michael, Barbados	Barbados

Richard F. Coerver IV (Director)	Director Odyssey Reinsurance Company 300 First Stamford Place Stamford, CT 06902	United States

Alastair Dent (Director)	Director Odyssey Reinsurance (Barbados) Ltd. #12 Pine Commercial, The Pine Saint Michael, Barbados	Barbados

Joseph A. Guardo (Executive Vice President)	Executive Vice President, Odyssey Reinsurance Company 300 First Stamford Place Stamford, Connecticut 06902	United States

Lucien Pietropoli (Executive Vice President)	Chief Executive Officer, Asia Pacific, Odyssey Reinsurance Company 1 Finlayson Green #17-00 Singapore 049246	France

Dina G. Daskalakis (Executive Vice President, General Counsel and Corporate Secretary)	Executive Vice President, General Counsel and Corporate Secretary, Odyssey Group Holdings, Inc. 300 First Stamford Place Stamford, Connecticut 06902	United States

Philippe Mallier (Executive Vice President)	Chief Executive Officer, Latin America, Odyssey Reinsurance Company 300 First Stamford Place Stamford, Connecticut 06902	France

Rory Rose (Senior Vice President and Global Financial Controller)	Senior Vice President and Global Financial Controller, Odyssey Reinsurance Company 300 First Stamford Place Stamford, Connecticut 06902	United States

The name and material occupation, position, office or employment of the officers and directors of Crum & Forster Holdings Corp. are listed below.

Name	Present Principal Occupation or Employment and the Name, Principal Business and Address of any Corporation or other Organization in which such employment is conducted	Citizenship
Alejandro Morales (Director)	Senior Vice President, United States Fire Insurance Company 305 Madison Avenue Morristown, New Jersey 07962	United States

Brian D. Young (Director)	President, Fairfax Insurance Group c/o 95 Wellington Street West, Suite 800 Toronto, Ontario M5J 2N7 Canada	United States
Arleen A. Paladino (Executive Vice President, Chief Financial Officer, Treasurer and Director)	Executive Vice President, Chief Financial Officer and Treasurer, Crum & Forster Holdings Corp. 305 Madison Avenue Morristown, New Jersey 07962	United States

Jennifer Allen (Director)	Vice President and Chief Business Officer, Fairfax Financial Holdings Limited 95 Wellington Street West, Suite 800 Toronto, Ontario M5J 2N7 Canada	Canada

Marc J. Adee (President, Chief Executive Officer, Chairman and Director)	President, Chief Executive Officer and Chairman, Crum & Forster Holdings Corp. (and various other insurance subsidiaries) 305 Madison Avenue Morristown, New Jersey 07962	United States

Michael P. McTigue (Secretary)	Senior Vice President, General Counsel and Secretary, United States Fire Insurance Company 305 Madison Avenue Morristown, New Jersey 07962	United States

Olivier Quesnel (Director)	Vice President and Chief Actuary, Fairfax Financial Holdings Limited, 95 Wellington Street West, Suite 800 Toronto Ontario M5J 2N7 Canada	Canada

Amy Sherk (Director)	Vice President and Chief Financial Officer, Fairfax Financial Holdings Limited 95 Wellington Street West, Suite 800 Toronto, Ontario M5J 2N7 Canada	Canada

The name and material occupation, position, office or employment of the officers and directors of United States Fire Insurance Company are listed below.

Name	Present Principal Occupation or Employment and the Name, Principal Business and Address of any Corporation or other Organization in which such employment is conducted	Citizenship
Alejandro Morales (Senior Vice President and Director)	Senior Vice President, United States Fire Insurance Company 305 Madison Avenue Morristown, New Jersey 07962	United States

Arleen A. Paladino (Senior Vice President, Chief Financial Officer and Director)	Executive Vice President, Chief Financial Officer and Treasurer, Crum & Forster Holdings Corp. 305 Madison Avenue Morristown, New Jersey 07962	United States
Carmine Scaglione (Senior Vice President and Controller)	Senior Vice President and Controller, United States Fire Insurance Company 305 Madison Avenue Morristown, New Jersey 07962	United States

Christopher G. Irving (Treasurer and Vice President)	Treasurer and Vice President, United States Fire Insurance Company 305 Madison Avenue Morristown, New Jersey 07962	United States

Marc J. Adee (President, Chief Executive Officer, Chairman and Director)	President, Chief Executive Officer and Chairman, Crum & Forster Holdings Corp. (and various other insurance subsidiaries) 305 Madison Avenue Morristown, New Jersey 07962	United States

Michael P. McTigue (Senior Vice President, General Counsel and Secretary)	Senior Vice President, General Counsel and Secretary, United States Fire Insurance Company 305 Madison Avenue Morristown, New Jersey 07962	United States

The name and material occupation, position, office or employment of the officers and directors of The North River Insurance Company are listed below.

Name	Present Principal Occupation or Employment and the Name, Principal Business and Address of any Corporation or other Organization in which such employment is conducted	Citizenship
Alejandro Morales (Senior Vice President and Director)	Senior Vice President, United States Fire Insurance Company 305 Madison Avenue Morristown, New Jersey 07962	United States

Arleen A. Paladino (Senior Vice President, Chief Financial Officer and Director)	Executive Vice President, Chief Financial Officer and Treasurer, Crum & Forster Holdings Corp. 305 Madison Avenue Morristown, New Jersey 07962	United States

Carmine Scaglione (Senior Vice President and Controller)	Senior Vice President and Controller, United States Fire Insurance Company 305 Madison Avenue Morristown, New Jersey 07962	United States

Name	Present Principal Occupation or Employment and the Name, Principal Business and Address of any Corporation or other Organization in which such employment is conducted	Citizenship

Christopher G. Irving (Treasurer and Vice President)	Treasurer and Vice President, United States Fire Insurance Company 305 Madison Avenue Morristown, New Jersey 07962	United States

Marc J. Adee (President, Chief Executive Officer, Chairman and Director)	President, Chief Executive Officer and Chairman, Crum & Forster Holdings Corp. (and various other insurance subsidiaries) 305 Madison Avenue Morristown, New Jersey 07962	United States
Michael P. McTigue (Senior Vice President, General Counsel and Secretary)	Senior Vice President, General Counsel and Secretary, United States Fire Insurance Company 305 Madison Avenue Morristown, New Jersey 07962	United States

The name and material occupation, position, office or employment of the officers and directors of TIG Insurance Company are listed below.

Name	Present Principal Occupation or Employment and the Name, Principal Business and Address of any Corporation or other Organization in which such employment is conducted	Citizenship
Deborah A. Irving (Director, Executive Vice President and Chief Financial Officer)	Executive Vice President, Chief Financial Officer Riverstone Resources LLC 250 Commercial St. Suite 5000 Manchester, New Hampshire 03101	United States/Canada

Matthew W. Kunish (Director, Executive Vice President and Chief Actuary)	Executive Vice President, Chief Actuary, RiverStone Resources LLC 250 Commercial Street, Suite 5000 Manchester, New Hampshire 03101	United States/United Kingdom

Nicholas C. Bentley (Director, Chairman, Executive Vice President)	Chairman, Executive Vice President, RiverStone Resources LLC 250 Commercial Street, Suite 5000 Manchester, New Hampshire 03101	United States/United Kingdom

Robert J. Sampson (Director, President and Chief Executive Officer)	President and Chief Executive Officer, RiverStone Resources LLC 250 Commercial Street, Suite 5000 Manchester, New Hampshire 03101	United States

Timothy Donlon (Executive Vice President)	Executive Vice President, RiverStone Resources LLC 250 Commercial Street, Suite 5000 Manchester, New Hampshire 03101	United States

John W. Bauer (Executive Vice President, General Counsel and Secretary)	Executive Vice President, General Counsel and Secretary, RiverStone Resources LLC 250 Commercial Street, Suite 5000 Manchester, New Hampshire 03101	United States

The name and material occupation, position, office or employment of the officers and directors of Northbridge General Insurance Corporation are listed below. Corporation are listed below.

Name	Present Principal Occupation or Employment and the Name, Principal Business and Address of any Corporation or other Organization in which such employment is conducted	Citizenship
Gordon Campbell (Director)	Independent Business Consultant and Corporate Director Vancouver, British Columbia, Canada	Canada

Nicole Elizabeth Bennett Smith (Director)	Independent Business Consultant and Corporate Director Mountain Lakes, NJ, USA	Canada/ United States

Christopher Harness (Chief Information Officer)	Chief Information Officer, Northbridge Financial Corporation 105 Adelaide Street West, 7th Floor Toronto, Ontario M5H 1P9 Canada	Canada

Craig Pinnock (Chief Financial Officer)	Chief Financial Officer, Northbridge Financial Corporation 105 Adelaide Street West, 7th Floor Toronto, Ontario M5H 1P9 Canada	Canada

Evan Di Bella (Senior Vice President, Claims)	Senior Vice President, Claims, Northbridge Financial Corporation 105 Adelaide Street West, 7th Floor Toronto, Ontario M5H 1P9 Canada	Canada

Amy Sherk (Director)	Vice President and Chief Financial Officer, Fairfax Financial Holdings Limited 95 Wellington Street West, Suite 800 Toronto, Ontario M5J 2N7 Canada	Canada

John Varnell (Director)	Vice President, Corporate Development, Fairfax Financial Holdings Limited 95 Wellington Street West, Suite 800 Toronto, Ontario M5J 2N7 Canada	Canada

Lori McDougall (Chief Strategy & Corporate Development Officer)	Chief Strategy & Corporate Development Officer, Northbridge Financial Corporation 105 Adelaide Street West, 7th Floor Toronto, Ontario M5H 1P9 Canada	Canada

Paul Gardner (Senior Vice President, Corporate Underwriting and Risk Services)	Senior Vice President, Corporate Underwriting and Risk Services, Northbridge Financial Corporation 105 Adelaide Street West, 7th Floor Toronto, Ontario M5H 1P9 Canada	Canada

Name	Present Principal Occupation or Employment and the Name, Principal Business and Address of any Corporation or other Organization in which such employment is conducted	Citizenship
Robert J. Gunn (Director)	Independent Business Consultant and Corporate Director Toronto, Ontario, Canada	Canada

Robert S. Weiss (Director)	Independent Business Consultant and Corporate Director Toronto, Ontario, Canada	Canada

Sarah Bhanji (Chief Actuary)	Chief Actuary, Northbridge Financial Corporation 105 Adelaide Street West, 7th Floor Toronto, Ontario M5H 1P9 Canada	Canada

Silvy Wright (President, Chief Executive Officer and Director)	President and Chief Executive Officer, Northbridge Financial Corporation 105 Adelaide Street West, 7th Floor Toronto, Ontario M5H 1P9 Canada	Canada

Shari Dodsworth (Senior Vice President, Commercial Lines)	Senior Vice President Commercial Lines, Northbridge Financial Corporation 105 Adelaide Street West, 7th Floor Toronto, Ontario M5H 1P9 Canada	Canada

Todd MacGuillivray (Senior Vice President, Specialty Lines)	Senior Vice President Transportation and, Specialty Risk, Northbridge Financial Corporation 105 Adelaide Street West, 7th Floor Toronto, Ontario M5H 1P9 Canada	Canada

Harold Weckworth (Senior Vice President, People and Culture)	Senior Vice President, People & Culture, Northbridge Financial Corporation 105 Adelaide Street West, 7th Floor Toronto, Ontario M5H 1P9 Canada	Canada

Dan Golec (Senior Vice President, Corporate Risk)	Senior Vice President, Corporate Risk, Northbridge Financial Corporation 105 Adelaide Street West, 7th Floor Toronto, Ontario M5H 1P9 Canada	Canada

The name and material occupation, position, office or employment of the officers and directors of Northbridge Financial Corporation are listed below.

Name	Present Principal Occupation or Employment and the Name, Principal Business and Address of any Corporation or other Organization in which such employment is conducted	Citizenship
Christopher Harness (Chief Information Officer)	Chief Information Officer, Northbridge Financial Corporation 105 Adelaide Street West, 7th Floor Toronto, Ontario M5H 1P9 Canada	Canada

Craig Pinnock (Chief Financial Officer)	Chief Financial Officer, Northbridge Financial Corporation 105 Adelaide Street West, 7th Floor Toronto, Ontario M5H 1P9 Canada	Canada

Evan Di Bella (Senior Vice President, Claims)	Senior Vice President, Claims, Northbridge Financial Corporation 105 Adelaide Street West, 7th Floor Toronto, Ontario M5H 1P9 Canada	Canada

George Halkiotis (President, Federated Insurance)	President, Federated Insurance, Northbridge Financial Corporation 105 Adelaide Street West, 7th Floor Toronto, Ontario M5H 1P9 Canada	Canada

Jennifer Allen (Director)	Vice President and Chief Business Officer, Fairfax Financial Holdings Limited 95 Wellington Street West, Suite 800 Toronto, Ontario M5J 2N7 Canada	Canada

John Varnell (Director)	Vice President, Corporate Development, Fairfax Financial Holdings Limited 95 Wellington Street West, Suite 800 Toronto, Ontario M5J 2N7 Canada	Canada

Lori McDougall (Chief Strategy & Corporate Development Officer)	Chief Strategy & Corporate Development Officer, Northbridge Financial Corporation 105 Adelaide Street West, 7th Floor Toronto, Ontario M5H 1P9 Canada	Canada

Paul Gardner (Senior Vice President, Corporate Underwriting and Risk Services)	Senior Vice President, Corporate Underwriting and Risk Services, Northbridge Financial Corporation 105 Adelaide Street West, 7th Floor Toronto, Ontario M5H 1P9 Canada	Canada

Amy Sherk (Director)	Vice President and Chief Financial Officer, Fairfax Financial Holdings Limited 95 Wellington Street West, Suite 800 Toronto, Ontario M5J 2N7 Canada	Canada

Name	Present Principal Occupation or Employment and the Name, Principal Business and Address of any Corporation or other Organization in which such employment is conducted	Citizenship
Olivier Quesnel (Director)	Vice President and Chief Actuary, Fairfax Financial Holdings Limited 95 Wellington Street West, Suite 800 Toronto, Ontario M5J 2N7 Canada	Canada

Robert J. Gunn (Director and Chairman of the Board)	Independent Business Consultant and Corporate Director, Toronto, Ontario, Canada	Canada

Sarah Bhanji (Chief Actuary)	Chief Actuary, Northbridge Financial Corporation 105 Adelaide Street West, 7th Floor Toronto, Ontario M5H 1P9 Canada	Canada

Silvy Wright (President and Chief Executive Officer)	President and Chief Executive Officer, Northbridge Financial Corporation 105 Adelaide Street West, 7th Floor Toronto, Ontario M5H 1P9 Canada	Canada

Shari Dodsworth (Senior Vice President Commercial Lines)	Senior Vice President Commercial Lines, Northbridge Financial Corporation 105 Adelaide Street West, 7th Floor Toronto, Ontario M5H 1P9 Canada	Canada

Harold Weckworth (Senior Vice President People and Culture)	Senior Vice President People and Culture, Northbridge Financial Corporation 105 Adelaide Street West, 7th Floor Toronto, Ontario M5H 1P9 Canada	Canada

Todd MacGillivray (Senior Vice President Specialty Lines)	Senior Vice President Transportation and Specialty Risk, Northbridge Financial Corporation 105 Adelaide Street West, 7th Floor Toronto, Ontario M5H 1P9 Canada	Canada

Dan Golec (Senior Vice President Corporate Risk)	Senior Vice President Corporate Risk, Northbridge Financial Corporation 105 Adelaide Street West, 7th Floor Toronto, Ontario M5H 1P9 Canada	Canada

The name and material occupation, position, office or employment of the officers and directors of Zenith National Insurance Corp. are listed below.

Name	Present Principal Occupation or Employment and the Name, Principal Business and Address of any Corporation or other Organization in which such employment is conducted	Citizenship
Andrew A. Barnard (Director)	Chairman, Fairfax Insurance Group 100 William Street, 5th Floor New York, New York 10038	United States

Elina Baron (Executive Vice President, Chief Financial Officer and Treasurer)	Executive Vice President, Chief Financial Officer and Treasurer, Zenith Insurance Company 21255 Califa St. Woodland Hills, California 91367	United States

Chad J. Helin (Executive Vice President, General Counsel, Secretary and Director)	Executive Vice President, General Counsel and Director, Zenith Insurance Company 21255 Califa St. Woodland Hills, California 91367	United States

Davidson M. Pattiz (President, Chief Executive Officer and Director)	President, Chief Executive Officer and Director, Zenith Insurance Company 21255 Califa St. Woodland Hills, California 91367	United States

Jennifer Allen (Vice President and Chief Business Officer)	Vice President and Chief Business Officer, Fairfax Financial Holdings Limited 95 Wellington Street West, Suite 800 Toronto, Ontario M5J 2N7 Canada	Canada

Kari L. Van Gundy (Chairperson, Executive Chairman and Director)	Chairperson, Executive Chairman and Director, Zenith Insurance Company 21255 Califa St. Woodland Hills, California 91367	United States

Olivier Quesnel (Director)	Vice President and Chief Actuary, Fairfax Financial Holdings Limited, 95 Wellington Street West, Suite 800 Toronto, Ontario M5J 2N7 Canada	Canada

Amy Sherk (Director)	Vice President and Chief Financial Officer, Fairfax Financial Holdings Limited 95 Wellington Street West, Suite 800 Toronto, Ontario M5J 2N7 Canada	Canada

The name and material occupation, position, office or employment of the officers and directors of Zenith Insurance Company are listed below.

Name	Present Principal Occupation or Employment and the Name, Principal Business and Address of any Corporation or other Organization in which such employment is conducted	Citizenship
Gordon Campbell (Director)	Independent Business Consultant and Corporate Director, Vancouver, British Columbia, Canada	Canada

Nicole Elizabeth Bennett Smith (Director)	Independent Business Consultant and Corporate Director, Mountain Lakes, NJ, USA	Canada/US

Christopher Harness (Chief Information Officer)	Chief Information Officer, Northbridge Financial Corporation 105 Adelaide Street West, 7th Floor Toronto, Ontario M5H 1P9 Canada	Canada

Craig Pinnock (Chief Financial Officer)	Chief Financial Officer, Northbridge Financial Corporation 105 Adelaide Street West, 7th Floor Toronto, Ontario M5H 1P9 Canada	Canada

Evan Di Bella (Senior Vice President, Claims)	Senior Vice President, Claims, Northbridge Financial Corporation 105 Adelaide Street West, 7th Floor Toronto, Ontario M5H 1P9 Canada	Canada

Amy Sherk (Director)	Vice President and Chief Financial Officer, Fairfax Financial Holdings Limited 95 Wellington Street West, Suite 800 Toronto, Ontario M5J 2N7 Canada	Canada

John Varnell (Director)	Vice President, Corporate Development, Fairfax Financial Holdings Limited 95 Wellington Street West, Suite 800 Toronto, Ontario M5J 2N7 Canada	Canada

Lori McDougall (Chief Strategy & Development Officer)	Chief Strategy & Development Officer, Northbridge Financial Corporation 105 Adelaide Street West, 7th Floor Toronto, Ontario M5H 1P9	Canada

Paul Gardner (Senior Vice President, Corporate Underwriting and Risk Services)	Senior Vice President, Corporate Underwriting and Risk Services, Northbridge Financial Corporation 105 Adelaide Street West, 7th Floor Toronto, Ontario M5H 1P9 Canada	Canada

Name	Present Principal Occupation or Employment and the Name, Principal Business and Address of any Corporation or other Organization in which such employment is conducted	Citizenship
Robert J. Gunn (Director)	Independent Business Consultant and Corporate Director, Toronto, Ontario, Canada	Canada

Robert S. Weiss (Director)	Independent Business Consultant and Corporate Director, Toronto, Ontario, Canada	Canada

Sarah Bhanji (Chief Actuary)	Chief Actuary, Northbridge Financial Corporation 105 Adelaide Street West, 7th Floor Toronto, Ontario M5H 1P9 Canada	Canada

Silvy Wright (President, Chief Executive Officer and Director)	President and Chief Executive Officer, Northbridge Financial Corporation 105 Adelaide Street West, 7th Floor Toronto, Ontario M5H 1P9 Canada	Canada

Shari Dodsworth (Senior Vice President Commercial Lines)	Senior Vice President Commercial Lines, Northbridge Financial Corporation 105 Adelaide Street West, 7th Floor Toronto, Ontario M5H 1P9 Canada	Canada

Todd MacGillivray (Senior Vice President Specialty Lines)	Senior Vice President Transportation and Specialty Risk, Northbridge Financial Corporation 105 Adelaide Street West, 7th Floor Toronto, Ontario M5H 1P9 Canada	Canada

Harold Weckworth (Senior Vice President People and Culture)	Senior Vice President People and Culture, Northbridge Financial Corporation 105 Adelaide Street West, 7th Floor Toronto, Ontario M5H 1P9	Canada

Dan Golec (Senior Vice President Corporate Risk)	Senior Vice President Corporate Risk, Northbridge Financial Corporation 105 Adelaide Street West, 7th Floor Toronto, Ontario M5H 1P9 Canada	Canada

The name and material occupation, position, office or employment of the officers and directors of 1102952 B.C. Unlimited Liability Company are listed below.

Name	Present Principal Occupation or Employment and the Name, Principal Business and Address of any Corporation or other Organization in which such employment is conducted	Citizenship
John Varnell (Director)	Vice President, Corporate Development, Fairfax Financial Holdings Limited 95 Wellington Street West, Suite 800 Toronto, Ontario M5J 2N7 Canada	Canada

The name and material occupation, position, office or employment of the officers and directors of Allied World Assurance Company Holdings, Ltd are listed below.

Name	Present Principal Occupation or Employment and the Name, Principal Business and Address of any Corporation or other Organization in which such employment is conducted	Citizenship
Adrian Croft (Director)	Managing Director – OMERS Capital Markets, OMERS Administration Corporation 900-100 Adelaide Street West Toronto, Ontario M5H 0E2 Canada	Canada

Graham Collis (Director)	Retired	Bermuda

Jean Cloutier (Director)	Vice President and Chairman International, Fairfax Financial Holdings Limited 95 Wellington Street West, Suite 800 Toronto, Ontario M5J 2N7 Canada	Canada

John Bender (Chairman, Reinsurance and Risk Management)	Chairman, Reinsurance and Risk Management, Allied World Assurance Company Holdings, Ltd 199 Water Street, 26th Floor New York, New York 10038	United States

Joseph Roesler (Chief Financial Officer)	Chief Financial Officer, Allied World Assurance Company Holdings, Ltd 199 Water Street, 26th Floor New York, New York 10038	United States

Louis Iglesias (Chairman of the Board of Directors, President & Chief Executive Officer)	Chairman of the Board of Directors, President & Chief Executive Officer, Allied World Assurance Company Holdings, Ltd 199 Water Street, 26th Floor New York, New York 10038	United States

Michael McCrimmon (Director and Vice Chairman)	Director and Vice Chairman, Allied World Assurance Company Holdings I, Ltd 27 Richmond Road Pembroke HM 08 Bermuda	Canada

Name	Present Principal Occupation or Employment and the Name, Principal Business and Address of any Corporation or other Organization in which such employment is conducted	Citizenship
Scott Hunter (Director)	Retired	Bermuda

Wesley Dupont (Chief Operating Officer)	Chief Operating Officer, Allied World Assurance Company Holdings, Ltd 199 Water Street, 26th Floor New York, New York 10038	United States

The name and material occupation, position, office or employment of the officers and directors of Allied World Assurance Company Holdings I, Ltd are listed below.

Name	Present Principal Occupation or Employment and the Name, Principal Business and Address of any Corporation or other Organization in which such employment is conducted	Citizenship
Colm Singleton (Head of Bermuda Office; Executive Vice President, Head of Bermuda and Global Markets Claims Group)	Head of Bermuda Office; Executive Vice President, Head of Bermuda and Global Markets Claims Group, Allied World Assurance Company Holdings I, Ltd 27 Richmond Road Pembroke HM 08 Bermuda	Bermuda

Louis Iglesias (Director)	Chairman of the Board of Directors, President & Chief Executive Officer, Allied World Assurance Company Holdings, Ltd 199 Water Street, 26th Floor New York, New York 10038	United States

Michael McCrimmon (Director and Vice Chairman)	Director and Vice Chairman, Allied World Assurance Company Holdings I, Ltd 27 Richmond Road Pembroke HM 08 Bermuda	Canada

Wesley Dupont (Director)	Chief Operating Officer, Allied World Assurance Company Holdings, Ltd 199 Water Street, 26th Floor New York, New York 10038	United States

The name and material occupation, position, office or employment of the officers and directors of Allied World Assurance Company, Ltd are listed below.

Name	Present Principal Occupation or Employment and the Name, Principal Business and Address of any Corporation or other Organization in which such employment is conducted	Citizenship
Colm Singleton (Head of Bermuda Office; Executive Vice President, Head of Bermuda and Global Markets Claims Group)	Head of Bermuda Office; Executive Vice President, Head of Bermuda and Global Markets Claims Group, Allied World Assurance Company Holdings I, Ltd 27 Richmond Road Pembroke HM 08 Bermuda	Bermuda

Name	Present Principal Occupation or Employment and the Name, Principal Business and Address of any Corporation or other Organization in which such employment is conducted	Citizenship
Graham Collis (Director)	Retired	Bermuda

John Bender (Director)	Chairman, Reinsurance and Risk Management, Allied World Assurance Company Holdings, Ltd 199 Water Street, 26th Floor New York, New York 10038	United States

Louis Iglesias (Director)	Chairman of the Board of Directors, President & Chief Executive Officer, Allied World Assurance Company Holdings, Ltd 199 Water Street, 26th Floor New York, New York 10038	United States

Michael McCrimmon (Director and Vice Chairman)	Director and Vice Chairman, Allied World Assurance Company Holdings I, Ltd 27 Richmond Road Pembroke HM 08 Bermuda	Canada

Wesley Dupont (Director)	Chief Operating Officer, Allied World Assurance Company Holdings, Ltd 199 Water Street, 26th Floor New York, New York 10038	United States

The name and material occupation, position, office or employment of the officers and directors of Allied World Assurance Holdings (Ireland) Ltd are listed below.

Name	Present Principal Occupation or Employment and the Name, Principal Business and Address of any Corporation or other Organization in which such employment is conducted	Citizenship
Janet Sayers (Director)	Retired	United Kingdom

Lee Dwyer (Director and President)	Director and Managing Director, Allied World Assurance Company (Europe) dac 3rd Floor, George’s Quay Plaza George’s Quay Dublin 2 Ireland	United Kingdom

Michael Stalley (Director)	Retired	United Kingdom

Timothy Hennessy (Director)	Retired	Ireland

Wesley Dupont (Director)	Chief Operating Officer, Allied World Assurance Company Holdings, Ltd 199 Water Street, 26th Floor New York, New York 10038	United States

The name and material occupation, position, office or employment of the officers and directors of Allied World Assurance Company (Europe) dac are listed below.

Name	Present Principal Occupation or Employment and the Name, Principal Business and Address of any Corporation or other Organization in which such employment is conducted	Citizenship
Janet Sayers (Director)	Retired	United Kingdom

Lee Dwyer (Director and Managing Director)	Director and Managing Director, Allied World Assurance Company (Europe) dac 3rd Floor, Georges Quay Plaza Georges Quay Dublin 2 Ireland	United Kingdom

Michael Stalley (Director)	Retired	United Kingdom

Peter Ford (Executive Vice President, Head of European Insurance Division)	Executive Vice President, Head of European Insurance Division, Allied World Managing Agency Limited 19th Floor, 20 Fenchurch Street London EC3M 3BY United Kingdom	United States

Timothy Hennessy (Director)	Retired	Ireland

Wesley Dupont (Director)	Chief Operating Officer, Allied World Assurance Company Holdings, Ltd 199 Water Street, 26th Floor New York, New York 10038	United States

The name and material occupation, position, office or employment of the officers and directors of Allied World Assurance Holdings (U.S.) Inc. are listed below.

Name	Present Principal Occupation or Employment and the Name, Principal Business and Address of any Corporation or other Organization in which such employment is conducted	Citizenship
John Bender (Director and Chairman, Reinsurance and Risk Management)	Chairman, Reinsurance and Risk Management, Allied World Assurance Company Holdings, Ltd 199 Water Street, 26th Floor New York, New York 10038	United States

Louis Iglesias (Director and President & Chief Executive Officer)	Chairman of the Board of Directors, President & Chief Executive Officer, Allied World Assurance Company Holdings, Ltd 199 Water Street, 26th Floor New York, New York 10038	United States

Wesley Dupont (Director and Chief Operating Officer)	Chief Operating Officer, Allied World Assurance Company Holdings, Ltd 199 Water Street, 26th Floor New York, New York 10038	United States

The name and material occupation, position, office or employment of the officers and directors of Allied World Insurance Company are listed below.

Name	Present Principal Occupation or Employment and the Name, Principal Business and Address of any Corporation or other Organization in which such employment is conducted	Citizenship
Christian Gravier (President, North America Professional Lines)	President, North America Professional Lines, Allied World Insurance Company 199 Water Street, 26th Floor New York, New York 10038	United States

John Bender (Director)	Chairman, Reinsurance and Risk Management, Allied World Assurance Company Holdings, Ltd 199 Water Street, 26th Floor New York, New York 10038	United States

Joseph Cellura (President, North America Casualty)	President, North America Casualty, Allied World Insurance Company 199 Water Street, 26th Floor New York, New York 10038	United States

Kevin Marine (CEO, Global Reinsurance)	CEO, Global Reinsurance, Allied World Insurance Company 199 Water Street, 26th Floor New York, New York 10038	United States

Louis Iglesias (Director)	Chairman of the Board of Directors, President & Chief Executive Officer, Allied World Assurance Company Holdings, Ltd 199 Water Street, 26th Floor New York, New York 10038	United States

Robert Bowden (Executive Vice President, Global Insurance)	Executive Vice President, Global Insurance, Allied World Insurance Company 550 Hope Street, Suite 1825 Los Angeles, California 90071	United States

Wesley Dupont (Director)	Chief Operating Officer, Allied World Assurance Company Holdings, Ltd 199 Water Street, 26th Floor New York, New York 10038	United States

The name and material occupation, position, office or employment of the officers and directors of AW Underwriters Inc. are listed below.

Name	Present Principal Occupation or Employment and the Name, Principal Business and Address of any Corporation or other Organization in which such employment is conducted	Citizenship
Christian Gravier (President, North America Professional Lines)	President, North America Professional Lines, Allied World Insurance Company 199 Water Street, 26th Floor New York, New York 10038	United States

Name	Present Principal Occupation or Employment and the Name, Principal Business and Address of any Corporation or other Organization in which such employment is conducted	Citizenship
John Bender (Director)	Chairman, Reinsurance and Risk Management, Allied World Assurance Company Holdings, Ltd 199 Water Street, 26th Floor New York, New York 10038	United States

Joseph Cellura (President, North America Casualty)	President, North America Casualty, Allied World Insurance Company 199 Water Street, 26th Floor New York, New York 10038	United States

Louis Iglesias (Director)	Chairman of the Board of Directors, President & Chief Executive Officer, Allied World Assurance Company Holdings, Ltd 199 Water Street, 26th Floor New York, New York 10038	United States

Robert Bowden (Executive Vice President, Global Insurance)	Executive Vice President, Global Insurance, Allied World Insurance Company 550 Hope Street, Suite 1825 Los Angeles, California 90071	United States

Wesley Dupont (Director)	Chief Operating Officer, Allied World Assurance Company Holdings, Ltd 199 Water Street, 26th Floor New York, New York 10038	United States

The name and material occupation, position, office or employment of the officers and directors of Allied World Specialty Insurance Company are listed below.

Name	Present Principal Occupation or Employment and the Name, Principal Business and Address of any Corporation or other Organization in which such employment is conducted	Citizenship
Christian Gravier (President, North America Professional Lines)	President, North America Professional Lines, Allied World Insurance Company 199 Water Street, 26th Floor New York, New York 10038	United States

John Bender (Director)	Chairman, Reinsurance and Risk Management, Allied World Assurance Company Holdings, Ltd 199 Water Street, 26th Floor New York, New York 10038	United States

Joseph Cellura (President, North America Casualty)	President, North America Casualty, Allied World Insurance Company 199 Water Street, 26th Floor New York, New York 10038	United States

Name	Present Principal Occupation or Employment and the Name, Principal Business and Address of any Corporation or other Organization in which such employment is conducted	Citizenship
Louis Iglesias (Director)	Chairman of the Board of Directors, President & Chief Executive Officer, Allied World Assurance Company Holdings, Ltd 199 Water Street, 26th Floor New York, New York 10038	United States

Robert Bowden (Executive Vice President, Global Insurance)	Executive Vice President, Global Insurance, Allied World Insurance Company 550 Hope Street, Suite 1825 Los Angeles, California 90071	United States

Wesley Dupont (Director)	Chief Operating Officer, Allied World Assurance Company Holdings, Ltd 199 Water Street, 26th Floor New York, New York 10038	United States

The name and material occupation, position, office or employment of the officers and directors of Allied World Surplus Lines Insurance Company are listed below.

Name	Present Principal Occupation or Employment and the Name, Principal Business and Address of any Corporation or other Organization in which such employment is conducted	Citizenship
Christian Gravier (President, North America Professional Lines)	President, North America Professional Lines, Allied World Insurance Company 199 Water Street, 26th Floor New York, New York 10038	United States

John Bender (Director)	Chairman, Reinsurance and Risk Management, Allied World Assurance Company Holdings, Ltd 199 Water Street, 26th Floor New York, New York 10038	United States

Joseph Cellura (President, North America Casualty)	President, North America Casualty, Allied World Insurance Company 199 Water Street, 26th Floor New York, New York 10038	United States

Louis Iglesias (Director)	Chairman of the Board of Directors, President & Chief Executive Officer, Allied World Assurance Company Holdings, Ltd 199 Water Street, 26th Floor New York, New York 10038	United States

Robert Bowden (Executive Vice President, Global Insurance)	Executive Vice President, Global Insurance, Allied World Insurance Company 550 Hope Street, Suite 1825 Los Angeles, California 90071	United States

Name	Present Principal Occupation or Employment and the Name, Principal Business and Address of any Corporation or other Organization in which such employment is conducted	Citizenship
Wesley Dupont (Director)	Chief Operating Officer, Allied World Assurance Company Holdings, Ltd 199 Water Street, 26th Floor New York, New York 10038	United States

The name and material occupation, position, office or employment of the officers and directors of Allied World Assurance Company (U.S.) Inc. are listed below.

Name	Present Principal Occupation or Employment and the Name, Principal Business and Address of any Corporation or other Organization in which such employment is conducted	Citizenship
Christian Gravier (President, North America Professional Lines)	President, North America Professional Lines, Allied World Insurance Company 199 Water Street, 26th Floor New York, New York 10038	United States

John Bender (Director)	Chairman, Reinsurance and Risk Management, Allied World Assurance Company Holdings, Ltd 199 Water Street, 26th Floor New York, New York 10038	United States

Joseph Cellura (President, North America Casualty)	President, North America Casualty, Allied World Insurance Company 199 Water Street, 26th Floor New York, New York 10038	United States

Louis Iglesias (Director)	Chairman of the Board of Directors, President & Chief Executive Officer, Allied World Assurance Company Holdings, Ltd 199 Water Street, 26th Floor New York, New York 10038	United States

Robert Bowden (Executive Vice President, Global Insurance)	Executive Vice President, Global Insurance, Allied World Insurance Company 550 Hope Street, Suite 1825 Los Angeles, California 90071	United States

Wesley Dupont (Director)	Chief Operating Officer, Allied World Assurance Company Holdings, Ltd 199 Water Street, 26th Floor New York, New York 10038	United States

The name and material occupation, position, office or employment of the officers and directors of CRC Reinsurance Limited are listed below.

Name	Present Principal Occupation or Employment and the Name, Principal Business and Address of any Corporation or other Organization in which such employment is conducted	Citizenship
Alistair Dent (Director)	Director, Wentworth Insurance Company Ltd. Pine Commercial Centre #12 Pine Commercial The Pine, St. Michael	United Kingdom

Janice Burke (Managing Director)	Managing Director, Wentworth Insurance Company Ltd. Pine Commercial Centre #12 Pine Commercial The Pine, St. Michael	United States

Jean Cloutier (Chairman)	Vice President and Chairman International. Fairfax Financial Holdings Limited 95 Wellington Street West, Suite 800 Toronto, Ontario M5J 2N7 Canada	Canada

Randy Graham (Director)	Director, Wentworth Insurance Company Ltd. Pine Commercial Centre #12 Pine Commercial The Pine, St. Michael	Barbados

Terrance C. Moroney (Director)	Director, Fairfax Financial Holdings Limited 95 Wellington Street West, Suite 800 Toronto, Ontario M5J 2N7 Canada	Canada

Lisa Padmore (Director)	Director, Wentworth Insurance Company Ltd. Pine Commercial Centre #12 Pine Commercial The Pine, St. Michael Barbados	Barbados

Roger Cave (Director)	Director, Wentworth Insurance Company Ltd. Pine Commercial Centre #12 Pine Commercial The Pine, St. Michael Barbados	Barbados

The name and material occupation, position, office or employment of the officers and directors of Newline Holdings UK Limited are listed below.

Name	Present Principal Occupation or Employment and the Name, Principal Business and Address of any Corporation or other Organization in which such employment is conducted	Citizenship
Henry J. L. Withinshaw (Company Secretary)	Chief Operating Officer, Newline Group Services Limited 1 Fen Court London, England, EC3M 5BN	United Kingdom

Richard F. Coerver IV (Non-Executive Director)	Executive Vice President and Chief Financial Officer, Odyssey Group Holdings, Inc. 300 First Stamford Place Stamford, Connecticut 06902	United States

Sonny Kapur (Director)	Chief Financial Officer, Newline Group Services Limited 1 Fen Court London, England, EC3M 5BN	United Kingdom

Robert B. Kastner (Director)	Head of Claims, Newline Group Services Limited 1 Fen Court London, England, EC3M 5BN	United Kingdom

The name and material occupation, position, office or employment of the officers and directors of Newline Corporate Name Limited are listed below.

Name	Present Principal Occupation or Employment and the Name, Principal Business and Address of any Corporation or other Organization in which such employment is conducted	Citizenship
Henry J. L. Withinshaw (Director and Company Secretary)	Chief Operating Officer, Newline Group Services Limited 1 Fen Court London, England, EC3M 5BN	United Kingdom

Richard F. Coerver IV (Non-Executive Director)	Executive Vice President and Chief Financial Officer, Odyssey Group Holdings, Inc. 300 First Stamford Place Stamford, Connecticut 06902	United States

Sonny Kapur (Director)	Chief Financial Officer, Newline Group Services Limited 1 Fen Court London, England, EC3M 5BN	United Kingdom

The name and material occupation, position, office or employment of the officers and directors of Fairfax UK Holdings Limited are listed below.

Name	Present Principal Occupation or Employment and the Name, Principal Business and Address of any Corporation or other Organization in which such employment is conducted	Citizenship
Simon P.G. Lee (Director)	Non-Executive Director, Brit Group Holdings Limited The Leadenhall Building, 122 Leadenhall Street London EC3V 4AB	United Kingdom

Michael Wallace (Director)	Vice President, Insurance Operations, Fairfax Financial Holdings Limited 95 Wellington Street West, Suite 800 Toronto Ontario M5J 2N7 Canada	Canada

The name and material occupation, position, office or employment of the officers and directors of Brit Group Holdings Limited are listed below.

Name	Present Principal Occupation or Employment and the Name, Principal Business and Address of any Corporation or other Organization in which such employment is conducted	Citizenship
Andrea Welsch (Non-Executive Director)	Independent Non-Executive Director, Brit Group Holdings Limited The Leadenhall Building, 122 Leadenhall Street London EC3V 4AB	United Kingdom

Michael Wallace (Non-Executive Director)	Vice President, Insurance Operations, Fairfax Financial Holdings Limited 95 Wellington Street West, Suite 800 Toronto Ontario M5J 2N7 Canada	Canada

Gavin Wilkinson (Executive Director)	Group Chief Financial Officer, Brit Group Services Limited The Leadenhall Building, 122 Leadenhall Street London EC3V 4AB	United Kingdom

Gordon Campbell (Non-Executive Director)	Non-Executive Chairman, Brit Group Holdings Limited The Leadenhall Building, 122 Leadenhall Street London EC3V 4AB	Canada

Martin Thompson (Executive Director)	Group Chief Executive Officer, Brit Group Services Limited The Leadenhall Building, 122 Leadenhall Street London EC3V 4AB	United Kingdom

Name	Present Principal Occupation or Employment and the Name, Principal Business and Address of any Corporation or other Organization in which such employment is conducted	Citizenship
Simon P.G. Lee (Non-Executive Director)	Non-Executive Director, Brit Group Holdings Limited The Leadenhall Building, 122 Leadenhall Street London EC3V 4AB	United Kingdom

Jean-Jacques Henchoz (Non-Executive Director)	Independent Non-Executive Director, Brit Group Holdings Limited The Leadenhall Building, 122 Leadenhall Street London EC3V 4AB	Switzerland

The name and material occupation, position, office or employment of the officers and directors of Brit Insurance Holdings Limited are listed below.

Name	Present Principal Occupation or Employment and the Name, Principal Business and Address of any Corporation or other Organization in which such employment is conducted	Citizenship
Antony Usher (Director)	Group Financial Controller, Brit Group Services Limited The Leadenhall Building, 122 Leadenhall Street London EC3V 4AB	United Kingdom

Gavin Wilkinson (Director)	Group Chief Financial Officer, Brit Group Services Limited The Leadenhall Building, 122 Leadenhall Street London EC3V 4AB	United Kingdom

Stuart Dawes (Director)	Head of Group Financial Performance, Brit Group Services Limited The Leadenhall Building, 122 Leadenhall Street London EC3V 4AB	United Kingdom

The name and material occupation, position, office or employment of the officers and directors of Brit Syndicates Limited are listed below.

Name	Present Principal Occupation or Employment and the Name, Principal Business and Address of any Corporation or other Organization in which such employment is conducted	Citizenship
Andrea Welsch (Non-Executive Director)	Independent Non-Executive Director, Brit Group Holdings Limited The Leadenhall Building, 122 Leadenhall Street London EC3V 4AB United Kingdom	United Kingdom

Name	Present Principal Occupation or Employment and the Name, Principal Business and Address of any Corporation or other Organization in which such employment is conducted	Citizenship
Caroline Ramsay (Non-Executive Director)	Independent Non-Executive Director, Brit Syndicates Limited The Leadenhall Building, 122 Leadenhall Street London EC3V 4AB United Kingdom	United Kingdom

Gavin Wilkinson (Executive Director)	Group Chief Financial Officer, Brit Group Services Limited The Leadenhall Building, 122 Leadenhall Street London EC3V 4AB United Kingdom	United Kingdom

Martin Thompson (Executive Director)	Group Chief Executive Officer, Brit Group Services Limited The Leadenhall Building, 122 Leadenhall Street London EC3V 4AB United Kingdom	United Kingdom

Simon P.G. Lee (Non-Executive Director)	Director, Brit Group Services Limited The Leadenhall Building, 122 Leadenhall Street London EC3V 4AB United Kingdom	United Kingdom

Jonathan Sullivan (Executive Director)	Group Chief Underwriting Officer, Brit Group Services Limited The Leadenhall Building, 122 Leadenhall Street London EC3V 4AB United Kingdom	United Kingdom

Hayley Robinson (Non-Executive Director)	Independent Non-Executive Director, Brit Syndicates Limited The Leadenhall Building, 122 Leadenhall Street London EC3V 4AB United Kingdom	United Kingdom

Jean-Jacques Henchoz (Non-Executive Director)	Independent Non-Executive Director, Brit Group Holdings Limited The Leadenhall Building, 122 Leadenhall Street London EC3V 4AB United Kingdom	Switzerland

The name and material occupation, position, office or employment of the officers and directors of Brit Reinsurance (Bermuda) Limited are listed below.

Name	Present Principal Occupation or Employment and the Name, Principal Business and Address of any Corporation or other Organization in which such employment is conducted	Citizenship
Alan Waring (Director)	Independent Non-Executive Director, Brit Reinsurance (Bermuda) Limited Chesney House, The Waterfront, 96 Pitts Bay Road Bermuda	Ireland

Gavin Wilkinson (Director)	Group Chief Financial Officer, Brit Group Services Limited The Leadenhall Building, 122 Leadenhall Street London EC3V 4AB	United Kingdom

Graham Pewter (Director)	Independent Non-Executive Director, Brit Reinsurance (Bermuda) Limited Chesney House, The Waterfront, 96 Pitts Bay Road Bermuda	United Kingdom

James O’Shaughnessy (Director)	Finance Director, Brit Reinsurance (Bermuda) Limited Chesney House, The Waterfront, 96 Pitts Bay Road, Bermuda	Bermuda/ Ireland/United Kingdom

Jon Sullivan (Director)	Group Chief Underwriting Officer, Brit Group Services Limited The Leadenhall Building, 122 Leadenhall Street London EC3V 4AB	United Kingdom

Jonathan Stephenson (Director)	Head of Office – Bermuda, Brit Reinsurance (Bermuda) Limited Chesney House, The Waterfront, 96 Pitts Bay Road Bermuda	Canada

Jacques Bonneau (Director)	Non-Executive Director, Brit Reinsurance (Bermuda) Limited Chesney House, Chesney House, The Waterfront, 96 Pitts Bay Road Bermuda	Canada/US

The name and material occupation, position, office or employment of the officers and directors of Federated Insurance Company of Canada are listed below.

Name	Present Principal Occupation or Employment and the Name, Principal Business and Address of any Corporation or other Organization in which such employment is conducted	Citizenship
Gordon Campbell (Director)	Independent Business Consultant and Corporate Director, Vancouver, British Columbia, Canada	Canada

Nicole Elizabeth Bennett Smith (Director)	Independent Business Consultant and Corporate Director, Mountain Lakes, NJ, USA	Canada/US

Christopher Harness (Chief Information Officer)	Chief Information Officer, Northbridge Financial Corporation 105 Adelaide Street West, 7th Floor Toronto, Ontario M5H 1P9 Canada	Canada

Craig Pinnock Chief Financial Officer)	Chief Financial Officer, Northbridge Financial Corporation 105 Adelaide Street West, 7th Floor Toronto, Ontario M5H 1P9 Canada	Canada

Evan Di Bella (Senior Vice President, Claims)	Senior Vice President, Claims, Northbridge Financial Corporation 105 Adelaide Street West, 7th Floor Toronto, Ontario M5H 1P9 Canada	Canada

George Halkiotis (President, Federated Insurance)	President, Federated Insurance, Northbridge Financial Corporation 105 Adelaide Street West, 7th Floor Toronto, Ontario M5H 1P9 Canada	Canada

Amy Sherk (Director)	Vice President and Chief Financial Officer, Fairfax Financial Holdings Limited 95 Wellington Street West, Suite 800 Toronto, Ontario M5J 2N7 Canada	Canada

John Varnell (Director)	Vice President, Corporate Development, Fairfax Financial Holdings Limited 95 Wellington Street West, Suite 800 Toronto, Ontario M5J 2N7 Canada	Canada

Lori McDougall (Chief Strategy & Corporate Development Officer)	Chief Strategy & Corporate Development Officer, Northbridge Financial Corporation 105 Adelaide Street West, 7th Floor Toronto, Ontario M5H 1P9 Canada	Canada

Name	Present Principal Occupation or Employment and the Name, Principal Business and Address of any Corporation or other Organization in which such employment is conducted	Citizenship
Robert J. Gunn (Director)	Independent Business Consultant and Corporate Director, Toronto, Ontario, Canada	Canada

Robert S. Weiss (Director)	Independent Business Consultant and Corporate Director, Toronto, Ontario, Canada	Canada

Sarah Bhanji (Chief Actuary)	Chief Actuary, Northbridge Financial Corporation 105 Adelaide Street West, 7th Floor Toronto, Ontario M5H 1P9 Canada	Canada

Silvy Wright (Chief Executive Officer and Director)	President and Chief Executive Officer, Northbridge Financial Corporation 105 Adelaide Street West, 7th Floor Toronto, Ontario M5H 1P9 Canada	Canada

Paul Gardner (Senior Vice President, Corporate Underwriting and Risk Services)	Senior Vice President, Corporate Underwriting and Risk Services, Northbridge Financial Corporation 105 Adelaide Street West, 7th Floor Toronto, Ontario M5H 1P9 Canada	Canada

Harold Weckworth (Senior Vice President People and Culture)	Senior Vice President People and Culture, Northbridge Financial Corporation 105 Adelaide Street West, 7th Floor Toronto, Ontario M5H 1P9 Canada	Canada

Todd MacGillivray (Senior Vice President Specialty Lines)	Senior Vice President, and Specialty Lines, Northbridge Financial Corporation 105 Adelaide Street West, 7th Floor Toronto, Ontario M5H 1P9 Canada	Canada

Dan Golec (Senior Vice President Corporate Risk	Senior Vice President Corporate Risk, Northbridge Financial Corporation 105 Adelaide Street West, 7th Floor Toronto, Ontario M5H 1P9 Canada	Canada

The name and material occupation, position, office or employment of the officers and directors of Hudson Insurance Company are listed below.

Name	Present Principal Occupation or Employment and the Name, Principal Business and Address of any Corporation or other Organization in which such employment is conducted	Citizenship

Christopher L. Gallagher (Chief Executive Officer, President, and Chairman of the Board of Directors)	Chief Executive Officer, President, and Chairman of the Board of Directors, Hudson Insurance Company 100 William St., 5th Floor New York, New York 10038	United States

Elizabeth A. Sander (Executive Vice President, Chief Actuary and Director)	Executive Vice President and Chief Actuary, Odyssey Group Holdings, Inc. 300 First Stamford Place Stamford, Connecticut 06902	United States

Leslie Shore (Executive Vice President, Chief Actuary Officer and Director)	Executive Vice President, and Chief Actuary, Hudson Insurance Company 100 William St., 5th Floor New York, New York 10038	United States

Jean-Raymond Kingsley (Director)	Senior Vice President, Chief Agent (Canada) 2001 Blvd. Robert Bourassa, Suite 1700 Montreal, Quebec H3A 2A6	Canada

Richard F. Coerver IV (Director and Executive Vice President)	Executive Vice President, CFO and Director Odyssey Reinsurance Company 300 First Stamford Place Stamford, CT 06902	United States

Kathryn S. Delaney (Director)	Senior Vice President Odyssey Reinsurance Company 300 First Stamford Place Stamford, CT 06903	United States

Lee C. Lloyd (Director)	Senior Vice President and Chief Actuary, Hudson Insurance Company 100 William St., 5th Floor New York, New York 10038	United States

Karen L. Colonna(Senior Vice President,General Counsel & Corporate Secretary)	Senior Vice President, General Counsel & Corporate Secretary Hudson Insurance Company 100 William St., 5th Floor New York, New York 10038	United States

The name and material occupation, position, office or employment of the officers and directors of Hudson Excess Insurance Company are listed below.

Name	Present Principal Occupation or Employment and the Name, Principal Business and Address of any Corporation or other Organization in which such employment is conducted	Citizenship
Christopher L. Gallagher (Chief Executive Officer, President, and Chairman of the Board of Directors)	Chief Executive Officer, President, and Chairman of the Board of Directors, Hudson Insurance Company 100 William St., 5th Floor New York, New York 10038	United States

Elizabeth A. Sander (Executive Vice President, Chief Actuary and Director)	Executive Vice President and Chief Actuary, Odyssey Group Holdings, Inc. 300 First Stamford Place Stamford, Connecticut 06902	United States

Richard F. Coerver IV (Director and Executive Vice President)	Executive Vice President and Chief Financial Officer, Odyssey Group Holdings, Inc. 300 First Stamford Place Stamford, Connecticut 06902	United States

Karen L. Colonna (Senior Vice President, General Counsel and Corporate Secretary)	Senior Vice President, General Counsel and Corporate Secretary Hudson Insurance Company 100 William Street, 5th Floor New York, NY 10038	United States

None of the Buyer Filing Parties, to the knowledge of the Buyer Filing Parties, during the past five years, has been convicted in a criminal proceeding (excluding traffic violations or similar misdemeanors). None of the Buyer Filing Parties, to the knowledge of the Buyer Filing Parties, during the past five years, has been a party to any judicial or administrative proceeding (except for matters that were dismissed without sanction or settlement) that resulted in a judgment, decree or final order enjoining the person from future violations of, or prohibiting activities subject to, federal or state securities laws, or a finding of any violation of federal or state securities laws.

APPRAISAL RIGHTS
If the Merger is consummated and certain conditions under DGCL Section 262(g) are satisfied, holders of record and beneficial owners of Company Common Stock who have not consented to or otherwise voted in favor of the Merger Proposal (whether by voting against the Merger Proposal, abstaining or otherwise not voting with respect to the Merger Proposal), who properly demand an appraisal of their shares, who continuously hold (in the case of holders of record) or continuously own (in the case of beneficial owners) their shares of Company Common Stock through the Effective Time, who otherwise comply with the statutory requirements of DGCL Section 262 and who do not validly withdraw their demands or otherwise lose their rights to seek appraisal, subject to the conditions thereof, are entitled to seek appraisal of their shares of Company Common Stock in connection with the Merger under DGCL Section 262. All references in DGCL Section 262 and in this summary (i) to a “stockholder” or a “holder of shares” are to a record holder of shares of Company Common Stock, (ii) to a “beneficial owner” are to a person who is the beneficial owner of shares of Company Common Stock held either in voting trust or by a nominee on behalf of such person and (iii) to a “person” are to any individual, corporation, partnership, unincorporated association or other entity.
A copy of DGCL Section 262 may be accessed without subscription or cost (and which is incorporated herein by reference) at the following publicly available website: https://delcode.delaware.gov/title8/c001/sc09/index.html#262. The following discussion is not a complete statement of the law pertaining to appraisal rights under the DGCL and is qualified in its entirety by the full text of DGCL Section 262 and any amendments thereto after the date of this proxy statement, which is incorporated herein by reference. The following summary does not constitute any legal or other advice and does not constitute a recommendation that the Company’s stockholders or beneficial owners exercise their appraisal rights under DGCL Section 262. Holders of record and beneficial owners of shares of Company Common Stock should carefully review the full text of DGCL Section 262 as well as the information discussed below. Failure to follow the steps required by DGCL Section 262 for demanding and perfecting appraisal rights may result in the loss of such rights. A person who loses his, her or its appraisal rights will be entitled to receive the Merger Consideration under the Merger Agreement, without interest, subject to compliance with the Merger Agreement.
Under DGCL Section 262, if the Merger is completed and certain conditions under DGCL Section 262(g) are satisfied, holders of record or beneficial owners of shares of Company Common Stock who (1) properly submit a written demand for appraisal of such holder’s or owner’s shares of Company Common Stock to the Company prior to the vote on the Merger Proposal at the Special Meeting, (2) have not consented to or otherwise voted in favor of the Merger Proposal (whether by voting against the Merger Proposal, abstaining or otherwise not voting with respect to the Merger Proposal), (3) continuously hold (in the case of a holder of record) or own (in the case of a beneficial owner) such shares through the Effective Time, (4) do not validly withdraw their demands or otherwise lose their rights to seek appraisal, and (5) otherwise comply with the statutory requirements and satisfy certain ownership thresholds set forth in DGCL Section 262, may be entitled to have their shares of Company Common Stock appraised by the Delaware Court of Chancery and to receive payment in cash for the “fair value” of their shares of Company Common Stock, exclusive of any element of value arising from the accomplishment or expectation of the Merger, together with (unless the Delaware Court of Chancery in its discretion determines otherwise for good cause shown) interest on the amount determined by the Delaware Court of Chancery to be fair value of the Company Common Stock from the Effective Time through the date of payment of the judgment. If you are a beneficial owner of shares of Company Common Stock and you wish to exercise appraisal rights in such capacity, in addition to the foregoing requirements, your demand must also (1) reasonably identify the holder of record of the shares for which that demand is made, (2) be accompanied by documentary evidence of your beneficial ownership of such shares of Company Common Stock and include a statement that such documentary evidence is a true and correct copy of what it purports to be, and (3) provide an address at which you consent to receive notices given by the Surviving Company and to be set forth on the Chancery List (as defined below). However, under DGCL Section 262(g), after an appraisal petition has been filed, the Delaware Court of Chancery, at a hearing to determine persons entitled to appraisal rights, will dismiss appraisal proceedings as to all persons who are otherwise entitled to appraisal rights unless (1) the total number of shares of Company Common Stock entitled to appraisal exceeds one percent of the outstanding shares of the class or series eligible for appraisal, or (2) the value of the consideration provided in the Merger for such total number of shares exceeds one million. The Company refers to these conditions herein as the “ownership thresholds.” Unless the Delaware Court of Chancery in its discretion determines otherwise for good cause shown, interest on an appraisal award from the Effective Time through the date of payment of the judgment will be compounded quarterly and will accrue at five percent over the Federal Reserve discount rate (including any surcharge) as established from time to time during such period (except that, if at any time before the entry of judgment in the proceeding, the Surviving Company makes a voluntary cash payment to each person seeking appraisal, interest will accrue thereafter only upon the sum of (1) the difference, if any, between the amount so paid and the fair value of the shares as determined by the Delaware Court of Chancery, and (2) interest theretofore accrued, unless paid by the Surviving Company at that time). The Surviving Company is under no obligation to make such voluntary cash payment prior to such entry of judgment.
Under DGCL Section 262, if the Merger Agreement for which appraisal rights are provided is to be submitted for approval at a meeting of stockholders, the corporation, not less than 20 days prior to the meeting to vote on the Merger, must notify each of its stockholders who was such on the record date for notice of such meeting with respect to shares for which appraisal rights are available pursuant to DGCL Section 262 that appraisal rights are available and must include in the notice either a copy of DGCL Section 262 or information directing the Company’s stockholders to a publicly available electronic resource at which DGCL Section 262 may be accessed without subscription or cost. This proxy statement constitutes the Company’s notice to the Company’s stockholders that appraisal rights are available in connection with the Merger, and the full text of DGCL Section 262 may be accessed without subscription or cost at the following publicly available website: https://delcode.delaware.gov/title8/c001/sc09/index.html#262. In connection with the Merger, any holder of record or beneficial owner of Company Common Stock who wishes to exercise appraisal rights, or who wishes to preserve such holder’s or owner’s right to do so, should review DGCL Section 262 carefully. Failure to strictly comply with the requirements of DGCL Section 262 in a timely and proper manner may result in the loss of appraisal rights under the DGCL. A stockholder or beneficial owner who loses such holder’s or owner’s appraisal rights will be entitled to receive the Merger Consideration described in the Merger Agreement, subject to any applicable withholding taxes, for each share of Company Common Stock that is issued and outstanding and owned or held by such stockholder or beneficial owner as of immediately prior to the Effective Time. Because of the complexity of the procedures for exercising the right to seek appraisal of shares of Company Common Stock, the Company believes that if a stockholder or a beneficial owner is considering exercising such rights, that stockholder or beneficial owner should seek the advice of legal counsel.
Stockholders or beneficial owners wishing to exercise the right to seek an appraisal of their shares of Company Common Stock must do ALL of the following:
•
the stockholder or beneficial owner must not vote in favor of the Merger Proposal. Because a proxy that is signed and submitted but does not otherwise contain voting instructions will, unless revoked, be voted in favor of the proposal to adopt the Merger Agreement, a stockholder or beneficial owner who submits a proxy and who wishes to exercise appraisal rights must submit a proxy with instructions to vote against the proposal to adopt the Merger Agreement or to affirmatively abstain;

•
the stockholder or beneficial owner must deliver to the Company a written demand for appraisal of such holder’s or owner’s shares of Company Common Stock before the vote on the Merger Proposal at the Special Meeting and such demand must reasonably inform the Company of the identity of the stockholder or the beneficial owner, as applicable, and that the stockholder or beneficial owner, as applicable, intends thereby to demand appraisal of such Company Common Stock (and, in the case of a demand made by a beneficial owner, the demand must reasonably identify the holder of record of the Company Common Stock for which the demand is made, be accompanied by documentary evidence of the beneficial owner’s beneficial ownership of the Company Common Stock for which appraisal is demanded, include a statement that such documentary evidence is a true and correct copy of what it purports to be and provide an address at which the beneficial owner consents to receive notices given by the Surviving Company in the Merger under DGCL Section 262 and to be set forth on the Chancery List);

•
the stockholder must continuously hold or the beneficial owner must continuously own the shares from the date of making the demand through the Effective Time (a stockholder or beneficial owner will lose appraisal rights if the stockholder or beneficial owner transfers the shares before the Effective Time); and

•	the stockholder or beneficial owner must otherwise comply with DGCL Section 262.
Additionally, the demanding stockholder or beneficial owner or another stockholder or beneficial owner who has properly demanded appraisal or the Surviving Company must file a petition in the Delaware Court of Chancery demanding a determination of the fair value of the shares of Company Common Stock of all such persons within 120 days after the Effective Time. Neither the Company, as the predecessor of the Surviving Company, nor the Surviving Company, is under any obligation to file any petition and has no intention of doing so. Accordingly, it is the obligation of the Company stockholders or beneficial owners to take all necessary action to perfect their appraisal rights in respect of Company Common Stock within the time prescribed in DGCL Section 262.

After an appraisal petition has been filed, the Delaware Court of Chancery, at a hearing to determine persons entitled to appraisal rights, will dismiss appraisal proceedings as to all persons who asserted appraisal rights unless one of the ownership thresholds is met.
Written Demand
A stockholder or beneficial owner wishing to exercise appraisal rights must deliver to the Company, before the vote on the Merger Proposal at the Special Meeting, a written demand for the appraisal of such holder’s or beneficial owner’s shares of Company Common Stock. In addition, that stockholder or beneficial owner must not vote or submit a proxy in favor of the Merger Proposal. A vote in favor of the Merger Proposal, in person at the Special Meeting or represented by proxy (whether by mail or via the internet or telephone), will constitute a waiver of appraisal rights in respect of the shares so voted and will nullify any previously filed written demands for appraisal with respect to such stockholder’s shares. A stockholder exercising appraisal rights must hold of record the shares of Company Common Stock on the date the written demand for appraisal is made and must continue to hold the shares of record through the Effective Time. A beneficial owner exercising appraisal rights must own the shares of Company Common Stock on the date the written demand for appraisal is made and must continue to own such shares through the Effective Time. For a stockholder, a proxy that is submitted and does not contain voting instructions will, unless revoked, be voted in favor of the Merger Proposal, and it will constitute a waiver of the stockholder’s right of appraisal and will nullify any previously delivered written demand for appraisal. A stockholder or beneficial owner who submits a proxy and who wishes to exercise appraisal rights must submit a proxy containing instructions to vote against the Merger Proposal or abstain from voting on the Merger Proposal. Neither voting against the Merger Proposal nor abstaining from voting or failing to vote on the Merger Proposal will, in and of itself, constitute a written demand for appraisal satisfying the requirements of DGCL Section 262. The written demand for appraisal must be in addition to and separate from any proxy or vote on the Merger Proposal. A stockholder’s or beneficial owner’s failure to make the written demand prior to the taking of the vote on the Merger Proposal at the Special Meeting will constitute a waiver of appraisal rights.
Record Holders
A holder of record of shares of Company Common Stock is entitled to demand appraisal for the shares registered in that holder’s name. A demand for appraisal in respect of shares of Company Common Stock by a holder of record must reasonably inform the Company of the identity of the stockholder and that the stockholder intends thereby to demand an appraisal of such stockholder’s shares.
A beneficial owner may, in such person’s name, demand in writing an appraisal of such beneficial owner’s shares of Company Common Stock. A demand for appraisal in respect of such shares of Company Common Stock should be executed by or on behalf of the beneficial owner and must reasonably inform the Company of the identity of the beneficial owner and that the beneficial owner intends thereby to demand an appraisal of such owner’s shares. The demand made by such beneficial owner must also (1) reasonably identify the holder of record of the shares of Company Common Stock for which the demand is made, (2) be accompanied by documentary evidence of such beneficial owner’s beneficial ownership of stock and a statement that such documentary evidence is a true and correct copy of what it purports to be, and (3) provide an address at which such beneficial owner consents to receive notices given by the Surviving Company and to be set forth on the Chancery List. If the shares with respect to which a demand is made are owned of record or beneficially owned in a fiduciary capacity, such as by a trustee, guardian or custodian, such demand should be executed by or on behalf of the record owner or beneficial owner in such capacity, and if the shares are owned of record or beneficially owned by more than one person, as in a joint tenancy and tenancy in common, the demand should be executed by or on behalf of all joint holders of record or beneficial owners. An authorized agent, including an authorized agent for two or more joint stockholders or beneficial owners, as applicable, may execute a demand for appraisal on behalf of a stockholder or beneficial owner, as applicable; however, the agent must identify the stockholder or stockholders or beneficial owner or owners and expressly disclose that, in executing the demand, the agent is acting as agent for the stockholder or stockholders or beneficial owner or owners, as applicable. A stockholder of record, such as a bank, trust, broker or other nominee, who holds shares of Company Common Stock as a nominee or intermediary for one or more other beneficial owners, may exercise his, her or its right of appraisal with respect to shares held for one or more beneficial owners, while not exercising this right for other beneficial owners. In that case, the written demand should state the number of shares as to which appraisal is sought. Where no number of shares of Company Common Stock is expressly mentioned, the demand will be presumed to cover all shares of Company Common Stock held in the name of the holder of record.

Beneficial Owners
A beneficial owner may, in such person’s name, demand in writing an appraisal of such beneficial owner’s shares in accordance with the procedures of subsection (d)(1) of DGCL Section 262, provided that (i) such beneficial owner continuously owns such shares through the Effective Time and otherwise satisfies the requirements applicable to a stockholder under the first sentence of subsection (a) of DGCL Section 262, and (ii) the demand made by such beneficial owner reasonably identifies the holder of record of the shares for which the demand is made, is accompanied by documentary evidence of such beneficial owner’s beneficial ownership of stock and a statement that such documentary evidence is a true and correct copy of what it purports to be, and provides an address at which such beneficial owner consents to receive notices given by the Company under DGCL Section 262 and to be set forth on the Chancery List. Although not expressly required by DGCL Section 262, the Company reserves the right to take the position that it may require the submission of all information required of a beneficial owner under subsection (d)(3) of DGCL Section 262 with respect to any person sharing beneficial ownership of the shares for which such demand is submitted.
All written demands for appraisal pursuant to DGCL Section 262 should be mailed or delivered to:
Kennedy-Wilson Holdings, Inc.
151 S. El Camino Drive
Beverly Hills, California 90212
Attention: Assistant Secretary
Demands for appraisal may not be submitted by electronic transmission.
If a person who has made a demand for an appraisal in accordance with DGCL Section 262 will deliver to the Surviving Company a written withdrawal of such person’s demand for an appraisal in respect of some or all of such person’s shares of Company Common Stock in accordance with subsection (e) of DGCL Section 262, either within 60 days after the Effective Time or thereafter with the written approval of the Surviving Company, then the right of such person to an appraisal of such shares subject to the withdrawal will cease. Notwithstanding the foregoing, an appraisal proceeding in the Delaware Court of Chancery will not be dismissed as to any person without the approval of the court, and such approval may be conditioned upon such terms as the Delaware Court of Chancery deems just, including without limitation, a reservation of jurisdiction for any application to the court made under subsection (j) of DGCL Section 262; provided, however that any person who has not commenced an appraisal proceeding or joined that proceeding as a named party may withdraw such person’s demand for appraisal and accept the terms offered upon the Merger within 60 days after the Effective Time.
Notice by the Surviving Company
If the Merger is completed, within 10 days after the Effective Time, the Surviving Company will notify each record holder of shares of Company Common Stock who has properly made a written demand for appraisal pursuant to DGCL Section 262 and who has not voted in favor of the Merger Proposal, and any beneficial owner who has properly demanded appraisal in accordance with DGCL Section 262, that the Merger has become effective and the Effective Time thereof.
Filing a Petition for Appraisal
Within 120 days after the Effective Time, but not thereafter, the Surviving Company or any person who has complied with DGCL Section 262 and who is otherwise entitled to appraisal rights under DGCL Section 262 may commence an appraisal proceeding by filing a petition in the Delaware Court of Chancery, with a copy served on the Surviving Company in the case of a petition filed by a person, demanding a determination of the fair value of the shares of Company Common Stock held by all persons entitled to appraisal. Neither the Company, as the predecessor of the Surviving Company, nor the Surviving Company, is under any obligation, and has no present intention, to file a petition, and the Company’s stockholders should not assume that the Surviving Company will file a petition or initiate any negotiations with respect to the fair value of the shares of Company Common Stock. Accordingly, any persons who desire to have their shares appraised should initiate all necessary action to perfect their appraisal rights in respect of their shares of Company Common Stock within the time and in the manner prescribed in DGCL Section 262. The failure to file such a petition within the period specified in DGCL Section 262 could nullify a previous written demand for appraisal.
Within 120 days after the Effective Time, any person who has complied with the requirements for an appraisal of such person’s shares pursuant to DGCL Section 262 will be entitled, upon written request, to receive from the Surviving

Company a statement setting forth the aggregate number of shares not voted in favor of the Merger Proposal and with respect to which the Company has received demands for appraisal, and the aggregate number of stockholders or beneficial owners holding or owning such shares (provided that, where a beneficial owner makes a demand pursuant to DGCL Section 262, the holder of record of such shares will not be considered a separate stockholder holding such shares for purposes of such aggregate number). The Surviving Company must give this statement to the requesting person within 10 days after receipt by the Surviving Company of the written request for such a statement or within 10 days after the expiration of the period for delivery of demands for appraisal, whichever is later.
If a petition for an appraisal is duly filed by a person and a copy thereof is served upon the Surviving Company, the Surviving Company will then be obligated within 20 days after such service to file in the office of the Delaware Register in Chancery in which the petition was filed a duly verified list containing the names and addresses of all persons who have demanded appraisal for their shares of Company Common Stock and with whom agreements as to the value of such shares have not been reached by the Surviving Company (the “Chancery List”). The Delaware Court of Chancery may order that notice of the time and place fixed for the hearing of such petition be given to the Surviving Company and all of the persons shown on the Chancery List at the addresses stated therein. The forms of the notices by mail and by publication will be approved by the Delaware Court of Chancery, and the costs of any such notices will be borne by the Surviving Company.
After notice to persons as required by the court, the Delaware Court of Chancery is empowered to conduct a hearing on such petition to determine those persons who have complied with DGCL Section 262 and who have become entitled to appraisal rights thereunder. The Delaware Court of Chancery may require the persons who have demanded appraisal for their shares and who hold stock represented by certificates to submit their stock certificates to the Delaware Register in Chancery for notation thereon of the pendency of the appraisal proceedings. If any person fails to comply with such direction, the Delaware Court of Chancery may dismiss the proceedings as to such person.
In addition, assuming the Company Common Stock remained listed on a national securities exchange immediately prior to the Effective Time (which is expected to be the case), under DGCL Section 262(g), the Delaware Court of Chancery will dismiss appraisal proceedings as to all of the persons who are otherwise entitled to appraisal rights unless one of the ownership thresholds is met.
Determination of Fair Value
After the Delaware Court of Chancery determines the persons entitled to appraisal, and that at least one of the ownership thresholds above has been satisfied, then the appraisal proceeding will be conducted in accordance with the rules of the Delaware Court of Chancery, including any rules specifically governing appraisal proceedings. Through such proceeding, the Delaware Court of Chancery will determine the “fair value” of the shares of Company Common Stock, exclusive of any element of value arising from the accomplishment or expectation of the Merger, together with interest, if any, to be paid upon the amount determined to be the fair value (subject, in the case of interest payments, to any voluntary cash payments discussed below, which may be made by the Surviving Company pursuant to subsection (h) of DGCL Section 262). In determining fair value, the Delaware Court of Chancery will take into account all relevant factors. Unless the Delaware Court of Chancery in its discretion determines otherwise for good cause shown, interest from the Effective Time through the date of payment of the judgment will be compounded quarterly and will accrue at five percent over the Federal Reserve discount rate (including any surcharge) as established from time to time during the period between the Effective Time and the date of payment of the judgment. However, the Surviving Company has the right, at any time prior to the Delaware Court of Chancery’s entry of judgment in the proceedings, to make a voluntary cash payment to each person seeking appraisal. If the Surviving Company makes a voluntary cash payment pursuant to subsection (h) of DGCL Section 262, interest will accrue thereafter only on the sum of (1) the difference, if any, between the amount paid by the Surviving Company in such voluntary cash payment and the fair value of the shares as determined by the Delaware Court of Chancery, and (2) interest accrued before such voluntary cash payment, unless paid at that time. In Weinberger v. UOP, Inc., Delaware Supreme Court discussed the factors that could be considered in determining fair value in an appraisal proceeding, stating that “proof of value by any techniques or methods which are generally considered acceptable in the financial community and otherwise admissible in court” should be considered, and that “[f]air price obviously requires consideration of all relevant factors involving the value of a company.” The Delaware Supreme Court stated that, in making this determination of fair value, the court must consider market value, asset value, dividends, earnings prospects, the nature of the enterprise and any other facts that could be ascertained as of the date of the Merger that throw any light on future prospects of the merged corporation. DGCL Section 262 provides that fair value is to be “exclusive of any element of value arising from the accomplishment or expectation of the merger.” In Cede & Co. v. Technicolor, Inc., the Delaware Supreme Court stated that such exclusion is a “narrow exclusion [that] does not encompass known elements of value,” but which rather applies only to the speculative elements of value arising from such accomplishment or expectation. In Weinberger, the Supreme Court of Delaware also stated that “elements of future value, including the nature of the enterprise, which are known or susceptible of proof as of the date of the merger and not the product of speculation, may be considered.”
Upon application by the Surviving Company or by any person entitled to participate in the appraisal proceeding, the Delaware Court of Chancery may, in its discretion, proceed to trial upon the appraisal prior to the final determination of the persons entitled to an appraisal. Any person whose name appears on the Chancery List may participate fully in all proceedings until it is finally determined that such person is not entitled to appraisal rights. When the fair value of the shares of Company Common Stock is determined, the Delaware Court of Chancery will direct the payment of the fair value of the shares, together with interest, if any, by the Surviving Company to the persons entitled thereto. Payment will be made to each such person upon such terms and conditions as the Delaware Court of Chancery may order. The Delaware Court of Chancery’s decree may be enforced as other decrees in such court may be enforced.
Persons considering seeking appraisal should be aware that the fair value of their shares as so determined by the Delaware Court of Chancery could be more than, the same as or less than the consideration they would receive pursuant to the Merger if they did not seek appraisal of their shares and that an opinion of an investment banking firm as to the fairness from a financial point of view of the consideration payable in a Merger is not an opinion as to, and may not in any manner address, fair value under DGCL Section 262. Although the Company believes that the Merger Consideration is fair, no representation is made as to the outcome of the appraisal of fair value as determined by the Delaware Court of Chancery, and holders of record and beneficial owners of Company Common Stock should recognize that such an appraisal could result in a determination of a value higher or lower than, or the same as, the Merger Consideration. Neither the Company nor Parent anticipates offering more than the Merger Consideration to any stockholder or beneficial owner exercising appraisal rights, and each of the Company and Parent reserves the right to make a voluntary cash payment pursuant to subsection (h) of DGCL Section 262 and to assert, in any appraisal proceeding, that for purposes of DGCL Section 262, the fair value of a share of Company Common Stock is less than the Merger Consideration. If a petition for appraisal is not timely filed, neither of the ownership thresholds above has been satisfied in respect of persons seeking appraisal rights or other requirements imposed by DGCL Section 262 to seek and perfect appraisal are not satisfied, then the right to an appraisal will cease. The costs of the appraisal proceedings (which do not include attorneys’ fees or the fees and expenses of experts) may be determined by the Delaware Court of Chancery and taxed upon the parties as the Delaware Court of Chancery deems equitable under the circumstances. Upon application of a person whose name appears on the Chancery List who participated in the proceeding and incurred expenses in connection therewith, the Delaware Court of Chancery may also order that all or a portion of such expenses, including, without limitation, reasonable attorney’s fees and the fees and expenses of experts, be charged pro rata against the value of all the shares entitled to an appraisal not dismissed pursuant to subsection (k) of DGCL Section 262 or subject to such an award pursuant to a reservation of judgment under such subsection (a “Reservation”). In the absence of such an order, each party bears its own expenses.
If any person who demands appraisal of his, her or its shares of Company Common Stock under DGCL Section 262 fails to perfect, or loses or validly withdraws, such person’s right to appraisal, such person’s shares of Company Common Stock will be deemed to have been converted at the Effective Time into the right to receive the Merger Consideration as provided in the Merger Agreement. A person will fail to perfect, or effectively lose or withdraw, such person’s right to appraisal if no petition for appraisal is filed within 120 days after the Effective Time, if neither of the ownership thresholds above has been satisfied in respect of persons seeking appraisal rights or if the person delivers to the Surviving Company a written withdrawal of such person’s demand for appraisal in accordance with DGCL Section 262.
From and after the Effective Time, no person who has demanded appraisal rights with respect to some or all of such person’s shares in compliance with DGCL Section 262 will be entitled to vote such shares of Company Common Stock for any purpose or to receive payment of dividends or other distributions on the stock (except dividends or other distributions payable to stockholders of record at a date which is prior to the Effective Time); provided, however, that if no petition for an appraisal is filed within the time provided in DGCL Section 262, or if such person delivers to the Surviving Company a written withdrawal of such person’s demand for an appraisal in respect of some or all of such person’s shares within 60 days after the Effective Time, then the right of such person to an appraisal of the shares subject to the withdrawal will cease. Notwithstanding the foregoing, no appraisal proceeding in the Delaware Court of Chancery will be dismissed as to any person without the approval of the Delaware Court of Chancery, and such approval may be conditioned upon such terms as the Delaware Court of Chancery deems just, including, without limitation, a

Reservation; provided, however, that the foregoing will not affect the right of any person who has not commenced an appraisal proceeding or joined that proceeding as a named party to withdraw such person’s demand for appraisal and to accept the terms offered upon the Merger within 60 days after the Effective Time.
To the extent there are any inconsistencies between the foregoing summary, on the one hand, and DGCL Section 262, on the other hand, DGCL Section 262 will govern.
Failure to comply strictly with all of the procedures set forth in DGCL Section 262 may result in the loss of a person’s statutory appraisal rights. In that event, you will be entitled to receive the Merger Consideration for your shares of Company Common Stock in accordance with the Merger Agreement, subject to any applicable withholding taxes, for each share of Company Common Stock that you own as of immediately prior to the Effective Time. Consequently, any person wishing to exercise appraisal rights is encouraged to consult legal counsel before attempting to exercise those rights.

PROPOSAL 1: THE MERGER PROPOSAL
We are asking you to approve a proposal to adopt the Merger Agreement and thereby approve the Transactions, including the Merger. For a summary of and detailed information regarding this proposal, see the information about the Merger Agreement throughout this proxy statement, including the information set forth in the section of this proxy statement entitled “The Merger Agreement.” A copy of the Merger Agreement and the Merger Agreement Amendment are attached as Annex A-1 and Annex A-2 to the proxy statement. You are urged to read the Merger Agreement, including the Merger Agreement Amendment, carefully and in its entirety.
As discussed in the section above of this proxy statement entitled “Special Factors — Recommendations of the Special Committee and the Board” and “Special Factors — Reasons for the Merger” beginning on page 44 and page 47, respectively, the Board (with Mr. Burton and Mr. McMorrow not participating in such determinations and Mr. Boehly electing to recuse himself from the Board’s vote), acting upon the recommendation of the Special Committee, at a Board meeting held on February 16, 2026, (i) determined and declared the Merger Agreement and the Transactions, including the Merger, on the terms and subject to the conditions set forth in the Merger Agreement, to be advisable, fair to the Unaffiliated Security Holders and in the best interests of the Company and its stockholders, including the Public Stockholders, (ii) approved and declared advisable the Merger Agreement and the Transactions, including the Merger, (iii) authorized and approved the execution, delivery and performance by the Company of the Merger Agreement and the consummation of the Transactions upon the terms and subject to the conditions set forth therein and (iv) recommended the adoption of the Merger Agreement by the stockholders of the Company.
Kennedy Wilson’s stockholders must approve the Merger Proposal in order for the Merger to occur. If Kennedy Wilson’s stockholders fail to approve the Merger Proposal, the Merger will not occur. Approval of the Merger Proposal requires the affirmative vote of: (i) a majority of outstanding shares of Company Common Stock, Company Series A Preferred Stock (on an as-converted basis), Company Series B Preferred Stock (based on the number of Company Series B Warrants outstanding and in accordance with the Series B Certificate of Designations) and Company Series C Preferred Stock (based on the number of Company Series C Warrants outstanding and in accordance with the Series C Certificate of Designations), in each case entitled to vote thereon, voting as a single class, and (ii) at least two-thirds of the outstanding voting power of the Company Voting Stock entitled to vote thereon, excluding the Company Voting Stock “owned” (as such term is defined in DGCL Section 203) by the Consortium Parties and their respective “affiliates” and “associates” (as such terms are defined in DGCL Section 203).
The Board recommends that you vote “FOR” this proposal.

PROPOSAL 2: THE ADVISORY COMPENSATION PROPOSAL
Section 14A of the Exchange Act, which was enacted as part of the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010, as amended, requires that Kennedy Wilson provide stockholders with the opportunity to vote on a non-binding, advisory basis, on the compensation that will or may become payable by the Company to its named executive officers in connection with the Transactions, as disclosed in the section of this proxy statement entitled “Quantification of Potential Payments and Benefits to the Company’s NEOs in Connection with the Transactions” beginning on page 87 and the accompanying footnotes and additional disclosures referenced therein.
Accordingly, Kennedy Wilson is seeking approval of the following resolution at the Special Meeting:
“RESOLVED, that the stockholders of Kennedy Wilson approve on a non-binding, advisory basis the compensation that will or may become payable to Kennedy Wilson’s named executive officers that is based on or otherwise relates to the Transactions as disclosed pursuant to Item 402(t) of Regulation S-K in the section entitled ”Quantification of Potential Payments and Benefits to the Company’s NEOs in Connection with the Transactions“ in Kennedy Wilson’s proxy statement for the Special Meeting.”
Approval of the Advisory Compensation Proposal requires the affirmative vote of a majority in voting power of the votes cast by the stockholders present by means of remote communication or represented by proxy at the Special Meeting and entitled to vote on such proposal.
Kennedy Wilson’s stockholders should note that this proposal is not a condition to completion of the Transactions, and as a non-binding, advisory vote, the result will not be binding on Kennedy Wilson. Further, the underlying plans and arrangements are contractual in nature and not, by their terms, subject to stockholder approval. Accordingly, regardless of the outcome of the advisory vote, if the Transactions are consummated, Kennedy Wilson’s named executive officers will or may be eligible to receive the compensation that is based on or that otherwise relates to the Transactions in accordance with the terms and conditions applicable to those payments.
The Board recommends that you vote “FOR” this proposal.

PROPOSAL 3: THE ADJOURNMENT PROPOSAL
We are asking you to approve a proposal to approve one or more adjournments of the Special Meeting, from time to time, to a later date or dates, if necessary, to solicit additional proxies if there are insufficient votes to adopt the Merger Proposal at the time of the Special Meeting. If stockholders approve this proposal, we can adjourn the Special Meeting and any adjourned session of the Special Meeting and use the additional time to solicit additional proxies, including soliciting proxies from stockholders that have previously returned properly signed proxies voting against adoption of the Merger Proposal. Among other things, approval of the Adjournment Proposal could mean that, even if we received proxies representing a sufficient number of votes against adoption of the Merger Proposal such that the Merger Proposal would be defeated, we could adjourn the Special Meeting without a vote on the adoption of the Merger Proposal and seek to convince the holders of those shares to change their votes to votes in favor of adoption of the Merger Proposal. Additionally, we may seek stockholders’ approval to adjourn the Special Meeting if a quorum is not present. Finally, the chairperson of the Special Meeting is permitted by our bylaws to adjourn the Special Meeting even if stockholders have not approved the proposal to adjourn the Special Meeting.
If the Special Meeting is adjourned, stockholders who have already submitted their proxies will be able to revoke them at any time prior to the vote on the proposals. If the adjournment is for more than 30 days, or if after the adjournment, a new record date is fixed for the adjourned meeting, a notice of the adjourned meeting will be given to each stockholder of record entitled to vote at the meeting.
Approval of the Adjournment Proposal requires the affirmative vote of a majority in voting power of the votes cast by the stockholders present by means of remote communication or represented by proxy at the Special Meeting and entitled to vote on such proposal.
The Board recommends that you vote “FOR” this proposal.

FUTURE STOCKHOLDER PROPOSALS
If the Merger is consummated, we will not have public stockholders and there will be no public participation in any future stockholder meetings. Until the Merger is consummated, you will continue to be entitled to attend and participate in stockholders meetings, including the Company’s annual meetings of the Company stockholders. If the Merger Agreement is terminated for any reason, the Company expects to hold an annual meeting of stockholders in 2026 for all stockholders of record, as a public company. A date has not been set for the Company’s 2026 annual meeting (the “2026 Annual Meeting”).
Company stockholders are entitled to present proposals for action and director nominations at the 2026 Annual Meeting, if held, only if they comply with the applicable requirements of the proxy rules established by the SEC and the applicable provisions of the bylaws of the Company. Pursuant to Rule 14(a)-8 under the Exchange Act, if a stockholder wants us to include a proposal in the proxy statement and form of proxy for presentation at the 2026 Annual Meeting, the proposal must have been received by the Company at our principal executive offices at 151 S. El Camino Drive, Beverly Hills, California 90212 no later than December 26, 2025; provided, however, that in the event the 2026 Annual Meeting is held more than 30 days prior to or after June 5, 2026, the first anniversary of the preceding year’s annual meeting, then the deadline to submit the proposal is a reasonable time before the Company begins to print and send its proxy materials.
In order for a stockholder to submit its own proposal or nomination to be considered at the 2026 Annual Meeting, other than pursuant to Rule 14a-8, such stockholder must have submitted the proposal to the Company not less than 90 days (March 7, 2026) nor more than 120 days (February 5, 2026) prior to the first anniversary of the preceding year’s annual meeting; provided, however, that in the event that the date of the annual meeting is more than 30 days before or more than 70 days after such anniversary date, then the deadline to submit the proposal will be no earlier than the close of business on the 120th day prior to the annual meeting and not later than the close of business on the later of the 90th day prior to the annual meeting or the 10th day following the day on which public announcement of the date of such meeting is first made by the Company.
In order to be valid, a stockholder’s proposal must set forth (a) as to each person whom the stockholder proposes to nominate for election as director (i) all information relating to such person that is required to be disclosed in solicitations of proxies for election of directors in an election contest, or is otherwise required, in each case pursuant to and in accordance with Section 14(a) of the Exchange Act, and (ii) such person’s written consent to being named in the proxy statement as a nominee and to serving as director if elected; (b) as to each matter the stockholder proposes to bring before the annual meeting and the beneficial owner, if any, on whose behalf the proposal is made, (i) a brief description of the business desired to be brought before the annual meeting and the reasons for conducting such business at the annual meeting, and (ii) any material interest of the stockholder and the beneficial owner in such business; and (c) as to the stockholder giving the notice (i) the name and record address of the stockholder and the beneficial owner, (ii) the class, series and number of shares of capital stock of the Company which are beneficially owned by the stockholder and the beneficial owner, (iii) a description of any agreement, arrangement or understanding with respect to the nomination or proposal or that has been entered into between or among the stockholder and/or the beneficial owner the intent of which is to mitigate loss to, manage risk or benefit from share price changes for, or changes to the voting power of, the stockholder or beneficial owner, (iv) a representation that the stockholder is a holder of record of the Company’s stock entitled to vote at the annual meeting and whether or not the stockholder or the beneficial owner intends to deliver a proxy statement or solicit proxies, and (v) any other information relating to the stockholder or beneficial owner required to be disclosed in a proxy statement or other filings required to be made in connection with the stockholder proposal in accordance with Section 14(a) of the Exchange Act.
In addition to satisfying the foregoing requirements, to comply with the universal proxy rules, stockholders who intend to solicit proxies in support of director nominees other than the Company’s nominees must provide notice that sets forth the information required by Rule 14a-19 under the Exchange Act no later than April 6, 2026.

WHERE YOU CAN FIND ADDITIONAL INFORMATION
Because the Merger is a “going private” transaction, Kennedy Wilson and the Buyer Filing Parties will file with the SEC a Transaction Statement on Schedule 13E-3 with respect to the Transactions. The Schedule 13E-3, including any amendments and exhibits filed or incorporated by reference as a part of it, can be obtained by following the directions set forth below. The Schedule 13E-3 will be amended to report promptly any material change in the information set forth in the most recent Schedule 13E-3 filed with the SEC.
Kennedy Wilson files annual, quarterly and current reports, proxy statements and other information with the SEC. The SEC allows Kennedy Wilson to “incorporate by reference” into this proxy statement documents that the Company files with the SEC. This means that Kennedy Wilson can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be a part of this proxy statement and, with respect to this proxy statement but not with respect to the Schedule 13E-3, later information that Kennedy Wilson files with the SEC will update and supersede such information. Information in documents that is deemed, in accordance with SEC rules, to be furnished and not filed is not deemed to be incorporated by reference into this proxy statement. Kennedy Wilson incorporates by reference the documents listed below and, with respect to this proxy statement but not with respect to the Schedule 13E-3:
•	Kennedy Wilson’s Annual Report on Form 10-K for the fiscal year ended December 31, 2025, filed on February 27, 2026, as amended by the Form 10-K/A filed with the SEC on April 29, 2026;
•	Kennedy Wilson’s Quarterly Report on Form 10-Q for the fiscal quarter ended September 30, 2024, filed on November 7, 2024;
•	Kennedy Wilson’s Quarterly Report on Form 10-Q for the fiscal quarter ended September 30, 2025, filed on November 7, 2025;
•	Kennedy Wilson’s Current Report on Form 8-K filed with the SEC on February 17, 2026;
•	Kennedy Wilson’s Current Report on Form 8-K filed with the SEC on March 2, 2026;
•	Kennedy Wilson’s Current Report on Form 8-K filed with the SEC on March 16, 2026; and
•	Kennedy Wilson’s Current Report on Form 8-K filed with the SEC on March 31, 2026.
Information furnished under Item 2.02 or Item 7.01 of any Current Report on Form 8-K, including related exhibits, is not and will not be incorporated by reference into this proxy statement, unless expressly stated otherwise therein.
The information contained in this proxy statement speaks only as of the date indicated on the cover of this proxy statement unless the information specifically indicates that another date applies.
Kennedy Wilson will amend the Schedule 13E-3 to incorporate by reference any additional documents that it may file with the SEC under Section 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this proxy statement and prior to the date of the Special Meeting to the extent required to fulfill Kennedy Wilson’s obligations under the Exchange Act.
You may obtain any of the documents that Kennedy Wilson files with the SEC, without charge, by requesting them in writing from Kennedy Wilson at the following address:
Kennedy-Wilson Holdings, Inc.
151 S. El Camino Drive
Beverly Hills, California 90212
If you would like to request documents from Kennedy Wilson, please do so as soon as possible to receive them before the Special Meeting, but no later than May 27, 2026. If you request any documents from Kennedy Wilson, the Company will mail them to you by first class mail, or another equally prompt method. Please note that all of the documents that the Company files with the SEC are also promptly available through the “Investor Relations” section of Kennedy Wilson’s website, https://ir.kennedywilson.com/. The information included on the Company’s website is not incorporated by reference into this proxy statement. The website addresses, and the website addresses included in any documents incorporated by reference in this proxy statement, are not intended to function as hyperlinks, and the information contained on such websites and on the SEC’s website is not incorporated by reference in this proxy statement and you should not consider it a part of this proxy statement.

If you have any questions concerning the Merger, the Special Meeting or the accompanying proxy statement, would like additional copies of this proxy statement or need help voting your shares of Company Voting Stock, please contact Kennedy Wilson’s proxy solicitor.
Innisfree M&A Incorporated
501 Madison Avenue, 20th Floor
New York, NY 10022
Banks and Brokers Call Collect: (212) 750-5833
Shareholders May Call Toll-Free: (877) 750-8240

MISCELLANEOUS
Kennedy Wilson has supplied all information relating to Kennedy Wilson, and Parent and Merger Sub have supplied, and Kennedy Wilson has not independently verified, all of the information relating to Parent and Merger Sub or their affiliates contained in this proxy statement.
YOU SHOULD RELY ONLY ON THE INFORMATION CONTAINED OR INCORPORATED BY REFERENCE IN THIS PROXY STATEMENT IN VOTING YOUR SHARES OF COMPANY VOTING STOCK AT THE SPECIAL MEETING. KENNEDY WILSON HAS NOT AUTHORIZED ANYONE TO PROVIDE YOU WITH INFORMATION THAT IS DIFFERENT FROM WHAT IS CONTAINED IN THIS PROXY STATEMENT. THIS PROXY STATEMENT IS DATED MAY 5, 2026. YOU SHOULD NOT ASSUME THAT THE INFORMATION CONTAINED IN THIS PROXY STATEMENT IS ACCURATE AS OF ANY DATE OTHER THAN THAT DATE (OR AS OF AN EARLIER DATE IF SO INDICATED IN THIS PROXY STATEMENT), AND THE SENDING OF THIS PROXY STATEMENT TO STOCKHOLDERS DOES NOT CREATE ANY IMPLICATION TO THE CONTRARY. THIS PROXY STATEMENT DOES NOT CONSTITUTE A SOLICITATION OF A PROXY IN ANY JURISDICTION WHERE, OR TO OR FROM ANY PERSON TO WHOM, IT IS UNLAWFUL TO MAKE A PROXY SOLICITATION.

Annex A-1

CERTAIN INFORMATION HAS BEEN EXCLUDED FROM THIS EXHIBIT BECAUSE IT IS NOT MATERIAL AND IS THE TYPE THAT THE REGISTRANT TREATS AS PRIVATE OR CONFIDENTIAL. THE OMITTED PORTIONS OF THIS DOCUMENT ARE MARKED BY “[***]”.
AGREEMENT AND PLAN OF MERGER

by and among

KONA BIDCO, LLC,

KONA MERGER SUBSIDIARY, INC.

and

KENNEDY-WILSON HOLDINGS, INC.

Dated as of February 16, 2026

Page
ARTICLE I DEFINITIONS		A-1-2

1.01	Definitions	A-1-2

ARTICLE II THE MERGER		A-1-11

2.01	The Merger	A-1-11
2.02	Closing	A-1-11
2.03	Effective Time	A-1-11
2.04	Effects of the Merger	A-1-11
2.05	Organizational Documents of the Surviving Company	A-1-11
2.06	Directors and Officers of the Surviving Company	A-1-11

ARTICLE III EFFECT OF MERGER ON SECURITIES AND EXCHANGE OF SHARES		A-1-11

3.01	Effect on Securities	A-1-11
3.02	Exchange of Shares	A-1-12
3.03	Transfer Books	A-1-14
3.04	Effect of Merger on Company Equity Awards	A-1-14
3.05	Certain Adjustments	A-1-15
3.06	Dissenting Shares	A-1-15
3.07	Withholding Rights	A-1-15
3.08	Dividends	A-1-16

ARTICLE IV REPRESENTATIONS AND WARRANTIES OF THE COMPANY		A-1-16

4.01	Organization and Qualification; Company Subsidiaries	A-1-16
4.02	Capitalization	A-1-17
4.03	Authority; Binding Nature of Agreement	A-1-18
4.04	No Conflict; Required Filings and Consents	A-1-18
4.05	Vote Required	A-1-19
4.06	Anti-Takeover Provisions	A-1-19
4.07	Financial Statements; Internal Controls	A-1-19
4.08	Absence of Certain Changes or Events	A-1-21
4.09	Compliance with Laws	A-1-21
4.10	Legal Proceedings; Orders	A-1-21
4.11	Intellectual Property	A-1-21
4.12	Data Privacy	A-1-21
4.13	Environmental Matters	A-1-22
4.14	Real and Personal Property	A-1-22
4.15	Contracts	A-1-23
4.16	Insurance	A-1-24
4.17	Tax Matters	A-1-24
4.18	Employee Benefits	A-1-24
4.19	Labor Matters	A-1-25
4.20	Opinion of Financial Advisor	A-1-25
4.21	Brokers	A-1-26
4.22	Information Supplied	A-1-26
4.23	Compliance with Anti-Corruption and Anti-Money Laundering Laws; Sanctions	A-1-26
4.24	No TID U.S. Business	A-1-26
4.25	No Other Representations or Warranties	A-1-27

ARTICLE V REPRESENTATIONS AND WARRANTIES OF PARENT AND MERGER SUB		A-1-27

5.01	Organization and Qualification	A-1-27
5.02	Organizational Documents	A-1-27

A-1-i

Page
5.03	Authority; Binding Nature of Agreement	A-1-27
5.04	No Conflict; Required Filings and Consents	A-1-27
5.05	Legal Proceedings; Orders	A-1-28
5.06	Operations of Parent and Merger Sub	A-1-28
5.07	Equity Financing	A-1-28
5.08	Solvency	A-1-29
5.09	[Reserved]	A-1-29
5.10	Brokers	A-1-29
5.11	Stockholder and Management Arrangements	A-1-29
5.12	Information Supplied	A-1-30
5.13	Non-Reliance on Estimates, Projections, Forecasts, Forward-Looking Statements and Business Plans	A-1-30
5.14	No Other Representations or Warranties	A-1-30

ARTICLE VI CONDUCT OF BUSINESS PENDING THE MERGER		A-1-31

6.01	Conduct of Business by the Company Pending the Merger	A-1-31
6.02	Control of Operations	A-1-33

ARTICLE VII ADDITIONAL AGREEMENTS		A-1-33

7.01	Proxy Statement; Schedule 13E-3	A-1-33
7.02	Stockholders Meeting	A-1-35
7.03	Access to Information; Confidentiality	A-1-35
7.04	No Solicitation	A-1-36
7.05	Directors’ and Officers’ Indemnification and Insurance	A-1-40
7.06	Further Action	A-1-41
7.07	Obligations of Parent and Merger Sub	A-1-43
7.08	Public Announcements	A-1-43
7.09	Financing Cooperation	A-1-43
7.10	Financing Matters	A-1-46
7.11	[Reserved.]	A-1-48
7.12	Existing Notes	A-1-48
7.13	Stock Exchange De-Listing	A-1-48
7.14	Stockholder Litigation	A-1-48
7.15	Takeover Laws; Section 16 Matters	A-1-49
7.16	Equity Financing	A-1-49
7.17	Employee Matters	A-1-49

ARTICLE VIII CONDITIONS TO THE MERGER		A-1-50

8.01	Conditions to the Obligations of Each Party	A-1-50
8.02	Conditions to the Obligations of Parent and Merger Sub	A-1-50
8.03	Conditions to the Obligations of the Company	A-1-51

ARTICLE IX TERMINATION		A-1-52

9.01	Termination	A-1-52
9.02	Notice of Termination; Effect of Termination	A-1-53
9.03	Fees and Expenses	A-1-53

ARTICLE X GENERAL PROVISIONS		A-1-54

10.01	Non-Survival of Representations, Warranties and Agreements	A-1-54
10.02	Notices	A-1-54
10.03	Interpretation and Rules of Construction	A-1-55
10.04	Severability	A-1-55

A-1-ii

Page
10.05	Entire Agreement	A-1-56
10.06	Assignment	A-1-56
10.07	Parties in Interest	A-1-56
10.08	Specific Performance	A-1-56
10.09	Governing Law	A-1-57
10.10	Waiver of Jury Trial	A-1-57
10.11	Amendment	A-1-57
10.12	Waiver	A-1-57
10.13	Disclosure Letters	A-1-58
10.14	Counterparts	A-1-58
10.15	Effect of Breach by Designated Individuals	A-1-58
10.16	Non-Recourse	A-1-58
10.17	Certain Special Committee Matters	A-1-59
10.18	Financing Provisions	A-1-59

Exhibits

Exhibit A	-	Form of Surviving Company Certificate of Incorporation

A-1-iii

AGREEMENT AND PLAN OF MERGER
AGREEMENT AND PLAN OF MERGER, dated as of February 16, 2026 (this “Agreement”), by and among Kona Bidco, LLC, a Delaware limited liability company (“Parent”), Kona Merger Subsidiary, Inc., a Delaware corporation and Wholly Owned Subsidiary of Parent (“Merger Sub”), and Kennedy-Wilson Holdings, Inc., a Delaware corporation (the “Company”). Certain capitalized terms used in this Agreement are defined in Section 1.01.
RECITALS
WHEREAS, upon the terms and subject to the conditions of this Agreement and in accordance with the applicable provisions of the General Corporation Law of the State of Delaware (the “DGCL”), Parent, Merger Sub and the Company have agreed to enter into a transaction pursuant to which, at the Closing, Merger Sub will be merged with and into the Company (the “Merger” and, together with the other transactions contemplated by this Agreement, collectively, the “Transactions”), pursuant to which the separate corporate existence of Merger Sub will thereupon cease and the Company will continue as the surviving corporation and a Subsidiary of Parent;
WHEREAS, the board of directors of the Company (the “Board”) has established a special committee of the Board consisting only of independent and disinterested directors of the Company with respect to the Transactions (the “Special Committee”) to, among other things, review and evaluate this Agreement and the Transactions and, if the Special Committee deems appropriate, recommend to the Board that the Board approves, and the Company enters into, this Agreement;
WHEREAS, the Special Committee has unanimously (a) determined that this Agreement and the Transactions, including the Merger, upon the terms and subject to the conditions set forth herein, are advisable and in the best interests of the Company and its Public Stockholders, (b) determined that this Agreement and the Transactions are fair to, and in the best interest of, the “unaffiliated security holders” (as such term is defined under the Exchange Act) of the Company, (c) approved and declared advisable this Agreement and the Transactions, including the Merger, and (d) recommended that the Board (i) approve this Agreement and the Transactions, including the Merger, (ii) recommend the adoption and approval of this Agreement and the Transactions, including the Merger, to the stockholders of the Company and (iii) approve the execution, delivery and performance by the Company of this Agreement and the consummation of the Transactions upon the terms and subject to the conditions set forth herein (such recommendation, the “Special Committee Recommendation”);
WHEREAS, the Board has, acting upon the Special Committee Recommendation, (a) determined and declared this Agreement and the Transactions, including the Merger, upon the terms and subject to the conditions set forth herein, to be advisable, fair to the “unaffiliated security holders” (as such term is defined under the Exchange Act) of the Company and in the best interests of the Company and its stockholders, including the Public Stockholders, (b) approved and declared advisable this Agreement and the Transactions, including the Merger, (c) authorized and approved the execution, delivery and performance by the Company of this Agreement and the consummation of the Transactions upon the terms and subject to the conditions set forth herein and (d) resolved, subject to the terms of this Agreement, to recommend the adoption of this Agreement by the stockholders of the Company (such recommendation, the “Board Recommendation”);
WHEREAS, the managing member of Parent has approved and declared it advisable for Parent to enter into this Agreement and consummate the Transactions, including the Merger, upon the terms and subject to the conditions set forth herein;
WHEREAS, Parent, as the sole stockholder of Merger Sub, has duly executed and delivered to Merger Sub and the Company a written consent, to be effective by its terms immediately following the execution of this Agreement, adopting this Agreement;
WHEREAS, the board of directors of Merger Sub has approved and declared it advisable for Merger Sub to enter into this Agreement and consummate the Transactions, including the Merger, upon the terms and subject to the conditions set forth herein;
WHEREAS, concurrently with the execution and delivery of this Agreement, and as a condition and inducement to the Company’s willingness to enter into this Agreement, Parent has (a) entered into the Equity Commitment Letter with the Equity Investor and Merger Sub, with the Equity Financing providing the Required Amount, and (b) delivered to the Company an executed copy of the Equity Commitment Letter;
A-1-1

WHEREAS, concurrently with the execution and delivery of this Agreement, and as a condition and inducement to the Company’s, Parent’s and Merger Sub’s willingness to enter into this Agreement, the Rollover Stockholders, the holders of the Company Series B Preferred Stock, the Company Series C Preferred Stock and the Company Warrants (collectively, the “Security Holders”) and, as applicable, HWIC have entered into Voting and Support Agreements with the Company (the “Voting Agreements”), pursuant to which, among other things, the Security Holders are agreeing to vote the Shares and shares of Company Preferred Stock owned by them in favor of certain matters as set forth in the Voting Agreements;
WHEREAS, concurrently with the execution and delivery of this Agreement, and as a condition and inducement to Parent’s willingness to enter into this Agreement, the Rollover Stockholders have entered into Rollover Agreements with Parent and, as applicable, Kona Management Holdco, LLC, a Delaware limited liability company (“Holdco”) (the “Rollover Agreements”), pursuant to which, among other things, (i) each Rollover Stockholder has agreed to, immediately prior to the Effective Time, contribute all of the Shares specified therein to (A) Parent or (B) Holdco, which will thereafter contribute such Shares to Parent (such Shares specified in clauses (A) and (B), collectively, the “Rollover Shares”), and (ii) Parent has agreed, concurrently with such contribution, to accept such Rollover Shares in exchange for limited liability company units of Parent (or other securities of Parent in accordance with the limited liability company agreement of Parent); and
WHEREAS, upon consummation of the Merger, each Share issued and outstanding immediately prior to the Effective Time, other than Excluded Shares, Rollover Shares and Dissenting Shares, will be cancelled and converted into the right to receive the Merger Consideration upon the terms and subject to the conditions of this Agreement.
NOW, THEREFORE, in consideration of the foregoing and the mutual covenants and agreements herein contained, and intending to be legally bound hereby, Parent, Merger Sub and the Company hereby agree as follows:
ARTICLE I

DEFINITIONS
1.01 Definitions. (a) For purposes of this Agreement:
“Acceptable Confidentiality Agreement” means a confidentiality agreement with terms no less favorable, in the aggregate, to the Company than the Confidentiality Agreement; provided that such confidentiality agreement shall not prohibit compliance by the Company with its obligations under this Agreement nor be required to contain a standstill or similar provision.
“Action” means any legal, judicial, administrative or arbitral action, cause of action, claim (including any cross-claim or counterclaim), suit, charge, demand, litigation, order, mediation, complaint, hearing, dispute resolution, process, inquiry, criminal prosecution, investigation, audit, examination or proceeding (public or private), in each case by or before a Governmental Authority (including any tribunal, civil, commercial, criminal, administrative, investigative or appellate court).
“Affiliate” means, with respect to any specified Person, any other Person that, directly or indirectly through one or more intermediaries, controls, is controlled by or is under common control with such specified Person. Notwithstanding the foregoing, (i) the Equity Investor and its Subsidiaries, Parent, Merger Sub and the Security Holders shall be deemed not to be Affiliates of the Company or the Company Subsidiaries, and vice versa; (ii) the Equity Investor and its Subsidiaries and the Security Holders shall be deemed to be Affiliates of Parent and Merger Sub, and vice versa; and (iii) in the case of the Equity Investor, the term “Affiliate” shall be deemed to only include Persons that, directly or indirectly through one or more intermediaries, are controlled by the Equity Investor.
“Anti-Corruption Laws” means (i) the U.S. Foreign Corrupt Practices Act of 1977 (15 U.S.C. § 78dd-1, et seq.), (ii) the UK Bribery Act 2010, and (iii) all other anti-bribery, anti-corruption and similar applicable Laws of each jurisdiction in which the Company and the Company Subsidiaries operate or have operated and in which any Person associated with or acting on behalf of the Company or any Company Subsidiary, including any officer, director, employee, agent and Affiliate thereof, is conducting or has conducted business involving the Company or any Company Subsidiary.
“Anti-Money Laundering Laws” means all applicable financial recordkeeping, reporting and registration requirements, including the money laundering statutes of any jurisdiction applicable to the Company or the Company Subsidiaries, the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any Governmental Authority from time to time, including the
A-1-2

Financial Crimes Enforcement Network of the U.S. Department of the Treasury, and any legal requirement implementing the “Forty Recommendations” published by the Financial Action Task Force on Money Laundering.
“Antitrust Laws” means the Sherman Act, 15 U.S.C. §§ 1-7, the Clayton Act, 15 U.S.C. §§ 12-27, 29 U.S.C. §§ 52-53, the HSR Act, the Federal Trade Commission Act, 15 U.S.C. § 41-58, and all other federal, state and foreign statutes, rules, regulations, Orders, decrees, administrative and judicial doctrines, and other Laws that are designed or intended to prohibit, restrict or regulate actions having the purpose or effect of monopolization or restraint of trade.
“beneficial owner”, with respect to any Shares, has the meaning ascribed to such term under Rule 13d-3(a) of the Exchange Act.
“Blue Sky Laws” means state securities or “blue sky” laws.
“Business Day” means any day (other than a Saturday or Sunday) on which commercial banks are not required or authorized by Law to close in the City of New York, New York or Toronto, Ontario.
“Certificates of Designations” means, collectively, the Series A Certificate of Designations, the Series B Certificate of Designations and the Series C Certificate of Designations.
“Code” means the Internal Revenue Code of 1986.
“Company Associate” means each current or former officer, employee, individual independent contractor or non-employee director of, or to, the Company or any Company Subsidiary.
“Company Bonus Unit” means each Bonus Unit (as defined in the applicable Company Bonus Unit Agreement) granted to an employee of the Company.
“Company Bonus Unit Agreement” means each individual letter agreement with substantially the same terms as the Form of Deferred Cash Agreement (as set forth in Section 4.18 of the Company Disclosure Letter), by and between the Company and an employee of the Company that provides for a grant of Company Bonus Units.
“Company Bylaws” means the Third Amended and Restated Bylaws of the Company, dated as of February 21, 2023, as may be amended, modified or restated from time to time in accordance with the terms thereof and hereof.
“Company Charter” means the Amended and Restated Certificate of Incorporation of the Company, dated as of June 19, 2014, as may be amended, modified or restated from time to time in accordance with the terms thereof and hereof.
“Company Common Stock” means the Common Stock of the Company, par value $0.0001 per share.
“Company Equity Award” means any Company RSU, Company PSU or Company Bonus Unit.
“Company-Owned IP” means the Company-Registered IP and all other Intellectual Property owned by the Company or the Company Subsidiaries.
“Company Plan” means each employee benefit plan (as defined in Section 3(3) of ERISA, whether or not subject to ERISA, including any similar plan subject to laws of a jurisdiction outside of the United States), bonus, pension, profit sharing, incentive compensation, phantom equity, stock option, stock purchase, restricted stock, restricted stock unit or other equity-based or long-term incentive compensation, deferred compensation, employment, individual consulting, retiree medical or life insurance, retirement, vacation, sick, severance, disability, death benefit, medical, welfare, fringe benefit or other compensation or employee benefits, change-in-control, retention, termination or severance agreement, plan, program or arrangement, in each case, to which the Company or any Company Subsidiary is a party, with respect to which the Company or any Company Subsidiary has any obligation or liability (contingent or otherwise), or which is maintained, contributed to or sponsored by the Company or any Company Subsidiary for the benefit of any Company Associate, other than any agreement, plan, program or arrangement that is sponsored or maintained by a non-U.S. Governmental Authority.
“Company Preferred Stock” means Preferred Stock of the Company, par value $0.0001 per share, including the Company Series A Preferred Stock, the Company Series B Preferred Stock and the Company Series C Preferred Stock.
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“Company PSU” means each restricted stock unit with respect to the Company Common Stock subject to performance-based vesting conditions, granted pursuant to a Company Stock Plan or otherwise.
“Company Related Parties” means, collectively, the Company, the Company Subsidiaries, their respective Affiliates and their or their respective Affiliates’ respective former, current or future directors, officers, employees, general or limited partners, managers, members, direct or indirect equityholders, controlling persons, attorneys, assignees, agents, Representatives, and former, current or future estates, heirs, executors, administrators, trustees, successors or assigns of any of the foregoing.
“Company RSU” means each restricted stock unit with respect to the Company Common Stock subject solely to service-based vesting conditions, granted pursuant to a Company Stock Plan or otherwise.
“Company Series B Warrants” means the warrants issued in connection with the Company Series B Preferred Stock pursuant to the Warrant Agreement, dated as of March 8, 2022, between the Company and the initial holders party thereto.
“Company Series C Warrants” means the warrants issued in connection with the Company Series C Preferred Stock pursuant to the Warrant Agreement, dated as of June 16, 2023, between the Company and the initial holders party thereto.
“Company Stock Plan” means the Kennedy-Wilson Holdings, Inc. Second Amended and Restated 2009 Equity Participation Plan, as may be amended, modified or restated from time to time.
“Company Warrants” means the Company Series B Warrants and the Company Series C Warrants.
“Contract” means any contract, indenture, note, bond, mortgage, agreement, lease, sublease, license, sublicense or any other legally binding instrument, obligation or commitment of any kind with respect to which there are continuing rights, liabilities or obligations.
“control” (including the terms “controlled by” and “under common control with”) means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, as trustee or executor, by Contract (including any credit arrangement) or otherwise.
“Enforceability Exceptions” means legal limitations on enforceability: (i) arising from applicable bankruptcy and other similar Laws affecting the rights of creditors generally; and (ii) arising from Laws governing specific performance, injunctive relief and other equitable remedies.
“Environmental Law” means any federal, state, local or foreign Law relating to pollution or the protection of the environment or, as relates to exposure to hazardous or toxic materials, human health and safety.
“ERISA” means the Employee Retirement Income Security Act of 1974.
“Exchange Act” means the Securities Exchange Act of 1934.
“Existing Credit Agreement” means that certain Third Amended and Restated Credit Agreement, dated as of September 12, 2024, among Kennedy-Wilson, Inc., as borrower, the Company and certain Company Subsidiaries from time to time party thereto, as guarantors, the lenders from time to time party thereto, Bank of America, N.A., as administrative agent, and Bank of America, N.A. and JPMorgan Chase Bank, N.A., as letter of credit issuers.
“Existing Notes” means the Company’s 4.750% senior notes due 2029, 4.750% senior notes due 2030 and 5.000% senior notes due 2031, in each case, outstanding at the date of this Agreement.
“Existing Notes Indenture” means that certain Indenture, dated as of March 25, 2014, between Kennedy-Wilson, Inc. and Wilmington Trust, National Association, as trustee, as supplemented by the Supplemental Indenture No. 2029-1, dated as of February 11, 2021, the Supplemental Indenture No. 2031-1, dated as of February 11, 2021, the Supplemental Indenture No. 2029-2, dated as of August 4, 2021, the Supplemental Indenture No. 2031-2, dated as of August 4, 2021, the Supplemental Indenture No. 2030-1, dated as of August 23, 2021, the Supplemental Indenture No. 2029-3, dated as of May 12, 2022, the Supplemental Indenture No. 2031-3, dated as of May 12, 2022, the Supplemental Indenture No. 2030-2, dated as of May 12, 2022, the Supplemental Indenture No. 2029-4, dated as of December 14, 2023, the Supplemental Indenture No. 2031-4, dated as of
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December 14, 2023, the Supplemental Indenture No. 2030-3, dated as of December 14, 2023, the Supplemental Indenture No. 2029-5, dated as of September 12, 2024, the Supplemental Indenture No. 2031-5, dated as of September 12, 2024, and the Supplemental Indenture No. 2030-4, dated as of September 12, 2024.
“Financing Parties” means each debt provider (including each agent and arranger) that provides, or commits to provide, or arranges for, Parent or any of its Subsidiaries all or any part of any Debt Financing (collectively, the “Financing Entities”), and their respective Representatives and their and their Affiliates’ respective officers, directors, employees, partners, trustees and agents and their respective successors and assigns; provided, that neither Parent nor any Affiliate thereof shall be a Financing Party.
“Foreign Investment Law” means any applicable Law in the relevant jurisdiction that provides for the review, clearance or notification of transactions on grounds of national security or other national or public interest, including any state, national or multi-jurisdictional applicable Law, that is designed or intended to prohibit, restrict or regulate actions by foreigners or non-domiciled Persons to acquire interests in domestic equities, securities, entities, assets, land or interests on national security or public order grounds.
“fraud” means, with respect to any Person, the making of a statement of facts in the express representations and warranties set forth in Article IV, Article V, the certificate delivered pursuant to Section 8.02(d) or the certificate delivered pursuant to Section 8.03(c) with the intent to deceive another Person and requires (i) a false representation of material fact; (ii) with knowledge that such representation is false; (iii) with an intention to induce the Person to whom such representation is made to act or refrain from acting in reliance upon it; (iv) causing such Person, in justifiable reliance upon such false representation, to take or refrain from taking action; and (v) causing such Person to suffer damage by reason of such reliance. For the avoidance of doubt, the term “fraud” does not include any claim for equitable fraud, promissory fraud, unfair dealings fraud or any torts (including a claim for fraud) based on negligence or recklessness.
“GAAP” means United States generally accepted accounting principles and practices in effect from time to time.
“Governmental Authority” means any supranational, federal, national, state, provincial or local, municipal or foreign government, regulatory or administrative authority or commission or other governmental authority or instrumentality or self-regulatory organization (including the New York Stock Exchange (“NYSE”)), domestic or foreign, or any court, tribunal or judicial or arbitral body.
“Group” has the meaning set forth in Rule 13d-5 under the Exchange Act.
“HSR Act” means the Hart-Scott-Rodino Antitrust Improvements Act of 1976.
“Intellectual Property” means, in any and all jurisdictions throughout the world, all intellectual property rights, including: (i) patents and patent applications, (ii) trademarks, trade names, service marks, logos, corporate names, internet domain names and other identifiers of source or origin and all registrations and applications for registration of any of the foregoing, (iii) intellectual property rights in social media handles, (iv) registered and unregistered copyrights, including copyrights in computer software and databases, and applications for registration of the foregoing, and (v) trade secrets and other intellectual property rights in confidential information or proprietary know-how.
“Investment Property” means, collectively, any real property that the Company and the Company Subsidiaries primarily hold (in whole or in part), or will primarily hold (in whole or in part), for investment, management, recapitalization or any other income, return or profit-generating purposes whatsoever, including as owner, ground lessor, lessor, sublessor, licensor, ground lessee, lessee, sublessee, licensee, operator, manager, member, general or limited partner, lender (whether secured or unsecured), investor, advisor, property or asset manager, broker or agent, or any other similar capacity, in each case, in connection with or on behalf of the Company’s consolidated portfolio or co-investment portfolio.
“Knowledge of Parent” means the knowledge of the individuals identified in Section 1.01(a) of the Parent Disclosure Letter, in each case, assuming reasonable inquiry of such Person’s direct reports.
“Knowledge of the Company” means the knowledge of the individuals identified in Section 1.01(a) of the Company Disclosure Letter, in each case, assuming reasonable inquiry of such Person’s direct reports.
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“Law” means any applicable supranational, federal, national, state, provincial or local law, statute, ordinance or law (including common law), or any rule, regulation, Order or agency requirement implemented or otherwise put into effect by or under the authority of any competent Governmental Authority, whether or not inside or outside the United States or any other country.
“Liens” means any and all security interests, pledges, attachments, claims, charges, options, puts, calls, preemptive purchase rights, easements, mortgages, liens and any other similar encumbrances. For clarity, the foregoing shall not include licenses of or other grants of rights to use Intellectual Property.
“Malware” means any virus, Trojan horse, time bomb, key-lock, spyware, worm, malicious code or other software designed to, without the knowledge or authorization of the Company or the Company Subsidiaries, disrupt, disable, harm or interfere with the operation of, or exfiltrate data or information from, any software or other information technology.
“Material Adverse Effect” means any change, effect, event, circumstance, occurrence, development, condition or fact that, individually or in the aggregate with all other changes, effects, events, circumstances, occurrences, developments, conditions or facts, has had, is having or would reasonably be expected to have a material adverse effect on the business, properties, assets, liabilities, condition (financial or otherwise) or results of operations of the Company and the Company Subsidiaries, taken as a whole; provided, however, that, in no event shall any change, effect, event, circumstance, occurrence, development, condition or fact resulting from or relating to any of the following, alone or in combination, be deemed to constitute, nor be taken into account in determining whether there has been, is currently or there is reasonably expected to be, a Material Adverse Effect: (i) any change in general political, social, geopolitical or regulatory conditions, whether globally or in the United States; (ii) any change in economic, market, business, financial, real estate, commodity, credit, debt, securities, derivatives or capital market conditions in the United States or in any other country or region in the world, including inflation, supply chain disruptions, labor shortages, interest, foreign exchange or exchange rates, tariffs, trade wars and any suspension of trading in securities (whether equity, debt, derivative or hybrid securities) generally on any security exchange or over-the-counter market; (iii) any change generally affecting the industries in which the Company or the Company Subsidiaries operate; (iv) any change or proposed change, in each case, after the date hereof, in accounting requirements or principles required by GAAP (or any authoritative interpretations thereof); (v) any adoption, implementation, promulgation, repeal, modification, change, reinterpretation or proposal of any Law, in each case, after the date hereof; (vi) labor disruptions, strikes, social unrest, riots, protests, geopolitical conditions, any outbreak, escalation or acts of terrorism or sabotage, cyberattack, armed hostility or war (whether or not declared), any weather-related event, power outages or electrical blackouts, fire, earthquake, hurricane, flood or other natural disaster, any pandemic, epidemic, public health emergency or outbreak of illness or disease or other public health event, whether or not caused by any Person, or the worsening of any of the occurrences or conditions referred to in this clause (vi); (vii) changes in the market price or trading volume of the securities of the Company or any Company Subsidiary or any change affecting the credit ratings or the ratings outlook for the Company or any Company Subsidiary or any of their respective securities (it being understood that the underlying facts or occurrences giving rise to such change may be taken into account in determining whether there has been, is currently or there is reasonably expected to be, a Material Adverse Effect, to the extent not otherwise excluded from this definition); (viii) the announcement of this Agreement and the Transactions or the pendency or consummation of the Transactions (including the identity of, or any facts relating to, Parent, Merger Sub, any Security Holder or any of their respective Affiliates) and any impact on the Company’s or any Company Subsidiary’s relationships with employees, financing sources, tenants, residents, investors, venture partners, customers, suppliers, Governmental Authorities or any other Person (including pursuant to contractual relationships); provided, however, that the exceptions in this clause (viii) shall not apply with respect to references to a “Material Adverse Effect” in the representations and warranties contained in Section 4.04 (and in Section 8.02(a) and Section 9.01(e)(ii) to the extent related to such portions of such representation); (ix) compliance with the express terms of, or the taking of any action or omission expressly required by, this Agreement (but excluding compliance with, or the taking of any action or omission required to comply with, the first sentence of Section 6.01, solely to the extent Parent has not unreasonably withheld, conditioned or delayed its consent to any action or omission requiring Parent’s consent pursuant to Section 6.01) or requested in writing by Parent; (x) any failure to meet internal or published projections, forecasts, budgets, plans, consensus estimates, performance measures, operating statistics or revenue or earnings predictions for any period (it being understood that the underlying facts or occurrences giving rise to such decline or failure may be taken into account in determining whether there has been, is currently or there is reasonably expected to be, a
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Material Adverse Effect, to the extent not otherwise excluded from this definition); and (xi) any Action arising out of or resulting from this Agreement or the Transactions, including any demands, litigations or similar Actions brought by any stockholders of the Company alleging breach of fiduciary duty or inadequate disclosures; provided, however, that, in respect of the exceptions set forth in clauses (i), (ii), (iii), (iv), (v) and (vi), to the extent that such change, effect, event, circumstance, occurrence, development, condition or fact has had a materially disproportionate adverse impact on the Company and the Company Subsidiaries, taken as a whole, compared to other companies that operate in the industries and geographic markets in which the Company and the Company Subsidiaries operate, then the incrementally disproportionate impact may be taken into account in determining whether a Material Adverse Effect has occurred, is occurring or would reasonably be expected to occur.
“Order” means, with respect to any Person, any injunction, settlement, stipulation, order, writ, decree, consent decree, judgment, determination, ruling, verdict or award entered, issued, made or rendered by any Governmental Authority of competent jurisdiction affecting such Person or any of its properties.
“Parent Material Adverse Effect” means any change, effect, event, circumstance, occurrence, development, condition or fact that, individually or in the aggregate, prevents, materially delays or impedes the consummation of the Transactions by Parent or Merger Sub or otherwise prevents, materially delays or impedes Parent or Merger Sub from performing its obligations under this Agreement.
“Parent Related Parties” means, collectively, Parent, Merger Sub, the Equity Investor, their respective Affiliates and their or their respective Affiliates’ respective former, current or future directors, officers, employees, general or limited partners, managers, members, direct or indirect equityholders, controlling persons, attorneys, assignees, agents, Representatives, and former, current or future estates, heirs, executors, administrators, trustees, successors or assigns of any of the foregoing.
“Permitted Liens” means (i) mechanics’, carriers’, workmen’s, warehousemen’s, repairmen’s or similar Liens arising in the ordinary course of business (A) as to which there are no delinquent amounts due thereunder or (B) that are being contested in good faith by appropriate proceedings and for which adequate reserves have been maintained in accordance with GAAP, (ii) Liens for Taxes, assessments and other governmental charges and levies that (A) are not delinquent or (B) are being contested in good faith by appropriate proceedings and for which adequate reserves have been maintained in accordance with GAAP, (iii) defects or irregularities in title, easements, rights-of-way, covenants, restrictions and other similar matters that would be evident from the applicable public records or that would not, individually or in the aggregate, reasonably be expected to materially impair the continued use and operation of the assets to which they relate, (iv) zoning, building and other similar Laws, provided that such restrictions do not materially impair the current use of the subject real property from the manner in which such property is currently being used, (v) Liens pursuant to, or permitted under, any indebtedness of the Company or any of the Company Subsidiaries, (vi) Liens to be discharged at or prior to the Effective Time, (vii) Liens created by or arising directly from the actions of Parent, Merger Sub or their respective Affiliates, (viii) non-monetary Liens the existence of which are disclosed in the notes to the consolidated financial statements of the Company included in the SEC Documents, (ix) Liens arising under workers’ compensation, unemployment insurance, social security, retirement and similar legislation, (x) Liens that have been placed by any developer, owner, landlord or other third party either on any leased real property or on property over which the Company or any Company Subsidiary has easement rights, or any subordination or similar agreements relating thereto, (xi) deposits to secure the performance of bids, trade contracts, leases, statutory obligations, surety, indemnity and appeal bonds, performance and fiduciary bonds and other obligations of a like nature, in each case in the ordinary course of business, and (xii) such other Liens as would not, individually or in the aggregate, reasonably be expected to materially interfere with the business or operations of the Company and the Company Subsidiaries, as currently conducted.
“Person” means an individual, corporation, partnership, limited partnership, limited liability company, joint venture, syndicate, person (including a “person” as defined in Section 13(d)(3) of the Exchange Act), trust, association or other entity or government, political subdivision, agency or instrumentality of a government.
“Pre-Closing Period” means the period between the date of this Agreement and the earlier of the Effective Time and the termination of this Agreement in accordance with its terms.
“Public Stockholders” means, collectively, the holders of the issued and outstanding Shares, excluding the Security Holders and their respective Affiliates. For purposes of this definition, the term “Security Holders” shall also include each immediate family member (as defined in Item 404 of Regulation S-K under the Securities Act)
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of any Security Holder and any trust or other entity (other than the Company or any Company Subsidiaries) in which any Security Holder or any such immediate family member thereof holds (or in which more than one of such individuals collectively hold), beneficially or otherwise, a voting, proprietary, equity or other financial interest.
“Reference Date” means January 1, 2025.
“Representatives” means, with respect to any Person, such Person’s Affiliates and such Person’s and its Affiliates’ respective officers, directors, employees, financial advisors, accountants, consultants, legal counsel, agents and other representatives and advisors.
“Rollover Stockholders” means, collectively, the Persons listed in Section 1.01(b) of the Parent Disclosure Letter.
“Sanctioned Country” means any country, region or territory that is the target or subject of comprehensive territorial-based Sanctions Laws (as of the date of this Agreement, Cuba, Iran, North Korea, the Crimea, Kherson and Zaporizhzhia regions of Ukraine, the so-called Donetsk People’s Republic, and the so-called Luhansk People’s Republic).
“Sanctioned Person” means any Person that is the target or subject of Sanctions Laws, including (i) any Person identified in any sanctions list maintained by the U.S. government, including the U.S. Department of the Treasury’s Office of Foreign Assets Control (“OFAC”), the U.S. Department of State, the United Nations Security Council, the European Union, any member state of the European Union, or the United Kingdom; (ii) any Person located, organized, or resident in, or a government instrumentality of, any Sanctioned Country; and (iii) any Person directly or indirectly owned 50 percent or more by, controlled by or acting for the benefit or on behalf of a Person described in clauses (i) or (ii).
“Sanctions Laws” means all applicable economic or financial sanctions or trade embargoes imposed, administered or enforced from time to time by (i) the U.S. government, including those administered by OFAC or the U.S. Department of State, (ii) the United Nations Security Council, the European Union or any European Union member state, or (iii) the Government of Canada.
“SEC” means the Securities and Exchange Commission.
“Securities Act” means the Securities Act of 1933.
“Shares” means the shares of Company Common Stock.
“Subsidiary” or “Subsidiaries” means, with respect to any specified Person, any other Person (other than an individual), of which securities or other ownership interests representing more than 50% of the equity or more than 50% of the ordinary voting power (or, in the case of a partnership, more than 50% of the general partnership interests) are, as of such date, owned by such specified Person or one or more Subsidiaries of such specified Person or by such specified Person and one or more Subsidiaries of such specified Person.
“Tax” or “Taxes” means any and all U.S. federal, state, local and foreign taxes, duties, fees, imposts, levies or other governmental assessments in the nature of a tax, however denominated, imposed, assessed or collected by any Governmental Authority, including all income, capital gains, goods and services, branch, gross receipts, capital, net worth, license, payroll, employment, excise, severance, stamp, occupation, premium, windfall profits, environmental, stock, franchise, profits, withholding, social security, unemployment, disability, real property, personal property (tangible and intangible), sales, use, transfer (including real property transfer or gains), conveyance, severance, production, registration, value added, ad valorem, alternative or add-on minimum and other similar taxes and other taxes or charges imposed by any Governmental Authority, together with any interest, penalties and additions to tax imposed with respect thereto.
“Tax Return” means any return, declaration, report, statement or information return required to be filed with a Governmental Authority with respect to Taxes, including any schedule or attachment thereto, and including any amendment thereof.
“TIA” means the Trust Indenture Act of 1939.
“Wholly Owned Subsidiary” or “Wholly Owned Subsidiaries” means, with respect to any specified Person, any Subsidiary of such specified Person of which all of the equity or ownership interests of such Subsidiary are directly or indirectly owned or controlled by such specified Person.
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“Willful and Material Breach” means, with respect to any representation, warranty, agreement or covenant in this Agreement, a deliberate action or omission in which (i) the breaching party knows, or a Person acting reasonably under the circumstances should have known, that taking of, or failure to take, such action or omission is or would reasonably be expected to constitute a breach of such representation, warranty, agreement or covenant and (ii) such action or omission constitutes a material breach of this Agreement.
(b) The following terms have the meaning set forth in the Sections set forth below:

Defined Term	Section
Acquisition Agreement	7.04(b)
Acquisition Proposal	7.04(j)(i)
Adverse Recommendation Change	7.04(d)
Agreement	Preamble
Board	Recitals
Board Recommendation	Recitals
Book-Entry Shares	3.02(b)
Cancelled RSU/PSU Consideration	3.04(c)
Capitalization Date	4.02(a)
Certificate of Merger	2.03
Certificates	3.02(b)
Closing	2.02
Closing Date	2.02
Collective Bargaining Agreements	4.19(a)
Company	Preamble
Company Bonus Unit Consideration	3.04(d)
Company Disclosure Letter	Article IV
Company Lease	4.14(b)
Company Leased Property	4.14(b)
Company Owned Property	4.14(a)
Company PSU Consideration	3.04(b)
Company RSU Consideration	3.04(a)
Company Series A Preferred Stock	4.02(a)
Company Series B Preferred Stock	4.02(a)
Company Series C Preferred Stock	4.02(a)
Company Stockholder Approvals	4.05
Company Subsidiaries	4.01(c)
Company Subsidiary	4.01(c)
Company Termination Fee	9.03(a)
Company-Registered IP	4.11(a)
Confidentiality Agreement	7.03(b)
Continuing Employee	7.17(a)
Debt Financing	7.09(a)
Debt Marketing Materials	7.09(a)(iii)
Designated Individual	10.15
DGCL	Recitals
Dissenting Shares	3.06(a)
DTC	3.02(b)
Effective Time	2.03
Equity Commitment Letter	5.07(a)
Equity Financing	5.07(a)
Equity Investor	5.07(a)
Excluded Shares	3.01(b)
Existing Notes Consent Solicitation	7.10(c)(i)

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Defined Term	Section
Existing Notes Consent Solicitation Documents	7.10(c)(i)
Existing Notes Offer	7.10(c)(ii)
Existing Notes Offer Documents	7.10(c)(ii)
Existing Notes Supplemental Indenture	7.10(c)(i)
Final Dividend	3.08
Financial Advisor	4.20
Financial Statements	4.07(b)
Holdco	Recitals
Holders	3.02(a)
HWIC	7.03(b)
Indemnified Parties	7.05(a)
Intervening Event	7.04(j)(ii)
Legal Prohibition	9.01(b)
Material Contract	4.15(a)
Merger	Recitals
Merger Consideration	3.01(a)
Merger Sub	Preamble
Non-Recourse Party	10.16
Notes Payoff Documents	7.10(a)
Outside Date	9.01(d)
Parent	Preamble
Parent Disclosure Letter	Article V
Paying Agent	3.02(a)
Payment Fund	3.02(a)
Proxy Statement	7.01(a)
Required Amount	5.07(c)
Required Regulatory Approvals	8.01(c)
Rollover Agreements	Recitals
Rollover Shares	Recitals
Schedule 13E-3	7.01(b)
SEC Documents	Article IV
SEC Reports	4.07(a)
Security Holders	Recitals
Series A Certificate of Designations	3.01(d)(i)
Series B Certificate of Designations	3.01(d)(ii)
Series C Certificate of Designations	3.01(d)(iii)
Solvent	5.08
Special Committee	Recitals
Special Committee Recommendation	Recitals
Stockholder and Management Arrangements	5.11
Stockholders Meeting	7.02
Superior Proposal	7.04(j)(iii)
Surviving Company	2.04
Takeover Law	4.06
Transaction Litigation	7.14
Transactions	Recitals
Voting Agreements	Recitals

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ARTICLE II

THE MERGER
2.01 The Merger. Upon the terms and subject to the conditions set forth in this Agreement, and in accordance with the DGCL, at the Effective Time, Merger Sub shall be merged with and into the Company.
2.02 Closing. Unless this Agreement shall have been terminated in accordance with Section 9.01, subject to the provisions of this Agreement and pursuant to the DGCL, the closing of the Merger (the “Closing”) will take place (a) at a time to be specified by the parties hereto on the third (3rd) Business Day after the satisfaction or, to the extent permitted by Law, waiver of the conditions to Closing set forth in Article VIII (other than those conditions that by their nature are to be satisfied at the Closing, but subject to their satisfaction or, to the extent permitted by Law, waiver at the Closing), remotely by telephone and electronic communication and exchange of documents or (b) at such other place, at such time or on such other date as Parent and the Company may mutually agree in writing. The date on which the Closing occurs shall be referred to as the “Closing Date”.
2.03 Effective Time. On the Closing Date, or on such other date as Parent and the Company may mutually agree to in writing, Parent, Merger Sub and the Company shall cause a certificate of merger with respect to the Merger (the “Certificate of Merger”) to be executed and filed with the Secretary of State of the State of Delaware in accordance with the relevant provisions of the DGCL and shall make all other filings or recordings required under the DGCL to cause the Merger to be consummated. The Merger shall become effective at the time the Certificate of Merger shall have been duly filed with the Secretary of State of the State of Delaware or such other date and time as is mutually agreed upon by the parties hereto and specified in the Certificate of Merger (such date and time at which the Merger becomes effective being referred to herein as the “Effective Time”).
2.04 Effects of the Merger. As a result of the Merger, (i) the separate corporate existence of Merger Sub shall cease, and the Company shall continue as the surviving corporation in the Merger (the “Surviving Company”), and (ii) the Merger shall have such other effects set forth in this Agreement and in the applicable provisions of the DGCL. Without limiting the generality of the foregoing, at the Effective Time, all of the property, rights, privileges, immunities, powers and franchises of the Company and Merger Sub shall vest in the Surviving Company, and all debts, liabilities, obligations, restrictions and duties of the Company and Merger Sub shall become the debts, liabilities, obligations, restrictions and duties of the Surviving Company.
2.05 Organizational Documents of the Surviving Company. At the Effective Time, (a) the Company Charter, as in effect immediately prior to the Effective Time, shall be amended as a result of the Merger so as to read in its entirety as set forth in Exhibit A and shall be the certificate of incorporation of the Surviving Company and (b) the bylaws of Merger Sub, as in effect immediately prior to the Effective Time, shall be the bylaws of the Surviving Company (except that all references to Merger Sub shall be automatically amended and shall become references to the Surviving Company), in each case, until thereafter amended as provided therein or by applicable Law (and, in each case, subject to Section 7.05).
2.06 Directors and Officers of the Surviving Company. At the Effective Time, by virtue of the Merger and without the necessity of further action by the Company or any other Person, the directors of Merger Sub immediately prior to the Effective Time, who shall be the individuals set forth in Section 2.06 of the Parent Disclosure Letter, shall be the initial directors of the Surviving Company and the officers of the Company immediately prior to the Effective Time shall be the initial officers of the Surviving Company, in each case, until their respective successors are duly elected or appointed and qualified or until the earlier of their death, resignation or removal in accordance with the DGCL, the certificate of incorporation of the Surviving Company and the bylaws of the Surviving Company.
ARTICLE III

EFFECT OF MERGER ON SECURITIES AND EXCHANGE OF SHARES
3.01 Effect on Securities. At the Effective Time, by virtue of the Merger and without any action on the part of Parent, Merger Sub, the Company or the holders of any of the following securities:
(a) Conversion of Shares. Each Share issued and outstanding immediately prior to the Effective Time, other than any Excluded Shares, any Rollover Shares and any Dissenting Shares, shall be cancelled and shall cease to exist and shall be converted automatically into the right to receive $10.90 in cash per Share, without interest (the “Merger Consideration”). The Merger Consideration is payable in accordance with Section 3.02(b).
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(b) Treatment of Excluded Shares. (i) Each Share held in the treasury of the Company or owned by any Wholly Owned Subsidiary of the Company and (ii) each Share held, directly or indirectly, by Parent or Merger Sub or any of their Wholly Owned Subsidiaries shall automatically be cancelled without any conversion thereof and no payment or distribution shall be made with respect thereto (such Shares described in clauses (i) and (ii), collectively, the “Excluded Shares”).
(c) Treatment of Rollover Shares. Each Rollover Share shall not be entitled to receive the Merger Consideration and shall be contributed (or otherwise transferred), directly or indirectly, to Parent pursuant to the terms of the Rollover Agreements prior to the Effective Time and shall remain outstanding after such contribution (or other transfer) to Parent and shall not be cancelled or converted at the Effective Time, and no payment or distribution shall be made with respect thereto at the Effective Time.
(d) Treatment of Company Preferred Stock.
(i) Each share of Company Series A Preferred Stock issued and outstanding immediately prior to the Effective Time shall be redeemed or repurchased by the Company pursuant to Section 7.10(b) in accordance with the terms and conditions of that certain Certificate of Designations Establishing the Company Series A Preferred Stock, dated as of November 7, 2019 (the “Series A Certificate of Designations”).
(ii) Each share of Company Series B Preferred Stock issued and outstanding immediately prior to the Effective Time shall remain outstanding in accordance with the terms and conditions of that certain Certificate of Designations Establishing the Company Series B Preferred Stock, dated as of March 8, 2022 (the “Series B Certificate of Designations”), and shall represent shares of Company Series B Preferred Stock of the Surviving Company on the terms set forth in the Series B Certificate of Designations.
(iii) Each share of Company Series C Preferred Stock issued and outstanding immediately prior to the Effective Time shall remain outstanding in accordance with the terms and conditions of that certain Certificate of Designations Establishing the Company Series C Preferred Stock, dated as of June 15, 2023 (the “Series C Certificate of Designations”), and shall represent shares of Company Series C Preferred Stock of the Surviving Company on the terms set forth in the Series C Certificate of Designations.
(e) Treatment of Company Warrants. Each Company Warrant outstanding immediately prior to the Effective Time shall remain outstanding in accordance with the terms and conditions of such Company Warrant.
(f) Shares of Merger Sub. Each share of common stock, par value $0.01 per share, of Merger Sub issued and outstanding immediately prior to the Effective Time shall be exchanged and converted into one share of common stock of the Surviving Company, par value $0.0001 per share, and shall, together with the Rollover Shares and the shares of Company Series B Preferred Stock and Company Series C Preferred Stock issued and outstanding immediately prior to the Effective Time, constitute the only outstanding shares of capital stock of the Surviving Company as of immediately after the Effective Time.
3.02 Exchange of Shares. (a) Paying Agent. Prior to the Effective Time, Parent shall (i) appoint a nationally recognized bank or trust company approved in writing in advance by the Company (such approval not to be unreasonably withheld, conditioned or delayed) to act as agent (the “Paying Agent”) for the purpose of effecting payments to the holders of Shares issued and outstanding immediately prior to the Effective Time and entitled to receive the Merger Consideration (collectively, the “Holders”), and (ii) enter into a paying agent agreement, in form and substance reasonably acceptable to the Company and Parent, with such Paying Agent for the payment of the Merger Consideration to the Holders in accordance with this Agreement. At or prior to the Effective Time, Merger Sub shall have deposited, or shall cause to have been deposited, with the Paying Agent, for the benefit of the Holders, cash in an amount that is sufficient to pay the aggregate Merger Consideration required to be paid pursuant to this Article III and, to the extent applicable, the Surviving Company shall have deposited, or shall cause to have been deposited, with the Paying Agent, for the benefit of the Holders, additional cash sufficient to pay any Final Dividend pursuant to Section 3.08 (such aggregate amount of cash required to be paid pursuant to this Article III being referred to herein as the “Payment Fund”). The Payment Fund shall not be used for any other purpose. The Payment Fund shall be invested by the Paying Agent as directed by Parent; provided, however, that such investments shall be in obligations of or guaranteed by the United States or any agency or instrumentality thereof and backed by the full faith and credit of the United States, in commercial paper obligations rated the highest quality by either Moody’s Investors Service, Inc. or Standard & Poor’s Corporation, respectively, or in certificates of deposit, bank repurchase agreements or banker’s acceptances of commercial banks with capital exceeding $10 billion (based on the most recent financial statements of
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such bank which are then publicly available), or a combination of the foregoing. Any net profit resulting from, or interest or income produced by, such investments shall be payable to Merger Sub or the Surviving Company, as applicable. To the extent that there are losses with respect to such investments, or the Payment Fund diminishes for other reasons below the level required to make prompt payments of the Merger Consideration in accordance with this Agreement, Merger Sub or the Surviving Company, as applicable, shall promptly replace or restore the portion of the Payment Fund lost through investments or other events so as to ensure that the Payment Fund is, at all times, maintained at a level sufficient to make such payments. All fees and expenses of the Paying Agent shall be borne by Merger Sub or the Surviving Company, as applicable.
(b) Exchange Procedures. Promptly after the Effective Time (and in no event later than three (3) Business Days thereafter), Parent shall cause to be mailed (i) to each Person who was, at the Effective Time, a holder of Shares represented by book-entry (collectively, the “Book-Entry Shares”), instructions for use in effecting the surrender of such Book-Entry Shares in exchange for the Merger Consideration to which such Holder is entitled pursuant to this Article III and (ii) to each Person who was, at the Effective Time, a holder of record of a certificate or certificates (“Certificates”) that represented any Shares outstanding immediately prior to the Effective Time, a form of letter of transmittal (which (A) shall specify that delivery of a Certificate shall be effected, and risk of loss and title to such Certificate shall pass, only upon delivery of such Certificate to the Paying Agent and (B) shall be in such form and have such other customary provisions as Parent may specify with approval of the Company (such approval not to be unreasonably withheld, conditioned or delayed)), together with instructions thereto, setting forth, inter alia, the procedures by which such holders of Certificates may surrender such Certificates in exchange for the Merger Consideration to which such holder is entitled pursuant to this Article III. If payment of the Merger Consideration in respect of any Shares represented by Certificates is to be made to a Person other than the Person in whose name a Certificate surrendered is registered, it shall be a condition of payment of the Merger Consideration that (w) the Certificate so surrendered shall be properly endorsed or shall otherwise be in proper form for transfer and (x) the Person requesting such payment shall pay any transfer or other Taxes required solely by reason of the payment of such Merger Consideration to a Person other than the registered holder of such Certificate or establish to the reasonable satisfaction of Parent that such Tax has been paid or is not applicable. In the event of a transfer of ownership of Book-Entry Shares that is not registered in the transfer records of the Company, payment of the Merger Consideration may be made to a Person other than the Person in whose name the Book-Entry Share is registered if (y) all documents required to evidence and effect such transfer or otherwise be in proper form for transfer are presented to the Paying Agent and (z) the Person requesting such payment shall pay any transfer or other Taxes required solely by reason of the payment of such Merger Consideration to a Person other than the registered holder of such Book-Entry Share or establish to the reasonable satisfaction of Parent that such Tax has been paid or is not applicable. Until surrendered as contemplated by this Section 3.02, each Book-Entry Share and Certificate shall be deemed at all times after the Effective Time to represent only the right to receive upon such surrender the Merger Consideration to which the holder of such Book-Entry Share or Certificate is entitled pursuant to this Article III. No interest shall be paid or will accrue on any cash payable to holders of Book-Entry Shares or Certificates pursuant to the provisions of this Article III. Each registered holder of one or more Book-Entry Shares shall, upon receipt by the Paying Agent of an “agent’s message” in customary form (or such other evidence, if any, as the Paying Agent may reasonably require), be entitled to receive, and Parent shall cause the Paying Agent to pay and deliver as soon as reasonably practicable after receipt of such agent’s message (or such other evidence, if any, as the Paying Agent may reasonably require), the Merger Consideration for each Book-Entry Share. Each holder of one or more Certificates shall, upon completion of such applicable procedures by such holder and the surrender of such holder’s Certificate, be entitled to receive, and Parent shall cause the Paying Agent to pay and deliver as soon as reasonably practicable after the completion of such procedures, the Merger Consideration for each Share represented by such Certificates. Upon the payment and delivery of the Merger Consideration with respect to a Certificate or Book-Entry Share, such Certificate or Book-Entry Share shall forthwith be cancelled. Prior to the Effective Time, Parent and the Company shall cooperate to establish procedures with the Paying Agent and the Depository Trust Company (“DTC”) with the objective that the Paying Agent shall transmit to DTC or its nominee on the Closing Date an amount in cash, by wire transfer of immediately available funds, equal to (X) the number of Shares (other than Excluded Shares, Rollover Shares and Dissenting Shares) held of record by DTC or such nominee immediately prior to the Effective Time multiplied by (Y) the Merger Consideration.
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(c) No Further Rights. From and after the Effective Time, holders of Shares shall cease to have any rights as stockholders of the Company, except (i) the right to receive the Merger Consideration payable in accordance with this Article III, and (ii) as otherwise provided herein or by Law.
(d) Termination of Payment Fund. Any portion of the Payment Fund that remains undistributed to the Holders twelve (12) months after the Effective Time shall be delivered to Parent or the Surviving Company, upon demand, and any Holders who have not theretofore complied with this Article III shall thereafter look only to Parent or the Surviving Company for, and Parent or the Surviving Company shall remain liable for, payment of their claim for the Merger Consideration. Any portion of the Payment Fund remaining unclaimed by Holders as of a date which is immediately prior to such time as such amounts would otherwise escheat to or become property of any Governmental Authority shall, to the extent permitted by applicable Law, become the property of the Surviving Company free and clear of any claims or interest of any Person previously entitled thereto. Parent and the Surviving Company shall not be liable to any Person in respect of any Merger Consideration properly delivered to a public official pursuant to any applicable abandoned property, escheat or similar Law.
(e) Lost, Stolen or Destroyed Certificates. In the event that any Certificates shall have been lost, stolen or destroyed, the Paying Agent shall issue in exchange for such lost, stolen or destroyed Certificates, upon the making of an affidavit of that fact by the holder thereof, the Merger Consideration payable in respect thereof pursuant to Section 3.01(a). Parent may, in its reasonable discretion and as a condition precedent to the payment of such Merger Consideration, require the owners of such lost, stolen or destroyed Certificates to deliver a bond in a reasonable sum as Parent may reasonably direct as indemnity against any claim that may be made against Parent, Merger Sub, the Surviving Company or the Paying Agent with respect to the Certificates alleged to have been lost, stolen or destroyed.
3.03 Transfer Books. At the Effective Time, the transfer books of the Company, as maintained by the Company’s transfer agent, shall be closed and thereafter there shall be no further registration of transfers of Shares on the records of the Company’s transfer agent other than transfers to reflect, in accordance with customary settlement procedures, trades effected prior to the Effective Time.
3.04 Effect of Merger on Company Equity Awards.
(a) Company RSUs. At the Effective Time, except as contemplated by any Rollover Agreement, each Company RSU that is outstanding as of immediately prior to the Effective Time shall, automatically and without any required action on the part of the holder thereof, vest in full, to the extent unvested, and be cancelled and the holder thereof shall then become entitled to receive solely, in full satisfaction of the rights of such holder with respect thereto, a lump-sum cash payment, without interest, equal to (x) the product, rounded down to the nearest cent, obtained by multiplying (1) the total number of Shares underlying such Company RSU, by (2) the Merger Consideration, plus (y) any amounts payable in respect of accrued dividend equivalents thereon (the “Company RSU Consideration”). The cash payment made in respect of the Company RSU Consideration pursuant to this Section 3.04(a) shall be paid as promptly as reasonably practicable after the Effective Time (but in any event, no later than the first payroll date that occurs more than two (2) Business Days after the Closing Date), less applicable Tax withholdings and deductions, through the Surviving Company’s payroll system (or such other method as the Company typically utilizes for such payments).
(b) Company PSUs. At the Effective Time, except as contemplated by any Rollover Agreement, each Company PSU that is outstanding as of immediately prior to the Effective Time shall, automatically and without any required action on the part of the holder thereof, vest in full, to the extent unvested, and be cancelled and the holder thereof shall then become entitled to receive solely, in full satisfaction of the rights of such holder with respect thereto, a lump-sum cash payment, without interest, equal to (x) the product, rounded down to the nearest cent, obtained by multiplying (1) the total number of Shares underlying such Company PSU immediately prior to the Effective Time, based on target level achievement of applicable performance goals, by (2) the Merger Consideration, plus (y) any amounts payable in respect of accrued dividend equivalents thereon (the “Company PSU Consideration”). The cash payment made in respect of the Company PSU Consideration pursuant to this Section 3.04(b) shall be paid as promptly as reasonably practicable after the Effective Time (but in any event, no later than the first payroll date that occurs more than two (2) Business Days after the Closing Date), less applicable Tax withholdings and deductions, through the Surviving Company’s payroll system (or such other method as the Company typically utilizes for such payments).
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(c) Cancelled PSUs and RSUs. At the Effective Time, each Company PSU and Company RSU that is subject to any Rollover Agreement shall, automatically and without any required action on the part of the holder thereof, be cancelled and the holder thereof shall only be entitled to any amounts payable in respect of accrued dividend equivalents thereon (the “Cancelled RSU/PSU Consideration”). The cash payment made in respect of the Cancelled RSU/PSU Consideration pursuant to this Section 3.04(c) shall be paid as promptly as reasonably practicable after the Effective Time (but in any event, no later than the first payroll date that occurs more than two (2) Business Days after the Closing Date), less applicable Tax withholdings and deductions, through the Surviving Company’s payroll system (or such other method as the Company typically utilizes for such payments).
(d) Company Bonus Units. At the Effective Time, each Company Bonus Unit that is outstanding as of immediately prior to the Effective Time shall, automatically and without any required action on the part of the holder thereof, vest in full, to the extent unvested, and be cancelled and the holder thereof shall then become entitled to receive solely, in full satisfaction of the rights of such holder with respect thereto, a lump-sum cash payment, without interest, equal to the amount such holder is entitled to receive pursuant to Section 3 of the applicable Company Bonus Unit Agreement (the “Company Bonus Unit Consideration”). The cash payment made in respect of the Company Bonus Unit Consideration pursuant to this Section 3.04(d) shall be paid as promptly as reasonably practicable after the Effective Time (but in any event, no later than the first payroll date that occurs more than two (2) Business Days after the Closing Date), less applicable Tax withholdings and deductions, through the Surviving Company’s payroll system.
(e) Certain Actions. Prior to the Effective Time, the Company, acting through the Board (or, if appropriate, any duly authorized committee thereof), shall take or cause to be taken, all actions and provide all notices required to effectuate the terms of this Section 3.04 and shall terminate the Company Stock Plan as to any further awards thereunder following the Effective Time (except that such termination shall have no effect on existing awards, which shall be treated as set forth herein).
3.05 Certain Adjustments. Without limiting the other provisions of this Agreement, if the outstanding Shares are changed into a different number or class of shares due to any stock split, reverse stock split, stock dividend (including any dividend or distribution of securities convertible into Shares), reorganization, recapitalization, reclassification, combination, exchange of shares or other like change with respect to the Shares occurring on or after the date hereof and prior to the Effective Time, the Merger Consideration as provided in this Article III shall be equitably adjusted to reflect the effect thereof.
3.06 Dissenting Shares.
(a) Notwithstanding anything in this Agreement to the contrary, Shares that are outstanding immediately prior to the Effective Time and that are held by any stockholder who has neither voted in favor of the Merger nor consented thereto in writing and who has demanded, properly in writing, appraisal for such Shares in accordance with Section 262 of the DGCL (collectively, the “Dissenting Shares”) shall not be converted into, or represent the right to receive, the Merger Consideration, unless the holder of such Dissenting Shares fails to perfect, withdraws or otherwise loses the right to appraisal. At the Effective Time, all Dissenting Shares will no longer be outstanding and automatically will be cancelled and will cease to exist, and, except as otherwise provided by applicable Law, each holder of Dissenting Shares will cease to have any rights with respect to such Dissenting Shares, other than such rights as are granted under Section 262 of the DGCL. After the Effective Time, each holder of Dissenting Shares shall be entitled to receive payment of the appraised value of such Dissenting Shares in accordance with the provisions of Section 262 of the DGCL, except that all Dissenting Shares held by stockholders who shall have failed to perfect or who effectively shall have withdrawn or lost their rights to appraisal of such Shares under Section 262 of the DGCL shall thereupon be deemed to have been converted into, and to have become exchangeable for, as of the Effective Time, the right to receive the Merger Consideration, without any interest thereon, upon surrender of such Shares, in the manner provided in Section 3.02.
(b) The Company shall give Parent prompt notice and copies of any written demands for appraisal received by the Company, withdrawals of such demands and any other instruments served pursuant to the DGCL and received by the Company. The Company shall not, except with the prior written consent of Parent, make any payment, or offer or agree to make any payment, with respect to any demands for appraisal or offer to settle or settle any such demands.
3.07 Withholding Rights. Notwithstanding anything in this Agreement to the contrary, each of Parent, the Paying Agent and the Company (and any of their Affiliates or agents) shall be entitled to deduct and withhold from the
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consideration otherwise payable pursuant to this Agreement to any Person such amounts as it is required to deduct and withhold with respect to the making of such payment under the Code, or any other applicable state, local or foreign Tax Law. To the extent that amounts are so withheld, such amounts (i) shall be remitted to the applicable Governmental Authority and (ii) shall be treated for all purposes of this Agreement as having been paid to the Person in respect of which such deduction and withholding was made.
3.08 Dividends. If the Closing Date occurs after the record date for a cash dividend declared by the Company pursuant to Section 6.01(a) that is payable to holders of Shares as of the record date and prior to the payment date of such dividend (the “Final Dividend”), then the Surviving Company will pay or cause to be paid to such holders, out of the Payment Fund, the Final Dividend at the Effective Time.
ARTICLE IV

REPRESENTATIONS AND WARRANTIES OF THE COMPANY
Except (a) as set forth in the corresponding section or subsection(s) of the confidential disclosure letter prepared by the Company and delivered to Parent and Merger Sub in connection with the execution and delivery of this Agreement (the “Company Disclosure Letter”), subject to Section 10.13, or (b) as disclosed in any report, schedule, form, statement or other document (including all exhibits and other information incorporated by reference therein and all amendments and supplements thereto) filed with or furnished to (or incorporated by reference into such document) the SEC by the Company (collectively, the “SEC Documents”) at least one (1) Business Day prior to the date of this Agreement (but excluding any cautionary, predictive or forward-looking information in the “Risk Factors” or “Forward-Looking Statements” sections of such SEC Documents), the Company represents and warrants to Parent and Merger Sub as follows:
4.01 Organization and Qualification; Company Subsidiaries.
(a) The Company is a corporation duly organized, validly existing and in good standing under the Laws of the State of Delaware. The Company has all necessary power and authority to (i) conduct its business in the manner in which its business is currently being conducted, (ii) own, lease and use its assets, properties and rights in the manner in which its assets, properties and rights are currently owned, leased and used and (iii) perform its obligations under all Contracts by which it is bound, except, in each case, as has not had, and would not, individually or in the aggregate, reasonably be expected to have, a Material Adverse Effect.
(b) The Company is qualified or licensed to do business as a foreign entity, and is in good standing, in each jurisdiction where the nature of its business requires such qualification or licensing, except where the failure to be so qualified, licensed or in good standing (i) has not had, and would not, individually or in the aggregate, reasonably be expected to have, a Material Adverse Effect or (ii) has not, and would not, individually or in the aggregate, reasonably be expected to prevent, materially impede or materially delay the consummation of the Transactions, including the Merger, by the Company.
(c) Each Subsidiary of the Company (collectively, the “Company Subsidiaries” and each, a “Company Subsidiary”) is a corporation or other business entity duly incorporated or organized (as applicable), validly existing and in good standing (to the extent a concept of “good standing” is applicable) under the Laws of its jurisdiction of incorporation or organization and has full corporate or other organizational power and authority required to own, lease or operate, as appropriate, the assets, rights and properties that it purports to own, lease and operate and to carry on its business as now conducted, and is qualified to do business in each jurisdiction where such qualification is necessary, except, in each case, where any failure thereof (i) has not had, and would not, individually or in the aggregate, reasonably be expected to have, a Material Adverse Effect or (ii) has not, and would not, individually or in the aggregate, reasonably be expected to prevent, materially impede or materially delay the consummation of the Transactions, including the Merger, by the Company. All outstanding shares of capital stock or voting securities of, or other equity interests in, each Company Subsidiary have been duly authorized and validly issued and are fully paid and nonassessable and all such shares of capital stock, voting securities or other equity interests owned by the Company or a Company Subsidiary are owned by the Company or by such Company Subsidiary, free and clear of all Liens other than Permitted Liens or restrictions imposed by applicable securities laws or the organizational documents of any such Company Subsidiary.
(d) None of the Company or the Company Subsidiaries is in violation of any provision of its respective organizational documents, except for violations that would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.
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4.02 Capitalization.
(a) The authorized capital stock of the Company consists of (i) 200,000,000 shares of Company Common Stock, of which 138,111,503 shares of Company Common Stock have been issued and are outstanding as of the close of business on February 13, 2026 (the “Capitalization Date”), and (ii) 1,000,000 shares of preferred stock, par value $0.0001 per share, of which (A) 300,000 shares have been designated as 5.75% Series A Cumulative Perpetual Convertible Preferred Stock (the “Company Series A Preferred Stock”), (B) 300,000 shares have been designated as 4.75% Series B Cumulative Perpetual Preferred Stock (the “Company Series B Preferred Stock”) and (C) 200,000 shares have been designated as 6.00% Series C Cumulative Perpetual Preferred Stock (the “Company Series C Preferred Stock”) as of the close of business on the Capitalization Date. As of the close of business on the Capitalization Date, there were (i) 13,717,410 Shares reserved for issuance upon conversion of the Company Series A Preferred Stock, (ii) 13,043,478 Shares reserved for issuance upon exercise of the Company Series B Warrants, (iii) 12,338,062 Shares reserved for issuance upon exercise of the Company Series C Warrants and (iv) no Shares held in treasury or owned by the Company or any Company Subsidiary. All of the outstanding Shares have been duly authorized and validly issued and are fully paid and nonassessable and have not been issued in violation of, and are not subject to, any preemptive or subscription rights, rights of first refusal, purchase option, call option or similar rights.
(b) (i) No outstanding Share is entitled or subject to any right of repurchase or forfeiture, right of participation, right of maintenance or any similar right, (ii) no outstanding bond, debenture, note or other indebtedness of the Company or any Company Subsidiary has a right to vote on any matter on which stockholders of the Company have a right to vote and (iii) no Contract of the Company or any Company Subsidiary relates to the voting or registration of, or restricts any Person from purchasing, selling, pledging or otherwise disposing of (or from granting any option or similar right with respect to), any Share. The outstanding Shares have been granted or issued in compliance in all material respects with all applicable federal securities Laws, all applicable foreign Laws and all applicable Blue Sky Laws. None of the Company or any Company Subsidiary is under any obligation, nor is it bound by any Contract pursuant to which it may become obligated, to repurchase, redeem or otherwise acquire any outstanding Shares. The Company Common Stock constitutes the only outstanding class of equity securities of the Company registered under the Securities Act.
(c) As of the close of business on the Capitalization Date, 4,391,266 Shares were reserved for future issuance pursuant to awards outstanding under the Company Stock Plan, including (i) 1,258,780 Shares reserved for issuance pursuant to outstanding Company RSUs and (ii) 3,132,486 Shares reserved for issuance pursuant to outstanding Company PSUs (assuming any performance-based conditions are fully satisfied at target performance levels). Each Company Equity Award was issued in compliance in all material respects with applicable Law. Other than the Company Equity Awards, there is no issued, reserved for issuance, outstanding or authorized stock option, restricted stock unit award, restricted stock award, stock appreciation, phantom stock or phantom units, profits interest, profit participation or similar right, or equity or equity-based award with respect to the Company or any Company Subsidiary to which the Company or any Company Subsidiary is a party or by which the Company or any Company Subsidiary is otherwise bound.
(d) Other than the Company Warrants and the Company Equity Awards and except as described in Section 4.02(a), as of the close of business on the Capitalization Date, there is no: (i) outstanding share of capital stock or other equity or ownership interest in the Company; (ii) outstanding subscription, option, call, warrant, right (whether or not currently exercisable), agreement or commitment of any character to acquire any share of capital stock or other equity interest, restricted stock unit, stock-based performance unit or any other right that is linked to, or the value of which is in any way based on or derived from the value of any equity securities of the Company, in each case, issued by the Company or to which the Company or any Company Subsidiary is bound, other than call or put rights in the organizational documents of Company Subsidiaries or joint venture or other partnership agreements by which the Company or a Company Subsidiary is bound, in each case, entered into in the ordinary course of business; (iii) outstanding security, instrument, bond, debenture, note or obligation that is or may become convertible into or exchangeable for any share of capital stock or other equity securities of the Company or any Company Subsidiary; or (iv) rights plan (or similar plan commonly referred to as a “poison pill”) or Contract under which the Company or any Company Subsidiary is or may become obligated to sell or otherwise issue any share of its capital stock or any other equity security. Other than the Voting Agreements, none of the
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Company or any Company Subsidiary is a party to any stockholders’ agreement, proxy, voting trust agreement or registration rights agreement or similar agreements, arrangements or commitments relating to any equity securities of the Company or any other Contract relating to disposition, pledges, voting or dividends with respect to any equity securities of the Company.
4.03 Authority; Binding Nature of Agreement. The Company has the necessary corporate power and authority to enter into, and to perform its obligations under, this Agreement and to consummate the Transactions (but, in the case of the consummation of the Merger, subject to the receipt of the Company Stockholder Approvals). Except for obtaining the Company Stockholder Approvals, no other corporate action on the part of the Company is necessary to authorize the execution, delivery and performance by the Company of this Agreement and the consummation by it of the Transactions. The Special Committee, at a meeting duly called and held on or prior to the date of this Agreement, has unanimously (i) determined that this Agreement and the Transactions, including the Merger, upon the terms and subject to the conditions set forth herein, are advisable and in the best interests of the Company and its Public Stockholders, (ii) determined that this Agreement and the Transactions are fair to, and in the best interest of, the “unaffiliated security holders” (as such term is defined under the Exchange Act) of the Company, (iii) approved and declared advisable this Agreement and the Transactions, including the Merger and (iv) made the Special Committee Recommendation. The Board, at a meeting duly called and held on or prior to the date of this Agreement, acting upon the Special Committee Recommendation, (i) determined and declared this Agreement and the Transactions, including the Merger, upon the terms and subject to the conditions set forth herein, to be advisable, fair to the “unaffiliated security holders” (as such term is defined under the Exchange Act) of the Company and in the best interests of the Company and its stockholders, including the Public Stockholders, (ii) approved and declared advisable this Agreement and the Transactions, including the Merger, (iii) authorized and approved the execution, delivery and performance by the Company of this Agreement and the consummation of the Transactions upon the terms and subject to the conditions set forth herein and (iv) made the Board Recommendation. The Special Committee Recommendation and Board Recommendation have not, as of the date of this Agreement, been subsequently rescinded, modified or withdrawn in any way. This Agreement has been duly executed and delivered by the Company and, assuming due execution and delivery by the other parties hereto, constitutes the valid and binding agreement of the Company, enforceable against the Company in accordance with its terms subject to the Enforceability Exceptions.
4.04 No Conflict; Required Filings and Consents.
(a) The execution and delivery of this Agreement by the Company do not, and the performance of this Agreement by the Company and the consummation by the Company of the Transactions will not, (i) assuming the Company Stockholder Approvals have been obtained, conflict with or violate (A) the Company Charter or the Company Bylaws or (B) any similar organizational documents of any Company Subsidiary, (ii) assuming that all consents, approvals and other authorizations described in Section 4.04(b) have been obtained and that all filings and other actions described in Section 4.04(b) have been made or taken and the Company Stockholder Approvals have been obtained, conflict with or violate any Law applicable to the Company or any Company Subsidiary or by which any property, right or asset of the Company or any Company Subsidiary is bound or (iii) result in any breach or violation of or constitute a default (or an event which, with or without notice or lapse of time or both, would become a default) by the Company or any Company Subsidiary under, or give to any Person any right of termination, amendment, acceleration or cancellation of, or result in the loss of any benefit under, or the creation of any Lien (other than Permitted Liens) on the properties or assets of the Company or any Company Subsidiary pursuant to, any Contract to which the Company or any Company Subsidiary is a party or by which the Company or any Company Subsidiary or their respective properties, rights or assets is bound, except, with respect to each of the foregoing clauses (i)(B), (ii) and (iii), for any such conflict, violation, breach, default or other occurrence that would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect or materially delay, materially impede or prevent the consummation of the Transactions, including the Merger, by the Company.
(b) The execution and delivery of this Agreement by the Company do not, and the performance of this Agreement by the Company and the consummation by the Company of the Transactions will not, require any consent, approval, authorization or permit of, filing or registration with, notification or report to, or expiration of waiting periods from, any Governmental Authority, except for (i) compliance with the applicable requirements, if any, of the Securities Act, (ii) compliance with the applicable requirements of the Exchange Act, including the filing with the SEC of the Proxy Statement and the Schedule 13E-3, (iii) any filing required under the rules and regulations of NYSE, (iv) the filing of the Certificate of Merger with the Secretary of State of the State of Delaware pursuant to the DGCL, (v) the Required Regulatory Approvals, (vi) such other items as may be required solely by
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reason of the participation of Parent, Merger Sub or any of their respective Affiliates (as opposed to any other Person) in the Transactions and (vii) any other consent, approval, order, authorization, authority, transfer, waiver, disclaimer, registration, declaration or filing, which, in each case, if not obtained or made would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect or materially delay, materially impede or prevent the consummation of the Transactions, including the Merger, by the Company.
4.05 Vote Required. (a) The affirmative vote of the holders of a majority of the outstanding voting power of (i) the Company Common Stock, (ii) the Company Series A Preferred Stock (on an as-converted basis), (iii) the Company Series B Preferred Stock (based on the number of Company Series B Warrants outstanding and in accordance with the Series B Certificate of Designations) and (iv) the Company Series C Preferred Stock (based on the number of Company Series C Warrants outstanding and in accordance with the Series C Certificate of Designations), in each case, entitled to vote on the proposal to adopt this Agreement, voting as a single class, and (b) the affirmative vote of a majority of the votes cast by the equityholders of the Company entitled to vote on the proposal to adopt this Agreement, excluding the Security Holders and their respective Affiliates (the requisite votes described in the preceding clauses (a) and (b), together, the “Company Stockholder Approvals”) are the only votes of the holders of any class or series of the Company’s capital stock necessary to adopt this Agreement and approve the consummation of the Transactions. For purposes of this Section 4.05, the term “Security Holders” shall also include each immediate family member (as defined in Item 404 of Regulation S-K under the Securities Act) of any Security Holder and any trust or other entity (other than the Company or any Company Subsidiaries) in which any Security Holder or any such immediate family member thereof holds (or in which more than one of such individuals collectively hold), beneficially or otherwise, a voting, proprietary, equity or other financial interest.
4.06 Anti-Takeover Provisions. The Board has taken all necessary actions so that the restrictions on business combinations set forth in Section 203 of the DGCL, any similar applicable “anti-takeover” Law and in the organizational documents of the Company are not applicable to this Agreement and the Transactions, including the Merger, the Voting Agreements and the Rollover Agreements. No (i) other “business combination”, “control share acquisition”, “fair price”, “moratorium” or other anti-takeover Laws (each, a “Takeover Law”), (ii) stockholder rights agreement, “poison pill” or similar anti-takeover agreement or (iii) restrictions in any comparable anti-takeover provision in the organizational documents of the Company or any Company Subsidiary applies or will apply with respect to this Agreement or the Transactions, including the Merger.
4.07 Financial Statements; Internal Controls.
(a) The Company has filed or furnished (or caused to be filed or furnished by any Company Subsidiary, as applicable) on a timely basis all SEC Documents required to be filed with or furnished to the SEC by the Company or any Company Subsidiary since the Reference Date (the “SEC Reports”). As of their respective dates, the SEC Reports complied in all material respects with the requirements of the Securities Act, the Exchange Act or the Sarbanes-Oxley Act of 2002, as the case may be, and the rules and regulations of the SEC promulgated thereunder and applicable to such SEC Reports or the Company or any Company Subsidiary and, except to the extent that information in such SEC Report has been revised, amended, modified or superseded (prior to the date of this Agreement) by a later-filed SEC Report, none of the SEC Reports, when filed or furnished, contained (or, with respect to SEC Reports filed or furnished after the date of this Agreement, will contain) any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading; provided, however, in each case, that no representation is made as to the accuracy of any financial projection or forward-looking statement or the completeness of any information furnished by the Company to the SEC solely for the purposes of complying with Regulation FD promulgated under the Exchange Act.
(b) The consolidated financial statements (including related notes and schedules) of the Company contained or incorporated by reference in the SEC Reports (the “Financial Statements”): (i) complied as to form in all material respects with the applicable accounting requirements and the published rules and regulations of the SEC applicable thereto in effect at the time of such filing with the SEC; (ii) were prepared in accordance with GAAP applied on a consistent basis throughout the periods covered thereby (except as may be expressly indicated in the notes to such financial statements or as permitted by Regulation S-X, or, in the case of unaudited financial statements, as permitted by Form 10-Q under the Exchange Act); and (iii) fairly present, in all material respects, the consolidated financial position of the Company and its consolidated Subsidiaries as of the respective dates thereof and the consolidated statements of operations, consolidated statements of comprehensive (loss) income, consolidated statements of equity and consolidated statements of cash flows of the Company and its consolidated
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Subsidiaries for the periods covered thereby (subject, in the case of unaudited financial statements, to normal year-end adjustments and the absence of notes, the effect of which would not, individually or in the aggregate, be material to the Company and the Company Subsidiaries, taken as a whole).
(c) The Company maintains, and at all times since the Reference Date has maintained, a system of internal controls over financial reporting (within the meaning of Rules 13a-15(f) and 15d-15(f) promulgated under the Exchange Act) that comply with the requirements of the Exchange Act and have been designed to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with GAAP, and includes those policies and procedures that: (i) pertain to the maintenance of records that in reasonable detail accurately and fairly reflect the transactions and dispositions of the assets of the Company and the Company Subsidiaries; (ii) provide reasonable assurance that transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP and that receipts and expenditures are being made only in accordance with authorizations of management and the Board; and (iii) provide reasonable assurance regarding prevention or timely detection of unauthorized acquisition, use or disposition of the assets of the Company and the Company Subsidiaries that could have a material effect on the consolidated financial statements of the Company. Since the Reference Date, none of the Company, the Board or the audit committee of the Board or, to the Knowledge of the Company, the Company’s independent registered accounting firm, has identified or been made aware of any: (A) significant deficiency or material weakness in the design or operation of internal control over financial reporting utilized by the Company or (B) illegal act or fraud, whether or not material, that involves the management or other employees of the Company who have a significant role in internal controls over financial reporting of the Company and the Company Subsidiaries. For purposes of this Agreement, the terms “significant deficiency” and “material weakness” have the meanings assigned to such terms in Auditing Standard No. 5 of the Public Company Accounting Oversight Board, as in effect on the date of this Agreement.
(d) The Company maintains disclosure controls and procedures and internal control over financial reporting required by Rule 13a-15 or 15d-15 promulgated under the Exchange Act that are designed to ensure that all information required to be disclosed in the reports that the Company files or submits under the Exchange Act is recorded, processed, summarized and reported within the time periods specified in the rules and forms of the SEC and that all such information is accumulated and communicated to the Company’s management as appropriate to allow timely decisions regarding required disclosure and to enable each of the principal executive officer of the Company and the principal financial officer of the Company to make the certifications required under the Exchange Act with respect to such reports. The Company and the Company Subsidiaries have carried out all evaluations of the effectiveness of their disclosure controls and procedures as required by Rule 13a-15 of the Exchange Act.
(e) None of the Company or any Company Subsidiary has any liabilities (whether accrued, absolute, determined, contingent or otherwise and whether due or to become due), except liabilities (i) as disclosed, reflected or reserved against in the consolidated balance sheet (or the notes thereto) of the Company as of September 30, 2025 included in the SEC Documents, (ii) incurred after September 30, 2025 in the ordinary course of business, (iii) as contemplated by this Agreement or otherwise incurred in connection with the Transactions or (iv) as have not had, and would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. Neither the Company nor any Company Subsidiary is a party to, or has a binding commitment to become a party to, any off-balance sheet partnership or any similar Contract or any “off-balance sheet arrangements” (as defined in Item 303(a) of Regulation S-K of the SEC), which has not been disclosed or described in the SEC Reports pursuant to Regulation S-K, except where the failure to so disclose or describe such partnership, Contract or arrangement has not had, and would not, individually or in the aggregate, reasonably be expected to have, a Material Adverse Effect.
(f) As of the date of this Agreement, there is no outstanding or unresolved comment in any comment letter received from the SEC with respect to the SEC Reports. To the Knowledge of the Company, none of the SEC Reports is the subject of ongoing SEC review and there is no inquiry or investigation by the SEC, or any internal investigation pending or threatened, in each case, regarding any accounting practice of the Company. As of the date of this Agreement, the Company is in compliance in all material respects with the applicable listing and corporate governance requirements of the New York Stock Exchange.
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4.08 Absence of Certain Changes or Events.
(a) Since September 30, 2025 and through the date of this Agreement, there has not been any change, development or effect that has had a Material Adverse Effect.
(b) Except as contemplated by this Agreement, from September 30, 2025 through the date of this Agreement, the Company and the Company Subsidiaries have operated their respective businesses in all material respects in the ordinary course of business (except for discussions, negotiations and transactions related to this Agreement).
4.09 Compliance with Laws. The Company and the Company Subsidiaries have each been, since the Reference Date, in compliance with all applicable Laws, except where the failure to be in compliance has not had, and would not, individually or in the aggregate, reasonably be expected to have, a Material Adverse Effect or materially delay, materially impede or prevent the consummation of the Transactions, including the Merger, by the Company.
4.10 Legal Proceedings; Orders.
(a) There is currently not, and since the Reference Date there has not been, any Action pending or, to the Knowledge of the Company, threatened in writing against the Company or any Company Subsidiary, or any property, right or asset of the Company or any Company Subsidiary, or against the Company or any Company Subsidiary primarily arising from the business of the Company or any Company Subsidiary, other than any Action that has not had, or would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect or materially delay, materially impede or prevent the consummation of the Transactions, including the Merger, by the Company.
(b) As of the date of this Agreement there is no Order to which the Company or any Company Subsidiary is subject that has had, or would, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect or materially delay, materially impede or prevent the consummation of the Transactions, including the Merger, by the Company.
4.11 Intellectual Property.
(a) Section 4.11(a) of the Company Disclosure Letter sets forth a true and complete list, as of the date of this Agreement, of (i) issued patents and pending patent applications, (ii) registered trademarks and pending applications for registration of trademarks, (iii) registered copyrights and (iv) registered Internet domain names, in each case that are owned by the Company and the Company Subsidiaries (the “Company-Registered IP”). The Company and the Company Subsidiaries exclusively own the material Company-Owned IP free and clear of all Liens, except for Permitted Liens. Except as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect, to the Knowledge of the Company, the Company-Registered IP is subsisting and all issued or registered Company-Registered IP is valid and enforceable.
(b) Except as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect, to the Knowledge of the Company, (i) the conduct of the Company and the Company Subsidiaries’ respective businesses as currently conducted does not infringe, misappropriate, dilute, or otherwise violate any Person’s Intellectual Property in any material respect, (ii) there is no claim of infringement, misappropriation, dilution or other violation of any Person’s Intellectual Property pending or overtly threatened in writing by or against the Company or a Company Subsidiary and (iii) no Person is infringing, misappropriating, diluting or otherwise violating any Company-Owned IP.
(c) Except as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect, to the Knowledge of the Company, the Company and the Company Subsidiaries have taken commercially reasonable measures to protect the confidentiality of the trade secrets owned by the Company and the Company Subsidiaries.
4.12 Data Privacy.
(a) Except as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect, to the Knowledge of the Company, (i) the Company and the Company Subsidiaries are, and since the Reference Date have been, in compliance with applicable Laws concerning the privacy of personal information and (ii) since the Reference Date, the Company and the Company Subsidiaries have not experienced any material
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data security breach that resulted in the unauthorized access, disclosure or exfiltration of personal information of consumers, including any such breach that required notice to affected consumers under such applicable Laws, and the information technology systems of the Company and the Company Subsidiaries are free of material Malware.
(b) Except as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect, the Company and the Company Subsidiaries have commercially reasonable procedures and safeguards in place designed to maintain compliance with applicable Laws concerning the privacy of personal information of consumers.
(c) Except as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect, since the Reference Date, neither the Company nor any Company Subsidiary has received any written notice or complaint from any Governmental Authority, and no Action has been asserted or is pending against the Company or a Company Subsidiary, alleging a violation of any applicable Laws concerning the privacy of personal information of consumers.
4.13 Environmental Matters. Except where the failure to be in compliance would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect, (a) the Company and the Company Subsidiaries have each been, since the Reference Date, in compliance with all applicable Environmental Laws, including possessing and complying with all permits required thereunder, (b) there is currently not, and since the Reference Date there has not been, any Action pending or, to the Knowledge of the Company, threatened in writing against the Company or any Company Subsidiary under or pursuant to any Environmental Law and (c) none of the Company or any Company Subsidiary is conducting or funding any remedial action pursuant to Environmental Law to address a release of hazardous substances by the Company and, to the Knowledge of the Company, there have been no releases of hazardous substances at any Company Owned Property or any Company Leased Property.
4.14 Real and Personal Property.
(a) Other than the Investment Property, and except as has not had, and would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect, (i) the Company or a Company Subsidiary has a good and valid fee simple interest in and to the real property they own for their own business purposes (the “Company Owned Property”), free and clear of all Liens (other than Permitted Liens), and (ii) neither the Company nor any Company Subsidiary has leased, licensed or granted any third party the right to use or occupy the Company Owned Property or any portion thereof.
(b) Other than the Investment Property, and except as has not had, and would not, individually or in the aggregate, reasonably be expected to have, a Material Adverse Effect, (i) the Company or a Company Subsidiary has a good and valid leasehold, subleasehold or licensee interest in each lease, sublease, license or other occupancy agreement under which the Company or any Company Subsidiary uses or occupies, or has the right to use or occupy, any real property for their own business purposes (the “Company Leased Property”, and any such lease, sublease, license or other occupancy agreement, a “Company Lease”), free and clear of all Liens (other than Permitted Liens), (ii) each Company Lease is in full force and effect and is a valid and binding obligation of the Company or a Company Subsidiary and, to the Knowledge of the Company, each other party thereto, and (iii) neither the Company nor any Company Subsidiary is in default of any provision of any Company Lease.
(c) Other than in connection with the Investment Property, except as has not had, and would not, individually or in the aggregate, reasonably be expected to have, a Material Adverse Effect, the Company or a Company Subsidiary owns and has good and marketable title to, or in the case of assets purported to be leased by the Company or a Company Subsidiary, leases and has valid leasehold interests in, each of the material tangible assets used by the Company or any Company Subsidiary for their own business purposes, free and clear of all Liens (other than Permitted Liens).
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4.15 Contracts.
(a) The Company has made available, or has caused the Company Subsidiaries to make available, to Parent a true, correct and complete copy, as of the date of this Agreement, of each Material Contract. For purposes of this Agreement, “Material Contract” means any Contract (but excluding any Company Plan, Collective Bargaining Agreement or Company Leases or leases, subleases or licenses of Investment Properties) to which the Company or any Company Subsidiary is a party or by which the Company or any Company Subsidiary or any of their respective properties or assets is bound that:
(i) is filed as an exhibit to the Company’s Annual Report on Form 10-K or is otherwise a “material contract” (as such term is defined in Item 601(b)(10) of Regulation S-K under the Securities Act);
(ii) provides for indebtedness for borrowed money of the Company or any Company Subsidiary in which the Company’s or any Company Subsidiary’s share of the outstanding or committed amount of such indebtedness is in excess of $50,000,000, other than (A) indebtedness solely between or among any of the Company and the Company Subsidiaries, (B) equipment financing arrangements, capital leases or other similar instruments issued, made or entered into in the ordinary course of business or (C) letters of credit, bank guarantees, security or performance bonds or similar credit support instruments, “bad boy” or non-recourse carveout guarantees, interest and carry guarantees, environmental indemnity agreements or guarantees, repayment guarantees, overdraft facilities or cash management programs, in each case issued, made or entered into in the ordinary course of business;
(iii) relates to the acquisition or disposition of any business, assets or properties (whether by merger, sale of stock, sale of assets or otherwise) for aggregate consideration under such Contract in excess of $50,000,000 pursuant to which any earn-out, indemnification or deferred or contingent payment obligations remain outstanding that would reasonably be expected to involve payments by or to the Company or any Company Subsidiary of more than $10,000,000 after the date hereof, excluding (x) acquisitions or dispositions in the ordinary course of business or (y) acquisitions or dispositions of assets that are obsolete, worn out, surplus or no longer used or useful in the conduct of business of the Company or the Company Subsidiaries; or
(iv) contains provisions that prohibit in a material respect the Company or any of the Company Subsidiaries from competing in or conducting any line of business or grants a right of exclusivity to any Person that prevents the Company or any Company Subsidiary from entering any geographic territory, other than (A) Contracts that can be terminated (including such restrictive provisions) by the Company or any of the Company Subsidiaries on less than one hundred eighty (180) days’ notice without payment by the Company or any of the Company Subsidiaries of any material penalty and (B) license agreements for Intellectual Property limiting the Company’s and any Company Subsidiary’s use of such Intellectual Property to specified fields of use.
(b) Except with respect to any Contract that has expired in accordance with its terms or been terminated, restated or replaced, (i) each Material Contract is valid and binding on the Company and any of the Company Subsidiaries to the extent such Person is a party thereto, as applicable, and to the Knowledge of the Company, each other party thereto, and, subject to the Enforceability Exceptions, is in full force and effect, except where the failure to be valid, binding or in full force and effect would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect, (ii) the Company and each of the Company Subsidiaries, as applicable, and, to the Knowledge of the Company, any other party thereto, have performed all obligations required to be performed by it under each Material Contract, except where such nonperformance would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect, (iii) neither the Company nor any of the Company Subsidiaries have received written notice of the existence of any breach or default on the part of the Company or any of the Company Subsidiaries under any Material Contract, except where such breach or default would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect and (iv) to the Knowledge of the Company, the counterparty under such Material Contract is not in breach or default thereof, except, in each case, as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. Since September 30, 2025, neither the Company nor any Company Subsidiary has received any written notice from or on behalf of any party to a Material Contract stating that such party intends to terminate, or not renew, any Material Contract with such party, except as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.
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4.16 Insurance. Except as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect, the Company and the Company Subsidiaries have all policies of insurance covering the Company and the Company Subsidiaries and any of their respective employees, properties or assets, that are customarily carried by Persons of similar size and conducting business similar to that of the Company and the Company Subsidiaries. Except as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect, (a) all insurance policies of the Company and the Company Subsidiaries are in full force and effect, except for any expiration thereof in accordance with the terms thereof, (b) all premiums due under such insurance policies have been paid, (c) neither the Company nor any of the Company Subsidiaries is in default under any such insurance policy and (d) no written notice of cancelation, termination, non-renewal or material modification in coverage has been received with respect to any such insurance policy.
4.17 Tax Matters. Except as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect:
(a) The Company and each Company Subsidiary has timely filed (taking into account valid extensions) all Tax Returns required to be filed by it and all such Tax Returns are true, correct and complete.
(b) The Company and each Company Subsidiary has paid, or has adequately reserved for the payment of, all Taxes that are required to be paid by it.
(c) Neither the Company nor any Company Subsidiary has waived any statute of limitations in respect of Taxes or agreed to any extension of time with respect to an assessment, collection or deficiency for Taxes (other than pursuant to extensions of time to file Tax Returns obtained in the ordinary course).
(d) No audits or other examinations with respect to Taxes of the Company or any Company Subsidiary are presently in progress.
(e) Neither the Company nor any Company Subsidiary has been informed in writing by any jurisdiction in which it currently does not file Tax Returns that such jurisdiction believes that the Company or such Company Subsidiary was required to file any Tax Return in such jurisdiction.
(f) Neither the Company nor any Company Subsidiary will be required to include any material item of income in, or exclude any material item of deduction from, taxable income for any taxable period (or portion thereof) beginning after the Closing Date as a result of any (i) change in method of accounting for a taxable period ending on or prior to the Closing Date, (ii) “closing agreement” as described in Section 7121 of the Code (or any corresponding or similar provision of state, local or non-U.S. Law) executed on or prior to the Closing Date, (iii) intercompany transaction or excess loss account described in Treasury Regulations under Section 1502 of the Code (or any corresponding or similar provision of state, local or non-U.S. Law), (iv) installment sale or open transaction disposition made on or prior to the Closing Date or (v) deferred revenue or prepaid or deposit amount received on or prior to the Closing Date.
(g) Neither the Company nor any Company Subsidiary is a party to, or bound by, or has any obligation under, or any liability with respect to, any Tax sharing Contract other than (i) Contracts solely among the Company and the Company Subsidiaries and (ii) customary Tax indemnification provisions in any Contract the primary purpose of which does not relate to Taxes.
(h) Neither the Company nor any Company Subsidiary has any liability for the Taxes of any other Person pursuant to Treasury Regulations Section 1.1502-6 (or any similar provisions of state, local or foreign Law), by reason of having been a member of an affiliated, consolidated, combined, unitary, group relief or similar Tax group, as a transferee or successor.
(i) During the two-year period ending on the date of this Agreement, neither the Company nor any Company Subsidiary has been party to a transaction intended to qualify under Section 355 of the Code.
(j) Neither the Company nor any Company Subsidiary has participated in any “listed transaction” within the meaning of Treasury Regulations Section 1.6011-4(b)(2).
4.18 Employee Benefits.
(a) Section 4.18(a) of the Company Disclosure Letter contains a true and complete list, as of the date of this Agreement, of each material Company Plan. With respect to each material Company Plan, the Company has made available to Parent true and complete copies (to the extent applicable) of (i) the plan document or a written
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description thereof (or, if appropriate, a form thereof), including any amendments thereto, (ii) the most recent annual report on Form 5500 filed with the Internal Revenue Service and the most recent actuarial valuation or similar report and (iii) each insurance or group annuity contract or other funding vehicle.
(b) Each Company Plan has been administered in compliance with its terms and applicable Laws, including ERISA and the Code, as applicable, other than instances of noncompliance that would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. Except as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect, each Company Plan intended to be “qualified” within the meaning of Section 401(a) of the Code has received a favorable determination letter (or is entitled to rely on a favorable opinion letter, as applicable) from the Internal Revenue Service, and to the Knowledge of the Company, there are no existing circumstances or any events that have occurred that would reasonably be expected to cause the loss of any such qualification status.
(c) There are no pending, or to the Knowledge of the Company, threatened claims (other than routine claims for benefits) by, on behalf of or against any Company Plan and no audit or other proceeding by a Governmental Authority is pending, or to the Knowledge of the Company, threatened with respect to any Company Plan, in each case, except as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.
(d) Neither the Company nor any of its Affiliates maintains, sponsors or contributes to any (i) pension plan that is subject to Title IV of ERISA or Section 412 of the Code or (ii) “multiemployer plan” (as defined in Sections 3(37) or 4001(a)(3) of ERISA).
(e) No Company Plan provides benefits or coverage in the nature of health, life or disability insurance following retirement, other than benefits or coverage (i) required to be provided under Part 6 of Title I of ERISA or Section 4980(B)(f) of the Code or any other applicable Law or (ii) the full cost of which is borne by the recipient (or any of their beneficiaries).
(f) Except as set forth in this Agreement, the consummation of the Merger will not, either alone or in combination with another event, (i) accelerate the time of payment or vesting, or increase the amount, of compensation due to any director, officer or employee of the Company or any Company Subsidiary under any Company Plan, (ii) cause the Company to transfer or set aside any assets to fund any benefits under any material Company Plan, (iii) limit or restrict the right to amend, terminate or transfer the assets of any material Company Plan at or following the Effective Time or (iv) give rise to any “excess parachute payment” as defined in Section 280G of the Code. No director or employee of the Company or any Company Subsidiary is entitled to receive any additional payment (including any Tax gross-up or other payment) from the Company or any Company Subsidiary as a result of the imposition of the excise taxes required by Section 4999 of the Code or any Taxes required by Section 409A of the Code.
4.19 Labor Matters.
(a) As of the date hereof, none of the Company or any of the Company Subsidiaries is a party to a collective bargaining agreement, agreement with any works council or similar labor Contract (collectively, “Collective Bargaining Agreements”), nor is any such representation matter pending or, to the Knowledge of the Company, threatened in writing. Except as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect, there is no pending or, to the Knowledge of the Company, threatened labor strike, lockout, slowdown or work stoppage by or with respect to the employees of the Company or any Company Subsidiary.
(b) The Company and each Company Subsidiary is, and has been since the Reference Date, in compliance with all applicable Laws relating to labor and employment matters, including authorization to work in the United States, occupational safety and health standards, terms and conditions of employment, payment of wages (including overtime), classification of service providers (as exempt or non-exempt employees, and as employees or independent contractors), employment equality, human rights, pay equity, employment discrimination, Worker Adjustment and Retraining Notification Act matters and workers’ compensation, in each case, except as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.
4.20 Opinion of Financial Advisor. The Special Committee (in such capacity) has received the opinion of Moelis & Company LLC (the “Financial Advisor”) as the financial advisor to the Special Committee to the effect that, as of the date of such opinion and based upon and subject to the various assumptions made, procedures followed, matters considered, and qualifications and limitations set forth therein, the Merger Consideration to be received by the holders
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of Shares (other than the Equity Investor and the Rollover Stockholders and their respective affiliates, any affiliates of the Company and any holders of Excluded Shares or Dissenting Shares) pursuant to this Agreement is fair, from a financial point of view, to such holders. The Company shall provide a copy of such written opinion to Parent solely for informational purposes promptly following the execution of this Agreement.
4.21 Brokers. Except for the Financial Advisor, no broker, finder, investment banker, financial advisor or other Person is entitled to any brokerage, finder’s or other similar fee or commission, or the reimbursement of expenses in connection therewith, in connection with the Transactions based upon arrangements made by or on behalf of the Company or any Company Subsidiary.
4.22 Information Supplied. None of the information supplied or to be supplied in writing by or on behalf of the Company or any Company Subsidiary for inclusion or incorporation by reference in the Proxy Statement or the Schedule 13E-3 will, on the date the Proxy Statement and the Schedule 13E-3 are first mailed (including by electronic delivery if permitted) to stockholders of the Company or at the time of the Stockholders Meeting (as applicable), contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. Notwithstanding the foregoing sentence, no representation or warranty is made by the Company with respect to any information or statement made or incorporated by reference in the Proxy Statement or the Schedule 13E-3 that was not supplied by or on behalf of the Company or any Company Subsidiary for use therein, including information supplied by or on behalf of Parent, Merger Sub or any of their respective Representatives (in such capacity).
4.23 Compliance with Anti-Corruption and Anti-Money Laundering Laws; Sanctions.
(a) Except as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect, since the Reference Date, none of the Company, the Company Subsidiaries, any of their respective directors, officers or employees, or, to the Knowledge of the Company, any third party authorized to act on behalf of the Company or any Company Subsidiary acting in relation to the Company or any Company Subsidiary business, has (i) been a Sanctioned Person, (ii) violated any applicable Sanctions Law, applicable Anti-Corruption Law or any rule or regulation promulgated thereunder, applicable Anti-Money Laundering Law and any rule or regulation promulgated thereunder, or any applicable Law of similar effect, or (iii) has, in violation of any applicable Anti-Corruption Law: (A) directly or indirectly paid, offered, or promised to make or offer any corrupt contribution, gift, entertainment or other expense, (B) made, offered or promised to make or offer any corrupt payment, loan, or transfer of anything of value, including any reward, advantage or benefit of any kind to or for the benefit of foreign or domestic governmental officials or employees, or to foreign or domestic political parties, candidates thereof or campaigns, (C) paid, offered or promised to make or offer any bribe, payoff, influence payment, kickback, rebate or other similar corrupt payment of any nature or (D) created or caused the creation of any false or inaccurate books and records of the Company or any Company Subsidiary related to any of the foregoing. The Company has established and maintains policies and procedures reasonably designed to promote and achieve compliance with any Anti-Corruption Laws, Anti-Money Laundering Laws and Sanctions Laws applicable to the Company and the Company Subsidiaries. There are no Anti-Corruption Laws-related, Anti-Money Laundering Laws-related or Sanctions Laws-related enforcement actions pending or, to the Knowledge of the Company, threatened against the Company or any Company Subsidiary or, to the Knowledge of the Company, any officer or director thereof by or before (or, in the case of a threatened matter, that would come before) any Governmental Authority.
(b) Within the five (5)-year period preceding the date of this Agreement, neither the Company nor any Company Subsidiary has received from any Governmental Authority any written notice or inquiry or made any voluntary or involuntary disclosure to a Governmental Authority related to any actual or potential violation of applicable Sanctions Laws, Anti-Money Laundering Laws or Anti-Corruption Laws.
4.24 No TID U.S. Business. Neither the Company nor any Company Subsidiary is a “TID U.S. Business” as defined in 31 C.F.R. § 800.248.
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4.25 No Other Representations or Warranties.
(a) Except for the representations and warranties of the Company expressly set forth in this Article IV, the Voting Agreements and in any instrument or other document delivered pursuant to this Agreement, the Company does not make any express or implied representation or warranty of any kind whatsoever, at Law or in equity, with respect to the Company or its Affiliates or their respective businesses, operations, assets, liabilities or condition (financial or otherwise).
(b) Notwithstanding anything to the contrary in this Agreement, the Company hereby acknowledges and agrees (on its own behalf and on behalf of the Company Related Parties) that, except for the representations and warranties of any of the Parent Related Parties expressly set forth in Article V, the Equity Commitment Letter, the Voting Agreements or in any instrument or other document delivered pursuant to or in connection with this Agreement, the Equity Commitment Letter or the Voting Agreements, (i) none of the Parent Related Parties makes, or has made, any representation or warranty and (ii) none of the Company Related Parties is relying on, or has relied on, any representation or warranty made, or information provided, by or on behalf of any Parent Related Party, in each case, in connection with this Agreement or the Transactions.
ARTICLE V

REPRESENTATIONS AND WARRANTIES OF PARENT AND MERGER SUB
Except as set forth in the corresponding section or subsection(s) of the confidential disclosure letter prepared by Parent and delivered to the Company in connection with the execution and delivery of this Agreement (the “Parent Disclosure Letter”), subject to Section 10.13, Parent and Merger Sub, jointly and severally, represent and warrant to the Company as follows:
5.01 Organization and Qualification. Each of Parent and Merger Sub is duly organized, validly existing and in good standing under the Laws of the State of Delaware and has all necessary power and authority to (i) conduct its business in the manner in which its business is currently being conducted, (ii) own, lease and use its assets, properties and rights in the manner in which its assets, properties and rights are currently owned, leased and used and (iii) perform its obligations under all Contracts by which it is bound, except, in each case, as would not, individually or in the aggregate, reasonably be expected to have a Parent Material Adverse Effect. Each of Parent and Merger Sub is qualified or licensed to do business as a foreign entity, and is in good standing, in each jurisdiction where the nature of its business requires such qualification or licensing, except where the failure to be so qualified, licensed or in good standing would not, individually or in the aggregate, reasonably be expected to have a Parent Material Adverse Effect.
5.02 Organizational Documents. Parent has, prior to the date of this Agreement, made available to the Company true and complete copies of the organizational documents of Parent and Merger Sub, in each case as in effect as of the date of this Agreement. Such organizational documents are in full force and effect. Neither Parent nor Merger Sub is in violation of any of the provisions of its organizational documents, except such violations that would not, individually or in the aggregate, reasonably be expected to have a Parent Material Adverse Effect.
5.03 Authority; Binding Nature of Agreement. Each of Parent and Merger Sub has all necessary corporate power and authority to enter into, and to perform its obligations under, this Agreement and to consummate the Transactions. The execution, delivery and performance of this Agreement by Parent and Merger Sub and the consummation by Parent and Merger Sub of the Transactions have been duly and validly authorized by all necessary corporate action, and no other corporate proceedings on the part of either of Parent or Merger Sub are necessary to authorize this Agreement or to consummate the Transactions. This Agreement has been duly executed and delivered by Parent and Merger Sub and, assuming due execution and delivery by the Company, constitutes the valid and binding agreement of Parent and Merger Sub, enforceable against each of Parent and Merger Sub in accordance with its terms subject to the Enforceability Exceptions.
5.04 No Conflict; Required Filings and Consents.
(a) The execution and delivery of this Agreement by Parent and Merger Sub do not, and the performance of this Agreement by Parent and Merger Sub and the consummation by Parent and Merger Sub of the Transactions will not, (i) conflict with or violate the certificate of incorporation, bylaws and other charter and organizational documents of Parent and Merger Sub, (ii) assuming that all consents, approvals and other authorizations described in Section 5.04(b) have been obtained and that all filings and other actions described in Section 5.04(b) have been made or taken, conflict with or violate any Law applicable to Parent or Merger Sub or by which any property, right
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or asset of Parent or Merger Sub is bound or (iii) result in any breach or violation of or constitute a default (or an event which, with notice or lapse of time or both, would become a default) by Parent or Merger Sub under, or give to any Person any right of termination, amendment, acceleration or cancellation of, or result in the loss of any benefit under, or the creation of any Lien (other than Permitted Liens) on the properties or assets of Parent or Merger Sub pursuant to, any Contract to which Parent or Merger Sub is a party or by which Parent or Merger Sub or any of their respective properties, rights or assets is bound, except, with respect to each of the foregoing clauses (ii) and (iii), for any such conflict, violation, breach, default or other occurrence that would not, individually or in the aggregate, reasonably be expected to have a Parent Material Adverse Effect.
(b) The execution and delivery of this Agreement by Parent and Merger Sub do not, and the performance of this Agreement by Parent and Merger Sub and the consummation by Parent and Merger Sub of the Transactions will not, require any consent, approval, authorization or permit of, filing or registration with, notification or report to, or expiration of waiting periods from, any Governmental Authority, except for (i) compliance with the applicable requirements, if any, of the Securities Act, (ii) compliance with the applicable requirements of the Exchange Act, including the filing with the SEC of the Proxy Statement and the Schedule 13E-3, (iii) any filing required under the rules and regulations of NYSE, (iv) the filing of the Certificate of Merger with the Secretary of State of the State of Delaware pursuant to the DGCL, (v) the Required Regulatory Approvals, (vi) such other items as may be required solely by reason of the participation of the Company and its Affiliates (as opposed to any other Person) in the Transactions and (vii) any other consent, approval, order, authorization, authority, transfer, waiver, disclaimer, registration, declaration or filing, which, in each case, if not obtained or made would not, individually or in the aggregate, reasonably be expected to have a Parent Material Adverse Effect.
5.05 Legal Proceedings; Orders.
(a) There is no Action pending or, to the Knowledge of Parent, threatened in writing against Parent or Merger Sub, other than any Action that would not, individually or in the aggregate, reasonably be expected to have a Parent Material Adverse Effect.
(b) As of the date of this Agreement, there is no Order to which Parent or Merger Sub is subject that would, individually or in the aggregate, reasonably be expected to have a Parent Material Adverse Effect.
5.06 Operations of Parent and Merger Sub. Each of Parent and Merger Sub was formed solely for the purpose of engaging in the Transactions, and has engaged in no other business activities or operations other than as contemplated by this Agreement and matters ancillary thereto or related to the Transactions. There is no Contract pursuant to which any Person has any existing or contingent right to acquire any capital stock or other equity interests in Merger Sub. Merger Sub is a Wholly Owned Subsidiary of Parent. Parent has no Subsidiaries other than Merger Sub and does not own, directly or indirectly, any capital stock or other equity interests in any Person other than Merger Sub. All of the issued and outstanding shares of capital stock or other equity interests in Parent are, as of the date of this Agreement, and, immediately following the Effective Time, will be, owned by one or more of the Persons set forth in Section 5.06 of the Parent Disclosure Letter.
5.07 Equity Financing.
(a) Parent has delivered to the Company a true, complete and correct copy of the fully executed equity commitment letter (the “Equity Commitment Letter”), dated as of the date hereof, from Fairfax Financial Holdings Limited, a corporation organized under the Laws of Canada (the “Equity Investor”), pursuant to which the Equity Investor has agreed, upon the terms and subject only to the express conditions thereof, to contribute to or invest in Parent a maximum aggregate amount of $1,650,000,000 as set forth therein (the “Equity Financing”) and, immediately after the Equity Financing, Parent shall contribute and transfer to Merger Sub an amount of cash equal to the Equity Financing. The Equity Commitment Letter expressly provides that the Company is a third-party beneficiary thereof to the extent provided therein, and the Company is entitled to enforce, directly or indirectly, the Equity Commitment Letter in accordance with its terms against the Equity Investor.
(b) There are no conditions precedent or other contingencies to the obligations of the Equity Investor to fund the full amount of the Equity Financing in accordance with the terms of the Equity Commitment Letter other than those expressly set forth in the Equity Commitment Letter. Assuming satisfaction (or waiver in accordance
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with Section 10.11 or Section 10.12) of the conditions set forth in Section 8.01 and Section 8.02, as of the date hereof, neither Parent nor Merger Sub has any reason to believe that it will be unable to satisfy any of the conditions to the Equity Financing, or that the Equity Investor will not perform its obligations thereunder, in each case prior to or concurrently with the Effective Time.
(c) Assuming the satisfaction (or waiver in accordance with Section 10.11 or Section 10.12) of the conditions set forth in Section 8.01 and Section 8.02, the Equity Financing, when funded in full in accordance with the Equity Commitment Letter, shall provide Parent and Merger Sub, prior to or concurrently with the Effective Time, with an aggregate amount of cash in immediately available funds sufficient to enable the payment of (i) the aggregate Merger Consideration, (ii) any other amounts required to be paid under Article III of this Agreement (other than the Final Dividend) and (iii) the aggregate amount required to redeem or repurchase the Company Series A Preferred Stock in accordance with Section 3.01(d)(i) (collectively, the “Required Amount”).
(d) As of the date hereof, the Equity Commitment Letter is: (i) a legal, valid and binding obligation of Parent and Merger Sub and, to the Knowledge of Parent, the Equity Investor (subject to the Enforceability Exceptions) and (ii) in full force and effect. As of the date hereof, no event has occurred that, with or without notice, lapse of time, or both, would or would reasonably be expected to (x) constitute a default or breach or a failure to satisfy a condition precedent by Parent under the terms and conditions of the Equity Commitment Letter or (y) result in any portion of the Equity Financing being unavailable or materially delayed at the Effective Time or on the Closing Date. Parent has paid, or caused to be paid, in full any and all fees required to be paid pursuant to the terms of the Equity Commitment Letter on or before the date of this Agreement. As of the date hereof, (A) the Equity Investor has not notified Parent or Merger Sub of its intention to terminate its commitment under the Equity Commitment Letter or not to provide any portion of the Equity Financing, (B) the Equity Commitment Letter has not been modified, amended, restated, supplemented or otherwise altered, and (C) none of the commitments under the Equity Commitment Letter have been withdrawn, terminated, amended, modified, repudiated or rescinded in any respect. Other than the Equity Commitment Letter, there are no other fee letters, engagement letters, side letters or other Contracts to which Parent or any of its Affiliates is party related to the funding or investing, as applicable, of the Equity Financing that could affect the availability of the full amount of, or conditionality of, the Equity Financing in any respect.
(e) Parent and Merger Sub acknowledge and agree that in no event shall the receipt or availability of any funds or financing (including, for the avoidance of doubt, the Equity Financing) by Parent or Merger Sub, or any other financing or other transactions, be a condition to any of Parent’s or Merger Sub’s obligations hereunder.
5.08 Solvency. Immediately after giving effect to the consummation of the Transactions (including payment of the aggregate Merger Consideration, all other Required Amounts and any amounts that may become payable pursuant to Section 7.10 and Section 7.12) and assuming the accuracy in all material respects of the representations and warranties contained in Article IV, the performance by the Company and the Company Subsidiaries of the covenants and agreements contained in this Agreement and the satisfaction of the conditions set forth in Article VIII, the Surviving Company on a consolidated basis will be Solvent as of the Effective Time, as of the Closing Date and immediately after the Effective Time. For purposes of this Agreement, “Solvent” means that, with respect to any Person, as of any date of determination, (a) the amount by which the “fair saleable value” of the assets of such Person will, as of such date, exceed the sum of (i) the value of all “liabilities of such Person, including contingent and other liabilities,” as of such date, as such terms are generally determined in accordance with applicable Laws governing determinations of the insolvency of debtors, and (ii) the amount that will be required to pay the probable liabilities of such Person, as of such date, on its existing debts (including contingent and other liabilities) as such debts become absolute and mature, (b) such Person will not have, as of such date, an unreasonably small amount of capital for the operation of the businesses in which it is engaged or proposed to be engaged following such date and (c) such Person will be able to pay its liabilities, as of such date, including contingent and other liabilities, as they mature.
5.09 [Reserved].
5.10 Brokers. The Company will not be responsible for any brokerage, finder’s or other similar fee or commission, or the reimbursement of expenses in connection therewith, to any broker, finder, investment banker or other Person in connection with the Transactions based upon arrangements made by or on behalf of Parent, Merger Sub or their respective Affiliates.
5.11 Stockholder and Management Arrangements. Neither Parent nor Merger Sub, nor any of their respective Affiliates, is a party to any Contract, or has authorized, made or entered into, or committed or agreed to enter into, any
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arrangements or other understandings (whether or not binding) with any director, officer, employee or stockholder of the Company or any of the Company Subsidiaries, (a) relating to (i) this Agreement or the Merger (except for the Equity Commitment Letter) or (ii) the Surviving Company or any of its Subsidiaries, businesses or operations (including as to continuing employment) from and after the Effective Time, (b) pursuant to which any holder of Shares (i) would be entitled to receive consideration of a different amount or nature than the Merger Consideration in respect of such holder’s Shares, (ii) agrees to vote to approve this Agreement or the Merger or (iii) agrees to vote against any Superior Proposal or (c) pursuant to which any third Person has agreed to provide, directly or indirectly, any capital to Parent, Merger Sub or the Company to finance the Transactions in whole or in part, in each case, excluding any Contracts, arrangements or understandings solely between or among the Security Holders (collectively, the “Stockholder and Management Arrangements”). True, accurate and complete copies of any Stockholder and Management Arrangements, including all amendments thereto, as in effect as of the date of this Agreement, have been made available to the Company, the Board and the Special Committee. As of the date of this Agreement, neither Parent nor Merger Sub, nor any of their respective Affiliates, is a party to any Contract, or has authorized, made or entered into, or committed or agreed to enter into, any arrangements or other understandings in each case, which are binding on the parties thereto, with any officer or employee of the Company that is a Security Holder relating to employment or compensation after the Effective Time.
5.12 Information Supplied. None of the information supplied or to be supplied in writing by or on behalf of Parent or Merger Sub expressly for inclusion or incorporation by reference in the Proxy Statement or the Schedule 13E-3 will, on the date the Proxy Statement and the Schedule 13E-3 are first mailed (including by electronic delivery if permitted) to stockholders of the Company or at the time of the Stockholders Meeting (as applicable), contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. Notwithstanding the foregoing sentence, no representation or warranty is made by Parent or Merger Sub with respect to any information or statement made or incorporated by reference in the Proxy Statement or the Schedule 13E-3 that was not supplied by or on behalf of Parent or Merger Sub for use therein, including information supplied by or on behalf of the Company or any of its Representatives (in such capacity).
5.13 Non-Reliance on Estimates, Projections, Forecasts, Forward-Looking Statements and Business Plans. In connection with the due diligence investigation of the Company and the Company Subsidiaries by Parent and Merger Sub, Parent and Merger Sub (and their respective Representatives) have received and may continue to receive from the Company and the Company Subsidiaries and their respective Representatives certain estimates, projections, forecasts and other forward-looking information, as well as certain business plan information, regarding the Company and the Company Subsidiaries and their respective businesses and operations. Each of Parent and Merger Sub hereby acknowledges that (a) there are uncertainties inherent in attempting to make such estimates, projections, forecasts and other forward-looking statements, as well as in such business plans, with which Parent and Merger Sub are familiar, (b) Parent and Merger Sub have each made their own evaluation of the adequacy and accuracy of all estimates, projections, forecasts and other forward-looking information, as well as such business plans, so furnished to them, (c) neither Parent nor Merger Sub have relied, or are otherwise relying, upon any such information in connection with the Transactions (including their decision to enter into this Agreement) and (d) except for the representations and warranties set forth in Article IV or in any instrument or other document delivered pursuant to this Agreement, neither Parent nor Merger Sub will have any claim against the Company or any Company Subsidiary, or any of their respective equityholders or Representatives, or any other Person, with respect thereto.
5.14 No Other Representations or Warranties.
(a) Except for the representations and warranties of any of the Parent Related Parties expressly set forth in this Article V, the Equity Commitment Letter, the Voting Agreements or in any instrument or other document delivered pursuant to or in connection with this Agreement, the Equity Commitment Letter or the Voting Agreements, none of the Parent Related Parties make any express or implied representation or warranty of any kind whatsoever, at Law or in equity, with respect to Parent, Merger Sub or any of their respective Affiliates or its or their respective businesses, operations, assets, liabilities or condition (financial or otherwise).
(b) Notwithstanding anything to the contrary in this Agreement, each of Parent and Merger Sub hereby acknowledges and agrees (on its own behalf and on behalf of the Parent Related Parties) that, except for the representations and warranties of the Company expressly set forth in Article IV, the Voting Agreements or in any instrument or other document delivered pursuant to this Agreement, (A) none of the Company Related Parties
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makes, or has made, any representation or warranty and (B) none of the Parent Related Parties is relying on, or has relied on, any representation or warranty made, or information provided, by or on behalf of any Company Related Party, in each case, regarding any Company Related Party, its or their business, this Agreement, the Transactions or any other related matter.
ARTICLE VI

CONDUCT OF BUSINESS PENDING THE MERGER
6.01 Conduct of Business by the Company Pending the Merger. Except as (1) set forth in Section 6.01 of the Company Disclosure Letter, (2) expressly contemplated, required or permitted by this Agreement, (3) required by Law, Order or Governmental Authority or (4) consented to in writing by Parent (which consent shall not be unreasonably withheld, conditioned or delayed), during the Pre-Closing Period, the Company shall use its commercially reasonable efforts, and shall cause each of the Company Subsidiaries to use its respective commercially reasonable efforts, to (i) conduct the businesses of the Company and the Company Subsidiaries in a commercially reasonable manner and in all material respects in the ordinary course of business, (ii) preserve substantially intact its and their current business goodwill and to preserve substantially its and their relationships with key customers, suppliers, clients, vendors, distributors, licensors, licensees, Governmental Authorities, employees or any other Person with whom it and they have material business relations in all material respects and (iii) comply with applicable Law in all material respects. Without limiting the generality of the foregoing, except as (A) set forth in Section 6.01 of the Company Disclosure Letter, (B) expressly contemplated, required or permitted by this Agreement, (C) required by Law, Order or Governmental Authority or (D) consented to in writing by Parent (which consent shall not be unreasonably withheld, conditioned or delayed), during the Pre-Closing Period, the Company shall not, and shall cause each Company Subsidiary not to:
(a) declare, authorize, establish a record date for, set aside or pay any dividends on, or make any other distributions (whether in cash, stock or other equity, property or a combination thereof) in respect of, any of its capital stock, other than (i) dividends or distributions by a Wholly Owned Subsidiary of the Company to the Company or another Wholly Owned Subsidiary of the Company, (ii) dividends payable to the holder of any shares of Company Preferred Stock in accordance with the terms of the applicable Certificate of Designations, (iii) two (2) quarterly cash dividends payable to holders of Shares made in the ordinary course of business, each in an amount not greater than $0.12 per share, provided that the Company shall not declare a dividend on or after the date of the Stockholders Meeting at which the Company Stockholder Approvals are obtained or (iv) regular dividends payable to any other Person to the extent required pursuant to its organizational or governing documents, including the Certificates of Designations;
(b) split, combine, reclassify, subdivide or reduce any of its capital stock, except for any such transaction involving a Wholly Owned Subsidiary of the Company which remains a Wholly Owned Subsidiary of the Company after consummation of such transaction;
(c) repurchase, redeem or otherwise acquire or offer to redeem, repurchase or otherwise acquire or amend the terms of, directly or indirectly, any shares of its capital stock or any options, warrants, rights, convertible or exchangeable securities, restricted stock units or other rights to acquire any such shares or other rights that give the holder thereof any economic interest of a nature accruing to the holders of such shares, other than (i) the withholding of Shares to satisfy Tax obligations with respect to the vesting and settlement of Company Equity Awards and (ii) in transactions solely among the Company or Wholly Owned Subsidiaries of the Company, directly or indirectly, by the Company;
(d) issue, authorize the issuance of, pledge, dispose of, grant, transfer, encumber, deliver or sell any shares of its capital stock or other voting securities or equity interests, any options, warrants, rights, convertible or exchangeable securities, restricted stock units or other rights to acquire any such shares, securities, interests or other rights that give the holder thereof any economic interest of a nature accruing to the holders of such shares or securities, other than (i) upon the exercise or settlement of Company Equity Awards that are outstanding on the date of this Agreement (or granted following the date of this Agreement to the extent permitted by this Section 6.01(d) or Section 6.01(n)) in accordance with their terms, (ii) upon conversion of the Company Series A Preferred Stock, Company Series B Warrants or Company Series C Warrants, (iii) as required to comply with any Company Plan as in effect on the date of this Agreement, (iv) transactions solely among the Company or Wholly Owned Subsidiaries
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of the Company, (v) as required pursuant to any indebtedness in connection with any Investment Property in the ordinary course of business and (vi) pursuant to any joint venture agreement to admit a new partner in connection with any Investment Property in the ordinary course so long as such sale or issuance is in compliance with or permitted by Section 6.01(g);
(e) incur, redeem, repurchase, assume, endorse, settle, guarantee, prepay or otherwise become liable for or modify in any material respects the terms of any indebtedness for borrowed money, issue or sell any debt securities or warrants or other rights to acquire any debt securities of the Company or any Company Subsidiary, guarantee any such indebtedness or debt securities of another Person or enter into any “keep well” or other agreement requiring the Company or a Company Subsidiary to maintain any financial statement condition of another Person, except for (i) intercompany indebtedness among the Company and the Company Subsidiaries, (ii) equipment financing arrangements, capital leases or other similar instruments issued, made or entered into in the ordinary course of business, (iii) letters of credit, bank guarantees, security or performance bonds or similar credit support instruments, “bad boy” or nonrecourse carveout guarantees, interest and carry guarantees, environmental indemnity agreements or guarantees, repayment guarantees, overdraft facilities or cash management programs, in each case issued, made, entered into or drawn in the ordinary course of business, (iv) indebtedness incurred under existing credit facilities, lines of credit or other existing arrangements (including in respect of letters of credit and any upsize or incremental facility under the Existing Credit Agreement), (v) indebtedness incurred in connection with the renewal, extension or refinancing of any indebtedness or revolving facility or line of credit existing on the date of this Agreement or permitted to be incurred, assumed or otherwise entered into hereunder, (vi) the redemption of the Existing Notes pursuant to the requisite provisions of the Existing Notes Indenture and (vii) indebtedness incurred in connection with any Investment Property in the ordinary course of business;
(f) make any loans, capital contributions, or advances to any Person other than (i) to the Company or any Subsidiary of the Company, (ii) in connection with any acquisition permitted under Section 6.01(i), (iii) as required under the terms of any existing Contract as of the date of this Agreement or (iv) in the ordinary course of business consistent with the Company’s debt investment platform;
(g) sell or lease to any Person, in a single transaction or series of related transactions, any of its material properties or assets, except (i) transfers, sales or leases between and among the Company and the Company Subsidiaries, (ii) dispositions of assets that are obsolete, worn out, surplus or no longer used or useful in the conduct of the business of the Company or any Company Subsidiary, (iii) leases, subleases or licenses of Company Owned Property, Company Leased Property and voluntary terminations or surrenders of such Company Leases, (iv) sales, leases or licenses in the ordinary course of business, (v) sales, leases, licenses or ground leases in connection with any Investment Property or (vi) sales or leases of properties or assets in which the Company’s or a Company Subsidiary’s share of the consideration received in such sale or lease does not exceed $75,000,000 individually or $150,000,000 in the aggregate;
(h) create or grant any Lien (other than a Permitted Lien) on any of its undertakings, properties, shares or assets, other than (i) to secure indebtedness and other obligations permitted under Section 6.01(e) or (ii) to the Company or to a Wholly Owned Subsidiary of the Company;
(i) except pursuant to any Contract, arrangement or understanding entered into on or prior to the date of this Agreement and made available to Parent, make any acquisition (including by merger) of the capital stock or a material portion of the assets of any other Person or business, or division thereof, if the aggregate amount of consideration paid by the Company and the Company Subsidiaries in connection with such transaction or series of related transactions would exceed $50,000,000, other than any acquisition (including by merger) of Investment Property in the ordinary course of business or between or among the Company and the Wholly Owned Subsidiaries of the Company or between or among the Company’s Wholly Owned Subsidiaries;
(j) (i) amend, modify, waive, rescind or otherwise change the Company Charter or the Company Bylaws or (ii) amend, modify, waive, rescind or otherwise change the comparable organizational documents of any Company Subsidiary in any respect that would reasonably be expected to materially delay, materially impede or prevent the consummation of the Transactions, including the Merger, by the Company;
(k) compromise, settle or otherwise satisfy or agree to dismiss any pending or threatened Action against the Company or any Company Subsidiary, other than settlements of any pending or threatened Action (i) in which the Company or any Company Subsidiary is named as a nominal defendant, (ii) reflected or reserved against in the balance sheet of the Company included in the SEC Documents as of the Reference Date for an amount not in excess
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of the amount so reflected or reserved (excluding any amount that may be paid under insurance policies or indemnification agreements) or (iii) if the amount of any such settlement is individually not material to the Company and the Company Subsidiaries, taken as a whole, after taking into account any amounts that may be paid under insurance policies or indemnification agreements; provided that no settlement of any pending or threatened Action may involve any material injunctive or equitable relief or impose material restrictions on the business activities of the Company and the Company Subsidiaries, taken as a whole;
(l) adopt a plan of merger, consolidation, complete or partial liquidation, dissolution, restructuring, recapitalization or other reorganization of the Company or any Company Subsidiary;
(m) (i) make, change or revoke any material Tax election, (ii) change an annual Tax accounting period unless such change is to align the annual Tax accounting period to the Company’s fiscal year, (iii) adopt or change any material Tax accounting method, (iv) file any amended Tax Return with respect to a material amount of Tax, (v) apply for or enter into any material Tax ruling or closing agreement, (vi) settle any Tax claim or assessment with respect to a material amount of Tax or surrender any right to claim a material Tax refund, (vii) consent to any extension or waiver of the limitations period applicable to any Tax claim or assessment with respect to a material amount of Tax or (viii) enter into or make any voluntary disclosure with respect to any material amount of Taxes;
(n) make any changes to the Company’s or any Company Subsidiary’s material methods, principles or practices of financial accounting or annual accounting period, except as required by GAAP, Regulation S-X of the Exchange Act (or any interpretation thereof) or by any Governmental Authority or applicable Law;
(o) except (i) in the ordinary course of business or (ii) as required pursuant to the terms of any Company Plan or Collective Bargaining Agreement in effect on the date of this Agreement, (A) grant to any executive officer any material increase in compensation, (B) grant to any executive officer any material increase in severance, retention or termination pay, (C) establish, adopt, enter into or amend in any material respect any Collective Bargaining Agreement or material Company Plan, or (D) take any action to accelerate any rights or benefits under any material Company Plan; provided, however, that the foregoing shall not restrict the Company or any Company Subsidiary from providing employees who are newly hired or promoted based on job performance or workplace requirements, in each case, in the ordinary course of business, plans, agreements, benefits and compensation arrangements (including equity-based incentive grants) that have a value that is consistent with the value of compensation and benefits provided to employees holding similar positions (and, for clarity, the Company and the Company Subsidiaries may enter into, adopt, establish or amend Company Plans and other arrangements in order to provide such compensation and benefits to such newly hired or promoted employees);
(p) amend, restate, waive or otherwise modify the terms of the Existing Credit Agreement or the Existing Notes Indenture (except for in the ordinary course of business and substantially consistent with past practice); or
(q) authorize any of, or commit or agree to take any of, the foregoing actions in the preceding clauses (a) - (p).
6.02 Control of Operations. Nothing contained in this Agreement shall give Parent or Merger Sub, directly or indirectly, the right to control or direct the operations of the Company or any Company Subsidiary prior to the Closing. Prior to the Closing, the Company shall exercise, consistent with the terms and conditions of this Agreement, complete control and supervision over its operations.
ARTICLE VII

ADDITIONAL AGREEMENTS
7.01 Proxy Statement; Schedule 13E-3.
(a) The Company and Parent shall cooperate to, concurrently with the preparation and filing of the Schedule 13E-3, prepare and file with the SEC, as promptly as reasonably practicable after the date of this Agreement (and use reasonable best efforts to do so within thirty (30) Business Days following the date hereof), a proxy statement as contemplated by Rule 14a of the Exchange Act (such proxy statement, as amended or supplemented, the “Proxy Statement”), which shall contain (i) the information specified in Schedule 14A under the Exchange Act concerning the Merger and (ii) the notice of availability of appraisal rights and related disclosure required by Section 262 of the DGCL. The Company shall (A) provide Parent with a reasonable opportunity to review and comment on drafts of the Proxy Statement prior to filing the Proxy Statement with the SEC and (B) consider in good faith all reasonable comments made with respect thereto by Parent or its Representatives.
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(b) The Company and Parent shall cooperate to, concurrently with the preparation and filing of the Proxy Statement, jointly prepare and file with the SEC a Rule 13e-3 Transaction Statement on Schedule 13E-3 (such transaction statement, including any amendment or supplement thereto, the “Schedule 13E-3”) relating to the Transactions.
(c) Each of the Company and Parent shall provide each other and their respective outside legal counsel and other Representatives a reasonable opportunity to participate in any discussions or meetings with the SEC (or portions of any such discussions or meetings) that relate to the Proxy Statement or the Schedule 13E-3. The Company shall promptly notify Parent, and Parent shall promptly notify the Company, as applicable, of the receipt of any comments from the SEC (or its staff) with respect to the Proxy Statement or the Schedule 13E-3 and of any request by the SEC for any amendment or supplement thereto or for additional information. The Company shall promptly provide to Parent copies of all correspondence between the Company or any of its Representatives and the SEC with respect to the Proxy Statement and the Schedule 13E-3, and Parent shall promptly provide to the Company copies of all correspondence between Parent or any of its Representatives and the SEC with respect to the Proxy Statement and the Schedule 13E-3. The Company, Parent and Merger Sub shall use their respective reasonable best efforts to promptly provide responses to the SEC with respect to all comments received on the Proxy Statement or the Schedule 13E-3 from the SEC (or its staff), including by preparing any additional filings required by the SEC or pursuant to applicable Law (provided that, for the avoidance of doubt, prior to responding to any comments of the SEC (or its staff) or making any additional filings required by the SEC, each party shall provide the other with a reasonable opportunity to consult and review such responses or filings and shall consider in good faith any comments on such responses or filings). The Company, Parent and Merger Sub shall use their respective reasonable best efforts to have the Proxy Statement cleared by the SEC as promptly as reasonably practicable after such filing. The Company shall cause the definitive Proxy Statement and the Schedule 13E-3 (and any other such additional required filings) to be mailed (including by electronic delivery if permitted) to the stockholders of the Company as of the record date established for the Stockholders Meeting as promptly as reasonably practicable after confirmation from the SEC that it will not review, or that it has completed its review of, the Proxy Statement and the Schedule 13E-3.
(d) The Company agrees, as to itself and the Company Subsidiaries, that the Proxy Statement will comply in all material respects with the applicable provisions of the Exchange Act. The Company and Parent agree, as to themselves and their Affiliates, that the Schedule 13E-3 will comply in all material respects with the applicable provisions of the Exchange Act. Each of Parent and Merger Sub shall provide the Company with such information concerning itself and its Affiliates as is customarily included in a proxy statement or Schedule 13E-3 prepared in connection with a transaction of the type contemplated by this Agreement or as otherwise required by Law, as requested by the SEC (or its staff), or as the Company may reasonably request, in each case, as promptly as reasonably practicable after its request by the Company. The Company, Parent and Merger Sub shall ensure that none of the information supplied by it for inclusion or incorporation by reference in the Proxy Statement or the Schedule 13E-3 will, at the date of mailing (including by electronic delivery if permitted) to stockholders of the Company and at the time of the Stockholders Meeting (as applicable), contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading; provided, however, that the Company assumes no responsibility with respect to information supplied in writing by or on behalf of Parent, Merger Sub or their respective Representatives, for inclusion or incorporation by reference in the Proxy Statement or the Schedule 13E-3 and Parent, Merger Sub and their respective Representatives assume no responsibility with respect to information supplied in writing by or on behalf of the Company for inclusion or incorporation by reference in the Proxy Statement or the Schedule 13E-3.
(e) If at any time prior to the Stockholders Meeting, any information relating to the Company or Parent, or any of their respective Affiliates, officers or directors, or any transaction any of them have entered, or are contemplating entering, into in connection with this Agreement, is discovered by Parent, Merger Sub or the Company, which information should be set forth in an amendment or supplement to the Proxy Statement or the Schedule 13E-3, so that the Proxy Statement or the Schedule 13E-3, as applicable, would not include any misstatement of a material fact or omit to state any material fact necessary to make the statements therein, in light of the circumstances under which they are made, not misleading, the party hereto that discovers such information shall as promptly as practicable following such discovery notify the other parties hereto and after such notification (i) the Company shall, as and to the extent required by applicable Law, promptly prepare an amendment or supplement to the Proxy Statement, (ii) the Company, Parent and Merger Sub shall, as and to the extent required
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by applicable Law, promptly prepare an amendment or supplement to the Schedule 13E-3 and (iii) the Company shall cause the Proxy Statement or Parent and the Company shall cause the Schedule 13E-3, as applicable, as so amended or supplemented to be filed with the SEC and the Company shall cause such filing to be disseminated to its stockholders.
7.02 Stockholders Meeting. To the extent not prohibited by any Order, the Company shall, subject to the provisions of this Agreement, (a) conduct a “broker search” in accordance with Rule 14a-13 of the Exchange Act as promptly as reasonably practicable after the date hereof and take all necessary action in accordance with applicable Law and the Company’s governing documents to duly set a record date for the Stockholders Meeting (and the Company will not change the record date without the prior written consent of Parent (such consent not to be unreasonably withheld, conditioned or delayed)), which shall not be earlier than ten (10) Business Days after the date of this Agreement without the prior written consent of Parent, and (b) take all action required under applicable Law, the Company Charter, the Company Bylaws and the applicable requirements of NYSE necessary to promptly and duly call, give notice of, convene and hold, as promptly as reasonably practicable after the SEC confirms that it will not review, or that it has completed its review of, the Proxy Statement and the Schedule 13E-3, a meeting of its stockholders for the purpose of obtaining the Company Stockholder Approvals (including any postponement, recess or adjournment thereof, the “Stockholders Meeting”); provided that the date of the Stockholders Meeting shall be set in consultation with, and be reasonably satisfactory to, Parent; provided, further, that the Company may postpone, recess or adjourn such meeting (and, if requested by Parent on no more than two occasions, taken together with any postponements, recesses or adjournments by the Company, shall for a reasonable period of time not to exceed ten (10) Business Days in the aggregate) (i) to the extent determined by the Board (acting upon the recommendation of the Special Committee) or the Special Committee in good faith after consultation with, and taking into account the advice of, its outside legal counsel, as being required by Law, fiduciary duty or a request from the SEC (or its staff), (ii) to allow reasonable additional time to solicit additional proxies to the extent the Company or Parent, as applicable, reasonably believes necessary to obtain the Company Stockholder Approvals or (iii) if as of the time for which the Stockholders Meeting is originally scheduled (as set forth in the Proxy Statement) there are insufficient Shares represented (either in person or by proxy) and voting to constitute a quorum necessary to conduct the business of the Stockholders Meeting (it being understood that the Company may not postpone, recess or adjourn the Stockholders Meeting more than two (2) times pursuant to clause (ii) or (iii) without Parent’s prior written consent (such consent not to be unreasonably withheld, delayed or conditioned), and each such postponement or adjournment shall not exceed ten (10) Business Days without Parent’s prior written consent (such consent not to be unreasonably withheld, delayed or conditioned)). Subject to Section 7.04, the Proxy Statement shall include the Board Recommendation and the Special Committee Recommendation and the Company shall use its reasonable best efforts to obtain the Company Stockholder Approvals from the Company equityholders entitled to vote thereon. Notwithstanding anything to the contrary contained in this Agreement, unless this Agreement is validly terminated in accordance with its terms, the Company will submit the approval of this Agreement to its stockholders at the Stockholders Meeting even if the Board (or the Special Committee) has effected an Adverse Recommendation Change.
7.03 Access to Information; Confidentiality.
(a) Except (i) as otherwise prohibited by applicable Law or the terms of any Contract or (ii) as would reasonably be expected to result in the loss of any attorney-client, attorney work product or other legal privilege, during the Pre-Closing Period, the Company shall and shall cause the Company Subsidiaries and their respective Representatives to, solely for the purposes of consummating the Transactions or facilitating the post-Closing operations, financing or integration of the Surviving Company with Parent and its Affiliates, and at Parent’s sole expense: (x) provide to Parent and its Representatives reasonable access, during normal business hours and upon reasonable prior notice to the Company by Parent, to the officers, employees, properties and offices and other facilities of the Company and the Company Subsidiaries, and to the material books and records thereof, and (y) furnish promptly to Parent such information concerning the business, properties, Contracts, assets, liabilities and personnel of the Company and the Company Subsidiaries as Parent or its Representatives may reasonably request (other than any of the foregoing that relate to (A) the negotiation and execution of this Agreement, (B) except as expressly provided in Section 7.04, any Acquisition Proposal or any other transactions potentially competing with or alternative to the Transactions or any Adverse Recommendation Change, (C) any deliberations of the Special Committee, whether prior to or after execution of this Agreement or (D) any deliberations of the Board (or any other committee thereof) in connection with the evaluation of the Transactions or any of the foregoing matters, whether prior to or after execution of this Agreement). In the event that the Company or the Company Subsidiaries are withholding access or information requested by Parent or its Representatives in
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accordance with clause (i) or (ii) of this Section 7.03(a), the Company shall give notice to Parent of such fact and shall use reasonable best efforts to effect reasonable substitute arrangements to permit reasonable disclosure that does not suffer from any of the foregoing impediments. Any investigation conducted pursuant to the access contemplated by this Section 7.03 shall be conducted in a manner that does not unreasonably interfere with the conduct of the business of the Company and the Company Subsidiaries. Any access to the properties of the Company and the Company Subsidiaries will be subject to the Company’s or applicable Company Subsidiary’s reasonable security measures and insurance requirements and will not include the right to perform invasive or subsurface testing or any sampling, monitoring or analysis of soil, groundwater, building materials, indoor air or other environmental media. All notices or requests for access pursuant to this Section 7.03 must be directed to the Representatives of the Company specified by the Special Committee or its Representatives from time to time.
(b) All information obtained by Parent or its Representatives pursuant to this Article VII shall be kept confidential in accordance with the confidentiality agreement, dated January 14, 2026 (the “Confidentiality Agreement”), between Hamblin Watsa Investment Counsel Ltd., a corporation organized under the Laws of Canada (“HWIC”), and the Company. Notwithstanding the terms of the Confidentiality Agreement, nothing therein shall prevent Parent from being permitted to disclose such information to any Financing Party or prospective Financing Party and rating agencies (and in each case, to their directors, officers, creditor representatives and professional advisors) so long as such Persons (i) agree to be bound by the Confidentiality Agreement as if parties thereto, or (ii) are otherwise subject to other confidentiality arrangements reasonably satisfactory to the Company. For the avoidance of doubt, each such Person shall constitute a Representative (as defined in the Confidentiality Agreement) of HWIC for all purposes thereunder.
7.04 No Solicitation.
(a) Following the execution of this Agreement, the Company shall, and shall cause the Company Subsidiaries to, and shall direct its and their Representatives to, immediately cease and cause to be terminated any solicitation, encouragement, discussions or negotiations that may be ongoing with any Person or its Representatives with respect to an Acquisition Proposal, and shall promptly request the prompt return or destruction of all confidential information previously furnished in connection therewith and promptly terminate all physical and electronic data room access previously granted to any such Person or its Representatives. Any violation of this Section 7.04 by any of the Company’s Representatives (acting in such Person’s capacity as such) shall be deemed to be a breach of this Section 7.04 by the Company. The Company and the Company Subsidiaries shall not modify, amend, terminate, waive, release or fail to enforce any provisions of any confidentiality agreement (including any standstill provisions (or any similar provisions in any agreement)) to which the Company or any of the Company Subsidiaries is a party relating to an Acquisition Proposal; provided that, notwithstanding anything in this Agreement to the contrary, prior to the Company’s receipt of the Company Stockholder Approvals, the Company and the Company Subsidiaries shall be permitted to modify, amend, terminate, waive, release or fail to enforce any provisions of any such confidentiality agreement or standstill provisions (or similar or related provisions or agreement), if the Board (acting upon the recommendation of the Special Committee) or the Special Committee shall have determined (after consultation with its outside legal counsel) that the failure to take such action is reasonably likely to be inconsistent with the applicable directors’ fiduciary duties under applicable Law.
(b) Except as permitted by this Section 7.04, during the Pre-Closing Period, the Company shall not, and shall cause the Company Subsidiaries not to, and shall direct its and their Representatives not to, (i) solicit, initiate, knowingly encourage or knowingly facilitate any inquiries, proposals or offers with respect to or which would reasonably be expected to lead to the submission of, any Acquisition Proposal, (ii) engage in, continue or otherwise participate in discussions or negotiations regarding, or furnish to any Person any non-public information in connection with, any Acquisition Proposal, or any inquiry, proposal or offer that could reasonably be expected to lead to an Acquisition Proposal, except to notify such Person of the existence of this Section 7.04(b), (iii) except for an Acceptable Confidentiality Agreement, enter into any letter of intent, memorandum of understanding, agreement in principle, acquisition agreement, merger agreement or similar agreement relating to any Acquisition Proposal or that would require the Company to abandon, terminate or fail to consummate the Merger (each, an “Acquisition Agreement”), (iv) approve, endorse or recommend any inquiry, proposal or offer that constitutes, or would reasonably be expected to lead to, an Acquisition Proposal or (v) resolve or agree to do any of the foregoing; provided that, if, prior to the earlier to occur of the termination of this Agreement pursuant to Article IX and the Company’s receipt of the Company Stockholder Approvals, the Company receives an Acquisition Proposal that
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did not result from a material breach of this Section 7.04 by the Company or its Representatives, and the Board (acting upon the recommendation of the Special Committee) or the Special Committee determines in good faith (after consultation with its outside legal counsel and financial advisor) that such bona fide Acquisition Proposal is, or would reasonably be expected to result in, a Superior Proposal and a failure to take the actions contemplated by the following clauses (A) or (B) would be reasonably likely to be inconsistent with the applicable directors’ fiduciary duties under applicable Law, the Company and the Company Subsidiaries and their respective Representatives may, prior to the Company’s receipt of the Company Stockholder Approvals, (A) engage in discussions or negotiations regarding such Acquisition Proposal (or contact such Person to clarify the terms and conditions thereof and otherwise facilitate such Acquisition Proposal or assist such Person and such Person’s Representatives and financing sources) with and (B) furnish information to, or afford access to the business, properties, assets, books, records or personnel, of the Company or any Company Subsidiary to, in each case, the Person making or renewing such Acquisition Proposal and its Representatives, so long as the Company and such Person have executed an Acceptable Confidentiality Agreement; provided, however, that any such information or access has previously been made available to Parent or shall be made available to Parent prior to, or substantially concurrently with, the time such information is made available to such Person.
(c) From and after the date of this Agreement until the earlier of the termination of this Agreement pursuant to Article IX and the Company’s receipt of the Company Stockholder Approvals, the Company shall promptly (and, in any event, within forty-eight (48) hours) after receipt of any Acquisition Proposal, notify Parent of the material terms of such Acquisition Proposal received by the Company, any Company Subsidiary or any of their respective Affiliates, and the identity of the Person or Group making such Acquisition Proposal, and shall provide Parent with unredacted copies of any proposals or offers related thereto, including proposed agreements (or where no such copies are available, a reasonably detailed written description thereof). From and after the date of this Agreement until the earlier of the termination of this Agreement pursuant to Article IX and the Company’s receipt of the Company Stockholder Approvals, the Company shall, and shall cause the Company Subsidiaries and their respective Affiliates to, keep Parent reasonably informed of the status and terms of, and material changes in, any such Acquisition Proposal. Prior to the earlier of the termination of this Agreement pursuant to Article IX and the Company’s receipt of the Company Stockholder Approvals, the Company shall promptly (and, in any event, within forty-eight (48) hours) following a determination by the Board (acting upon the recommendation of the Special Committee) or the Special Committee that an Acquisition Proposal is a Superior Proposal, to the extent the Board or the Special Committee is permitted to do so pursuant to this Section 7.04, notify Parent of such determination in writing (and, for the avoidance of doubt, following the Company’s receipt of the Company Stockholder Approvals, the Board and the Special Committee shall have no right to make such determination).
(d) Except as permitted by this Section 7.04, the Board and each committee of the Board (including the Special Committee) shall not, and shall not publicly propose to: (i) (A) withdraw or adversely qualify (or modify or amend in a manner adverse to Parent) the Board Recommendation or the Special Committee Recommendation; (B) authorize, approve, adopt or recommend, or declare the advisability of, any Acquisition Proposal; or (C) take any formal action or make any recommendation or public statement in connection with any Acquisition Proposal that is a tender offer or exchange offer other than an unequivocal recommendation against such offer or a temporary “stop, look and listen” communication by the Board or the Special Committee of the type contemplated by Rule 14d-9(f) under the Exchange Act in which the Board, the Special Committee or the Company indicates that the Board Recommendation or the Special Committee Recommendation, as applicable, has not changed (any of the foregoing actions, an “Adverse Recommendation Change”), or (ii) cause or permit the Company or any of the Company Subsidiaries to enter into any Acquisition Agreement or otherwise resolve or agree to do so.
(e) Notwithstanding anything in this Agreement to the contrary, until the earlier to occur of the termination of this Agreement pursuant to Article IX and the Company’s receipt of the Company Stockholder Approvals, if in response to a bona fide Acquisition Proposal made after the date of this Agreement that has not been withdrawn and that did not result from a material breach of this Section 7.04, the Board (acting upon the recommendation of the Special Committee) or the Special Committee determines in good faith (after consultation with its outside legal counsel and financial advisor) that such Acquisition Proposal is a Superior Proposal, then (i) the Board (acting upon the recommendation of the Special Committee) or the Special Committee may make an Adverse Recommendation Change or (ii) only in the case of such determination by the Board (acting upon the recommendation of the Special Committee) or the Special Committee, the Company may terminate this
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Agreement pursuant to Section 9.01(f)(i) in order to enter into an Acquisition Agreement with respect to such Superior Proposal; provided, however, that the Company shall not terminate this Agreement pursuant to Section 9.01(f)(i) unless prior to, or concurrently with, such termination, the Company pays, or causes to be paid, to Parent the Company Termination Fee.
(f) Prior to effecting an Adverse Recommendation Change to the extent permitted by Section 7.04(e) with respect to a Superior Proposal or terminating this Agreement pursuant to Section 9.01(f)(i) in order to enter into an Acquisition Agreement with respect to a Superior Proposal to the extent permitted by Section 7.04(e) and Section 9.01(f)(i), (i) the Company shall notify Parent in writing that the Board or the Special Committee intends to effect an Adverse Recommendation Change or terminate this Agreement pursuant to Section 9.01(f)(i), as applicable, (ii) the Company shall provide Parent a summary of the material terms and conditions of such Superior Proposal (including the consideration offered therein and the identity of the Person or Group making the Superior Proposal) and an unredacted copy of the Acquisition Agreement, (iii) if requested to do so by Parent, for a period of four (4) Business Days following delivery of such notice, the Company shall discuss and negotiate in good faith, and shall make its Representatives available to discuss and negotiate, with Parent and its Representatives, any proposed modifications to the terms and conditions of this Agreement in such a manner that would obviate the need to effect an Adverse Recommendation Change or terminate this Agreement pursuant to Section 9.01(f)(i), as applicable, and (iv) not earlier than the expiration of such four (4) Business Day period, the Board (acting upon the recommendation of the Special Committee) or the Special Committee shall determine in good faith, after considering the terms of any proposed amendment or modification to this Agreement proposed by Parent during such four (4) Business Day period and in consultation with its outside legal counsel and financial advisor, that such Superior Proposal still constitutes a Superior Proposal (it being understood and agreed that any material changes to the financial or other material terms of a proposal that was previously the subject of a notice hereunder shall require a second notice to Parent as provided above, but with respect to such second notice, references herein to a “four (4) Business Day period” shall be deemed references to a “two (2) Business Day period”; provided that such new notice shall in no event shorten the original four (4) Business Day period).
(g) Notwithstanding anything in this Agreement to the contrary, until the earlier to occur of the termination of this Agreement pursuant to Article IX and the Company’s receipt of the Company Stockholder Approvals, but subject to the Company’s, the Board’s and the Special Committee’s compliance with Section 7.04(h), the Board (acting upon the recommendation of the Special Committee) or the Special Committee may make an Adverse Recommendation Change in response to an Intervening Event if the Board (acting upon the recommendation of the Special Committee) or the Special Committee determines in good faith (after consultation with its outside legal counsel) that the failure to effect an Adverse Recommendation Change in response to such Intervening Event would be reasonably likely to be inconsistent with the applicable directors’ fiduciary duties under applicable Law.
(h) Prior to effecting an Adverse Recommendation Change with respect to an Intervening Event, (i) the Company shall notify Parent in writing that it intends to effect an Adverse Recommendation Change, describing in reasonable detail the reasons for such Adverse Recommendation Change and the material facts and circumstances relating to such Intervening Event, (ii) if requested to do so by Parent, for a period of four (4) Business Days following delivery of such notice, the Company shall discuss and negotiate in good faith, and shall make its Representatives available to discuss and negotiate, with Parent and its Representatives, any proposed modifications, amendments or revisions to the terms and conditions of this Agreement in such a manner that would obviate the need to effect such Adverse Recommendation Change and (iii) not earlier than the expiration of such four (4) Business Day period, the Board (acting upon the recommendation of the Special Committee) or the Special Committee shall determine, after considering the terms of any amendment or modification to this Agreement proposed by Parent during such four (4) Business Day period and in consultation with its outside legal counsel, that the failure to effect an Adverse Recommendation Change would still be reasonably likely to be inconsistent with the applicable directors’ fiduciary duties under applicable Law.
(i) Nothing contained in this Agreement shall prevent the Company or the Board (acting upon the recommendation of the Special Committee) or the Special Committee from (i) issuing a “stop, look and listen” communication pursuant to Rule 14d-9(f) under the Exchange Act or (ii) making a statement contemplated by Item 1012(a) of Regulation M-A under the Exchange Act or otherwise complying with Rule 14d-9 and Rule 14e-2 under the Exchange Act with respect to an Acquisition Proposal. For the avoidance of doubt, a factually accurate public statement that only describes the Company’s receipt of an Acquisition Proposal and the operation of this Agreement with respect thereto shall not, in and of itself, constitute an Adverse Recommendation Change.
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(j) For purposes of this Agreement:
(i) “Acquisition Proposal” means any proposal, offer, written inquiry or indication of interest (whether or not in writing), from any Person or Group, other than Parent, Merger Sub, the Equity Investor or the Security Holders, relating to (A) any direct or indirect purchase or other acquisition, in a single transaction or a series of related transactions, of (1) assets constituting twenty percent (20%) or more of the consolidated assets of the Company and the Company Subsidiaries, taken as a whole (based on the fair market value thereof, as determined by the Board or any authorized committee thereof (including the Special Committee)), including an acquisition of twenty percent (20%) or more of such consolidated assets of the Company and the Company Subsidiaries indirectly through the acquisition of equity interests of a Company Subsidiary, or (2) twenty percent (20%) or more of the total outstanding equity securities (by vote or economic interests) of the Company; (B) any tender offer or exchange offer that, if consummated, would result in any Person beneficially owning, or having the right to acquire beneficial ownership of, twenty percent (20%) or more of the total outstanding equity securities of the Company (by vote or economic interests); (C) any direct or indirect merger, consolidation, business combination, recapitalization, share exchange, joint venture, restructuring, reorganization, liquidation, dissolution, lease, exchange, license or other similar transaction involving the Company or any of the Company Subsidiaries (other than any such transaction among the Company and the Company Subsidiaries) pursuant to which any such Person or Group would beneficially hold or control, directly or indirectly, twenty percent (20%) or more of the total outstanding equity securities (by vote or economic interests) of the Company or the surviving or resulting entity of such transaction or twenty percent (20%) or more of the consolidated assets of the Company and the Company Subsidiaries, taken as a whole (based on the fair market value thereof, as determined by the Board or any authorized committee thereof (including the Special Committee)); or (D) any combination of the foregoing.
(ii) “Intervening Event” means a material event, fact, development or occurrence (other than any event, development or occurrence resulting from a breach of this Agreement by the Company) with respect to the Company and the Company Subsidiaries or the business of the Company and the Company Subsidiaries, in each case taken as a whole, that (a) is neither known, nor reasonably foreseeable (with respect to magnitude or material consequences), by the Board or the Special Committee, as applicable, as of or prior to the execution and delivery of this Agreement and (b) first occurs, arises or becomes known to the Board or the Special Committee after the execution and delivery of this Agreement and on or prior to the date of the Company Stockholder Approvals; provided that (A) any event, fact, development or occurrence that involves or relates to an Acquisition Proposal or a Superior Proposal or any inquiry or communications or matters relating thereto, (B) the fact that the Company meets or exceeds or fails to meet or exceed, any internal, analysts’ or public estimates, expectations, projections or forecasts of the Company’s revenue, earnings or other financial performance or results of operations for any period or (C) any changes or lack thereof after the date hereof in the market price or trading volume of the Shares, individually or in the aggregate, will not be deemed to constitute an Intervening Event (it being understood that, with respect to clauses (B) and (C) the underlying facts or occurrences giving rise to meeting or exceeding such estimates, expectations, projections or forecasts or such changes or lack thereof in market price or trading volume may be taken into account in determining whether there has been an Intervening Event, to the extent not otherwise excluded from this definition).
(iii) “Superior Proposal” means any bona fide written Acquisition Proposal received after the date of this Agreement that did not result from a material breach of Section 7.04 that is on terms that the Board (acting upon the recommendation of the Special Committee) or the Special Committee determines in good faith (after consultation with its outside legal counsel and financial advisor) and after taking into account the legal, financial, regulatory and other aspects of such Acquisition Proposal, (x) is reasonably capable of being consummated in accordance with its terms and (y) if consummated would result in a transaction more favorable to the Public Stockholders, from a financial point of view, than the Merger and the Transactions (taking into account any legal, regulatory, financial, timing, certainty of closing, financing and all other aspects of such proposal that the Board (or the Special Committee) considers relevant and any proposed amendment, adjustment, revision or other modification proposed by Parent pursuant to Section 7.04(f)). For purposes of the reference to “Acquisition Proposal” in this definition, all references to “twenty percent (20%)” therein shall be deemed to be references to “fifty percent (50%)”.
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7.05 Directors’ and Officers’ Indemnification and Insurance.
(a) From and after the Effective Time, the Surviving Company and its Subsidiaries shall, and Parent shall cause the Surviving Company and its Subsidiaries to, to the fullest extent permitted under the DGCL, honor and fulfill in all respects the obligations of the Company and the Company Subsidiaries under any indemnification agreements in effect as of the date hereof and made available to Parent between the Company or any Company Subsidiary, on the one hand, and any of their respective present or former directors and officers (collectively, the “Indemnified Parties”), on the other hand. In addition, the certificate of incorporation and bylaws (or similar organizational documents) of the Surviving Company shall contain provisions no less favorable with respect to exculpation and indemnification than are set forth in the Company Charter or the Company Bylaws on the date hereof, which provisions shall not be amended, repealed or otherwise modified for a period of six (6) years from the Effective Time in any manner that would affect adversely the rights thereunder of individuals who, at or prior to the Effective Time, were directors or officers of the Company or applicable Company Subsidiary, except as required by applicable Law.
(b) For a period of six (6) years after the Effective Time, Parent shall, and shall cause the Surviving Company to, to the fullest extent permitted under applicable Law, indemnify and hold harmless each Indemnified Party against all costs and expenses (including reasonable and documented attorneys’ fees), judgments, fines, losses, claims, damages, liabilities and settlement amounts paid in connection with any Action (whether arising before or after the Effective Time), whether civil, criminal, administrative or investigative, arising out of or relating to any action or omission in their capacity as an officer or director of the Company or any Company Subsidiary, whether occurring at or before the Effective Time; provided that in the event that any claim for indemnification is asserted or made within such six (6)-year period, all rights to indemnification in respect of such claim shall continue until the disposition of such claim. To the fullest extent permitted by Law, Parent shall, and shall cause the Surviving Company to, pay all reasonable and documented expenses (including reasonable and documented attorneys’ fees) of each Indemnified Party in advance of the final disposition of any such Action, subject to receipt of an undertaking to repay such advances if it is ultimately determined in accordance with applicable Law that such Indemnified Party is not entitled to indemnification. In the event of any such Action, Parent acknowledges, and shall cause the Surviving Company to acknowledge, that the Indemnified Parties shall be entitled to retain outside counsel selected by such Indemnified Party, and the Surviving Company, Parent and their respective Affiliates shall not settle, compromise or consent to the entry of any judgment in any pending or threatened Action to which an Indemnified Party is a party (and in respect of which indemnification could be sought by such Indemnified Party hereunder), unless such settlement, compromise or consent includes an unconditional release of such Indemnified Party from all liability arising out of such Action or such Indemnified Party otherwise consents thereto in writing.
(c) Prior to the Effective Time, the Company shall obtain “tail” insurance policies with respect to directors’ and officers’ liability insurance for claims arising from facts or events that occurred at or prior to the Effective Time on terms with respect to coverage, deductibles and amounts no less favorable than those of such policy in effect on the date hereof for the six (6)-year period following the Effective Time. The Surviving Company shall (and Parent shall cause the Surviving Company to) maintain such “tail” policy in full force and effect for a period of no less than six (6) years after the Effective Time and continue to honor its obligations thereunder.
(d) In the event Parent or the Surviving Company or any of their respective successors or assigns (i) consolidates or amalgamates with or merges into any other Person and shall not be the continuing or surviving company or entity of such consolidation, amalgamation or merger or (ii) transfers all or substantially all of its assets to any Person, then, and in each such case, proper provision shall be made so that the successors and assigns of Parent or the Surviving Company, as the case may be, shall succeed to the obligations set forth in this Section 7.05.
(e) The provisions of this Section 7.05 are intended to be for the benefit of, and shall be enforceable by, each Indemnified Party, and his or her heirs and legal representatives, each of whom shall be a third-party beneficiary under this Section 7.05, effective as of the Closing.
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(f) The rights of the Indemnified Parties pursuant to this Section 7.05 shall be in addition to, and not in substitution for, any other rights that such Indemnified Parties may have pursuant to (i) the Company Charter and the Company Bylaws; (ii) the organizational documents of the Company Subsidiaries; (iii) any and all indemnification agreements entered into with the Company or any of the Company Subsidiaries; or (iv) applicable Law (whether at Law or in equity).
7.06 Further Action.
(a) Upon the terms and subject to the conditions set forth in this Agreement, Parent, Merger Sub and the Company agree to use reasonable best efforts to take, or cause to be taken (including by directing their respective Affiliates to take), and to do, or cause to be done (including by directing their respective Affiliates to do), all actions necessary, proper or advisable to consummate, as promptly as reasonably practicable, the Transactions, including using reasonable best efforts to (i) obtain all authorizations, consents, Orders, approvals, licenses, permits, expirations or terminations of waiting periods, and waivers of, and giving all notices, reports and other filings to, all Governmental Authorities that may be or become necessary for their execution and delivery of, and the performance of their obligations pursuant to, this Agreement and the consummation of the Transactions, including the Required Regulatory Approvals and (ii) provide such other information to any Governmental Authority as such Governmental Authority may lawfully and reasonably request in connection therewith. Each party hereto shall execute and deliver any instruments necessary or advisable to promptly obtain such authorizations, consents, Orders, approvals, licenses, permits and waivers to consummate the Transactions. In furtherance of the foregoing, each party agrees to make, or cause to be made, as promptly as reasonably practicable following the date of this Agreement, any appropriate filings, and notifications or draft submissions, pursuant to any Antitrust Law or Foreign Investment Law with respect to the Transactions. The parties shall supply as promptly as reasonably practicable thereafter to the appropriate Governmental Authorities any additional information and documentary material that may be requested by such Governmental Authorities related to the Transactions. Parent shall pay all filing fees to any Governmental Authority in order to make such filings or obtain any such authorizations, consents, Orders, approvals, licenses, permits and waivers.
(b) Without limiting the generality of the undertaking of Parent and Merger Sub pursuant to this Section 7.06, each of Parent and Merger Sub shall, and shall direct each of its Affiliates to, use reasonable best efforts to obtain all consents under any Antitrust Law or Foreign Investment Law and avoid or eliminate each and every impediment under any Antitrust Law or Foreign Investment Law that may be asserted by any Governmental Authority or any other Person so as to enable the parties hereto to consummate the Transactions as promptly as practicable and in any event prior to the Outside Date, including (i) agreeing to conditions imposed by any Governmental Authority on the Company or any Company Subsidiary and proposing, negotiating, committing to and effecting, by consent decree, hold separate orders, mitigation agreement or otherwise, the sale, divestiture, license or other disposition of the assets, properties or businesses of the Company or any Company Subsidiary, (ii) accepting any operational restrictions, or otherwise proposing, negotiating, taking or committing to take actions that limit the Company’s or any Company Subsidiary’s freedom of action with respect to, or Parent’s ability to retain or freely operate, any of the assets, properties, licenses, rights, operations or businesses to be acquired by Parent pursuant to this Agreement and (iii) entering into any other arrangements with respect to the Company or any Company Subsidiary, in each case, as are necessary or may be required in order to avoid the entry of, and the commencement of litigation seeking the entry of, or to effect the dissolution of, any injunction, stay, temporary restraining order or other Order that would otherwise have the effect of materially delaying, materially impeding or preventing the consummation of the Transactions; provided, however, that none of Parent, Merger Sub or their respective Affiliates shall be required to (A) propose, negotiate, commit to, effect or agree to any action, restriction, condition, limitation, requirement or remedy pursuant to this Section 7.06(b) that would, individually or in the aggregate, reasonably be expected to have a material adverse effect on the Company and the Company Subsidiaries, taken as a whole or (B) propose, negotiate, commit to, effect or agree to any action, restriction, condition, limitation, requirement or remedy pursuant to this Section 7.06(b) with respect to the assets, properties or businesses of Parent or its Affiliates. Each of Parent and Merger Sub agrees not to, and shall direct each of its Affiliates not to, (x) extend, directly or indirectly, any waiting period under any Antitrust Law or Foreign Investment Law or enter into any agreement with a Governmental Authority to delay or not to consummate the Merger or the other Transactions or (y) pull and refile any filing made under any Antitrust Law or Foreign Investment Law, in the case of each of clauses (x) and (y) except with the prior written consent of the Company, which consent shall not be unreasonably withheld, conditioned or delayed. In addition, each of Parent and Merger Sub shall, and shall direct each of its Affiliates to, defend any Action (including by defending through litigation)
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in order to avoid entry of, or to have vacated or terminated, any Order (whether temporary, preliminary or permanent) that would prevent or materially impede, interfere with, hinder or delay the consummation of the Merger or the other Transactions. Notwithstanding the foregoing, nothing in this Section 7.06 shall require the Company or any Company Subsidiary to take or agree to take, or refrain from taking, any action with respect to its assets, properties, businesses or operations (including any action described in this Section 7.06(b)) unless such action is conditioned upon clearance under the Required Regulatory Approvals and consummation of the Merger and the other Transactions and no actions taken pursuant to this Section 7.06 shall be considered for purposes of determining whether a Material Adverse Effect has occurred or would reasonably be expected to occur.
(c) Parent and Merger Sub shall not, and shall direct their respective Affiliates not to, enter into any agreement or transaction (including any acquisition, purchase, merger, consolidation or other transaction) that would reasonably be expected to make it materially more difficult, or to materially increase the time required, to: (i) consummate the Merger and the Closing; (ii) obtain the authorizations, consents, Orders, approvals, licenses permits and waivers required under any Antitrust Law or Foreign Investment Law applicable to the Transactions; (iii) avoid the entry of, avoid the commencement of litigation seeking the entry of, or effect the dissolution of, any injunction, stay, temporary restraining order or other Order that would materially delay, materially impede or prevent the consummation of the Transactions; or (iv) obtain the Required Regulatory Approvals.
(d) Subject to applicable Laws, the Company and Parent shall use (and shall direct their respective Affiliates to use) reasonable best efforts to (i) promptly cooperate in all respects with each other in connection with any filing or submission with a Governmental Authority in connection with the Transactions and in connection with any investigation or other inquiry by or before a Governmental Authority relating thereto and (ii) keep each other reasonably apprised of the content and status of any communications with, and communications from, any Governmental Authority with respect to the Transactions and shall permit the other party to review in advance (and to consider in good faith any comments made by the other party in relation to) any proposed material communication by such party to any Governmental Authority relating to such matters. None of the parties to this Agreement shall agree to participate in any meeting, telephone call or discussion with any Governmental Authority in respect of any submissions, filings, investigation (including any settlement of the investigation), litigation or other inquiry relating to the matters that are the subject of this Agreement unless it consults with the other parties a reasonable amount of time in advance and, unless prohibited by such Governmental Authority or applicable Law, gives the other parties the opportunity to attend and participate at such meeting, telephone call or discussion. The parties will coordinate and cooperate fully with each other in exchanging such information and providing such assistance as any other party may reasonably request in connection with the foregoing and in seeking early termination of any applicable waiting periods, if available. The parties shall provide each other with copies of all correspondence, filings or communications between them or any of their Representatives, on the one hand, and any Governmental Authority or members of its staff, on the other hand, with respect to this Agreement and the Transactions; provided, however, that each party may, as it deems advisable and necessary, reasonably designate any competitively sensitive materials provided to the other party as “Outside Counsel Only Material” and may redact the materials as necessary to (i) remove references concerning the valuation of the Company, (ii) comply with contractual arrangements and (iii) address reasonable attorney-client or other privilege or confidentiality concerns.
(e) Subject to the proviso to this sentence, nothing in this Section 7.06 or any other provision of this Agreement shall require Parent, Merger Sub or any of their respective Affiliates to take or agree to take, or to refrain from taking, any action contemplated by Section 7.06(b)(i)-(iii), with respect to the Equity Investor or any Affiliates of the Equity Investor, Parent or Merger Sub, other than with respect to the Company or the Company Subsidiaries or the business, operations or ownership of any of the Company or the Company Subsidiaries; provided that nothing in this Section 7.06(e) shall qualify or limit in any respect the obligations of Parent and Merger Sub to make any necessary filings with or submissions to, or supply information or documentation to, or engage in communications with, Governmental Authorities as required by this Section 7.06. Parent shall use reasonable best efforts to cause the Equity Investor and any of its Affiliates to make any (i) necessary filings with or submissions to, or supply information or documentation to, or engage in communications with, Governmental Authorities as may be required by this Section 7.06 as if they were “Parent” hereunder and (ii) determinations required by, and in accordance with, Section 8.01(c) of the Parent Disclosure Letter, and any failure by the Equity
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Investor or any of its Affiliates to make such filings or submissions, supply such information or documentation, engage in such communications or make such determinations shall be deemed for all purposes of this Agreement to be a failure by Parent to comply with its obligations under this Agreement and a material breach of this Agreement by Parent.
7.07 Obligations of Parent and Merger Sub. Parent hereby guarantees the due, prompt and faithful payment, performance and discharge by Merger Sub of, and the compliance by Merger Sub with, all of the covenants, agreements, obligations and undertakings of Merger Sub under this Agreement in accordance with the terms of this Agreement, and covenants and agrees to take all actions necessary or advisable to cause Merger Sub to pay, perform and discharge its obligations hereunder. During the Pre-Closing Period, Parent and Merger Sub shall not engage in any activity of any nature except any activity related to the Transactions or activities reasonably ancillary thereto.
7.08 Public Announcements. The initial press release relating to this Agreement shall be a joint press release, the text of which has been agreed to by each of Parent and the Company. Thereafter, except with respect to any release of public statement expressly permitted by and in accordance with Section 7.04 or relating to a termination pursuant to Section 9.01 or Section 9.03, each of Parent, Merger Sub and the Company shall consult (and shall cause their respective Affiliates to consult) with the other parties hereto before issuing any press release or otherwise making any public statements with respect to this Agreement or any of the Transactions, except to the extent public disclosure is required by applicable Law or the rules or regulations of NYSE or any United States national securities exchange on which the Shares are then traded, in which case the issuing party shall use reasonable best efforts to consult with the other party before issuing any press release or making any such public statements. Notwithstanding the foregoing or the terms of the Confidentiality Agreement, each party hereto may, without such consultation, make any public statement in response to inquiries from the press, analysts, investors or those attending industry conferences, make internal announcements to employees and make disclosures in documents (including exhibits and all other information incorporated therein) required to be filed with or furnished to the SEC or the Canadian securities regulatory authorities, so long as such statements are consistent in all respects with previous press releases, public disclosures or public statements made jointly by the parties hereto (or individually in accordance with this Section 7.08).
7.09 Financing Cooperation.
(a) During the Pre-Closing Period, the Company shall, and shall cause the Company Subsidiaries to, and each of them shall use their reasonable best efforts to cause their respective Representatives to, use their reasonable best efforts to provide customary cooperation, to the extent reasonably requested by Parent in writing and necessary for the obtaining and arranging of debt financing (if any, including the Existing Notes Offer) in connection with the Merger (any such financing, the “Debt Financing”), including:
(i) using reasonable best efforts to prepare and timely file any filings or reports required to be filed by the Company under the Exchange Act;
(ii) using reasonable best efforts to cause management of the Company, with appropriate seniority and expertise, to assist in preparation and participate in a reasonable number of rating agency presentations, road shows, investor meetings and due diligence sessions with Financing Parties, in each case (A) in connection with the Debt Financing and (B) at reasonable times and with reasonable advance notice;
(iii) (A) using reasonable best efforts to provide assistance with the preparation of materials for rating agency presentations, high-yield roadshow presentations and offering memoranda, bank information memoranda, private placement memoranda, bridge teasers, syndication memoranda, customary offering documents, lender presentations and other customary marketing materials reasonably required in connection with the Debt Financing (collectively, the “Debt Marketing Materials”), including using reasonable best efforts to furnish (x) records, data or other information reasonably requested by the Financing Parties to support any historical statistical information or claims relating to the Company appearing in any offering memoranda constituting Debt Marketing Materials and (y) executed certificates of the chief financial officer (or other comparable officer) of the Company reasonably requested by the Financing Parties with respect to historical financial information or historical financial metrics, in each case relating to the Company and derived from the Company’s historical books and records, included in any offering memoranda constituting Debt Marketing Materials, (B) using reasonable best efforts to provide reasonable cooperation with the due diligence efforts of the Financing Parties to the extent reasonable and customary and (C) providing customary authorization letters with respect to the Company authorizing the distribution of information to prospective
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lenders and investors (including customary 10b-5 and material non-public information representations) (only to the extent such authorization letters contain customary disclaimers for the Company, its Affiliates and their respective Representatives with respect to responsibility for the use or misuse of the contents thereof);
(iv) (A) using reasonable best efforts to obtain documents and deliver notices reasonably requested by Parent relating to the redemption, purchase or exchange (within the time periods required by the relevant governing agreement), in each case as and to the extent provided in Section 7.10, of the Existing Notes and the release of related guarantees, including the Notes Payoff Documents provided for in Section 7.10 (it being understood and agreed that any redemption, purchase or exchange or release is (and shall be) contingent upon the occurrence of the Closing and no actions shall be required which would obligate the Company or any Company Subsidiary to complete such redemption, purchase or exchange or release prior to the occurrence of the Closing) and (B) promptly, and in any event no later than four (4) Business Days prior to the Closing, providing to the Financing Parties all documentation and other information required by a Governmental Authority in connection with the Debt Financing under applicable “know-your-customer” and Anti-Money Laundering Laws, including the USA PATRIOT Act, Title III of Pub. L.107-56 (signed into law October 26, 2001) and the Customer Due Diligence Requirements for Financial Institutions issued by the U.S. Department of Treasury Financial Crimes Enforcement Network under the Bank Secrecy Act (such rule published May 11, 2016 and effective May 11, 2018), in each case, as requested at least ten (10) Business Days prior to the Closing Date;
(v) using reasonable best efforts to (A) assist in the preparation, execution and delivery of definitive financing documents, including any credit agreement, indentures, supplemental indentures, notes, guarantees and collateral documents and pledge and security documents in connection with the Debt Financing (including executing and delivering a solvency certificate from the chief financial officer or treasurer (or other comparable officer) of the Surviving Company (in a customary form)), and (B) facilitate the pledging of, granting of security interests in and obtaining perfection of any liens on assets of the Company pledged as collateral in connection with the Debt Financing, but in no event shall any of the items described in the foregoing clauses (A) and (B) be effective prior to the Closing;
(vi) using reasonable best efforts to take all corporate, limited liability company, partnership or other similar actions reasonably requested by Parent to permit the consummation of the Debt Financing; provided that no such actions shall be required to be effective prior to the Closing; and
(vii) using reasonable best efforts to cause KPMG LLP to (A) furnish to the Financing Parties customary consents and comfort letters, together with drafts of such comfort letters (including, if applicable, “negative assurance” comfort and change period comfort) that such independent auditors of the Company are prepared to deliver upon “pricing” and “closing” of any high-yield bonds being issued as all or a portion of the Debt Financing, and deliver such comfort letters upon the “pricing” and “closing” of any such high-yield bonds, with respect to financial information relating to the Company, as reasonably requested by Parent or the Financing Parties, as necessary or customary for financings similar to the Debt Financing and (B) attend accounting due diligence sessions.
(b) Notwithstanding anything to the contrary in this Agreement, none of the Company nor any Company Subsidiaries nor any of their respective Representatives shall be required to take or permit the taking of any action pursuant to this Section 7.09 or pursuant to Section 7.10 that could: (i) require the Company or any Company Subsidiary or any of their respective Affiliates or any Persons who are officers or directors of any such entity to pass resolutions or consents to approve or authorize the Debt Financing or any certificate, document, instrument, agreement or action in connection with the Debt Financing prior to Closing or enter into, execute or deliver any certificate, document, instrument or agreement or agree to any change or modification of any existing certificate, document, instrument or agreement in connection with the Debt Financing (except (I) any certificate of the chief financial officer of the Company described in clause (a)(iii)(A)(y) above that is required to be delivered upon “pricing” and closing of any high yield bonds, (II) the authorization letters set forth in clause (a)(iii)(C) above, (III) the redemption or exchange documents and notices set forth in clause (a)(iv)(A) above, (IV) the “know-your-customer” and anti-money laundering documents contemplated by clause (a)(iv)(B) above), (V) any certificate of an officer of the Company reasonably requested by Parent’s counsel in connection with the delivery of any legal opinions such counsel may be required to deliver (including the certificates set forth in clauses (a)(iii) and (a)(v) above) and (VI) the representation letters required by the Company’s auditors in connection with the delivery of “comfort letters” set forth in clause (a)(vii) above), (ii) cause any representation, warranty, covenant or agreement
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in this Agreement to be breached by the Company or any of its Affiliates, or require the Company to waive or amend any terms of this Agreement, (iii) require the Company or any of its Affiliates to pay any commitment or other similar fee or incur any other expense, liability or obligation or otherwise incur any obligation under any agreement, certificate, document or instrument (except to the extent that such fees, expenses, obligations or liabilities are subject to and conditioned upon the occurrence of Closing or paid by Parent), (iv) require the Company or any Company Subsidiary to execute and deliver any pledge or security documents or certificates or documents or instruments relating to the provision of collateral, or otherwise pledge any assets as collateral, other than those that become effective as of or after the Closing, (v) reasonably be expected to cause any director, officer, employee or equityholder of the Company or any of its Affiliates to incur any personal liability, (vi) reasonably be expected to conflict with the organizational documents of the Company or any of its Affiliates or any applicable Law, (vii) reasonably be expected to result in any violation or breach of, or a default (with or without notice, lapse of time, or both) under, any Material Contract to which the Company or any of its Affiliates is a party, (viii) provide access to or disclose information that the Company or any of its Affiliates reasonably determines would jeopardize any attorney-client privilege or other applicable privilege or protection of the Company or any of its Affiliates, (ix) unreasonably interfere with the ongoing business or operations of the Company or any of its Affiliates, (x) require the Company or any Company Subsidiary to provide or prepare (A) any financial statements (including any “flash” numbers or preliminary results) other than those in the Exchange Act reports contemplated by Section 7.09(a)(i), (B) any pro forma financial statements, pro forma adjustments, projections, an as-adjusted capitalization table, information related to synergies, cost savings, ownership or other post-Closing adjustments, or other prospective information, (C) any description of all or any component of any financing undertaken by Parent in connection with the Transactions, including any such description to be included in liquidity and capital resources disclosure or any “description of notes”, (D) any risk factors relating to all or any component of any financing undertaken by Parent in connection with the Transactions, (E) any “segment reporting”, subsidiary financial statements or any information of the type required by Rule 3-09, Rule 3-10 or Rule 3-16 of Regulation S-X (other than those in the Exchange Act reports contemplated by Section 7.09(a)(i) to the extent required as a result of the Existing Notes), (F) any information required by Regulation S-K Item 402 or any other information customarily excluded from an offering memorandum for private placements of non-convertible high-yield bonds pursuant to Rule 144A (other than any information required to be included in the Exchange Act reports contemplated by Section 7.09(a)(i)) or (G) any information that is not available from the Company’s or the Company Subsidiaries’ financial records prepared in the ordinary course of business or (xi) require the Company or any Company Subsidiary to (A) register any new securities (including any guarantees thereof) under the Securities Act, (B) list any new securities on any securities exchange or (C) file a registration statement under the Securities Act or the Exchange Act. Nothing contained in this Section 7.09, in Section 7.10 or otherwise in this Agreement shall require the Company or any of its Affiliates, prior to the Closing, to be an issuer or other obligor with respect to the Debt Financing or any other indebtedness. In no event shall any new debt securities issued pursuant to this Section 7.09 or Section 7.10 be required to be registered under the Securities Act or listed on any securities exchange prior to Closing. Parent shall, promptly on request by the Company, reimburse the Company and each of its Affiliates for all out-of-pocket costs incurred by them or their respective Representatives in connection with the cooperation pursuant to this Section 7.09, in connection with any amendment to the Existing Credit Agreement that is effective as of the date hereof or in connection with any transactions or other actions pursuant to Section 7.10 and shall reimburse, indemnify and hold harmless the Company and its Affiliates and their respective Representatives from and against any and all losses, damages, claims, costs or expenses suffered or incurred by them in connection with the arrangement of the Debt Financing, any action taken by any of them at the request of Parent or its Representatives pursuant to this Section 7.09 or in connection with any amendment to the Existing Credit Agreement that is effective as of the date hereof or any transaction or other action taken by any of them under any of Sections 7.10(a) through (d) and, in each case, any information used in connection therewith, except to the extent that any of the foregoing arises from (x) the bad faith, gross negligence or willful misconduct of, or material breach of this Agreement by, the Company or any of their respective Representatives, as applicable, or (y) information provided by the Company or any of their respective Representatives, as applicable, that, at the time the statements were made, were actually known by the person seeking indemnification to contain any untrue statement of a material fact or to omit to state a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading, in each case, as determined by a court of competent jurisdiction in a final and non-appealable decision.
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(c) Notwithstanding anything to the contrary in this Agreement, the Company will be deemed to be in compliance with this Section 7.09 and with Section 7.10, and the Company’s breach of any of the covenants required to be performed by it under this Section 7.09 and Section 7.10 shall not constitute a breach or failure to perform by the Company, for purposes of Section 8.02(b).
(d) The Company shall notify Parent if any information in respect of the Company or any Company Subsidiary provided to Parent, to the Knowledge of the Company, when taken as a whole and in light of the circumstances under which such statements were made, contains any material misstatement of fact or omits to state any material fact necessary to make such information not materially misleading.
(e) The Company hereby consents to the use of its logos, names and trademarks in a non-trademark manner in connection with the Debt Financing; provided that such logos, names and trademarks are used solely in a manner that is not intended to or reasonably likely to harm or disparage the Company or any Company Subsidiary or the reputation or goodwill of the Company or any Company Subsidiary.
7.10 Financing Matters.
(a) During the Pre-Closing Period, if requested by Parent, the Company shall, with respect to the Existing Notes Indenture, use reasonable best efforts to (i) issue or cause to be issued one or more notices of optional redemption or similar notices (each of which shall provide that the redemption of the Existing Notes shall be contingent upon the Closing) in respect of all of any series of then-outstanding Existing Notes under the Existing Notes Indenture pursuant to the requisite provisions of the Existing Notes Indenture and (ii) take such other actions as it determines to be necessary or advisable (or that Parent reasonably requests) to facilitate redemption of such Existing Notes at and contingent upon the Closing, including the delivery, taking or making of all required documents or actions (other than the deposit of funds in accordance with this paragraph or the payment of any fees, expenses or other amounts) under the Existing Notes Indenture to effect the redemption of such Existing Notes pursuant to the requisite provisions of the Existing Notes Indenture; provided that, in no event shall this Section 7.10 require the Company or any Company Subsidiary to cause any redemption or termination of such Existing Notes or the Existing Notes Indenture prior to the occurrence of the Closing Date (or, if the redemption cannot be effected on the Closing Date in compliance with the Existing Notes Indenture, then the earliest date possible after the Closing Date in compliance with the Existing Notes Indenture) (such notice and redemption documents, the “Notes Payoff Documents”). No later than the date of redemption, Parent shall deposit with the trustee under the Existing Notes Indenture the amount of funds required to effect such redemption. Any notices delivered pursuant to this Section 7.10(a) and other related documents prepared by or on behalf of the Company in connection therewith shall be subject to the prior review of, and opportunity for comment by, Parent and its counsel, and the Company shall consider in good faith any comments provided by Parent or its counsel. Notwithstanding the foregoing, neither the Company nor any Company Subsidiary shall be required pursuant to this Section 7.10(a) to execute and deliver any document or instrument (or cause any document or instrument to be executed or delivered) not conditioned on or delivered substantially concurrently with the occurrence of the Closing.
(b) Prior to the Closing Date, the Company shall, with respect to the Series A Certificate of Designations, use reasonable best efforts to (i) issue or cause to be issued one or more notices of optional redemption, repurchase or similar notices (each of which shall provide that the redemption or repurchase of the Company Series A Preferred Stock shall occur immediately prior to the Closing) in respect of all of the then-outstanding Company Series A Preferred Stock under the Series A Certificate of Designations pursuant to the requisite provisions of the Series A Certificate of Designations and (ii) take such other actions as it determines to be necessary or advisable (or that Parent reasonably requests) to facilitate the redemption or repurchase of such Company Series A Preferred Stock immediately prior to the Closing, including the delivery, taking or making of all required documents or actions (other than the deposit of funds in accordance with this paragraph or the payment of any fees, expenses or other amounts) under the Series A Certificate of Designations to effect the redemption of such Company Series A Preferred Stock pursuant to the requisite provisions of the Series A Certificate of Designations; provided that, in no event shall this Section 7.10 require the Company or any Company Subsidiary to cause any redemption, repurchase or termination of such Company Series A Preferred Stock or the Series A Certificate of Designations prior to the occurrence of the Closing Date (or, if the redemption cannot be effected on the Closing Date in compliance with the Series A Certificate of Designations, then the earliest date possible after the Closing Date in compliance with the Certificate of Designations). No later than the date of repurchase or redemption, the Company or the Surviving Company, as applicable, shall pay the holders of the Company Series A Preferred Stock the
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amount of funds required to effect such repurchase or redemption. Any notices delivered pursuant to this Section 7.10(b) and other related documents prepared by or on behalf of the Company in connection therewith shall be subject to the prior review of, and opportunity for comment by, Parent and its counsel, and the Company shall consider in good faith any comments provided by Parent or its counsel. Notwithstanding the foregoing, neither the Company nor any Company Subsidiary shall be required pursuant to this Section 7.10(b) to execute and deliver any document or instrument (or cause any document or instrument to be executed or delivered) not conditioned upon the satisfaction or, to the extent permitted by Law, waiver of the conditions to Closing set forth in Article VIII or delivered immediately prior to the Closing.
(c) During the Pre-Closing Period, the Company shall with respect to the Existing Notes and the Existing Notes Indenture:
(i) if requested by Parent, use reasonable best efforts to commence a consent solicitation with respect to such Existing Notes to seek to obtain the requisite consents from holders of such Existing Notes needed to amend, eliminate or waive certain sections of the Existing Notes Indenture specified by Parent (each, an “Existing Notes Consent Solicitation”) on such terms and conditions, including with respect to consent fees, that are proposed by Parent and permitted by applicable Law, the Existing Notes Indentures, the organizational documents and other contracts of the Company and the Company Subsidiaries; provided that (x) Parent shall be responsible for preparation of the necessary consent solicitation statement, supplemental indenture and other related documents in connection with such Existing Notes Consent Solicitation (the “Existing Notes Consent Solicitation Documents”) and the payment of all fees, expenses and other amounts relating to any Existing Notes Consent Solicitation; and (y) Parent shall consult with the Company and afford the Company and its counsel a reasonable opportunity to review and comment on the Existing Notes Consent Solicitation Documents and Parent will give reasonable consideration to the comments, if any, raised by the Company. The Company shall, and shall use its reasonable best efforts to cause its Representatives to, provide all cooperation reasonably requested by Parent in connection with an Existing Notes Consent Solicitation, including appointing one or more solicitation agents selected by Parent; provided that (for the avoidance of doubt) Parent will pay all fees and expenses of such solicitation agents. The Company shall waive any of the conditions to any Existing Notes Consent Solicitation as may be reasonably requested by Parent (other than the condition that any proposed amendments set forth therein shall not become operative until the Closing), so long as such waivers would not cause such Existing Notes Consent Solicitation to violate applicable Law, including SEC rules and regulations, or the Existing Notes Indentures, organizational documents or any material contract of the Company and the Company Subsidiaries, and to not, without the prior written consent of Parent, waive any condition to any Existing Notes Consent Solicitation or make any material change, amendment or modification to the terms and conditions of any Existing Notes Consent Solicitation other than as directed by Parent. Promptly following the expiration of an Existing Notes Consent Solicitation, assuming the requisite consent from the holders of the applicable Existing Notes has been received and certified by the solicitation agent, the Company shall cause an appropriate supplemental indenture (each, an “Existing Notes Supplemental Indenture”) to become effective providing for the amendments of the Existing Notes Indenture contemplated in the Existing Notes Consent Solicitation Documents; provided, however, that notwithstanding the fact that an Existing Notes Supplemental Indenture may become effective earlier, the proposed amendments set forth therein shall not become operative until the Closing. The form and substance of the Existing Notes Supplemental Indenture, if any, shall be reasonably satisfactory to Parent;
(ii) if requested by Parent, use reasonable best efforts to commence a tender offer or an exchange offer as specified by Parent, with respect to all of the outstanding notes of any series of Existing Notes (which, for the avoidance of doubt, will be limited to holders of Existing Notes that are eligible to participate in a tender offer or exchange offer, as applicable, that is not registered under the Securities Act or the Exchange Act), on such terms and conditions, including pricing terms, that are proposed, from time to time, by Parent and permitted by applicable Law and the Existing Notes Indentures, the organizational documents and other material contracts of the Company and the Company Subsidiaries (the “Existing Notes Offer”); provided that (x) Parent shall be responsible for preparation of the necessary offering document, offer to purchase, related letter of transmittal, supplemental indenture, to the extent applicable, and other related documents in connection with such Existing Notes Offer (the “Existing Notes Offer Documents”) and the payment of all fees, expenses and other amounts relating to any Existing Notes Offer; and (y) Parent shall consult with the Company and afford the Company and its counsel a reasonable opportunity to review and comment on the material terms and conditions of the Existing Notes Offer and the Existing Notes Offer Documents, and
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Parent will give reasonable consideration to the comments, if any, raised by the Company. The terms and conditions specified by Parent for the Existing Notes Offer shall be in compliance with the Existing Notes Indenture and any applicable Laws, including SEC rules and regulations. The closing of any Existing Notes Offer shall be expressly conditioned on the occurrence of the Closing, and, in accordance with the terms of any Existing Notes Offer, upon or following the Closing, the Surviving Company shall accept for purchase, and purchase, all Existing Notes validly tendered and not validly withdrawn in such Existing Notes Offer (provided that the proposed amendments to the Existing Notes Indenture set forth in any Existing Notes Offer Document may not become effective unless and until the Closing has occurred). The Company shall, and shall use its reasonable best efforts to cause its Representatives to, use reasonable best efforts to provide all cooperation reasonably requested by Parent in connection with any Existing Notes Offer, including appointing one or more dealer managers selected by Parent; provided, that (for the avoidance of doubt) Parent will pay all fees and expenses of such dealer managers. Any Existing Notes Offer shall comply in all material respects with the applicable requirements of the Exchange Act, including Rule 14e-1, the Securities Act, the TIA and any other applicable Law, it being understood that neither the Company nor any Company Subsidiary shall be required to take any action that does not comply with such applicable Law. As applicable, the Company shall waive any of the conditions to any Existing Notes Offer as may be reasonably requested by Parent (other than the condition that an Existing Notes Offer is conditioned on the Closing occurring), so long as such waivers would not cause such Existing Notes Offer to violate the Securities Act, the Exchange Act, the TIA or any other applicable Law, or the Existing Notes Indentures, organizational documents or any material contract of the Company and the Company Subsidiaries, and shall not, without the prior written consent of Parent, waive any condition to any Existing Notes Offer or make any material change, amendment or modification to the terms and conditions of any Existing Notes Offer (including any extension thereof) other than as directed by Parent. If, at any time prior to the completion of an Existing Notes Offer, the Company or any Company Subsidiary, on the one hand, or Parent or any of its Subsidiaries, on the other hand, discovers any information that should be set forth in an amendment or supplement to the Existing Notes Offer Documents, so that the Existing Notes Offer Documents shall not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of circumstances under which they are made, not misleading, such party that discovers such information shall promptly notify all other parties, and an appropriate amendment or supplement prepared by Parent or its Subsidiaries describing such information shall be disseminated to the holders of the applicable Existing Notes.
(d) During the Pre-Closing Period, the Company shall cancel, or accept the transfer and contribution of, as applicable, the outstanding Company Series B Preferred Stock or Company Series C Preferred Stock and the Company Warrants, in each case as described in Section 7.10(d) of the Parent Disclosure Letter, to the extent jointly requested in writing by Parent and the applicable holders of a majority of the outstanding Company Series B Preferred Stock or Company Series C Preferred Stock, as applicable, prior to the Closing.
7.11 [Reserved.]
7.12 Existing Notes. Solely to the extent required to do so under the then applicable terms of the Existing Notes Indenture or the Existing Notes, Parent shall cause the Surviving Company to comply in all material respects with its obligations to make, conduct and consummate the Fundamental Change Offer (as defined in the Existing Notes Indenture) in accordance with the terms of the Existing Notes Indenture and the Existing Notes; provided, however, that no action shall be required under this Section 7.12 except to the extent required under the then applicable terms of the Existing Notes Indenture or the Existing Notes as a result of the consummation of the Transactions, including the Merger.
7.13 Stock Exchange De-Listing. Parent shall use reasonable best efforts to cause the Company Common Stock to be de-listed from NYSE and de-registered under the Exchange Act as soon as practicable following the Effective Time and, prior to the Effective Time, the Company shall reasonably cooperate with Parent to accomplish the foregoing and shall use reasonable best efforts to take, or cause to be taken, all actions, and do or cause to be done all things, reasonably necessary, proper or advisable on its part under applicable Law and rules and policies of NYSE to enable the de-listing by the Company of the Company Common Stock from NYSE and the deregistration of the Company Common Stock under the Exchange Act promptly after the Effective Time.
7.14 Stockholder Litigation. Prior to the Effective Time, the Company shall notify Parent promptly in writing of the commencement of any stockholder litigation brought or threatened in writing against the Company, any of the
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Company Subsidiaries or any of their respective directors or officers relating to the Transactions (“Transaction Litigation”) and shall promptly advise Parent of any material developments to keep Parent reasonably informed with respect to the status thereof. Prior to the Effective Time, the Company, acting at the direction of the Special Committee, shall be entitled to direct and control the overall defense, negotiation and settlement of any such Transaction Litigation; provided that the Company shall (a) give Parent the opportunity to review and propose comments with respect to all material filings, pleadings and responses proposed to be filed or submitted by or on behalf of the Company prior to such filing or submission, and the Company shall consider such comments in good faith, (b) give Parent the right to participate in the defense, settlement or prosecution of any Transaction Litigation and (c) reasonably consult with Parent with respect to the defense, settlement and prosecution of any Transaction Litigation. The Company, acting at the direction of the Special Committee, shall not, and shall cause its Representatives not to, compromise or settle, or agree to compromise or settle, any Transaction Litigation without Parent’s prior written consent (not to be unreasonably withheld, conditioned or delayed).
7.15 Takeover Laws; Section 16 Matters. If any “fair price”, “moratorium”, “control share acquisition”, “interested shareholder” or other anti-takeover Law is, becomes, may become or is deemed to be applicable to this Agreement, the Transactions or the Voting Agreements, then the Board and the Special Committee shall grant such approvals and take such reasonable actions as are necessary so that the Transactions may be consummated as promptly as practicable on the terms contemplated hereby and otherwise act to render such Law or Laws inapplicable to the foregoing. Prior to the Effective Time, the Company, including the Board or any appropriate committee thereof, shall take such further actions, if any, as may be reasonably necessary or appropriate to ensure that all transactions in equity securities of the Company (including any derivative securities) pursuant to the Merger and the other Transactions by any officer or director of the Company who is subject to Section 16(a) of the Exchange Act (or any other Persons who may be deemed subject to Section 16(a) of the Exchange Act as a “director by deputization”) are exempt under Rule 16b-3 promulgated under the Exchange Act.
7.16 Equity Financing. Upon the terms and subject to the conditions of this Agreement, each of Parent and Merger Sub shall not, without the prior written consent of the Company, effect or permit any amendment or modification to be made to, or any waiver of any provision or remedy pursuant to, the Equity Commitment Letter. Upon the terms and subject to the conditions set forth herein, prior to the Effective Time, Parent and Merger Sub shall each take, or cause to be taken, all actions and to do, or cause to be done, all things necessary, proper and advisable to consummate and obtain the Equity Financing on the terms and conditions described in the Equity Commitment Letter, including (i) maintaining in effect the Equity Commitment Letter, (ii) satisfying on a timely basis all conditions to funding that are applicable to Parent and Merger Sub in the Equity Commitment Letter that are within its control, (iii) consummating the Equity Financing at or prior to the Closing, (iv) complying with its obligations pursuant to the Equity Commitment Letter and (v) enforcing its rights pursuant to the Equity Commitment Letter. Parent and Merger Sub shall give the Company prompt notice of, and keep the Company informed on a reasonably current basis and in reasonable detail of, (i) any actual or potential breach, default, termination or repudiation by any party to the Equity Commitment Letter of which Parent or Merger Sub becomes aware, including the receipt of any written notice or communication with respect thereto, and (ii) the occurrence of an event or development that would reasonably be expected to adversely impact the ability of Parent or Merger Sub to obtain all or any portion of the Equity Financing at or prior to the Closing.
7.17 Employee Matters.
(a) For the period commencing on the Closing Date and ending on December 31, 2026 (or until an earlier termination of employment), Parent shall, and shall cause the Surviving Company and its Subsidiaries to, provide each individual who is employed by the Company or any Company Subsidiary immediately prior to the Effective Time (each, a “Continuing Employee”) with (i) a base salary or wages (as applicable) that are, in each case, no less favorable than those in effect immediately prior to the Effective Time, (ii) target annual cash incentive opportunities (as applicable) that are substantially comparable in the aggregate to those in effect for such Continuing Employee immediately prior to the Effective Time and (iii) employee benefits (excluding any equity-based compensation, retention, nonqualified deferred compensation, change in control or similar one-time or special benefits or arrangements, postretirement health and welfare benefits and defined benefit pension benefits) that are substantially comparable in the aggregate to those provided to such Continuing Employee immediately prior to the Effective Time.
(b) With respect to employee benefit plans of the Surviving Company and its Subsidiaries, including any vacation, paid time-off and severance plans, for all purposes, including determining eligibility to participate, level
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of benefits and vesting, the service of each Continuing Employee, any Company Subsidiary or any of their respective predecessors shall be treated as service with the Surviving Company or any of its Subsidiaries; provided, however, that such service need not be recognized to the extent that such recognition would result in any duplication of benefits as to any plan to the extent that such service is not recognized thereunder as to all participants therein.
(c) Parent shall, or shall cause the Surviving Company to, (i) honor in accordance with their terms all the Company Plans, as in effect at the Effective Time, (ii) waive, or cause to be waived, any pre-existing condition limitations, exclusions, actively at work requirements and waiting periods under any welfare benefit plan maintained by the Surviving Company or any of its Subsidiaries in which Continuing Employees (and their eligible dependents) will be eligible to participate from and after the Effective Time, except to the extent that such pre-existing condition limitations, exclusions, actively-at-work requirements and waiting periods would not have been satisfied or waived under the comparable Company Plan immediately prior to the Effective Time and (iii) to recognize the dollar amount of all co-payments, deductibles and similar expenses incurred by each Continuing Employee (and his or her eligible dependents) during the calendar year in which the Effective Time occurs for purposes of satisfying such year’s deductible and co-payment limitations under the relevant welfare benefit plans in which they will be eligible to participate from and after the Effective Time, except to the extent that such limits or forfeitures applied under the comparable Company Plan are in effect as of the Effective Time.
(d) Notwithstanding any provision of this Agreement to the contrary, the provisions of this Section 7.17 are solely for the benefit of the parties to this Agreement, and no provision of this Section 7.17 is intended to, or shall, (i) constitute the establishment or adoption of or an amendment to any Company Plan or other employee benefit plan for purposes of ERISA or otherwise, (ii) prevent the Company, the Company Subsidiaries, Parent or the Surviving Company from amending or terminating any of their respective benefit plans (including any Company Plan in accordance with its terms), (iii) prevent Parent, after the Effective Time, from terminating the employment of any employees of the Company or any Company Subsidiary who continue to be actively employed by the Surviving Company or any of its Subsidiaries or (iv) create any third-party beneficiary rights in any Person (including any Company Associate or any collective bargaining representative thereof).
ARTICLE VIII

CONDITIONS TO THE MERGER
8.01 Conditions to the Obligations of Each Party. The obligations of the Company, Parent and Merger Sub to consummate the Merger shall be subject to the satisfaction (or written waiver by the Company and Parent, if permissible by Law), at or prior to the Effective Time, of each of the following conditions:
(a) Company Stockholder Approvals. The Company Stockholder Approvals shall have been obtained at the Stockholders Meeting.
(b) No Order. No Governmental Authority of competent jurisdiction shall have enacted, issued, promulgated, enforced or entered any Law, whether temporary, preliminary or permanent, that is in effect that enjoins, restrains or otherwise prohibits or makes illegal the consummation of the Merger.
(c) Antitrust and FDI Approvals. All waiting periods (including any extension thereof) shall have expired or been terminated and all clearances or approvals shall have been obtained, in each case, as set forth in Section 8.01(c) of the Parent Disclosure Letter (collectively, the “Required Regulatory Approvals”).
8.02 Conditions to the Obligations of Parent and Merger Sub. The obligations of Parent and Merger Sub to consummate the Merger are subject to the satisfaction or waiver by Parent (where permissible), at or prior to the Effective Time, of the following additional conditions:
(a) Representations and Warranties. (i) The representations and warranties of the Company set forth in Section 4.02(a) and Section 4.02(c) (Capitalization) shall be true and correct in all respects as of the Closing Date, as if made at such time, except to the extent any such representation or warranty expressly relates to a specific date (in which case on and as of such specific date), other than for inaccuracies that are individually or in the aggregate de minimis; (ii) the representations and warranties of the Company set forth in Section 4.08(a) (Absence of Certain Changes or Events) shall be true and correct in all respects as of the Closing Date, as if made at such time, except to the extent any such representation or warranty expressly relates to a specific date (in which case on and as of such specific date); (iii) the representations and warranties of the Company set forth in Section 4.01(a)
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(Organization and Qualification), Section 4.03 (Authority; Binding Nature of Agreement), Section 4.05 (Vote Required), Section 4.06 (Anti-Takeover Provisions) and Section 4.21 (Brokers) that are qualified by the term “material” or “Material Adverse Effect” shall be true and correct, and those not so qualified shall be true and correct in all material respects, in each case as of the Closing Date as if made at such time, except to the extent any such representation or warranty expressly relates to a specific date (in which case on and as of such specific date); and (iv) each of the other representations and warranties of the Company set forth in this Agreement shall be true and correct in all respects as of the Closing Date, as if made at such time, except to the extent such representation or warranty expressly relates to a specific date (in which case on and as of such specific date), other than, in the case of this clause (iv), for such failures to be true and correct that would not have a Material Adverse Effect (it being understood that for the purpose of this clause (iv) all references to the term “Material Adverse Effect” and other qualifications based on the word “material” set forth in any such representations and warranties shall be disregarded).
(b) Agreements and Covenants. The Company shall have performed or complied with the covenants, agreements and obligations required by this Agreement to be performed or complied with by it at or prior to the Effective Time in all material respects.
(c) Material Adverse Effect. Since the date of the Agreement, no Material Adverse Effect shall have occurred and be continuing.
(d) Officer Certificate. The Company shall have delivered to Parent a certificate, dated as of the Closing Date, signed by an executive officer of the Company, certifying that the conditions specified in Section 8.02(a), Section 8.02(b) and Section 8.02(c) have been satisfied.
8.03 Conditions to the Obligations of the Company. The obligations of the Company to consummate the Merger are subject to the satisfaction or waiver by the Company (where permissible), at or prior to the Effective Time, of the following additional conditions:
(a) Representations and Warranties. (i) The representations and warranties of Parent and Merger Sub set forth in Section 5.01 (Organization and Qualification), Section 5.03 (Authority; Binding Nature of Agreement), Section 5.10 (Brokers) and Section 5.11 (Stockholder and Management Arrangements) that are qualified by the term “material” or “Parent Material Adverse Effect” shall be true and correct, and those not so qualified shall be true and correct in all material respects, in each case as of the Closing Date as if made at such time, except to the extent any such representation or warranty expressly relates to a specific date (in which case on and as of such specific date), (ii) the representations and warranties of Parent and Merger Sub set forth in the last sentence of Section 5.06 (Operations of Parent and Merger Sub) shall be true and correct, in each case as of the Closing Date as if made at such time, except to the extent such representation or warranty expressly relates to a specific date (in which case on and as of such specific date) and (iii) each of the other representations and warranties of Parent and Merger Sub set forth in this Agreement shall be true and correct in all respects as of the Closing Date, as if made at such time, except to the extent such representation or warranty expressly relates to a specific date (in which case on and as of such specific date), other than, in the case of this clause (iii), for such failures to be true and correct that would not, individually or in the aggregate, have a Parent Material Adverse Effect (it being understood that for the purpose of this clause (iii) all references to the term “Parent Material Adverse Effect” and other qualifications based on the word “material” set forth in any such representations and warranties shall be disregarded).
(b) Agreements and Covenants. Each of Parent and Merger Sub shall have performed or complied with the covenants, agreements and obligations required by this Agreement to be performed or complied with by it at or prior to the Effective Time in all material respects.
(c) Officer Certificate. Parent shall have delivered to the Company a certificate, dated as of the Closing Date, signed by an executive officer of Parent, certifying that the conditions specified in Section 8.03(a) and Section 8.03(b) have been satisfied.
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ARTICLE IX

TERMINATION
9.01 Termination. This Agreement may be terminated and the Transactions may be abandoned at any time prior to the Effective Time only as follows (notwithstanding any prior adoption of this Agreement by the stockholders of the Company, except that this Agreement may not be terminated pursuant to Section 9.01(c) after receipt of the Company Stockholder Approvals):
(a) by mutual written consent of each of the Company (acting with the prior approval of the Special Committee) and Parent;
(b) by either Parent or the Company (acting with the prior approval of the Special Committee) if any Governmental Authority of competent jurisdiction shall have enacted, issued, promulgated, enforced or entered any Law permanently restraining, enjoining, prohibiting or making illegal the consummation of the Merger and such Law shall have become final and nonappealable (a “Legal Prohibition”); provided that the right to terminate this Agreement under this Section 9.01(b) shall not be available to a party if the Legal Prohibition was primarily due to the material breach by such party of any provision of this Agreement;
(c) by either Parent or the Company (acting with the prior approval of the Special Committee) if the Company Stockholder Approvals shall not have been obtained at the Stockholders Meeting duly convened therefor or at any adjournment or postponement thereof, in each case, at which a vote on the approval of this Agreement was taken; provided that Parent shall not have the right to terminate this Agreement pursuant to this Section 9.01(c) if any Security Holder has breached Article I of the Voting Agreements;
(d) by either the Company (acting with the prior approval of the Special Committee) or Parent if the Effective Time shall not have occurred on or before November 16, 2026 (as such date may be extended by the mutual written consent of the Company (acting with the prior approval of the Special Committee) and Parent, the “Outside Date”); provided that the right to terminate this Agreement under this Section 9.01(d) shall not be available to a party if such party’s or its Affiliate’s breach of any provisions in this Agreement primarily caused or resulted in the failure of the Effective Time to occur on or before such date;
(e) by Parent if:
(i) the Board (acting upon the recommendation of the Special Committee) or the Special Committee shall have effected an Adverse Recommendation Change; provided, however, that Parent’s right to terminate this Agreement pursuant to this Section 9.01(e)(i) will expire at 5:00 p.m., New York City time, on the fifth (5th) Business Day following the date on which such right to terminate first arose or, if sooner, receipt of the Company Stockholder Approvals; or
(ii) any breach or inaccuracy of any representation or warranty or failure to perform any covenant or agreement on the part of the Company set forth in this Agreement shall have occurred that would cause any of the conditions set forth in Section 8.02(a) or Section 8.02(b) not to be satisfied and such breach or inaccuracy is not capable of being cured or, if curable, is not cured by the earlier of (A) the date that is thirty (30) days after written notice thereof is given by Parent to the Company and (B) five (5) Business Days prior to the Outside Date; provided that Parent may not terminate this Agreement pursuant to this Section 9.01(e)(ii) if at the time of such termination the Company would be entitled to terminate this Agreement pursuant to Section 9.01(f)(ii); or
(f) by the Company (acting with the prior approval of the Special Committee) if:
(i) prior to the delivery of the Company Stockholder Approvals, the Board (acting upon the recommendation of the Special Committee) or the Special Committee determines to enter into an Acquisition Agreement with respect to a Superior Proposal; provided, however, that (A) prior to, or concurrently with, such termination the Company pays the Company Termination Fee due under Section 9.03(a) and (B) the Company substantially contemporaneously enters into such Acquisition Agreement; provided that the Company shall not have the right to terminate this Agreement pursuant to this Section 9.01(f)(i) if (x) the Company Stockholder Approvals have been obtained or (y) the Company has materially breached Section 7.04 with respect to such Superior Proposal; or
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(ii) any breach or inaccuracy of any representation or warranty or failure to perform any covenant or agreement on the part of Parent or Merger Sub set forth in this Agreement shall have occurred that would cause any of the conditions set forth in Section 8.03(a) or Section 8.03(b) not to be satisfied and such breach or inaccuracy is not capable of being cured or, if curable, is not cured by the earlier of (A) the date that is thirty (30) days after written notice thereof is given by the Company to Parent and (B) five (5) Business Days prior to the Outside Date; provided that the Company may not terminate this Agreement pursuant to this Section 9.01(f)(ii) if at the time of such termination Parent would be entitled to terminate this Agreement pursuant to Section 9.01(e)(ii).
9.02 Notice of Termination; Effect of Termination. (a) A terminating party shall provide written notice of termination to the other parties hereto specifying with reasonable particularity the reason for such termination, and any such termination in accordance with Section 9.01 shall be effective immediately upon delivery of such written notice to the other parties hereto.
(b) In the event of termination of this Agreement by any party as provided in Section 9.01, this Agreement shall forthwith become void and of no further force or effect and there shall be no liability or obligation on the part of any party, except that (i) this Section 9.02, Section 7.03(b), Section 9.03 and Article X shall remain in full force and effect in accordance with their respective terms and to the extent provided thereunder, (ii) nothing herein shall relieve any party from liability for any fraud or Willful and Material Breach of this Agreement prior to such termination (which liability the parties hereto acknowledge and agree shall not be limited to reimbursement of out-of-pocket fees, costs or expenses incurred in connection with the Transactions, and may include damages based on loss of the economic benefit of the Transactions to the parties hereto and the stockholders of the Company (in each case, taking into consideration all relevant matters, including other business opportunities or combination opportunities and the time value of money)) and (iii) the Confidentiality Agreement shall remain in full force and effect in accordance with its terms and to the extent provided thereunder.
9.03 Fees and Expenses. Unless specified otherwise herein, all expenses incurred in connection with this Agreement, the Transactions, the solicitation of the Company Stockholder Approvals and all other matters related to the Transactions shall be paid by the party incurring such expenses, whether or not the Merger or any other Transaction is consummated.
(a) If this Agreement shall be validly terminated (i) by Parent pursuant to Section 9.01(e)(i) or (ii) by the Company pursuant to Section 9.01(f)(i), then the Company shall pay to Parent in immediately available funds an amount equal to $42,700,000 (the “Company Termination Fee”) to an account or accounts designated in writing by Parent (x) with respect to the preceding clause (i), within two (2) Business Days after the date of the termination of this Agreement by Parent or (y) with respect to the preceding clause (ii), prior to, or concurrently with, the termination of this Agreement by the Company.
(b) If (A) this Agreement is validly terminated by the Company or Parent pursuant to Section 9.01(c) or Section 9.01(d); (B) following the execution and delivery of this Agreement and prior to the Stockholders Meeting, any Person shall have publicly announced a bona fide Acquisition Proposal and not withdrawn or otherwise abandoned such Acquisition Proposal prior to the earlier of (x) the Stockholders Meeting and (y) the termination of this Agreement; and (C) within twelve (12) months following such termination of this Agreement, the Company enters into a definitive agreement with respect to such Acquisition Proposal and the transaction contemplated by such Acquisition Proposal is subsequently consummated (provided that, for purposes of clauses (B) and (C), all references to “twenty percent (20%)” in the definition of “Acquisition Proposal” will be deemed to be references to “fifty percent (50%)”), then the Company shall promptly (and in any event within three (3) Business Days) after such consummation pay, or cause to be paid, to Parent the Company Termination Fee by wire transfer of immediately available funds to an account or accounts designated in writing by Parent.
(c) The parties hereto acknowledge and agree that the agreements contained in this Section 9.03 are an integral part of the Transactions, and that, without these agreements, the parties hereto would not enter into this Agreement. Each of the parties hereto further acknowledges that the payment of the Company Termination Fee if and when due in accordance with this Section 9.03 is not a penalty but is liquidated damages in a reasonable amount that will compensate Parent in the circumstances in which the Company Termination Fee is payable for the efforts and resources expended and the opportunities foregone while negotiating this Agreement and in reliance on this Agreement and on the expectation of the consummation of the Transactions, which amount would otherwise be impossible to calculate with precision. In no event shall the Company be required to pay the Company
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Termination Fee more than once (even though such payment may be payable under one or more provisions). Parent’s receipt of the Company Termination Fee, to the extent payable, and paid, in accordance with Section 9.03(a) or Section 9.03(b), as applicable, shall be the sole and exclusive remedy of the Parent Related Parties against any of the Company Related Parties for any breach, loss or damage under this Agreement, or otherwise relating to or arising out of this Agreement or the Transactions (and the termination of this Agreement or any matter forming the basis for such termination), and neither the Company nor any other Company Related Party will have any other liability or obligation to Parent or any other Parent Related Party relating to or arising out of this Agreement or the Transactions (including in respect of any written or oral representation made or alleged to be made in connection herewith). If the Company fails to promptly pay the Company Termination Fee pursuant to this Section 9.03, the Company shall pay to Parent all reasonable and documented out-of-pocket fees, costs and expenses of enforcement (including attorneys’ fees as well as expenses incurred in connection with any action initiated by such party), together with interest on the amount of the Company Termination Fee, at a rate per annum equal to the prime lending rate as published in The Wall Street Journal, in effect on the date such payment is required to be made, plus two percent (2%) (or such lesser rate as is the maximum permitted by applicable Law).
ARTICLE X

GENERAL PROVISIONS
10.01 Non-Survival of Representations, Warranties and Agreements. The representations, warranties and agreements in this Agreement and in any certificate delivered pursuant hereto shall terminate at the Effective Time; provided, however, that this Section 10.01 shall not limit any covenant or agreement of the parties which by its terms contemplates performance after the Effective Time.
10.02 Notices. All notices, requests, claims, demands and other communications under this Agreement shall be in writing and shall be given or made (and shall be deemed to have been duly given or made upon receipt) by delivery in person, by an internationally recognized overnight courier service (with proof of delivery), or by email (so long as no notice of failure of delivery is received by the sender) to the respective parties hereto at the following coordinates (or at such other coordinates for a party as shall be specified in a notice given in accordance with this Section 10.02):

(a)	if to Parent or Merger Sub or the Surviving Company:

c/o Kona Bidco, LLC
Kona Merger Subsidiary, Inc.
151 S. El Camino Drive
Beverly Hills, CA 90212
	Attention:	In Ku Lee
	Email:	[***]

with a copy (which shall not constitute notice) to:

Debevoise & Plimpton LLP
66 Hudson Boulevard
New York, NY 10001
	Attention:	Jeffrey J. Rosen
Gordon Moodie
Emily F. Huang
	Email:	jrosen@debevoise.com
gsmoodie@debevoise.com
efhuang@debevoise.com

(b)	if to the Company prior to the Effective Time:

Kennedy-Wilson Holdings, Inc.
151 South El Camino Drive
Beverly Hills, CA 90212
	Attention:	Bailey Wilson Benzie
	Email:	[***]

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with a copy (which shall not constitute notice) to:

Latham & Watkins LLP
355 South Grand Avenue, Suite 400
Los Angeles, CA 90071
Attention:	Julian Kleindorfer
Email:	julian.kleindorfer@lw.com

with a copy (which shall not constitute notice) to:

Cravath, Swaine and Moore LLP
Two Manhattan West
375 Ninth Avenue
New York, NY 10001
Attention:	Faiza J. Saeed
George F. Schoen
Cole DuMond
Alexander E. Greenberg
Email:	fsaeed@cravath.com
gschoen@cravath.com
cdumond@cravath.com
agreenberg@cravath.com

10.03 Interpretation and Rules of Construction. When a reference is made in this Agreement to an Exhibit, an Article or a Section, such reference shall be to an Annex, an Exhibit, an Article or a Section of this Agreement unless otherwise indicated. The table of contents, index of defined terms and headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. Whenever the words “include”, “includes” or “including” are used in this Agreement, they shall be deemed to be followed by the words “without limitation”. The words “hereof”, “hereto”, “hereby”, “herein” and “hereunder” and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement. Documents, materials and information are deemed to have been “made available” to the Company, Parent or Merger Sub, as applicable, if such documents, materials or information were, at least one (1) Business Day prior to the date hereof, (a) available for review by such Person and its Representatives through the electronic data room entitled “Project Key West”, which is hosted by Intralinks in connection with the Transactions, (b) disclosed in an SEC Document filed and publicly available or (c) otherwise provided by or on behalf of the applicable party in writing to such Person or any of its Representatives. The term “or” is not exclusive. The word “extent” in the phrase “to the extent” shall mean the degree to which a subject or other thing extends, and such phrase shall not mean simply “if”. The definitions contained in this Agreement are applicable to the singular as well as the plural forms of such terms and to the masculine as well as to the feminine and neuter genders of such term. Any Contract or Law defined or referred to herein means such Contract or Law as from time to time amended, modified or supplemented, unless otherwise specifically indicated, and any Law referred to herein shall be deemed to also refer to all rules and regulations promulgated thereunder. All accounting terms used and not defined herein have the respective meanings given to them under GAAP, except to the extent otherwise specifically indicated or that the context otherwise requires. References to a Person are also to its successors and permitted assigns. If the last day of a period of time before which, within which or following which any act is to be done or step taken pursuant to this Agreement is not a Business Day, the period shall end on the immediately following Business Day. Unless otherwise specifically indicated, all references to “dollars” and “$” will be deemed references to the lawful money of the United States of America. Each of the parties has participated in the drafting and negotiation of this Agreement; if an ambiguity or question of intent or interpretation arises, this Agreement must be construed as if it is drafted by all the parties hereto, and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of authorship of any of the provisions of this Agreement. References to “days” shall mean “calendar days” unless expressly stated otherwise. All references herein to “parties” shall be to the parties hereto unless the context shall otherwise require. Decisions made in a party’s “sole discretion” may be taken for any reason or no reason.
10.04 Severability. If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any Law or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the Transactions is not affected in any manner materially adverse to any party; provided that the parties intend that the remedies and limitations thereon (including
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limitations on remedies in Section 10.08 and the other limitations on the liabilities of the Parent Related Parties and Company Related Parties) contained in Article IX and Article X be construed as an integral provision of this Agreement and that such remedies and limitations shall not be severable or subject to modification pursuant to the following sentence in any manner that increases any Parent Related Party’s or any Company Related Party’s liability or obligations hereunder. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced (except those referenced in the immediately preceding proviso), the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in a mutually acceptable manner in order that the Transactions be consummated as originally contemplated to the fullest extent possible.
10.05 Entire Agreement. This Agreement, taken together with the Company Disclosure Letter, the Parent Disclosure Letter, the Confidentiality Agreement (together with any joinders or other agreements entered into in connection therewith), the Voting Agreements, the Rollover Agreements and the Equity Commitment Letter, constitutes the entire agreement among the parties with respect to the subject matter hereof and thereof and supersedes all prior agreements and undertakings, both written and oral, among the parties hereto, or any of them, with respect to the subject matter hereof and thereof.
10.06 Assignment. Neither this Agreement nor any of the parties’ respective rights, interests or obligations under this Agreement shall be assigned, in whole or in part, by operation of Law or otherwise by any of the parties hereto without the prior written consent of the other parties hereto. No assignment by any party shall relieve such party of any of its obligations hereunder. Subject to the immediately preceding sentence, any purported assignment without such consent shall be void. Subject to the preceding sentences, this Agreement will be binding upon, inure to the benefit of, and be enforceable by, the parties and their respective successors and assigns.
10.07 Parties in Interest. This Agreement shall be binding upon and inure solely to the benefit of each party hereto and its successors and permitted assigns, and nothing in this Agreement, express or implied, is intended to or shall confer upon any other Person any right, benefit or remedy of any nature whatsoever under or by reason of this Agreement, except for (a) the provisions of Section 7.05 (which are for the benefit of the Indemnified Parties and may be enforced by such Persons after the Effective Time), (b) after the Effective Time occurs, the rights of the Holders to receive the Merger Consideration to which they are entitled in accordance with the terms and conditions of this Agreement, (c) the third-party beneficiary rights specified in the Equity Commitment Letter and the Rollover Agreements and (d) the provisions of Section 7.09(b) relating to the indemnification and reimbursement of the Company’s Representatives, the Company’s Affiliates and such Affiliates’ respective Representatives (which are intended for the benefit of, and may be enforced by, such Persons).
10.08 Specific Performance.
(a) The parties acknowledge and agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. Each party agrees that, in the event of any breach or threatened breach by any other party of any covenant or obligation contained in this Agreement or the Equity Commitment Letter, the non-breaching party shall be entitled (in addition to any other remedy that may be available to it whether in Law, equity or otherwise, including monetary damages) to (i) an Order of specific performance to enforce the observance and performance of such covenant or obligation and (ii) an injunction restraining such breach or threatened breach. The parties hereto agree not to assert that a remedy of specific performance against a party hereto is unenforceable, invalid, contrary to Law or inequitable on the basis that a remedy of monetary damages would provide an adequate remedy or that the parties otherwise have an adequate remedy at Law.
(b) Each party further agrees that no other party or any other Person shall be required to obtain, furnish or post any bond or similar instrument in connection with or as a condition to obtaining any remedy referred to in this Section 10.08, and each party irrevocably waives any right it may have to require the obtaining, furnishing or posting of any such bond or similar instrument. The parties acknowledge and agree that the right of specific performance contemplated by this Section 10.08 is an integral part of the Transactions, including the Merger, and without that right, none of the Company, Parent or Merger Sub would have entered into this Agreement.
(c) Notwithstanding anything herein or otherwise to the contrary, it is hereby acknowledged and agreed that the Company shall be entitled to specific performance to cause Parent and Merger Sub to consummate the Transactions and cause the Equity Investor to provide the Equity Financing if (i) all of the conditions set forth in Section 8.01 and Section 8.02 have been and then are satisfied or, to the extent permitted by Law, waived by Parent (other than those conditions that by their nature cannot be satisfied other than at the Closing, provided that such
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conditions to be satisfied at the Closing would be capable of satisfaction) and (ii) the Company has irrevocably confirmed in a written notice that (x) all conditions set forth in Section 8.03 have been satisfied (other than those conditions that by their nature cannot be satisfied other than at the Closing) or that it would be willing to waive any unsatisfied conditions in Section 8.03 and (y) it is ready, willing and able to consummate the Closing if specific performance is granted.
(d) Notwithstanding anything to the contrary to this Agreement, in the event that the Company initiates a proceeding seeking an injunction, specific performance or other equitable relief pursuant to this Section 10.08, no party shall object to any application to the court setting forth an expedited timeline to hear and determine such action. If, prior to the Outside Date, any party brings any Action, in each case in accordance with Section 10.09(b), to enforce specifically the performance of the terms and provisions hereof by any other party, the Outside Date shall automatically be extended by (i) the amount of time during which such Action is pending, plus twenty (20) Business Days or (ii) such other time period established by the court presiding over such Action, as the case may be.
10.09 Governing Law.
(a) This Agreement shall be governed by and construed in accordance with the Laws of the State of Delaware without regard to the principles of conflicts of law that would cause the application of law of any jurisdiction other than those of the State of Delaware.
(b) The parties hereto agree that any Action seeking to enforce any provision of, or based on any matter arising out of or in connection with, this Agreement or the Transactions (whether brought by any party or any of its Affiliates or against any party or any of its Affiliates) shall be heard and determined exclusively in the Court of Chancery of the State of Delaware; provided, however, that, if such court does not have jurisdiction over such Action, such Action shall be heard and determined exclusively in any federal or state court located in the State of Delaware. Consistent with the preceding sentence, each of the parties hereto hereby (i) submits to the exclusive jurisdiction of any federal or state court sitting in the State of Delaware for the purpose of any Action arising out of or relating to this Agreement brought by either party hereto; (ii) agrees that service of process will be validly effected by sending notice in accordance with Section 10.02; and (iii) irrevocably waives, and agrees not to assert by way of motion, defense, or otherwise, in any such Action, any claim that it is not subject personally to the jurisdiction of the above-named courts, that its property is exempt or immune from attachment or execution, that the Action is brought in an inconvenient forum, that the venue of the Action is improper, or that this Agreement or the Transactions may not be enforced in or by any of the above named courts.
10.10 Waiver of Jury Trial. EACH OF THE PARTIES HERETO HEREBY WAIVES TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY WITH RESPECT TO ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS AGREEMENT, THE DEBT FINANCING OR THE TRANSACTIONS RELATED THERETO (INCLUDING ANY ACTION, CAUSE OF ACTION, CLAIM, CROSS-CLAIM OR THIRD PARTY CLAIM AGAINST ANY FINANCING PARTY). EACH OF THE PARTIES HERETO HEREBY (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF THE OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT AND THE TRANSACTIONS, AS APPLICABLE, BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 10.10.
10.11 Amendment. This Agreement may be amended, by written agreement of the parties hereto, at any time prior to the Effective Time; provided that, with respect to the Company, the Special Committee has approved such amendment; provided further, that prior to the Effective Time, no amendment may be made that would reduce the amount or change the form of the Merger Consideration or that would otherwise require the approval of the stockholders of the Company under applicable Law without the requisite consent of the stockholders of the Company.
10.12 Waiver. At any time prior to the Effective Time, Parent, on the one hand, and the Company (subject to Section 10.16, only if such action has been recommended by the Special Committee), on the other hand, may (a) extend the time for the performance of any obligation or other act of any other party hereto, (b) waive any inaccuracy in the representations and warranties of any other party contained herein or in any document delivered pursuant hereto and
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(c) waive compliance with any agreement of any other party or any condition to its own obligations contained herein. Any such extension or waiver shall be valid if set forth in an instrument in writing signed by the party or parties to be bound thereby. The failure of any party to assert any of its rights under this Agreement or otherwise shall not constitute a waiver of those rights.
10.13 Disclosure Letters. The parties hereto agree that any reference in a particular Section of the Company Disclosure Letter or the Parent Disclosure Letter shall be deemed to be disclosed and incorporated by reference in each other Section of the Company Disclosure Letter or the Parent Disclosure Letter, respectively, to which the relevance of such information to such other Section is reasonably apparent on its face. Certain items and matters may be listed in the Company Disclosure Letter or the Parent Disclosure Letter for informational purposes only and may not be required to be listed therein by the terms of this Agreement. In no event shall the listing of items or matters in the Company Disclosure Letter or the Parent Disclosure Letter be deemed or interpreted to broaden, or otherwise expand the scope of, the representations and warranties or covenants contained in this Agreement. The mere inclusion of an item in the Company Disclosure Letter or the Parent Disclosure Letter as an exception to a representation or warranty (a) shall not be deemed an admission that such item represents a material exception or material event, circumstance, change, effect, development or condition or that such item would have a Material Adverse Effect or a Parent Material Adverse Effect, respectively, and (b) shall not be construed as an admission or indication by the Company of any non-compliance with, or breach or violation of, any third-party rights, any Contract or any Law or Order of any Governmental Authority, such disclosures having been made solely for the purposes of creating exceptions to the representations made herein or of disclosing any information required to be disclosed under this Agreement.
10.14 Counterparts. This Agreement may be executed and delivered (including by facsimile transmission or other means of electronic transmission, such as by electronic mail in “pdf” form) in counterparts, and by the different parties hereto in separate counterparts, each of which when executed shall be deemed to be an original but all of which taken together shall constitute one and the same agreement.
10.15 Effect of Breach by Designated Individuals. Notwithstanding anything to the contrary set forth in this Agreement, any action or omission by (or at the direction or with the consent of) any individual set forth in Section 10.15 of the Company Disclosure Letter (each, a “Designated Individual”) in his or her capacity as an officer of the Company on or after the date hereof that would, or would reasonably be expected to, constitute or result, directly or indirectly, in a breach by the Company of any covenant or agreement, in this Agreement shall be deemed not to constitute or result in such a breach and the consequences of such action or omission shall be disregarded for all purposes under this Agreement. In furtherance of the foregoing, no such action or omission shall cause the failure of a condition set forth in Section 8.02(a), Section 8.02(b) or Section 8.02(c) to be satisfied (and no right on the part of Parent to terminate this Agreement shall arise therefrom nor any claim by Parent or Merger Sub for any loss or damage or other remedy (whether at law, in equity or otherwise)).
10.16 Non-Recourse. This Agreement may only be enforced against, and any claim, action, suit or other legal proceeding based upon, arising out of, or related to this Agreement, or the negotiation, execution or performance of this Agreement, may only be brought against, the entities that are expressly named as parties hereto and then only with respect to the specific obligations set forth herein with respect to such party, except for claims that the Company may assert in accordance with the Confidentiality Agreement, the Voting Agreements, the Rollover Agreements or the Equity Commitment Letter (and solely against the Person(s) who are expressly party to the Confidentiality Agreement, the Voting Agreements, the Rollover Agreements or the Equity Commitment Letter, as applicable). Except as set forth in this Agreement, the Confidentiality Agreement, the Voting Agreements, the Rollover Agreements or the Equity Commitment Letter (and then solely to the extent set forth herein or therein), no former, current or future officers, employees, directors, partners, equity holders, managers, members, attorneys, agents, advisors or other Representatives of any party hereto (each, a “Non-Recourse Party”) shall have any liability for any obligations or liabilities of any party hereto under this Agreement or for any claim or proceeding (whether in tort, contract or otherwise) based on, in respect of or by reason of the Transactions or in respect of any written or oral representations made or alleged to be made in connection herewith. In furtherance and not in limitation of the foregoing, each party covenants, agrees and acknowledges that no recourse under this Agreement or any other agreement referenced herein or in connection with any Transactions shall be sought or had against any Non-Recourse Party, except for claims that any party may assert (A) against another party solely in accordance with, and pursuant to the terms and conditions of, this Agreement or (B) pursuant to the Confidentiality Agreement, the Voting Agreements, the Rollover Agreements or the Equity Commitment Letter against the Person(s) who are expressly party to the Confidentiality Agreement, the Voting Agreements, the Rollover Agreements or the Equity Commitment Letter, as applicable.
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10.17 Certain Special Committee Matters. Any determination as to whether any condition to the obligations of the Company set forth in Sections 8.01 or 8.03 has been satisfied (and any disputes relating thereto or arising therefrom), and any enforcement or any defense of any enforcement of any rights under this Agreement by the Company, including pursuant to Sections 9.01, 9.03 or 10.08, will be controlled by the Special Committee; provided that following receipt of the Company Stockholder Approvals the Board may (without any action taken by the Special Committee) waive on behalf of the Company any conditions set forth in Sections 8.01 or 8.03 or otherwise determine to consummate the Closing in accordance with the terms hereof.
10.18 Financing Provisions. Notwithstanding anything in this Agreement to the contrary, the Company, on behalf of itself, the Company Subsidiaries and each of its controlled Affiliates, hereby: (a) agrees that any legal action, whether in law or in equity, whether in contract or in tort or otherwise, involving the Financing Parties, arising out of or relating to this Agreement or the Debt Financing or any of the transactions contemplated hereby or thereby or the performance of any services thereunder, as applicable, shall be subject to the exclusive jurisdiction of any federal or state court in the Borough of Manhattan, New York, New York, so long as such forum is and remains available, and any appellate court thereof and each party hereto irrevocably submits itself and its property with respect to any such legal action to the exclusive jurisdiction of such court, (b) agrees that any such legal action shall be governed by the laws of the State of New York (without giving effect to any conflicts of law principles that would result in the application of the laws of another state), except as otherwise provided in any agreement relating to the Debt Financing and except to the extent relating to the interpretation of any provisions in this Agreement (including any provision in any debt commitment letter or in any definitive documentation related to the Debt Financing that expressly specifies that the interpretation of such provisions shall be governed by and construed in accordance with the law of the State of Delaware), (c) knowingly, intentionally and voluntarily waives to the fullest extent permitted by applicable Law trial by jury in any such legal action brought against the Financing Parties in any way arising out of or relating to this Agreement or the Debt Financing, (d) agrees that none of the Financing Parties shall have any liability to the Company or any Company Subsidiary or any of their respective controlled Affiliates or representatives relating to or arising out of this Agreement or the Debt Financing (subject to the last sentence of this Section 10.18), and (e) agrees that the Financing Parties are express third party beneficiaries of, and may enforce, any of the provisions of Section 10.10, Section 10.11 and this Section 10.18 and that Section 10.10, Section 10.11 and this Section 10.18 may not be amended, altered, waived or modified in a manner materially adverse to the Financing Parties without the written consent of the Financing Entities (such consent not to be unreasonably withheld, conditioned or delayed). Notwithstanding the foregoing, nothing in this Section 10.18 shall in any way limit or modify the rights and obligations of Parent under this Agreement or any commitment letter, or any Financing Party’s obligations under any commitment letter, or the rights of the Company and the Company Subsidiaries against the Financing Parties with respect to the Debt Financing or any of the transactions contemplated thereby or any services thereunder following the Closing Date.
[Signature Page Follows]
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IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the date first written above by their respective officers thereunto duly authorized.

KENNEDY-WILSON HOLDINGS, INC.

By:	/s/ Justin Enbody
Name:	Justin Enbody
Title:	Senior Executive Vice President, Chief Financial Officer

[Signature Page to the Agreement and Plan of Merger]
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IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the date first written above by their respective officers thereunto duly authorized.

KONA BIDCO, LLC

By:	KONA MANAGEMENT HOLDCO, LLC, its managing member

By:	/s/ William J. McMorrow
Name:	William J. McMorrow
Title:	Chief Executive Officer

KONA MERGER SUBSIDIARY, INC.

By:	/s/ William J. McMorrow
Name:	William J. McMorrow
Title:	Chief Executive Officer

[Signature Page to the Agreement and Plan of Merger]
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Exhibit A
[Intentionally Omitted]
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Annex A-2
AMENDMENT TO AGREEMENT AND PLAN OF MERGER
This AMENDMENT, dated as of March 15, 2026 (this “Amendment”), to the Agreement and Plan of Merger (the “Agreement”), dated as of February 16, 2026, by and among Kona Bidco, LLC, a Delaware limited liability company (“Parent”), Kona Merger Subsidiary, Inc., a Delaware corporation and wholly owned subsidiary of Parent (“Merger Sub”), and Kennedy-Wilson Holdings, Inc., a Delaware corporation (the “Company”, and together with Parent and Merger Sub, the “Parties”).
WHEREAS, Section 10.11 of the Agreement provides that the Agreement may be amended by written agreement of the Parties at any time prior to the Effective Time, subject to the approval of the Special Committee;
WHEREAS, the Special Committee has approved this Amendment; and
WHEREAS, each of the Parties desires to amend the Agreement as set forth herein.
NOW, THEREFORE, for and in consideration of the aforesaid premises and of the mutual representations, warranties and covenants contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, intending to be legally bound, the Parties hereby agree as set forth below:
Section 1. Definitions. Capitalized terms used herein without definition shall have the meanings ascribed to such terms in the Agreement unless otherwise indicated.
Section 2. Amendment to Agreement.
2.1 Section 4.05 of the Agreement is hereby amended and restated in its entirety as follows:
“(a) The affirmative vote of a majority of the outstanding voting power of (i) the Company Common Stock, (ii) the Company Series A Preferred Stock (on an as-converted basis), (iii) the Company Series B Preferred Stock (based on the number of Company Series B Warrants outstanding and in accordance with the Series B Certificate of Designations) and (iv) the Company Series C Preferred Stock (based on the number of Company Series C Warrants outstanding and in accordance with the Series C Certificate of Designations) (the securities described in clauses (i)-(iv), collectively, the “Company Voting Stock”), in each case, entitled to vote on the proposal to adopt this Agreement, voting as a single class, and (b) the affirmative vote of at least two-thirds (2/3) of the outstanding voting power of the Company Voting Stock entitled to vote on the proposal to adopt this Agreement, excluding the Company Voting Stock “owned” (as such term is defined in Section 203 of the DGCL) by the Security Holders and their respective “affiliates” and “associates” (as such terms are defined in Section 203 of the DGCL) (the requisite votes described in the preceding clauses (a) and (b), together, the “Company Stockholder Approvals”) are the only votes of the holders of any class or series of the Company’s capital stock necessary to adopt this Agreement and approve the consummation of the Transactions.”
2.2 Section 4.06 of the Agreement is hereby amended and restated in its entirety as follows:
“Except to the extent the restrictions on business combinations under Section 203 of the DGCL are applicable to this Agreement or the Transactions, including the Merger, no (i) other “business combination”, “control share acquisition”, “fair price”, “moratorium” or other anti-takeover Laws (each, other than Section 203 of the DGCL, a “Takeover Law”), (ii) stockholder rights agreement, “poison pill” or similar anti-takeover agreement or (iii) restrictions in any comparable anti-takeover provision in the organizational documents of the Company or any Company Subsidiary applies or will apply with respect to this Agreement or the Transactions, including the Merger.”
Section 3. Representations and Warranties. Each Party hereby represents and warrants that: (i) it has all necessary corporate or limited liability company power and authority to enter into, and to perform its obligations under, this Amendment, (ii) the execution, delivery and performance of this Amendment by such Party has been duly and validly authorized by all necessary corporate or limited liability company action, and no other corporate or limited liability company proceedings on the part of such Party are necessary to authorize this Amendment and (iii) this Amendment has been duly executed and delivered by such Party and, assuming due execution and delivery by all other Parties, constitutes the valid and binding agreement of such Party, enforceable against such Party in accordance with its terms subject to the Enforceability Exceptions.
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Section 4. General Provisions.
4.1 All of the provisions of this Amendment shall be effective as of the date of this Amendment. Except to the extent specifically amended hereby, all of the terms of the Agreement shall remain unchanged and in full force and effect, and, to the extent applicable, such terms shall apply to this Amendment as if it formed a part of the Agreement.
4.2 After giving effect to this Amendment, each reference in the Agreement to “this Agreement”, “hereof”, “hereunder” or words of like import referring to the Agreement shall refer to the Agreement as amended by this Amendment. For the avoidance of doubt, all references in the Agreement to “the date hereof” or “the date of this Agreement” shall refer to February 16, 2026.
4.3 This Amendment and the Agreement, taken together with the Company Disclosure Letter, the Parent Disclosure Letter, the Confidentiality Agreement (together with any joinders or other agreements entered into in connection therewith), the Voting Agreements (together with any joinders or other agreements entered into in connection therewith), the Rollover Agreements and the Equity Commitment Letter, constitutes the entire agreement among the Parties with respect to the subject matter hereof and thereof and supersedes all prior agreements and undertakings, both written and oral, among the Parties, or any of them, with respect to the subject matter hereof and thereof.
4.4 The provisions of Article X (General Provisions) of the Agreement shall, to the extent not already set forth in this Amendment, apply mutatis mutandis to this Amendment, and to the Agreement as modified by this Amendment, taken together as a single agreement, reflecting the terms as modified hereby.
[Signature Page Follows]
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IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed as of the date first written above by their respective officers thereunto duly authorized.

KENNEDY-WILSON HOLDINGS, INC.

By:	/s/ Justin Enbody
Name:	Justin Enbody
Title:	Senior Executive Vice President, Chief Financial Officer

KONA BIDCO, LLC

By:	KONA MANAGEMENT HOLDCO, LLC, its managing member

By:	/s/ William J. McMorrow
Name:	William J. McMorrow
Title:	Chief Executive Officer

KONA MERGER SUBSIDIARY, INC.

By:	/s/ William J. McMorrow
Name:	William J. McMorrow
Title:	Chief Executive Officer

[Signature Page to the Amendment to the Agreement and Plan of Merger]
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Annex B-1
CERTAIN INFORMATION HAS BEEN EXCLUDED FROM THIS EXHIBIT BECAUSE IT IS NOT MATERIAL AND IS THE TYPE THAT THE REGISTRANT TREATS AS PRIVATE OR CONFIDENTIAL. THE OMITTED PORTIONS OF THIS DOCUMENT ARE MARKED BY “[***]”.
VOTING AND SUPPORT AGREEMENT
This VOTING AND SUPPORT AGREEMENT (this “Agreement”), dated as of February 16, 2026, is entered into by and among Kennedy-Wilson Holdings, Inc., a Delaware corporation (the “Company”), and the persons listed under the heading “Security Holders” on Schedule A hereto (each, a “Security Holder” and collectively, the “Security Holders”, and together with the Company, the “Parties” and each, a “Party”). All capitalized terms used but not otherwise defined in this Agreement shall have the respective meanings ascribed to such terms in the Merger Agreement (as defined below).
WHEREAS, as of the date hereof, each Security Holder is the record or beneficial owner of the number of Shares set forth opposite such Security Holder’s name on Schedule A hereto (all such Shares, and any securities convertible into or exercisable or exchangeable or redeemable for any Shares, together with any New Shares (as defined below) the Security Holders acquire record or beneficial ownership of on or after the date hereof, whether by purchase, upon exercise or conversion of any securities or otherwise, collectively, the “Subject Securities”). As used in this Agreement, “beneficially own” and “beneficial ownership” shall mean such terms as defined in Rule 13d-3 under the Exchange Act, and a “beneficial owner” shall mean, in respect to any security, a Person who beneficially owns such security;
WHEREAS, concurrently with the execution of this Agreement, Kona Bidco, LLC, a Delaware limited liability company (“Parent”), Kona Merger Subsidiary, Inc., a Delaware corporation and Wholly Owned Subsidiary of Parent (“Merger Sub”), and the Company are entering into an Agreement and Plan of Merger, dated as of the date hereof (as it may be amended or otherwise modified from time to time in accordance with its terms, the “Merger Agreement”), which provides, among other things, for Parent, Merger Sub and the Company to consummate the Transactions, including the Merger, upon the terms and subject to the conditions set forth in the Merger Agreement; and
WHEREAS, concurrently with the execution of the Merger Agreement, and as a condition and inducement to the willingness of the Company, Parent and Merger Sub to enter into the Merger Agreement, each Security Holder has agreed to enter into this Agreement.
NOW, THEREFORE, in consideration of the foregoing and the respective representations, warranties, covenants and agreements set forth below and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties, intending to be legally bound, do hereby agree as follows:
ARTICLE I
AGREEMENT TO VOTE
1.1 Agreement to Vote. Subject to the terms of this Agreement, each Security Holder hereby irrevocably and unconditionally agrees that, from the date of this Agreement until the valid termination of this Agreement in accordance with Section 5.3, at any annual or special meeting of the stockholders of the Company, however called, including any adjournment or postponement thereof, and in connection with any action proposed to be taken by written consent of the stockholders of the Company, each Security Holder shall (or shall cause the holder of record of its Subject Securities to), in each case to the fullest extent that such Security Holder is entitled to vote its Subject Securities thereon in its capacity as a stockholder:
(a) appear (in person or by proxy) at each such meeting or otherwise cause all such Subject Securities to be counted as present thereat for purposes of determining a quorum; and
(b) be present (in person or by proxy) and vote (or cause to be voted), or deliver (or cause to be delivered) any written consents with respect to, as applicable, all of its Subject Securities (in its capacity as record or beneficial owners of the Subject Securities):
(i) (x) in favor of the adoption of the Merger Agreement and the approval of the Transactions, including the Merger, (y) in favor of any proposal by the Company to adjourn, recess or postpone any meeting of the stockholders of the Company to a later date that complies with Section 7.02 of the Merger Agreement, and (z) in favor of any other matter in respect of which approval of the Company’s stockholders is expressly requested by the Board in connection with the adoption of the Merger Agreement or the approval of the Transactions, including the Merger;
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(ii) against any action, agreement or transaction that would reasonably be expected to:
(A) result in a breach of any covenant, representation or warranty or any other obligation or agreement of (x) the Company, Parent or Merger Sub contained in the Merger Agreement or (y) the Security Holders contained in this Agreement; or
(B) result in any of the conditions set forth in Article VIII of the Merger Agreement not being satisfied or result in the satisfaction of any of the conditions set forth in Article VIII of the Merger Agreement being delayed; and
(iii) against any Acquisition Proposal or other action, agreement or transaction involving the Company that is intended, or would reasonably be expected, to impede, interfere with, delay, postpone, adversely affect or prevent the consummation of the Transactions, including the Merger; provided that the foregoing shall not require the Security Holders to vote against any Acquisition Proposal or any other proposal made in opposition to the Merger Agreement, the Merger or the other Transactions if, prior to such vote, the Company has terminated the Merger Agreement pursuant to Section 9.01(f)(i) of the Merger Agreement.
From the date of this Agreement until the valid termination of this Agreement in accordance with Section 5.3, each Security Holder shall (x) retain at all times (A) record or beneficial ownership of its respective Subject Securities and (B) the right to vote its respective Subject Securities in such Security Holder’s sole discretion on any matters other than those set forth in this Section 1.1 that are at any time or from time to time presented for consideration to the Company’s stockholders generally and (y) not consent, in its capacity as a stockholder of the Company, to matters that, if such consent were a vote, would violate the voting obligations set forth in the preceding clauses (ii) through (iii). Except as set forth in this Section 1.1, nothing in this Agreement shall limit the right of the Security Holders to vote in favor of, against or abstain with respect to any matter presented to the stockholders of the Company.
1.2 Irrevocable Proxy. (a) Each Security Holder hereby irrevocably grants to, and appoints, the Company, and any individual designated in writing by the Company, and each of them individually, as such Security Holder’s proxy and attorney-in-fact (with full power of substitution and resubstitution), for and in such Security Holder’s name, place and stead, to vote its Subject Securities, or grant a consent or approval in respect of its Subject Securities, in the manner described in Section 1.1 if, at least two Business Days prior to the applicable voting deadline, (x) such Security Holder has not voted such Subject Securities in the manner described in Section 1.1 or (y) such Security Holder has not delivered to the Company, prior to the meeting at which any of the matters described in Section 1.1 are to be considered, a duly executed irrevocable proxy directing that the Subject Securities of such Security Holder be voted as described in Section 1.1; provided, further, that any grant of such proxy shall only entitle the Company or any individual designated in writing by the Company to vote on the matters described in Section 1.1 and such Security Holder shall retain the authority to vote on all other matters.
(b) Each Security Holder hereby affirms that the irrevocable proxy set forth in this Section 1.2 is given in connection with the execution of the Merger Agreement, and that such irrevocable proxy is given to secure the performance of the duties of such Security Holder under this Agreement. Each Security Holder hereby further affirms that the irrevocable proxy set forth in this Section 1.2 is coupled with an interest and may under no circumstances be revoked. Each Security Holder hereby ratifies and confirms all that such irrevocable proxy may lawfully do or cause to be done by virtue hereof. Such irrevocable proxy is executed and intended to be irrevocable in accordance with the provisions of Section 212 of the DGCL.
(c) Notwithstanding anything herein to the contrary, the proxy and appointment granted by each Security Holder shall be automatically revoked, terminated and of no further force or effect, without any action by any Security Holder, upon the valid termination of this Agreement in accordance with Section 5.3.
ARTICLE II
REPRESENTATIONS AND WARRANTIES OF THE SECURITY HOLDERS
Each Security Holder represents and warrants to the Company that:
2.1 Authorization; Binding Agreement.
(a) In the case of a Security Holder who is not a natural person, such Security Holder is duly organized, validly existing and in good standing under the Laws of its jurisdiction of organization. Such Security Holder has the necessary power and authority (in the case of a Security Holder who is not a natural person) or legal capacity (in the case of a Security Holder who is a natural person) to execute and deliver this Agreement, to perform its obligations hereunder and to consummate the transactions contemplated by this Agreement.
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(b) In the case of a Security Holder who is not a natural person, the execution and delivery of this Agreement by such Security Holder has been duly and validly authorized by all necessary organizational action on the part of such Security Holder, and no other organizational proceedings on the part of such Security Holder are necessary to authorize this Agreement or to consummate the transactions contemplated hereby. If such Security Holder is a trust, no consent of any beneficiary is required for the execution and delivery of this Agreement or the consummation of the transactions contemplated hereby.
(c) This Agreement has been duly and validly executed and delivered by such Security Holder and, assuming the due authorization, execution and delivery by the Company, constitutes a valid and binding obligation of such Security Holder enforceable against such Security Holder in accordance with its terms subject to the Enforceability Exceptions. If such Security Holder is married, and any of the Subject Securities of such Security Holder needs spousal approval for this Agreement to be legal, valid and binding, such spousal approval has been obtained.
2.2 Non-Contravention. Neither the execution and delivery of this Agreement by such Security Holder nor the consummation of the transactions contemplated hereby nor compliance by such Security Holder with any provisions herein will:
(a) require any consent, approval, authorization or permit of, filing or registration with, notification or report to, or expiration of waiting periods from, any Governmental Authority on the part of such Security Holder, except for compliance with the applicable requirements of the Securities Act, the Exchange Act or any other United States or federal securities laws and the rules and regulations promulgated thereunder;
(b) violate, conflict with, or result in a breach of any provisions of, or require any consent, waiver or approval or result in a default or loss of a benefit (or give rise to any right of termination, cancellation, modification or acceleration or any event that, with the giving of notice, the passage of time or otherwise, would constitute a default or give rise to any such right) under any of the terms, conditions or provisions of any Contract (including any constituent or organizational documents of such Security Holder) or other legally binding instrument or obligation to which such Security Holder is a party or by which such Security Holder or any of its assets may be bound;
(c) result (or, with the giving of notice, the passage of time or otherwise, would result) in the creation or imposition of any Lien on any assets (including the Subject Securities) of such Security Holder (other than any restrictions created by this Agreement or the Company, under applicable federal or state securities laws or pursuant to any written policies of the Company with respect to the trading of securities in connection with insider trading restrictions (collectively, “Permitted Encumbrances”)); or
(d) violate any Laws or Orders applicable to such Security Holder or by which any of its assets (including the Subject Securities) are bound, except as would not, in the case of each of the preceding clauses (a) through (c), reasonably be expected to have, individually or in the aggregate, a material adverse effect on such Security Holder’s ability to timely perform its obligations under this Agreement or materially delay, materially impede or prevent the consummation of the transactions contemplated hereby by such Security Holder. Other than any filings and reports pursuant to and in compliance with the Exchange Act, no filings, notifications, approvals or other consents are required to be obtained by such Security Holder from, or to be given by such Security Holder to, or to be made by such Security Holder with, any Governmental Authority in connection with the execution, delivery and performance by such Security Holder of this Agreement.
2.3 Ownership of Subject Securities; Total Shares. Such Security Holder is, as of the date hereof, and will be, at all times prior to the valid termination of this Agreement in accordance with Section 5.3, the record or beneficial owner of, or is a trust that is the record holder of and whose beneficiaries are the beneficial owners of, all such Security Holder’s Subject Securities set forth opposite such Security Holder’s name on Schedule A hereto and has, as of the date hereof, and will have, at all times prior to the valid termination of this Agreement in accordance with Section 5.3, good and marketable title to all such Subject Securities free and clear of any Lien, except Permitted Encumbrances, in each case, except to the extent such Subject Securities have been Transferred to Permitted Transferees in accordance with Section 4.1. Without limiting the foregoing, as of the date hereof, other than the Subject Securities and any Company Equity Awards, such Security Holder and its Affiliates do not own beneficially or of record, and do not have any right to acquire (whether currently, upon lapse of time, following the satisfaction of any conditions, upon the occurrence of any event or any combination of the foregoing), any Shares (or any securities convertible into or exercisable or exchangeable or redeemable for Shares) or any interest therein.
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2.4 Voting Power. Such Security Holder has full voting power with respect to all its Subject Securities, and full power of disposition, full power to issue instructions with respect to the matters set forth herein and full power to agree to all of the matters set forth in this Agreement, in each case with respect to all its Subject Securities, subject to any Permitted Encumbrances. None of the Subject Securities of such Security Holder are subject to any stockholders’ agreement, proxy, voting trust or other agreement or arrangement with respect to the voting of such Subject Securities, except as provided hereunder. Such Security Holder has not entered into any Contract that is inconsistent with, or would in any way restrict, limit or interfere with, the performance of such Security Holder’s obligations hereunder.
2.5 Reliance. Such Security Holder understands and acknowledges that the Company is entering into the Merger Agreement in reliance upon such Security Holder’s execution, delivery and performance of this Agreement.
2.6 Absence of Litigation. As of the date hereof, there is no Action pending against, or, to the knowledge of such Security Holder, threatened in writing against such Security Holder or any of such Security Holder’s assets (including its Subject Securities) before or by any Governmental Authority that would reasonably be expected to materially delay, materially impede or prevent the consummation by such Security Holder of the transactions contemplated by this Agreement or otherwise materially impair such Security Holder’s ability to perform its obligations hereunder.
2.7 Brokers. No broker, finder, investment banker, financial advisor or other Person is entitled to any brokerage, finder’s or other similar fee or commission, or the reimbursement of expenses, from the Company prior to the Effective Time in connection with the transactions contemplated hereby based upon arrangements made by or on behalf of such Security Holder.
ARTICLE III
REPRESENTATIONS AND WARRANTIES OF THE COMPANY
The Company represents and warrants to the Security Holders that:
3.1 Organization and Qualification. The Company is duly organized, validly existing and in good standing under the Laws of the State of Delaware and has all necessary power and authority: (a) to conduct its business in the manner in which its business is currently being conducted; and (b) to own and use its assets in the manner in which its assets are currently owned and used, in the case of each clauses (a) and (b), except where the failure would not reasonably be expected to have, individually or in the aggregate, a material adverse effect on the Company’s ability to perform its obligations under this Agreement and consummate the transactions contemplated hereby.
3.2 Authority for This Agreement. The Company has the necessary corporate power and authority to enter into, and to perform its obligations under, this Agreement and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement by the Company has been duly and validly authorized by all necessary corporate action on the part of the Company, and no other corporate proceedings on the part of the Company are necessary to authorize this Agreement and the transactions contemplated hereby. This Agreement has been duly executed and delivered by the Company, and assuming due authorization, execution and delivery by the Security Holders, this Agreement constitutes a legal, valid and binding obligation of the Company and is enforceable against the Company in accordance with its terms subject to the Enforceability Exceptions.
3.3 Non-Contravention. None of the execution and delivery by the Company of this Agreement, the performance by the Company of its obligations hereunder or the consummation by the Company of the transactions contemplated hereby will (a) result in a violation or breach of any agreement to which the Company is a party or by which the Company may be bound, (b) violate any Law or Order applicable to the Company or (c) violate any constituent or organizational documents of the Company, except as would not, in the case of each of clauses (a) and (b), reasonably be expected to have, individually or in the aggregate, a material adverse effect on the Company’s ability to perform its obligations under this Agreement or materially delay, materially impede or prevent the consummation of the transactions contemplated hereby by the Company.
3.4 Absence of Litigation. As of the date hereof, there is no Action pending against, or, to the knowledge of the Company, threatened in writing against the Company before or by any Governmental Authority that would reasonably be expected to materially delay, materially impede or prevent the consummation by the Company of the transactions contemplated by this Agreement or otherwise materially impair the Company’s ability to perform its obligations hereunder.
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ARTICLE IV
ADDITIONAL COVENANTS
4.1 No Transfer; No Inconsistent Arrangements. From and after the date hereof and until this Agreement is validly terminated in accordance with Section 5.3, the Security Holders shall not, directly or indirectly, without the prior written consent of the Company (acting at the direction of the Special Committee):
(a) create or permit to exist any Lien (other than Liens as may be applicable under the Securities Act or other applicable securities Laws) on any of the Subject Securities;
(b) transfer, sell, assign, gift, hedge, lend, pledge or otherwise dispose of (including by sale or merger, by tendering into any tender or exchange offer, by testamentary disposition, by liquidation or dissolution, by dividend or distribution, by operation of Law or otherwise), either voluntarily or involuntarily, or enter into any derivative arrangement with respect to (collectively, “Transfer”), any of the Subject Securities or any right, title or interest thereto (including any right or power to vote to which the Security Holders may be entitled);
(c) enter into (or cause to be entered into) any Contract with respect to any Transfer described in the preceding clause (b);
(d) grant or permit the grant of any proxy, power-of-attorney or other authorization or consent in or with respect to any of the Subject Securities;
(e) deposit or permit the deposit of any of the Subject Securities into a voting trust or enter into a voting agreement or arrangement with respect to any of the Subject Securities (other than this Agreement);
(f) enter into any Contract, voting trust or other agreement or arrangement, or otherwise take any other action that is inconsistent with, or would in any way restrict, limit, violate or interfere or conflict with the performance of the Security Holders’ obligations hereunder or otherwise make any representation or warranty of the Security Holders herein untrue or incorrect as though made on the date of such Contract or action; or
(g) approve or consent to any of the foregoing.
Any action taken in violation of the foregoing sentence shall be null and void ab initio. If any involuntary Transfer of any of the Subject Securities shall occur (including, but not limited to, a sale by the Security Holders’ trustees in any bankruptcy, or a sale to a purchaser at any creditor’s or court sale), such transferees (which term, as used herein, shall include any and all transferees and subsequent transferees of the initial transferee) shall take and hold such Subject Securities subject to all of the restrictions, liabilities and rights under this Agreement, which shall continue in full force and effect until the date this Agreement is validly terminated in accordance with Section 5.3.
Notwithstanding the foregoing, the Security Holder may make Transfers of Subject Securities to any “Permitted Transferee” (as defined below) for bona fide estate planning, tax planning or estate administration purposes, provided that such Permitted Transferee executes a joinder to this Agreement (in form and substance reasonably acceptable to the Company (acting at the direction of the Special Committee)) agreeing to be bound as a “Security Holder” by the same terms hereof. A “Permitted Transferee” means, with respect to any Security Holder, (i) any spouse, lineal descendant or antecedent, brother or sister, adopted child or grandchild, or the spouse of any child, adopted child, grandchild, or adopted grandchild of the Security Holder, (ii) any charitable organization described in Section 170(c) of the Code, (iii) any trust, the beneficiaries of which include only the Persons named in clause (i) or (ii) of this definition, or (iv) any corporation, limited liability company, or partnership, the stockholders, members, and general or limited partners of which include only the Persons named in clause (i) or (ii) of this definition.
4.2 Public Announcements, Documentation and Information. None of the Security Holders or any of their respective Affiliates, or any Representative acting on behalf of the Security Holders or their respective Affiliates, shall make any public announcement regarding this Agreement or the transactions contemplated hereby without the prior written consent of the Company (acting at the direction of the Special Committee) (such consent not to be unreasonably withheld, conditioned or delayed), except as may be required by applicable Law, including (i) Section 13(d) of the Exchange Act, (ii) any applicable Canadian securities laws or stock exchange rules and (iii) the rules or regulations of NYSE or any United States national securities exchange on which the Shares are then traded, in which case the issuing party shall use reasonable best efforts to consult with the Company before issuing any press release or making any public statements. The Security Holders consent to and hereby authorize the Company to publish and disclose in all documents and schedules filed with the SEC, and any press release or other disclosure document, that the Company reasonably determines to be necessary in connection with the Transactions, including the Proxy Statement and Schedule
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13E-3, the Security Holders’ identity and ownership of the Subject Securities, the existence of this Agreement and the nature of the Security Holders’ commitments and obligations under this Agreement, and the Security Holders acknowledge that the Company may (provided that the Security Holders shall have a reasonable opportunity to review and approve that portion of any disclosure that identifies the Security Holders by name prior to any such filing, such approval not to be unreasonably withheld, conditioned or delayed) file this Agreement or a form hereof with the SEC or any other Governmental Authority, subject to the redaction of Schedule A to the extent permitted by Regulation S-K of the Securities Act or other applicable federal securities rules. The Security Holders agree to promptly give the Company any information it may reasonably request for the preparation of any such disclosure documents, and the Security Holders agree to promptly notify the Company of any required corrections with respect to any written information supplied by the Security Holders specifically for use in any such disclosure document, if and to the extent that any such information shall have become false or misleading in any material respect. For the avoidance of doubt, nothing in this Section 4.2 shall limit Parent, Merger Sub or the Company from issuing any press release or otherwise making any public statements with respect to this Agreement or the transactions contemplated hereby or the Merger Agreement or the Transactions made in accordance with Section 7.08 of the Merger Agreement.
4.3 New Shares; Adjustments. Any shares of capital stock or other equity securities of the Company that are issued to, or that any Security Holder acquires record or beneficial ownership of, after the date of this Agreement and prior to the valid termination of this Agreement in accordance with Section 5.3, whether pursuant to purchase, exercise, exchange or conversion of, including shares issued upon the vesting of a Company PSU or Company RSU, or other transaction involving any and all options, rights or other securities (“New Shares”), shall automatically be subject to the terms and conditions of this Agreement to the same extent as if they constituted Shares as of the date hereof. In the event of any stock split, stock dividend, merger, reorganization, recapitalization, reclassification, combination, exchange of shares or the like of the capital stock of the Company affecting the Subject Securities, the terms of this Agreement shall apply to the resulting securities, and the term “Subject Securities” shall be deemed to refer to and include such securities.
4.4 Waiver of Certain Actions. The Security Holders hereby agree not to commence, participate in, assist or knowingly encourage in any way, and agree to take all actions necessary to opt out of any class in any class action with respect to, any Action, derivative or otherwise, against the Company or any of its successors or Affiliates and each of their successors and assigns and their respective directors and officers (i) challenging the validity of, or seeking to enjoin or delay the operation of, any provision of this Agreement or the Merger Agreement (including any claim seeking to enjoin or delay the Closing), except to enforce the terms thereof or (ii) alleging a breach of any fiduciary duty of the Board or the Special Committee (or the applicable directors serving on the Board or the Special Committee) or their respective Representatives in connection with the Merger Agreement, this Agreement or the transactions contemplated thereby or hereby (including the negotiation or entry into any such agreement).
ARTICLE V
MISCELLANEOUS
5.1 Notices. All notices, requests, claims, demands and other communications under this Agreement shall be in writing and shall be given or made (and shall be deemed to have been duly given or made upon receipt) by delivery in person, by an internationally recognized overnight courier service (with proof of delivery), or by email (as long as no notice of failure of delivery is received by the sender) to the respective Parties at the following addresses (or at such other address for a Party as shall be specified in a notice given in accordance with this Section 5.1):

(a)	if to a Security Holder, to such Security Holder’s address or email address set forth across from such Security Holder’s name on Schedule A.

(b)	if to the Company:

Kennedy-Wilson Holdings, Inc.
151 South El Camino Drive
Beverly Hills, CA 90212
	Attention:	Bailey Wilson Benzie
	Email:	[***]

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and with a copy (which shall not constitute notice) to:

Latham & Watkins LLP
355 South Grand Avenue, Suite 400
Los Angeles, CA 90071
Attention:	Julian Kleindorfer
Email:	julian.kleindorfer@lw.com

and with a copy (which shall not constitute notice) to:

Cravath, Swaine & Moore LLP
Two Manhattan West
375 Ninth Avenue
New York, NY 10001
Attention:	Faiza J. Saeed
George F. Schoen
Cole DuMond
Alexander E. Greenberg
Email:	fsaeed@cravath.com
gschoen@cravath.com
cdumond@cravath.com
agreenberg@cravath.com

5.2 Directors and Officers. Notwithstanding any provision of this Agreement to the contrary, nothing in this Agreement shall limit or restrict any Security Holder (or a designee of any Security Holder) who is a director or officer of the Company from acting in such capacity or fulfilling the obligations of such office (including, for the avoidance of doubt, exercising their fiduciary duties), including by voting, in their capacity as a director or officer of the Company, in such Security Holder’s (or its designee’s) sole discretion on any matter (it being understood that this Agreement shall apply to each Security Holder solely in such Security Holder’s capacity as a stockholder of the Company).
5.3 Termination.
(a) This Agreement shall terminate automatically, without any notice or other action by any Person, upon the earlier of:
(i) the valid termination of the Merger Agreement in accordance with its terms (provided that, for the avoidance of doubt, any purported termination of the Merger Agreement that is not, or is later determined not to have been, a valid termination shall not give rise to a termination of this Agreement pursuant to this Section 5.3);
(ii) the Effective Time; and
(iii) the mutual written consent of all of the Parties (in the case of the Company, acting at the direction of the Special Committee).
(b) Upon the valid termination of this Agreement in accordance with Section 5.3(a), no Party shall have any further obligations or liabilities under this Agreement; provided, however, that the provisions of this Article V shall survive in full force and effect such termination of this Agreement. Nothing set forth in this Section 5.3 shall relieve any Party from liability for any breach of this Agreement prior to the termination of this Agreement.
5.4 Interpretation and Rules of Construction. Section 10.03 of the Merger Agreement (other than the fifth, tenth, thirteenth and sixteenth sentence thereof) shall apply to, and govern, this Agreement, mutatis mutandis.
5.5 Severability. If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any Law or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the matters contemplated hereby are not affected in any manner materially adverse to any Party; provided that the Parties intend that the remedies and limitations thereon contained in this Agreement, including Section 5.13, shall not be severable or subject to modification in any manner that increases the liabilities or obligations of any Party or Non-Recourse Party (as defined below), and these provisions shall be construed as an integral provision of this Agreement. Upon such determination that any term or other provision is
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invalid, illegal or incapable of being enforced (except those referenced in the immediately preceding proviso), the Parties shall negotiate in good faith to modify this Agreement so as to effect the original intent of the Parties as closely as possible in a mutually acceptable manner in order that the matters contemplated hereby be effected as originally contemplated to the fullest extent possible.
5.6 Entire Agreement. This Agreement (including Schedule A), taken together with the Merger Agreement, constitutes the entire agreement among the Parties with respect to the subject matter hereof and supersedes all prior agreements and undertakings, both written and oral, among the Parties, or any of them, with respect to the subject matter hereof.
5.7 Assignment. Neither this Agreement nor any of the Parties’ respective rights, interests or obligations under this Agreement shall be assigned, in whole or in part, by operation of Law or otherwise by any of the Parties without the prior written consent of the other Parties; provided that, with respect to any such assignment by the Company, the Special Committee has approved such assignment; provided, further, that any Security Holder may assign its rights, interests, and obligations, in whole or in part, to any Permitted Transferee in accordance with Section 4.1. No assignment by any Party shall relieve such Party of any of its obligations hereunder. Subject to the immediately preceding sentence, any purported assignment without any such required consent and not pursuant to an exception described herein shall be void. Subject to the preceding sentences, this Agreement will be binding upon, inure to the benefit of, and be enforceable by, the Parties and their respective successors and permitted assigns.
5.8 Parties in Interest. This Agreement shall be binding upon and inure solely to the benefit of each Party and its respective successors and permitted assigns, and nothing in this Agreement, express or implied, is intended to or shall confer upon any other Person any right, benefit or remedy of any nature whatsoever under or by reason of this Agreement, except for the rights of the Non-Recourse Parties set forth in Section 5.13.
5.9 Specific Performance. The Parties acknowledge and agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. Each Party agrees that, in the event of any breach or threatened breach by any other Party of any covenant or obligation contained in this Agreement, the non-breaching Party shall be entitled (in addition to any other remedy that may be available to it whether in Law, equity or otherwise, including monetary damages) to (i) an Order of specific performance to enforce the observance and performance of such covenant or obligation and (ii) an injunction restraining such breach or threatened breach. The Parties agree not to assert that a remedy of specific performance is unenforceable, invalid, contrary to Law or inequitable for any reason, and not to assert that a remedy of monetary damages would provide an adequate remedy or that the Parties otherwise have an adequate remedy at Law. Each Party further agrees that no other Party or any other Person shall be required to obtain, furnish or post any bond or similar instrument in connection with or as a condition to obtaining any remedy referred to in this Section 5.9, and each Party irrevocably waives any right it may have to require the obtaining, furnishing or posting of any such bond or similar instrument. The Parties acknowledge and agree that the right of specific performance contemplated by this Section 5.9 is an integral part of this Agreement, and without that right, none of the Parties would have entered into this Agreement.
5.10 Governing Law.
(a) This Agreement shall be governed by and construed in accordance with the Laws of the State of Delaware without regard to the principles of conflicts of law that would cause the application of the Laws of any jurisdiction other than those of the State of Delaware.
(b) The Parties agree that any Action seeking to enforce any provision of, or based on any matter arising out of or in connection with, this Agreement or the Transactions (whether brought by any Party or any of its Affiliates or against any Party or any of its Affiliates) shall be heard and determined exclusively in the Court of Chancery of the State of Delaware; provided, however, that, if such court does not have jurisdiction over such Action, such Action shall be heard and determined exclusively in any federal or state court located in the State of Delaware. Consistent with the preceding sentence, each of the Parties hereby (i) submits to the exclusive jurisdiction of any federal or state court sitting in the State of Delaware for the purpose of any Action arising out of or relating to this Agreement brought by any Party; (ii) agrees that service of process will be validly effected by sending notice in accordance with Section 5.1; and (iii) irrevocably waives, and agrees not to assert by way of motion, defense, or otherwise, in any such Action, any claim that it is not subject personally to the jurisdiction of the above-named courts, that its property is exempt or immune from attachment or execution, that the Action is brought in an inconvenient forum, that the venue of the Action is improper, or that this Agreement or the Transactions may not be enforced in or by any of the above-named courts.
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5.11 Waiver of Jury Trial. EACH OF THE PARTIES HEREBY WAIVES TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY WITH RESPECT TO ANY ACTION DIRECTLY OR INDIRECTLY ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS AGREEMENT OR THE TRANSACTIONS. EACH OF THE PARTIES HEREBY (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF THE OTHER PARTIES HAVE REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTIES WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT AND THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT, AS APPLICABLE, BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 5.11.
5.12 Amendments and Modifications; Waivers. This Agreement may not be amended, modified or waived in any manner, whether by course of conduct or otherwise, except by an instrument in writing specifically designated as an amendment, modification or waiver, as applicable, hereto, signed on behalf of each of the Parties or, in the case of a waiver, on behalf of each of the Parties against whom the waiver is to be effective, at the time of the amendment, modification or waiver, as applicable; provided that, with respect to the Company, the Special Committee has approved such amendment, modification or waiver. The failure of any Party to assert any of its rights under this Agreement or otherwise shall not constitute a waiver of those rights.
5.13 Non-Recourse. This Agreement may only be enforced against, and any claim, action, suit or other legal proceeding based upon, arising out of, or related to this Agreement, or the negotiation, execution or performance of this Agreement, may only be brought against the entities that are expressly named as Parties and then only with respect to the specific obligations set forth herein with respect to such Party, except for claims that the Company may assert in accordance with the Merger Agreement, the Confidentiality Agreement, the Rollover Agreements or the Equity Commitment Letter (and solely against the Person(s) who are expressly party to the Merger Agreement, the Confidentiality Agreement, the Rollover Agreements or the Equity Commitment Letter, as applicable). No former, current or future officers, employees, directors, partners, equity holders, managers, members, attorneys, agents, advisors or other Representatives of any Party (each, a “Non-Recourse Party”) shall have any liability for any obligations or liabilities of any Party under this Agreement or for any claim or proceeding (whether in tort, contract or otherwise) based on, in respect of or by reason of the matters contemplated hereby or in respect of any written or oral representations made or alleged to be made in connection herewith. In furtherance and not in limitation of the foregoing, each Party covenants, agrees and acknowledges that no recourse under this Agreement or in connection with the matters contemplated hereby shall be sought or had against any Non-Recourse Party, except for claims that any Party may assert (A) against another Party solely in accordance with, and pursuant to the terms and conditions of, this Agreement or (B) pursuant to the Merger Agreement, the Confidentiality Agreement, the Rollover Agreements or the Equity Commitment Letter against the Person(s) who are expressly party to the Merger Agreement, the Confidentiality Agreement, the Rollover Agreements or the Equity Commitment Letter, as applicable. Notwithstanding anything to the contrary, the Security Holders shall not constitute “Non-Recourse Parties” for purposes of this Agreement.
5.14 Counterparts. This Agreement may be executed and delivered (including by facsimile transmission or other means of electronic transmission, such as by electronic mail in “pdf” form) in counterparts, and by the different Parties in separate counterparts, each of which when executed shall be deemed to be an original but all of which taken together shall constitute one and the same agreement.
5.15 Expenses. Unless specified otherwise herein, all expenses incurred in connection with this Agreement shall be paid by the Party incurring such expenses, whether or not the Merger or any other Transaction is consummated.
5.16 Further Assurances. Upon the reasonable request of the Company, the Security Holders will execute and deliver, or cause to be executed and delivered, all further documents and instruments and use their reasonable best efforts to take, or cause to be taken, all actions and to do, or cause to be done, all things necessary, proper or advisable, to perform its obligations under this Agreement.
5.17 No Ownership Interest. Except as otherwise provided herein, nothing contained in this Agreement shall be deemed to vest in the Company any direct or indirect ownership or incidence of ownership of or with respect to the Subject Securities. All rights, ownership and economic benefits of and relating to the Subject Securities shall remain vested in and belong to the Security Holders, and the Company shall not have any authority to exercise any power or authority to direct the Security Holders in the voting of any of the Subject Securities, except as otherwise provided herein.
5.18 Certain Defined Terms. This Agreement is a “Voting Agreement” as defined in the Merger Agreement.
[Signature Pages Follow]
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The Parties are executing this Agreement on the date set forth in the introductory paragraph.

COMPANY

KENNEDY-WILSON HOLDINGS, INC.

By:	/s/ Justin Enbody
	Name:	Justin Enbody
	Title:	Senior Executive Vice President, Chief Financial Officer

[Signature Page to Voting and Support Agreement]
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SECURITY HOLDERS

/s/ William J. McMorrow
WILLIAM J. MCMORROW

WILLIAM J. MCMORROW REVOCABLE TRUST

By:	/s/ William J. McMorrow
Name:	William J. McMorrow
Title:	Trustee

/s/ Matthew Windisch
MATTHEW WINDISCH

/s/ In Ku Lee
IN KU LEE

[Signature Page to Voting and Support Agreement]
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Schedule A
[Intentionally Omitted]
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Annex B-2
CERTAIN INFORMATION HAS BEEN EXCLUDED FROM THIS EXHIBIT BECAUSE IT IS NOT MATERIAL AND IS THE TYPE THAT THE REGISTRANT TREATS AS PRIVATE OR CONFIDENTIAL. THE OMITTED PORTIONS OF THIS DOCUMENT ARE MARKED BY “[***]”.
VOTING AND SUPPORT AGREEMENT
This VOTING AND SUPPORT AGREEMENT (this “Agreement”), dated as of February 16, 2026, is entered into by and among Kennedy-Wilson Holdings, Inc., a Delaware corporation (the “Company”), Hamblin Watsa Investment Counsel Ltd., a corporation organized under the Laws of Canada (“HWIC”), and the persons listed under the heading “Security Holders” on Schedule A hereto (each, a “Security Holder” and collectively, the “Security Holders”, and together with the Company and HWIC, the “Parties” and each, a “Party”). All capitalized terms used but not otherwise defined in this Agreement shall have the respective meanings ascribed to such terms in the Merger Agreement (as defined below).
WHEREAS, as of the date hereof, each Security Holder is the record or beneficial owner of the number of Shares, shares of Company Preferred Stock and Company Warrants set forth opposite such Security Holder’s name on Schedule A hereto (all such Shares, shares of Company Preferred Stock and Company Warrants, and any securities convertible into or exercisable or exchangeable or redeemable for any Shares, together with any New Shares (as defined below) the Security Holders acquire record or beneficial ownership of on or after the date hereof, whether by purchase, upon exercise or conversion of any securities or otherwise, collectively, the “Subject Securities”). As used in this Agreement, “beneficially own” and “beneficial ownership” shall mean such terms as defined in Rule 13d-3 under the Exchange Act, and a “beneficial owner” shall mean, in respect to any security, a Person who beneficially owns such security;
WHEREAS, concurrently with the execution of this Agreement, Kona Bidco, LLC, a Delaware limited liability company (“Parent”), Kona Merger Subsidiary, Inc., a Delaware corporation and Wholly Owned Subsidiary of Parent (“Merger Sub”), and the Company are entering into an Agreement and Plan of Merger, dated as of the date hereof (as it may be amended or otherwise modified from time to time in accordance with its terms, the “Merger Agreement”), which provides, among other things, for Parent, Merger Sub and the Company to consummate the Transactions, including the Merger, upon the terms and subject to the conditions set forth in the Merger Agreement; and
WHEREAS, concurrently with the execution of the Merger Agreement, and as a condition and inducement to the willingness of the Company, Parent and Merger Sub to enter into the Merger Agreement, each Security Holder has agreed to enter into this Agreement.
NOW, THEREFORE, in consideration of the foregoing and the respective representations, warranties, covenants and agreements set forth below and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties, intending to be legally bound, do hereby agree as follows:
ARTICLE I
AGREEMENT TO VOTE
1.1 Agreement to Vote. Subject to the terms of this Agreement, each Security Holder hereby irrevocably and unconditionally agrees that, from the date of this Agreement until the valid termination of this Agreement in accordance with Section 6.3, at any annual or special meeting of the stockholders of the Company, however called, including any adjournment or postponement thereof, and in connection with any action proposed to be taken by written consent of the stockholders of the Company, each Security Holder shall (or shall cause the holder of record of its Subject Securities to), in each case to the fullest extent that such Security Holder is entitled to vote its Subject Securities thereon in its capacity as a stockholder, and as applicable, subject to the restriction set forth in Section 9(f) of the Series C Certificate of Designations:
(a) appear (in person or by proxy) at each such meeting or otherwise cause all such Subject Securities to be counted as present thereat for purposes of determining a quorum; and
(b) be present (in person or by proxy) and vote (or cause to be voted), or deliver (or cause to be delivered) any written consents with respect to, as applicable, all of its Subject Securities (in its capacity as record or beneficial owners of the Subject Securities):
(i) (x) in favor of the adoption of the Merger Agreement and the approval of the Transactions, including the Merger, (y) in favor of any proposal by the Company to adjourn, recess or postpone any meeting
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of the stockholders of the Company to a later date that complies with Section 7.02 of the Merger Agreement, and (z) in favor of any other matter in respect of which approval of the Company’s stockholders is expressly requested by the Board in connection with the adoption of the Merger Agreement or the approval of the Transactions, including the Merger;
(ii) against any action, agreement or transaction that would reasonably be expected to:
(A) result in a breach of any covenant, representation or warranty or any other obligation or agreement of (x) the Company, Parent or Merger Sub contained in the Merger Agreement or (y) the Security Holders contained in this Agreement; or
(B) result in any of the conditions set forth in Article VIII of the Merger Agreement not being satisfied or result in the satisfaction of any of the conditions set forth in Article VIII of the Merger Agreement being delayed; and
(iii) against any Acquisition Proposal or other action, agreement or transaction involving the Company that is intended, or would reasonably be expected, to impede, interfere with, delay, postpone, adversely affect or prevent the consummation of the Transactions, including the Merger; provided that the foregoing shall not require the Security Holders to vote against any Acquisition Proposal or any other proposal made in opposition to the Merger Agreement, the Merger or the other Transactions if, prior to such vote, the Company has terminated the Merger Agreement pursuant to Section 9.01(f)(i) of the Merger Agreement.
From the date of this Agreement until the valid termination of this Agreement in accordance with Section 6.3, each Security Holder shall (x) retain at all times (A) record or beneficial ownership of its respective Subject Securities and (B) the right to vote its respective Subject Securities in such Security Holder’s sole discretion on any matters other than those set forth in this Section 1.1 that are at any time or from time to time presented for consideration to the Company’s stockholders generally and (y) not consent, in its capacity as a stockholder of the Company, to matters that, if such consent were a vote, would violate the voting obligations set forth in the preceding clauses (ii) through (iii). Except as set forth in this Section 1.1, nothing in this Agreement shall limit the right of the Security Holders to vote in favor of, against or abstain with respect to any matter presented to the stockholders of the Company.
1.2 Irrevocable Proxy. (a) Each Security Holder hereby irrevocably grants to, and appoints, the Company, and any individual designated in writing by the Company, and each of them individually, as such Security Holder’s proxy and attorney-in-fact (with full power of substitution and resubstitution), for and in such Security Holder’s name, place and stead, to vote its Subject Securities, or grant a consent or approval in respect of its Subject Securities, in the manner described in Section 1.1 if, at least two Business Days prior to the applicable voting deadline, (x) such Security Holder has not voted such Subject Securities in the manner described in Section 1.1 or (y) such Security Holder has not delivered to the Company, prior to the meeting at which any of the matters described in Section 1.1 are to be considered, a duly executed irrevocable proxy directing that the Subject Securities of such Security Holder be voted as described in Section 1.1; provided, further, that any grant of such proxy shall only entitle the Company or any individual designated in writing by the Company to vote on the matters described in Section 1.1 and such Security Holder shall retain the authority to vote on all other matters.
(b) Each Security Holder hereby affirms that the irrevocable proxy set forth in this Section 1.2 is given in connection with the execution of the Merger Agreement, and that such irrevocable proxy is given to secure the performance of the duties of such Security Holder under this Agreement. Each Security Holder hereby further affirms that the irrevocable proxy set forth in this Section 1.2 is coupled with an interest and may under no circumstances be revoked. Each Security Holder hereby ratifies and confirms all that such irrevocable proxy may lawfully do or cause to be done by virtue hereof. Such irrevocable proxy is executed and intended to be irrevocable in accordance with the provisions of Section 212 of the DGCL.
(c) Notwithstanding anything herein to the contrary, the proxy and appointment granted by each Security Holder shall be automatically revoked, terminated and of no further force or effect, without any action by any Security Holder, upon the valid termination of this Agreement in accordance with Section 6.3.
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ARTICLE II
REPRESENTATIONS AND WARRANTIES OF THE SECURITY HOLDERS
Each Security Holder represents and warrants to the Company that:
2.1 Authorization; Binding Agreement.
(a) In the case of a Security Holder who is not a natural person, such Security Holder is duly organized, validly existing and in good standing under the Laws of its jurisdiction of organization. Such Security Holder has the necessary power and authority (in the case of a Security Holder who is not a natural person) or legal capacity (in the case of a Security Holder who is a natural person) to execute and deliver this Agreement, to perform its obligations hereunder and to consummate the transactions contemplated by this Agreement.
(b) In the case of a Security Holder who is not a natural person, the execution and delivery of this Agreement by such Security Holder has been duly and validly authorized by all necessary organizational action on the part of such Security Holder, and no other organizational proceedings on the part of such Security Holder are necessary to authorize this Agreement or to consummate the transactions contemplated hereby. If such Security Holder is a trust, no consent of any beneficiary is required for the execution and delivery of this Agreement or the consummation of the transactions contemplated hereby.
(c) This Agreement has been duly and validly executed and delivered by such Security Holder and, assuming the due authorization, execution and delivery by the Company, constitutes a valid and binding obligation of such Security Holder enforceable against such Security Holder in accordance with its terms subject to the Enforceability Exceptions.
2.2 Non-Contravention. Neither the execution and delivery of this Agreement by such Security Holder nor the consummation of the transactions contemplated hereby nor compliance by such Security Holder with any provisions herein will:
(a) require any consent, approval, authorization or permit of, filing or registration with, notification or report to, or expiration of waiting periods from, any Governmental Authority on the part of such Security Holder, except for compliance with the applicable requirements of the Securities Act, the Exchange Act or any other United States or federal securities laws and the rules and regulations promulgated thereunder;
(b) violate, conflict with, or result in a breach of any provisions of, or require any consent, waiver or approval or result in a default or loss of a benefit (or give rise to any right of termination, cancellation, modification or acceleration or any event that, with the giving of notice, the passage of time or otherwise, would constitute a default or give rise to any such right) under any of the terms, conditions or provisions of any Contract (including any constituent or organizational documents of such Security Holder) or other legally binding instrument or obligation to which such Security Holder is a party or by which such Security Holder or any of its assets may be bound;
(c) result (or, with the giving of notice, the passage of time or otherwise, would result) in the creation or imposition of any Lien on any assets (including the Subject Securities) of such Security Holder (other than any restrictions created by this Agreement or the Company, under applicable federal or state securities laws or pursuant to any written policies of the Company with respect to the trading of securities in connection with insider trading restrictions (collectively, “Permitted Encumbrances”)); or
(d) violate any Laws or Orders applicable to such Security Holder or by which any of its assets (including the Subject Securities) are bound, except as would not, in the case of each of the preceding clauses (a) through (c), reasonably be expected to have, individually or in the aggregate, a material adverse effect on such Security Holder’s ability to timely perform its obligations under this Agreement or materially delay, materially impede or prevent the consummation of the transactions contemplated hereby by such Security Holder. Other than any filings and reports pursuant to and in compliance with the Exchange Act, no filings, notifications, approvals or other consents are required to be obtained by such Security Holder from, or to be given by such Security Holder to, or to be made by such Security Holder with, any Governmental Authority in connection with the execution, delivery and performance by such Security Holder of this Agreement.
2.3 Ownership of Subject Securities; Total Shares. Such Security Holder is, as of the date hereof, and will be, at all times prior to the valid termination of this Agreement in accordance with Section 6.3, the record or beneficial owner of, or is a trust that is the record holder of and whose beneficiaries are the beneficial owners of, all such Security
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Holder’s Subject Securities set forth opposite such Security Holder’s name on Schedule A hereto and has, as of the date hereof, and will have, at all times prior to the valid termination of this Agreement in accordance with Section 6.3, good and marketable title to all such Subject Securities free and clear of any Lien, except Permitted Encumbrances, in each case, except to the extent such Subject Securities have been Transferred to Permitted Transferees in accordance with Section 5.1. Without limiting the foregoing, as of the date hereof, other than the Subject Securities and any Company Equity Awards, such Security Holder and its Affiliates do not own beneficially or of record, and do not have any right to acquire (whether currently, upon lapse of time, following the satisfaction of any conditions, upon the occurrence of any event or any combination of the foregoing), any Shares (or any securities convertible into or exercisable or exchangeable or redeemable for Shares) or any interest therein.
2.4 Voting Power. Such Security Holder has full voting power with respect to all its Subject Securities, and full power of disposition, full power to issue instructions with respect to the matters set forth herein and full power to agree to all of the matters set forth in this Agreement, in each case with respect to all its Subject Securities, subject to any Permitted Encumbrances, and as applicable, subject to the restriction set forth in Section 9(f) of the Series C Certificate of Designations. Except for the Series B Certificate of Designations and the Series C Certificate of Designations, none of the Subject Securities of such Security Holder are subject to any stockholders’ agreement, proxy, voting trust or other agreement or arrangement with respect to the voting of such Subject Securities, except as provided hereunder. Such Security Holder has not entered into any Contract that is inconsistent with, or would in any way restrict, limit or interfere with, the performance of such Security Holder’s obligations hereunder.
2.5 Reliance. Such Security Holder understands and acknowledges that the Company is entering into the Merger Agreement in reliance upon such Security Holder’s execution, delivery and performance of this Agreement.
2.6 Absence of Litigation. As of the date hereof, there is no Action pending against, or, to the knowledge of such Security Holder, threatened in writing against such Security Holder or any of such Security Holder’s assets (including its Subject Securities) before or by any Governmental Authority that would reasonably be expected to materially delay, materially impede or prevent the consummation by such Security Holder of the transactions contemplated by this Agreement or otherwise materially impair such Security Holder’s ability to perform its obligations hereunder.
2.7 Brokers. No broker, finder, investment banker, financial advisor or other Person is entitled to any brokerage, finder’s or other similar fee or commission, or the reimbursement of expenses, from the Company prior to the Effective Time in connection with the transactions contemplated hereby based upon arrangements made by or on behalf of such Security Holder.
ARTICLE III
REPRESENTATIONS AND WARRANTIES OF THE COMPANY
The Company represents and warrants to the Security Holders that:
3.1 Organization and Qualification. The Company is duly organized, validly existing and in good standing under the Laws of the State of Delaware and has all necessary power and authority: (a) to conduct its business in the manner in which its business is currently being conducted; and (b) to own and use its assets in the manner in which its assets are currently owned and used, in the case of each clauses (a) and (b), except where the failure would not reasonably be expected to have, individually or in the aggregate, a material adverse effect on the Company’s ability to perform its obligations under this Agreement and consummate the transactions contemplated hereby.
3.2 Authority for This Agreement. The Company has the necessary corporate power and authority to enter into, and to perform its obligations under, this Agreement and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement by the Company has been duly and validly authorized by all necessary corporate action on the part of the Company, and no other corporate proceedings on the part of the Company are necessary to authorize this Agreement and the transactions contemplated hereby. This Agreement has been duly executed and delivered by the Company, and assuming due authorization, execution and delivery by the Security Holders, this Agreement constitutes a legal, valid and binding obligation of the Company and is enforceable against the Company in accordance with its terms subject to the Enforceability Exceptions.
3.3 Non-Contravention. None of the execution and delivery by the Company of this Agreement, the performance by the Company of its obligations hereunder or the consummation by the Company of the transactions contemplated hereby will (a) result in a violation or breach of any agreement to which the Company is a party or by which the Company may be bound, (b) violate any Law or Order applicable to the Company or (c) violate any constituent or organizational documents of the Company, except as would not, in the case of each of clauses (a) and (b), reasonably be
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expected to have, individually or in the aggregate, a material adverse effect on the Company’s ability to perform its obligations under this Agreement or materially delay, materially impede or prevent the consummation of the transactions contemplated hereby by the Company.
3.4 Absence of Litigation. As of the date hereof, there is no Action pending against, or, to the knowledge of the Company, threatened in writing against the Company before or by any Governmental Authority that would reasonably be expected to materially delay, materially impede or prevent the consummation by the Company of the transactions contemplated by this Agreement or otherwise materially impair the Company’s ability to perform its obligations hereunder.
ARTICLE IV
REPRESENTATIONS AND WARRANTIES OF HWIC
HWIC represents and warrants to the Company that:
4.1 Organization and Qualification. HWIC is duly organized, validly existing and in good standing under the Laws of Canada.
4.2 Authority for This Agreement. HWIC has the necessary corporate power and authority to enter into, and to perform its obligations under, this Agreement and to consummate the transactions contemplated hereby. HWIC has the power and authority to cause each Security Holder and any Permitted Transferee to comply with the terms of this Agreement and shall cause each Security Holder and any Permitted Transferee to so comply. The execution and delivery of this Agreement by the HWIC has been duly and validly authorized by all necessary corporate action on the part of HWIC, and no other corporate proceedings on the part of HWIC are necessary to authorize this Agreement and the transactions contemplated hereby. This Agreement has been duly executed and delivered by HWIC, and assuming due authorization, execution and delivery by the other Parties, this Agreement constitutes a legal, valid and binding obligation of HWIC and is enforceable against HWIC in accordance with its terms subject to the Enforceability Exceptions.
ARTICLE V
ADDITIONAL COVENANTS
5.1 No Transfer; No Inconsistent Arrangements. From and after the date hereof and until this Agreement is validly terminated in accordance with Section 6.3, the Security Holders shall not, directly or indirectly, without the prior written consent of the Company (acting at the direction of the Special Committee):
(a) create or permit to exist any Lien (other than Liens as may be applicable under the Securities Act or other applicable securities Laws) on any of the Subject Securities;
(b) transfer, sell, assign, gift, hedge, lend, pledge or otherwise dispose of (including by sale or merger, by tendering into any tender or exchange offer, by testamentary disposition, by liquidation or dissolution, by dividend or distribution, by operation of Law or otherwise), either voluntarily or involuntarily, or enter into any derivative arrangement with respect to (collectively, “Transfer”), any of the Subject Securities or any right, title or interest thereto (including any right or power to vote to which the Security Holders may be entitled);
(c) enter into (or cause to be entered into) any Contract with respect to any Transfer described in the preceding clause (b);
(d) grant or permit the grant of any proxy, power-of-attorney or other authorization or consent in or with respect to any of the Subject Securities;
(e) deposit or permit the deposit of any of the Subject Securities into a voting trust or enter into a voting agreement or arrangement with respect to any of the Subject Securities (other than this Agreement);
(f) enter into any Contract, voting trust or other agreement or arrangement, or otherwise take any other action that is inconsistent with, or would in any way restrict, limit, violate or interfere or conflict with the performance of the Security Holders’ obligations hereunder or otherwise make any representation or warranty of the Security Holders herein untrue or incorrect as though made on the date of such Contract or action; or
(g) approve or consent to any of the foregoing.
Any action taken in violation of the foregoing sentence shall be null and void ab initio. If any involuntary Transfer of any of the Subject Securities shall occur (including, but not limited to, a sale by the Security Holders’ trustees in any
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bankruptcy, or a sale to a purchaser at any creditor’s or court sale), such transferees (which term, as used herein, shall include any and all transferees and subsequent transferees of the initial transferee) shall take and hold such Subject Securities subject to all of the restrictions, liabilities and rights under this Agreement, which shall continue in full force and effect until the date this Agreement is validly terminated in accordance with Section 6.3.
Notwithstanding the foregoing, the Security Holder may make Transfers of Subject Securities to any “Permitted Transferee” (as defined below), provided that such Permitted Transferee executes a joinder to this Agreement (in form and substance reasonably acceptable to the Company (acting at the direction of the Special Committee)) agreeing to be bound as a “Security Holder” by the same terms hereof. A “Permitted Transferee” means any controlled Affiliate of Fairfax Financial Holdings Limited.
5.2 Company Preferred Stock; Warrants.
(a) The Security Holders hereby acknowledge and agree that (i) immediately after the Effective Time, each share of Company Series B Preferred Stock and Company Series C Preferred Stock shall remain outstanding in accordance with the terms of the applicable Certificate of Designations and (ii) neither the execution and delivery of the Merger Agreement nor the consummation of the Transactions, including the Merger, shall require any vote or consent of any Security Holder, pursuant to, as applicable, Section 15(c) of the Series A Certificate of Designations, Section 9(c) of the Series B Certificate of Designations or Section 9(c) of the Series C Certificate of Designations.
(b) The Security Holders hereby acknowledge and agree that (i) immediately after the Effective Time, each Company Warrant shall remain outstanding in accordance with the terms of the warrant agreement applicable to such Company Warrant and (ii) neither the execution and delivery of the Merger Agreement nor the consummation of the Transactions, including the Merger, shall require any vote or consent of any Security Holder, pursuant to, as applicable, any such warrant agreement.
5.3 Public Announcements, Documentation and Information. None of the Security Holders or any of their respective Affiliates, or any Representative acting on behalf of the Security Holders or their respective Affiliates, shall make any public announcement regarding this Agreement or the transactions contemplated hereby without the prior written consent of the Company (acting at the direction of the Special Committee) (such consent not to be unreasonably withheld, conditioned or delayed), except as may be required by applicable Law, including (i) Section 13(d) of the Exchange Act, (ii) any applicable Canadian securities laws or stock exchange rules and (iii) the rules or regulations of NYSE or any United States national securities exchange on which the Shares are then traded, in which case the issuing party shall use reasonable best efforts to consult with the Company before issuing any press release or making any public statements. The Security Holders and HWIC consent to and hereby authorize the Company to publish and disclose in all documents and schedules filed with the SEC, and any press release or other disclosure document, that the Company reasonably determines to be necessary in connection with the Transactions, including the Proxy Statement and Schedule 13E-3, the Security Holders’ identity and ownership of the Subject Securities, the existence of this Agreement and the nature of the Security Holders’ and HWIC’s commitments and obligations under this Agreement, and the Security Holders and HWIC acknowledge that the Company may (provided that the Security Holders and HWIC shall have a reasonable opportunity to review and approve that portion of any disclosure that identifies the Security Holders or HWIC by name prior to any such filing, such approval not to be unreasonably withheld, conditioned or delayed) file this Agreement or a form hereof with the SEC or any other Governmental Authority, subject to the redaction of Schedule A to the extent permitted by Regulation S-K of the Securities Act or other applicable federal securities rules. The Security Holders agree to promptly give the Company any information it may reasonably request for the preparation of any such disclosure documents, and the Security Holders agree to promptly notify the Company of any required corrections with respect to any written information supplied by the Security Holders specifically for use in any such disclosure document, if and to the extent that any such information shall have become false or misleading in any material respect. For the avoidance of doubt, nothing in this Section 5.3 shall limit Parent, Merger Sub or the Company from issuing any press release or otherwise making any public statements with respect to this Agreement or the transactions contemplated hereby or the Merger Agreement or the Transactions made in accordance with Section 7.08 of the Merger Agreement.
5.4 New Shares; Adjustments. Any shares of capital stock or other equity securities of the Company that are issued to, or that any Security Holder acquires record or beneficial ownership of, after the date of this Agreement and prior to the valid termination of this Agreement in accordance with Section 6.3, whether pursuant to purchase, exercise, exchange or conversion of, including shares issued upon the vesting of a Company PSU or Company RSU, or other transaction involving any and all options, rights or other securities (“New Shares”), shall automatically be subject to the terms and conditions of this Agreement to the same extent as if they constituted Shares as of the date hereof. In the event of any stock split, stock dividend,
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merger, reorganization, recapitalization, reclassification, combination, exchange of shares or the like of the capital stock of the Company affecting the Subject Securities, the terms of this Agreement shall apply to the resulting securities, and the term “Subject Securities” shall be deemed to refer to and include such securities.
5.5 Waiver of Certain Actions. The Security Holders and HWIC hereby agree not to commence, participate in, assist or knowingly encourage in any way, and agree to take all actions necessary to opt out of any class in any class action with respect to, any Action, derivative or otherwise, against the Company or any of its successors or Affiliates and each of their successors and assigns and their respective directors and officers (i) challenging the validity of, or seeking to enjoin or delay the operation of, any provision of this Agreement or the Merger Agreement (including any claim seeking to enjoin or delay the Closing), except to enforce the terms thereof or (ii) alleging a breach of any fiduciary duty of the Board or the Special Committee (or the applicable directors serving on the Board or the Special Committee) or their respective Representatives in connection with the Merger Agreement, this Agreement or the transactions contemplated thereby or hereby (including the negotiation or entry into any such agreement).
ARTICLE VI
MISCELLANEOUS
6.1 Notices. All notices, requests, claims, demands and other communications under this Agreement shall be in writing and shall be given or made (and shall be deemed to have been duly given or made upon receipt) by delivery in person, by an internationally recognized overnight courier service (with proof of delivery), or by email (as long as no notice of failure of delivery is received by the sender) to the respective Parties at the following addresses (or at such other address for a Party as shall be specified in a notice given in accordance with this Section 6.1):
(a)  if to a Security Holder, to such Security Holder’s address or email address set forth across from such Security Holder’s name on Schedule A.

(b)	if to the Company:

Kennedy-Wilson Holdings, Inc.
151 South El Camino Drive
Beverly Hills, CA 90212
	Attention:	Bailey Wilson Benzie
	Email:	[***]

and with a copy (which shall not constitute notice) to:

Latham & Watkins LLP
355 South Grand Avenue, Suite 400
Los Angeles, CA 90071
	Attention:	Julian Kleindorfer
	Email:	julian.kleindorfer@lw.com

and with a copy (which shall not constitute notice) to:

Cravath, Swaine & Moore LLP
Two Manhattan West
375 Ninth Avenue
New York, NY 10001
	Attention:	Faiza J. Saeed
George F. Schoen
Cole DuMond
Alexander E. Greenberg
	Email:	fsaeed@cravath.com
gschoen@cravath.com
cdumond@cravath.com
agreenberg@cravath.com

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(c)	if to HWIC:

Hamblin Watsa Investment Counsel Ltd.
95 Wellington Street West, Suite 800
Toronto, Ontario, A6, M5J 2N7
	Attention:	General Counsel
	Email:	[***]

with copies (which shall not constitute notice) to:

Allen Overy Shearman Sterling US LLP
599 Lexington Avenue
New York, New York 10022
	Email:	sean.skiffington@aoshearman.com
	Attention:	Sean Skiffington

6.2 Directors and Officers. Notwithstanding any provision of this Agreement to the contrary, nothing in this Agreement shall limit or restrict any Security Holder (or a designee of any Security Holder) who is a director or officer of the Company from acting in such capacity or fulfilling the obligations of such office (including, for the avoidance of doubt, exercising their fiduciary duties), including by voting, in their capacity as a director or officer of the Company, in such Security Holder’s (or its designee’s) sole discretion on any matter (it being understood that this Agreement shall apply to each Security Holder solely in such Security Holder’s capacity as a stockholder of the Company).
6.3 Termination.
(a) This Agreement shall terminate automatically, without any notice or other action by any Person, upon the earlier of:
(i) the valid termination of the Merger Agreement in accordance with its terms (provided that, for the avoidance of doubt, any purported termination of the Merger Agreement that is not, or is later determined not to have been, a valid termination shall not give rise to a termination of this Agreement pursuant to this Section 6.3);
(ii) the Effective Time; and
(iii) the mutual written consent of all of the Parties (in the case of the Company, acting at the direction of the Special Committee).
(b) Upon the valid termination of this Agreement in accordance with Section 6.3(a), no Party shall have any further obligations or liabilities under this Agreement; provided, however, that the provisions of this Article VI shall survive in full force and effect such termination of this Agreement. Nothing set forth in this Section 6.3 shall relieve any Party from liability for any breach of this Agreement prior to the termination of this Agreement.
6.4 Interpretation and Rules of Construction. Section 10.03 of the Merger Agreement (other than the fifth, tenth, thirteenth and sixteenth sentence thereof) shall apply to, and govern, this Agreement, mutatis mutandis.
6.5 Severability. If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any Law or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the matters contemplated hereby are not affected in any manner materially adverse to any Party; provided that the Parties intend that the remedies and limitations thereon contained in this Agreement, including Section 6.13, shall not be severable or subject to modification in any manner that increases the liabilities or obligations of any Party or Non-Recourse Party (as defined below), and these provisions shall be construed as an integral provision of this Agreement. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced (except those referenced in the immediately preceding proviso), the Parties shall negotiate in good faith to modify this Agreement so as to effect the original intent of the Parties as closely as possible in a mutually acceptable manner in order that the matters contemplated hereby be effected as originally contemplated to the fullest extent possible.
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6.6 Entire Agreement. This Agreement (including Schedule A), taken together with the Merger Agreement, constitutes the entire agreement among the Parties with respect to the subject matter hereof and supersedes all prior agreements and undertakings, both written and oral, among the Parties, or any of them, with respect to the subject matter hereof.
6.7 Assignment. Neither this Agreement nor any of the Parties’ respective rights, interests or obligations under this Agreement shall be assigned, in whole or in part, by operation of Law or otherwise by any of the Parties without the prior written consent of the other Parties; provided that, with respect to any such assignment by the Company, the Special Committee has approved such assignment; provided, further, that any Security Holder may assign its rights, interests, and obligations, in whole or in part, to any Permitted Transferee in accordance with Section 5.1. No assignment by any Party shall relieve such Party of any of its obligations hereunder. Subject to the immediately preceding sentence, any purported assignment without any such required consent and not pursuant to an exception described herein shall be void. Subject to the preceding sentences, this Agreement will be binding upon, inure to the benefit of, and be enforceable by, the Parties and their respective successors and permitted assigns.
6.8 Parties in Interest. This Agreement shall be binding upon and inure solely to the benefit of each Party and its respective successors and permitted assigns, and nothing in this Agreement, express or implied, is intended to or shall confer upon any other Person any right, benefit or remedy of any nature whatsoever under or by reason of this Agreement, except for the rights of the Non-Recourse Parties set forth in Section 6.13.
6.9 Specific Performance. The Parties acknowledge and agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. Each Party agrees that, in the event of any breach or threatened breach by any other Party of any covenant or obligation contained in this Agreement, the non-breaching Party shall be entitled (in addition to any other remedy that may be available to it whether in Law, equity or otherwise, including monetary damages) to (i) an Order of specific performance to enforce the observance and performance of such covenant or obligation and (ii) an injunction restraining such breach or threatened breach. The Parties agree not to assert that a remedy of specific performance is unenforceable, invalid, contrary to Law or inequitable for any reason, and not to assert that a remedy of monetary damages would provide an adequate remedy or that the Parties otherwise have an adequate remedy at Law. Each Party further agrees that no other Party or any other Person shall be required to obtain, furnish or post any bond or similar instrument in connection with or as a condition to obtaining any remedy referred to in this Section 6.9, and each Party irrevocably waives any right it may have to require the obtaining, furnishing or posting of any such bond or similar instrument. The Parties acknowledge and agree that the right of specific performance contemplated by this Section 6.9 is an integral part of this Agreement, and without that right, none of the Parties would have entered into this Agreement.
6.10 Governing Law.
(a) This Agreement shall be governed by and construed in accordance with the Laws of the State of Delaware without regard to the principles of conflicts of law that would cause the application of the Laws of any jurisdiction other than those of the State of Delaware.
(b) The Parties agree that any Action seeking to enforce any provision of, or based on any matter arising out of or in connection with, this Agreement or the Transactions (whether brought by any Party or any of its Affiliates or against any Party or any of its Affiliates) shall be heard and determined exclusively in the Court of Chancery of the State of Delaware; provided, however, that, if such court does not have jurisdiction over such Action, such Action shall be heard and determined exclusively in any federal or state court located in the State of Delaware. Consistent with the preceding sentence, each of the Parties hereby (i) submits to the exclusive jurisdiction of any federal or state court sitting in the State of Delaware for the purpose of any Action arising out of or relating to this Agreement brought by any Party; (ii) agrees that service of process will be validly effected by sending notice in accordance with Section 6.1; and (iii) irrevocably waives, and agrees not to assert by way of motion, defense, or otherwise, in any such Action, any claim that it is not subject personally to the jurisdiction of the above-named courts, that its property is exempt or immune from attachment or execution, that the Action is brought in an inconvenient forum, that the venue of the Action is improper, or that this Agreement or the Transactions may not be enforced in or by any of the above-named courts.
6.11 Waiver of Jury Trial. EACH OF THE PARTIES HEREBY WAIVES TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY WITH RESPECT TO ANY ACTION DIRECTLY OR INDIRECTLY ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS AGREEMENT OR THE TRANSACTIONS. EACH OF THE PARTIES HEREBY (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF THE OTHER PARTIES HAVE REPRESENTED, EXPRESSLY
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OR OTHERWISE, THAT SUCH OTHER PARTIES WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT AND THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT, AS APPLICABLE, BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 6.11.
6.12 Amendments and Modifications; Waivers. This Agreement may not be amended, modified or waived in any manner, whether by course of conduct or otherwise, except by an instrument in writing specifically designated as an amendment, modification or waiver, as applicable, hereto, signed on behalf of each of the Parties or, in the case of a waiver, on behalf of each of the Parties against whom the waiver is to be effective, at the time of the amendment, modification or waiver, as applicable; provided that, with respect to the Company, the Special Committee has approved such amendment, modification or waiver. The failure of any Party to assert any of its rights under this Agreement or otherwise shall not constitute a waiver of those rights.
6.13 Non-Recourse. This Agreement may only be enforced against, and any claim, action, suit or other legal proceeding based upon, arising out of, or related to this Agreement, or the negotiation, execution or performance of this Agreement, may only be brought against the entities that are expressly named as Parties and then only with respect to the specific obligations set forth herein with respect to such Party, except for claims that the Company may assert in accordance with the Merger Agreement, the Confidentiality Agreement, the Rollover Agreements or the Equity Commitment Letter (and solely against the Person(s) who are expressly party to the Merger Agreement, the Confidentiality Agreement, the Rollover Agreements or the Equity Commitment Letter, as applicable). No former, current or future officers, employees, directors, partners, equity holders, managers, members, attorneys, agents, advisors or other Representatives of any Party (each, a “Non-Recourse Party”) shall have any liability for any obligations or liabilities of any Party under this Agreement or for any claim or proceeding (whether in tort, contract or otherwise) based on, in respect of or by reason of the matters contemplated hereby or in respect of any written or oral representations made or alleged to be made in connection herewith. In furtherance and not in limitation of the foregoing, each Party covenants, agrees and acknowledges that no recourse under this Agreement or in connection with the matters contemplated hereby shall be sought or had against any Non-Recourse Party, except for claims that any Party may assert (A) against another Party solely in accordance with, and pursuant to the terms and conditions of, this Agreement or (B) pursuant to the Merger Agreement, the Confidentiality Agreement, the Rollover Agreements or the Equity Commitment Letter against the Person(s) who are expressly party to the Merger Agreement, the Confidentiality Agreement, the Rollover Agreements or the Equity Commitment Letter, as applicable. Notwithstanding anything to the contrary, the Security Holders shall not constitute “Non-Recourse Parties” for purposes of this Agreement.
6.14 Counterparts. This Agreement may be executed and delivered (including by facsimile transmission or other means of electronic transmission, such as by electronic mail in “pdf” form) in counterparts, and by the different Parties in separate counterparts, each of which when executed shall be deemed to be an original but all of which taken together shall constitute one and the same agreement.
6.15 Expenses. Unless specified otherwise herein, all expenses incurred in connection with this Agreement shall be paid by the Party incurring such expenses, whether or not the Merger or any other Transaction is consummated.
6.16 Further Assurances. Upon the reasonable request of the Company, the Security Holders will execute and deliver, or cause to be executed and delivered, all further documents and instruments and use their reasonable best efforts to take, or cause to be taken, all actions and to do, or cause to be done, all things necessary, proper or advisable, to perform its obligations under this Agreement.
6.17 No Ownership Interest. Except as otherwise provided herein, nothing contained in this Agreement shall be deemed to vest in the Company any direct or indirect ownership or incidence of ownership of or with respect to the Subject Securities. All rights, ownership and economic benefits of and relating to the Subject Securities shall remain vested in and belong to the Security Holders, and the Company shall not have any authority to exercise any power or authority to direct the Security Holders in the voting of any of the Subject Securities, except as otherwise provided herein or subject to the restriction set forth in the Series C Certificate of Designations.
6.18 Certain Defined Terms. This Agreement is a “Voting Agreement” as defined in the Merger Agreement.
[Signature Pages Follow]
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The Parties are executing this Agreement on the date set forth in the introductory paragraph.

COMPANY

KENNEDY-WILSON HOLDINGS, INC.

By:	/s/ Justin Enbody
	Name:	Justin Enbody
	Title:	Senior Executive Vice President, Chief Financial Officer

[Signature Page to Voting and Support Agreement]
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HAMBLIN WATSA INVESTMENT COUNSEL LTD., in its capacity as investment manager and/or pursuant to a power of attorney on behalf of all entities set out on Schedule A hereto

By:	/s/ Peter Clarke

Name:	Peter Clarke

Title:	Chief Risk Officer

[Signature Page to Voting and Support Agreement]
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Schedule A

[Intentionally Omitted]
B-2-13

Annex C

February 16, 2026
Special Committee of the Board of Directors
Kennedy-Wilson Holdings, Inc.
151 S. El Camino Drive, Beverly Hills, California 90212
Members of the Special Committee:
You have requested our opinion as to the fairness, from a financial point of view, to the holders of common stock, par value $0.0001 per share (“Company Common Stock”), of Kennedy-Wilson Holdings, Inc. (the “Company”), other than Fairfax Financial Holdings Limited (“Fairfax”) and the Rollover Stockholders (as defined in the Agreement (as defined below)) and their respective affiliates and any other affiliates of the Company (collectively, the “Excluded Holders”), of the Consideration (as defined below) to be received by such holders pursuant to the Agreement and Plan of Merger (the “Agreement”) to be entered into by and among the Company, Kona Bidco, LLC, a Delaware limited liability company (“Parent”), and Kona Merger Subsidiary, Inc., a Delaware corporation and a wholly owned subsidiary of Parent (“Merger Sub”).
As more fully described in the Agreement, Merger Sub will be merged with and into the Company (the “Merger” and, together with the other transactions contemplated by the Agreement, the “Transaction”), and each issued and outstanding share of Company Common Stock, other than any Excluded Shares, any Rollover Shares and any Dissenting Shares (each as defined in the Agreement), will be cancelled and converted into the right to receive $10.90 in cash per share, without interest (the “Consideration”).
In arriving at our opinion, we have, among other things: (i) reviewed certain publicly available business and financial information, including publicly available research analysts’ financial forecasts, relating to the Company; (ii) reviewed certain internal information relating to the business, earnings, cash flow, assets, liabilities and prospects of the Company furnished to us by the Company, including a draft dated February 11, 2026 of the Q4 2025 Run-Rate NOI and Components of Value summary, as adjusted by management (the “Run-Rate Projections”); (iii) reviewed information regarding the capitalization of the Company furnished to us by the Company; (iv) conducted discussions with members of the senior management and representatives of the Company and the Special Committee concerning the information described in clauses (i) through (iii) of this paragraph, as well as the business and prospects of the Company generally; (v) reviewed the reported prices and trading activity for the Company Common Stock; (vi) reviewed publicly available financial and stock market data of certain other companies in lines of business that we deemed relevant; (vii) reviewed the financial terms of certain other transactions that we deemed relevant; (viii) reviewed a draft, dated February 15, 2026, of the Agreement; (ix) participated in certain discussions and negotiations among representatives of the Company, Parent and their respective advisors; (x) considered the results of efforts on behalf of the Company to solicit indications of interest from third parties with respect to a possible transaction with the Company; and (xi) conducted such other financial studies and analyses and took into account such other information as we deemed appropriate.
In connection with our analysis and opinion, we have relied on the information supplied to, discussed with or reviewed by us being complete and accurate in all material respects. We have not independently verified any such information (or assumed any responsibility for the independent verification of any such information). We have also relied on the representation of the Company’s management that they are not aware of any facts or circumstances that would make any such information inaccurate or misleading. We have relied upon, without independent verification, the assessment of the Company and its legal, tax, regulatory and accounting advisors with respect to legal, tax, regulatory and accounting matters.

With respect to the financial information referred to above, we have assumed that they have been reasonably prepared on a basis reflecting the best currently available estimates and judgments of the management of the Company. With respect to publicly available financial forecasts relating to the Company referred to above, we have assumed that they are a reasonable basis upon which to evaluate the future performance of the Company, and we have used such forecasts in performing our analyses. At your direction, we have used the Run-Rate Projections for purposes of our opinion and we have assumed, at your direction, that the Run-Rate Projections have been reasonably prepared on a basis reflecting the best currently available estimates and judgments of the Special Committee as to the future performance of the Company. We have not made any independent evaluation or appraisal of any of the assets or liabilities (contingent, derivative, off-balance-sheet, or otherwise) of the Company, nor have we been furnished with any such evaluation or appraisal.
Our opinion does not address the Company’s underlying business decision to effect the Transaction or the relative merits of the Transaction as compared to any alternative business strategies or transactions that might be available to the Company. Our opinion does not address any legal, regulatory, tax or accounting matters. We have not been asked to, nor do we, offer any opinion as to any terms of the Agreement or any aspect or implication of the Transaction, except for the fairness of the Consideration from a financial point of view to the holders of Company Common Stock (other than the Excluded Holders). We are not expressing any opinion as to fair value, viability or the solvency of the Company following the closing of the Transaction. We express no opinion regarding the treatment of shares of Company Preferred Stock (as defined in the Agreement) pursuant to the Agreement or as to the allocation of the aggregate consideration payable in the Transaction among the holders of Company Common Stock and the Company Preferred Stock. In addition, we note that, pursuant to the Agreement, the Excluded Shares, the Rollover Shares and the Dissenting Shares (each as defined therein) will not be converted into the right to receive the Consideration and we express no opinion as to the treatment of such shares or as to the fairness of the Consideration to the holders thereof. In rendering this opinion, we have assumed, that the final executed form of the Agreement will not differ in any material respect from the draft that we have reviewed, that the Transaction will be consummated in accordance with its terms without any waiver or modification that could be material to our analysis, that the representations and warranties of each party set forth in the Agreement are accurate and correct, and that the parties to the Agreement will comply with all the material terms of the Agreement. We have assumed that all governmental, regulatory or other consents or approvals necessary for the completion of the Transaction will be obtained, except to the extent that any failures to obtain such consents or approvals would not be material to our analysis.
Our opinion is necessarily based on economic, monetary, market and other conditions as in effect on, and the information made available to us as of, the date hereof, and we assume no responsibility to update this opinion for developments after the date hereof.
We have acted as your financial advisor in connection with the Transaction and will receive a fee for our services, the principal portion of which is contingent upon the consummation of the Transaction. We previously became entitled to receive a report fee in connection with our engagement. We also became entitled to receive a fee upon the substantial completion of our work in connection with rendering this opinion, regardless of the conclusion reached herein. Our affiliates, employees, officers and partners may at any time own securities (long or short) of the Company and Fairfax and/or their respective affiliates. In the past two years prior to the date hereof, we have not been engaged (and have not received any fees) by (i) the Company unrelated to the Merger or (ii) by Fairfax, Parent, Merger Sub or William McMorrow (the “Buyer Parties”). We are currently acting as financial advisor to a company in which Eldridge Industries LLC (“Eldridge”) is a 25% shareholder in connection with a liability management transaction. In the future, Moelis and its affiliates may provide investment banking and other services to the Company, the Buyer Parties, Eldridge and/or their respective affiliates, and would expect to receive compensation for such services.

This opinion is for the use and benefit of the Special Committee of the Board of Directors of the Company (solely in its capacity as such) in its evaluation of the Transaction. This opinion does not constitute a recommendation as to how any holder of securities should vote or act with respect to the Transaction or any other matter. This opinion does not address the fairness of the Transaction or any aspect or implication thereof to, or any other consideration of or relating to, the holders of any class of securities, creditors or other constituencies of the Company, other than the fairness of the Consideration from a financial point of view to the holders of Company Common Stock (other than the Excluded Holders). In addition, we do not express any opinion as to the fairness of the amount or nature of any compensation to be received by any officers, directors or employees of any parties to the Transaction, or any class of such persons, relative to the Consideration or otherwise. This opinion was approved by a Moelis & Company LLC fairness opinion committee.
Based upon and subject to the foregoing, it is our opinion that, as of the date hereof, the Consideration to be received by the holders of Company Common Stock in the Transaction is fair from a financial point of view to such holders, other than the Excluded Holders.

Very truly yours,

/s/ Moelis & Company LLC

MOELIS & COMPANY LLC

Annex D-1
CERTAIN INFORMATION HAS BEEN EXCLUDED FROM THIS EXHIBIT BECAUSE IT IS NOT MATERIAL AND IS THE TYPE THAT THE REGISTRANT TREATS AS PRIVATE OR CONFIDENTIAL. THE OMITTED PORTIONS OF THIS DOCUMENT ARE MARKED BY “[***]”.
ROLLOVER AGREEMENT
This ROLLOVER AGREEMENT (this “Agreement”), dated as of February 16, 2026 is entered into by and among each party identified on the signature page hereto as a Holder (each, a “Holder”) and Kona Bidco, LLC, a Delaware limited liability company (“Parent”).
RECITALS
WHEREAS, Parent, Kona Merger Sub, Inc., a Delaware corporation and direct wholly owned subsidiary of Parent (“Merger Sub”), and Kennedy-Wilson Holdings, Inc., a Delaware corporation (the “Company”), have entered into that certain Agreement and Plan of Merger, dated as of February 16, 2026 (as amended, restated, supplemented or otherwise modified from time to time, the “Merger Agreement”). Capitalized terms used herein and not otherwise defined having the meanings ascribed to such terms in the Merger Agreement;
WHEREAS, each Holder owns Company Common Stock;
WHEREAS, on the terms and subject to the conditions of this Agreement, each Holder desires, on the date on which the Merger is consummated (the “Merger Closing Date”) but before the Effective Time, to contribute (the “Contribution”) to Parent a number of shares of Company Common Stock as set forth on Exhibit A (collectively, the “Rollover Shares”) and any other Company Common Stock acquired by such Holder after the date hereof (collectively with the Rollover Shares, the “Rollover Equity”) in exchange for the issuance by Parent to such Holder of a number of newly issued limited liability company units or other securities of Parent, which may be designated of such class or securities as determined by Parent in accordance with the limited liability company agreement of Parent (the “Parent Units”) having a fair market value equal to the fair market value of the Rollover Equity contributed (such fair market value understood by the parties hereto to be equal to the aggregate Merger Consideration that would otherwise be attributable to such Rollover Equity) and as set forth on Exhibit A hereto (the “Exchange Units”); and Parent desires, on such date, to issue to each Holder such Exchange Units in exchange for such Holder’s contribution to Parent of the Rollover Equity;
WHEREAS, for United States federal income tax purposes, it is intended that the Contribution in exchange for Parent Units will qualify as a contribution described in Section 721 of the Internal Revenue Code of 1986, as amended (the “Code”).
NOW, THEREFORE, in order to implement the foregoing and in consideration of the mutual representations, warranties, covenants and agreements contained herein and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties hereto agree as follows:
AGREEMENT
Section 1. Contribution.
1.1. Contribution of the Rollover Equity in Exchange for the Exchange Units. On the terms and subject to the conditions set forth herein, (a) each Holder agrees, at the Closing (as defined below) prior to the Effective Time, to contribute to Parent its applicable Rollover Equity, free and clear of any and all Liens (other than restrictions on the right to sell or otherwise dispose of such shares imposed by state and federal securities laws), in exchange for the issuance by Parent to such Holder of the applicable Exchange Units and (b) Parent agrees, at the Closing, to issue to each Holder the applicable Exchange Units in exchange for the contribution by such Holder to Parent of the applicable Rollover Equity.
1.2. Closing. The closing (the “Closing”) of the Contribution shall occur on the Merger Closing Date but prior to the Effective Time. The Closing shall take place through the electronic exchange of documents.
1.3. Conditions to Closing. The consummation of the Contribution shall be subject to the satisfaction of the following conditions unless waived in writing by Parent and each Holder of the following conditions:
(i) No Law. No Order or applicable Law, whether temporary, preliminary or permanent, shall have been issued, entered, promulgated or enacted by any Governmental Authority of competent jurisdiction
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prohibiting, preventing, rendering illegal or enjoining the consummation of any of the transactions contemplated by this Agreement and shall remain in effect.
(ii) Merger Agreement. Either (a) the conditions set forth in Article VIII of the Merger Agreement shall have been satisfied or waived by the party entitled to the benefit of such conditions and the contemporaneous consummation of the closing of the Merger pursuant to Section 2.02 of the Merger Agreement shall occur subject to the consummation of the Contribution or (b) a final, non-appealable and binding order or judgment awarding specific performance shall have been entered by a court of competent jurisdiction to cause Parent to consummate the closing of the Merger pursuant to Section 10.08 of the Merger Agreement.
1.4. Holder Deliveries. At the Closing, each Holder shall deliver to Parent (a) stock certificates (if any) evidencing the Rollover Equity, endorsed in blank for transfer together with duly executed stock powers in each case in form and substance reasonably satisfactory to Parent and (b) an Internal Revenue Service Form W-9.
Section 2. Representations and Warranties of Parent. Parent hereby represents and warrants to each Holder as of the date hereof and as of the Closing as follows:
2.1. Organization. Parent is duly organized, validly existing and in good standing under the Laws of the State of Delaware and has all necessary power and authority: (a) to conduct its business in the manner in which its business is currently being conducted; and (b) to own and use its assets in the manner in which its assets are currently owned and used, in the case of each clauses (a) and (b), except where the failure would not reasonably be expected to have, individually or in the aggregate, a material adverse effect on the Parents’s ability to perform its obligations under this Agreement and consummate the transactions contemplated hereby.
2.2. Authority; Execution and Delivery. Parent has the necessary corporate power and authority to enter into, and to perform its obligations under, this Agreement and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement by Parent has been duly and validly authorized by all necessary corporate action on the part of Parent, and no other corporate proceedings on the part of Parent are necessary to authorize this Agreement and the transactions contemplated hereby. This Agreement has been duly executed and delivered by Parent, and assuming due authorization, execution and delivery by each Holder, this Agreement constitutes a legal, valid and binding obligation of Parent and is enforceable against Parent in accordance with its terms subject to the Enforceability Exceptions.
2.3. Parent Units Duly Authorized; Capitalization. All of the Parent Units to be issued to each Holder under this Agreement, when issued and delivered in accordance with the terms of this Agreement, will be duly authorized, validly issued, fully paid and non-assessable and free and clear of any Liens (other than restrictions created by this Agreement, restrictions arising under the limited liability company agreement of Parent and/or restrictions imposed by applicable securities laws or pursuant to any written policies of the Company with respect to the trading of securities in connection with insider trading restrictions (collectively, “Permitted Encumbrances”)).
2.4. No Conflicts; No Consents. None of the execution and delivery by Parent of this Agreement, the performance by Parent of its obligations hereunder or the consummation by Parent of the transactions contemplated hereby will (a) result in a violation or breach of any agreement to which Parent is a party or by which Parent may be bound, (b) violate any Law or Order applicable to Parent or (c) violate any constituent or organizational documents of Parent, except as would not, in the case of each of clauses (a) and (b), reasonably be expected to have, individually or in the aggregate, a material adverse effect on Parent’s ability to perform its obligations under this Agreement or materially delay, materially impede or prevent the consummation of the transactions contemplated hereby by Parent.
2.5. No Litigation. As of the date hereof, there is no Action pending against, or, to the knowledge of Parent, threatened in writing against Parent before or by any Governmental Authority that would reasonably be expected to materially delay, materially impede or prevent the consummation by Parent of the transactions contemplated by this Agreement or otherwise materially impair the abilities of Parent to perform its obligations hereunder.
2.6. No Other Representation. Parent has received no other representations or warranties from any Holder or any other person acting on behalf of any Holder, other than those contained in this Agreement and any other agreements or instruments executed by or on behalf of each Holder or its Affiliates in connection herewith.
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Section 3. Representations and Warranties of Holder. Each Holder hereby represents and warrants to Parent as of the date hereof and as of the Closing as follows:
3.1. Organization; Capacity. In the case of a Holder who is not a natural person, such Holder is duly organized, validly existing and in good standing under the Laws of its jurisdiction of organization. Such Holder has the necessary power and authority (in the case of a Holder who is not a natural person) or legal capacity (in the case of a Holder who is a natural person) to execute and deliver this Agreement, to perform its obligations hereunder and to consummate the transactions contemplated by this Agreement.
3.2. Ownership of the Rollover Shares. Such Holder is the record or beneficial owner of, or is a trust that is the record holder of and whose beneficiaries are the beneficial owners of, all such Holder’s Rollover Shares set forth opposite such Holder’s name on Schedule A hereto and has good and marketable title to all such Rollover Shares free and clear of any Lien, except Permitted Encumbrances. Without limiting the foregoing, other than the Rollover Equity, the Company Warrants and any Company Equity Awards, such Holder and its Affiliates do not own beneficially or of record, and do not have any right to acquire (whether currently, upon lapse of time, following the satisfaction of any conditions, upon the occurrence of any event or any combination of the foregoing), any Shares (or any securities convertible into or exercisable or exchangeable or redeemable for Shares) or any interest therein.
3.3. Authority; Execution and Delivery. In the case of a Holder who is not a natural person, the execution and delivery of this Agreement by such Holder has been duly and validly authorized by all necessary organizational action on the part of such Holder, and no other organizational proceedings on the part of such Holder are necessary to authorize this Agreement or to consummate the transactions contemplated hereby. If such Holder is a trust, no consent of any beneficiary is required for the execution and delivery of this Agreement or the consummation of the transactions contemplated hereby. This Agreement has been duly and validly executed and delivered by such Holder and, assuming the due authorization, execution and delivery by the Company and by Parent, constitutes a valid and binding obligation of such Holder enforceable against such Holder in accordance with its terms subject to the Enforceability Exceptions.
3.4. Holder Intent. Holder is acquiring the Exchange Units for Holder’s own account as principal, for investment purposes only, not for any other person or entity and not for the purposes of resale or distribution.
3.5. Financial Status. Holder is an “accredited investor” as such term is defined in Regulation D promulgated under the Securities Act. Holder is able to bear the economic risk of an investment in Parent Units for an indefinite period of time, has adequate means of providing for its, his or her current financial needs and personal contingencies, has no need for liquidity in the investment in Parent Units, understands that Holder may not be able to liquidate its, his or her investment in Parent in an emergency, if at all, and can afford a complete loss of the investment.
3.6. No Other Representation. Holder has received no other representations or warranties from Parent or any other person acting on behalf of Parent, other than those contained in this Agreement, the Joint Bidding Agreement, dated and effective as of November 4, 2025 (the “JBA”), the Voting Agreements and any other agreements or instruments executed by or on behalf of Parent or its Affiliates in connection herewith.
3.7. No Conflicts; No Consents. None of the execution and delivery by such Holder of this Agreement, the performance by such Holder of its obligations hereunder or the consummation by such Holder of the transactions contemplated hereby will (a) result in a violation or breach of any agreement to which such Holder is a party or by which such Holder may be bound, (b) violate any Law or Order applicable to such Holder or (c) violate any constituent or organizational documents of such Holder, except as would not, in the case of each of clauses (a) and (b), reasonably be expected to have, individually or in the aggregate, a material adverse effect on such Holder’s ability to perform its obligations under this Agreement or materially delay, materially impede or prevent the consummation of the transactions contemplated hereby by such Holder.
3.8. No Litigation. As of the date of this Agreement, there is no Action pending or, to Holder’s knowledge, threatened against Holder that would or seeks to materially delay or prevent the consummation of the transactions contemplated hereby. As of the date of this Agreement, Holder is not subject to any continuing order of, consent decree, settlement agreement or other similar written agreement with, or, to Holder’s knowledge, continuing investigation by, any Governmental Authority, or any applicable Law that would or seeks to materially delay or prevent the consummation of the transactions contemplated hereby.
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Section 4. Agreements and Acknowledgements of Holder. Each Holder hereby agrees and acknowledges as follows:
4.1. No Registration. Holder understands and agrees that the Exchange Units are being acquired by Holder in a transaction not involving any public offering within the meaning of the Securities Act, in reliance on an exemption therefrom. Holder understands that the Exchange Units have not been, and will not be, approved or disapproved by the U.S. Securities and Exchange Commission or by any other foreign, federal or state agency, and that no such agency has passed on the accuracy or adequacy of disclosures made to Holder by Parent. No foreign, federal or state governmental agency has passed on or made any recommendation or endorsement of the Exchange Units or an investment in Parent.
4.2. Limitations on Disposition and Resale. Holder understands and acknowledges that the Exchange Units have not been and will not be registered under the Securities Act, or the securities laws of any state or foreign jurisdiction and, unless the Exchange Units are so registered, they may not be offered, sold, transferred or otherwise disposed of except pursuant to an effective registration statement under the Securities Act or an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act and any applicable securities laws of any state or foreign jurisdiction. Holder recognizes that there will not be any public trading market for Parent Units, and as a result, Holder may be unable to sell or dispose of its interest in Parent.
4.3. Newly Formed Entity. Holder recognizes that Parent was only formed in connection with the transactions contemplated by the Merger Agreement and the JBA and, accordingly, has no financial or operating history and that the investment in Parent is extremely speculative and involves a high degree of risk.
4.4. Sole Consideration. Holder acknowledges and agrees that the Exchange Units shall constitute the sole consideration that Holder is entitled to receive in exchange for Holder’s Rollover Equity.
4.5. Independent Investigation. Holder acknowledges and agrees that neither Parent nor any of its Affiliates or Representatives are advising Holder as to any tax, legal, investment, accounting or regulatory matters in any jurisdiction, neither Parent nor any of its Affiliates or Representatives shall have any responsibility or liability to Holder with respect thereto and neither Parent nor any of its Affiliates is making any representation or warranty as to the tax treatment of the Contribution. Holder acknowledges and agrees that he, she or it has consulted with his, her or its own advisors concerning such matters and shall be responsible for making his, her or its own independent investigation and appraisal of the transactions contemplated by this Agreement, and neither Parent nor any of its Affiliates or Representatives shall have responsibility or liability to Holder with respect thereto.
Section 5. Governing Law. This Agreement shall be governed by and construed in accordance with the Laws of the State of Delaware without regard to the principles of conflicts of law that would cause the application of law of any jurisdiction other than those of the State of Delaware.
Section 6. Specific Performance; Submission to Jurisdiction; Waiver of Jury Trial.
6.1. Specific Performance. The parties hereto acknowledge and agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. Each party agrees that, in the event of any breach or threatened breach by any other party of any covenant or obligation contained in this Agreement, the non-breaching party shall be entitled (in addition to any other remedy that may be available to it whether in Law, equity or otherwise, including monetary damages) to (i) an Order of specific performance to enforce the observance and performance of such covenant or obligation and (ii) an injunction restraining such breach or threatened breach. The parties agree not to assert that a remedy of specific performance is unenforceable, invalid, contrary to Law or inequitable for any reason, and not to assert that a remedy of monetary damages would provide an adequate remedy or that the parties otherwise have an adequate remedy at Law. Each party further agrees that no other party or any other Person shall be required to obtain, furnish or post any bond or similar instrument in connection with or as a condition to obtaining any remedy referred to in this Section 6.1, and each party irrevocably waives any right it may have to require the obtaining, furnishing or posting of any such bond or similar instrument. The parties acknowledge and agree that the right of specific performance contemplated by this Section 6.1 is an integral part of this Agreement, and without that right, none of the parties would have entered into this Agreement.
6.2. Submission to Jurisdiction. The parties agree that any Action seeking to enforce any provision of, or based on any matter arising out of or in connection with, this Agreement or the transactions contemplated hereby (whether brought by any party or any of its Affiliates or against any party or any of its Affiliates) shall be heard and
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determined exclusively in the Court of Chancery of the State of Delaware; provided, however, that, if such court does not have jurisdiction over such Action, such Action shall be heard and determined exclusively in any federal or state court located in the State of Delaware. Consistent with the preceding sentence, each of the parties hereby (i) submits to the exclusive jurisdiction of any federal or state court sitting in the State of Delaware for the purpose of any Action arising out of or relating to this Agreement brought by any party; (ii) agrees that service of process will be validly effected by sending notice in accordance with Section 7; and (iii) irrevocably waives, and agrees not to assert by way of motion, defense, or otherwise, in any such Action, any claim that it is not subject personally to the jurisdiction of the above-named courts, that its property is exempt or immune from attachment or execution, that the Action is brought in an inconvenient forum, that the venue of the Action is improper, or that this Agreement or the transactions contemplated hereby may not be enforced in or by any of the above-named courts.
6.3. Waiver of Jury Trial. EACH OF THE PARTIES HERETO HEREBY WAIVES TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY WITH RESPECT TO ANY ACTION DIRECTLY OR INDIRECTLY ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY. EACH OF THE PARTIES HERETO HEREBY (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF THE OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT AND THE TRANSACTIONS CONTEMPLATED HEREBY, AS APPLICABLE, BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 6.3.
Section 7. Notices. All notices, requests, claims, demands and other communications under this Agreement shall be in writing and shall be given or made (and shall be deemed to have been duly given or made upon receipt) by delivery in person, by an internationally recognized overnight courier service (with proof of delivery), or by email (as long as no notice of failure of delivery is received by the sender) to the respective Parties at the following addresses (or at such other address for a Party as shall be specified in a notice given in accordance with this Section 7):

(a)	If to Parent, to:

Kona Bidco, LLC
151 S. El Camino Drive
Beverly Hills, CA 90212
Attention: In Ku Lee
E-mail: [***]

with copies (which shall not constitute notice) to:

Debevoise & Plimpton LLP
66 Hudson Boulevard
New York, New York 10001
Attention: Jeffrey J. Rosen; Gordon S. Moodie; Emily F. Huang
E-mail: jrosen@debevoise.com; gsmoodie@debevoise.com; efhuang@debevoise.com

(b)	If to a Holder, to:

Hamblin Watsa Investment Counsel Ltd.
95 Wellington Street West, Suite 800
Toronto, Ontario, A6, M5J 2N7
Attention: General Counsel
Email: [***]

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with copies (which shall not constitute notice) to:

Allen Overy Shearman Sterling US LLP
599 Lexington Avenue
New York, New York 10022
Email: sean.skiffington@aoshearman.com
Attention: Sean Skiffington

Section 8. Assignment. No party shall have the right or the power to assign or delegate any provision of this Agreement except with the prior written consent of Parent, in the case of an assignment or delegation by any Holder, or with the prior written consent of each Holder, in the case of an assignment or delegation by Parent; provided, each Holder may assign its rights, interests, and obligations, in whole or in part and without Parent’s or the Company’s consent, to any Affiliate; provided such transferee executes a joinder to this Agreement (in form and substance reasonably acceptable to Parent). Except as provided in the preceding sentence and in Section 15, this Agreement shall be binding upon and shall inure to the benefit of the parties’ respective successors, assigns, executors and administrators; provided, however, that the Company (as directed by the Special Committee) and each of the other parties to the JBA (other than any Holder) are each hereby made an express third party beneficiary hereof with full power and authority for purposes of this Section 8, Section 11 and Section 14 (as applicable), as well as to specifically enforce the obligations set forth in this Agreement pursuant to Section 6.1 against any Holder and Parent (which right of specific performance may be sought directly against Parent to enforce the obligations of each Holder), including to consummate the Contribution in accordance with the terms hereof.
Section 9. Certain Tax Matters. To the fullest extent permitted by applicable Law, for United States federal income tax purposes, the parties hereto shall (a) treat the Contribution in exchange for Parent Units as a contribution described in Section 721 of the Code and (b) file all Tax Returns in a manner consistent with such intended tax treatment.
Section 10. Counterparts. This Agreement may be executed in counterparts, including by facsimile or other means of electronic transmission (such as by electronic mail in “.pdf” form), each of which shall be deemed an original and all of which taken together, shall constitute one and the same document.
Section 11. Entire Agreement. Without limiting the JBA, the Merger Agreement or any other transaction document, this Agreement constitutes the entire agreement between the parties hereto with respect to the subject matter hereof, and this Agreement may not be amended, modified or waived in any manner, whether by course of conduct or otherwise, except by an instrument in writing specifically designated as an amendment, modification or waiver, as applicable, hereto, signed on behalf of each of the parties or, in the case of a waiver, on behalf of each of the parties against whom the waiver is to be effective, at the time of the amendment, modification or waiver, as applicable (in each case, with the consent of the Company (as directed by the Special Committee)). The parties hereto agree and acknowledge that the existence and terms of the JBA shall have no effect on, and in no manner impair or alter, the Company’s rights under this Agreement. The failure of any party to assert any of its rights under this Agreement or otherwise shall not constitute a waiver of those rights.
Section 12. No Fiduciary Responsibilities. Notwithstanding any provision of this Agreement to the contrary, this Agreement shall apply to each Holder solely in its capacity as a shareholder of the Company and not in any other capacity, and nothing in this Agreement shall limit, restrict or affect the rights and obligations of such Holder or any of its Affiliates or Representatives from taking any action in his or her capacity as a director, officer or employee of the Company, whether in connection with the Merger Agreement or otherwise, and no action or omissions by any such Persons in his or her capacity as a director, officer or employee of the Company shall be deemed to constitute a breach of any provision of this Agreement.
Section 13. Effect of Adverse Recommendation Change. Until the termination of this Agreement in accordance with its terms, the obligations of each Holder shall apply whether or not the Board (acting upon the recommendation of the Special Committee) or the Special Committee has effected an Adverse Recommendation Change.
Section 14. Termination of Agreement. This Agreement may be terminated by the mutual written consent of Parent, the Company (as directed by the Special Committee) and each Holder, and this Agreement shall terminate automatically, without any action of the parties hereto, upon the earlier to occur of (a) the Closing, and (b) the valid termination of the Merger Agreement. Upon any such termination, this Agreement shall not have any further force and effect and no party shall have any further liability or obligation under this Agreement, whether in contract or in tort or
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any other theory of liability whatsoever. If this Agreement is validly terminated pursuant to this Section 14, this Agreement shall become void and of no effect; provided that this Section 14 and Section 15 (together with Sections 5, 6 and 7 to the extent relevant to Sections 14 and 15) shall survive such termination to the extent set forth therein.
Section 15. Non-Recourse. Notwithstanding anything to the contrary that may be expressed or implied in this Agreement or any document or instrument delivered contemporaneously herewith, and notwithstanding the fact that any Holder or any of their successors or permitted assignees may be a partnership, limited liability company or similar domestic or foreign entity, Parent by its acceptance of the benefits of this Agreement, covenants, agrees and acknowledges that no person other than each Holder and their successors and permitted assignees shall have any obligation hereunder and that it has no rights of recovery against, and no recourse hereunder or under this Agreement, the Merger Agreement, the JBA or any documents or instruments delivered in connection herewith or therewith shall be had against, any former, current or future director, officer, agent, Affiliate, manager or employee of any Holder (or any of their successors or assignees), against any former, current or future general or limited partner, manager, equityholder or member of any Holder (or any of their successors or assignees) or any Affiliate or related party thereof or against any former, current or future director, officer, agent, employee, Affiliate, related party, assignee, general or limited partner, equityholder, manager or member of any of the foregoing (each, other than any Holder and their successors and permitted assignees, a “Holder Affiliate”), whether by or through attempted piercing of the corporate veil, by or through a claim by or on behalf of a Holder against the Holder Affiliates, by the enforcement of any assessment or by any legal or equitable proceeding, or by virtue of any statute, regulation or other applicable Law, or otherwise; provided that (and notwithstanding anything to the contrary provided herein or in any document or instrument delivered contemporaneously herewith), nothing herein shall limit the rights of each of the other parties to the JBA (other than any Holder) against any Holder under the JBA pursuant to the terms and conditions of the JBA. The parties hereto expressly agree and acknowledge that no liability whatsoever shall attach to, be imposed on, or otherwise be incurred by any Holder Affiliate, as such, for any obligations of any Holder under this Agreement or the transactions contemplated hereby, under any documents or instruments delivered in connection herewith, or for any claim based on, in respect of, or by reason of, such obligations or their creation.
[Signature page follows]
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IN WITNESS WHEREOF, the parties have hereby executed this Agreement as of the date first above written.

PARENT:

KONA BIDCO, LLC

By:	KONA MANAGEMENT HOLDCO, LLC, its managing member

By:	/s/ William J. McMorrow
Name:	William J. McMorrow
Title:	Chief Executive Officer

[Signature Page to Rollover Agreement (Fairfax)]
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HOLDER:

HAMBLIN WATSA INVESTMENT COUNSEL LTD., in its capacity as investment manager and/or pursuant to a power of attorney on behalf of:

Resolution Group Reinsurance (Barbados) Limited;

TIG Insurance Company;

Zenith Insurance Company;

Allied World Assurance Company (U.S.) Inc.;

Allied World Insurance Company;

Allied World Specialty Insurance Company;

Allied World Surplus Lines Insurance Company;

Odyssey Reinsurance Company;

Odyssey Group Holdings, Inc.;

Brit Syndicates Limited; and

Brit Reinsurance (Bermuda) Limited

By:	/s/ Peter Clarke
Name:	Peter Clarke
Title:	Chief Risk Officer

[Signature Page to Rollover Agreement (Fairfax)]
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Exhibit A
Capitalization

[Intentionally Omitted]
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Annex D-2
CERTAIN INFORMATION HAS BEEN EXCLUDED FROM THIS EXHIBIT BECAUSE IT IS NOT MATERIAL AND IS THE TYPE THAT THE REGISTRANT TREATS AS PRIVATE OR CONFIDENTIAL. THE OMITTED PORTIONS OF THIS DOCUMENT ARE MARKED BY “[***]”.
ROLLOVER AGREEMENT
This ROLLOVER AGREEMENT (this “Agreement”), dated as of February 16, 2026 is entered into by and among each party identified on the signature page hereto as a Holder (each, a “Holder”), Kona Management Holdco, LLC, a Delaware limited liability company (“Holdco”), and Kona Bidco, LLC, a Delaware limited liability company (“Parent”).
RECITALS
WHEREAS, Parent, Kona Merger Sub, Inc., a Delaware corporation and direct wholly owned subsidiary of Parent (“Merger Sub”), and Kennedy-Wilson Holdings, Inc., a Delaware corporation (the “Company”), have entered into that certain Agreement and Plan of Merger, dated as of February 16, 2026 (as amended, restated, supplemented or otherwise modified from time to time, the “Merger Agreement”). Capitalized terms used herein and not otherwise defined having the meanings ascribed to such terms in the Merger Agreement;
WHEREAS, each Holder owns Company Common Stock, Company RSUs and Company PSUs;
WHEREAS, on the terms and subject to the conditions of this Agreement, each Holder desires, on the date on which the Merger is consummated (the “Merger Closing Date”) but before the Effective Time, to contribute (the “Holdco Contribution”) to Holdco a number of shares of Company Common Stock as set forth on Exhibit A (collectively, the “Rollover Shares”) and any other Company Common Stock acquired by such Holder after the date hereof (except as specified otherwise on Exhibit A) (collectively with the Rollover Shares, the “Rollover Equity”) in exchange for the issuance by Holdco to such Holder of a number of newly issued limited liability company units of Holdco as set forth on Exhibit A hereto (“Holdco Exchange Units”);
WHEREAS, on the terms and subject to the conditions of this Agreement, Holdco desires, after the Holdco Contribution but before the Effective Time, to contribute (the “Parent Contribution” and, together with the Holdco Contribution, the “Contributions”) to Parent all of the Rollover Equity in exchange for the issuance by Parent to Holdco a number of newly issued limited liability company units of Parent or other securities of Parent, which may be designated of such class or securities as determined by Parent in accordance with the limited liability company agreement of Parent (the “Parent Units”) having a fair market value equal to the fair market value of the Rollover Equity contributed (such fair market value understood by the parties hereto to be equal to the aggregate Merger Consideration that would otherwise be attributable to such Rollover Equity) and as set forth on Exhibit A hereto (the “Parent Exchange Units”);
WHEREAS, at or immediately prior to the consummation of the Contributions, Hamblin Watsa Investment Counsel Ltd., a corporation organized under the laws of Canada (“Fairfax”) will contribute, directly or indirectly, to Parent a number of shares of Company Common Stock set forth in the Rollover Agreement dated as of February 16, 2026 by and among Parent, Fairfax and the other parties thereto, and Parent will issue Parent Units to Fairfax and/or certain of its Affiliates; and
WHEREAS, for United States federal income tax purposes, it is intended that the Contributions in exchange for Holdco Units and/or Parent Units will qualify as a contribution described in Section 721 of the Internal Revenue Code of 1986, as amended (the “Code”).
NOW, THEREFORE, in order to implement the foregoing and in consideration of the mutual representations, warranties, covenants and agreements contained herein and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties hereto agree as follows:
AGREEMENT
Section 1. Contributions of Rollover Shares; Retention of Non-Rollover Shares; Cancellation of Company RSUs and Company PSUs.
1.1. Contributions of Rollover Shares; Retention of Non-Rollover Shares.
(i) Contributions of the Rollover Equity in Exchange for the Holdco Exchange Units. On the terms and subject to the conditions set forth herein, (a) each Holder agrees, at the Closing (as defined below) prior to the
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Effective Time, to contribute to Holdco its applicable Rollover Equity, free and clear of any and all Liens (other than restrictions on the right to sell or otherwise dispose of such shares imposed by state and federal securities laws), in exchange for the issuance by Holdco to such Holder of the applicable Holdco Exchange Units and (b) Holdco agrees, at the Closing, to issue to each Holder the applicable Holdco Exchange Units in exchange for the contribution by such Holder to Holdco of the applicable Rollover Equity.
(ii) Contributions of the Rollover Equity in Exchange for the Parent Exchange Units. On the terms and subject to the conditions set forth herein, (a) Holdco agrees, at the Closing (as defined below) prior to the Effective Time and immediately following the consummation of the Holdco Contribution, to contribute to Parent the Rollover Equity, free and clear of any and all Liens (other than restrictions on the right to sell or otherwise dispose of such shares imposed by state and federal securities laws), in exchange for the issuance by Parent to Holdco of the Parent Exchange Units and (b) Parent agrees, at the Closing, to issue to Holdco the Parent Exchange Units in exchange for the contribution by such Holdco to Parent of the Rollover Equity.
(iii) Treatment of Non-Rollover Shares. For the avoidance of doubt, the treatment set forth in Sections 1.1(i) and 1.1(ii) shall not apply to any shares of Company Common Stock owned by each Holder that are not Rollover Equity (the “Non-Rollover Shares”), and any such Non-Rollover Shares shall be entitled to the cash consideration set forth in Section 3.01(a) of the Merger Agreement.
1.2. Closing. The closing (the “Closing”) of the Contributions shall occur on the Merger Closing Date but prior to the Effective Time. The Holdco Contribution and the Parent Contribution shall occur sequentially, with the Parent Contribution occurring immediately following the Holdco Contribution. The Closing shall take place through the electronic exchange of documents.
1.3. Conditions to Closing. The consummation of the Contributions shall be subject to the satisfaction of the following conditions unless waived in writing by Parent, Holdco and each Holder of the following conditions:
(i) No Law. No Order or applicable Law, whether temporary, preliminary or permanent, shall have been issued, entered, promulgated or enacted by any Governmental Authority of competent jurisdiction prohibiting, preventing, rendering illegal or enjoining the consummation of any of the transactions contemplated by this Agreement and shall remain in effect.
(ii) Merger Agreement. Either (a) the conditions set forth in Article VIII of the Merger Agreement shall have been satisfied or waived by the party entitled to the benefit of such conditions and the contemporaneous consummation of the closing of the Merger pursuant to Section 2.02 of the Merger Agreement shall occur subject to the consummation of the Contributions or (b) a final, non-appealable and binding order or judgment awarding specific performance shall have been entered by a court of competent jurisdiction to cause Parent to consummate the closing of the Merger pursuant to Section 10.08 of the Merger Agreement.
1.4. Holder Deliveries. At the Closing, each Holder shall deliver to Holdco (a) stock certificates (if any) evidencing the Rollover Equity, endorsed in blank for transfer together with duly executed stock powers in each case in form and substance reasonably satisfactory to Holdco and (b) an Internal Revenue Service Form W-9.
1.5. Holdco Deliveries. At the Closing and following the satisfaction of the obligations set forth in Section 1.4, Holdco shall deliver to Parent (a) stock certificates (if any) evidencing the Rollover Equity, endorsed in blank for transfer together with duly executed stock powers in each case in form and substance reasonably satisfactory to Parent and (b) if requested by Parent, an Internal Revenue Service Form W-9.
1.6. Cancellation of Company RSUs and Company PSUs. As of immediately prior to the cancellations referred to in Sections 3.04(a) and 3.04(b) of the Merger Agreement (the “Unit Cancellation Time”), but conditioned upon the occurrence of the Closing and the Effective Time, the percentage of Company RSUs and Company PSUs held by the Holder as of the Unit Cancellation Time shall be irrevocably cancelled without payment therefor; provided, that, as set forth in Section 3.04(c) of the Merger Agreement, Holder shall retain the right to payment of dividend equivalents on any Company RSU and Company PSU so cancelled at the Unit Cancellation Time.
Section 2. Representations and Warranties of Parent. Parent hereby represents and warrants to each of the Holders and Holdco as of the date hereof and as of the Closing as follows:
2.1. Organization. Parent is duly organized, validly existing and in good standing under the Laws of the State of Delaware and has all necessary power and authority: (a) to conduct its business in the manner in which its
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business is currently being conducted; and (b) to own and use its assets in the manner in which its assets are currently owned and used, in the case of each clauses (a) and (b), except where the failure would not reasonably be expected to have, individually or in the aggregate, a material adverse effect on the Parents’s ability to perform its obligations under this Agreement and consummate the transactions contemplated hereby.
2.2. Authority; Execution and Delivery. Parent has the necessary corporate power and authority to enter into, and to perform its obligations under, this Agreement and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement by Parent has been duly and validly authorized by all necessary corporate action on the part of Parent, and no other corporate proceedings on the part of Parent are necessary to authorize this Agreement and the transactions contemplated hereby. This Agreement has been duly executed and delivered by Parent, and assuming due authorization, execution and delivery by Holdco and each Holder, this Agreement constitutes a legal, valid and binding obligation of Parent and is enforceable against Parent in accordance with its terms subject to the Enforceability Exceptions.
2.3. Parent Units Duly Authorized; Capitalization. All of the Parent Units to be issued to Holdco under this Agreement, when issued and delivered in accordance with the terms of this Agreement, will be duly authorized, validly issued, fully paid and non-assessable and free and clear of any Liens (other than restrictions created by this Agreement, restrictions arising under the limited liability company agreements of either Parent or Holdco and/or restrictions imposed by applicable securities laws or pursuant to any written policies of the Company with respect to the trading of securities in connection with insider trading restrictions (collectively, “Permitted Encumbrances”)).
2.4. No Conflicts; No Consents. None of the execution and delivery by Parent of this Agreement, the performance by Parent of its obligations hereunder or the consummation by Parent of the transactions contemplated hereby will (a) result in a violation or breach of any agreement to which Parent is a party or by which Parent may be bound, (b) violate any Law or Order applicable to Parent or (c) violate any constituent or organizational documents of Parent, except as would not, in the case of each of clauses (a) and (b), reasonably be expected to have, individually or in the aggregate, a material adverse effect on Parent’s ability to perform its obligations under this Agreement or materially delay, materially impede or prevent the consummation of the transactions contemplated hereby by Parent.
2.5. No Litigation. As of the date hereof, there is no Action pending against, or, to the knowledge of Parent, threatened in writing against Parent before or by any Governmental Authority that would reasonably be expected to materially delay, materially impede or prevent the consummation by Parent of the transactions contemplated by this Agreement or otherwise materially impair the abilities of Parent to perform its obligations hereunder.
2.6. No Other Representation. Parent has received no other representations or warranties from Holdco, any Holder or any other person acting on behalf of Holdco or any Holder, other than those contained in this Agreement and any other agreements or instruments executed by or on behalf of Holdco, any Holder or their Affiliates in connection herewith.
Section 3. Representations and Warranties of Holdco. Holdco hereby represents and warrants to Parent and each Holder as of the date hereof and as of the Closing as follows:
3.1. Organization. Holdco is duly organized, validly existing and in good standing under the Laws of the State of Delaware and has all necessary power and authority: (a) to conduct its business in the manner in which its business is currently being conducted; and (b) to own and use its assets in the manner in which its assets are currently owned and used, in the case of each clauses (a) and (b), except where the failure would not reasonably be expected to have, individually or in the aggregate, a material adverse effect on Holdco’s ability to perform its obligations under this Agreement and consummate the transactions contemplated hereby.
3.2. Holdco Units Duly Authorized; Capitalization. All of the Holdco Exchange Units to be issued to Holders under this Agreement, when issued and delivered in accordance with the terms of this Agreement, will be duly authorized, validly issued, fully paid and non-assessable and free and clear of any Liens (other than Permitted Encumbrances).
3.3. Authority; Execution and Delivery. Holdco has the necessary corporate power and authority to enter into, and to perform its obligations under, this Agreement and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement by Holdco has been duly and validly authorized by all necessary corporate action on the part of Holdco, and no other corporate proceedings on the part of Holdco are
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necessary to authorize this Agreement and the transactions contemplated hereby. This Agreement has been duly executed and delivered by Parent, and assuming due authorization, execution and delivery by Parent and each Holder, this Agreement constitutes a legal, valid and binding obligation of Holdco and is enforceable against Holdco in accordance with its terms subject to the Enforceability Exceptions.
3.4. No Conflicts; No Consents. None of the execution and delivery by Holdco of this Agreement, the performance by Holdco of its obligations hereunder or the consummation by Holdco of the transactions contemplated hereby will (a) result in a violation or breach of any agreement to which Holdco is a party or by which Holdco may be bound, (b) violate any Law or Order applicable to Holdco or (c) violate any constituent or organizational documents of Holdco, except as would not, in the case of each of clauses (a) and (b), reasonably be expected to have, individually or in the aggregate, a material adverse effect on Holdco’s ability to perform its obligations under this Agreement or materially delay, materially impede or prevent the consummation of the transactions contemplated hereby by Holdco.
3.5. No Litigation. As of the date hereof, there is no Action pending against, or, to the knowledge of Holdco, threatened in writing against Holdco before or by any Governmental Authority that would reasonably be expected to materially delay, materially impede or prevent the consummation by Holdco of the transactions contemplated by this Agreement or otherwise materially impair the abilities of Holdco to perform its obligations hereunder.
3.6. No Other Representation. Holdco has received no other representations or warranties from Parent, the Holder or any other person acting on behalf of Parent or the Holder, other than those contained in this Agreement, the Joint Bidding Agreement, dated and effective as of November 4, 2025 (the “JBA”), the Voting Agreements and any other agreements or instruments executed by or on behalf of Parent, any Holder or their Affiliates in connection herewith.
Section 4. Representations and Warranties of Holder. Each Holder hereby represents and warrants to Parent and Holdco as of the date hereof and as of the Closing as follows:
4.1. Organization; Capacity. In the case of a Holder who is not a natural person, such Holder is duly organized, validly existing and in good standing under the Laws of its jurisdiction of organization. Such Holder has the necessary power and authority (in the case of a Holder who is not a natural person) or legal capacity (in the case of a Holder who is a natural person) to execute and deliver this Agreement, to perform its obligations hereunder and to consummate the transactions contemplated by this Agreement.
4.2. Ownership of the Rollover Shares. Such Holder is the record or beneficial owner of, or is a trust that is the record holder of and whose beneficiaries are the beneficial owners of, all such Holder’s Rollover Shares set forth opposite such Holder’s name on Schedule A hereto and has good and marketable title to all such Rollover Shares free and clear of any Lien, except Permitted Encumbrances. Without limiting the foregoing, other than the Rollover Equity and any Company Equity Awards, such Holder and its Affiliates do not own beneficially or of record, and do not have any right to acquire (whether currently, upon lapse of time, following the satisfaction of any conditions, upon the occurrence of any event or any combination of the foregoing), any Shares (or any securities convertible into or exercisable or exchangeable or redeemable for Shares) or any interest therein.
4.3. Authority; Execution and Delivery. In the case of a Holder who is not a natural person, the execution and delivery of this Agreement by such Holder has been duly and validly authorized by all necessary organizational action on the part of such Holder, and no other organizational proceedings on the part of such Holder are necessary to authorize this Agreement or to consummate the transactions contemplated hereby. If such Holder is a trust, no consent of any beneficiary is required for the execution and delivery of this Agreement or the consummation of the transactions contemplated hereby. If such Holder is married, and any of the Subject Securities of such Holder needs spousal approval for this Agreement to be legal, such spousal approval has been obtained. This Agreement has been duly and validly executed and delivered by such Holder and, assuming the due authorization, execution and delivery by the Company and by Parent, constitutes a valid and binding obligation of such Holder enforceable against such Holder in accordance with its terms subject to the Enforceability Exceptions.
4.4. Holder Intent. Holder is acquiring the Holdco Exchange Units (which will indirectly represent an interest in Parent Units) for Holder’s own account as principal, for investment purposes only, not for any other person or entity and not for the purposes of resale or distribution.
4.5. Financial Status. Holder is an “accredited investor” as such term is defined in Regulation D promulgated under the Securities Act. Holder is able to bear the economic risk of an investment in Parent Units for
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an indefinite period of time, has adequate means of providing for its, his or her current financial needs and personal contingencies, has no need for liquidity in the investment in Parent Units, understands that Holder may not be able to liquidate its, his or her investment in Parent in an emergency, if at all, and can afford a complete loss of the investment.
4.6. No Other Representation. Holder has received no other representations or warranties from Parent, Holdco or any other person acting on behalf of Parent or Holdco, other than those contained in this Agreement, the JBA, the Voting Agreements and any other agreements or instruments executed by or on behalf of Parent, Holdco or their Affiliates in connection herewith.
4.7. No Conflicts; No Consents. None of the execution and delivery by such Holder of this Agreement, the performance by such Holder of its obligations hereunder or the consummation by such Holder of the transactions contemplated hereby will (a) result in a violation or breach of any agreement to which such Holder is a party or by which such Holder may be bound, (b) violate any Law or Order applicable to such Holder or (c) violate any constituent or organizational documents of such Holder, except as would not, in the case of each of clauses (a) and (b), reasonably be expected to have, individually or in the aggregate, a material adverse effect on such Holder’s ability to perform its obligations under this Agreement or materially delay, materially impede or prevent the consummation of the transactions contemplated hereby by such Holder.
4.8. No Litigation. As of the date of this Agreement, there is no Action pending or, to Holder’s knowledge, threatened against Holder that would or seeks to materially delay or prevent the consummation of the transactions contemplated hereby. As of the date of this Agreement, Holder is not subject to any continuing order of, consent decree, settlement agreement or other similar written agreement with, or, to Holder’s knowledge, continuing investigation by, any Governmental Authority, or any applicable Law that would or seeks to materially delay or prevent the consummation of the transactions contemplated hereby.
Section 5. Agreements and Acknowledgements of Holder and Holdco. Each of the Holders and Holdco hereby agrees and acknowledges as follows:
5.1. No Registration. Each of the Holders and Holdco understands and agrees that the Holdco Exchange Units and Parent Exchange Units are being acquired in a transaction not involving any public offering within the meaning of the Securities Act, in reliance on an exemption therefrom. Each of the Holders and Holdco understands that the Holdco Exchange Units and the Parent Exchange Units have not been, and will not be, approved or disapproved by the U.S. Securities and Exchange Commission or by any other foreign, federal or state agency, and that no such agency has passed on the accuracy or adequacy of disclosures made to Holder by Holdco or to Holdco by Parent. No foreign, federal or state governmental agency has passed on or made any recommendation or endorsement of the Holdco Exchange Units or Parent Exchange Units or an investment in Parent or Holdco.
5.2. Limitations on Disposition and Resale. Each of the Holders and Holdco understands and acknowledges that the Holdco Exchange Units and Parent Exchange Units have not been and will not be registered under the Securities Act, or the securities laws of any state or foreign jurisdiction and, unless the Holdco Exchange Units or Parent Exchange Units are so registered, they may not be offered, sold, transferred or otherwise disposed of except pursuant to an effective registration statement under the Securities Act or an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act and any applicable securities laws of any state or foreign jurisdiction. Each of the Holders and Holdco recognizes that there will not be any public trading market for Parent Units or Holdco Units, and as a result, Holder and Holdco may be unable to sell or dispose of its interest in Holdco or Parent.
5.3. Newly Formed Entity. Holder recognizes that Parent and Holdco were (and Holdco recognizes that Parent was) only formed in connection with the transactions contemplated by the Merger Agreement and the JBA and, accordingly, have no financial or operating history and that the investment in Holdco or Parent is extremely speculative and involves a high degree of risk.
5.4. Sole Consideration. Holder acknowledges and agrees that the Holdco Exchange Units shall constitute the sole consideration that Holder is entitled to receive in exchange for Holder’s Rollover Equity. Holdco acknowledges and agrees that the Parent Exchange Units shall constitute the sole consideration that Holdco is entitled to receive in exchange for Holdco’s Rollover Equity.
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5.5. Independent Investigation. Holder acknowledges and agrees that he, she or it has consulted with his, her or its own advisors concerning such matters and shall be responsible for making his, her or its own independent investigation and appraisal of the transactions contemplated by this Agreement, and neither Parent nor any of its Affiliates or Representatives shall have responsibility or liability to Holder with respect thereto.
Section 6. Governing Law. This Agreement shall be governed by and construed in accordance with the Laws of the State of Delaware without regard to the principles of conflicts of law that would cause the application of law of any jurisdiction other than those of the State of Delaware.
Section 7. Specific Performance; Submission to Jurisdiction; Waiver of Jury Trial.
7.1. Specific Performance. The parties hereto acknowledge and agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. Each party agrees that, in the event of any breach or threatened breach by any other party of any covenant or obligation contained in this Agreement, the non-breaching party shall be entitled (in addition to any other remedy that may be available to it whether in Law, equity or otherwise, including monetary damages) to (i) an Order of specific performance to enforce the observance and performance of such covenant or obligation and (ii) an injunction restraining such breach or threatened breach. The parties agree not to assert that a remedy of specific performance is unenforceable, invalid, contrary to Law or inequitable for any reason, and not to assert that a remedy of monetary damages would provide an adequate remedy or that the parties otherwise have an adequate remedy at Law. Each party further agrees that no other party or any other Person shall be required to obtain, furnish or post any bond or similar instrument in connection with or as a condition to obtaining any remedy referred to in this Section 7.1, and each party irrevocably waives any right it may have to require the obtaining, furnishing or posting of any such bond or similar instrument. The parties acknowledge and agree that the right of specific performance contemplated by this Section 7.1 is an integral part of this Agreement, and without that right, none of the parties would have entered into this Agreement.
7.2. Submission to Jurisdiction. The parties agree that any Action seeking to enforce any provision of, or based on any matter arising out of or in connection with, this Agreement or the transactions contemplated hereby (whether brought by any party or any of its Affiliates or against any party or any of its Affiliates) shall be heard and determined exclusively in the Court of Chancery of the State of Delaware; provided, however, that, if such court does not have jurisdiction over such Action, such Action shall be heard and determined exclusively in any federal or state court located in the State of Delaware. Consistent with the preceding sentence, each of the parties hereby (i) submits to the exclusive jurisdiction of any federal or state court sitting in the State of Delaware for the purpose of any Action arising out of or relating to this Agreement brought by any party; (ii) agrees that service of process will be validly effected by sending notice in accordance with Section 8; and (iii) irrevocably waives, and agrees not to assert by way of motion, defense, or otherwise, in any such Action, any claim that it is not subject personally to the jurisdiction of the above-named courts, that its property is exempt or immune from attachment or execution, that the Action is brought in an inconvenient forum, that the venue of the Action is improper, or that this Agreement or the transactions contemplated hereby may not be enforced in or by any of the above-named courts.
7.3. Waiver of Jury Trial. EACH OF THE PARTIES HERETO HEREBY WAIVES TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY WITH RESPECT TO ANY ACTION DIRECTLY OR INDIRECTLY ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY. EACH OF THE PARTIES HERETO HEREBY (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF THE OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT AND THE TRANSACTIONS CONTEMPLATED HEREBY, AS APPLICABLE, BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 7.3.
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Section 8. Notices. All notices, requests, claims, demands and other communications under this Agreement shall be in writing and shall be given or made (and shall be deemed to have been duly given or made upon receipt) by delivery in person, by an internationally recognized overnight courier service (with proof of delivery), or by email (as long as no notice of failure of delivery is received by the sender) to the respective Parties at the following addresses (or at such other address for a Party as shall be specified in a notice given in accordance with this Section 8):

(a)	If to Parent, to:

Kona Bidco, LLC
151 S. El Camino Drive
Beverly Hills, CA 90212
Attention: In Ku Lee
E-mail: [***]

with copies (which shall not constitute notice) to:

Debevoise & Plimpton LLP
66 Hudson Boulevard
New York, New York 10001
Attention: Jeffrey J. Rosen; Gordon S. Moodie; Emily F. Huang
E-mail: jrosen@debevoise.com; gsmoodie@debevoise.com; efhuang@debevoise.com

(b)	If to Holdco, to:

Kona Management Holdco, LLC
151 S. El Camino Drive
Beverly Hills, CA 90212
Attention: In Ku Lee
E-mail: [***]

with copies (which shall not constitute notice) to:

Debevoise & Plimpton LLP
66 Hudson Boulevard
New York, New York 10001
Attention: Jeffrey J. Rosen; Gordon S. Moodie; Emily F. Huang
E-mail: jrosen@debevoise.com; gsmoodie@debevoise.com; efhuang@debevoise.com

(c)	If to a Holder, to:

Kona Management Holdco, LLC
151 S. El Camino Drive
Beverly Hills, CA 90212
Attention: In Ku Lee
Email: [***]

with copies (which shall not constitute notice) to:

Debevoise & Plimpton LLP
66 Hudson Boulevard
New York, New York 10001
Attention: Jeffrey J. Rosen; Gordon S. Moodie; Emily F. Huang
E-mail: jrosen@debevoise.com; gsmoodie@debevoise.com; efhuang@debevoise.com

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Section 9. Assignment. No party shall have the right or the power to assign or delegate any provision of this Agreement except with the prior written consent of each other party hereto. Except as provided in the preceding sentence and in Section 16, this Agreement shall be binding upon and shall inure to the benefit of the parties’ respective successors, assigns, executors and administrators; provided, however, that (i) each Holder may assign its rights, interests, and obligations, in whole or in part and without Parent’s or the Company’s consent, to any Affiliate; provided such transferee executes a joinder to this Agreement (in form and substance reasonably acceptable to each other party hereto) and (ii) the Company (as directed by the Special Committee) and each of the other parties to the JBA (other than any Holder) are each hereby made an express third party beneficiary hereof with full power and authority for purposes of this Section 9, Section 12 and Section 15 (as applicable), as well as to specifically enforce the obligations set forth in this Agreement pursuant to Section 7.1 against Holdco, any Holder and Parent (which right of specific performance may be sought directly against Holdco or Parent to enforce the obligations of each Holder), including to consummate the Contributions in accordance with the terms hereof.
Section 10. Certain Tax Matters. To the fullest extent permitted by applicable Law, for United States federal income tax purposes, the parties hereto shall (a) treat the Contributions by each Holder, Holdco and their respective Affiliates in exchange for Holdco Units and/or Parent Units as a contribution described in Section 721 of the Code and (b) file all Tax Returns in a manner consistent with such intended tax treatment.
Section 11. Counterparts. This Agreement may be executed in counterparts, including by facsimile or other means of electronic transmission (such as by electronic mail in “.pdf” form), each of which shall be deemed an original and all of which taken together, shall constitute one and the same document.
Section 12. Entire Agreement. Without limiting the JBA, the Merger Agreement or any other transaction document, this Agreement constitutes the entire agreement between the parties hereto with respect to the subject matter hereof, and this Agreement may not be amended modified or waived in any manner, whether by course of conduct or otherwise, except by an instrument in writing specifically designated as an amendment, modification or waiver, as applicable, hereto, signed on behalf of each of the parties or, in the case of a waiver, on behalf of each of the parties against whom the waiver is to be effective, at the time of the amendment, modification or waiver, as applicable (in each case, with the consent of the Company (as directed by the Special Committee)). The parties hereto agree and acknowledge that the existence and terms of the JBA shall have no effect on, and in no manner impair or alter, the Company’s rights under this Agreement. The failure of any party to assert any of its rights under this Agreement or otherwise shall not constitute a waiver of those rights.
Section 13. No Fiduciary Responsibilities. Notwithstanding any provision of this Agreement to the contrary, this Agreement shall apply to each Holder solely in its capacity as a shareholder of the Company and not in any other capacity, and nothing in this Agreement shall limit, restrict or affect the rights and obligations of such Holder or any of its Affiliates or Representatives from taking any action in his or her capacity as a director, officer or employee of the Company, whether in connection with the Merger Agreement or otherwise, and no action or omissions by any such Persons in his or her capacity as a director, officer or employee of the Company shall be deemed to constitute a breach of any provision of this Agreement.
Section 14. Effect of Adverse Recommendation Change. Until the termination of this Agreement in accordance with its terms, the obligations of each Holder shall apply whether or not the Board (acting upon the recommendation of the Special Committee) or the Special Committee has effected an Adverse Recommendation Change.
Section 15. Termination of Agreement. This Agreement may be terminated by the mutual written consent of Parent, Holdco, the Company (as directed by the Special Committee) and each Holder, and this Agreement shall terminate automatically, without any action of the parties hereto, upon the earlier to occur of (a) the Closing, and (b) the valid termination of the Merger Agreement. Upon any such termination, this Agreement shall not have any further force and effect and no party shall have any further liability or obligation under this Agreement, whether in contract or in tort or any other theory of liability whatsoever. If this Agreement is validly terminated pursuant to this Section 15, this Agreement shall become void and of no effect; provided that this Section 15 and Section 16 (together with Sections 6, 7 and 8 to the extent relevant to Sections 15 and 16) shall survive such termination to the extent set forth therein.
Section 16. Non-Recourse. Notwithstanding anything to the contrary that may be expressed or implied in this Agreement or any document or instrument delivered contemporaneously herewith, and notwithstanding the fact that any Holder or any of their successors or permitted assignees may be a partnership, limited liability company or similar domestic or foreign entity, Parent and Holdco by their acceptance of the benefits of this Agreement, covenants, agrees and acknowledges that no person other than each Holder and their successors and permitted assignees shall have any
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obligation hereunder and that it has no rights of recovery against, and no recourse hereunder or under this Agreement, the Merger Agreement, the JBA or any documents or instruments delivered in connection herewith or therewith shall be had against, any former, current or future director, officer, agent, Affiliate, manager or employee of any Holder (or any of their successors or assignees), against any former, current or future general or limited partner, manager, equityholder or member of any Holder (or any of their successors or assignees) or any Affiliate or related party thereof or against any former, current or future director, officer, agent, employee, Affiliate, related party, assignee, general or limited partner, equityholder, manager or member of any of the foregoing (each, other than any Holder and their successors and permitted assignees, a “Holder Affiliate”), whether by or through attempted piercing of the corporate veil, by or through a claim by or on behalf of a Holder against the Holder Affiliates, by the enforcement of any assessment or by any legal or equitable proceeding, or by virtue of any statute, regulation or other applicable Law, or otherwise; provided that (and notwithstanding anything to the contrary provided herein or in any document or instrument delivered contemporaneously herewith), nothing herein shall limit the rights of each of the other parties to the JBA (other than any Holder) against any Holder under the JBA pursuant to the terms and conditions of the JBA. The parties hereto expressly agree and acknowledge that no liability whatsoever shall attach to, be imposed on, or otherwise be incurred by any Holder Affiliate, as such, for any obligations of any Holder under this Agreement or the transactions contemplated hereby, under any documents or instruments delivered in connection herewith, or for any claim based on, in respect of, or by reason of, such obligations or their creation.
[Signature page follows]
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IN WITNESS WHEREOF, the parties have hereby executed this Agreement as of the date first above written.

PARENT:

KONA BIDCO, LLC

By:	KONA MANAGEMENT HOLDCO, LLC, its managing member

By:	/s/ William J. McMorrow
Name:	William J. McMorrow
Title:	Chief Executive Officer

HOLDCO:

KONA MANAGEMENT HOLDCO, LLC

By:	/s/ William J. McMorrow
Name:	William J. McMorrow
Title:	Chief Executive Officer

[Signature Page to Rollover Agreement ([McMorrow / Windisch / Lee])]
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HOLDER:

/s/ William J. McMorrow
William J. McMorrow

WILLIAM J. MCMORROW REVOCABLE TRUST

By:	/s/ William J. McMorrow
Name:	William J. McMorrow
Title:	Trustee

/s/ Matthew Windisch
Matthew Windisch

/s/ In Ku Lee
In Ku Lee

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Exhibit A
Capitalization
[Intentionally Omitted]
D-2-12

Annex E
EXECUTION VERSION

February 16, 2026
Kona Bidco, LLC
151 S. El Camino Drive
Beverly Hills, CA 90212
Attention:	In Ku Lee
Email:	ilee@kennedywilson.com

Re: Fairfax Equity Commitment Letter
Ladies and Gentlemen:
1.
This letter agreement (this “letter agreement”) sets forth the commitment of Fairfax Financial Holdings Limited, a corporation organized under the laws of Canada (“Fairfax”), to purchase, directly or indirectly, on the terms and subject to the conditions contained herein, certain equity interests of Kona Bidco, LLC, a Delaware limited liability company (“Parent” or “Bidco”). Reference is made to that certain Agreement and Plan of Merger (as amended, restated, supplemented or otherwise modified from time to time, the “Merger Agreement”), dated as of the date hereof, by and among Kennedy-Wilson Holdings, Inc., a Delaware corporation (the “Company”), Parent, and Kona Merger Subsidiary, Inc., a Delaware corporation and a Wholly Owned Subsidiary of Parent (“Merger Sub”), pursuant to which (i) Merger Sub will be merged with and into the Company, (ii) the separate corporate existence of Merger Sub will thereupon cease and (iii) the Company will continue as the surviving corporation and a Subsidiary of Parent (the “Merger”). Capitalized terms used and not otherwise defined herein shall have the meanings ascribed to such terms in the Merger Agreement.

2.
Subject to the conditions set forth in this letter agreement, Fairfax hereby agrees that, at the Closing (and prior to the effectiveness of the Merger), it will either (at its election) (i) purchase, directly or indirectly, debt or equity securities of Bidco with an aggregate purchase price equal to, or (ii) provide debt financing to Bidco equal to, $1,650,000,000 (such amount, the “Fairfax Commitment”), and, in either case, Bidco shall immediately thereafter contribute and transfer all of the Fairfax Commitment to Merger Sub in exchange for shares of Merger Sub. The proceeds of the Fairfax Commitment shall be used by Merger Sub solely to fund (and fully discharge): (i) the aggregate Merger Consideration, (ii) any other amounts required to be paid under Article III of the Merger Agreement (other than any Final Dividend) and (iii) the aggregate amount required to redeem or repurchase the Company Series A Preferred Stock in accordance with Section 3.01(d)(i) of the Merger Agreement (the “Required Amount”); provided that (i) to the extent (and only to the extent) that, at the Closing, Parent and Merger Sub do not require the full amount of the Fairfax Commitment to fund in full the Required Amount, the Fairfax Commitment shall be reduced to the actual amount required to fund in full the Required Amount (provided, further, that any such reduction shall only occur contemporaneous with the Closing (but prior to the effectiveness of the Merger) and the payment of the Required Amount in accordance with the Merger Agreement), and (ii) Fairfax shall not, under any circumstances, be obligated to contribute (or cause to be contributed) to Bidco more than the Fairfax Commitment. Upon the funding of the Fairfax Commitment, Fairfax (or one or more of its controlled Affiliates) will acquire Bidco Units (as defined in the JBA (as defined below)), which shall be the same value per unit as of the Closing as equity interests of Bidco acquired by Kona Management Holdco, LLC, a Delaware limited liability company (the “Management Holdco”), or an Affiliate of Management Holdco, in exchange for its Rollover Shares (using the Merger Consideration paid per share of Company Common Stock paid pursuant to the Merger Agreement as the value per Rollover Share). For the avoidance of doubt, the transfer of the Fairfax Commitment in exchange for Bidco Units will be a separate exchange from the exchange of Company Common Stock by Fairfax and its Affiliates for Bidco Units.

3.
Fairfax’s obligation to fund the Fairfax Commitment is subject solely to and conditioned solely upon (a) the satisfaction in full or valid waiver by Parent, at or before the Closing, of all of Parent’s conditions precedent to its obligations to consummate the Merger set forth in Sections 8.01 and 8.02 of the Merger Agreement (other than those conditions that by their terms are to be satisfied at the Closing but which are capable of being satisfied at such time); it being understood that the funding of the Fairfax Commitment will occur contemporaneous with the Closing (but prior to the effectiveness of the Merger), and (b) the substantially contemporaneous consummation of the Closing under the Merger Agreement.
4.
Subject to the conditions set forth in this letter agreement, Fairfax hereby agrees that, in the event Parent or Merger Sub is determined, pursuant to (a) a final and non-appealable Order by a court of competent jurisdiction or (b) a final written settlement agreement between Parent and the Company, to be liable for monetary damages payable to the Company in respect of a breach of the Merger Agreement by Parent or Merger Sub in accordance with the terms of the Merger Agreement (such amount payable, the “Damages Amount”), Fairfax will either (x) purchase, directly or indirectly, the equity securities of Bidco with an aggregate purchase price equal to or (y) pay Bidco, directly or indirectly, an amount equal to, the lesser of (i) the Damages Amount, plus any reasonable, documented, out-of-pocket fees, costs and expenses of the Company incurred in connection with the foregoing or the Transactions and (ii) $400,000,000 (the “Damages Commitment Cap” and, such lesser amount of clauses (i) and (ii), the “Damages Commitment”), and any such proceeds of which shall be contributed by Bidco to Merger Sub and used by Merger Sub solely to pay and discharge the Damages Commitment; provided that in no event shall Fairfax be required to contribute (or cause to be contributed) to Bidco both the Fairfax Commitment and the Damages Commitment.

5.
Fairfax’s obligation to fund the Fairfax Commitment or the Damages Commitment will terminate automatically and immediately upon the earliest to occur of: (a) the valid termination of the Merger Agreement (provided that, for the avoidance of doubt, any purported termination of the Merger Agreement that is not, or is later determined not to have been, a valid termination shall not give rise to a termination of this letter agreement pursuant to this Section 5(a)); provided that with respect to the Damages Commitment, this letter agreement shall survive until ninety (90) days following the valid termination of the Merger Agreement, unless the Company shall have commenced an Action within such ninety (90) day period against Parent or Merger Sub for damages for Parent or Merger Sub’s breach of the Merger Agreement in accordance with the terms of the Merger Agreement, in which case this letter agreement shall survive until the earlier to occur of (i) a final and non-appealable Order by a court of competent jurisdiction or a final written settlement agreement between Parent and the Company resolving such Action, (ii) a mutual written agreement by the Company and Parent terminating the Damages Commitment and (iii) payment in full of the Damages Commitment to the Company, (b) the consummation of the Closing and the funding of the Fairfax Commitment hereunder, at which time the obligations hereunder shall be discharged and (c) the Company, the Special Committee or any Company Subsidiaries filing a lawsuit or other proceeding asserting, in writing, any claim for payment under or in respect of this letter agreement, the JBA, the Merger Agreement or the transactions contemplated hereby or thereby from Fairfax or its Affiliates, in each case other than a lawsuit or other proceeding (i) against Fairfax or its Affiliates pursuant to the JBA, the confidentiality agreement between the Company and Hamblin Watsa Investment Counsel Ltd., dated as of January 14, 2026 (the “Confidentiality Agreement”), or the Voting Agreements, or to specifically enforce the provisions of this letter agreement, (ii) against Parent or Merger Sub pursuant to the Merger Agreement or (iii) against any party to a Rollover Agreement pursuant to such Rollover Agreement (such lawsuits or other proceedings contemplated by the foregoing clauses (i) through (iii), collectively, the “Retained Claims”). Upon a valid termination of this letter agreement, neither Fairfax nor any of its Affiliates shall have any further obligations or liabilities hereunder.

6.
Subject to the terms of the JBA, Fairfax may assign all or a portion of its obligation to fund the Fairfax Commitment or the Damages Commitment to one or more of its Affiliates; provided, however, that any such assignment shall not relieve Fairfax of its obligations under this letter agreement. Neither the Fairfax Commitment nor the Damages Commitment shall be assignable by Bidco without the prior written consent of Fairfax and the Company (acting at the direction of the Special Committee), and the granting of such consent in a given instance shall be solely in the discretion of Fairfax and the Company (acting at the direction of the Special Committee) and, if granted, shall not constitute a waiver of this requirement as to any subsequent assignment. Except as expressly provided herein, this letter agreement shall not be assignable without the consent of the parties hereto, Management Holdco and the Company (acting at the direction of the Special Committee). Notwithstanding anything to the contrary in the foregoing, no assignment shall be permitted if assignment to such Person would, or would reasonably be expected to, (a) prevent, impede or materially delay the ability of Parent or Merger Sub to consummate the transactions contemplated by the Merger Agreement or this letter agreement, including the funding of the Fairfax Commitment or the Damages

Commitment hereunder, or (b) require any additional consent, approval, authorization or permit of, filing, declaration or registration with, notification or report to, or expiration of waiting periods from, any Governmental Authority in connection with the transactions contemplated by the Merger Agreement or this letter agreement, including the funding of the Fairfax Commitment or the Damages Commitment hereunder, in each case that would reasonably be expected to prevent, impede or materially delay the consummation of such transactions.
7.
This letter agreement shall be binding solely on the parties hereto and their successors and permitted assignees and inure solely to the benefit of Bidco, and nothing set forth in this letter agreement shall be construed to confer upon or give to any Person other than Bidco any benefits, rights or remedies under or by reason of, or any rights to enforce or cause Bidco to enforce, the Fairfax Commitment, the Damages Commitment or any other provisions of this letter agreement; provided, however, that, subject to the terms and conditions set forth in the Merger Agreement, each of Management Holdco and the Company (acting at the direction of the Special Committee) is hereby made an express third-party beneficiary hereof and shall have the enforcement rights set forth in the following sentence and the other rights expressly conferred upon the Company in this letter agreement. This letter agreement may be enforced by the Company (acting on the direction of the Special Committee) in accordance with Section 10.08(c) of the Merger Agreement and this letter agreement for the purpose of (a) seeking to enjoin the assignment or amendment, modification or waiver of this letter agreement without the consent of the Company to the extent such consent is required under Section 6 or Section 15, as applicable, and (b) obtaining specific performance of Bidco’s right to (i) cause the Fairfax Commitment to be funded pursuant to the terms and conditions hereunder or (ii) cause the Damages Commitment to be funded pursuant to the terms and conditions of Section 4 (which right of specific performance may be sought directly against Fairfax or indirectly through Bidco), and for no other purpose (including, without limitation, any claim for monetary damages hereunder). Fairfax’s creditors shall have no right to enforce this letter agreement or to cause Bidco to enforce this letter agreement.

8.
Notwithstanding anything to the contrary that may be expressed or implied in this letter agreement or any document or instrument delivered contemporaneously herewith, and notwithstanding the fact that Fairfax or any of its successors or permitted assignees may be a partnership, limited liability company or similar domestic or foreign entity, Bidco, by its acceptance of the benefits of this letter agreement, covenants, agrees and acknowledges that no person other than Fairfax and its successors and permitted assignees shall have any obligation hereunder and that it has no rights of recovery against, and no recourse under this letter agreement, the Merger Agreement or any documents or instruments delivered in connection herewith or in respect of any oral representations made or alleged to be made in connection herewith or therewith shall be had against, any former, current or future director, officer, agent, Affiliate, manager or employee of Fairfax (or any of its successors or assignees), against any former, current or future general or limited partner, manager, equityholder or member of Fairfax (or any of its successors or assignees) or any Affiliate thereof or against any former, current or future director, officer, agent, employee, Affiliate, assignee, general or limited partner, equityholder, contractor, controlling person, manager or member of any of the foregoing (each, other than Fairfax and its successors and permitted assignees, a “Fairfax Affiliate”), whether by or through attempted piercing of the corporate veil, by or through a claim by or on behalf of Fairfax against the Fairfax Affiliates, by the enforcement of any assessment, judgement, fine or penalty or by any legal or equitable proceeding, or by virtue of any statute, regulation or other applicable law, or otherwise; provided that (and notwithstanding anything to the contrary provided herein or in any document or instrument delivered contemporaneously herewith), (A) nothing herein shall limit the rights of Management Holdco against Fairfax under the Joint Bidding Agreement, dated and effective as of November 4, 2025 (the “JBA”), pursuant to the terms and conditions of such JBA and (B) nothing herein shall limit, waive or modify any Retained Claim or any Person’s rights with respect to any Retained Claim. Except as expressly provided herein, the parties hereto expressly agree and acknowledge that no personal liability whatsoever shall attach to, be imposed on, or otherwise be incurred by any Fairfax Affiliate, as such, for any obligations of Fairfax under this letter agreement or the transactions contemplated hereby, under any documents or instruments delivered in connection herewith, or for any claim based on, in respect of, or by reason of, such obligations or their creation.

9.
Bidco further agrees that neither it nor any of its Affiliates shall have any right of recovery against Fairfax or any of the Fairfax Affiliates, whether by piercing of the corporate veil, by a claim on behalf of Bidco or any of its equityholders against Fairfax or any of the Fairfax Affiliates, or otherwise, except for Bidco’s right to be capitalized by Fairfax with the Fairfax Commitment or the Damages Commitment under and to the extent provided in this letter agreement and subject to the terms and conditions hereof. Bidco hereby covenants and agrees that it shall not institute, and shall cause its Affiliates not to institute, any proceeding or bring any other claim arising under, or in connection with, the JBA or the Merger Agreement, or the transactions contemplated thereby, against Fairfax or any of the Fairfax Affiliates, except for claims against Fairfax under this letter agreement or the JBA. For the avoidance of doubt, the Company and the Company Subsidiaries shall be deemed not to be Affiliates of Fairfax or any of its Subsidiaries, including Bidco and Merger Sub, and vice versa.
10.
This letter agreement shall be treated as confidential and is being provided to Bidco, Management Holdco and the Company solely in connection with the JBA and the Merger Agreement. This letter agreement may not be used, circulated, quoted or otherwise referred to in any document (other than the JBA, the Rollover Agreements and the Merger Agreement), except with the written consent of Fairfax; provided that Bidco or the Company may disclose this letter agreement (a) to its officers, directors, advisors and other authorized representatives, (b) to the extent required by applicable Law or the applicable rules of any national securities exchange, including, without limitation, in connection with routine filings, submissions and any other similar documentation required or customary to comply with U.S. Securities and Exchange Commission filing requirements or in connection with any securities regulatory agency filings relating to the transactions contemplated under the Merger Agreement, and (c) in connection with the enforcement by Bidco and/or the Company of their respective rights hereunder or under the Merger Agreement.

11.
This letter agreement shall be governed by and construed in accordance with the Laws of the State of Delaware without regard to the principles of conflicts of law that would cause the application of law of any jurisdiction other than those of the State of Delaware.

The parties hereto agree that any Action seeking to enforce any provision of, or based on any matter arising out of or in connection with, this letter agreement or the transactions contemplated hereby (whether brought by any party or any of its Affiliates or against any party or any of its Affiliates) shall be heard and determined exclusively in the Court of Chancery of the State of Delaware; provided, however, that, if such court does not have jurisdiction over such Action, such Action shall be heard and determined exclusively in any federal or state court located in the State of Delaware. Consistent with the preceding sentence, each of the parties hereto hereby (i) submits to the exclusive jurisdiction of any federal or state court sitting in the State of Delaware for the purpose of any Action arising out of or relating to this letter agreement brought by either party hereto; (ii) agrees that service of process will be validly effected by sending notice in accordance with the immediately subsequent paragraph; and (iii) irrevocably waives, and agrees not to assert by way of motion, defense, or otherwise, in any such Action, any claim that it is not subject personally to the jurisdiction of the above-named courts, that its property is exempt or immune from attachment or execution, that the Action is brought in an inconvenient forum, that the venue of the Action is improper, or that this letter agreement or the transactions contemplated hereby may not be enforced in or by any of the above named courts.
12.
All notices, requests, claims, demands and other communications under this letter agreement shall be in writing and shall be given or made (and shall be deemed to have been duly given or made upon receipt) by delivery in person, by an internationally recognized overnight courier service (with proof of delivery), or by email (so long as no notice of failure of delivery is received by the sender) to the respective parties hereto at the following addresses (or at such other addresses for a party as shall be specified in a notice given in accordance with this paragraph):

If to Fairfax, to:

Hamblin Watsa Investment Counsel Ltd.
95 Wellington Street West, Suite 802
Toronto, Ontario, Canada M5J 2N7
Attention:	General Counsel
Email:	GeneralCounsel@fairfax.ca

with a copy to (which shall not constitute notice):

Allen Overy Shearman Sterling US LLP
599 Lexington Avenue
New York, New York 10022
Email:	sean.skiffington@aoshearman.com
Attention:	Sean Skiffington

If to Bidco, to:

Kona Bidco, LLC
151 S. El Camino Drive
Beverly Hills, CA 90212
Attention:	In Ku Lee
Email:	ilee@kennedywilson.com

and with a copy to (which shall not constitute notice):

Debevoise & Plimpton LLP
66 Hudson Boulevard
New York, NY 10001
Attention:	Jeffrey J. Rosen
Gordon Moodie
Emily F. Huang
Email:	jrosen@debevoise.com
gsmoodie@debevoise.com
efhuang@debevoise.com

13.
EACH OF THE PARTIES HERETO HEREBY WAIVES TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY WITH RESPECT TO ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS LETTER AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY. EACH OF THE PARTIES HERETO HEREBY (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF THE OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT HAS BEEN INDUCED TO ENTER INTO THIS LETTER AGREEMENT AND THE TRANSACTIONS CONTEMPLATED HEREBY, AS APPLICABLE, BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS PARAGRAPH.

14.
This letter agreement, the Rollover Agreements, the JBA and the Merger Agreement contain the complete agreement between Fairfax and Bidco with respect to the subject matter hereof and thereof, and supersedes all prior and contemporaneous agreements, discussions, negotiations, correspondence, communications, undertakings and understandings among the parties with respect to such subject matter. Fairfax and Bidco agree and acknowledge that the existence and terms of the JBA and the Rollover Agreements shall have no effect on, and in no manner impair or alter, the Company’s rights under this letter agreement. For the avoidance of doubt, the obligations of Parent and Merger Sub under the Merger Agreement shall be determined in accordance with the terms thereof, and nothing in this letter agreement shall amend, modify or waive any of the terms of the Merger Agreement or any assertion of liability or obligation against Parent or Merger Sub under the Merger Agreement.

15.
This letter agreement may not be amended, and no provision hereof waived or modified, except by an instrument in writing signed on behalf of each of the parties hereto and, other than with respect to an assignment to a Wholly Owned Subsidiary of Fairfax, the Company (acting at the direction of the Special Committee); provided, however, that Fairfax may amend this letter agreement to reflect any permitted assignment as expressly permitted in accordance with Section 6 for the sole purpose of allocating the Fairfax Commitment or the Damages Commitment among Fairfax and its permitted assignees. The failure of any party or third-party beneficiary to assert any of its rights under this letter agreement or otherwise shall not constitute a waiver of such rights.
16.
This letter agreement may be executed in one or more counterparts, each of which shall be deemed to be an original copy of this letter agreement and all of which, when taken together, will be deemed to constitute one and the same agreement. Delivery of an executed counterpart of a signature page to this letter agreement by a scanned page via email (including by any electronic signature complying with the U.S. ESIGN Act of 2000 (e.g., DocuSign)) shall be effective as delivery of a manually executed counterpart to this letter agreement.

17.
Fairfax hereby represents and warrants with respect to itself that (a) it is duly organized, validly existing and in good standing under the laws of its jurisdiction of organization, and it has all legal entity power and authority to execute, deliver, and perform the obligations under this letter agreement, (b) the execution, delivery, and performance of this letter agreement by Fairfax has been duly and validly authorized and approved by all necessary legal entity action by it, (c) this letter agreement has been duly and validly executed and delivered by it and constitutes a valid and legally binding obligation of it, enforceable against it in accordance with the terms of this letter agreement, subject to the Enforceability Exceptions, (d) the execution, delivery and performance of this letter agreement by Fairfax does not violate or result in a breach or default under (i) the organizational or governance documents of Fairfax, (ii) any Contract to which Fairfax is a party or otherwise binding on Fairfax or (iii) subject to obtaining any necessary regulatory approvals from any Governmental Authority contemplated by the Merger Agreement for the consummation of the funding of the Fairfax Commitment or the Damages Commitment pursuant to this letter agreement and the Closing, any applicable Law unless the failure to receive such regulatory approval would not, individually or in the aggregate, adversely affect the ability of Fairfax to consummate the funding of the Fairfax Commitment or the Damages Commitment or timely perform its obligations hereunder and (e) it has the financial capacity, and will maintain such financial capacity through the termination hereof, to pay and perform its obligations under this letter agreement, and all funds necessary for Fairfax to fulfill the Fairfax Commitment or the Damages Commitment shall be available to Fairfax for so long as this letter agreement shall remain in effect.

18.
Each party acknowledges and agrees that (a) this letter agreement is not intended to, and does not, create any agency, partnership, fiduciary or joint venture relationship between or among any of the parties hereto and neither this letter agreement nor any other document or agreement entered into by any party hereto relating to the subject matter hereof shall be construed to suggest otherwise and (b) the obligations of the Fairfax under this letter agreement are solely contractual and not fiduciary in nature.

19.
In the event that any provision of this letter agreement, or the application thereof, becomes or is declared by a court of competent jurisdiction to be illegal, void or unenforceable, the remainder of this letter agreement will continue in full force and effect and the application of such provision to other Persons or circumstances will be interpreted so as reasonably to effect the intent of the parties hereto shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated by this letter agreement are not affected in any manner materially adverse to any party. The parties hereto further agree to replace such void or unenforceable provision of this letter agreement with a valid and enforceable provision that will achieve, to the extent possible, the economic, business and other purposes of such void or unenforceable provision. Notwithstanding anything to the contrary set forth herein, under no circumstances will this letter agreement be enforceable without giving effect to the cap on the Fairfax Commitment and the Damages Commitment and the provisions of this letter agreement set forth in Sections 3, 5, 7 and 8.

[Remainder of page intentionally left blank]

Very truly yours,

FAIRFAX FINANCIAL HOLDINGS LIMITED

By:	/s/ Peter Clarke
Name:	Peter Clarke
Title:	Vice President and Chief Operating Officer

[Signature Page to Fairfax Equity Commitment Letter]

Accepted and acknowledged as of the date first written above:

KONA BIDCO, LLC

By: KONA MANAGEMENT HOLDCO, LLC
its managing member

By:	/s/ William J. McMorrow
Name:	William J. McMorrow
Title:	Chief Executive Officer

KONA MERGER SUBSIDIARY, INC.

By:	/s/ William J. McMorrow
Name:	William J. McMorrow
Title:	Chief Executive Officer

[Signature Page to Fairfax Equity Commitment Letter]

Annex F-1
Execution Version
CERTAIN INFORMATION HAS BEEN EXCLUDED FROM THIS ANNEX BECAUSE IT IS NOT MATERIAL AND IS THE TYPE THAT THE REGISTRANT TREATS AS PRIVATE OR CONFIDENTIAL. THE OMITTED PORTIONS OF THIS DOCUMENT ARE MARKED BY “[***]”.
JOINT BIDDING AGREEMENT
THIS JOINT BIDDING AGREEMENT (the “Agreement”) is entered into and effective as of November 4, 2025, by and among:
(1)	Each of the entities set forth on Schedule 1 (collectively, “FF”); and
(2)	Kona Management Holdco, LLC, a Delaware limited liability company (the “Management Holdco”, and the Management Holdco and FF collectively, the “Investors”).
RECITALS
(A)
The Investors wish to form a consortium (the “Consortium”) for the purposes of evaluating and potentially implementing a transaction which would result in an entity established by the Consortium (“Bidco”) acquiring Kennedy-Wilson Holdings, Inc. (the “Company” and, together with its subsidiaries, the “Target” and such transaction, the “Proposed Transaction”).

(B)
The Investors wish to agree upon certain terms and conditions that will govern the actions of the Investors and the treatment of certain fees, expenses and obligations incurred by the Investors in connection with their evaluation of one or more of their Affiliates participating in, negotiating and/or consummating the Proposed Transaction through Bidco or another Holding Vehicle. The Investors agree to work together on an exclusive basis (as set out in Section 4 of this Agreement) to pursue the Proposed Transaction under the terms of this Agreement.

NOW, THEREFORE, in consideration of the mutual covenants contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:
1.	DEFINITIONS AND OTHER INTERPRETATIONAL MATTERS
1.1	In this Agreement, the following terms shall have the following meanings:
“Affiliate” with respect to a person, means any other person, whether now in existence or hereafter created, directly or indirectly Controlling, Controlled by or under common Control with such person;
“Agreement” has the meaning given in the Preamble;
“Alternative Acquisition Agreement” has the meaning given in Section 10.3;
“Alternative Proposal” has the meaning given in Section 4.1(b);
“Bidco” has the meaning given in the Recitals;
“Bidco Units” means the ownership interests in Bidco;
“Business Day” means a day (other than a Saturday or Sunday) on which banks in New York, New York and Toronto, Ontario, Canada are open for ordinary banking business;
“Change of Recommendation” has the meaning given in Section 10.3;
“Closing” means the closing of the Proposed Transaction;
“Confidential Information” has the meaning given in Section 7.1;
“Company” has the meaning given in the Recitals;
“Company Board” has the meaning given in Section 10.3;
“Company Common Shares” means the common shares of the Company;
“Consortium” has the meaning given in the Recitals;
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“Consortium Advisors” has the meaning given in Section 3.1;
“Consortium Expenses” has the meaning given in Section 3.1;
“Control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a person, whether through the ownership of voting securities, by contract or otherwise, and “controlled” and “controls” shall have correlative meanings;
“Definitive Transaction Documents” has the meaning given in Section 9.4(c);
“FF” has the meaning given in the Preamble;
“Governance Documents” has the meaning given in Section 10.1;
“Holding Vehicles” means one or more newly incorporated special purpose vehicles or entities incorporated by the Consortium to effect the acquisition of the Target pursuant to the Proposed Transaction;
“HWIC” has the meaning given in Section 1.5;
“Investors” has the meaning given in the Preamble;
“Joint Bid” has the meaning given in Section 9.1;
“Management Holdco” has the meaning given in the Preamble;
“Management Principals” has the meaning given in Section 2.2;
“Merger Agreement” means a definitive written agreement entered into between Bidco (and/or an Affiliate thereof) and the Target in connection with the Proposed Transaction;
“Outside Date” has the meaning given in Section 12.1(b);
“Proposed Transaction” has the meaning given in the Recitals;
“Regulatory Laws” has the meaning given in Section 5;
“Representative” has the meaning given in Section 4.2;
“Revised Proposal” has the meaning given in Section 10.4;
“Rollover Agreements” has the meaning given in Section 2.1;
“Rollover Equity” has the meaning given in Section 2.1;
“Special Committee” has the meaning given in Section 10.3;
“Surviving Provisions” means Section 3 (Advisors); Section 7 (Confidentiality); Section 11 (Limitation of Liability); Section 12 (Termination); and Section 13 (Other Terms), and in each case Section 1 to the extent applicable to such other Sections;
“Target” has the meaning given in the Recitals;
“Termination Date” has the meaning given in Section 12.1;
“Transaction Structure” has the meaning given in Section 9.3;
“WM” means William McMorrow.
1.2
Wherever required by the context of this Agreement, the singular shall include the plural and vice versa, and the masculine gender shall include the feminine and neutral genders and vice versa, and references to any agreement, document or instrument shall be deemed to refer to such agreement, document or instrument as amended, supplemented or modified from time to time.

1.3	When used herein:
(a)	the word “or” is not exclusive unless the context clearly requires otherwise;
(b)	the words “including,” “includes,” “included” and “include” are deemed to be followed by the words “without limitation”;
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(c)	the terms “herein,” “hereof” and “hereunder” and other words of similar import refer to this Agreement as a whole and not to any particular section, paragraph or subdivision; and
(d)
all section, paragraph or clause references not attributed to a particular document shall be references to such parts of this Agreement, and all exhibit, annex and schedule references not attributed to a particular document shall be references to such exhibits, annexes and schedules to this Agreement.

1.4	This Agreement shall be construed without regard to any presumption or rule requiring construction or interpretation against the party drafting or causing any instrument to be drafted.
1.5
Any references to any consent required by FF, as an Investor or otherwise, in this Agreement shall require the consent only of Hamblin Watsa Investment Counsel Ltd. (“HWIC”), in its capacity as investment manager and/or authorized power of attorney in respect of the Company Common Shares (as defined below) held by the entities listed on Schedule 1 hereto.

2.	EQUITY AND ROLLOVER COMMITMENTS
2.1
Each of FF and Management Holdco hereby affirms and agrees that it (or, in the case of Management Holdco, it or an Affiliate of Management Holdco) shall enter into customary rollover agreements with Bidco and its Affiliates, each in form and substance reasonably satisfactory to both Management Holdco and HWIC (the “Rollover Agreements”) (and that each Investor shall be a third party beneficiary thereof to cause Bidco or an Affiliate thereof to enforce the provisions thereof) simultaneously with the execution and delivery of the Merger Agreement, pursuant to which each of FF and Management Holdco (or its applicable Affiliate) will agree that its Company Common Shares set forth on Schedule 2 (which, in the case of FF, shall not include the Company Common Shares issuable upon exercise of the warrants held by FF) (the “Rollover Equity”) shall not be exchanged in the Proposed Transaction for the consideration set forth in the Merger Agreement, but instead shall be contributed to, converted into or exchanged for Bidco Common Units as set forth in such Rollover Agreements. Each of the Investors hereby represents and warrants (in the case of FF, as indicated on Fairfax Financial Holdings Limited’s Schedule 13D on file with the Securities Exchange Commission, as amended through the date hereof and, in the case of Management Holdco, as indicated on WM’s Schedule 13D on file with the Securities Exchange Commission, as amended through the date hereof) to each other that (i) it (or, in the case of Management Holdco, its Affiliate) owns and holds good and valid title to all of the Rollover Equity set forth opposite its name on Schedule 2, free and clear of any liens or other restrictions on title that would prevent it from entering into this Agreement or its (or, in the case of Management Holdco, its Affiliate’s) Rollover Agreement and consummating the Proposed Transactions, (ii) it (or, in the case of Management Holdco, its Affiliate) has sole voting power, power of disposition, and power to issue instructions with respect to the Rollover Equity set forth opposite its name on Schedule 2 and power to agree to all of the matters applicable to such Investor set forth in this Agreement and its (or, in the case of Management Holdco, its Affiliate’s) Rollover Agreement, in each case, over all of the Rollover Equity set forth opposite its name on Schedule 2, and (iii) it owns no other securities (including debt securities) of the Target or any of its subsidiaries or securities that are convertible, exercisable or exchangeable for such securities other than the Rollover Equity (other than, in the case of FF, the Company’s Series B Preferred Shares and Series C Preferred Shares and the warrants attached to such instruments).

2.2
The Investors acknowledge that certain other current senior executive officers of the Company (together with WM, the “Management Principals”) intend to enter into Rollover Agreements (and that each Investor shall be a third party beneficiary thereof to cause Bidco or an Affiliate thereof to enforce the provisions thereof) simultaneously with the execution and delivery of the Merger Agreement, pursuant to which such Management Principals will agree that the Company Common Shares owned by him or her shall not be exchanged in the Proposed Transaction for the consideration set forth in the Merger Agreement, but instead shall be contributed to, converted into or exchanged for Bidco Units as set forth in such Rollover Agreements.

3.	ADVISORS
3.1
The Consortium may appoint legal advisors on behalf of the Consortium or Bidco (“Consortium Advisors”), if both Management Holdco and HWIC consent to such arrangement. FF will pay 100% of all of the costs, fees and out-of-pocket expenses of such Consortium Advisors and any legal advisors engaged to represent members of Management Holdco in connection with the Proposed Transaction pursuant to the relevant engagement or retainer agreements (“Consortium Expenses”).

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4.	EXCLUSIVITY
4.1
In consideration of the Investors committing time and expense to considering and evaluating the Proposed Transaction, each Investor undertakes that until the Termination Date (as defined in Section 12 (Termination)):

(a)	in connection with the Proposed Transaction, it will, and will direct that each of its Representatives will, work exclusively with the Consortium and the other Investors;
(b)
other than as part of the Holding Vehicles and as contemplated by this Agreement, it will not, and will direct that none of its Representatives will, directly or indirectly, initiate, enter into, encourage or continue discussions or negotiations in respect of any transaction, or provide any information to or enter into an agreement with any third party (other than actual and prospective equity or debt providers of the Investor in connection with their investment in the Proposed Transaction as part of the Consortium) who may be interested in making an offer, or entering into an agreement in respect of any transaction, for the acquisition of all or any of the shares or assets of the Target or any transaction designed to achieve a similar outcome (an “Alternative Proposal”);

(c)
other than as part of the Consortium and as contemplated by this Agreement, it will not, and will direct that none of its Representatives will, directly or indirectly, pursue the Proposed Transaction or any Alternative Proposal; and

(d)
it will not, and will direct that none of its Representatives will, directly or indirectly solicit, encourage or otherwise facilitate any enquiries or the making of any offer or proposal by a third party or any Investor with respect to an Alternative Proposal;

except as agreed in writing by Management Holdco and HWIC.
4.2
For the purposes of this Agreement, “Representative” means any Affiliate of an Investor (other than Target and its subsidiaries) and the respective directors, officers, employees, equityholders, counsel or advisors of an Investor or of any of its Affiliates, but excluding for purposes of this Section 4 any person that serves as a director of the Company solely to the extent acting in his or her capacity as such. The Investors agree and acknowledge that notwithstanding anything to the contrary provided in this Agreement, each Investor is signing this Agreement solely in its capacity as a holder of Company Common Shares. Nothing in this Agreement shall limit or affect any actions taken by any Investor or any Affiliates of such Investor in his or her capacity as a director or officer of the Company to the extent this Agreement could be construed to restrict the exercise by such person of his or her fiduciary duties in such capacity.

5.	REGULATORY LAWS
The Investors will work together in good faith to determine the filings that are required by applicable antitrust, competition, foreign investment, fair trade, “know your customer”, anti-money laundering or anti-bribery laws or regulations or other applicable laws or regulations relating to or in connection with the transactions contemplated hereby and in any Rollover Agreements, as well as the acquisition of the Company under the Merger Agreement (“Regulatory Laws”). Subject to appropriate confidentiality undertakings, each Investor undertakes to provide all information reasonably requested by any other Investor in relation to the Proposed Transaction and such Investor’s investment, including but not limited to in connection with any filings, notifications or other written materials provided under, or relating to, any Regulatory Laws. Notwithstanding the foregoing, in no event will any Investor or any of its Affiliates have any obligation to propose, negotiate, commit to or effect, by consent decree, hold separate orders, or otherwise, (1) the sale, transfer, divestiture, disposition, or license of any material assets, properties, products, product lines, services, businesses, or rights of such Investor or any of its Affiliates, or (2) implementing any changes (including through a licensing agreement), or any material restrictions on or other impairment of, such Investor’s or its Affiliates’ ability to use, own, operate or take any other actions with respect to any material assets of such Investor or any of its Affiliates or Bidco or the Target. Each Investor hereby represents, warrants and covenants to the other Investors that any information that has been or will be supplied on its behalf in connection with Regulatory Laws will be accurate and complete in all material respects (subject to redaction of confidential business information, personal information and privileged information) and will be provided promptly upon request.
6.	ACQUISITION OF TARGET SECURITIES
6.1	Unless approved in advance in writing by Management Holdco and HWIC or provided for pursuant to the Merger
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Agreement, each Investor agrees that neither it, nor any of its Affiliates and Representatives acting on its behalf, will, during the term of this Agreement, directly or indirectly:
(a)
make any proposal to the board of directors of Target or Target’s Representatives regarding, or make any public announcement, proposal or offer with respect to, or otherwise solicit, seek or offer to effect (including indirectly by means of communication with the press or media):

(i)	any business combination, amalgamation, merger, tender offer, exchange offer or similar transaction involving the Target;
(ii)	any restructuring, recapitalization, liquidation or similar transaction involving the Target; or
(iii)	any acquisition of:
(A)	loans, debt securities or equity securities of the Target;
(B)	rights or options to acquire interests in loans, debt securities or equity securities of the Target; or
(C)	a material portion of the assets of the Target;
(b)
knowingly instigate, initiate, encourage or assist any third party to do, or enter into any discussions or agreements (including any non-disclosure agreement) with any third party with respect to, any of the actions set forth in Section 6.1(a) above;

(c)	take any action which would reasonably be expected to require the Target to make a public announcement regarding any of the actions set forth in Section 6.1(a) above;
(d)
otherwise act, alone or in concert with others, to seek representation on the board of directors of the Target or otherwise seek to control or substantially influence the management, board of directors or policies of the Target;

(e)	publicly request or propose any waiver, amendment or termination of this Section 6.1; or
(f)	acquire, legally or beneficially, by purchase or otherwise (other than with respect to incentive equity that the Management Principals may be entitled to):
(i)	any loans, debt securities or equity securities of the Target;
(ii)	any rights or options to acquire interests in loans, debt securities or equity securities of the Target; or
(iii)	a material portion of the assets of the Target.
6.2
Nothing in this Agreement shall prevent any Investor and its Affiliates from holding the securities issued by the Target, or any debt or debt securities in the Target, that they hold as at the date of this Agreement, from having a related person on the board of directors of the Target that is serving on that board as of the date of this Agreement, or from that person serving on the board performing his duties as a member of the board.

6.3
Each Investor acknowledges that applicable securities laws prohibit any person who has material non-public information about a company from purchasing or selling securities of such company, and each Investor agrees to comply, and to cause its Representatives acting on its behalf to comply, with such prohibitions.

7.	CONFIDENTIALITY
7.1
Each Investor shall keep confidential and not disclose to any third party without the prior written consent of Management Holdco or HWIC, as the case may be, the existence and terms of this Agreement and any other transaction documentation, the proposed terms of the Proposed Transaction, its participation in the Proposed Transaction, the fact that discussions are taking or have taken place and any information disclosed by or on behalf of an Investor in respect of its, or any of its Affiliates’, business or operations (including, without limitation, business plans, financial models or otherwise) (and any document that contains, is based on or utilizes such information) (“Confidential Information”).

7.2	Notwithstanding the above, an Investor may disclose Confidential Information:
(a)
where required by any applicable laws, rules or regulations (including stock exchange regulations) or competent government or regulatory authorities, or requested by such government or regulatory authorities;

(b)	to its Affiliates;
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(c)	in a press release approved by each of Management Holdco and HWIC; and
(d)	to the employees, consultants, professional advisors, and lenders of it or any person in clauses (a) to (b), in each case, on a need-to-know basis for the purpose of the Proposed Transaction and provided that any such person: (i) is made aware that they are receiving Confidential Information and is subject to a duty of confidentiality with respect to such Confidential Information; or (ii) has otherwise undertaken to observe these confidentiality obligations.
7.3
Each Investor shall remain liable for any breaches by any person listed in Sections 7.2(b) and 7.2(d) above (as applicable) to whom it (or any such listed person) has disclosed Confidential Information.

7.4
To the extent reasonably practicable and permitted by applicable law, each Investor will notify the other Investors at least twenty four (24) hours before making any disclosure pursuant to Section 7.2(a) above (including, for the avoidance of doubt, any filings with the Securities and Exchange Commission) and shall consider in good faith any comments made by the other Investors to prevent or restrict disclosure, or on the content of the disclosure.

7.5
Except as required by applicable law or regulation (including stock exchange regulations), each Investor shall not make any public announcement or media release in respect of the Proposed Transaction without the prior written approval of Management Holdco and HWIC; except that, following such an announcement or release by the Company, each Investor may make an announcement or release that contains substantially similar information as that of the Company’s prior announcements or releases.

8.	SHARING OF INFORMATION
Each Investor agrees to promptly communicate to the other Investors any information it becomes aware of which is material or would reasonably be expected to be material in the context of the Proposed Transaction and the due diligence being conducted in connection therewith, provided that each Investor shall not be required to communicate such information where it is not permitted to disclose such information as a result of any fiduciary or similar duties or any confidentiality obligation owed to any third party that is not an Affiliate.
9.	BID CONDUCT
9.1
Pursuant to the terms of this Agreement, the Investors agree to work together, in good faith, to explore the possibility of submitting an offer to the Target for the Proposed Transaction (the “Joint Bid”).

9.2
The Investors will coordinate regarding the submission of all bid materials, the material components of the timetable and steps required to submit the Joint Bid and the negotiations with the Target and its advisors regarding the Definitive Transaction Documents.

9.3
Each Investor agrees to act reasonably with respect to determining and implementing the Proposed Transaction acquisition structure (the “Transaction Structure”) (including with respect to changes to such Transaction Structure) as may be required to satisfy any legal or regulatory requirements, or as may be necessary to achieve greater tax or other efficiencies for the other Investors. It is the intent of the Investors and a condition to the Proposed Transaction that the Proposed Transaction shall be structured so as to qualify as a tax-free, tax-deferred or non-recognition transaction for all applicable income tax purposes, with respect to the Rollover Equity. The Investors shall work together in good faith to unanimously agree upon terms of the Definitive Transaction Documents that maintain such tax-free, tax-deferred or non-recognition treatment for each Investor party to a Rollover Agreement, in each case as is unanimously agreed upon by the Investors. For the avoidance of doubt, (a) the Transaction Structure and terms of the Definitive Transaction Documents shall be finally determined by the unanimous written approval of Management Holdco and HWIC pursuant to Section 9.4, and (b) no Investor will have any obligation to approve any Transaction Structure or Definitive Transaction Document that would reasonably be likely to have any adverse tax consequences for itself or for any of its investors.

9.4	Notwithstanding anything to the contrary contained herein, the following decisions will require the unanimous written approval of both Management Holdco and HWIC:
(a)	admission of any other Investor to the Consortium and any related amendments to this Agreement to effectuate such admission;
(b)	the making of any proposals to the Target;
(c)	approval of any preliminary or final Joint Bid, Merger Agreement and ancillary documents (including
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any equity commitment letters or guaranties) to be provided to the Target and/or financing documentation to implement the Proposed Transaction (any of the foregoing, “Definitive Transaction Documents”);
(d)
the final bid price (or any change in the amount or form of consideration offered for the Proposed Transaction), and the Transaction Structure; provided that the Investors shall negotiate in good faith to agree upon a Transaction Structure that qualifies as a tax-free, tax-deferred or non-recognition transaction for all applicable income tax purposes for the Rollover Equity and is not reasonably likely to have any adverse tax consequence for any Investor prior to the earlier of entry into the Merger Agreement;

(e)	a decision to proceed, or not to proceed, with executing any Definitive Transaction Documents;
(f)	any amendment or waiver of a right or condition precedent under any Definitive Transaction Document;
(g)	incurrence of any costs, fees or expenses on behalf of the Consortium, other than any Consortium Expenses; and
(h)	the maximum price to be paid per Company Common Share pursuant to the Merger Agreement.
Each Investor shall use good faith efforts to respond to any request for approval under this Section 9.4 within 48 hours after receipt of such request from Bidco or another Investor.
9.5
In the event the Consortium or Bidco enters into any Definitive Transaction Document, each Investor shall, and shall cause each of its Affiliates to, use commercially reasonable efforts to take, or cause to be taken in a reasonably prompt manner, all actions and do, or cause to be done, all things reasonably necessary, proper or advisable in order to enable and permit the Consortium and Bidco to fulfill its obligations under such Definitive Transaction Document; provided that in no event shall any Investor or its Affiliates (excluding Bidco and its subsidiaries) be required to contribute or pay any amount to or on behalf of Bidco pursuant to this Section 9.5 other than (x) to the extent required by, and consistent with and subject to the terms of, any Governance Documents entered into by such Investor or such Affiliate and (y) out of pocket fees and expenses incurred by such Investor or its Affiliates in otherwise complying with Section 3.1 and this Section 9.5.

10.	BIDCO TERMS
10.1
From and after the date hereof, each Investor agrees to negotiate in good faith and enter into, prior to or concurrently with the Closing, one or more governance agreements consistent with the terms set forth in Exhibit A, in each case, with such additional or modified terms as the Investors unanimously agree (the “Governance Documents”). In the event that the Governance Documents are not executed and delivered by the Investors prior to or at the Closing, (i) each Investor agrees to continue to negotiate in good faith and enter into such agreements as soon as possible following the Closing, in each case, consistent with the terms set forth in Exhibit A, with such additional or modified terms as the Investors unanimously agree and (ii) until such time as the Governance Documents may be executed and delivered by the Investors and Bidco, each Investor and Bidco agrees that the terms and provisions set forth in Exhibit A shall be binding on, and shall govern with respect to the matters set forth therein and that each of such parties will comply with all of the terms set forth on Exhibit A.

10.2	Reserved.
10.3
In the event that following the execution and delivery of the Merger Agreement, the Target provides Bidco, the Investors or their Affiliates notice pursuant to the Merger Agreement that the Target intends to terminate the Merger Agreement or enter into an agreement with respect to an Alternative Proposal in accordance with the terms of the Merger Agreement (“Alternative Acquisition Agreement”) or that the Board of Directors of the Company (the “Company Board”) or a Special Committee thereof (the “Special Committee”) intends to change its recommendation to the shareholders of the Company to approve and adopt the Merger Agreement and the transactions contemplated thereby (a “Change of Recommendation”), then: (i) the Investors shall promptly and in good faith discuss whether to make adjustments in (A) the terms and conditions of the Merger Agreement and/or (B) the price to be paid per Company Common Share as would permit the Company and the Company Board or the Special Committee not to (x) effect a Change of Recommendation or (y) allow the Target to enter into any Alternative Acquisition Agreement with respect to such Alternative Proposal and (ii) to the extent that both Management Holdco and HWIC desire to, the Investors shall cause Bidco to promptly and in good faith discuss and negotiate with the Company and its Representatives to make such adjustments.

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10.4
In connection therewith, if, during or after such discussions and negotiations between and among the Investors and the Company, (A) both Management Holdco and HWIC desire to make such adjustments as described in Section 10.3(i) (a “Revised Proposal”) (subject, in the case of adjustments pursuant to Section 10.3(i)(A) (other than those that solely relate to the price to be paid per Company Common Share), which shall require the consent of both Management Holdco and HWIC pursuant to the provisions of Section 9.4, without reference to the exceptions in the lead in language to Section 9.4 (which exceptions shall only apply in respect of the actions set forth therein specifically related to an increase in the price to be paid per Company Common Share)), (B) the Investors have, or have arranged, the necessary incremental financing to do so (it being understood that no Investor shall be obligated to commit additional equity financing in connection therewith), and (C) the valuation of the Rollover Equity for purposes of the contribution of such Rollover Equity to Bidco for Bidco Units is equal to the purchase price to be paid per share of Company Common Stock in such Revised Proposal, then Bidco and the Investors shall submit the Revised Proposal to the Company on such terms and, to the extent such Revised Proposal is accepted by the Company, enter into all necessary agreements to effect such Revised Proposal and the transactions contemplated thereby.

10.5
The Investors shall not enter into any agreement that prevents them, prior to termination of the Merger Agreement, from (i) entering into or conducting discussions or negotiations with the other Investors, (ii) modifying or changing their agreements, arrangements or understandings with Bidco and/or the other Investors or (iii) participating in any proposal to modify the terms of the Merger Agreement or agreeing to any such modification.

10.6
Concurrently with the execution of a Merger Agreement, each Investor will enter into a customary voting and support agreement with Bidco which shall be in effect until the earlier of the termination of the Merger Agreement or Closing.

11.	LIMITATION OF LIABILITY
11.1	The rights, obligations and liabilities of each of the Investors under this Agreement are assumed severally and not jointly or jointly and severally by each of them.
11.2
The Investors acknowledge and agree that damages may not be an adequate remedy for any breach or threatened breach of this Agreement and any Investor who is not in breach shall be entitled without proof of special damage to seek injunctive relief and other equitable remedies (including specific performance) and the Investor in breach will not oppose in such circumstances the granting of injunctive or equitable remedy in favor of the non-breaching Investor(s).

11.3
Nothing in this Agreement shall constitute an obligation on any Investor to make an investment in any of the Holding Vehicles or to participate in the Proposed Transaction except as agreed herein and in the Rollover Agreements, subject to the terms and conditions herein and therein.

11.4
In no event shall any Investor, its Affiliates or Representatives be liable under this Agreement to the Consortium, any other Investor or any other third party for consequential, indirect, incidental, special, exemplary or punitive damages, or lost profits or diminution in value arising out of, relating to, or in connection with any breach of this Agreement, except to the extent such damages (except for any special, exemplary or punitive damages) were reasonably foreseeable as a result of such breach.

12.	TERMINATION
12.1	This Agreement shall apply until, and shall terminate automatically upon, the earliest to occur of the following events (the date of such termination being the “Termination Date”):
(a)
the Target stated in writing prior to entering into a Merger Agreement that it will not proceed with the Proposed Transaction and, in the unanimous opinion of the Investors, there being no reasonable prospect of the Proposed Transaction (or substantially similar transaction) being recommenced within three (3) months of such decision;

(b)
a Merger Agreement has not been fully executed and delivered by a Holding Vehicle and its applicable Affiliates, on the one hand, and the Target or an applicable Affiliate thereof, on the other hand, within three (3) months (or such other period as may be agreed in writing by Management Holdco and HWIC) from the date of this Agreement (the “Outside Date”);

(c)	the Merger Agreement is terminated in accordance with its terms;
(d)	the date upon which any Investor delivers written notice prior to entry into the Merger Agreement that it has
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determined, on the advice of its outside tax advisors, that it is not feasible to structure the Proposed Transaction so as to qualify for tax-free, tax-deferred and/or non-recognition treatment for all applicable income tax purposes with respect to the Rollover Equity or so as to otherwise avoid material adverse tax consequences to that Investor;
(e)	the occurrence of the Closing; or
(f)	both Management Holdco and HWIC unanimously agree in writing to terminate this Agreement.
12.2
If this Agreement is terminated in accordance with this Section 12, then the Surviving Provisions will survive such termination; provided, however, that if this Agreement is terminated pursuant to Section 12.1(e), the terms of Section 3, Section 7, Section 10.1, Section 11 and this Section 12.2 (and any related definitions) shall survive in accordance with the terms of such Sections until fully performed. The termination of this Agreement shall not prejudice any rights, liabilities or obligations that have accrued prior to such termination. Following termination of this Agreement, no Investor, the Consortium or Bidco shall incur any further Consortium Expenses that any other Investor would be required to contribute to or reimburse.

13.	OTHER TERMS
13.1
Capacity. Each Investor represents and warrants to each other Investor that it has full power and authority and has obtained all necessary consents to enter into and perform the obligations expressed to be assumed by it under this Agreement, that the obligations expressed to be assumed by it under this Agreement are legal, valid and binding and enforceable against it in accordance with their terms and that the execution, delivery and performance by it of this Agreement and the performance of each such obligation will not:

(a)	result in a breach of, or constitute a default under, any agreement or arrangement to which it is a party or by which it is bound or under its constitutive documents; or
(b)	result in a breach of any law or order, judgment or decree of any court, governmental agency or regulatory body to which it is party or by which it is bound.
13.2
Governing law. This Agreement and all claims hereunder shall be governed by, and construed and enforced in accordance with, the internal laws of the State of Delaware without giving effect to any laws, provisions or rules (whether of the State of Delaware or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of Delaware and without regard to any borrowing statute that would result in the application of the statutes of limitations or repose of any other jurisdiction. In furtherance of the foregoing, the laws of the State of Delaware will control even if under such jurisdiction’s choice of law or conflict of law analysis, the substantive or procedural law of some other jurisdiction would ordinarily or necessarily apply. EACH PARTY HERETO ACKNOWLEDGES THAT ANY ACTION OR LEGAL PROCEEDING, DIRECTLY OR INDIRECTLY, ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY CLAIM HEREUNDER IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES, AND THEREFORE EACH SUCH PARTY HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT SUCH PARTY MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY SUCH ACTION, LEGAL PROCEEDING OR CLAIM HEREUNDER. EACH PARTY CERTIFIES AND ACKNOWLEDGES THAT: (I) NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF SUCH ACTION OR PROCEEDING, SEEK TO ENFORCE THE FOREGOING WAIVER; (II) IT UNDERSTANDS AND HAS CONSIDERED THE IMPLICATIONS OF THIS WAIVER; (III) IT MAKES THIS WAIVER VOLUNTARILY; AND (IV) IT HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION.

13.3
Jurisdiction. Each of the parties hereto hereby irrevocably submits to the exclusive jurisdiction of the Court of Chancery of the State of Delaware sitting in Wilmington, Delaware (or if such court declines to exercise such jurisdiction in any appropriate state or federal court in the State of Delaware sitting in Wilmington, Delaware) over all claims hereunder and the parties hereto hereby irrevocably agree that all claims hereunder shall be heard and determined in such court. The parties hereby irrevocably waive, to the fullest extent permitted by applicable law, any objection that they may now or hereafter have to the laying of venue of any such dispute brought in such court or any defense of inconvenient forum for the maintenance of such dispute. The parties hereto agree that a final judgment with respect to any such claim hereunder shall be conclusive and may be enforced in other

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jurisdictions by suit on the judgment or in any other manner provided by applicable law. Each of the parties hereto hereby consents to process being served by any party to this Agreement in any legal proceeding by the delivery of a copy thereof (other than by e-mail) in accordance with the provisions of Section 13.13.
13.4	No Partnership. Nothing in this Agreement shall be construed as constituting a general partnership or authorizing any Investor to act as an agent of any other Investor with power to bind such party.
13.5
No Recourse. This Agreement may only be enforced against, and any claim based upon, arising out of, or related to this Agreement, or the negotiation, execution, or performance of this Agreement, may only be brought against the Investors, and then only with respect to the specific obligations set forth herein with respect to such Investor. No past, present, or future director, officer, employee, incorporator, manager, member, partner, shareholder, Affiliate, agent, attorney, or other Representative of any Investor or of any Affiliate of any Investor, or any of their successors or permitted assigns, shall have any liability (whether in contract, tort, equity or otherwise) for any obligations or liabilities of any party under this Agreement or for any claim or action based on, in respect of or by reason of the transactions contemplated hereby.

13.6
Rights and Remedies. No delay of or omission in the exercise of any right, power or remedy accruing to any Investor as a result of any breach or default by any other Investor under this Agreement shall impair any such right, power or remedy, nor shall it be construed as a waiver of or acquiescence in any such breach or default, or of any similar breach or default occurring later, nor shall any such delay, omission or waiver of any single breach or default be deemed a waiver of any other breach or default occurring before or after such waiver.

13.7	Third Party Rights. Nothing in this Agreement shall create or be deemed to create any third-party beneficiary rights in any person not a party to this Agreement.
13.8
Assignment. No rights or obligations under this Agreement may be assigned or transferred by an Investor without the prior unanimous written consent of the Investors; provided any of the rights or obligations of FF may be assigned to another Affiliate of Fairfax Financial Holdings Limited; provided that (i) such assignee agrees in writing to be bound by this Agreement as “FF” to the same extent applicable to the assignor and (ii) no such assignment shall release the assignor of its obligations hereunder.

13.9
Invalidity. If any provision of this Agreement is or becomes invalid, illegal or unenforceable in any respect under the law of any jurisdiction: (a) the validity, legality and enforceability under the law of that jurisdiction of any other provision; and (b) the validity, legality and enforceability under the law of any other jurisdiction of that or any other provision, in each case shall not be affected or impaired in any way.

13.10
Waiver. A waiver of any term, provision or condition of, or consent granted under, this Agreement shall be effective only if given in writing and signed by the waiving or consenting Investor and then only in the instance and for the purpose for which it is given.

13.11	Amendment. This Agreement may be amended only by a document signed by each of the Investors.
13.12	Counterparts. This Agreement may be signed in counterparts, each of which shall constitute one and the same document.
13.13
Notices. All notices, requests, instruction, demands and other communications under this Agreement shall be in writing and shall be deemed given (i) when delivered personally by hand (with written confirmation of receipt), (ii) on the date sent by e-mail if sent during normal business hours of the recipient, and on the next Business Day if sent after normal business hours of the recipient or (iii) when received by the addressee if sent by nationally recognized overnight delivery service (with written confirmation of receipt), in each case, at the following addresses (or to such other address as a party may have specified by notice given to the other party pursuant to this provision):

(a)	If to FF, to:

Hamblin Watsa Investment Counsel Ltd.
95 Wellington Street West, Suite 802
Toronto, Ontario, Canada M5J 2N7
	Attention:	General Counsel
	Email:	[***]

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(b)	If to Management Holdco, to:

151 S. El Camino Drive
Beverly Hills, CA 90212

	Attention:	In Ku Lee
	Email:	[***]

or to such other address or addresses as the Investors may from time to time designate in writing.
13.14
Entire Agreement. This Agreement (together with the Governance Documents) contains the entire agreement among the Investors with respect to the transactions contemplated hereby and supersedes all prior and contemporaneous agreements, discussions, negotiations, correspondence, communication, understandings, promises and representations, whether written or oral, among the Investors with respect to the subject matter hereof. Furthermore, the Investors each hereby acknowledge that this Agreement embodies the justifiable expectations of sophisticated parties derived from arm’s-length negotiations and the Investors specifically acknowledge that no party has any special relationship with another party that would justify any expectation beyond that of ordinary parties in an arm’s-length transaction.

F-1-11

IN WITNESS WHEREOF, the parties have duly executed this Agreement as of the date first above written.

KONA MANAGEMENT HOLDCO

By:	/s/ William McMorrow
Name:	William McMorrow
Title:	Chief Executive Officer

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IN WITNESS WHEREOF, the parties have duly executed this Agreement as of the date first above written.

HAMBLIN WATSA INVESTMENT COUNSEL LTD., in its capacity as investment manager and/or pursuant to a power of attorney on behalf of all entities set out on Schedule 1 hereto

By:	/s/ Peter Clarke
Name:	Peter Clarke
Title:	Chief Risk Officer

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Schedule 1

[Intentionally Omitted]
F-1-14

Schedule 2

[Intentionally Omitted]
F-1-15

Exhibit A

See attached.
F-1-16

Annex F-2
February 16, 2026

Hamblin Watsa Investment Counsel Ltd.
95 Wellington Street West, Suite 802
Toronto, Ontario, Canada M5J 2N7

Kona Management Holdco, LLC
151 S. El Camino Drive
Beverly Hills, CA 90212
Re: Letter Agreement re: Joint Bidding Agreement, dated November 4, 2025
Ladies and Gentlemen:
Reference is made to (1) that certain Joint Bidding Agreement, dated as of November 4, 2025 (the “JBA”), by and among (i) each of the entities set forth on Schedule 1 attached to the JBA (collectively, “FF”), and (ii) Kona Management Holdco, LLC, a Delaware limited liability company (“Management Holdco” and, collectively with FF, the “Investors”); and (2) that certain Agreement and Plan of Merger, dated as of the date hereof, by and among Kona Bidco, LLC, a Delaware limited liability company, Kona Merger Subsidiary, Inc., a Delaware corporation, and Kennedy-Wilson Holdings, Inc., a Delaware corporation. Capitalized terms used but not defined herein have the meanings ascribed to them in the JBA.
Each Investor is entering into this letter agreement (this “Agreement”) to amend certain provisions of the JBA on the date first set forth above and hereby agrees as follows:
1.	Schedule 2 to the JBA is hereby deleted in its entirety and replaced with Schedule 2 attached hereto.
2.	Section 2.1 of the JBA is hereby deleted in its entirety and replaced with the following:
“Each of FF and Management Holdco hereby affirms and agrees that it (or, in the case of Management Holdco, it or an Affiliate of Management Holdco) shall enter into customary rollover agreements with Bidco and its Affiliates, each in form and substance reasonably satisfactory to both Management Holdco and HWIC (the “Rollover Agreements”) (and that each Investor shall be a third party beneficiary thereof to cause Bidco or an Affiliate thereof to enforce the provisions thereof) simultaneously with the execution and delivery of the Merger Agreement, pursuant to which each of FF and Management Holdco (or its applicable Affiliate) will agree that its Company Common Shares set forth on Schedule 2 (which, in the case of FF, shall not include the Company Common Shares issuable upon exercise of the warrants held by FF) (the “Rollover Equity”) shall not be exchanged in the Proposed Transaction for the consideration set forth in the Merger Agreement, but instead shall be contributed to, converted into or exchanged for Bidco Common Units as set forth in such Rollover Agreements. Each of the Investors hereby represents and warrants (in the case of FF, as indicated on Fairfax Financial Holdings Limited’s Schedule 13D on file with the Securities Exchange Commission, as amended through the date hereof and, in the case of Management Holdco, as indicated on WM’s Schedule 13D on file with the Securities Exchange Commission, as amended through the date hereof) to each other that (i) it (or, in the case of Management Holdco, its Affiliate) owns and holds good and valid title to, and/or is the beneficial owner to, all of the Rollover Equity set forth opposite its name on Schedule 2, free and clear of any liens or other restrictions on title that would prevent it from entering into this Agreement or its (or, in the case of Management Holdco, its Affiliate’s) Rollover Agreement and consummating the Proposed Transactions, (ii) it (or, in the case of Management Holdco, its Affiliate) has or can cause to be exercised sole voting power, power of disposition, and power to issue instructions with respect to the Rollover Equity set forth opposite its name on Schedule 2 and power to agree to all of the matters applicable to such Investor set forth in this Agreement and its (or, in the case of Management Holdco, its Affiliate’s) Rollover Agreement, in each case, over all of the Rollover Equity set forth opposite its name on Schedule 2, and (iii) it owns no other securities (including debt securities) of the Target or any of its subsidiaries or securities that are convertible, exercisable or exchangeable for such securities other than the Rollover Equity (other than, (x) in the case of FF, the Company’s Series B Preferred Shares and Series C Preferred Shares and the warrants attached to such instruments and (y) in the case of WM, additional Company Common Shares as indicated on WM’s Schedule 13D on file with the Securities Exchange Commission, as amended through the date hereof).”
F-2-1

3.
This Agreement and all claims hereunder shall be governed by, and construed and enforced in accordance with, the internal laws of the State of Delaware without giving effect to any laws, provisions or rules (whether of the State of Delaware or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of Delaware and without regard to any borrowing statute that would result in the application of the statutes of limitations or repose of any other jurisdiction. Section 13 of the JBA is hereby incorporated by reference in its entirety, mutatis mutandis, as if set forth herein.

4.	Except as expressly set forth in this Agreement, the JBA remains unmodified and in full force and effect.
[Remainder of page intentionally left blank]
F-2-2

IN WITNESS WHEREOF, each Investor has caused this Agreement to be duly executed as of the date first above written.

HAMBLIN WATSA INVESTMENT COUNSEL LTD., in its capacity as investment manager and/or pursuant to a power of attorney on behalf of all entities set on Schedule I of the JBA

By:	/s/Peter Clarke
	Name:	Peter Clarke
	Title:	Chief Risk Officer

KONA MANAGEMENT HOLDCO, LLC

By:	/s/ William J. McMorrow
	Name:	William J. McMorrow
	Title:	Chief Executive Officer

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[Intentionally Omitted]
F-2-4

SCAN TO
VIEW MATERIALS & VOTE

VOTE BY INTERNET
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Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

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You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

V88940-TBD

KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

KENNEDY-WILSON HOLDINGS, INC.

The Board of Directors recommends you vote FOR the following proposals:

NOTE: In their discretion, the proxies are authorized to vote upon such other matters as may properly come before the meeting and any adjournment or postponement thereof.

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX] Date

Signature (Joint Owners) Date

Important Notice Regarding the Availability of Proxy Materials for the Meeting:
The Notice and Proxy Statement is available at www.proxyvote.com.

We will be conducting our Special Meeting of Stockholders virtually at www.virtualshareholdermeeting.com/KW2026SM.

V88941-TBD

KENNEDY-WILSON HOLDINGS, INC.
Special Meeting of Stockholders
June 10, 2026 at 1:00 p.m. Pacific Time

The stockholder(s) hereby appoint(s) Justin Enbody and Bailey Wilson Benzie, or either of them, as proxies, each with the power to appoint his or her substitute, and hereby authorize(s) them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of common stock and preferred stock of KENNEDY-WILSON HOLDINGS, INC. that the stockholder(s) is/are entitled to vote at the Special Meeting of Stockholders to be held at 1:00 p.m. Pacific Time, on June 10, 2026, virtually via live webcast at www.virtualshareholdermeeting.com/KW2026SM, and any adjournment or postponement thereof.

This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the Board of Directors' recommendations for each of the proposals included herein. If any other matters properly come before the meeting, and any adjournment or postponement thereof, the persons named in the proxy will vote in their discretion on such matters.

PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY CARD PROMPTLY USING THE ENCLOSED REPLY ENVELOPE.

Continued, and must be signed and dated on the other side